Filed Pursuant to Rule 424B5
Registration Statement No.: 333-125499

Prospectus Supplement
(to Prospectus dated October 9, 2006)

$3,307,973,000 (Approximate)
CD 2006-CD3

Commercial Mortgage Pass-Through Certificates
German American Capital Corporation
Citigroup Global Markets Realty Corp.
Capmark Finance Inc.

Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc.

Mortgage Loan Seller

Deutsche Mortgage & Asset Receiving Corporation

Depositor

CD 2006-CD3 Mortgage Trust

Issuing Entity

The CD 2006-CD3 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in, and represent obligations of, the issuing entity only. The trust’s assets will primarily be 192 fixed-rate mortgage loans secured by first liens on 329 commercial and multifamily properties. The CD 2006-CD3 Commercial Mortgage Pass-Through Certificates are not obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of certificates will receive distributions of interest, principal or both, four business days following the determination date in each month, commencing November 17, 2006. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Certificates—Distributions—Subordination; Allocation of Collateral Support Deficit.’’

Certain characteristics of the certificates offered in this prospectus supplement include:

	Initial Certificate or Notional Balance(2)	Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(3)	Rated Final Distribution Date(3)	S&P/Moody’s Anticipated Ratings(1)
Class A-1(5)	$23,000,000	5.454%(7)	September 15, 2011	October 2048	AAA/Aaa
Class A-1D(5)	$55,000,000	4.181%(7)	September 15, 2011	October 2048	AAA/Aaa
Class A-2(5)	$338,700,000	5.560%(7)	February 15, 2012	October 2048	AAA/Aaa
Class A-3(5)	$97,400,000	5.607%(7)	October 15, 2013	October 2048	AAA/Aaa
Class A-AB(5)	$89,260,000	5.608%(7)	April 15, 2015	October 2048	AAA/Aaa
Class A-4(5)	$127,000,000	5.658%(7)	December 15, 2015	October 2048	AAA/Aaa
Class A-5(5)	$1,412,355,000	5.617%(7)	September 15, 2016	October 2048	AAA/Aaa
Class A-1S(5)	$154,970,000	5.614%(7)	September 15, 2016	October 2048	AAA/Aaa
Class A-M(5)	$328,240,000	5.648%(7)	October 15, 2016	October 2048	AAA/Aaa
Class A-J(5)	$270,800,000	5.688%(7)	October 15, 2016	October 2048	AAA/Aaa
Class A-1A(5)	$255,000,000	5.624%(7)	November 15, 2016	October 2048	AAA/Aaa
Class XP	$3,504,824,000	0.646%(8)	N/A	N/A	AAA/Aaa
Class B	$22,321,000	5.728%(7)	November 15, 2016	October 2048	AA+/Aa1
Class C	$53,571,000	5.748%(7)	November 15, 2016	October 2048	AA/Aa2
Class D	$31,249,000	5.787%(7)	November 15, 2016	October 2048	AA−/Aa3
Class E	$22,321,000	5.817%(7)	November 15, 2016	October 2048	A+/A1
Class F	$26,786,000	5.892%(7)	May 15, 2021	October 2048	A/A2

(Footnotes to table to begin on page S-2)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete.

Any representation to the contrary is a criminal offense. Investing in the certificates offered in this prospectus supplement involves risks. See ‘‘Risk Factors’’ beginning on page S-38 of this prospectus supplement and page 12 of the prospectus.

Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are acting as joint bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 51.43% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 48.57% of each class of offered certificates. Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as co-lead managers. Capmark Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC are acting as co-managers of the offering. The underwriters will offer the certificates offered in this prospectus supplement to the public in negotiated transactions at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Capmark Securities Inc., Barclays Capital Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC are required to purchase the certificates offered in this prospectus supplement (in the amounts set forth herein) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this prospectus supplement approximately 103.11% of the initial aggregate certificate balance of the certificates offered in this prospectus supplement, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in this prospectus supplement to purchasers on or about October 30, 2006.

Deutsche Bank Securities	Citigroup

Co-Lead and Joint Bookrunning Manager	Co-Lead and Joint Bookrunning Manager

Barclays Capital

Co-Lead Manager

Banc of America Securities LLC	Capmark Securities	Wachovia Securities
Co-Manager	Co-Manager	Co-Manager

October 23, 2006

CD 2006-CD3

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Idaho
8 properties
$16,948,021
0.47% of total
Utah
12 properties
$42,878,202
1.20% of total
Montana
5 properties
$14,399,205
0.40% of total
Nebraska
9 properties
$25,078,617
0.70% of total
South Dakota
6 properties
$19,330,561
0.54% of total
Iowa
10 properties
$38,101,337
1.07% of total
Minnesota
13 properties
$33,145,409
0.93% of total
Illinois
10 properties
$57,660,133
1.61% of total
Indiana
3 properties
$22,368,854
0.63% of total
New York
13 properties
$267,025,187
7.48% of total
New Hampshire
2 properties
$11,590,000
0.32% of total
Massachusetts
9 properties
$317,150,000
8.88% of total
Washington
15 properties
$85,539,489
2.40% of total
Wisconsin
41 properties
$99,593,588
2.79% of total
Michigan
13 properties
$80,868,087
2.26% of total
Pennsylvania
22 properties
$282,861,367
7.92% of total
Connecticut
4 properties
$25,262,042
0.71% of total
Oregon
1 property
$9,000,000
0.25% of total
Ohio
4 properties
$39,321,169
1.10% of total
Rhode Island
2 properties
$20,851,410
0.58% of total
Nevada
2 properties
$10,494,241
0.29% of total
New Jersey
4 properties
$160,965,843
4.51% of total
Northern California
6 properties
$80,466,462
2.25% of total
Delaware
1 property
$15,500,000
0.43% of total
District of Columbia
2 properties
$84,000,000
2.35% of total
Maryland
3 properties
$90,783,344
2.54% of total
California
28 properties
$368,697,010
10.32% of total
Virginia
16 properties
$203,072,913
5.69% of total
Southern California
22 properties
$288,230,549
8.07% of total
North Carolina
7 properties
$272,267,172
7.62% of total
Arizona
10 properties
$69,679,301
1.95% of total
Colorado
2 properties
$65,500,000
1.83% of total
Hawaii
4 properties
$300,000,000
8.40% of total
Georgia
7 properties
$79,163,200
2.22% of total
South Carolina
3 properties
$32,184,467
0.90% of total
Oklahoma
1 property
$2,440,829
0.07% of total
Florida
8 properties
$83,502,456
2.34% of total
Texas
15 properties
$117,769,579
3.30% of total
Louisiana
2 properties
$29,382,000
0.82% of total
Alabama
5 properties
$41,806,009
1.17% of total
Tennessee
7 properties
$35,199,832
0.99% of total
Mortgaged Properties by Property Type
Manufactured Housing 0.67%
Parking 0.66%
Industrial 3.13%
Land 0.26%
Other 0.24%
Mixed Use 5.23%
Special Purpose 0.21%
Multifamily 11.29%
Retail 32.39%
Hotel 15.32%
Office 30.61%
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Ala Moana Portfolio

ShopKo Portfolio

ShopKo

High Point Furniture Mart

MARKET
SQUARE

InterContinental Boston Hotel

Fair Lakes Office Portfolio

Two Gateway

1111 Marcus Avenue

North Shore LIJ

White Plains Plaza

The Hay-Adams

660 South Figueroa Tower

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We have filed with the Securities and Exchange Commission a registration statement (SEC File No. 333-125499) under the Securities Act of 1933, as amended, with respect to the certificates offered in this prospectus supplement. However, this prospectus supplement does not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC’s internet website (http://www.sec.gov). This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ beginning on page S-267 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ beginning on page 127 in the prospectus.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Deutsche Mortgage & Asset Receiving Corporation.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 (‘‘FSMA’’) of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as ‘‘FPO Persons’’); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as ‘‘PCIS Persons’’ and, together with the FPO Persons, the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered in this prospectus supplement and the underlying mortgage loans. This executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class T, Class R and Class LR Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Anticipated Ratings S&P/ Moody’s(1)	Initial Certificate Balance or Notional Balance(2)	Approximate Percent of Total Certificates	Approximate Credit Support		Description of Pass-Through Rate	Assumed Final Distribution Date(3)	Approximate Initial Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Principal Window(4)
Certificates Offered
A-1(5)	AAA/Aaa	$23,000,000	.64%	30.00	%(6)	Fixed(7)	09/15/11	5.454%	2.94	11/06-9/11
A-1D(5)	AAA/Aaa	$55,000,000	1.54%	30.00	%(6)	Fixed(7)	09/15/11	4.181%	2.94	11/06/-9/11
A-2(5)	AAA/Aaa	$338,700,000	9.48%	30.00	%(6)	Fixed(7)	02/15/12	5.560%	4.91	9/11-2/12
A-3(5)	AAA/Aaa	$97,400,000	2.73%	30.00	%(6)	Fixed(7)	10/15/13	5.607%	6.78	3/13-10/13
A-AB(5)	AAA/Aaa	$89,260,000	2.50%	30.00	%(6)	Fixed(7)	04/15/15	5.608%	6.95	2/12-4/15
A-4(5)	AAA/Aaa	$127,000,000	3.56%	30.00	%(6)	Fixed(7)	12/15/15	5.658%	8.65	4/15-12/15
A-5(5)	AAA/Aaa	$1,412,355,000	39.55%	30.00	%(6)	Fixed(7)	09/15/16	5.617%	9.71	12/15-9/16
A-1S(5)	AAA/Aaa	$154,970,000	4.34%	30.00	%(6)	Fixed(7)	09/15/16	5.614%	9.21	11/06-9/16
A-M(5)	AAA/Aaa	$328,240,000	9.19%	20.00%		Fixed(7)	10/15/16	5.648%	9.88	9/16-10/16
A-J(5)	AAA/Aaa	$270,800,000	7.58%	11.75%		Fixed(7)	10/15/16	5.688%	9.96	10/16-10/16
A-1A(5)	AAA/Aaa	$255,000,000	7.14%	11.75%		Fixed(7)	11/15/16	5.624%	9.24	11/06-11/16
XP(8)	AAA/Aaa	$3,504,824,000	N/A	N/A		Variable(8)	N/A	0.646%	N/A	N/A
B	AA+/Aa1	$22,321,000	0.62%	11.125%		Fixed(7)	11/15/16	5.728%	10.04	11/16-11/16
C	AA/Aa2	$53,571,000	1.50%	9.625%		Fixed(7)	11/15/16	5.748%	10.04	11/16-11/16
D	AA−/Aa3	$31,249,000	0.87%	8.750%		Fixed(7)	11/15/16	5.787%	10.04	11/16-11/16
E	A+/A1	$22,321,000	0.62%	8.125%		Fixed(7)	11/15/16	5.817%	10.04	11/16-11/16
F	A/A2	$26,786,000	0.75%	7.375%		Fixed(7)	05/15/21	5.892%	12.97	11/16-5/21
Private Certificates(9)
XS(8)	AAA/Aaa	$3,571,360,872	N/A	N/A		Variable(8)	N/A	0.048%	N/A	N/A
G	A−/A3	$44,642,000	1.25%	6.125%		Fixed(7)	05/15/21	5.990%	14.54	5/21-5/21
H	BBB+/Baa1	$40,177,000	1.12%	5.000%		WAC-.1781%(10)	09/15/21	6.126%	14.79	5/21-9/21
J	BBB/Baa2	$40,178,000	1.13%	3.875%		WAC-.0801%(10)	09/15/21	6.224%	14.88	9/21-9/21
K	BBB−/Baa3	$40,178,000	1.13%	2.750%		WAC (10)	09/15/21	6.305%	14.88	9/21-9/21
L	BB+/Ba1	$13,393,000	0.38%	2.375%		WAC Cap(12)	09/15/21	5.330%	14.88	9/21-9/21
M	BB/Ba2	$8,928,000	0.25%	2.125%		WAC Cap(12)	09/15/21	5.330%	14.88	9/21-9/21
N	BB−/Ba3	$13,393,000	0.38%	1.750%		WAC Cap(12)	09/15/21	5.330%	14.88	9/21-9/21
O	B+/B1	$4,464,000	0.12%	1.625%		WAC Cap(12)	09/15/21	5.330%	14.88	9/21-9/21
P	B/B2	$13,392,000	0.37%	1.250%		WAC Cap(12)	09/15/21	5.330%	14.88	9/21-9/21
Q	B−/B3	$4,465,000	0.13%	1.125%		WAC Cap(12)	09/15/21	5.330%	14.88	9/21-9/21
S	NR/NR	$40,177,872	1.13%	0.000%		WAC Cap(12)	02/15/33	5.330%	17.54	9/21-2/33

(1)	It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.

(2)	Approximate; subject to a variance of plus or minus 5%.

(3)	The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered in this prospectus supplement is the distribution date in October 2048. See ‘‘Yield and Maturity Considerations’’ and ‘‘Ratings’’ in this prospectus supplement.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with anticipated repayment dates are paid off on their respective anticipated repayment dates.

(5)	For purposes of making distributions to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 161 mortgage loans, representing approximately 88.52% of the outstanding pool balance. Loan Group 2 will consist of 31 mortgage loans, representing approximately 11.48% of the outstanding pool balance. Loan Group 2 will include approximately 96.58% of all the mortgage loans secured by multifamily properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A and Class X Certificates, interest distributions on the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M and Class A-J Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1S and Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, (i) the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M and Class A-J Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 (except that the Class A-M and Class A-J Certificates, in that order, will only receive distributions from loan group 1 after the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates are reduced to zero), and after the certificate principal balance of the Class A-1S and Class A-1A Certificates has been reduced to zero, Loan Group 2, and (ii) the Class A-1S and Class A-1A Certificates will be entitled to receive distributions of principal, pro rata, collected or advanced in respect of mortgage loans in Loan Group 2 and after the certificate balance of the Class A-5 certificates has been reduced to zero, the Class A-1S, Class A-M, Class A-J and Class A-1A, in that order, will be entitled to receive distributions of principal from Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A-J and Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S and Class A-1A Certificates, pro rata.

(6)	Represents the approximate credit support for the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates in the aggregate.

(7)	The pass-through rates applicable to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E, Class F and Class G are fixed rates.

(8)	The Class XS and Class XP Certificates will not have certificate balances. The Class XS Certificates are not offered hereby. The Class XS and Class XP Certificates are collectively referred to herein as the Class X Certificates. The Class X Certificates are not entitled to distributions of principal. The Class X Certificates will accrue interest on their related notional amount and at the pass-through rate as described in this prospectus supplement under ‘‘Description of the Offered Certificates—General’’ and ‘‘Distributions.’’ The Class XS and Class XP Certificates were structured assuming that the subordinate companion loans (except with respect to the subordinate companion loan related to the mortgage loan known as Two Gateway) absorb any loss prior to the related mortgage loan.

(9)	Not offered hereby.

(10)	The pass-through rates on the Class Class H and Class J Certificates will, at all times, be equal to the weighted average net mortgage pass-through rate less a fixed percentage set forth in the table above.

(11)	The pass-through rate on the Class K Certificates will at all time equal the weighted average net mortgage pass-through rate.

(12)	The pass-through rates on the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will, at all times, be equal to the lesser of (i) the weighted average net mortgage pass-through rate and (ii) the related fixed rate set forth in the table above.

The Class T, Class R and Class LR Certificates are not represented in this table.

The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$3,571,360,873
Number of Mortgage Loans	192
Number of Mortgaged Properties	329
Average Mortgage Loan Balance	$18,600,838
Weighted Average Mortgage Rate	6.147%
Weighted Average Remaining Term to Maturity (in months)(2)	117
Weighted Average Debt Service Coverage Ratio(3)	1.40x
Weighted Average Loan-to-Value Ratio(3)	70.07%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 1.39% of the outstanding pool balance as of the cut-off date.

(3)	For a description of the calculation of loan-to-value ratio and debt service coverage ratio with respect to certain mortgage loans, see ‘‘Summary of Prospectus Supplement—The Mortgage Pool’’ and ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in this prospectus supplement.

SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement.

Title of Certificates	CD 2006-CD3 Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity	The issuing entity is CD 2006-CD3 Mortgage Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicer and the special servicer. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware Corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See ‘‘Transaction Parties—The Depositor’’ in this prospectus supplement and in the prospectus.

Sponsors	German American Capital Corporation, Citigroup Global Markets Realty Corp. and Capmark Finance Inc. each have acted as the sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the trust fund and the trust fund will issue the certificates. See ‘‘Transaction Parties—The Sponsors’’ in this prospectus supplement and ‘‘The Sponsor’’ in the prospectus.

Mortgage Loan Sellers	German American Capital Corporation, a sponsor and an affiliate of (a) Deutsche Bank Securities Inc., an underwriter, and (b) Deutsche Mortgage & Asset Receiving Corporation, the depositor. Citigroup Global Markets Realty Corp., a sponsor and an affiliate of Citigroup Global Markets Inc., an underwriter. Capmark Finance Inc., a sponsor and an affiliate of Capmark Securities Inc., an underwriter. Barclays Capital Real Estate Inc. See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ in this prospectus supplement.

The mortgage loans were originated or purchased by the mortgage loan sellers (or an affiliate of such mortgage loan sellers) as follows:

Mortgage Loan Seller	Number of Mortgage Loans		% of Initial Outstanding Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance	Cut-off Date Principal Balance
German American Capital Corporation	49		36.70%	36.76%	36.28%	$1,310,759,610
Citigroup Global Markets Realty Corp.	58	(1)	29.02%	30.40%	24.77%	$1,036,523,305
Capmark Finance Inc	85		29.45%	28.22%	38.95%	$1,051,806,240
Barclays Capital Real Estate Inc.	1(1)		4.82 (1)	5.45 (1)	0.00 (1)	$172,271,717	(1)
Total	192		100.00%	100.00%	100.00%	$3,571,360,873

(1)	Citigroup Global Markets Realty Corp. and Barclays Capital Real Estate Inc. co-originated the ShopKo Portfolio loan in the proportion of 33.33% and 66.67%, respectively. Citigroup Global Markets Realty Corp. is contributing one pari passu note and Barclays Capital Real Estate Inc. is contributing two pari passu notes, all of which constitute the ShopKo Portfolio loan included in the trust.

Originators	Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller (except that the Fair Lakes Office Portfolio loan that was co-originated by German American Capital Corporation, a mortgage loan seller and Goldman Sachs Commercial Mortgage Capital, L.P., the Ala Moana Portfolio loan was originated by LaSalle Bank National Association and purchased by Citigroup Global Markets Realty Corp. and the ShopKo Portfolio loan was co-originated by Citigroup Global Markets Realty Corp. and Barclays Capital Real Estate Inc.). No party other than German American Capital Corporation, Citigroup Global Markets Realty Corp. or Capmark Finance Inc. or their respective affiliates, originated more than 10% of the mortgage loans in the trust fund. See ‘‘Transaction Parties —The Sponsors’’ in this prospectus supplement.

Master Servicers	Capmark Finance Inc., a California corporation, will act as master servicer with respect to all of the mortgage loans (other than the Ala Moana Portfolio loan and the Fair Lakes Office Portfolio Loan), subject to the discussion under ‘‘—Relevant Parties and Dates—ShopKo Portfolio Loan Primary Servicer, Special Servicer and Trustee’’ below. Wachovia Bank, National Association, a national banking association, will act as master servicer with respect to the Ala Moana Portfolio loan and the Fair Lakes Office Portfolio loan. References herein to the master servicer will mean Capmark Finance Inc. with respect to all mortgage loans other than the Ala Moana Portfolio loan and the Fair Lakes Office Portfolio loan and Wachovia Bank, National Association with respect to the Ala Moana Portfolio loan and the Fair Lakes Office Portfolio loan. See ‘‘Transaction Parties—The Master Servicer’’ in this prospectus supplement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, the applicable mortgage loans: (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicer will be the primary party responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans that it is servicing, subject in each case to a nonrecoverability determination. The fee of the master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan serviced by that master servicer (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement multiplied by the stated principal balance of the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See ‘‘Transaction Parties—The Master Servicer’’ and ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement.

Capmark Finance Inc. is also one of the sponsors and is an affiliate of Capmark Securities Inc., an underwriter.

Capmark Finance Inc.’s principal servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044, and its telephone number is (215) 328-1258.

Wachovia Bank, National Association is an affiliate of Wachovia Capital Markets, LLC, an underwriter, Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive UR84, Charlotte, North Carolina 28262-1075.

Special Servicer	J.E. Robert Company, Inc., a Virginia corporation, will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the pooling and servicing agreement; provided, however, that with respect to the ShopKo Portfolio loan,

J.E. Robert Company, Inc. will be responsible for servicing such mortgage loan if it becomes a specially serviced mortgage loan under a different pooling and servicing agreement, as discussed below under ‘‘—Relevant Parties and Dates—ShopKo Portfolio Primary Servicer, Special Servicer and Trustee.’’ See ‘‘Transaction Parties—The Special Servicer’’ and ‘‘The Pooling and Servicing Agreement—Special Servicing’’ in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. J.E. Robert Company, Inc.’s address is 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is 703-714-8000.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced mortgage loan and will be payable monthly.

The workout fee will generally be payable with respect to each specially serviced mortgage loan which has become a ‘‘corrected mortgage loan’’ (which will occur (i) with respect to a specially serviced mortgage loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced mortgage loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced mortgage loan cease to exist in the good faith judgment of the special servicer). The workout fee will be calculated by application of a workout fee rate of 1.00% (other than with respect to the Ala Moana Portfolio loan, which has a workout fee rate of 0.25%) to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan for so long as it remains a corrected mortgage loan.

A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described herein, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% (other than with respect to the Ala Moana Portfolio loan, which has a liquidation fee rate of 0.25%) to the related payment or proceeds. The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to make payments on the certificates, and may result in shortfalls in payments to certificateholders. See ‘‘Transaction Parties— The Special Servicer’’ and ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation’’ in this prospectus supplement.

The depositor anticipates that JER Investors Trust Inc., an affiliate of the special servicer, will purchase the controlling class and will be the initial controlling class representative.

Trustee	LaSalle Bank National Association, a national banking association. The Trustee’s address is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust, subject to the discussion under ‘‘—Relevant Parties and Dates—ShopKo Portfolio Loan Primary Servicer, Special Servicer and Trustee’’ below. The trustee will also have additional duties with respect to tax administration. In addition, subject to the terms of the pooling and servicing agreement the trustee will be primarily responsible for back-up advancing and providing certain reports to certificateholders. The trustee will receive a fee for the services it provides under the pooling and servicing agreement equal to income from investment of funds in certain accounts maintained on behalf of the trust. See ‘‘Transaction Parties—The Trustee’’ in this prospectus supplement.

ShopKo Portfolio Loan Primary Servicer, Special Servicer and Trustee	Notwithstanding the foregoing, the ShopKo Portfolio loan will be primary serviced and administered pursuant to the Citigroup Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series 2006-C4 pooling and servicing agreement (the governing document for the Citigroup Commercial Mortgage Trust (‘‘CGCMT’’) 2006-C4 commercial mortgage securitization), which provides that:

•	LaSalle Bank National Association, a national banking association, which is the initial trustee under the CGCMT 2006-C4 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the mortgage loan secured by the ShopKo Portfolio mortgaged real property;

•	Midland Loan Services, Inc. a Delaware corporation, which is the initial master servicer under the CGCMT

2006-C4 pooling and servicing agreement, will, in that capacity, be the primary servicer for the ShopKo Portfolio loan; and

•	J.E. Robert Company, Inc., a Virginia Corporation, which is the special servicer under the CGCMT 2006-C4 pooling and servicing agreement, will, in that capacity, be the special servicer for the ShopKo Portfolio loan.

References in this prospectus supplement to the trustee, the master servicer and the special servicer will mean the trustee, the master servicer and the special servicer under the CD 2006-CD3 Commercial Mortgage Pass-Through Certificates pooling and servicing agreement unless the context clearly indicates otherwise.

Affiliates	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation. German American Capital Corporation, which is one of the sponsors, is an affiliate of (a) Deutsche Bank Securities, Inc., one of the underwriters and (b) the depositor. Citigroup Global Markets Realty Corp., which is one of the sponsors, is an affiliate of Citigroup Global Markets Inc., an underwriter. Capmark Finance Inc., which is one of the sponsors and a master servicer, is an affiliate of Capmark Securities Inc., an underwriter. Wachovia Bank, National Association, which is one of the master servicers, is an affiliate of Wachovia Capital Markets, LLC, an underwriter.

The Directing Holder	With respect to each mortgage loan, other than a mortgage loan that is part of a split loan structure, the directing holder will be the controlling class representative. With respect to each mortgage loan that is part of a split loan structure being serviced under the CD 2006-CD3 pooling and servicing agreement, the directing holder will be as specified in the definition of ‘‘Directing Holder’’ as set forth in ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement.

The Controlling Class Representative	Generally, the controlling class certificateholder selected by more than 50% of the controlling class certificateholders, by certificate balance.

Underwriters	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Capmark Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets LLC are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, one of the sponsors, and of the depositor. Citigroup Global Markets Inc. is an affiliate of Citigroup Global Markets Realty Corp. one of the sponsors. Barclays Capital Inc. is an affiliate of Barclays Capital Real Estate Inc., one of the mortgage loan sellers. Capmark Securities Inc. is an affiliate of Capmark Finance Inc., one of the sponsors. The underwriters are required to purchase the certificates offered in this prospectus supplement from the Depositor (in the amounts set forth under the heading ‘‘Method of Distribution’’ in this prospectus supplement), subject to certain conditions.

Cut-off Date	With respect to each mortgage loan, the related due date of such mortgage loan in October 2006.

Closing Date	On or about October 30, 2006.

Distribution Date	The fourth business day following the determination date, commencing in November 2006.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The 11th day of each month or, if such 11th day is not a business day, the next succeeding business day, commencing in November 2006.

Collection Period	With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period	With respect to any distribution date, the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of the certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The Depositor is hereby offering the following 17 classes of commercial mortgage pass-through certificates:

•	Class A-1

•	Class A-1D

•	Class A-2

•	Class A-3

•	Class A-AB

•	Class A-4

•	Class A-5

•	Class A-1S

•	Class A-M

•	Class A-J

•	Class A-1A

•	Class XP

•	Class B

•	Class C

•	Class D

•	Class E

•	Class F

The trust created by the Depositor will consist of a total of 32 classes, the following 15 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XS, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR.

The certificates will represent beneficial ownership interests in the trust. The trust’s assets will primarily consist of 192 mortgage loans secured by first liens on 329 commercial and multifamily properties.

Certificate Balances	Your certificates have the approximate aggregate initial certificate balance set forth below, subject to a permitted variance of plus or minus 5%.

Class A-1	$23,000,000 principal balance
Class A-1D	$55,000,000 principal balance
Class A-2	$338,700,000 principal balance
Class A-3	$97,400,000 principal balance
Class A-AB	$89,260,000 principal balance
Class A-4	$127,000,000 principal balance
Class A-5	$1,412,355,000 principal balance
Class A-1S	$154,970,000 principal balance
Class A-M	$328,240,000 principal balance
Class A-J	$270,800,000 principal balance
Class A-1A	$255,000,000 principal balance
Class XP	$3,504,824,000 notional balance
Class B	$22,321,000 principal balance
Class C	$53,571,000 principal balance
Class D	$31,249,000 principal balance
Class E	$22,321,000 principal balance
Class F	$26,786,000 principal balance

The certificates that are not offered in this prospectus supplement (other than the Class T, Class R and Class LR Certificates) will have the initial aggregate certificate balances or notional balance, as applicable, as set forth under ‘‘Executive Summary—The Certificates’’ in this prospectus supplement.

The Class X Certificates will not have certificate balances or entitle their holders to distributions of principal. The Class

X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional balance. The notional balance of the Class XS Certificates will equal the aggregate certificate balances of the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-IS, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The total initial notional balance of the Class XS Certificates will be approximately $3,571,360,872, although it may be as much as 5.0% larger or smaller. For a description of the notional balance of the Class XP Certificates, see ‘‘Description of the Offered Certificates—General’’ and ‘‘—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The certificates will accrue interest at an annual rate called a pass-through rate which is set forth below:

•	The pass-through rate applicable to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E, Class F and Class G Certificates will equal a fixed rate.

•	The pass-through rates on the Class H and Class J Certificates will, at all times, equal to the weighted average net mortgage pass-through rate less the related fixed rate set forth on the table in the Executive Summary on page S-2 of this prospectus supplement.

•	The pass-through rate on the Class K Certificates will, at all times, equal the weighted average net mortgage pass-through rate.

•	The pass-through rate on the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will, at all times, equal to the lesser of (i) the weighted average net mortgage pass-through rate, and (ii) the related fixed rate set forth on the table in the Executive Summary on page S-2 of this prospectus supplement.

•	The Class T, Class R and Class LR Certificates will not have pass-through rates. See ‘‘Description of the Offered Certificates—Distributions—Method, Timing and Amount’’ and ‘‘—Payment Priorities’’ in this prospectus supplement.

•	The pass-through rate applicable to the (i) Class XS Certificates for the initial distribution date will equal approximately 0.048% per annum and (ii) Class XP Certificates for the initial distribution date will equal approximately 0.646% per annum. The pass-through rate for the Class XS Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XS strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XS Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional balance of the Class XS Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under ‘‘Description of the Offered Certificates—General’’ in this prospectus supplement as being part of the notional balance of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional balance of the Class XS Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

•	For a more detailed discussion of the Class XS strip rates and the pass-through rate applicable to the Class XS Certificates, see ‘‘Description of the Certificates —Distributions’’ in this prospectus supplement.

For purposes of the accrual of interest on the Class XS Certificates for each distribution date subsequent to the October 2013 distribution date of the certificate balance of each class of certificates (other than the Class T, Class R, Class LR, Class XS and Class XP Certificates) will constitute one or more separate components of the notional balance of the Class XS Certificates, and the applicable Class XS strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

•	The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date and through and including the October

2013 distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under ‘‘Description of the Offered Certificates—General’’ in this prospectus supplement as being part of the notional balance of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional balance of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

•	For a more detailed discussion of the Class XP strip rates and the pass-through rate applicable to the Class XP Certificates, see ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement.

•	Following the October 2013 distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the November 2013 distribution date and for each distribution date thereafter.

Assumed Final Distribution Date; Rated Final Distribution Date	The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described herein under ‘‘Description of the Offered Certificates—Assumed Final Distribution Date; Rated Final Distribution Date.’’ Accordingly, in the event of defaults on the mortgage loans, the actual final distribution date for one or more classes of the offered certificates may be later, and could be substantially later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	09/15/11
Class A-1D	09/15/11
Class A-2	02/15/12
Class A-3	10/15/13
Class A-AB	04/15/15
Class A-4	12/15/15
Class A-5	09/15/16
Class A-1S	09/15/16
Class A-M	10/15/16
Class A-J	10/15/16
Class A-1A	11/15/16
Class XP	N/A
Class B	11/15/16
Class C	11/15/16
Class D	11/15/16
Class E	11/15/16
Class F	05/15/21

The ‘‘Rated Final Distribution Date’’ of the offered certificates will be October 2048, the first distribution date after the 24th month following the end of the amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

Distributions	On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate's interest and principal entitlement, subject to:

(i)	payment of the respective interest entitlement for any class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-1A, Class XS and Class XP Certificates, which will have the same senior priority and be paid concurrently and except that distributions to the Class A-M and Class A-J Certificates are paid after distributions to the foregoing classes with the Class A-M Certificates senior in right of payment to the Class A-J Certificates), and

(ii)	if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that (x) the Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, (y) that the Class A-M and then Class A-J Certificates receive distributions in that order only after distributions are made to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates, and (z) the Class A-1S Certificates have certain priority over the Class A-M, Class A-J and Class A-1A Certificates with respect to principal distributions from loan group 1 after the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-5 Certificates have been reduced to zero, each as described in this prospectus supplement.

For purposes of making distributions to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-1A, Class A-M and Class A-J Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups. loan group 1 and loan group 2. Loan group 1 will consist of 161 mortgage loans, representing approximately 88.52% of the outstanding pool balance, loan group 2 will consist of 31 mortgage loans, representing approximately 11.48% of the outstanding pool balance. Loan group 2 will include approximately 96.58% of all the mortgage loans secured by multifamily properties. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each of these mortgage loans.

The Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M and Class A-J Certificates will have priority to payments received in respect of mortgage loans included in loan group 1; provided, that the Class A-M and Class A-J Certificates, in that order, will only receive distributions from loan group 1 after the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates are reduced to zero. The Class A-1S and Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in loan group 2; provided, that, after the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-5 Certificates are reduced to zero, the Class A-1S and, after the Class A-M and Class A-J Certificates are also reduced to zero, the Class A-1A Certificates, in that order, will be entitled to receive principal distributions from loan group 1. A description of the principal and interest entitlement of each class of certificates for each distribution date can be found in ‘‘Description of the Offered Certificates—Distributions—Method, Timing and Amount,’’ ‘‘—Payment Priorities’’ and ‘‘—Distribution of Available Funds’’ in the prospectus supplement.

Prepayment Premiums; Yield Maintenance Charges	Prepayment premiums and yield maintenance charges will be allocated as described in ‘‘Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Prepayment and Yield Considerations	The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans, and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See ‘‘Risk Factors—Risks Related to the Offered Certificates —Risks Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and ‘‘Yield and Maturity Considerations’’ in the prospectus.

Subordination; Allocation of Losses and Certain Expenses	The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. This subordination will be effected in two ways: entitlement to receive principal and interest on any distribution date is in descending order and loan losses are allocated in ascending order; provided, however, no principal payments or principal losses will be allocated to the Class XS or Class XP Certificates, although mortgage loan losses will reduce the notional balances of the Class XS and Class XP Certificates and, therefore, the amount of interest those classes accrue.

Class A-1(2), Class A-1D(2), Class A-2(2), Class A-3(2),
Class A-AB(1)(2), Class A-4(2), Class A-5(2), Class A-1S(2),
Class A-1A(2),Class XS(3) and Class XP(3)
Class A-M(2)
Class A-J(2)
Class B
Class C
Class D
Class E
Class F
Class G
Class H
Class J
Class K
Class L
Class M
Class N
Class O
Class P
Class Q
Class S

(1)	The Class A-AB Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

(2)	The Class A-1S and Class A-1A Certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M, Class A-J and Class A-1S Certificates (the ‘‘Class A Combined Certificates’’) have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1; provided, that the Class A-M and Class A-J Certificates, in that order, will only receive distributions from loan group 1 after the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates are reduced to zero. Losses will be allocated between the Class A Combined Certificates collectively on the one hand, and the Class A-1A Certificates on the other, pro rata, with the losses allocated to the Class A Combined Certificates allocated first, to the Class A-J Certificates and then, to the Class A-M Certificates, in that order, and then to the remaining Class A Combined Certificates, pro rata. See ‘‘Description of the Offered Certificates—Distributions —Method, Timing and Amount’’ in this prospectus supplement.

(3)	The Class XS Certificates are not offered by this prospectus supplement. The Class XP and the Class XS Certificates are not entitled to distributions of principal.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class XS, Class XP, Class T, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each class. See ‘‘Description of the Offered Certificates—Prepayment Interest Shortfalls’’ in this prospectus supplement.

Shortfalls in Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional servicing compensation which the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee

(to the extent not covered by default interest and late payment fees paid by the related borrower);

•	shortfalls resulting from unanticipated expenses of the trust (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

•	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

•	Description of the Mortgage Pool;

•	Annex A-1 (Certain Characteristics of the Mortgage Loans); and

•	Annex A-2 (Certain Characteristics of the Multifamily Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date.

When information with respect to mortgaged properties is expressed as a percentage of the outstanding pool balance, the loan group 1 balance or the loan group 2 balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	192	161	31
Number of Mortgaged Properties	329	295	34
Number of Balloon Mortgage Loans(1)	71	61	10
Number of Hyper-Amortizing Loans	4	4	0
Number of Fully Amortizing Mortgage Loans	1	1	0
Number of Interest-Only Mortgage Loans(2)	17	15	2
Number of Partial Interest-Only Balloon Mortgage Loans(3)	99	80	19
Aggregate Initial Principal Balance (plus or minus 5%)	$3,571,360,873	$3,161,390,106	$409,970,766
Range of Mortgage Loan Principal Balances	$1,398,620 to $300,000,000	$1,845,747 to $300,000,000	$1,398,620 to $40,725,000
Average Mortgage Loan Principal Balance	$18,600,838	$19,635,963	$13,224,863
Range of Mortgage Rates	5.3450% to 10.3785%	5.3450% to 10.3785%	5.6430% to 6.5685%
Weighted Average Mortgage Rate	6.1471%	6.1537%	6.0966%
Range of Remaining Terms to Maturity(4)	59 months to 316 months	59 months to 316 months	59 months to 121 months

	All Mortgage Loans	Loan Group 1	Loan Group 2
Weighted Average Remaining Term to Maturity(4)	117 months	117 months	115 months
Range of Remaining Amortization Term(5)	177 months to 420 months	177 months to 420 months	300 months to 360 months
Weighted Average Remaining Amortization Term(5)	355 months	354 months	359 months
Range of Loan-to-Value Ratios(6)(7)	27.82% to 94.02%	27.82% to 94.02%	54.88% to 80.00%
Weighted Average Loan-to-Value Ratio(6)(7)	70.07%	69.41%	75.21%
Range of Debt Service Coverage Ratios(6)(7)	1.00x to 2.37x	1.00x to 2.37x	1.16x to 1.57x
Weighted Average Debt Service Coverage Ratio(6)(7)	1.40x	1.42x	1.23x

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)	17 mortgage loans, representing 28.19% of the outstanding pool balance and 31.39% of the loan group 1 balance, 3.52% of the loan group 2 balance as of the cut-off date, pay interest-only until the maturity date. Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the interest payments for the first twelve payment periods following the cut-off date.

(3)	The interest-only period for these mortgage loans ranges from 6 to 84 months following the cut-off date.

(4)	Calculated with respect to the anticipated repayment date for 4 mortgage loans, representing 1.39% of the outstanding pool balance and 1.57% of the outstanding loan group 1 balance as of the cut-off date.

(5)	Excludes 17 mortgage loans, each of which pays interest-only until its maturity date.

(6)	In the case of 4 mortgage loans, representing 15.04% of the outstanding pool balance and 16.99% of the outstanding loan group 1 balance, as of the cut-off date, each with one or more subordinate companion loans that are not included in the trust, unless otherwise indicated, DSCR and LTV ratios have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan(s).

In the case of 3 mortgage loans, representing 19.62% of the outstanding pool balance and 22.17% of the outstanding loan group 1 balance, as of the cut-off date, each with one or more pari passu companion loans that are not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust as well as the pari passu companion loan(s).

(7)	Subject to the discussion in footnote (6) above, DSCR was calculated based on the mortgage loan principal balance as of the cut-off date, after netting out holdback reserve amounts for 14 mortgage loans with an aggregate principal balance as of the cut-off date of $140,552,251, representing 3.95% of the outstanding pool balance, 3.11% of the loan group 1 balance and 10.37% of loan group 2 as of the cut-off date, and LTV was calculated based on the mortgage loan principal balance as of the cut-off date, after netting out holdback reserve amounts for 10 loans with an aggregate principal balance as of the cut-off date of $106,312,251, representing 2.98% of the outstanding pool balance, 2.02% of the loan group 1 balance and 10.37% of loan group 2 as of the cut-off date as described in the definition of ‘‘Cut-off Date Loan-to-Value Ratio—LTV Ratio at Maturity’’ in the section ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions’’ in this prospectus supplement. In the case of 5 mortgage loans, representing 2.77% of the outstanding pool balance as of the cut-off date, 0.15% of the initial loan group 1 Balance and 23.05% of the loan group 2 balance, the mortgage loans are recourse to the related sponsor up to varying amounts until the related mortgaged property achieves a specified minimum DSCR, as described in the definition of ‘‘UW NCF DSCR’’ in the section below ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions.’’ The DSCRs for such mortgage loans as of the cut-off date, net of any holdback amounts and without assuming such conditions have been satisfied are set forth in the definitions of ‘‘UW NCF DSCR’’ in the section below ‘‘Description of the Mortgage Pool—Additional Loan Information—Definitions.’’

B. Split Loan Structures	The mortgage loans known as the Ala Moana Portfolio loan, the Two Gateway loan, the 1111 Marcus Avenue loan and the Spectrum Centre loan representing, approximately 8.40%, 3.64%, 2.80% and 0.20%, respectively, of the outstanding pool balance, are secured by mortgaged properties that also secure one or more subordinate companion loans that are not included in the trust. The outstanding principal balances of the Ala Moana Portfolio loan, the Two Gateway loan, the 1111 Marcus Avenue loan and the Spectrum Centre loan as of the cut-off date are $300,000,000, $130,000,000, $100,000,000 and $7,000,000, respectively, and the outstanding principal balances as of the cut-off date of the related subordinate companion loans are $300,000,000, $10,500,000, $25,000,000 and $435,000, respectively.

The Ala Moana Portfolio loan subordinate companion loans are currently held by Citigroup Global Markets Realty Corp. and/or LaSalle Bank National Association; the Two Gateway subordinate companion loan is currently held by Capmark Finance Inc.; the 1111 Marcus Avenue subordinate companion loan is currently held by SFT I, Inc.; and the Spectrum Centre subordinate companion loan is currently held by CBA Mezzanine Capital Finance, LLC.

The holders of the subordinate companion loans have certain rights with respect to the respective related senior loans included in the trust as described under ‘‘Description of the Mortgage Pool —Split Loan Structures ’’ in this prospectus supplement. The pooling and servicing agreement will govern the servicing of the senior loan and its corresponding subordinate companion loan. For additional information regarding these loans, see ‘‘Description of the Mortgage Pool—Split Loan Structures —The Subordinate Loans’’ in this prospectus supplement.

The mortgage loans known as the Ala Moana Portfolio loan, the ShopKo Portfolio loan and the Fair Lakes Office Portfolio loan representing, approximately 8.40%, 7.24% and 3.99%, respectively, of the outstanding pool balance, are secured by mortgaged properties that also secure one or more pari passu companion loans that are not included in the trust. The outstanding principal balances of the Ala Moana Portfolio loan, the ShopKo Portfolio loan and the Fair Lakes Office Portfolio loan as of the cut-off date are $300,000,000, $258,407,576 and $142,450,000, respectively, and the outstanding principal balances as of the cut-off date of the related pari passu companion loans are $900,000,000, $285,492,689 and $116,550,000, respectively.

The Ala Moana Portfolio pari passu companion loans are currently held by Citigroup Global Markets Realty Corp. and/or LaSalle Bank National Association; the ShopKo Portfolio pari passu loans are currently held by the trust fund formed in the CGCMT 2006-C4 securitization and Citigroup Global Realty Markets Corp., respectively; and the Fair Lakes Office Portfolio pari passu companion loan is currently held by Goldman Sachs.

The holders of the pari passu companion loans have certain rights with respect to the respective related mortgage loans included in the trust as described under ‘‘Description of the Mortgage Pool— Split Loan Structures’’ in this prospectus supplement. The pooling and servicing agreement will govern the servicing of pari passu companion loans, except in the case of the ShopKo Portfolio loan and the related pari passu loans, which will be serviced and administered pursuant to the CGCMT 2006-C4 pooling and servicing agreement. For additional information regarding these loans, see ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement.

C. Nonrecourse	Substantially all of the mortgage loans are or should be considered nonrecourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

D. Fee Simple/Leasehold Estate	Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple estate in an income-producing real property (or in the case of 3 mortgaged properties, securing mortgage loans which represent 2.19% of the outstanding pool balance and 2.48% of the loan group 1 balance as of the cut-off date, either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold (or subleasehold) estate in the mortgaged property and no mortgage on the related fee estate), as set forth below:

Interest of Borrower Encumbered	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Outstanding Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	312	$3,369,655,516	94.35%	94.08%	96.45%
Leasehold Estate	14	$123,337,842	3.45%	3.44%	3.55%
Partial Fee/Partial Leasehold Estate	3	$78,367,515	2.19%	2.48%	0.00%
Total	329	$3,571,360,873	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	Includes mortgage loans secured by the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

E. Property Purpose	The number of mortgaged properties, and the approximate percentage of the outstanding pool balance (as well as the approximate percentage of the applicable loan group balance) as of the cut-off date of the mortgage loans secured thereby, for each indicated purpose is:

Property Type	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Outstanding Pool Balance	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Retail	165	$1,156,719,103	32.39%	36.59%	0.00%
Anchored	29	594,296,410	16.64%	18.80%	0.00%
Unanchored	24	299,406,194	8.38%	9.47%	0.00%
Single Tenant	112	263,016,499	7.36%	8.32%	0.00%
Office	57	$1,093,052,784	30.61%	34.58%	0.00%
Hotel	31	$547,111,916	15.32%	17.31%	0.00%
Multifamily	33	$403,040,826	11.29%	0.44%	94.95%
Mixed Use	15	$186,775,843	5.23%	5.91%	0.00%
Industrial	17	$111,712,708	3.13%	3.53%	0.00%
Manufactured Housing	4	$23,886,116	0.67%	0.10%	5.05%
Parking	3	$23,545,002	0.66%	0.74%	0.00%
Land	1	$9,450,000	0.26%	0.30%	0.00%
Other(2)	2	$8,666,574	0.24%	0.27%	0.00%
Special Purpose	1	$7,400,000	0.21%	0.23%	0.00%
Total	329	$3,571,360,873	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	Consists of one mortgage loan for which the related mortgaged property is currently primarily used as a golf course, and one mortgage loan for which the related mortgaged property is currently primarily used as a health club facility.

F. Property Locations	The tables below show the number of mortgaged properties, aggregate principal balance of the related mortgage loans, and percentage of initial pool balance, loan group 1 balance and loan group 2 balance, as applicable, secured by mortgaged properties that are located in the top five jurisdictions of (i) the outstanding pool balance, (ii) the loan group 1 balance and (iii) the loan group 2 balance, respectively, in each case, as of the cut-off date:

All Mortgaged Properties(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
California	28	$368,697,010	10.32%
Massachusetts	9	$317,150,000	8.88%
Hawaii	4	$300,000,000	8.40%
Pennsylvania	22	$282,861,367	7.92%
North Carolina	7	$272,267,172	7.62%
Other(2)	259	$2,030,385,324	56.85%
Total	329	$3,571,360,873	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 33 states and DC.

Loan Group 1(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 1 Balance
California	26	$352,483,194	11.15%
Massachusetts	9	$317,150,000	10.03%
Hawaii	4	$300,000,000	9.49%
New York	12	$262,525,187	8.30%
North Carolina	4	$221,227,172	7.00%
Other(2)	240	$1,708,004,554	54.03%
Total	295	$3,161,390,106	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 31 states and DC.

Loan Group 2(1)

State	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgage Loans	% of Initial Loan Group 2 Balance
Pennsylvania	4	$70,763,374	17.26%
North Carolina	3	$51,040,000	12.45%
Michigan	5	$46,175,000	11.26%
Georgia	2	$45,300,000	11.05%
Louisiana	2	$29,362,000	7.16%
Other(2)	18	$167,330,392	40.82%
Total	34	$409,970,766	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	This reference consists of 11 states.

See ‘‘Description of the Mortgage Pool—Additional Loan Information’’ in this prospectus supplement.

G. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance
Partial Interest-only Balloon Loans(1)	99	$1,805,561,879	50.56%
Interest-only loans	17	1,006,720,000	28.19%
Balloon Loans(2)	71	700,345,111	19.61%
Anticipated Repayment Date Loans	4	49,677,841	1.39%
Fully Amortizing Loans	1	9,056,042	0.25%
Total	192	$3,571,360,873	100.00%

(1)	Includes 99 mortgage loans representing approximately 50.56% of the outstanding pool balance, 46.49% of the loan group 1 balance and 81.90% of the loan group 2 balance as of the cut-off date that pay interest-only for the first 6 to 84 scheduled payments from the cut-off date provided, however, that with respect to the Courtyard by Marriott-Penn Square loan, the interest-only period expired prior to the cut-off date, and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the mortgage loan. Such mortgage loans therefore have an expected balloon balance at the maturity date.

(2)	Does not include interest-only or partial interest-only mortgage loans.

H. Voluntary Prepayment Provisions; Defeasance Loans	As of the cut-off date, all of the mortgage loans (other than the Circle Point, Golden Wheel Manufactured Housing Community, Century City Central Plant, Des Moines Portfolio – Crescent Chase Apartments, Des Moines Portfolio – Colonial Village Apartments, Des Moines Portfolio – Robin Hill Apartments, Des Moines Portfolio – Plaza Manor Apartments, Des Moines Portfolio – Ingersoll Towers Apartments, Shoppes at Thomsen Village, Des Moines Portfolio – Woodland West Apartments loans) prohibit voluntary prepayment or defeasance until at least two years after the closing date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘—Property Releases’’ in this prospectus supplement.

172 of the mortgage loans, representing 95.81% of the outstanding pool balance, 96.87% of the loan group 1 balance, 87.62% of the loan group 2 balance as of the cut-off date, permit defeasance following a lock-out period of at least two years from the closing date.

20 of the mortgage loans, representing 4.19% of the outstanding pool balance, 3.13% of the loan group 1 balance, 12.38% of the loan group 2 balance as of the cut-off date, permit, following a lock-out period, prepayment with a yield maintenance charge (which charge, in most cases, is at least 1% of the prepaid amount), but do not permit defeasance.

Each of the following mortgage loans, representing in the aggregate 2.08% of the outstanding pool balance, 1.32% of the loan group 1 balance and 7.97% of the loan group 2 balance as of the cut-off date, permits prepayment with a yield maintenance charge (which charge is at least 1% of the prepaid amount) following a lock-out period of less than two years from the closing date as set forth below, but does not permit defeasance:

Mortgage Loan	Cut-Off Date Principal Balance	% of Initial Pool Balance	Lock-Out Period (months from Closing Date)
Circle Point	$32,000,000	0.90%	7
Golden Wheel Manufactured Housing Community	$13,000,000	0.36%	21
Century City Central Plant	$7,400,000	0.21%	15
Des Moines Portfolio – Crescent Chase Apartments	$5,314,754	0.15%	22
Des Moines Portfolio – Colonial Village Apartments	$4,995,070	0.14%	22
Des Moines Portfolio – Robin Hill Apartments	$2,907,131	0.08%	22
Des Moines Portfolio – Plaza Manor Apartments	$2,797,239	0.08%	22
Des Moines Portfolio – Ingersoll Towers Apartments	$2,267,762	0.06%	22
Shoppes at Thomsen Mile	$2,197,884	0.06%	22
Des Moines Portfolio – Woodland West Apartments	$1,398,619	0.04%	22

The mortgage loans generally provide for a period prior to maturity (generally 1 to 6 months) during which prepayments may be made without penalty or yield maintenance charge.

All of the mortgage loans that permit voluntary prepayments or defeasances require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

I. Mortgage Loans with Related Borrowers	Several mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 5.38%, 3.07% and 2.33%.

J. Significant Loans	Ten Largest Mortgage Loans or Related Groups

Property Name	Aggregate Cut-off Date Balance	Percentage	Mortgage Rate	Stated Remaining Term (mos)	DSCR	LTV	LTV at Maturity
Ala Moana Portfolio(1)	$300,000,000	8.40%	5.60275%	59	1.81x(3)	51.51%	51.51%
ShopKo Portfolio(2)	$258,407,576	7.24%	6.5875%	116	1.51	76.14%	65.89%
High Point Furniture Mart	$195,000,000	5.46%	6.1050%	119	1.95	58.28%	51.69%
InterContinental Boston Hotel	$175,000,000	4.90%	6.5359%	179	1.38	79.55%	79.55%
Fair Lakes Office Portfolio(2)	$142,450,000	3.99%	6.2180%	118	1.29	68.61%	68.61%
Two Gateway(1)	$130,000,000	3.64%	5.7400%	119	1.26	79.27%	73.90%
1111 Marcus Avenue(1)	$100,000,000	2.80%	5.9900%	104	1.42	71.43%	71.43%
White Plains Plaza	$80,000,000	2.24%	6.2000%	119	1.39	66.67%	66.67%
The Hay-Adams	$75,000,000	2.10%	6.1990%	175	1.14	75.00%	64.00%
660 South Figueroa Tower	$62,000,000	1.74%	6.2700%	118	1.11	73.81%	69.30%
Total/Wtd. Avg. for Top 10	$1,517,857,576	42.50%	6.1257%	115	1.52x	67.97%	64.19%

(1)	DSCR, LTV and LTV at Maturity are shown only with respect to the related mortgage loan included in the trust, together with any related pari passu companion loans, but not with respect to any related subordinate companion loans.

(2)	DSCR, LTV and LTV at Maturity is shown with respect to the entire related loan combination.

(3)	DSCR does not include any normalized leasing commissions or capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapiolani Development L.L.C was underwritten and included in the calculation of DSCR.

With respect to each of the above mortgage loans, additional information is set forth on Annex B hereto.

Advances A. General	The master servicer is required to advance delinquent monthly mortgage loan payments if that master servicer determines that the advance will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly mortgage loan payment. The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, subject to a recoverability determination.

In addition to principal and interest advances, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan or to protect, manage and maintain each related mortgaged property. In addition, the special servicer may under certain circumstances make property advances on an emergency basis or otherwise with respect to the mortgage loans that have been transferred to special servicing. The master servicer will also be required to make property advances with respect to the mortgaged property securing the related loan combination it is servicing (each of which includes a loan that is included in the trust and one or more related pari passu or subordinate companion loans that are not included in the trust).

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of recoverability. The trustee will be entitled to conclusively rely on the determination of recoverability made by the master servicer or the special servicer.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be generally reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. The master servicer, the special servicer and the trustee will be entitled to interest on any advances made.

This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See ‘‘The Pooling and Servicing Agreement—Advances’’ in this prospectus supplement.

B. Appraisal Reduction Event	Certain adverse events affecting a mortgage loan, called appraisal reduction events, will require the special servicer to obtain a new appraisal or, with respect to mortgage loans having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or with the consent of the directing holder (which is generally (except with respect to any loan that is part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding), an appraisal on the related mortgaged property. Based on the estimate of value or appraised value in such appraisal, as applicable, it may be necessary to calculate an appraisal reduction amount. The amount required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will be reduced so that the master servicer will not be required to advance interest to the extent of the appraisal reduction amount. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Notwithstanding the foregoing, with respect to the ShopKo Portfolio loan, appraisal reduction amounts will be calculated by the master servicer under the CGCMT 2006-C4 pooling and servicing agreement in accordance with the provisions of such pooling and servicing agreement. Additionally, appraisals on the related mortgaged property related to the ShopKo Portfolio loan will be obtained in accordance with the provisions of the CGCMT 2006-C4 pooling and servicing agreement.

Certain of the subordinate companion loan holders have the right to post collateral to avoid ‘‘control appraisal events.’’ See ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement.

ADDITIONAL CONSIDERATIONS

See ‘‘Description of the Offered Certificates—Appraisal Reductions’’ in this prospectus supplement.

Optional Termination.	On any distribution date on which the remaining aggregate principal balance of the mortgage loans is less than 1% of the outstanding pool balance as of the cut-off date, each of (i) the holder of the majority interest of the most subordinate class then outstanding, (ii) the master servicer, or (iii) the special servicer, in that order, may exercise an option to purchase all of the mortgage loans (and all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will effect the termination of the trust and retirement of the then outstanding certificates. Subject to the satisfaction of certain conditions, the trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class XS and Class XP Certificates), excluding the Class T, Class R and Class LR Certificates (provided, however, that the Class A-1 through Class F Certificates are no longer outstanding) for the mortgage loans remaining in the trust.

See ‘‘The Pooling and Servicing Agreement—Optional Termination’’ in this prospectus supplement and ‘‘Description of the Certificates—Termination’’ in the prospectus.

Repurchase Obligation	Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller (or, in the case of the ShopKo Portfolio loan, the applicable portion thereof), as described herein under ‘‘The Pooling and Servicing Agreement— Representations and Warranties; Repurchase; Substitution.’’ If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material default in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan (except that, in the case of the ShopKo Portfolio loan, each of Barclays Capital Real Estate Inc. and Citigroup Global Markets Realty Corp. will be obligated to repurchase or replace only a portion of that loan based on their respective percentage interests in such loan). If the related mortgage loan seller opts to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, each of the controlling class representative and the special servicer has the option to purchase from the trust any defaulted mortgage loan (other than the ShopKo Portfolio loan, the servicing of which is governed by the CGCMT 2006-C4 pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment or is at least 30 days delinquent in respect of its balloon payment. In addition, certain of the mortgage loans with companion loans or related mezzanine debt are subject to a purchase option upon certain events of default in favor of a pari passu, subordinate or mezzanine lender or its designee or assignee. For more information relating to the sale of defaulted mortgage loans, see ‘‘Description of The Mortgage Pool—Split Loan Structures’’ and ‘‘The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans’’ in this prospectus supplement.

Certain Federal Income Tax Consequences	Elections will be made to treat portions of the trust as two separate REMICs, known as the Lower-Tier REMIC and the Upper-Tier REMIC for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment pursuant to their elections.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

•	Each class of offered certificates will constitute a class of ‘‘regular interests’’ in the Upper-Tier REMIC.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners of the offered certificates will be required to report income on those certificates in accordance with the accrual method of accounting.

In addition, the portion of the trust consisting of the right to excess interest (above the amount of interest that would have accrued on an anticipated repayment date loan if the interest rate did not increase as a result of the anticipated repayment date loan not paying off on its anticipated repayment date) and the related proceeds in the grantor trust distribution account will be treated as a grantor trust for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

ERISA Considerations	A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered in this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The United States Department of Labor has granted to Deutsche Bank Securities Inc. an administrative exemption, Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (‘‘PTE’’) 2002-41, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemption granted to Deutsche Bank Securities Inc. will generally apply to the certificates offered in this prospectus supplement, provided, that certain conditions are satisfied. See ‘‘ERISA Considerations’’ in this prospectus supplement and ‘‘Certain ERISA Considerations’’ in the prospectus.

Ratings	It is a condition to their issuance that the certificates offered in this prospectus supplement receive from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc., the credit ratings indicated below.

	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-1D	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-AB	AAA	Aaa
Class A-4	AAA	Aaa
Class A-5	AAA	Aaa
Class A-1S	AAA	Aaa
Class A-M	AAA	Aaa
Class A-J	AAA	Aaa
Class A-1A	AAA	Aaa
Class XP	AAA	Aaa
Class B	AA+	Aa1
Class C	AA	Aa2
Class D	AA−	Aa3
Class E	A+	A1
Class F	A	A2

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies identified above has agreed to perform rating surveillance with respect to its ratings for so long as the offered certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the depositor.

Legal Investment	The certificates will not constitute ‘‘mortgage related securities’’ within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. Investors should consult their own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the certificates. See ‘‘Legal Investment’’ in this prospectus supplement and in the prospectus.

Denominations; Clearance and Settlement	The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J and Class A-1A Certificates, (ii) $25,000 with respect to the Class B, Class C, Class D, Class E and Class F Certificates, and (iii) $1,000,000 with respect to the Class XP Certificates.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (‘‘DTC’’) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, soci|$$|AAet|$$|AAe anonyme (‘‘Clearstream’’) or The Euroclear System (‘‘Euroclear’’) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See ‘‘Description of the Offered Certificates—Delivery, Form and Denomination,’’ ‘‘—Book-Entry Registration’’ and ‘‘—Definitive Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

RISK FACTORS

You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following risks actually occur, your investment could be materially and adversely affected.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Risks Related to the Mortgage Loans

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured and are not guaranteed, or should not be considered to be guaranteed, by any person or entity.

Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower or a sponsor (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property, and in the case of sponsors for which any recovery may be available, there is no assurance of any recovery from such sponsors or that any sponsor’s assets would be sufficient to pay any otherwise recoverable claim. Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date or the anticipated repayment date, as applicable, is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

All of the mortgage loans were originated within 18 months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.

Commercial Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

•	the age, design and construction quality of the mortgaged property;

•	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the mortgaged property’s management and maintenance;

•	increases in operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Others factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public’s perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the mortgaged property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income. In the event of a default by a significant tenant, or if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant are typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the case of 142 mortgaged properties, collectively representing 18.19% of the outstanding pool balance (and 20.55% of the loan group 1 balance), and including each of the mortgaged properties relating to the ShopKo Portfolio Loan, as of the cut-off date, the related mortgage loans are secured by liens on mortgaged properties that are 100% leased to a single tenant. For a list of each mortgaged property leased to a single tenant, along with the lease maturity dates with respect to each single tenant, see Annex A-1.

The 1111 Marcus Avenue loan, representing 2.80% of the outstanding pool balance (and 3.16% of the loan group I balance), as of the cut-off date, is secured by a mortgaged property that is 100% leased to North Shore — Long Island Jewish Hospital Health System, Inc. (‘‘NSLIJ’’). Under the NSLIJ lease, the 1111 Marcus Avenue borrower is obligated to complete certain elements of the build-out of the tenant space, which as of the cut-off date was approximately 22% complete. Additionally, pursuant to terms of the NSLIJ lease, the 1111 Marcus Avenue borrower is responsible to make certain cash payments to NSLIJ upon NSLIJ’s completion of specified work. At loan closing, the 1111 Marcus Avenue borrower made a deposit of $3,042,311 into a reserve account to pay, on each monthly payment date during any free rent period under the NSLIJ lease, the rent payment that would have been otherwise payable by NSLIJ but for the applicable free rent periods set forth in the NSLIJ lease. In addition, a reserve in the amount of $11,203,559 was established at loan closing to cover the entirety of such tenant improvements and leasing commissions that then remained as an obligation of the 1111 Marcus Avenue Borrower and its affiliates to NSLIJ and other parties. The 1111 Marcus Avenue Borrower has also informed the lender that NSLIJ intends to perform substantial additional improvements prior to commencement of operations at the leased premises. Although there can be no assurance that such improvements will be completed in a timely manner, if at all, NSLIJ has taken possession of the entirety of its demised premises and is obligated under the NSLIJ lease to commence rent payments under the lease regardless of whether such tenant improvements are complete.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness. Certain single tenants or significant tenants have lease expiration dates that are prior to the related loan maturity date. See Annex A-1 for lease expiration dates (for the three largest tenants) and loan maturity dates. In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related loan maturity date. There can be no assurance that if a tenant exercises an early termination option prior to the loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments.

Mortgaged properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. See Annex A-1 in this prospectus supplement for the three largest tenants at each retail, office and industrial property.

With respect to the InterContinental Boston Hotel, the InterContinential Boston Parking, the Home Depot Jersey City and the Carmax loans, collectively representing 6.29% of the outstanding pool balance or 7.11% of the loan group 1 balance as of the cut-off date, the related mortgaged property is either under construction and not open for business or vacant land on which construction has not commenced. In each case, a tenant is obligated to pay rent under its lease. There can be no assurance that the construction will be completed, the related tenant will be open for business or the related tenant will pay rent due under the respective lease.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. Certain mortgaged properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises. For example, with respect to the Ala Moana Portfolio loan, representing 8.40% of the outstanding pool balance and 9.49% of the loan group 1 balance as of the cut-off date, one of the borrowers, GGP Kapiolani Development L.L.C., executed a master lease in connection with certain expansion space at the mortgaged property. The master lease will continue until the earlier of (i) the date on which the entire expansion space has been leased, (ii) the date that the Ala Moana Portfolio Loan Combination has been paid in full, (iii) August 1, 2011 or (iv) the date on which annual percentage rent paid pursuant to the Nordstrom lease and annual rent paid pursuant to the in-line retail leases applicable to the expansion space (the ‘‘Qualifying Base Rent’’) equals or exceeds $10,000,000 per annum. If the lease is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing August 1, 2011. GGP Kapiolani Development L.L.C. will be required to pay a base rent of $10,000,000 per annum upon occurrence of a trigger event. If the lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The base rent payable by GGP Kapiolani Development L.L.C. will be reduced by $1 for each $1 of Qualifying Base Rent. Such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Risks Related to Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans or groups of cross collateralized Mortgage Loans represent approximately 42.50% of the outstanding pool balance and approximately 48.01% of the loan group 1 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

The ten largest loans are described in Annex B to this prospectus supplement.

Each of the other mortgage loans represents no more than 1.54% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 5.38%, 3.07% and 2.33%, respectively, of the outstanding pool balance, as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in loan group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1S and the Class A-1A Certificates are generally received from collections on the mortgage loans in loan group 2, respectively, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1S and the Class A-1A Certificates than if that class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-M, Class A-J and Class B through Class S Certificates have been reduced to zero, the Class A-1S and the Class A-1A Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-5 Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S,

Class A-1A, Class A-M and Class A-J Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M and Class A-J Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1S and Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

•	165 retail properties representing 32.39% of the outstanding pool balance and 36.59% of the loan group 1 balance as of the cut-off date;

•	57 office properties representing 30.61% of the outstanding pool balance and 34.58% of the loan group 1 balance as of the cut-off date;

•	31 hotel properties representing 15.32% of the outstanding pool balance and 17.31% of the loan group 1 balance as of the cut-off date;

•	33 multifamily properties representing 11.29% of the outstanding pool balance, 0.44% of the loan group 1 balance, 94.95% of the loan group 2;

•	15 mixed use properties representing 5.23% of the outstanding pool balance and 5.91% of the loan group 1 balance as of the cut-off date;

•	17 industrial properties representing 3.13% of the outstanding pool balance and 3.53% of the loan group 1 balance as of the cut-off date;

•	4 manufactured housing properties representing 0.67% of the outstanding pool balance and 0.10% of the loan group 1 balance and 5.05% of the loan group 2 balance as of the cut-off date;

•	3 parking garage properties representing 0.66% of the outstanding pool balance and 0.74% of the loan group 1 balance as of the cut-off date; and

•	2 other properties representing 0.24% of the outstanding pool balance and 0.27% of the loan group 1 balance as of the cut-off date, which includes a health club and a golf course.

Geographic Concentration Entails Risks

As of the cut-off date, the mortgaged properties are located in 38 states and DC. 28 mortgaged properties, securing mortgage loans representing 10.32% of the outstanding pool balance, are located in California. Nine mortgaged properties, securing mortgage loans representing 8.88% of the outstanding pool balance as of the cut-off date, are located in Massachusetts. Four mortgaged properties, securing mortgage loans representing 8.40% of the outstanding pool balance as of the cut-off date, are located in Hawaii. 22 mortgaged properties, securing mortgage loans representing 7.92% of the outstanding pool balance as of the cut-off date, are located in Pennsylvania. 7 mortgaged properties, securing mortgage loans representing 7.62% of the outstanding pool balance as of the cut-off date, are located in North Carolina. See the table entitled ‘‘Geographic Concentration of Mortgage Loans’’ under ‘‘Description of the Mortgage Pool’’ in this prospectus supplement. Also for certain legal aspects of mortgage loans secured by mortgaged properties located in California, see ‘‘Legal Aspects of Mortgage Loans’’ in this prospectus supplement. Except as set forth in this paragraph, no state contains more than 7.48% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

•	certain developments particularly affecting industries concentrated in such state or region;

•	conditions in the real estate markets where the mortgaged properties are located;

•	changes in governmental rules and fiscal policies;

•	acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses); see ‘‘Risk Factors—Risks Related to the Mortgage Loans — Property Insurance’’ in this prospectus supplement; and

•	other factors which are beyond the control of the borrowers.

For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

Retail Properties Have Special Risks

165 of the mortgaged properties, which represent security for 32.39% of the outstanding pool balance and 36.59% of the loan group 1 balance as of the cut-off date, are retail properties. Of these, 29 mortgaged properties, representing security for 16.64% of the outstanding pool balance and 18.80% of the loan group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties. 24 mortgaged properties, representing security for 8.38% of the outstanding pool balance and 9.47% of the loan group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be unanchored mortgaged properties. 112 mortgaged properties, representing security for 7.36% of the outstanding pool balance and 8.32% of the loan group 1 balance as of the cut-off date, are single tenant properties. The quality and success of a retail property’s tenants significantly affect the property’s value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties may have rents tied to a percentage of gross sales. In addition, certain tenants have early termination options, some of which may impact the termination rights of other tenants under different leases.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

If an anchor store in a mortgaged property or a shadow anchor near a mortgaged property were to close, the related borrower may be unable to replace that anchor (or, in the case of a shadow anchor, the related borrower may have no control over whether the shadow anchor may be replaced) or may have no right or ability to replace such anchor (note in this respect that many anchor leases do not require the tenant to open or remain open for business and it may not be possible to replace an anchor that has ceased operating if such anchor's lease remains in effect) in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating, terminate their leases or reduce rent if certain other stores are not operated at or near the retail properties. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating, terminate their leases or reduce rent. Certain non-anchor tenants at retail properties also may be permitted to cease operating, terminate their leases or reduce rent if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks;

•	internet web sites; and

•	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located. Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Office Properties Have Special Risks

57 of the mortgaged properties, which represent security for 30.61% of the outstanding pool balance and 34.58% of the loan group 1 balance as of the cut-off date, are office properties.

Various factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	provisions in tenant leases that may include early termination provisions;

•	an economic decline in the business operated by the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Hotel Properties Have Special Risks

There are 31 hotel properties, securing approximately 15.32% of the outstanding pool balance as of the cut-off date (or approximately 17.31% of the loan group 1 balance as of the cut-off date). 9 of such hotel properties are considered full service, securing approximately 11.18% of the outstanding pool balance as of the cut-off date (or approximately 12.63% of the loan group 1 balance as of the cut-off date), 20 of such hotel properties, securing approximately 3.72% of the outstanding pool balance as of the cut-off date (or approximately 4.20% of the loan group 1 balance as of the cut-off date), are considered limited service; and 2 of such hotel properties, securing approximately 0.42% of the outstanding pool balance as of the cut-off date (or approximately 0.47% of the loan group 1 balance as of the cut-off date), are considered extended stay.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks on September 11, 2001) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers;

•	desirability of particular locations;

•	location, quality and hotel management company’s affiliation, each of which affects the economic performance of a hotel; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Most of the hotel properties are affiliated with a hotel management company through management agreements or with a hotel chain through a management or franchise agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or management company or hotel chain service mark; and

•	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

No assurance can be given that a franchise or management agreement will not be terminated during the term of the related mortgage loan or that the trust fund could renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement in place at the time of foreclosure.

Multifamily Properties Have Special Risks

33 of the mortgaged properties, which represent security for 11.29% of the outstanding pool balance, 0.44% of the loan group 1 balance as of the cut-off date, 94.95% of the loan group 2 balance as of the cut-off date, are multifamily properties. 1 of these mortgaged properties, representing security for 0.26% of the outstanding pool balance and 2.27% of the loan group 2 balance as of the cut-off date, provide housing for students in all or a majority of its units.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	the presence of competing properties in the local market;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state, or local politics.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

Industrial Properties Have Special Risks

There are 17 industrial properties, securing approximately 3.13% of the outstanding pool balance and 3.53% of the loan group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Properties with Condominium Ownership Have Special Risks

Some of the mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit. Certain of the mortgage loans are secured by the borrower’s fee simple interest in one or more condominium units and the related borrower does not control the condominium board.

With respect to certain mortgage loans, the mortgage loan documents permit the borrower to subject the mortgaged property to a condominium regime at some time in the future.

With respect to the mortgage loan known as High Point Furniture Mart, representing 5.46% of the outstanding pool balance and 6.17% of the loan group 1 balance, the borrower’s interest in the property known as Market Square Office Tower consists of the fee interest in a condominium unit consisting of the lower eleven floors of the office tower building. The upper four floors of the building, not owned by the borrower and not collateral for the High Point Furniture Mart Loan, consist of eighteen residential condominium units and related common areas (collectively, the ‘‘Residential Portion’’). Although no condominium board exists, the High Point Furniture Mart loan borrower is required to maintain certain common areas, and the owners of the Residential Portion are required to reimburse the borrower, pro rata (based on its leasable space, which is approximately 20% of the building) for such expenses. There can be no assurance that the owners of the Residential Portion will reimburse the High Point Furniture Mart loan borrower for any such costs or expenses incurred, which may have an adverse affect on the ability of the borrower to make payments on the High Point Furniture Mart loan. The High Point Furniture Mart Loan borrower is currently suing the owners of the Residential Portion, alleging among other matters, the failure of the association to bear its allocable share of certain funded repair and maintenance costs.

The 1111 Marcus Avenue loan, representing 2.80% of the outstanding pool balance (and 3.16% of the loan group I balance), as of the cut-off date, is secured by the 1111 Marcus Avenue borrower’s fee interest in 438,766 square feet of office space and related non-improved space, comprising one of two condominium units in a 94-acre commercial condominium complex. The second condominium unit is not part of the collateral for the 1111 Marcus Avenue loan. The condominium is governed by a board consisting of three members, only one of which is appointed by the related borrower under the 1111 Marcus Avenue loan. Accordingly, the related borrower will not control the budget or maintenance of general common elements within the mortgaged property, including sidewalks, surrounding land and the office lobby.

With respect to certain mortgage loans, the mortgage loan documents permit the borrower to subject the mortgaged property to a condominium regime at some time in the future. With respect to the mortgage loan known as Healthpoint Wellness Center, representing 0.54% of the outstanding pool balance and 0.61% of the loan group 1 balance, the borrower is permitted to include the mortgaged property in a condominium regime that may include other adjoining property, with a corresponding release of unimproved portions of the mortgaged property such that the resulting remaining mortgaged property constitutes one or more condominium units, subject, among other things, to the lender’s reasonable approval of the condominium documents.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

Certain Additional Risks Related To Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	the mortgaged property is re-leased at a rental rate significantly below the rental rate paid by the tenant at the space when the loan was originated;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement; however, Annex A-1 does not identify early termination options that tenants may have under their leases. Certain of the tenants (which may include significant tenants) have lease expiration dates or early termination options that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring or providing for early termination options at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire or be terminated prior to the related maturity date.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

The borrower under certain of the mortgage loans has given to one or more tenants at the related mortgaged real property a right of first offer, a right of first refusal or another option to purchase all or a portion of the related mortgaged properties, which must in any event be greater than the outstanding balance of the mortgage loan. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. One or more tenants at a particular mortgaged property may have been or may currently be the subject of bankruptcy or insolvency proceedings. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of that lease.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust’s Ownership of the Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible that the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Laws Entail Risks

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings. In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a ‘‘Lead Warning Statement’’ that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances may also adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

With respect to the mortgage loan identified as 1150 West Washington Street (which is a property securing the ShopKo Portfolio loan), the Phase I consultant recommended a file review be conducted to determine the impact, if any, of a historical on-site leaking underground storage tank (‘‘LUST’’) incident. That review indicated that the LUST incident stemmed from underground storage tanks that have since been removed from the subject property. The property owner enrolled in the Michigan Underground Storage Tank Financial Assurance Fund and received reimbursement for site activities relating to cleanup of the LUST incident until 1995. Since that time, the owner has continued to address the LUST incident by operating a groundwater treatment system and conducting quarterly groundwater monitoring. Results from the quarterly monitoring indicate that concentrations of contaminants in off-site monitoring wells remain below statutory limits. In addition, the environmental consultant conducting the activities has indicated that if the on-site concentrations continue to decrease or remain stable, closure with a deed restriction will likely be obtained from the state in the near future.

With respect to the mortgage loan identified as Corsair Office Building representing approximately 0.68% of the initial outstanding pool balance and 0.77% of the initial loan group 1 balance, waste ammonia liquor (‘‘WAL’’) was identified in two soil borings on the western portion of the mortgaged property. The remedial action for the WAL has not yet been determined. In addition, the groundwater beneath the mortgaged property is likely impacted by the former westerly adjacent quarry.

With respect to the mortgage loan identified as Des Moines Portfolio – Plaza Manor representing approximately 0.08% of the initial outstanding pool balance and 0.68% of the initial loan group 2 balance, short-term radon testing was conducted at the mortgaged property to document actual radon gas concentrations present. Based on the analytical results, a unit located at the mortgaged property showed radon levels slightly above the action level of 4.0 pCi/L. Retesting this unit and the adjacent ground floor units was recommended. If the subsequent testing results remain higher than the action level, all ground floor units will need to be tested.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

•	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

•	a responsible third party was identified as being responsible for the remedial action; or

•	the related originator of the subject mortgage loan generally required the related borrower to:

(a)    take investigative and/or remedial action;

(b)    carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)    monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)    obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)    obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the sponsor); or

(f)    the circumstance or condition has been remediated in all material respects.

Potential Trust Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties within the 19 months preceding the cut-off date have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. See ‘‘Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments’’ in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the Depositor that to its actual knowledge and subject to certain exceptions set forth in the related sale documents, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower’s environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions.

For more information regarding environmental considerations, see ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See ‘‘The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date

191 mortgage loans, representing 99.75% of the outstanding pool balance, 99.71% of the loan group 1 balance, 100% of the loan group 2 balance as of the cut-off date, are balloon loans or anticipated repayment date loans that provide for substantial payments of principal due at their stated maturities or anticipated repayment dates, as applicable. 174 of the 192 mortgage loans identified above, representing 75.92% of the outstanding pool balance, or 73.70% of the loan group 1 balance and 93.06% of the loan group 2 balance as of the cut-off date, have a balloon payment or anticipated repayment date in the year 2016 and 17 of the 192 mortgage loans identified above, representing 23.83% of the outstanding pool balance, or 26.01% of the loan group 1 balance and 6.94% of the loan group 2 balance.

Balloon loans and anticipated repayment date loans involve a greater risk to the lender than fully amortizing loans because a borrower’s ability to repay a balloon loan on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	prevailing interest rates;

•	the fair market value of the related properties;

•	the borrower’s equity in the related properties;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the property;

•	tax laws; and

•	prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time.

There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement. The master servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances. See ‘‘The Pooling and Servicing Agreement—Modifications’’ in this prospectus supplement. There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer, will likely extend the weighted average life of such class of certificates. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the prospectus.

Risks Relating to Borrowers’ Organization or Structure

With respect to most of the mortgage loans, the borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and, subject to exceptions, generally limit the borrowers’ ability to incur additional indebtedness other than trade payables, equipment financing and payables for permitted capital improvements or alterations relating to the mortgaged properties in the ordinary course of business. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be structured as a single-purpose entity, such borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a ‘‘single purpose entity’’ under standard rating agency criteria. There can be no assurance that circumstances that arose or may arise when the borrower did not or does not observe the required covenants will not impact the borrower or the related mortgaged property. In addition, most of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.

Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

With respect to 28 mortgage loans, representing 17.45% of the outstanding pool balance, 15.01% of the Group 1 Loan Balance and 36.25% of the Group 2 Loan Balance, two or more borrowers own the related mortgaged property as tenants-in-common. The mortgage loans are:

•	Two Gateway

•	660 South Figueroa Tower

•	Mills Building

•	St. Ives Apartments

•	Empirian Highland

•	6100 Executive Boulevard

•	Empirian Wildewood

•	Cypress Lakes Apartments

•	Fox Point in Old Farm Apartments

•	Spring Industries – Pool 3

•	Diamond Bar Portfolio

•	Healthpoint Wellness Center

•	Spring Industries – Pool 1

•	501 Continental Blvd

•	Moody Texas Hotel Portfolio

•	Crums Mill Portfolio

•	Heron Building

•	One Corporate Plaza

•	Avondale Village

•	Carmax

•	University Plains Apartments

•	Sequoia Business Park

•	2296 Henderson Mill

•	Palo Verde Square

•	Ross Plaza

•	Unity Health and Resource Center

•	3829 Crenshaw Boulevard

•	Dairyland Square

Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable. These factors could cause losses to certificateholders. In most cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full or partial recourse to the related tenant-in-common borrower and the related guarantor if a tenant-in-common borrower files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicers, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Except to the extent set forth in this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender’s consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt. Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests. Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member equity interests in a borrower subject to certain exceptions and except to the extent set forth in this paragraph, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the general partnership, managing membership, limited partnership or non-managing membership equity interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. With respect to mezzanine financing, while a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreement typically provides that the rights of the mezzanine lender (including the right to payment) against the mortgage loan borrower and mortgaged property are subordinate to the rights of the mortgage loan lender and that the mezzanine lender may not take any enforcement action against the mortgage loan borrower and mortgaged property. The mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Other Financing.’’

Additionally, in the case of the ShopKo Portfolio loan and the Ala Moana Portfolio loan, sponsors of the related borrowers are permitted to pledge indirect interests in one or more of the related borrowers in connection with a line of credit or similar corporate facility secured by all, or substantially all, of such sponsor’s equity interests in such borrower or borrowers.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

In cases where the trust is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the trust. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender’s receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have had a sponsor that has filed for bankruptcy protection more than ten years ago. In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years. However, we cannot assure you that, with respect to a sponsor that has filed for bankruptcy in the past, such sponsor will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents. Nor can we assure you that the bankruptcies of sponsors have in all cases been disclosed to us.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is generally responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

Risks of Inspections Relating to Property

Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for a large mortgaged property, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of those mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor’s ability to resell, the certificates. See ‘‘—Property Insurance’’ below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

The government of the United States has implemented full scale military operations against Iraq and continues to maintain a military presence in Afghanistan. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the domestic and world economy, financial markets, real estate markets, insurance costs and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers’ abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Property Insurance

Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks that were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, environmental hazards, certain acts of nature, terrorist activities or other insurable conditions or events.

In addition certain of the mortgaged properties are located in California, Washington, Texas, Oregon, Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods, landslides and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake insurance and the related borrowers may not have adequate coverage should such an act of nature occur.

There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

In addition, following the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

Because it is a temporary program, there is no assurance that it will create any long term changes in the availability and cost of such insurance.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In certain of those cases, the related borrower obtained supplemental terrorism insurance. In other cases, the lender did not require that terrorism insurance be maintained.

In addition, in many cases where terrorism insurance is required, such insurance may be required only to the extent it can be obtained for premiums less than or equal to the ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally (except with respect to the mortgage loans that are part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding and with respect to the mortgage loans that are part of a split loan structure, as described under ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only. See ‘‘Description of the Mortgage Pool—Additional Loan Information’’ in this prospectus supplement.

Tax Considerations Related to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent. Furthermore, any net income from such operation (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. ‘‘Rents from real property’’ does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See ‘‘The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement.

In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In which event, the receiver, rather than the lender, would be entitled to collect the rents. A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval. In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Risks Related to Loans Secured by Multiple Properties and Cross-Collateralized Loans

10 mortgage loans, representing 23.46% of the outstanding pool balance, 25.22% of the loan group 1 balance and 9.93% of the loan group 2 balance as of the cut-off date, are secured by more than one mortgaged property.

The amount of the mortgage lien encumbering any particular one of the mortgaged properties in a cross-collateralized mortgage loan or pool of mortgage loans is in some cases less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize mortgage recording tax. In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination. This would limit the extent to which proceeds from that mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of mortgaged loans.

Cross collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by such a borrower entity could be avoided if a court were to determine that:

•	such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured after the lien was granted; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

State Law Limitations Entail Certain Risks

Some states (including California) have laws prohibiting more than one ‘‘judicial action’’ to enforce a mortgage obligation. Some courts have construed the term ‘‘judicial action’’ broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a ‘‘lender-in-possession’’ or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Leasehold Interests Entail Certain Risks

17 mortgaged properties, which represent security for mortgage loans representing approximately 5.65% of the initial outstanding pool balance, or 5.92% of the loan group 1 balance as of the cut-off date and 3.55% of the loan group 2 balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold (subleasehold) interest in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest in portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee generally has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals), although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest. If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower’s position under the lease, or alternatively obtain a new lease from the lessor, only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

The ground leases securing the mortgaged properties may provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

In the case of the mortgage loan known as the ShopKo Portfolio, representing 7.24% of the initial outstanding pool balance and 8.17% of the loan group 1 balance, which is secured in part by the related borrower’s ground leasehold interest covering a small portion of two of the related mortgaged properties, the term of such ground lease does not extend beyond 20 years following the stated maturity date of the related Mortgage Loan.

In the case of the mortgage loan known as the McKendree Garage, representing 0.09% of the initial outstanding pool balance and 0.11% of the loan group 1 balance, which is secured in part by the related borrower’s ground leasehold interest covering the entire related mortgaged property, the term of such ground lease does not extend beyond 20 years following the stated maturity date of the related mortgage loan.

In the case of the mortgage loan known as the Greendale Mall, representing 1.26% of the initial outstanding pool balance and 1.42% of the loan group 1 balance, which is secured in part by the related borrower’s ground leasehold interest covering a portion of the related mortgaged property consisting of parking spaces, the term of such ground lease does not extend beyond 20 years following the stated maturity date of the related mortgage loan.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Related to Zoning Laws

Due to changes in applicable building and zoning ordinances and codes that have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements or current uses of the mortgaged properties may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming improvements or uses. These changes may limit the ability of the related borrower to rebuild the premises ‘‘as is’’ or continue current uses in the event of a substantial casualty loss and may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property was to be repaired, restored or permitted to be used only in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before the repair or restoration.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Certain mortgaged properties may lack a certificate of occupancy or may currently have a temporary certificate of occupancy related to renovations at the mortgaged property. Violations may be known to exist at a particular mortgaged property, but the related mortgage loan sellers have informed us that, to their knowledge and subject to certain exceptions set forth in the related sale documents, there are no violations that they consider material that are not subject to reserves or other loan document provisions that adequately address such non-compliance.

Risks Related to Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

Risks Related to Compliance with Americans With Disabilities Act

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent that a mortgaged property securing a mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Conflicts of Interest

Risks Related to Servicing

One of the mortgage loans that we intend to include in the issuing entity is being serviced and administered pursuant to the servicing arrangements for a different securitization. Therefore, the series 2006-CD3 certificateholders will have limited ability to control the servicing of that mortgage loan.

The mortgage loan identified on Annex A-1 to this prospectus supplement as ShopKo Portfolio loan is secured on a pari passu basis with multiple other mortgage loans by the same mortgage instruments encumbering the ShopKo Portfolio mortgaged properties. Those other mortgage loans will not be transferred to the issuing entity. An intercreditor agreement governs the relationship between the respective holders of the ShopKo Portfolio loan and the ShopKo Portfolio pari passu loans, and that intercreditor agreement generally provides that all of those mortgage loans will be serviced and administered pursuant to the Citigroup Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series 2006-C4 securitization pooling and servicing agreement (the governing document for the CGCMT 2006-C4 securitization). Neither the series 2006-CD3 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the CGCMT 2006-C4 issuing entity, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the CGCMT 2006-C4 pooling and servicing agreement, except as related to the trust’s rights to receive payments of principal and interest on the ShopKo Portfolio loan included in the issuing entity. However, the issuing entity, as the holder of the ShopKo Portfolio loan, is a third-party beneficiary of the CGCMT 2006-C4 pooling and servicing agreement. Furthermore, the master servicer, the special servicer and trustee under the series 2006-CD3 pooling and servicing agreement may not independently exercise remedies following a default with respect to the ShopKo Portfolio loan. The primary servicer and special servicer under the CGCMT 2006-C4 pooling and serving agreement are required to service the ShopKo Portfolio loan combination in accordance with the servicing standard set forth in the CGCMT 2006-C4 pooling and servicing agreement on behalf of the CGCMT 2006-C4 certificateholders, the series 2006-CD3 certificateholders and the holders of the other portions of the ShopKo Portfolio loan combination, as a collective whole.

Directing Holder May Direct Special Servicer Actions

The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing holder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing holder, with respect to the mortgage loans that are not part of a split loan structure is generally the holder of the majority in interest of the controlling class. The directing holder, with respect to the mortgage loans that are part of a split loan structure and are serviced by the servicer, is as described in ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement. The directing holder is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See ‘‘The Pooling and Servicing Agreement—Special Servicing—The Directing Holder’’ in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class. The directing holder has no duty to act in the interests of any class of certificates (other than the controlling class if the controlling class representative is the directing holder). However, the pooling and servicing agreement provides that neither the master servicer nor the special servicer may follow a direction of the directing holder if such direction could cause it to violate the servicing standards. See also ‘‘—Conflicts Between Certificateholders and Holders of Companion Loans’’ in this prospectus supplement.

Related Parties May Acquire Certificates or Experience Other Conflicts

Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing holder generally has the right to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a split loan structure under ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See ‘‘The Pooling and Servicing Agreement—Servicing of the Mortgage Loans; Collection of Payments’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Additionally, the master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

Conflicts Between Managers and the Mortgage Loan Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

Conflicts Between Certificateholders and Holders of Subordinate Companion Loans

Four (4) mortgage loans, the Ala Moana Portfolio loan, the Two Gateway loan, the 1111 Marcus Avenue loan and the Spectrum Centre loan, representing 8.40%, 3.64%, 2.80% and 0.20%, respectively, of the outstanding pool balance and 9.49%, 4.11%, 3.16% and 0.22%, respectively, of the loan group 2 balance as of the cut-off date, are each one mortgage loan of a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged property. In the case of these loan combinations, one or more of the other loans in these loan combinations are subordinate to the related mortgage loan and will not be included as assets of the issuing entity.

Prior to the occurrence of a control appraisal event described under ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement, the respective holders of the related subordinate companion loans will have the right under certain circumstances to advise and direct the master servicer or the special servicer, as applicable, with respect to various servicing matters affecting the respective loan combinations and to approve various decisions affecting the related loan combinations. These holders also generally have the right to terminate the special servicer and to appoint a successor special servicer but only with respect to the related loan combination. In the case of any loan combination with subordinate companion loans, these holders will, under various default scenarios, have cure rights and a purchase option with respect to the mortgage loan in the trust. These holders may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

Following the occurrence of a control appraisal event with respect to each of the subordinate companion loans, any decision with respect to the loan combinations that requires the approval of the directing holder or otherwise requires approval under the related co-lender agreement or the pooling and servicing agreement, as applicable (including terminating the special servicer and appointing a successor special servicer) will require the approval of the controlling class representative (or, in the case of the Ala Moana Portfolio Loan Combination, the holders of a majority of the principal amount of the Ala Moana Portfolio Loan and the Ala Moana Portfolio pari passu companion loans). As a result, any determinations made by the controlling class representative (or, in the case of the Ala Moana Portfolio Loan Combination, the holders of a majority of the principal amount of the Ala Moana Portfolio Loan and the Ala Moana Portfolio pari passu companion loans) will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

No certificateholder may take any action against any holder of a subordinate companion loan (or its designee) for having acted solely in its respective interest. The holders of the subordinate companion loans may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement.

With respect to the Two Gateway mortgage loan, representing approximately 3.64% of the outstanding pool balance and 4.11% of the loan group 1 balance as of the cut-off date, the holder of the related subordinate companion loan, Capmark Finance Inc., is also one of the sponsors, the master servicer and an affiliate of Capmark Securities Inc., one of the underwriters. As the holder of the related subordinate companion loan, Capmark Finance Inc. has certain consultation and consent rights with respect to the servicing of the Two Gateway mortgage loan. Accordingly, a conflict may result between the interests of Capmark Finance Inc. and the interests of the holders of the certificates. See ‘‘Description of the Mortgage Pool — The Two Gateway Mortgage Loan’’ in this prospectus supplement.

Conflicts Between Certificateholders of Pari Passu Companion Loans

Three (3) mortgage loans, the Ala Moana Portfolio loan, the ShopKo Portfolio loan and the Fair Lakes Office Portfolio loan, representing 8.40%, 7.24% and 3.99%, respectively, of the outstanding pool balance and 9.49%, 8.17% and 4.51%, respectively, of the loan group 1 balance as of the cut-off date, are each one mortgage loan of a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by the same mortgage instrument(s) on the same mortgaged property or portfolio of mortgaged properties. In the case of each of these loan combinations, one or more of the other loans in the subject loan combination will not be included as assets of the issuing entity and are pari passu in right of payment with the related mortgage loan to be transferred to the issuing entity.

The ShopKo Portfolio loan, which represents 7.24% of the initial mortgage pool balance and 8.17% of the initial loan group no. 1 balance, is part of an aggregate debt in the amount of $545,655,010, evidenced by six (6) promissory notes and secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as the ShopKo Portfolio. The ShopKo Portfolio loan is evidenced by three (3) of those promissory notes. The other three (3) promissory notes will not be included in the series 2006-CD3 securitization transaction. Those three (3) other promissory notes represent separate debt obligations of the related borrowers and are treated as separate mortgage loans. Pursuant to a co-lender agreement, (a) the holders of mortgage loans representing more than 50% of the total principal balance of the entire ShopKo Portfolio loan combination, acting together, will be entitled to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures, and to direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures and workouts, affecting the ShopKo Portfolio loan combination; and (b) the holders of mortgage loans representing more than 50% of the total principal balance of the mortgage loans in the ShopKo Portfolio loan combination not included in the CGCMT 2006-C4 securitization will be entitled to replace the applicable special servicer (without cause) with respect to the ShopKo Portfolio loan combination. The ShopKo Portfolio loan included in the series 2006-CD3 trust represents: (i) 47.51% of the total principal balance of the entire ShopKo Portfolio loan combination; and (ii) 74.99% of the total principal balance of the mortgage loans in the ShopKo Portfolio loan combination that are not included in the CGCMT 2006-C4 securitization. In addition, any holder of a ShopKo Portfolio pari passu loan that has not been transferred to the issuing entity will have an option to purchase the ShopKo Portfolio loan that is to be transferred to the issuing entity (provided that such holder purchase all of the ShopKo Portfolio loans) under various default scenarios. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee, which representative, in the case of the ShopKo Portfolio loan, in connection with exercising the rights described in clauses (a) and (b) of the third preceding sentence, will be the series 2006-CD3 controlling class representative pursuant to the series 2006-CD3 pooling and servicing agreement.

In the case of the Ala Moana Portfolio loan combination, if there occurs a control appraisal event described under ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement, then the holders of promissory notes representing more than 50% of the principal amount of the senior pari passu loans in that loan combination will be entitled to advise and direct certain servicing actions, and to replace the special servicer, with respect to that loan combination. The Ala Moana Portfolio mortgage loan that is to be transferred to the issuing entity represents 25% of the principal amount of all the senior pari passu loans in the Ala Moana Portolio loan combination.

In the case of the Fair Lakes Office Portfolio loan combination, the controlling class representative (or its designee) of the securitization including the related pari passu companion loan will, in lieu of the controlling class representative of the series 2006-CD3 securitization, be entitled to advise and direct the special servicer with respect to certain servicing actions in relation to the Fair Lakes Office Portfolio loan combination.

In connection with exercising any of the foregoing rights afforded to it, the holder of any pari passu companion loan not included in the series 2006-CD3 securitization transaction (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-CD3 securitization transaction, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-CD3 certificateholders and may have an interest that conflicts with your interests. If any pari passu companion loan not included in the series 2006-CD3 securitization transaction is included in a separate securitization, then the representative, designee or assignee exercising any of the rights of the holder of that pari passu companion loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other securitization. You should expect that the holder or beneficial owner of a pari passu companion loan not included in the series 2006-CD3 securitization transaction will exercise its rights and powers to protect its own economic interests, and it will not be liable to the series 2006-CD3 certificateholders for so doing.

See ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement.

Risks Related to the Offered Certificates

Risks Related to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller’s breach of representations or warranties, a mezzanine lender, a subordinate companion loan noteholder or other party with such option.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J and Class A-1A Certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M and Class A-J Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1S and the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See ‘‘—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ above.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘—Property Releases’’ in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums;

•	the servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan (or, in the case of the ShopKo Portfolio loan, the applicable portion of that mortgage loan) from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender, subordinate noteholder or subordinate companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

In addition, with respect to the mortgage loan known as 1111 Marcus Avenue, representing 2.80% of the initial outstanding pool balance and 3.16% of the initial loan group 1 balance, if the related tenant or its affiliate has exercised such tenant's purchase option on or before March 22, 2015 and such purchase closes prior to April 1, 2015 (but not before March 22, 2015), the borrower will be required to prepay the 1111 Marcus Avenue whole loan in full on the date of such closing without penalty or fee and without any obligation to pay any accrued and unpaid interest from such date of closing and prepayment through the next payment date. In such event, the yield to maturity on your certificates may be adversely affected.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

Yield Considerations

The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

•	the timing and severity of any interest shortfalls resulting from prepayments;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the certificates offered in this prospectus supplement;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

As described in this prospectus supplement unless your certificates are Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J or Class A-1A Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates and to such rights of the holders of the Class X Certificates. See ‘‘Description of the Offered Certificates— Distributions’’ in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated between the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M and Class A-J Certificates (the ‘‘Class A Combined Certificates’’) collectively on the one hand, and the Class A-1A Certificates on the other, pro rata, with the losses allocated to the Class A Combined Certificates allocated first, to the Class A-J Certificates and then the Class A-M Certificates, in that order, and then to the remaining Class A Combined Certificates, pro rata, and with respect to interest losses only, the Class XS and Class XP Certificates based on their respective entitlements pro rata.

Each class of certificates (other than the Class T, Class R and Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

There is currently no secondary market for the certificates offered in this prospectus supplement. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this prospectus supplement, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered in this prospectus supplement will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this prospectus supplement. The certificates offered in this prospectus supplement will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this prospectus supplement. In addition, the market value of the certificates offered in this prospectus supplement at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this prospectus supplement at any time.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the trustee discussed in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.’’ Except as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,’’ there can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of such information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J or Class A-1A Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation (or in the case of the Class A-M and Class A-J Certificates, to the rights of the holders of the foregoing specified classes with the Class A-M Certificates senior in right of payment to the Class A-J Certificates) and the Class XS and Class XP Certificates. See ‘‘Description of the Offered Certificates —Distributions’’ and ‘‘—Subordination’’ in this prospectus supplement.

Risk of Limited Assets

The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

Risks Relating to Lack of Certificateholder Control Over Trust

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration. The pooling and servicing agreement gives the master servicer, the special servicer, the trustee or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading ‘‘—Risks Related to the Mortgage Loans.’’ Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Other Risks

The ‘‘Risk Factors’’ section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

TRANSACTION PARTIES

The Sponsors

German American Capital Corporation.

German American Capital Corporation (‘‘GACC’’) is a sponsor of this securitization transaction. GACC or an affiliate of GACC originated all of the GACC Loans and underwrote all of the GACC Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC and its securitization program, see ‘‘The Sponsor’’ in the prospectus.

A description of the underwriting standards of GACC is set forth in the prospectus under ‘‘The Sponsor—Underwriting Standards.’’

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp (‘‘CGMRC’’) is a New York corporation, which is a wholly owned subsidiary of Citigroup Financial Products Inc. and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC originates, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets. The principal offices of CGMRC are located at 388 Greenwich Street, New York, New York 10013.

CGMRC’s Commercial Real Estate Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion and $3.24 billion of commercial mortgage loans in public offerings during the fiscal years 2001, 2002, 2003, 2004 and 2005, respectively.

When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

Loan Analysis.    CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC’s underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more—depending on loan size— specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

In addition, CGMRC may ‘‘normalize’’ operating expenses by discounting certain extraordinary property-related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

Loan-to-Value Ratio.    CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below

1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CGMRC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC’s underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Capmark Finance Inc.

Capmark Finance Inc. (‘‘Capmark’’), a California corporation, is a sponsor of this transaction, one of the Mortgage Loan Sellers and one of the Master Servicers. Capmark is an affiliate of Capmark Securities Inc., one of the Underwriters.

Capmark performs a number of commercial mortgage banking activities, including originating, financing, servicing and selling commercial mortgage loans, as well as, through its affiliates, issuing, purchasing and selling commercial mortgage-backed securities. The majority of Capmark's securitization activities relate to its commercial mortgage loan origination business. Capmark has been engaged in the origination and securitization of multifamily and commercial mortgage loans since 1996. Capmark originates or purchases commercial and multifamily mortgage loans with the primary intent to sell the loans in the secondary market or to an affiliate for final sale or securitization. Capmark originates mortgage loans through its own mortgage banking network and, on occassion, buys mortgage loans from originators or sellers nationwide. The majority of commercial mortgage loans are generally sold to private and public investors directly or through a variety of structured facilities, including through securitizations. In its capacity as sponsor, Capmark participates in a securitization transaction consistent with its financing requirements and assessment of market conditions once it is determined that a sufficient volume of mortgage loans has accumulated with similar characteristics. Capmark participates with the underwriters and other originators in structuring a particular transaction for the issuance of commercial mortgage-backed securities and in selecting the mortgage loans to be included in a particular transaction. As such, Capmark relies upon securitization, transactions with government sponsored entities such as Fannie Mae and Freddie Mac, sales of participations and other structured facilities and whole loan sales as material funding sources. Other than the securitization of commercial mortgage loans, Capmark or one of its affiliates has securitized commercial mortgage loan servicing advances and participated in various collateralized debt obligation transactions, including resecuritizations of securities issued in commercial mortgage loan securitizations. The following table shows the total volume of United States domestic commercial mortgage loan securitizations for the first calendar quarter of 2006 as well as for the prior three calendar years (including mortgage loans sold to an affiliate of Capmark, as depositor, from unaffiliated originators for inclusion in commercial mortgage loan securitizations where an affiliate of Capmark was acting as depositor) and the volume of fixed rate and floating rate mortgage loans originated by Capmark contributed to those securitizations:

	Year (amts in $ billions)
	2003	2004	2005	1st Quarter 2006
Originated by Capmark	2.1	1.5	2.8	1.4
Originated by Unaffiliated Originators	2.5	1.6	1.0	1.1
Total Commercial Mortgage Loans Securitized	4.6	3.1	3.8	2.5

Capmark does not outsource to third parties credit underwriting decisions or originating duties generally, other than those services performed by providers of environmental, engineering, appraisal and other third party reports as well as certain due diligence functions.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly owned subsidiary of Capmark Financial Group Inc. (‘‘Capmark Financial Group’’), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Underwriting Standards

General.    All of the mortgage loans sold to the Depositor by Capmark, whether originated or purchased by Capmark or an affiliate of Capmark, were generally originated in accordance with the underwriting criteria described below. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

Loan Analysis.    In connection with the origination of mortgage loans, Capmark conducts a review of the related mortgaged property, which may include an analysis of the appraisal, environmental report, property operating statements, financial data, leases, rent rolls and related information provided by the borrower. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan which may include a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. Generally, borrowers are required to be single-purpose entities.

Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Capmark's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    Capmark evaluates DSCRs and LTV Ratios when underwriting a mortgage loan. DSCRs are calculated based on Underwritten Net Cash Flow. See also Annex A-1 to this prospectus supplement.

Escrow Requirements.    Capmark may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for Capmark), re-tenanting expenses (to mitigate risks which arise in connection with tenant lease expirations) or capital expenses (to cover deferred maintenance costs), or in some cases such reserves may only be required upon the occurrence of certain events. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

Mortgage loans originated by Capmark generally conform to the above described underwriting guidelines. Each lending situation is unique and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines above are applied to a specific mortgage loan. There can be no assurance that each mortgage loan originated or purchased by Capmark conforms in its entirety to the guidelines described above.

The Depositor

The Depositor is Deutsche Mortgage & Asset Receiving Corporation.    The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

During the five years ending December 31, 2005, the Depositor has acted as depositor with respect to securitization transactions in an aggregate amount of approximately $25 billion. GACC has acted as sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by other third party loan sellers. While the Depositor was depositor with respect to public securitizations in 1998 through 2000, in 2001 through 2003 it acted as depositor primarily in private securitizations of floating rate loans. In 2004 and 2005, the Depositor’s securitizations included approximately $3.0 billion and $4.3 billion, respectively, of publicly offered conduit or combined conduit/large loan securitizations, as well as several private transactions.

The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor’s duties pursuant to the pooling and servicing agreement include, without limitation, (i) the duty to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Trustee to the extent necessary to perform REMIC tax administration, (iii) to indemnify the Trustee against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on form 10-D and current report on form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Securities Exchange Act of 1934 prepared by the Trustee on behalf of the Trust. The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Issuing Entity

The issuing entity for the certificates will be CD 2006-CD3 Mortgage Trust (the ‘‘Trust’’). The Trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO property, disposing of defaulted mortgage loans and REO property, issuing the certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and/or the Trustee, if applicable, may make advances to the Trust only to the extent that such party deems such advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The pooling and servicing agreement may be amended as set forth herein under ‘‘The Pooling and Servicing Agreement—Amendments.’’ The Trust administers the mortgage loans through the Trustee, the Master Servicer and Special Servicer. A discussion of the duties of the Trustee, Master Servicer and Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under ‘‘Transaction Parties—The Master Servicer,’’ ‘‘Transaction Parties—The Special Servicer,’’ ‘‘Transaction Parties—The Trustee’’ and ‘‘The Pooling and Servicing Agreement.’’

The only assets of the Trust other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the collection account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to the three REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, Master Servicer and Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or a Board of Directors. It acts through the Trustee, Master Servicer and Special Servicer.

The Depositor is contributing the Mortgage Loans to the Trust.    The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described herein under ‘‘Description of the Mortgage Pool—Sale of the Mortgage Loans.’’

Since the Trust is a common law trust, it may not be eligible for relief under the United States Bankruptcy Code (the ‘‘Bankruptcy Code’’), unless it can be characterized as a ‘‘business trust’’ for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a ‘‘business trust.’’ The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

1.    (A) If such mortgage loan seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such mortgage loan seller is not applicable to payments on the Certificates or (B) if the Federal Deposit Insurance Corporation (the ‘‘FDIC’’) were to be appointed receiver or conservator for such mortgage loan seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the mortgage loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

2.    If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See ‘‘Risk Factors—The Sellers of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect the Trust’s Ownership Of Mortgage Loans.’’

The Master Servicers

Capmark is a California corporation and has been servicing commercial and multifamily mortgage loans in private label commercial mortgage-backed securities transactions since 1995. As of June 30, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $131.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from 2003 to 2005 in respect of which Capmark has acted as master servicer.

	Year (amts in $ billions)
	2003	2004	2005
CMBS (US)	99.0	100.2	122.4
Other	103.3	97.0	102.8
Total	202.3	197.2	225.2

Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

No master servicer event of default has occurred in a securitization transaction involving commercial mortgage loans in which Capmark was acting as master servicer as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

GMAC Commercial Mortgage Corporation legally changed its name to Capmark Finance Inc. in May 2006. Capmark Finance Inc. is a wholly-owned subsidiary of Capmark Financial Group Inc. (‘‘Capmark Financial Group’’), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The minority owners of Capmark Financial Group consist of GMAC Mortgage Group, Inc. and certain directors and officers of Capmark Financial Group and its subsidiaries.

Capmark Servicer Ireland Limited (formerly known as GMAC Commercial Mortgage Servicing (Ireland) Limited) opened in January 2000 and is headquartered in Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for Capmark's portfolio in the United States.

CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing India Private Limited report to the same managing director of Capmark.

From time-to-time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

Wachovia Bank, National Association (‘‘Wachovia’’) will be a master servicer under the Pooling and Servicing Agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs (formerly known as McCracken) Strategy software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
By Approximate Number	10,015	15,531	17,641	18,888
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$207.6

Within this portfolio, as of June 30, 2006, are approximately 16,198 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $174.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of June 30, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advance (P&I and PPA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody's, F1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement within the time required by the Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Master Servicer Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning Wachovia has been provided by it.

As is noted under ‘‘Description of the Mortgage Pool—The Fair Lakes Office Portfolio Loan’’ in this prospectus supplement, it is anticipated that (i) the Fair Lakes Office Portfolio Pari Passu Loan will be deposited into the Fair Lakes Office Portfolio Pari Passu Loan Securitization, and (ii) Wachovia will act as master servicer with respect to such Fair Lakes Office Portfolio Pari Passu Loan Securitization pursuant to the pooling and servicing agreement related thereto.

General

The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the applicable mortgage loans and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Master Servicer may not appoint a sub-servicer after the Closing Date if such sub-servicer is listed on a ‘‘do not hire’’ list to be provided by the Depositor, which ‘‘do not hire’’ list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the Pooling and Servicing Agreement including the requirement that the related Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. CGMRC has informed the Master Servicer that one or more sub-servicers will act as sub-servicer on certain of the Mortgage Loans sold to the Depositor by CGMRC.

Certain of the duties of the Master Servicer and the provisions of the Pooling and Servicing Agreement are set forth herein under ‘‘The Pooling and Servicing Agreement.’’ The manner in which collections on the Mortgage Loans are to be maintained is described herein under ‘‘The Pooling and Servicing Agreement—Accounts.’’ The advance obligations of the Master Servicer are described herein under ‘‘The Pooling and Servicing Agreement— Advances’’ and ‘‘Description of the Offered Certificates—Appraisal Reductions.’’ Certain limitations on the Master Servicer’ liability under the Pooling and Servicing Agreement are described herein under ‘‘The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’ Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’ removal, replacement, resignation or transfer are described herein under ‘‘The Pooling and Servicing Agreement—Events of Default,’’ ‘‘—Rights Upon Event of Default’’ and ‘‘—Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer.’’ For a description of the Master Servicer’ compensation see ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses.’’

The Special Servicer

J.E. Robert Company, Inc. (‘‘JER’’), a Virginia corporation, will initially be appointed as the Special Servicer of all of the Mortgage Loans under the Pooling and Servicing Agreement (except with respect to the ShopKo Portfolio Loan, which JER will service pursuant to the CGCMT 2006-C4 Pooling and Servicing Agreement) and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO properties. JER Investors Trust Inc., an affiliate of JER, is anticipated to be the controlling class representative and the purchaser of certain of the non-offered certificates with respect to the transaction described in this prospectus supplement. The principal offices of JER are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is 703-714-8000.

JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

•	equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

•	investing in high-yielding real estate loans; and

•	Investing in, and managing as special servicer, unrated, non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

JER has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of ‘‘CSSI’’ from Fitch. JER is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. JER acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

Since its inception in 1981 and through December 31, 2005, JER as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005, JER in its capacity as special servicer has resolved over $475 million of U.S. commercial and multifamily mortgage loans. As of December 31, 2005, JER was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the Certificates.

All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights and obligations of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Special Servicing’’. JER will service the Specially Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the Mortgage Loan documents and applicable laws, and in each case, subject to the Servicing Standard. JER is not aware of any unique factors involved in servicing the Mortgage Loans in this transaction.

JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER’s special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of any related subordinate companion loan if in connection with a Loan Combination). The funds in this account or accounts will not be commingled with the funds of the Special Servicer, or the funds of any of the Special Servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly will not have any material impact on the Mortgage Pool performance or the performance of the certificates. JER does not have any advancing obligations for principal interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as Special Servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

JER will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and JER’s policies, procedures and processes.

From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the certificateholders.

JER is not an affiliate of the Depositor, the Sponsor(s), the Trust, the Master Servicer, the Trustee or any originator of any underlying mortgage loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between JER, on the one hand, and the Depositor, Sponsor(s) or the Trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the Depositor, the Sponsor(s) or the Trust, on the other hand, that currently exist or that existed during the past two years.

No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

The information set forth in this prospectus supplement concerning the Special Servicer has been provided by it.

The Trustee

LaSalle Bank National Association (the ‘‘Trustee’’) will act as Trustee under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 660 commercial mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of July 31, 2006, LaSalle serves as trustee or paying agent on over

450 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings. The Depositor, the Master Servicer and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services — CD Mortgage Trust 2006-CD3 or at such other address as the Trustee may designate from time to time.

The Trustee will be paid a fee for the services provided by it under the Pooling and Servicing Agreement equal to income from investment of funds in certain accounts maintained on behalf of the Trust. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, as described herein under ‘‘The Pooling and Servicing Agreement—Rights Upon Event of Default’’), and (ii) an institution whose long-term senior unsecured debt is rated ‘‘Aa3’’ by Moody’s and ‘‘A+’’ by S&P or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.

Certain information set forth in this prospectus supplement concerning the Trustee has been provided by it. The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to its being a valid obligation of the Trustee), the certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information regarding the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Within 30 days after the occurrence of any event of default, the Trustee is required to transmit by mail to the Depositor, each rating agency and all certificateholders notice of such occurrence, unless such default shall have been cured.

The Pooling and Servicing Agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to at least 25% of the voting rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust, to the extent of amounts held in the Collection Account from time to time, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer and each rating agency. Upon receiving this notice of resignation, the Master Servicer will be required to promptly appoint a successor Trustee acceptable to the Master Servicer. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time a Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the voting rights may at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

The Trustee will be the REMIC Administrator, as described in the prospectus. See ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the prospectus.

Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

Paying Agent, Certificate Registrar, Custodian and Authenticating Agent

The Trustee will be the paying agent (in that capacity, the ‘‘Paying Agent’’). In addition, the Trustee will initially serve as registrar (in that capacity, the ‘‘Certificate Registrar’’) for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the ‘‘Authenticating Agent’’). The Trustee will be responsible for paying the fees of each such agent.

Using information set forth in this prospectus supplement, the Trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the master servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. As securities administrator, the Trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the Trust, the preparation of certain reports on Form 8-K, the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.

There have been no material changes to the Trustee’s policies on procedures with respect to its securities administration function other than changes required by applicable laws.

The Trustee is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement (in such capacity, the ‘‘Custodian’’). The Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. In its capacity as Custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Certain Relationships

LaSalle Bank National Association and Barclays Capital Real Estate Inc. (‘‘Barclays’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Barclays for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by Barclays to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Citigroup Global Markets Realty Corp. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Citigroup Global Markets Realty Corp. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by Citigroup Global Markets Realty Corp. to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and German American Capital Corporation (‘‘GACC’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to GACC for certain commercial mortgage loans purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by GACC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Additionally, LaSalle Bank National Association, in its individual capacity, also owns certain of the Ala Moana Portfolio Pari Passu Companion Loans and Ala Moana Portfolio Subordinate Companion Loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Trust (or the ‘‘Trust Fund’’) to be created by the Depositor will consist a pool (the ‘‘Mortgage Pool’’) of 192 fixed-rate mortgage loans (each a ‘‘Mortgage Loan,’’ and collectively, the ‘‘Mortgage Loans’’) secured by first liens on 329 commercial and multifamily properties (each a ‘‘Mortgaged Property,’’ and collectively, the ‘‘Mortgaged Properties’’). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $3,571,360,873 (the ‘‘Initial Outstanding Pool Balance’’). The principal balances of the Mortgage Loans as of the Cut-off Date (each, a ‘‘Cut-off Date Balance’’) will range from $1,398,620 to $300,000,000 and the average Cut-off Date Balance will be $18,600,838 subject to a variance of plus or minus 5%. The pool of Mortgage Loans will be deemed to consist of two Loan Groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’). Loan Group 1 will consist of 161 Mortgage Loans, representing 88.52% of the Initial Outstanding Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 31 Mortgage Loans (or 96.58% of the aggregate principal balance of the mortgage loans secured by multifamily properties), representing 11.48% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

Each of the Ala Moana Portfolio, ShopKo Portfolio, Fair Lakes Office Portfolio, Two Gateway, 1111 Marcus Avenue and Spectrum Centre Loans have one or more companion loans that are obligations of the same borrower(s) and secured by the same Mortgage(s) encumbering the same Mortgaged Property or group of Mortgaged Properties. Each such companion loan is referred to in this prospectus supplement as a ‘‘Companion Loan.’’ Each such Mortgage Loan together with its related Companion Loans is referred to in this prospectus supplement as a ‘‘Loan Combination.’’ The Companion Loans are not included in the Mortgage Pool. One or more of the Companion Loans related to the Ala Moana Portfolio Loan and each of the Companion Loans related to the Two Gateway Loan, 1111 Marcus Avenue Loan and Spectrum Centre Loan is subordinate in right of payment to the related Mortgage Loan. Each subordinate Companion Loan is referred to in this prospectus supplement as a ‘‘Subordinate Companion Loan’’ or a ‘‘B Loan.’’ One or more of the Companion Loans related to the Ala Moana Portfolio Loan and each of the Companion Loans related to the ShopKo Portfolio Loan and Fair Lakes Office Portfolio Loan are pari passu in right of payment to the related Mortgage Loan. Each pari passu Companion Loan is referred to in this prospectus supplement as a ‘‘Pari Passu Companion Loan.’’ All of the Companion Loans are being serviced under the Pooling and Servicing Agreement (except with respect to the ShopKo Portfolio Loan and the related Companion Loans, which are being serviced pursuant to the pooling and servicing agreement related to the CGCMT 2006-C4 securitization (the ‘‘CGCMT 2006-C4 Pooling and Servicing Agreement’’)); provided that with respect to the Spectrum Centre Loan, prior to or after the curing of a Material Default (defined below), payments with respect to the related Companion Loan may be collected by a separate servicer for such Companion Loan. Each Companion Loan that is serviced under the Pooling and Servicing Agreement is sometimes referred to in this prospectus supplement as a ‘‘Serviced Companion Loan’’ and together with the related Mortgage Loan, as a ‘‘Serviced Loan Combination’’.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a ‘‘Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each,

a ‘‘Mortgage’’). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

Interest of Borrower Encumbered	No. of Mortgaged Properties	% of Initial Outstanding Pool Balance(1)	% of Initial Loan Group 1 Balance(1)	% of Initial Loan Group 2 Balance(1)
Fee Simple Estate(2)	312	94.35%	94.08%	96.45%
Leasehold Estate	14	3.45%	3.44%	3.55%
Partial Fee/ Partial Leasehold Estate	3	2.19%	2.48%	0.00%
Total	329	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	Includes Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

Security for the Mortgage Loans

None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, ‘‘Reserve Accounts’’). Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies.

Significant Mortgage Loans and Significant Obligors

No Mortgage Loan has an outstanding principal balance as of the Cut-off Date which exceeds 8.40% of the Initial Pool Balance.

The following table sets forth information regarding the ten largest Mortgage Loans and/or related groups in the pool, which represent, in the aggregate, approximately 42.50% of the Initial Pool Balance.

Ten Largest Mortgage Loans(1)

Mortgage Loan or Cross-Collateralized Group	Annex A-1 ID#	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Applicable Initial Loan Group Balance	Mortgage Rate	Stated Remaining Terms (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Ala Moana Portfolio(2)	1.	4	$300,000,000	8.40%	9.49%	5.60275%	59	1.81	x(4)	51.51%	51.51%
ShopKo Portfolio(3)	2.	112	$258,407,576	7.24%	8.17%	6.5875%	116	1.51	x	76.14%	65.89%
High Point Furniture Mart	3.	1	$195,000,000	5.46%	6.17%	6.1050%	119	1.95	x	58.28%	51.69%
InterContinental Boston Hotel	4.	1	$175,000,000	4.90%	5.54%	6.5359%	179	1.38	x	79.55%	79.55%
Fair Lakes Office Portfolio(3)	5.	9	$142,450,000	3.99%	4.51%	6.2180%	118	1.29	x	68.61%	68.61%
Two Gateway(2)	6.	1	$130,000,000	3.64%	4.11%	5.7400%	119	1.26	x	79.27%	73.90%
1111 Marcus Avenue(2)	7.	1	$100,000,000	2.80%	3.16%	5.9900%	104	1.42	x	71.43%	71.43%
White Plains Plaza	8.	1	$80,000,000	2.24%	2.53%	6.2000%	119	1.39	x	66.67%	66.67%
The Hay-Adams	9.	1	$75,000,000	2.10%	2.37%	6.1990%	175	1.14	x	75.00%	64.00%
660 South Figueroa Tower	10.	1	$62,000,000	1.74%	1.96%	6.2700%	118	1.11	x	73.81%	69.30%
Total/Wtd. Avg. for Top 10			$1,517,857,576	42.50%		6.1257%	115	1.52	x	67.97%	64.19%

(1)	Information with respect to each of the above Mortgage Loans is set forth in Annex B.

(2)	DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are shown only with respect to the subject mortgage loan included in the trust, together with any related pari passu companion loans, but not with respect to any related subordinate companion loans.

(3)	DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity is shown with respect to the entire related loan combination.

(4)	DSCR does not include any normalized leasing commissions or capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapiolani Development L.L.C. was underwritten and included in the calculation of DSCR.

The Mortgage Loan Sellers

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from GACC, CGMRC and Capmark pursuant to three separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’), to be dated the Closing Date between the related Mortgage Loan Seller and the Depositor.

GACC.    49 Mortgage Loans, which represent security for 36.70% of the Initial Outstanding Pool Balance, 36.76% of the Initial Loan Group 1 Balance, 36.28% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GACC. All such Mortgage Loans were originated by GACC or an affiliate of GACC. See ‘‘Transaction Parties—The Sponsors—German American Capital Corporation’’ in this prospectus supplement.

CGMRC.    57 Mortgage Loans and a 33.33% portion of the ShopKo Portfolio Loan, which represent security for 29.02% of the Initial Outstanding Pool Balance, 30.40% of the Initial Loan Group 1 Balance and 24.77% of the Initial Loan Group 2 Balance, will be sold to the Depositor by CGMRC. All such Mortgage Loans were originated by CGMRC or an affiliate of CGMRC, except for the ShopKo Portfolio Loan, which was co-originated by CGMRC and BCRE, and except for the Ala Moana Portfolio Loan, which was originated by LaSalle Bank National Association and purchased by Citigroup Global Markets Realty Corp. The See ‘‘Transaction Parties—The Sponsors—Citigroup Global Markets Realty Corp.’’ in this prospectus supplement.

Capmark.    85 Mortgage Loans, which represent security for 29.45% of the Initial Outstanding Pool Balance, 28.22% of the Initial Loan Group 1 Balance, 38.95% of the Initial

Loan Group 2 Balance, will be sold to the Depositor by Capmark Finance Inc. All such Mortgage Loans were originated by Capmark or an affiliate of Capmark. See ‘‘Transaction Parties—The Sponsors—Capmark’’ in this prospective supplement.

BCRE.    Barclays Capital Real Estate Inc. (‘‘BCRE’’), a Delaware corporation formed in 2004, is an indirect wholly owned subsidiary of Barclays Bank PLC. BCRE’s primary business is underwriting, origination, purchase and sale of mortgage and mezzanine loans secured by commercial or multifamily properties. The executive offices of BCRE are located at 200 Park Avenue, New York, New York 10166. BCRE’s telephone number is (212) 412-4000. 66.67% of the ShopKo Portfolio Loan, which represents security for 4.82% of the Initial Outstanding Pool Balance, 5.45% of the Initial Loan Group 1 Balance, will be sold to the Depositor by BCRE. Such Mortgage Loan was co-originated by BCRE and CGMRC. See ‘‘Transaction Parties— Barclays’’ in this prospective supplement.

The Mortgage Loans were originated or acquired by the Mortgage Loan Sellers (or an affiliate of such Mortgage Loan Seller) as follows:

Mortgage Loan Seller	Number of Mortgage Loans		% of Initial Outstanding Pool Balance		% of Initial Loan Group 1 Balance		% of Initial Loan Group 2 Balance		% of Cut-off Date Principal Balance
German American Capital Corporation	49		36.70%		36.76%		36.28%		$1,310,759,610
Citigroup Global Markets Realty Corp	58	(1)	29.02%		30.40%		24.77%		$1,036,523,305
Capmark Finance Inc	85		29.45%		28.22%		38.95%		$1,051,806,240
Barclays Capital Real Estate Inc.	1	(1)	4.82	%(1)	5.45	%(1)	0.00	%(1)	$172,271,717	(1)
Total	192		100.00%		100.00%		100.00%		$3,571,360,873

(1)	Citgroup Global Markets Realty Corp. and Barclays Capital Real Estate Inc. co-originated the ShopKo Portfolio Loan and are contributing 33.33% and 66.67%, respectively, of the ShopKo Portfolio Loan.

Each of the Mortgage Loan Sellers, subject to the exception below, will make certain representations and warranties with respect to the Mortgage Loans sold by it (or, in the case of the ShopKo Portfolio Loan, the applicable portion thereof) and, with respect to any breach of any representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates therein, the related Mortgage Loan Seller will be required to cure the breach or repurchase or substitute for that Mortgage Loan (or, in the case of the ShopKo Portfolio Loan, the applicable portion thereof). See ‘‘The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution’’ in this prospectus supplement.

The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller (other than BCRE) is set forth above under ‘‘Transaction Parties—The Sponsors.’’

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.    Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the

19-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that subject to certain exceptions, where such conditions were identified:

•	the circumstance or condition has been remediated in all material respects,

•	the borrower has escrowed funds to effect the remediation,

•	a responsible party (not related to the borrower or, if the cost of remediation is less than the lesser of 2% of the original principal balance of the related mortgage loan or $50,000, the borrower or its sponsor) is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

•	an operations and maintenance plan has been or will be implemented,

•	environmental insurance with respect to such condition has been obtained,

•	an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

•	a ‘‘no further action’’ letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

•	upon further investigation, an environmental consultant recommended no further investigation or remediation.

For more information regarding environmental conditions, see ‘‘Risk Factors—Risks Related to the Mortgage Loans—Potential Trust Liability Related to a Materially Adverse Environmental Condition’’ in this prospectus supplement.

With respect to certain mortgage loans, an insurance policy was obtained with respect to the related Mortgaged Property in lieu of obtaining indemnification from the sponsor or with respect to environmental matters. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain known and/or unknown environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, the Master Servicer, the Special Servicer, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

Property Condition Assessments.    The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within the 19-month period prior to the Cut-off Date. Such inspections were commissioned to inspect generally, the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis.    The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 19-month period prior to the Cut-off Date. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute (‘‘MAI’’), in order to provide an opinion as to the market value of the related Mortgaged Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations’’ in this prospectus supplement.

Property, Liability and Other Insurance.    The Mortgage Loan Documents generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan (or Loan Combination), 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the ‘‘Federal Register’’ by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of such Mortgage Loan and with respect to any Mortgage Loan related to a Serviced Companion Loan, the outstanding principal balance of the Loan Combination, (2) the maximum amount of insurance required by the terms of the related Mortgage to the extent available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property and (4) the full insurable value of the Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Property Insurance’’ in this prospectus supplement.

Split Loan Structures

The Ala Moana Portfolio Loan

With respect to the Mortgage Loan known as the ‘‘Ala Moana Portfolio’’ (the ‘‘Ala Moana Portfolio Loan’’) representing 8.40% of the Initial Outstanding Pool Balance and 9.49% of the Initial Loan Group 1 Balance, has a Cut-off Date Balance of $300,000,000. The related Mortgaged Property also secures multiple Companion Loans (the ‘‘Ala Moana Portfolio Companion Loans’’), including: (i) two or more Pari Passu Companion Loans (the ‘‘Ala Moana Portfolio Pari Passu Companion Loans’’); and (ii) one or more Subordinate Companion Loans (the ‘‘Ala Moana Portfolio Subordinate Companion Loans’’ and, together with the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans, the ‘‘Ala Moana Portfolio Loan Combination’’). The Ala Moana Portfolio Subordinate Companion Loans are subordinate to both the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans. It is expected that the Ala Moana Portfolio Subordinate Companion Loans will be sub-divided to create multiple tranches of subordinate Companion Loans, with each tranche of Ala Moana Portfolio Subordinate Companion Loans having a different payment priority. The Ala Moana Portfolio Companion Loans have aggregate principal balances as of the Cut-off Date and current holders as listed in the table below:

Companion Loan	Aggregate Principal Balance	Current Holders
Pari Passu	$900,000,000	Citigroup Global Markets Realty Corp. and/or LaSalle Bank National Association
Subordinate	$300,000,000	Citigroup Global Markets Realty Corp. and/or LaSalle Bank National Association

Each of the Ala Moana Portfolio Pari Passu Companion Loans has the same maturity date and interest rate as the Ala Moana Portfolio Loan.

For the purpose of the information presented in this prospectus supplement with respect to the Ala Moana Portfolio Loan Combination, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans (collectively, the ‘‘Ala Moana Portfolio Note A Loans’’), but excludes the Ala Moana Portfolio Subordinate Companion Loans.

General.    The Ala Moana Portfolio Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Ala Moana Portfolio Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Ala Moana Portfolio Loan unless the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Ala Moana Portfolio Loan, and (ii) Property Advances with respect to the Ala Moana Portfolio Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Ala Moana Portfolio Loan Combination.

Distributions.    The holders of the Ala Moana Portfolio Loan Combination have entered into an intercreditor agreement (the ‘‘Ala Moana Portfolio Co-Lender Agreement’’) that sets forth the respective rights of each of the holders of the promissory notes evidencing the Ala Moana Portfolio Loan Combination and provides, in general, that, after the payment and/or reimbursement of the Master Servicer, the Special Servicer and the Trustee of various advances, various items of servicing compensation and other costs and expenses, payments and other collections on the Ala Moana Portfolio Loan Combination will be applied as follows: (a) if there does not exist with respect to the Ala Moana Portfolio Loan Combination any monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to be specially serviced (any such event, an ‘‘Ala Moana Portfolio Triggering Event of Default’’), then first to pay, on a pro rata and pari passu basis, accrued and unpaid interest (other than default interest and exclusive of primary servicing fees) on the Ala Moana Portfolio Pari Passu Companion Loans, second to pay, on a pro rata and pari passu basis, principal of the Ala Moana Portfolio Pari Passu Companion Loans, up to the amount of principal received thereon under the related loan documents, third to pay any realized losses allocated to the Ala Moana Pari Passu Companion Loans together with accrued and unpaid interest thereon, fourth to reimburse the holders of the Ala Moana Subordinate Companion Loans for cure payments, on a pro rata and pari passu basis (based on the cure payments made by each such holder), fifth to pay with respect to the respective tranches of the Ala Moana Portfolio Subordinate Companion Loans, in order of payment priority, accrued and unpaid interest (other than default interest and exclusive of primary servicing fees) on the Ala Moana Portfolio Subordinate Companion Loans, and principal of the Ala Moana Portfolio Subordinate Companion Loans, up to the amount of principal received thereon under the related loan documents, and thereafter to make such other payments as are provided under the Ala Moana Portfolio Co-Lender Agreement; and (b) if an Ala Moana Portfolio Triggering Event of Default does exist with respect of the Ala Moana Portfolio Loan Combination, then first to pay, on a pro rata and pari passu basis, accrued and unpaid interest (other than default interest and primary servicing fees) on the Ala Moana Portfolio Pari Passu Companion Loans, second to pay, on a pro rata and pari passu basis, principal of the Ala Moana Portfolio Pari Passu Companion Loans until paid in full, third to pay any realized losses allocated to the Ala Moana Pari Passu Companion Loans together with accrued and unpaid interest thereon, fourth to reimburse the holders of the Ala Moana Subordinate Companion Loans for cure payments, on a pro rata and pari passu basis (based on the cure payments made by each such holder), fifth to pay with respect to the respective tranches of the Ala Moana Portfolio Subordinate Companion Loans, in order of payment priority, accrued and unpaid interest (other than default interest and exclusive of primary servicing fees) on the Ala Moana Portfolio Subordinate Companion Loans, and principal of the Ala Moana Portfolio Subordinate Companion Loans until paid in full, and thereafter to make such other payments as are provided under the Ala Moana Portfolio Co-Lender Agreement.

Ala Moana Portfolio Controlling Holder.    The controlling noteholder(s) of the Ala Moana Portfolio Loan Combination (the ‘‘Ala Moana Portfolio Controlling Holder’’) will generally be the majority holders of the most subordinate tranche of Ala Moana Portfolio Subordinate Companion Loans as to which neither of the conditions described in clauses (1) and (2) of the next sentence exist. The majority holders of the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans will not be the Ala Moana Portfolio Controlling Holder unless one of the following two conditions exists with respect to each and every tranche of Ala Moana Portfolio Subordinate Companion Loans: either (1) the holder or holders of more than 50% of the principal balance of the subject tranche of Ala Moana Portfolio Subordinate Companion Loans is the borrower or an affiliate thereof; or (2) a control appraisal event has occurred with respect to the subject tranche of Ala Moana Portfolio Subordinate Companion Loans.

For purposes of the foregoing, a control appraisal event will exist with respect to any tranche of Ala Moana Portfolio Subordinate Companion Loans of the same payment priority if (a) the initial principal balance of the subject tranche of Ala Moana Portfolio Subordinate Companion Loans, minus the sum of (i) any payments of principal allocated to, and received on, such tranche of Ala Moana Portfolio Subordinate Companion Loans, (ii) any Appraisal Reduction Amounts allocated to such tranche of Ala Moana Portfolio Subordinate Companion Loans and (iii) any losses realized with respect to such tranche of Ala Moana Portfolio Subordinate Companion Loans, is less than (b) 25% of (i) the initial principal balance of the subject tranche of Ala Moana Portfolio Subordinate Companion Loans, minus (ii) any payments of principal allocated to, and received on, such tranche of Ala Moana Portfolio Subordinate Companion Loans; provided that the holders of the subject tranche of Ala Moana Portfolio Subordinate Companion Loans can avoid such control appraisal event by posting cash collateral or a standby letter of credit satisfying the requirements, including with respect to the amount thereof and the ratings of any letter of credit provider, set forth in the Ala Moana Portfolio Co-Lender Agreement.

The Ala Moana Portfolio Co-Lender Agreement permits the Ala Moana Portfolio Controlling Holder to act through a representative.

Rights of the Ala Moana Portfolio Controlling Holder.

Consultation and Consent.    The Master Servicer or Special Servicer, as the case may be, will be required to notify the Ala Moana Portfolio Controlling Holder in writing and receive the written approval of the Ala Moana Portfolio Controlling Holder prior to taking any of the following actions (collectively, ‘‘Ala Moana Portfolio Major Decisions’’):

•	reinstating the Ala Moana Portfolio Loan Combination, or waiving any default or event of default under the Ala Moana Portfolio Loan Combination prior to or after acceleration of the indebtedness;

•	consenting to (a) any sale or transfer of the related Mortgaged Property, the related borrower, or any interest in any of them or (b) any modification of the provisions of the related Mortgage Loan documents with regard to any matter restricted pursuant to the foregoing clause (a);

•	entering into any material amendment, modification, renewal, replacement, consolidation or supplement to the related Mortgage Loan documents or material waiver of the terms thereof, including, without limitation, amending or modifying any provisions of the related Mortgage Loan documents relating to financial terms, transfers, cash management, the timing, matter or method of payments or the application thereof, waiving or extending fees and costs of collection;

•	converting or exchanging the Ala Moana Portfolio Loan Combination into or for any other indebtedness;

•	accelerating the maturity of the Ala Moana Portfolio Loan Combination or commencing the pursuit of remedies, including any foreclosure upon or comparable conversion of the ownership of the related Mortgaged Property;

•	consenting to any release of the related borrower, any guarantor or other obligor from liability with respect to the Ala Moana Portfolio Loan Combination or any change of the borrower or sponsor thereof;

•	making any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

•	consenting to the adoption or approval of a plan in a bankruptcy or reorganization of the Ala Moana Portfolio Loan Combination;

•	consenting to any material change in the standards contained in the related Mortgage Loan documents for alterations, construction of improvements, leasing and budget approvals, if any, at the related Mortgaged Property;

•	consenting to any change in the property manager for any portion of the related Mortgaged Property or any material amendment or modification or termination of any property management agreement;

•	consenting to any replacement of the then existing insurance policies or any waiver, modification or amendment of any material insurance requirements under the related Mortgage Loan documents;

•	consenting to the waiver of any of the special purpose entity covenants of the borrower;

•	appointing a property manager after foreclosure, or receipt of an assignment-in-lieu of foreclosure, or authorizing the sale of the related Mortgaged Property following foreclosure;

•	consenting to the modification of any reciprocal easement agreement;

•	consenting to any material modification to any existing membership program or similar program at the related Mortgaged Property, or consenting to any new membership or similar program at the related Mortgaged Property;

•	consenting to any zoning reclassification of any portion of the related Mortgaged Property;

•	approving any (i) material lease, (ii) modification to any material lease, or (iii) termination of any material lease, if lender's approval is required under the related Mortgage Loan documents;

•	making any decisions with respect to any casualty and condemnation affecting all or any portion of the related Mortgaged Property, including, without limitation, release, application, settlement disposition of insurance and condemnation proceeds or reconstruction or restoration of the related Mortgaged Property;

•	making any decisions with respect to the operation, maintenance or disposition of the related Mortgaged Property following the acquisition of the related Mortgaged Property by foreclosure, deed-in-lieu or otherwise (e.g. any transfer of all or any portion of the related Mortgaged Property, incurring financing, engaging any property manager or leasing agent, decisions with respect to operating and capital expenses, etc.);

•	consenting to borrower or any beneficial owner of borrower incurring any additional indebtedness except as expressly permitted under the related Mortgage Loan documents;

•	approving any asset status report delivered by the Special Servicer;

•	entering into, or materially modifying, any intercreditor agreement with a mezzanine lender; or

•	replacing the Special Servicer with respect to the Ala Moana Portfolio Loan Combination.

The Master Servicer or Special Servicer, as the case may be, shall provide written notice and request for approval of any Ala Moana Portfolio Major Decision and the Ala Moana Portfolio Controlling Holder shall have five (5) Business Days after receipt of such notice within which to approve or reject such Ala Moana Portfolio Major Decision. If the Ala Moana Portfolio Controlling Holder has been provided with all reasonably requested information and shall fail to respond within five (5) Business Days after receipt of such first notice, the Master Servicer or the Special Servicer, as the case may be, shall deliver a second notice and request for approval of such Ala Moana Portfolio Major Decision to the Ala Moana Portfolio Controlling Holder. If the Ala Moana Portfolio Controlling Holder fails to approve or reject such Ala Moana Portfolio Major Decision within five (5) Business Days after receipt of such second notice, such Ala Moana Portfolio Major Decision shall be deemed to have been approved by the Ala Moana Portfolio Controlling Holder.

Notwithstanding the foregoing, the Master Servicer or the Special Servicer, as the case may be, shall not comply with any advice, direction or objection of the Ala Moana Portfolio Controlling Holder if the Master Servicer or the Special Servicer, as the case may be, has determined that such advice, direction or objection would require or cause the Master Servicer or the Special Servicer, as the case may be, to violate any provision of the Ala Moana Portfolio Co-Lender Agreement, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the REMIC Provisions), or the Master Servicer's or Special Servicer's, as the case may be, obligation to act in accordance with the Servicing Standard. In addition, the Special Servicer shall not be obligated to seek approval from the Controlling Holder for any actions to be taken by the Special Servicer if the Special Servicer has notified the Ala Moana Portfolio Controlling Holder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of the Ala Moana Portfolio Combination Loan and for 60 days following the first such notice, the Ala Moana Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the special servicer Servicing Standard. In such event, the Special Servicer may proceed with the proposed action without the consent of the Ala Moana Portfolio Controlling Holder provided that such action is in accordance with the special servicer Servicing Standard.

Removal and Replacement of the Special Servicer.    The Ala Moana Portfolio Controlling Holder, at its expense, may remove the Special Servicer with respect to the Ala Moana Portfolio Loan Combination at any time for any reason whatsoever or no reason, upon prior notice to the Special Servicer and the other noteholders of the Ala Moana Portfolio Loan Combination. Upon any such termination, the Ala Moana Portfolio Controlling Holder shall be required to appoint a successor Special Servicer in accordance with the terms, conditions and procedures set forth in the Pooling and Servicing Agreement.

Cure Rights.    In the event that the Ala Moana Portfolio Loan Combination borrower commits a monetary default by failing to make any payment of principal or interest on the Ala Moana Portfolio Loan Combination by the end of the applicable grace period, the Master Servicer or the Special Servicer, as the case may be, shall provide notice to the holders of the Ala Moana Portfolio Subordinate Companion Loans of such default. The holders of one or more of the Ala Moana Portfolio Subordinate Companion Loans shall have the right, but not the obligation, to cure such monetary default within five (5) business days after receiving the monetary default notice. At the time a cure payment is made, the curing holder(s) of the Ala Moana Portfolio Subordinate Companion Loans shall pay or reimburse the trust for all unreimbursed Advances (whether or not recoverable), Advance interest amounts, any unpaid fees to the Master Servicer, the Special Servicer or the Trustee with respect to the Ala Moana Portfolio Loan Combination, and any Additional Trust Fund Expenses (but only to the extent such Additional Trust Fund Expenses arise directly from the related borrower's monetary default) and other amounts (other than any default interest or late charges) then due and payable with respect to the Ala Moana Portfolio Loan Combination. If a non-monetary event of default occurs and is continuing under the Ala Moana Portfolio Mortgage Loan Documents, the Master Servicer or the Special Servicer, as the case may be, shall provide notice to the holders of the Ala Moana Portfolio Subordinate Companion Loans of such non-monetary default and the holders of one or more of the Ala Moana Portfolio Subordinate Companion Loans shall have the right, but not the obligation, to cure such non-monetary default within 30 days after receipt of such non-monetary default notice. So long as a monetary default exists for which a permitted cure payment is made or non-monetary default exists for which a holder of an Ala Moana Portfolio Subordinate Companion Loan is pursuing a cure in accordance with the time limit and terms described above, such default shall not be treated as an event of default by the holder of the Ala Moana Portfolio Loan (including for purposes of treating the Ala Moana Portfolio Loan as a Specially Serviced Mortgage Loan). Any amounts advanced by the holders of the Ala Moana Portfolio Subordinate Companion Loans on behalf of the related borrower to effect any cure shall be reimbursable to the applicable holder(s) of the Ala Moana Portfolio Subordinate Companion Loans under the applicable payment distribution provisions described above.

Notwithstanding the foregoing, the holders of the Ala Moana Portfolio Subordinate Companion Loans right to cure a monetary default or non-monetary default shall be limited as follows: (A) there shall not be more than nine (9) cure events during the term of the Ala Moana Portfolio Loan Combination, (B) no single cure event may exceed three (3) consecutive months and (C) there shall not be more than six (6) monetary cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual ‘‘cure event’’ shall mean the exercise by the holder of an Ala Moana Portfolio Subordinate Companion Loan of its cure rights, whether for one month or consecutive months in the aggregate.

Purchase Option.    Upon the occurrence of (i) a monetary event of default or (ii) a non-monetary event of default under the Ala Moana Portfolio Loan Combination which causes the Ala Moana Portfolio Loan to become a Specially Serviced Mortgage Loan, the Special Servicer shall deliver notice thereof to the holders of the Ala Moana Portfolio Subordinate Companion Loans and such holders shall have the right, by written notice to the Special Servicer and the holders of the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans, delivered within ninety (90) business days after receipt of such notice from the Special Servicer to purchase the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans in whole but not in part at the Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price (defined below). Upon the delivery of the purchase notice to the holder of the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans, the Trustee (at the direction of the Special Servicer) and the holders of the Ala Moana Portfolio Pari Passu Companion Loans shall sell, and each holder of the Ala Moana Portfolio Subordinate Companion Loans that exercised such purchase option shall purchase, the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans (including, without limitation, any participations therein) at the Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price, on a date not less than five (5) Business Days nor more than sixty (60) Business Days after the date of the purchase notice. The right of the holders of the Ala Moana Portfolio Subordinate Companion Loans to purchase the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans shall automatically terminate (a) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Ala Moana Portfolio Mortgaged Property, (b) upon the cure of the applicable event of default or (c) the modification of the Ala Moana Portfolio Mortgage Loan documents. If both holders of the Ala Moana Portfolio Subordinate Companion Loans shall exercise the purchase option rights described above, then such holders shall purchase pro rata portions of the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans.

The ‘‘Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price’’ shall mean the sum, without duplication, of: (a) the outstanding principal balance of the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans (together with the outstanding principal balance of each tranche of the Ala Moana Subordinate Companion Loans that is senior to the tranche of the exercising holder (each, an ‘‘Ala Moana Subordinate Companion Loan Senior Tranche’’)) as of the date of purchase; (b) accrued and unpaid interest (other than any default interest) on the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans at the applicable interest rate (together with accrued and unpaid interest on each Ala Moana Subordinate Companion Loan Senior Tranche), up to the end of the accrual period relating to the Monthly Payment Date immediately following the date of purchase; (c) any other amounts due under the Ala Moana Portfolio Loan Combination that are allocable to the holder of the Ala Moana Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans (but excluding any default interest, late charges and prepayment premiums); (d) any unreimbursed Advances and any expenses incurred in enforcing the Ala Moana Portfolio Mortgage Loan documents, including, without limitation, fees and expenses payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee, including, without limitation, earned and unpaid special servicing fees, and any liquidation fees and workout fees (unless such purchase is consummated within 90 days after notice) required to be paid pursuant to the Pooling and Servicing Agreement; (e) any accrued and unpaid Advance interest amounts; and (f) any costs not reimbursed previously to the Trust, the Master Servicer, the Special Servicer or the Trustee pursuant to the Pooling and Servicing Agreement or the related intercreditor agreement.

The Two Gateway Loan

With respect to the Mortgage Loan known as the ‘‘Two Gateway’’ loan (the ‘‘Two Gateway A Loan’’) representing 3.64% of the Initial Outstanding Pool Balance and 4.11% of the Initial Loan Group 1 Balance, has a Cut-off Date Balance of $130,000,000. The related Mortgaged Property also secures one other companion loan (the ‘‘Two Gateway B Loan’’ and, together with the Two Gateway A Loan, the ‘‘Two Gateway Loan Combination’’) that is subordinate to the Two Gateway A Loan and which has a Cut-off Date Balance and current holder as listed in the table below:

Note	Principal Balance	Current Holder
B	$10,500,000	Capmark

The Two Gateway B Loan has the same maturity date and amortization term as the Two Gateway Loan, but an interest rate of 8.64% per annum. Only the Two Gateway Loan is included in the trust. The Two Gateway B Loan is not an asset of the trust.

For the purpose of the information presented in this prospectus supplement with respect to the Two Gateway B Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Two Gateway A Loan, but excludes the Two Gateway B Loan.

General.    The Two Gateway Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Two Gateway Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Two Gateway A Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Two Gateway Loan Combination, and (ii) Property Advances with respect to the Two Gateway Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Two Gateway Loan Combination. None of the Master Servicer, Special Servicer or the Trustee will be obligated to make P&I Advances with respect to the Two Gateway B Loan.

Distributions.    The holders of the Two Gateway Loan and the Two Gateway B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Two Gateway Loan Combination and provides, in general, that:

•	prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the Two Gateway B Loan, as described below):

•	the holder of the Two Gateway Loan will receive its scheduled payments of interest (other than default interest);

•	the holder of the Two Gateway Loan will receive its scheduled payments of principal;

•	the holder of the Two Gateway Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Two Gateway Loan Combination;

•	the holder of the Two Gateway B Loan will receive its scheduled payments of interest (other than default interest);

•	the holder of the Two Gateway B Loan will receive its scheduled payments of principal;

•	the holder of the Two Gateway B Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the Two Gateway Loan Combination, after it receives its scheduled interest payments;

•	the holder of the Two Gateway B Loan will receive all unreimbursed cure payments;

•	the holders of the Two Gateway Loan and the Two Gateway B Loan will receive pro rata yield maintenance payments, default interest or late payment charges in their proportionate percentage interests in the Two Gateway Loan Combination;

•	the holder of the Two Gateway B Loan will receive all unreimbursed losses previously allocated to the Two Gateway B Loan; and

•	the holders of the Two Gateway Loan and the Two Gateway B Loan will receive pro rata excess amounts in their proportionate percentage interests in the Two Gateway Loan Combination; and

•	upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of the Two Gateway B Loan is not exercising its cure rights, the holder of the Two Gateway B Loan will not be entitled to receive payments of principal, interest or yield maintenance until the holder of the Two Gateway Loan receives all of its accrued scheduled interest (other than default interest), outstanding principal in full and its portion of any yield maintenance payments required in connection with any prepayment of the Two Gateway Loan Combination.

The foregoing distributions are subject to the provisions of the Pooling and Servicing Agreement in respect of the prior right of each of the Master Servicer, the Special Servicer or the Trustee, as applicable, to receive its respective servicing compensation and other fees, reimbursement or indemnity payments (including any payment of Additional Trust Fund Expenses) out of payments received from the related borrower, as further set forth in the Pooling and Servicing Agreement.

Consultation and Consent; Appointment of Operating Advisor.    Unless a Two Gateway Control Appraisal Period (defined below) exists: (i) the Master Servicer or the Special Servicer, as the case may be, will be required to consult with the holder of the Two Gateway B Loan, or an operating advisor (the ‘‘Two Gateway Operating Advisor’’) appointed by and representing the holder of the Two Gateway B Loan, and shall provide the holder of the Two Gateway B Loan with any proposals to take any significant action with respect to the Two Gateway Loan Combination or the related Mortgaged Property (including without limitation, leases and alterations of the related Mortgaged Property that require approval of the lender under the related Mortgage Loan Documents) and backup materials (if any) that are used by the Master Servicer or the Special Servicer, as the case may be, in developing such proposals (as reasonably determined by the Master Servicer or the Special Servicer). In the event that the Two Gateway Loan Combination becomes a Specially Serviced Mortgage Loan, the Special Servicer shall promptly provide the Two Gateway Operating Advisor and the holder of the Two Gateway B Loan with copies of asset status reports (if required under the Pooling and Servicing Agreement) and backup materials.

So long as no Two Gateway Control Appraisal Period exists, the Two Gateway Operating Advisor will also be entitled to exercise the rights of the controlling class and controlling class representative under the Pooling and Servicing Agreement with respect to the Two Gateway Loan Combination. Unless a Control Appraisal Period has occurred and is continuing, the holder of the Two Gateway B Loan shall have the right in its sole discretion at any time and from time to time to remove and replace the Two Gateway Operating Advisor. The Two Gateway Operating Advisor may be any person (other than the related borrower, any person related to the ownership or management of the related Mortgaged Property or any affiliate of the foregoing), including, without limitation, the holder of the Two Gateway B Loan, any affiliate, officer or employee thereof, or any other unrelated third party. The Two Gateway Operating Advisor shall not owe any fiduciary duty or other duty to any person other than the holder of the Two Gateway B Loan. The current Two Gateway Operating Advisor is Capmark Finance, Inc.

With respect to the Two Gateway Loan Combination, for so long as no Two Gateway Control Appraisal Period exists (and whether or not the Two Gateway Loan Combination is then a Specially Serviced Mortgage Loan), the Master Servicer or the Special Servicer, as the case may be, will be required to notify the Two Gateway Operating Advisor in writing prior to taking any of the following actions and to receive the written approval of the Two Gateway Operating Advisor (which approval may be withheld in its sole discretion) with respect to:

•	any modification of, or waiver with respect to, the Two Gateway Loan Combination that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Two Gateway Loan Combination or a modification or waiver of any other monetary term of the Two Gateway Loan Combination relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan Documents or a modification or waiver of any material non-monetary provision of the Two Gateway Loan Combination, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the borrower;

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure;

•	any sale of all or any portion of the related Mortgaged Property or REO Property;

•	any action to bring the related Mortgaged Property or REO Property into compliance with any environmental laws or other laws relating to hazardous materials;

•	any substitution or release of collateral for the Two Gateway Loan Combination to the extent the lender’s consent is required under the related Mortgage Loan Documents;

•	any release of the borrower or guarantor from liability with respect to the Two Gateway Loan Combination including, without limitation, by acceptance of an assumption of the Two Gateway Loan Combination by a successor borrower or replacement guarantor;

•	any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

•	any renewal or replacement of the then existing insurance policies with respect to the Two Gateway Loan Combination to the extent that such renewal or replacement policy does not comply with the terms of the related Mortgage Loan Documents or any waiver, modification or amendment of any material insurance requirements under the related Mortgage Loan Documents, in each case if the lender’s approval is required under the related Mortgage Loan Documents;

•	any approval of a material capital expenditure, if lender’s approval is required under the related Mortgage Loan Documents;

•	any replacement of the property manager, if lender’s approval is required under the related Mortgage Loan Documents;

•	any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if lender’s approval is required under the related Mortgage Loan Documents;

•	any adoption or approval of a plan in bankruptcy of the borrower;

•	any application of funds in an escrow account to repay any portion of the principal of the Two Gateway Loan Combination;

•	any franchise changes or certain management company changes for which the Special Servicer is required to consent; and

•	releases of any escrow accounts, reserve accounts or letters of credit with respect to the Two Gateway Loan Combination other than in accordance with the terms of the related Mortgage Loan Documents.

The Special Servicer shall provide to the Two Gateway Operating Advisor, at the sole cost and expense of the holder of the Two Gateway B Loan (or such other lender that appointed the Two Gateway Operating Advisor), such information requested by the Two Gateway Operating Advisor as may be necessary in the reasonable judgment of the Two Gateway Operating Advisor to evaluate any of the foregoing proposed actions, and if a Two Gateway Control Appraisal Period does not exist, the Two Gateway Operating Advisor shall then have ten (10) Business Days (to the extent such period does not delay the Special Servicer from taking any action that is required by the Servicing Standard prior to the expiration of such period) within which to consult with and advise the Special Servicer and consent to the proposed action, provided, that (A) if the Two Gateway Operating Advisor fails to notify the Special Servicer of its approval or disapproval of any such proposed action within ten (10) Business Days of delivery to the Two Gateway Operating Advisor by the Special Servicer of written notice of such a proposed action, such action by the Special Servicer shall be deemed to have been approved by the Two Gateway Operating Advisor, (B) with respect to any of the foregoing actions which necessitate the delivery of an asset status report, such action will be taken in accordance with the procedures set forth in the Pooling and Servicing Agreement with respect to the delivery and approval of such asset status report and (C) such rights are subject to the limitations set forth below, including but not limited to the obligation of the Special Servicer to act in accordance with the Servicing Standard; and provided further, that (x) the Special Servicer shall not be obligated to seek approval from the Two Gateway Operating Advisor for any such action if for sixty (60) days following notice of such matter the Two Gateway Operating Advisor has objected to the proposed action by the Special Servicer and has failed to suggest any alternative action that the Special Servicer considers to be consistent with the Servicing Standard and (y) if the Special Servicer determines that immediate action is necessary to protect the interests of the holder of the Two Gateway Loan, the Special Servicer may take any such action without waiting for the Two Gateway Operating Advisor's response.

Notwithstanding any consent or consultation rights of the Two Gateway Operating Advisor, the Master Servicer or the Special Servicer, as the case may be, shall not comply with any advice or consultation provided by the Two Gateway Operating Advisor if such advice or consultation would (i) require or cause the Master Servicer or the Special Servicer to violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) require or cause the Master Servicer or the Special Servicer to violate the provisions of the related intercreditor agreement or the Pooling and Servicing Agreement relating to the REMIC Provisions, (iv) require or cause the Master Servicer or the Special Servicer to violate any other provisions of the related intercreditor agreement or the Pooling and Servicing Agreement, (v) require or cause the Master Servicer or the Special Servicer to violate the terms of the Two Gateway Loan Combination, or (vi) materially expand the scope of Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Two Gateway Control Appraisal Period.    A ‘‘Two Gateway Control Appraisal Period’’ shall mean any time during which (a) (1) the initial principal balance of the Two Gateway B Loan minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Two Gateway B Loan, (y) any appraisal reduction amounts with respect to the Two Gateway Loan Combination that are allocated to the Two Gateway B Loan and (z) any losses realized or allocated to the Two Gateway B Loan pursuant to the related intercreditor agreement and the Pooling and Servicing Agreement is less than (b) twenty-five percent (25%) of an amount equal to (1) the initial principal balance of the Two Gateway B Loan, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Two Gateway B Loan.

Removal and Replacement of the Special Servicer.    For so long as no Two Gateway Control Appraisal Period has occurred and is continuing, the Two Gateway Operating Advisor, at its the expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), may remove the Special Servicer with respect to the Two Gateway Loan Combination at any time for any reason whatsoever or no reason, upon at least fifteen (15) days prior notice to the Special Servicer. Upon any such termination, the Two Gateway Operating Advisor shall be required to appoint a successor Special Servicer in accordance with the terms, conditions and procedures set forth in the Pooling and Servicing Agreement.

Cure Rights.    In the event that the Two Gateway borrower commits a monetary default by failing to make any payment of principal or interest on the Two Gateway Loan Combination by the end of the applicable grace period, if any, for such payment permitted under the applicable Mortgage Loan Documents, the Master Servicer or the Special Servicer, as the case may be, shall provide notice to the holder of the Two Gateway B Loan and the Two Gateway Operating Advisor of such default. The holder of the Two Gateway B Loan shall have the right, but not the obligation, to cure such monetary default within five (5) Business Days after receiving the monetary default notice (the ‘‘Two Gateway Cure Period’’) and at no other times. At the time a cure payment is made, the holder of the Two Gateway B Loan shall pay or reimburse the trust for all unreimbursed Advances (whether or not recoverable), Advance interest amounts, any unpaid fees to the Master Servicer, the Special Servicer or the Trustee with respect to the Two Gateway Loan Combination, and any Additional Trust Fund Expenses (but only to the extent such Additional Trust Fund Expenses arise directly from the related borrower’s monetary default) and other amounts (other than any default interest or late charges) then due and payable with respect to the Two Gateway Loan Combination. So long as a monetary default exists for which a permitted cure payment is made, such monetary default shall not be treated as an event of default by the holder of the Two Gateway Loan (including for purposes of (i)

moving to sequential distributions of borrower payments under the intercreditor agreement, (ii) for purposes of accelerating the Two Gateway Loan Combination, modifying, amending or waiving any provisions of the related Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property, or (iii) for purposes of treating the Two Gateway Loan Combination as a Specially Serviced Mortgage Loan). Any amounts advanced by the holder of the Two Gateway B Loan on behalf of the related borrower to effect any cure shall be reimbursable to the holder of the Two Gateway B Loan under the applicable payment distribution provisions described above.

If an event of default (other than a monetary default) occurs and is continuing under the Two Gateway Mortgage Loan Documents, the Master Servicer or the Special Servicer, as the case may be, shall provide notice to the holder of the Two Gateway B Loan and the Two Gateway Operating Advisor of such non-monetary default and the holder of the Two Gateway B Loan shall have the right, but not the obligation, to cure such non-monetary default within the same period of time as the related borrower under the Two Gateway Mortgage Loan Documents to cure such non-monetary default, such period of time to be computed with respect to the holder of the Two Gateway B Loan’s cure rights as if the date of the non-monetary default notice were the date of notice of such default to the related borrower; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the Two Gateway B Loan, the holder of the Two Gateway B Loan shall be given an additional period of time as is reasonably necessary to enable the holder of the Two Gateway B Loan in the exercise of due diligence to cure such non-monetary default so long as certain conditions set forth in the intercreditor agreement are satisfied.

Notwithstanding the foregoing, the holder of the Two Gateway B Loan’s right to cure a monetary default or non-monetary default shall be limited as follows: (A) there shall not be more than six (6) cure events during the term of the Two Gateway Loan Combination, (B) there shall not be more than three (3) consecutive cure events and (C) there shall not be more than four (4) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual ‘‘cure event’’ shall mean the one-month period for which the holder of the Two Gateway B Loan has exercised its cure rights. Additional cure events shall be permitted only with the consent of the holder of the Two Gateway Loan or the Special Servicer, with the consent of the controlling class.

Purchase Option.    The holder of the Two Gateway B Loan shall have the right, by written notice to the holder of the Two Gateway Loan, delivered (i) during any monetary default cure period for which the holder of the Two Gateway B Loan is entitled to make, but has not made, a cure payment or (ii) at any time an event of default under the Two Gateway Loan Combination has occurred and is continuing (or at any time the Two Gateway Loan is a Specially Serviced Mortgage Loan as to which an event of default has occurred and is continuing), to purchase the Two Gateway Loan in whole but not in part at the Two Gateway Defaulted Mortgage Loan Purchase Price (defined below). Upon the delivery of the holder of the purchase notice to the holder of the Two Gateway Loan, the Trustee (at the direction of the Special Servicer) shall sell (and the holder of the Two Gateway B Loan shall purchase) the Two Gateway Loan (including, without limitation, any participations therein) at the Two Gateway Defaulted Mortgage Loan Purchase Price, on a date not more than thirty (30) days after the date of the purchase notice. The sale of the Two Gateway Loan shall comply with all requirements of the Pooling and Servicing Agreement and all costs and expenses related thereto shall be paid by the holder of the Two Gateway B Loan (without duplication of such amounts as are included in the Two Gateway Defaulted Mortgage Loan Purchase Price). The right of the holder of the Two Gateway B Loan to purchase the Two Gateway Loan shall automatically terminate (a) with respect to a purchase option described in clause (ii) above, upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Two Gateway Mortgaged Property or (b) with respect to a purchase option described in clause (i) only, upon the expiration of such monetary default cure period (unless the applicable purchase notice has been sent prior to such expiration in accordance with the terms of the related intercreditor agreement and the holder of the Two Gateway B Loan purchases the Two Gateway Loan in accordance therewith).

The ‘‘Two Gateway Defaulted Mortgage Loan Purchase Price’’ shall mean the sum, without duplication, of: (a) the outstanding principal balance of the Two Gateway Loan as of the date of purchase; (b) accrued and unpaid interest (other than any default interest) on the Two Gateway Loan at the applicable interest rate, up to the end of the accrual period relating to the Monthly Payment Date immediately following the date of purchase; (c) any other amounts due under the Two Gateway Loan Combination that are allocable to the holder of the Two Gateway Loan (but excluding any prohibited prepayment premiums); (d) any unreimbursed Advances and any expenses incurred in enforcing the Two Gateway Mortgage Loan Documents, including, without limitation, fees and expenses payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee, including, without limitation, earned and unpaid special servicing fees, liquidation fees and workout fees, if any; required to be paid pursuant to the Pooling and Servicing Agreement; (e) any accrued and unpaid Advance interest amounts; (f) any recovered costs not reimbursed previously to the trust, the Master Servicer, the Special Servicer or the Trustee pursuant to the Pooling and Servicing Agreement or the related intercreditor agreement; and (g) any Additional Trust Fund Expenses with respect to the Two Gateway Mortgage Loan.

The 1111 Marcus Avenue Loan

With respect to the Mortgage Loan known as the ‘‘1111 Marcus Avenue’’ loan (the ‘‘ 1111 Marcus Avenue A Loan’’) representing 2.80% of the Initial Outstanding Pool Balance and 3.16% of the Initial Loan Group 1 Balance, has a Cut-off Date Balance of $100,000,000. The related Mortgaged Property also secures one other companion loans (the ‘‘1111 Marcus Avenue B Loan’’ and, together with the 1111 Marcus Avenue A Loan, the ‘‘1111 Marcus Avenue Loan Combination’’) that is subordinate to the 1111 Marcus Avenue A Loan and which has a Cut-off Date Balance and current holder as listed in the table below:

Note	Principal Balance	Current Holder
B	$25,000,000	SFT I, Inc.

The 1111 Marcus Avenue B Loan has the same maturity date and amortization term as the 1111 Marcus Avenue A Loan, but an interest rate of 8.26% per annum. Only the 1111 Marcus Avenue A Loan is included in the trust. The 1111 Marcus Avenue B Loan is not an asset of the trust.

For the purpose of the information presented in this prospectus supplement with respect to the 1111 Marcus Avenue B Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the 1111 Marcus Avenue A Loan, but excludes the 1111 Marcus Avenue B Loan.

General.    The 1111 Marcus Avenue Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the 1111 Marcus Avenue Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the 1111 Marcus Avenue A Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1111 Marcus Avenue Loan Combination, and (ii) Property Advances with respect to the 1111 Marcus Avenue Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1111 Marcus Avenue Loan Combination. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make P&I Advances with respect to the 1111 Marcus Avenue B Loan.

Distributions.    The holders of the 1111 Marcus Avenue A Loan and the 1111 Marcus Avenue B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the 1111 Marcus Avenue Loan Combination and provides, in general, that:

(A) prior to the occurrence and continuation of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the 1111 Marcus Avenue B Loan, as described below):

•	the holder of the 1111 Marcus Avenue A Loan will receive its scheduled payments of interest (other than default interest);

•	the holder of the 1111 Marcus Avenue B Loan will receive its scheduled payments of interest (other than default interest);

•	the holder of the 1111 Marcus Avenue A Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the 1111 Marcus Avenue Loan Combination;

•	the holder of the 1111 Marcus Avenue B Loan will receive its proportionate share of any voluntary or involuntary principal payments received, if any, with respect to the 1111 Marcus Avenue Loan Combination, after it receives its scheduled interest payments;

•	the holder of the 1111 Marcus Avenue B Loan will receive all unreimbursed cure payments;

•	the holders of the 1111 Marcus Avenue A Loan and the 1111 Marcus Avenue B Loan will receive pro rata yield maintenance payments, default interest or late payment charges in their proportionate percentage interests in the 1111 Marcus Avenue Loan Combination;

•	the holder of the 1111 Marcus Avenue B Loan will receive all unreimbursed losses previously allocated to the 1111 Marcus Avenue B Loan;

•	the holders of the 1111 Marcus Avenue A Loan and the 1111 Marcus Avenue B Loan will receive pro rata excess amounts in their proportionate percentage interests in the 1111 Marcus Avenue Loan Combination; and

(B) upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default, so long as the holder of the 1111 Marcus Avenue B Loan is not exercising its cure rights, the holder of the 1111 Marcus Avenue B Loan will not be entitled to receive payments of principal, interest or yield maintenance until the holder of the 1111 Marcus Avenue A Loan receives all of its accrued scheduled interest (other than default interest), outstanding principal in full and its portion of any yield maintenance payments required in connection with any prepayment of the 1111 Marcus Avenue Loan Combination.

The foregoing distributions are subject to the provisions of the Pooling and Servicing Agreement in respect of the prior right of each of the Master Servicer and the Special Servicer or the Trustee, as applicable, to receive its respective servicing compensation and other fees, reimbursement or indemnity payments (including any payment of Additional Trust Fund Expenses) out of payments received from the related borrower, as further set forth in the Pooling and Servicing Agreement.

Consultation and Consent; Appointment of Operating Advisor.    Unless an 1111 Marcus Avenue Control Appraisal Period (defined below) exists: (i) the Master Servicer or the Special

Servicer, as the case may be, will be required to consult with the holder of the 1111 Marcus Avenue B Loan, or an operating advisor (the ‘‘1111 Marcus Avenue Operating Advisor’’) appointed by and representing the holder of the 1111 Marcus Avenue B Loan, and will be required to provide the holder of the 1111 Marcus Avenue B Loan with any proposals to take any significant action with respect to the 1111 Marcus Avenue Loan Combination or the related Mortgaged Property (including without limitation, leases and alterations of the related Mortgaged Property that require approval of the lender under the related Mortgage Loan Documents) and backup materials (if any) that are used by the Master Servicer or the Special Servicer, as the case may be, in developing such proposals (as reasonably determined by the Master Servicer or the Special Servicer). In the event that the 1111 Marcus Avenue Loan Combination becomes a Specially Serviced Mortgage Loan, the Special Servicer will be required to promptly provide the 1111 Marcus Avenue Operating Advisor and the holder of the 1111 Marcus Avenue B Loan with copies of asset status reports (if required under the Pooling and Servicing Agreement) and backup materials.

So long as no 1111 Marcus Avenue Control Appraisal Period exists, the 1111 Marcus Avenue Operating Advisor will also be entitled to exercise the rights of the controlling class and controlling class representative under the Pooling and Servicing Agreement with respect to the 1111 Marcus Avenue Loan Combination. Unless a Control Appraisal Period has occurred and is continuing, the holder of the 1111 Marcus Avenue B Loan shall have the right in its sole discretion at any time and from time to time to remove and replace the 1111 Marcus Avenue Operating Advisor. The 1111 Marcus Avenue Operating Advisor may be any person (other than the related borrower, any person related to the ownership or management of the related Mortgaged Property or any affiliate of the foregoing), including, without limitation, the holder of the 1111 Marcus Avenue B Loan, any affiliate, officer or employee thereof, or any other unrelated third party. The 1111 Marcus Avenue Operating Advisor shall not owe any fiduciary duty or other duty to any person other than the holder of the 1111 Marcus Avenue B Loan. The current 1111 Marcus Avenue Operating Advisor is iStar Asset Services, Inc.

With respect to the 1111 Marcus Avenue Loan Combination, for so long as no 1111 Marcus Avenue Control Appraisal Period exists (and whether or not the 1111 Marcus Avenue Loan Combination is then a Specially Serviced Mortgage Loan), the Master Servicer or the Special Servicer, as the case may be, will be required to notify the 1111 Marcus Avenue Operating Advisor in writing prior to taking any of the following actions and to receive the written approval of the 1111 Marcus Avenue Operating Advisor (which approval may be withheld in its sole discretion) with respect to:

•	any modification of, or waiver with respect to, the 1111 Marcus Avenue Loan Combination that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the 1111 Marcus Avenue Loan Combination or a modification or waiver of any other monetary term of the 1111 Marcus Avenue Loan Combination relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related Mortgage Loan Documents or a modification or waiver of any material non-monetary provision of the 1111 Marcus Avenue Loan Combination, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the borrower;

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure;

•	any sale of all or any portion of the related Mortgaged Property or REO Property;

•	any action to bring the related Mortgaged Property or REO Property into compliance with any environmental laws or other laws relating to hazardous materials;

•	any substitution or release of collateral for the 1111 Marcus Avenue Loan Combination to the extent the lender’s consent is required under the related Mortgage Loan Documents;

•	any release of the borrower or guarantor from liability with respect to the 1111 Marcus Avenue Loan Combination including, without limitation, by acceptance of an assumption of the 1111 Marcus Avenue Loan Combination by a successor borrower or replacement guarantor;

•	any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

•	any renewal or replacement of the then existing insurance policies with respect to the 1111 Marcus Avenue Loan Combination to the extent that such renewal or replacement policy does not comply with the terms of the related Mortgage Loan Documents or any waiver, modification or amendment of any material insurance requirements under the related Mortgage Loan Documents, in each case if the lender’s approval is required under the related Mortgage Loan Documents;

•	any approval of a material capital expenditure, if lender’s approval is required under the related Mortgage Loan Documents;

•	any replacement of the property manager, if lender’s approval is required under the related Mortgage Loan Documents;

•	any approval of the incurrence of additional indebtedness secured by the related Mortgaged Property, if lender’s approval is required under the related Mortgage Loan Documents;

•	any approval of any modification of the North Shore-Long Island Jewish Health System, Inc. lease, if lender’s approval is required under the related Mortgage Loan Documents;

•	any approval of any modification of the Condominium Documents, if lender’s approval is required under the related Mortgage Loan Documents;

•	any adoption or approval of a plan in bankruptcy of the borrower;

•	any application of funds in an escrow account to repay any portion of the principal of the 1111 Marcus Avenue Loan Combination;

•	any franchise changes or certain management company changes for which the Special Servicer is required to consent; and

•	releases of any escrow accounts, reserve accounts or letters of credit with respect to the 1111 Marcus Avenue Loan Combination other than in accordance with the terms of the related Mortgage Loan Documents.

The Special Servicer shall provide to the 1111 Marcus Avenue Operating Advisor, at the sole cost and expense of the holder of the 1111 Marcus Avenue B Loan (or such other lender that appointed the 1111 Marcus Avenue Operating Advisor), such information requested by the 1111 Marcus Avenue Operating Advisor as may be necessary in the reasonable judgment of the 1111 Marcus Avenue Operating Advisor to evaluate any of the foregoing proposed actions, and if an 1111 Marcus Avenue Control Appraisal Period does not exist, the 1111 Marcus Avenue Operating Advisor shall then have ten (10) Business Days (to the extent such period does not delay the Special Servicer from taking any action that is required by the Servicing Standard prior to the expiration of such period) within which to consult with and advise the Special Servicer and consent to the proposed action, provided, that (A) if the 1111 Marcus

Avenue Operating Advisor fails to notify the Special Servicer of its approval or disapproval of any such proposed action within ten (10) Business Days of delivery to the 1111 Marcus Avenue Operating Advisor by the Special Servicer of written notice of such a proposed action, such action by the Special Servicer shall be deemed to have been approved by the 1111 Marcus Avenue Operating Advisor, (B) with respect to any of the foregoing actions which necessitate the delivery of an asset status report, such action will be taken in accordance with the procedures set forth in the Pooling and Servicing Agreement with respect to the delivery and approval of such asset status report and (C) such rights are subject to the limitations set forth below, including but not limited to the obligation of the Special Servicer to act in accordance with the Servicing Standard; and provided further, that (x) the Special Servicer shall not be obligated to seek approval from the 1111 Marcus Avenue Operating Advisor for any such action if for sixty (60) days following notice of such matter the 1111 Marcus Avenue Operating Advisor has objected to the proposed action by the Special Servicer and has failed to suggest any alternative action that the Special Servicer considers to be consistent with the Servicing Standard and (y) if the Special Servicer determines that immediate action is necessary to protect the interests of the holder of the 1111 Marcus Avenue Loan, the Special Servicer may take any such action without waiting for the 1111 Marcus Avenue Operating Advisor's response.

Notwithstanding any consent or consultation rights of the 1111 Marcus Avenue Operating Advisor, the Master Servicer or the Special Servicer, as the case may be, shall not comply with any advice or consultation provided by the 1111 Marcus Avenue Operating Advisor if such advice or consultation would (i) require or cause the Master Servicer or the Special Servicer to violate any applicable law, (ii) be inconsistent with the Servicing Standard, (iii) require or cause the Master Servicer or the Special Servicer to violate the provisions of the related intercreditor agreement or the Pooling and Servicing Agreement relating to the REMIC Provisions, (iv) require or cause the Master Servicer or the Special Servicer to violate any other provisions of the related intercreditor agreement or the Pooling and Servicing Agreement, (v) require or cause the Master Servicer or the Special Servicer to violate the terms of the 1111 Marcus Avenue Loan Combination, or (vi) materially expand the scope of Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

1111 Marcus Avenue Control Appraisal Period.    A ‘‘1111 Marcus Avenue Control Appraisal Period’’ shall mean any time during which (a) (1) the initial principal balance of the 1111 Marcus Avenue B Loan minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 1111 Marcus Avenue B Loan, (y) any appraisal reduction amounts with respect to the 1111 Marcus Avenue Loan Combination that are allocated to the 1111 Marcus Avenue B Loan and (z) any losses realized or allocated to the 1111 Marcus Avenue B Loan pursuant to the related intercreditor agreement and the Pooling and Servicing Agreement is less than (b) twenty-five percent (25%) of an amount equal to (1) the initial principal balance of the 1111 Marcus Avenue B Loan, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 1111 Marcus Avenue B Loan.

Removal and Replacement of the Special Servicer.    For so long as no 1111 Marcus Avenue Control Appraisal Period has occurred and is continuing, the 1111 Marcus Avenue Operating Advisor, at its the expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), may remove the Special Servicer with respect to the 1111 Marcus Avenue Loan Combination at any time for any reason whatsoever or no reason, upon at least fifteen (15) days prior notice to the Special Servicer. Upon any such termination, the 1111 Marcus Avenue Operating Advisor shall be required to appoint a successor Special Servicer in accordance with the terms, conditions and procedures set forth in the Pooling and Servicing Agreement.

Cure Rights.    In the event that the 1111 Marcus Avenue borrower commits a monetary default by failing to make any payment of principal or interest on the 1111 Marcus Avenue

Loan Combination by the end of the applicable grace period, if any, for such payment permitted under the applicable Mortgage Loan Documents, the Master Servicer or the Special Servicer, as the case may be, shall provide notice to the holder of the 1111 Marcus Avenue B Loan and the 1111 Marcus Avenue Operating Advisor of such default. The holder of the 1111 Marcus Avenue B Loan shall have the right, but not the obligation, to cure such monetary default within five (5) Business Days after receiving the monetary default notice (the ‘‘1111 Marcus Avenue Cure Period’’) and at no other times. At the time a cure payment is made, the holder of the 1111 Marcus Avenue B Loan shall pay or reimburse the trust for all unreimbursed Advances (whether or not recoverable), Advance interest amounts, any unpaid fees to the Master Servicer or the Special Servicer with respect to the 1111 Marcus Avenue Loan Combination, and any Additional Trust Fund Expenses (but only to the extent such Additional Trust Fund Expenses arise directly from the related borrower’s monetary default) and other amounts (other than any default interest or late charges) then due and payable with respect to the 1111 Marcus Avenue Loan Combination. So long as a monetary default exists for which a permitted cure payment is made, such monetary default shall not be treated as an event of default by the holder of the 1111 Marcus Avenue A Loan (including for purposes of (i) moving to sequential distributions of borrower payments under the intercreditor agreement, (ii) for purposes of accelerating the 1111 Marcus Avenue Loan Combination, modifying, amending or waiving any provisions of the related Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property, or (iii) for purposes of treating the 1111 Marcus Avenue Loan Combination as a Specially Serviced Mortgage Loan). Any amounts advanced by the holder of the 1111 Marcus Avenue B Loan on behalf of the related borrower to effect any cure shall be reimbursable to the holder of the 1111 Marcus Avenue B Loan under the applicable payment distribution provisions described above.

If an event of default (other than a monetary default) occurs and is continuing under the 1111 Marcus Avenue Mortgage Loan Documents, the Master Servicer or the Special Servicer, as the case may be, shall provide notice to the holder of the 1111 Marcus Avenue B Loan and the 1111 Marcus Avenue Operating Advisor of such non-monetary default and the holder of the 1111 Marcus Avenue B Loan shall have the right, but not the obligation, to cure such non-monetary default within the same period of time as the related borrower under the 1111 Marcus Avenue Mortgage Loan Documents to cure such non-monetary default, such period of time to be computed with respect to the holder of the 1111 Marcus Avenue B Loan’s cure rights as if the date of the non-monetary default notice were the date of notice of such default to the related borrower; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the 1111 Marcus Avenue B Loan, the holder of the 1111 Marcus Avenue B Loan shall be given an additional period of time as is reasonably necessary to enable the holder of the 1111 Marcus Avenue B Loan in the exercise of due diligence to cure such non-monetary default so long as certain conditions set forth in the intercreditor agreement are satisfied.

Notwithstanding the foregoing, the holder of the 1111 Marcus Avenue B Loan’s right to cure a monetary default or non-monetary default shall be limited as follows: (A) there shall not be more than six (6) cure events during the term of the 1111 Marcus Avenue Loan Combination, (B) there shall not be more than three (3) consecutive cure events and (C) there shall not be more than four (4) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual ‘‘cure event’’ shall mean the one-month period for which the holder of the 1111 Marcus Avenue B Loan has exercised its cure rights. Additional cure events shall be permitted only with the consent of the holder of the 1111 Marcus Avenue A Loan or the Special Servicer, with the consent of the controlling class.

Purchase Option.    The holder of the 1111 Marcus Avenue B Loan has the right, by written notice to the holder of the 1111 Marcus Avenue Loan, delivered (i) during any monetary default cure period for which the holder of the 1111 Marcus Avenue B Loan is entitled to make, but has not made, a cure payment or (ii) at any time an event of default under the 1111 Marcus Avenue A Loan Combination has occurred and is continuing (or at any time the 1111 Marcus Avenue A Loan is a Specially Serviced Mortgage Loan as to which an event of default has occurred and is continuing), to purchase the 1111 Marcus Avenue A Loan in whole but not in part at the 1111 Marcus Avenue Defaulted Mortgage Loan Purchase Price (defined below). Upon the delivery of the holder of the purchase notice to the holder of the 1111 Marcus Avenue Loan, the Trustee (at the direction of the Special Servicer) shall sell (and the holder of the 1111 Marcus Avenue B Loan shall purchase) the 1111 Marcus Avenue Loan (including, without limitation, any participations therein) at the 1111 Marcus Avenue Defaulted Mortgage Loan Purchase Price, on a date not more than thirty (30) days after the date of the purchase notice. The sale of the 1111 Marcus Avenue A Loan shall comply with all requirements of the Pooling and Servicing Agreement and all costs and expenses related thereto shall be paid by the holder of the 1111 Marcus Avenue B Loan (without duplication of such amounts as are included in the 1111 Marcus Avenue Defaulted Mortgage Loan Purchase Price). The right of the holder of the 1111 Marcus Avenue B Loan to purchase the 1111 Marcus Avenue A Loan shall automatically terminate (a) with respect to a purchase option described in clause (ii) above, upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 1111 Marcus Avenue Mortgaged Property or (b) with respect to a purchase option described in clause (i) only, upon the expiration of such monetary default cure period (unless the applicable purchase notice has been sent prior to such expiration in accordance with the terms of the related intercreditor agreement and the holder of the 1111 Marcus Avenue B Loan purchases the 1111 Marcus Avenue A Loan in accordance therewith).

The ‘‘1111 Marcus Avenue Defaulted Mortgage Loan Purchase Price’’ means the sum, without duplication, of: (a) the outstanding principal balance of the 1111 Marcus AvenueA Loan as of the date of purchase; (b) accrued and unpaid interest (other than any default interest) on the 1111 Marcus Avenue A Loan at the applicable interest rate, up to the end of the accrual period relating to the Monthly Payment Date immediately following the date of purchase; (c) any other amounts due under the 1111 Marcus Avenue Loan Combination that are allocable to the holder of the 1111 Marcus Avenue Loan (but excluding any prohibited prepayment premiums); (d) any unreimbursed Advances and any expenses incurred in enforcing the 1111 Marcus Avenue Mortgage Loan Documents, including, without limitation, fees and expenses payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee, including, without limitation, earned and unpaid special servicing fees, liquidation fees and workout fees, if any, as set forth in the Pooling and Servicing Agreement and the intercreditor agreement; (e) any accrued and unpaid Advance interest amounts; (f) any recovered costs not reimbursed previously to the trust, the Master Servicer, the Special Servicer or the Trustee pursuant to the Pooling and Servicing Agreement or the related intercreditor agreement; and (g) any Additional Trust Fund Expenses with respect to the 1111 Marcus Avenue Mortgage Loan.

The Spectrum Centre Loan

With respect to the Mortgage Loan known as the Spectrum Centre loan (the ‘‘Spectrum Centre A Loan’’) representing 0.20% of the Initial Outstanding Pool Balance and 0.22% of the Initial Loan Group 1 Balance, has a Cut-off Date Balance of $7,000,000. The related Mortgaged Property also secures one other companion loan (the ‘‘Spectrum Centre B Loan’’ and, together with the Spectrum Centre A Loan, the ‘‘Spectrum Centre Loan Combination’’) that is subordinate to the Spectrum Centre A Loan and which has a Cut-off Date Balance and current holder as listed in the table below:

Note	Principal Balance	Current Holder
B	$435,000	CBA Mezzanine Capital Finance, LLC

The Spectrum Centre B Loan has the same maturity date as the Spectrum Centre A Loan. The Spectrum Centre A Loan has an interest rate of 6.405% and the Spectrum Centre B Loan has an interest rate of 12.75%. The Spectrum Centre Loan Combination is an amortizing loan.

For the purpose of the information presented in this prospectus supplement with respect to the Spectrum Centre Loan Combination, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Spectrum Centre A Loan, but excludes the Spectrum Centre B Loan.

General.    The Spectrum Centre Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Spectrum Centre Loan Combination will be effected in accordance with the Pooling and Servicing Agreement and the related intercreditor agreement). The Master Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Spectrum Centre A Loan unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Spectrum Centre Loan Combination, and (ii) Property Advances with respect to the Spectrum Centre Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Spectrum Centre Loan Combination.

Distributions.    The holders of the Spectrum Centre A Loan and the Spectrum Centre B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Spectrum Centre Loan Combination and provides, in general, that:

•	if no Material Default (defined below) has occurred and is continuing with respect to the Spectrum Centre Loan Combination, the holder of the Spectrum Centre B Loan will generally be entitled to receive principal and interest payments after the holder of the Spectrum Centre A Loan receives principal and interest payments. For the Spectrum Centre Loan Combination, a ‘‘Material Default’’ consists of any of the following events: (a) the acceleration of the Spectrum Centre A Loan or the Spectrum Centre B Loan; (b) the existence of a continuing monetary event of default; or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding;

•	if a Material Default has occurred and is continuing, or if a partial or full prepayment of the Spectrum Centre Loan Combination results from the payment of insurance proceeds or condemnation awards, the holder of the Spectrum Centre B Loan will not be entitled to receive payments of principal or interest until the holder of the Spectrum Centre A Loan receives the unreimbursed costs and expenses of the Master Servicer or the Trustee to the extent payable under the Pooling and Servicing Agreement with respect to the Spectrum Centre Loan Combination, including unreimbursed advances (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium.

Rights of the Holder of the Spectrum Centre B Loan

Consent to Modifications.    Prior to agreeing to any of the following with respect to the Spectrum Centre Loan Combination, the Master Servicer and the Special Servicer will be required to obtain the prior written consent of the holder of the Spectrum Centre B Loan with respect to any amendment, deferral, extension, waiver or other modification of the Spectrum Centre Loan Combination which:

•	adversely affects the lien priority of the Mortgage;

•	increases the interest rate or principal amount of the Spectrum Centre A Loan;

•	increases in any other material respect any monetary obligations of the related borrower under the Mortgage Loan Documents;

•	decreases, forgives, waives, releases or defers the interest or the interest rate or principal amount of the Spectrum Centre B Loan or forgives, waives, decreases, defers or releases all or any portion of the Spectrum Centre B Loan;

•	shortens the scheduled maturity date of the related Spectrum Centre A Loan;

•	increases the term of the Spectrum Centre B Loan to a date occurring after the maturity date of the related Spectrum Centre A Loan;

•	accepts a grant of any lien on or security interest in any new collateral not originally granted under the Mortgage Loan Documents unless such new collateral also secures the Spectrum Centre B Loan;

•	modifies or amends the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the Mortgage Loan Documents;

•	cross-defaults the Spectrum Centre A Loan with any other indebtedness;

•	obtains any contingent interest, additional interest or other ‘‘kicker’’ measured on the basis of the cash flow or appreciation of the Mortgaged Property;

•	releases the lien of the Mortgage as security for the Spectrum Centre B Loan except in connection with a payment in full of the Spectrum Centre Loan Combination or the release of a de minimis portion of the Mortgaged Property or as provided in the Mortgage Loan Documents in effect at the origination of the Spectrum Centre Loan Combination;

•	spread the lien of the Mortgage to encumber additional real property unless such real property shall also secure the Spectrum Centre B Loan; or

•	extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Spectrum Centre A Loan when none is required under the Mortgage Loan Documents in effect at the origination of the Spectrum Centre A Loan or after the current maturity date of the Spectrum Centre A Loan or increase the amount of such prepayment fee, premium or yield maintenance charge or otherwise modify any prepayment or defeasance provisions in a manner materially adverse to the holder of the Spectrum Centre B Loan.

The consent of the holder of the Spectrum Centre B Loan will not be required in connection with any such modification of the Spectrum Centre Loan Combination after the expiration of such holder’s right to purchase the Spectrum Centre A Loan (as described under ‘‘—Purchase Option’’ below).

Notwithstanding any approval or disapproval of, or right to approve or disapprove, any such modification by the holder of the Spectrum Centre B Loan, no such modification may adversely affect the REMIC status of any REMIC under the Pooling and Servicing Agreement or result in the imposition of a ‘‘prohibited transaction’’ or ‘‘prohibited contribution’’ tax under the REMIC Provisions. In addition, neither the Master Servicer nor the Special Servicer shall agree to any modification of the Spectrum Centre Loan Combination if such modification would constitute a ‘‘significant modification’’ of either the Spectrum Centre A Loan under the Pooling and Servicing Agreement or the Spectrum Centre B Loan under any pooling and servicing agreement affecting such loan under the REMIC Provisions unless such modification is permitted by such REMIC Provisions.

Notwithstanding anything herein to the contrary, the Controlling Class Representative will have the right to consult with the Master Servicer and the Special Servicer, in the time periods set forth in the Pooling and Servicing Agreement, regarding the Spectrum Centre Loan Combination.

If, during the period of time during which the holder of the Spectrum Centre B Loan or its designee has the right to purchase the Spectrum Centre A Loan as provided in the intercreditor agreement, the Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the Spectrum Centre Loan Combination (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may agree to any such modification without obtaining the prior written consent of (but after giving at least three business days’ prior written notice to) the holder of the Spectrum Centre B Loan provided that such modification would not violate the REMIC Requirements.

Cure Rights.    The holder of the Spectrum Centre B Loan does not have any rights to cure any defaults with respect to the Spectrum Centre Loan Combination.

Purchase Option.    Upon the occurrence of (i) any payment of principal or interest under the Spectrum Centre Loan Combination is 90 or more days delinquent, (ii) the principal balance of either the Spectrum Centre A Loan or the Spectrum Centre B (or both) Loan is not paid at maturity or (iii) a Material Default occurs), the holder of the Spectrum Centre B Loan will have the right to purchase the Spectrum Centre A Loan at a purchase price determined under the intercreditor agreement and generally equal to the sum of (a) the outstanding principal balance of the Spectrum Centre A Loan, (b) accrued and unpaid interest on such principal balance (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the Master Servicer, the Special Servicer or the Trustee with respect to the Spectrum Centre A Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with the enforcement of the Spectrum Centre A Loan by the Master Servicer or Special Servicer, (e) any unreimbursed interest on any principal and interest advances made by the Master Servicer or the Trustee with respect to the Spectrum Centre A Loan, (f) master servicing fees, special servicing fees and trustee’s fees payable under the Pooling and Servicing Agreement prior to the date of repurchase (excluding any ‘‘success fees’’ or similar fees or termination compensation) and (g) out of pocket expenses incurred by the Master Servicer, the Special Servicer or the Trustee with respect to the Spectrum Centre Loan Combination together with advance interest thereon. The right of the holder of the Spectrum Centre B Loan to purchase the Spectrum Centre A Loan is subject to the holder the Spectrum Centre B Loan giving irrevocable written notice of its intent to purchase within 30 days following receipt from the holder of the Spectrum Centre A Loan of notice of such right.

The Fair Lakes Office Portfolio Loan

With respect to the Mortgage Loan known as the ‘‘Fair Lakes Office Portfolio’’ loan (the ‘‘Fair Lakes Office Portfolio Trust Loan’’), representing in aggregate approximately 3.99% of the Initial Outstanding Pool Balance and 4.51% of the Initial Loan Group 1 Balance, the related Mortgaged Property also secures one other companion loan (the ‘‘Fair Lakes Office Portfolio Pari Passu Loan’’ and, together with the Fair Lakes Office Portfolio Trust Loan, the ‘‘Fair Lakes Office Portfolio Loan Combination’’) that is pari passu to the Fair Lakes Office Portfolio Trust Loan. The Cut-off Date Balance of the Fair Lakes Office Portfolio Trust Loan is $142,450,000 and the Cut-off Date Balance of the Fair Lakes Office Portfolio Pari Passu Loan is $116,550,000.

The Fair Lakes Office Portfolio Pari Passu Loan has the same maturity date and amortization term as the Fair Lakes Office Portfolio Trust Loan. Only the Fair Lakes Office Portfolio Trust Loan is included in the Trust. The Fair Lakes Office Portfolio Pari Passu Loan is not an asset of the Trust.

For the purpose of the information presented in this prospectus supplement with respect to the Fair Lakes Office Portfolio Loan Combination, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Fair Lakes Office Portfolio Loan Combination.

The Fair Lakes Office Portfolio Pari Passu Loan is owned by Goldman Sachs Commercial Mortgage Capital, L.P. and it is anticipated it will be deposited into a trust fund (the ‘‘Fair Lakes Office Portfolio Pari Passu Loan Securitization’’) that will be established pursuant to a pooling and servicing agreement among GS Mortgage Securities Corporation II, as depositor, Wachovia Bank, as Master Servicer, CWCapital Asset Management LLC, as special servicer, and Wells Fargo Bank, as trustee.

General.    The Fair Lakes Office Portfolio Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement (the ‘‘Fair Lakes Intercreditor’’). The Controlling Class Representative will not have any rights to direct the Master Servicer or Special Servicer with respect to any servicing actions taken by it in relation to the Fair Lakes Office Portfolio Loan Combination. Rather, the Master Servicer or the Special Servicer, as applicable, will be obligated to obtain the consent of the holder of the Fair Lakes Office Portfolio Pari Passu Loan (the ‘‘Fair Lakes Office Portfolio Directing Lender’’) prior to taking certain actions. The Fair Lakes Office Portfolio Directing Lender will be the controlling class representative of the Fair Lakes Office Portfolio Pari Passu Loan Securitization. See ‘‘—Rights of the Holder of the Fair Lakes Office Portfolio Pari Passu Loan’’ below.

Distributions.    Pursuant to the Fair Lakes Office Portfolio Intercreditor Agreement, distributions on the Fair Lakes Office Portfolio Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon) generally in the following manner, to the extent of available funds:

(i)    first, to the holders of the Fair Lakes Office Portfolio Loan Combination, their respective pro rata portion of an amount equal to the accrued and unpaid interest on the Fair Lakes Office Portfolio Trust Loan balance and the Fair Lakes Office Portfolio Pari Passu Loan balance, respectively, in each case at the net interest rate, through the end of the applicable interest accrual period;

(ii)    second, to the holders of the Fair Lakes Office Portfolio Loan Combination, their respective pro rata portions of any principal payments received in respect of the loan (with any such principal payments received by the holders to be applied in reduction of the Fair Lakes Office Portfolio Trust Loan and the Fair Lakes Office Portfolio Pari Passu Loan, respectively);

(iii)    third, to the holders of the Fair Lakes Office Portfolio Loan Combination, their respective pro rata portions of an amount equal to the prepayment premium, to the extent actually paid, allocable to the loan;

(iv)    fourth, to the holders of the Fair Lakes Office Portfolio Loan Combination, their respective pro rata portions of any late payment charges and any interest at the default rate (in excess of the interest paid on the Fair Lakes Office Portfolio Trust Loan principal balance and the Fair Lakes Office Portfolio Pari Passu Loan principal balance; and

(v)    fifth, to the holders of the Fair Lakes Office Portfolio Loan Combination, their respective pro rata portions of any remaining amounts;

provided, that, if any of the related Mortgaged Properties becomes an REO Property then amounts received with respect to such REO Property (including without limitation, net operating income and net liquidation proceeds) will be applied in accordance with the priority of payments as if the Notes and other loan documents were still in effect and the Fair Lakes Office Portfolio Loan Combination had been accelerated.

Rights of the Holder of the Fair Lakes Office Portfolio Pari Passu Loan

The Master Servicer or Special Servicer, as applicable, will not be permitted to take any of the following actions unless and until it has notified the holders of the Fair Lakes Office Portfolio Loan Combination in writing and the Fair Lakes Office Portfolio Directing Lender has not objected to:

•	any proposed foreclosure upon or comparable conversion (which may include acquisition as REO Property) of the ownership of the Mortgaged Property and the other collateral securing the Fair Lakes Office Portfolio Loan Combination;

•	any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) or any material non-monetary term (including any material term relating to insurance) of the Fair Lakes Office Portfolio Loan Combination;

•	any proposed sale of the Mortgaged Property for less than the unpaid principal amount of the Fair Lakes Office Portfolio Loan, plus accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the Master Servicer, Special Servicer and Trustee under the Pooling and Servicing Agreement and any unreimbursed advances and realized losses allocated to the Fair Lakes Office Portfolio Trust Loan or the Fair Lakes Office Portfolio Pari Passu Loan;

•	any acceptance of a discounted payoff of the Fair Lakes Office Portfolio Trust Loan or the Fair Lakes Office Portfolio Pari Passu Loan;

•	any determination to bring the Mortgaged Property (including if t is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property;

•	any release of collateral for the Fair Lakes Office Portfolio Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the Fair Lakes Office Portfolio Trust Loan and the Fair Lakes Office Portfolio Pari Passu Loan;

•	any acceptance of substitute or additional collateral for the Fair Lakes Office Portfolio Loan Combination (other than in accordance with the terms of the Fair Lakes Office Portfolio Loan Combination);

•	any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the Fair Lakes Office Portfolio Loan Combination, including any transfer or pledge of direct or indirect equity interests in the related borrower to the extent lender’s approval is required un the loan documents;

•	any acceptance of an assumption agreement releasing the borrower from liability under the Fair Lakes Office Portfolio Trust Loan or the Fair Lakes Office Portfolio Pari Passu Loan;

•	any renewal or replacement of the then existing insurance policies with respect to the Fair Lakes Office Portfolio Loan Combination to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the holders of the Fair Lakes Office Portfolio Loan Combination approval is required under the loan documents;

•	any replacement of the property manager, if the holders of the Fair Lakes Office Portfolio Loan Combination approval is required under the loan documents;

•	any approval of the incurrence of additional indebtedness secured the Mortgaged Property if the holders of the Fair Lakes Office Portfolio Loan Combination approval is required under the loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of the Fair Lakes Office Portfolio Trust Loan or the Fair Lakes Office Portfolio Pari Passu Loan rather than toward restoration of the Mortgaged Property;

•	the subordination of any lien created pursuant to the terms of the loan documents;

•	any ‘‘Material Alteration’’ (as defined in the related loan documents), to the extent the holders of the holders of the Fair Lakes Office Portfolio Loan Combination have approval rights with respect thereto;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by any servicer that Servicing Transfer Event that is based on imminent default has occurred with respect to the Fair Lakes Office Portfolio Trust Loan or the Fair Lakes Office Portfolio Pari Passu Loan; and

•	such other actions specified in the Pooling and Servicing Agreement;

provided that, in the event that the Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Fair Lakes Office Portfolio Trust Loan and the Fair Lakes Office Portfolio Pari Passu Loan (as a collective whole), the Master Servicer (or , in the case of the Special Servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the Master Servicer’s taking) any such action without waiting for the Fair Lakes Office Portfolio Directing Lender’s response.

Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Fair Lakes Office Portfolio Directing Lender may (and the Master Servicer or Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the Master Servicer or Special Servicer, as applicable, to violate any provision of the Fair Lakes Intercreditor Agreement or the Pooling and Servicing Agreement (including the Master Servicer’s and Special Servicer’s obligation to act in accordance with Accepted Servicing Practices, the related loan documents or applicable law) or result in an adverse REMIC event or and adverse grantor trust event.

The ShopKo Portfolio Loan

With respect to the Mortgage Loan known as the ShopKo Portfolio loan, which is comprised of three promissory notes (the ‘‘ShopKo Portfolio Loan’’), representing in aggregate approximately 7.24% of the Initial Outstanding Pool Balance and 8.17% of the Initial Loan Group 1 Balance, the portfolio of related Mortgaged Properties also secures three other pari passu promissory notes (collectively, the ‘‘ShopKo Portfolio Pari Passu Loans’’ and, together with the ShopKo Portfolio Loan, the ‘‘ShopKo Portfolio Loan Combination’’) that are pari passu to the ShopKo Portfolio Loan. The Cut-off Date Balance of the ShopKo Portfolio Loan is $258,407,576 and the Cut-off Date Balance of the ShopKo Portfolio Pari Passu Loans is $285,492,689.

The ShopKo Portfolio Pari Passu Loans have the same maturity date and amortization term as the ShopKo Portfolio Loan. Only the ShopKo Portfolio Loan is included in the Trust. The ShopKo Portfolio Pari Passu Loans are not assets of the Trust.

For the purpose of the information presented in this prospectus supplement with respect to the ShopKo Portfolio Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the entire ShopKo Portfolio Loan Combination.

The ShopKo Portfolio Pari Passu Loans referred to in the related intercreditor agreement as ‘‘Note A-1’’ and ‘‘Note A-2’’ notes are included in the trust fund created pursuant to the CGCMT 2006-C4 Pooling and Servicing Agreement. The ShopKo Portfolio Pari Passu Loan not included in the trust fund created pursuant to the CGCMT 2006-C4 Pooling and Servicing Agreement (the ‘‘Unsecuritized ShopKo Portfolio Pari Passu Loan’’) is owned by Citigroup Global Markets Realty Corp.

General.    The ShopKo Portfolio Loan Combination will be serviced pursuant to the terms of the CGCMT 2006-C4 Pooling and Servicing Agreement and the related intercreditor agreement (and all decisions, consents, waivers, approvals and other actions on the part of any noteholder of the ShopKo Portfolio Loan Combination will be effected in accordance with the CGCMT 2006-C4 Pooling and Servicing Agreement and the related intercreditor agreement).

ShopKo Co-Lender Agreement.    The respective rights of the other noteholders of the ShopKo Portfolio Loan Combination and the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Loan, will be governed by a co-lender agreement (the ‘‘ShopKo Portfolio Co-Lender Agreement’’), which generally provides that:

•	the holders of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Loan Combination (the ‘‘ShopKo Portfolio Controlling Party’’) will have the ability to advise and direct the applicable servicer under the CGCMT 2006-C4 Pooling and Servicing Agreement with respect to certain specified servicing actions regarding the ShopKo Portfolio Loan Combination , including (but not limited to) those involving foreclosure or material modification of the ShopKo Portfolio Loan Combination pursuant to the terms of the CGCMT 2006-C4 Pooling and Servicing Agreement;

•	the holders of promissory notes representing more than 50% of the total principal balance of the ShopKo Portfolio Loan and the Unsecuritized ShopKo Portfolio Pari Passu Loan will be entitled to replace the special servicer with respect to the ShopKo Portfolio Loan Combination;

•	if and for so long as the ShopKo Portfolio Loan Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity in the CGCMT 2006-C4 transaction and the other noteholders of the ShopKo Portfolio Loan Combination will each have the option to purchase the entire remaining portion of the ShopKo Portfolio Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the unpaid principal balance of the ShopKo Portfolio notes to be purchased, together with all accrued unpaid interest on those notes (other than default interest) to but not including the date of such purchase; and

•	any holder of a promissory note evidencing a mortgage loan that is part of the ShopKo Portfolio Loan Combination will be entitled to appoint a representative to exercise any of its rights set forth in the preceding three bullets, which representative will, in the case of the issuing entity, be the series 2006-CD3 controlling class representative pursuant to the series 2006-CD3 pooling and servicing agreement.

Rights of ShopKo Portfolio Controlling Party.    With respect to the ShopKo Portfolio Loan Combination, the applicable special servicer will, in general, not be permitted to take, or consent to the applicable master servicer's taking, any of the following actions, among others, under the CGCMT 2006-C4 Pooling and Servicing Agreement with respect to the ShopKo Portfolio Loan Combination, if the ShopKo Portfolio Controlling Party has objected within 30 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

•	any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related Mortgaged Properties following a default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of default charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in ShopKo Portfolio Loan Combination;

•	any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the ShopKo Portfolio Loan Combination;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan comprising the ShopKo Portfolio Loan Combination;

•	any determination to bring a Mortgaged Property securing a specially serviced mortgage loan in the ShopKo Portfolio Loan Combination or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a Mortgaged Property securing a specially serviced mortgage loan in the ShopKo Portfolio Loan Combination or a related REO Property;

•	any release of collateral for a mortgage loan in the ShopKo Portfolio Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan;

•	any acceptance of substitute or additional collateral for the mortgage loans in the ShopKo Portfolio Loan Combination, other than in accordance with the terms of such mortgage loans;

•	any waiver of a ‘‘due on sale’’ or ‘‘due on encumbrance’’ clause with respect to any mortgage loan in the ShopKo Portfolio Loan Combination;

•	any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the ShopKo Portfolio Loan Combination;

•	any adoption or approval of a plan in bankruptcy of a related borrower;

•	any replacement of the property manager or, if applicable, the franchise in respect of a related Mortgaged Property, if lender approval is required by the loan documents;

•	any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the ShopKo Portfolio Loan Combination not expressly required by the terms of the loan documents or under applicable law;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender's approval is required by the loan documents; and

•	any approval of a material capital expenditure, if lender's approval is required by the loan documents.

Notwithstanding any approval or disapproval of, or right to approve or disapprove, any loan modification by the ShopKo Portfolio Controlling Party, no such modification may adversely affect the REMIC status of any REMIC under the Pooling and Servicing Agreement, the CGCMT 2006-C4 Pooling and Servicing Agreement or result in the imposition of a ‘‘prohibited transaction’’ or ‘‘prohibited contribution’’ tax under the REMIC Provisions. In addition, neither the master servicer nor the special servicer under the CGCMT 2006-C4 Pooling and Servicing agreement may agree to any modification of the ShopKo Portfolio Loan Combination if such modification would constitute a ‘‘significant modification’’ of the ShopKo Portfolio Loan Combination under the Pooling and Servicing Agreement under the REMIC Provisions unless such modification is permitted by such REMIC Provisions.

Distributions.    Pursuant to the ShopKo Co-Lender Agreement, following the allocation of payments to each mortgage loan in the ShopKo Portfolio Loan Combination in accordance with the related loan documents, collections on the ShopKo Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

(i)    first, to the holder of the ShopKo Portfolio Loan and the holders of the ShopKo Portfolio Pari Passu Loans, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than default interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

(ii)    second, to the holder of the ShopKo Portfolio Loan and the holders of the ShopKo Portfolio Pari Passu Loans, on a pari passu basis, their respective pro rata portions (based on outstanding principal balance) of any payments and other collections of principal with respect to the ShopKo Portfolio Loan Combination;

(iii)    third, to the holder of the ShopKo Portfolio Loan and the holders of the ShopKo Portfolio Pari Passu Loans, on a pari passu basis, their respective pro rata portions (based on outstanding principal balance) of any prepayment consideration on the ShopKo Portfolio Loan Combination , to the extent actually paid by the borrower;

(iv)    fourth, to the holder of the ShopKo Portfolio Loan and the holders of the ShopKo Portfolio Pari Passu Loans, their respective pro rata portions (based on outstanding principal balance) of any late payment charges and default interest (after application as provided in the CGCMT 2006-C4 Pooling and Servicing Agreement), to the extent actually paid by the borrower, based on their respective principal balances; and

(v)    fifth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (based on outstanding principal balance) to the ShopKo Portfolio Loan and the holders of the ShopKo Portfolio Pari Passu Loans.

ARD Loans

4 mortgage loans (the ‘‘ARD Loans’’), representing 1.39% of the outstanding pool balance and 1.57% of the Initial Loan Group 1 Balance, as of the Cut-off Date, provide that if, after a certain date (each, an ‘‘Anticipated Repayment Date’’), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). With respect to the Mortgage Loans known as Springs Industries Pool 3, Springs Industries Pool 1 and Circuit City-Florence, SC, the Anticipated Repayment Date for each such Mortgage Loan is 120 months, after the origination date for each Mortgage Loan. With respect to the Mortgage Loan known as Borders Books-Montclair, the Anticipated Repayment Date is 144 months after the origination date of such Mortgaged Loan. The Revised Rate for each of the ARD Loans is equal to the Initial Rate plus 2% for the Circuity City-Florence, SC loan and greater of (i) Initial Rate plus 2% per annum and (ii) annualized treasury yield plus 3% per annum for the Springs Industries Pool 3, Springs Industries Pool 1, Borders Books-Montclair. After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on that ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of that ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that any borrower will prepay the related ARD Loan on its Anticipated Repayment Date.

Additional Loan Information

General.    The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the

Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the following tables or of Annex A-1 and Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (‘‘GAAP’’) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

Definitions.    For purposes of this prospectus supplement, including the following tables and Annex A-1 and Annex A-2 to this prospectus supplement, the indicated terms have the following meanings:

(i)    ‘‘Annual Debt Service’’ generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest-only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest-only period.

(ii)    ‘‘Appraised Value’’ means, for any Mortgaged Property, the appraiser’s adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser’s adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. In the event the date of the appraisal shown on Annex A-1 or Annex A-2 is a future date, the appraised value shown for such mortgage loan is a stabilized value and calculations using appraisal value use the stabilized value. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(iii)    ‘‘Balloon Balance’’ means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

(iv)    ‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV,’’ ‘‘Cut-off Date LTV Ratio,’’ ‘‘Current LTV,’’ or ‘‘LTV’’ means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

(v)    ‘‘LTV Ratio at Maturity’’ means, with respect to any Balloon Loan, (a) the Balloon Balance for such Mortgage Loan or with respect to any ARD Loan, its outstanding principal balance as of the related Anticipated Repayment Date divided by (b) the Appraised Value of the related Mortgaged Property

For purposes of calculating the amounts referred to in clauses (iv) and (v) above, in the case of a Mortgage Loan that is part of split loan structure including Subordinate Companion Loans, unless otherwise indicated, loan-to-value ratios were calculated only with respect to the Mortgage Loan, excluding any related B Loan. In the case of a Mortgage Loan that is part of a split loan structure including Pari Passu Companion Loans, unless otherwise indicated, loan-to-value ratios were calculated including the Pari Passu Companion Loans.

Additionally, for purposes of calculating the amounts referred to in clauses (iv) and (v) above, which amounts are presented throughout this prospectus supplement in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the Mortgage Loans listed in the table below, collectively representing approximately 2.98% of the Initial Outstanding Pool Balance, 2.02% of the Initial Loan Group 1 Balance and 10.37% of the Initial Loan Group 2 Balance, has been reduced by the related holdback reserve amounts. However, the Cut-off Date LTV Ratio and LTV Ratio at Maturity including such holdback reserve amounts is shown in the table listed below. Any such holdback reserve may be released to the related borrower or applied in reduction of the principal balance of the Mortgage Loan in accordance with the related Mortgage Loan Documents.

Mortgage Loan	Cut-off Date Principal Balance	Holdback Reserve	Cut-off Date LTV (not reduced by holdback reserve)	LTV Ratio at Maturity (not reduced by holdback reserve)
Plaza Colonial	$20,900,000	$700,000	69.44%	61.25%
Golden Wheel Manufactured Housing Community	$13,000,000	$400,000	66.36%	60.26%
Presbyterian Allen MOB II	$12,080,000	$240,000	81.62%	81.62%
Prescott Lakes Apartments	$11,340,000	$400,000	69.78%	69.78%
Mission Battleground Park	$11,200,000	$200,000	75.68%	71.10%
University Plains Apartments	$9,300,000	$200,000	70.45%	63.85%
Forest Ridge Apartments	$9,000,000	$100,000	62.98%	62.98%
Rite Aid (Pittsburgh)	$8,800,000	$1,000,000	74.26%	67.56%
2296 Henderson Mill	$7,500,000	$500,000	80.21%	73.01%
Crittenden Garage	$3,192,251	$300,000	73.64%	63.35%

(vi)    ‘‘GLA’’ means gross leasable area.

(vii)    ‘‘Mortgage Rate’’ or ‘‘Interest Rate’’ means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

(viii)    ‘‘NRA’’ means net rentable area.

(ix)    ‘‘Occupancy Rate’’ means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the ‘‘Occupancy As-of Date’’). The Occupancy Rate may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy Rate presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower and space subject to build out or other construction or renovation. Information on Annex A-1 to this prospectus supplement concerning the ‘‘Largest Tenant’’ is presented as of the same date as of which the Occupancy Rate is specified.

(x)    ‘‘Servicing Fee Rate’’ for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Master Servicing Fee Rate and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

(xi)    ‘‘Square Feet’’ or ‘‘Sq. Ft.’’ means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

(xii)    ‘‘Term to Maturity’’ means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans have an Anticipated Repayment Date.

(xiii)    ‘‘Underwritten Net Cash Flow,’’ ‘‘Underwritten NCF’’ or ‘‘UW NCF,’’ with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or Special Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Cash Flow for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of ‘‘free rent’’ periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

(xiv)    ‘‘Net Operating Income,’’ or ‘‘NOI,’’ with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the ‘‘NOI Date’’ specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(xv)    ‘‘Units,’’ ‘‘Rooms’’ or ‘‘Pads’’ means: (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment and (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms.

(xvi)    ‘‘UW NCF DSCR,’’ ‘‘Underwritten NCF DSCR,’’ ‘‘Debt Service Coverage Ratio’’ or ‘‘DSCR’’ means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

For purposes of calculating the amounts referred to in clause (xvi) throughout this prospectus supplement, in the following tables, in Annex A-1, Annex A-2A and Annex A-2B and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the Mortgage Loans set forth in the table below, collectively representing approximately 3.95% of the Initial Outstanding Pool Balance, 3.11% of the Initial Loan Group 1 Balance and 10.37% of the Initial Loan Group 2 Balance, has been reduced by the amount of the related holdback or earnout reserve amounts listed in the table below. UW NCF DSCR including such holdback reserve amounts are also shown in the table below.

Mortgage Loan	Cut-off Date Principal Balance	Holdback Reserve	UW NCF DSCR (not reduced by holdback reserve)
Plaza Colonial	$20,900,000	$700,000	1.18x
Golden Wheel Manufactured Housing Community	$13,000,000	$400,000	1.17x
Presbyterian Allen MOB II	$12,080,000	$240,000	1.22x
Jetplex Circle Business Park	$12,000,000	$620,000	1.12x
Prescott Lakes Apartments	$11,340,000	$400,000	1.14x
Mission Battleground Park	$11,200,000	$200,000	1.17x
Avondale Village	$10,000,000	$735,000	1.11x
University Plains Apartments	$9,300,000	$200,000	1.23x
Forest Ridge Apartments	$9,000,000	$100,000	1.21x
Rite Aid (Pittsburgh)	$8,800,000	$1,000,000	1.03x
2296 Henderson Mill	$7,500,000	$500,000	1.12x
Namco Plaza	$6,975,000	$475,000	1.10x
Rimrock Plaza	$5,265,000	$312,000	1.14x
Crittenden Garage	$3,192,251	$300,000	1.22x

With respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves, although DSCR are calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower DSCR) if certain conditions set forth in the applicable loan documents are met, including applicable DSCR requirements described therein.

With respect to the Ala Moana Portfolio Loan, the Net Cash Flow and UW NDF DSCR does not include any normalized leasing commissions or capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapiolani Development L.L.C. was underwritten and included in the calculation of UW NCF DSCR.

In addition, with respect to 5 Mortgage Loans, collectively representing 2.77% of the Initial Outstanding Pool Balance, the related sponsor provided a payment guaranty in the amount listed in the chart below and the related Mortgage Loan Seller is showing an adjusted DSCR throughout this prospectus supplement, as indicated below. The actual DSCR and threshold for release of the payment guaranty is also shown below.

Mortgage Loan	Cut-off Date Principal Balance	Guaranty Amount	DSCR Shown	Actual DSCR	Threshold for Release of Payment Guaranty
Empirian Highland	$32,940,000	$6,575,000	1.25x	1.09x	1.25x
Empirian Waterford Landing	$25,800,000	$4,575,000	1.25x	1.04x	1.25x
Empirian Wildewood	$24,560,000	$4,500,000	1.25x	1.04x	1.25x
The Winston Lofts	$11,200,000	$1,400,000	1.20x	1.11x	1.20x
Monsey Marketplace	$4,700,000	$700,000	1.25x	1.13x	1.25x

In the case of a Mortgage Loan that is part of an A/B split loan structure, unless otherwise indicated, loan-to-value ratios were calculated only with respect to the Mortgage Loan, excluding any related B Loan. In the case of a Mortgage Loan that is part of a pari passu split loan structure, unless otherwise indicated, loan-to-value ratios were calculated including any related pari passu loans.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. In addition, with respect to any Mortgage Loan secured by the borrower’s interest in a building that is comprised of residential cooperative apartments, the rental rates used in calculating debt service reflect the market rents as determined by the respective appraiser. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

(xvii)    ‘‘UW Revenue’’ means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

Range of Cut-Off Date Balances—All Mortgage Loans

			Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1,398,620 – 2,999,999	15	$35,732,899	1.00%	6.180%	119	1.29	x	71.31%	61.79%
3,000,000 – 3,999,999	21	72,506,759	2.03	6.095	117	1.33		64.82	54.72
4,000,000 – 5,999,999	32	161,108,708	4.51	6.132	114	1.41		69.52	60.72
6,000,000 – 6,999,999	16	104,479,892	2.93	6.222	118	1.32		68.91	59.93
7,000,000 – 9,999,999	29	237,705,710	6.66	6.068	119	1.37		67.30	57.79
10,000,000 – 14,999,999	25	301,605,584	8.45	6.215	115	1.23		73.63	67.67
15,000,000 – 29,999,999	31	644,488,744	18.05	6.240	123	1.22		75.83	66.45
30,000,000 – 69,999,999	14	557,875,000	15.62	6.104	114	1.39		69.79	65.16
70,000,000 – 300,000,000	9	1,455,857,576	40.76	6.120	115	1.54		67.72	63.97
Total/Weighted Average	192	$3,571,360,873	100.00%	6.147%	117	1.40	x	70.07%	64.03%

Range of Cut-Off Date Balances—Loan Group 1

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1,845,747 – 2,999,999	11	$26,362,148	0.83%	6.226%	119	1.28	x	68.74%	60.02%
3,000,000 – 3,999,999	19	65,996,943	2.09	6.088	117	1.35		63.92	53.55
4,000,000 – 5,999,999	28	140,848,884	4.46	6.141	115	1.40		69.38	60.54
6,000,000 – 6,999,999	14	91,217,892	2.89	6.220	118	1.34		68.67	59.25
7,000,000 – 9,999,999	25	204,612,335	6.47	6.084	119	1.39		66.86	56.83
10,000,000 – 14,999,999	20	240,455,584	7.61	6.208	115	1.24		73.79	67.63
15,000,000 – 29,999,999	24	487,628,744	15.42	6.289	127	1.22		75.58	65.19
30,000,000 – 49,999,999	9	331,410,000	10.48	6.094	110	1.54		64.43	60.11
50,000,000 – 69,999,999	2	117,000,000	3.70	6.181	119	1.12		77.99	73.14
70,000,000 – 300,000,000	9	1,455,857,576	46.05	6.120	115	1.54		67.72	63.97
Total/Weighted Average	161	$3,161,390,106	100.00%	6.154%	117	1.42	x	69.41%	63.37%

Range of Cut-Off Date Balances—Loan Group 2

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2A Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1,398,620 – 2,999,999	4	$9,370,751	2.29%	6.050%	119	1.33	x	78.54%	66.78%
3,000,000 – 3,999,999	2	6,509,817	1.59	6.170	118	1.20		73.91	66.59
4,000,000 – 5,999,999	4	20,259,824	4.94	6.070	103	1.51		70.55	62.00
6,000,000 – 6,999,999	2	13,262,000	3.23	6.242	118	1.21		70.55	64.59
7,000,000 – 9,999,999	4	33,093,374	8.07	5.970	117	1.22		70.01	63.72
10,000,000 – 14,999,999	5	61,150,000	14.92	6.241	118	1.20		73.00	67.82
15,000,000 – 29,999,999	7	156,860,000	38.26	6.088	111	1.22		76.61	70.38
30,000,000 – 40,725,000	3	109,465,000	26.70	6.054	119	1.21		77.24	71.93
Total/Weighted Average	31	$409,970,766	100.00%	6.097%	115	1.23	x	75.21%	69.13%

Type of Mortgaged Properties—All Mortgage Loans

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	165	$1,156,719,103	32.39%	16,706,094	69.24	6.075%	107	97.42%	1.57	x	65.33%	57.77%
Anchored	29	594,296,410	16.64	4,235,388	140.32	5.837	97	96.15	1.54		62.32	55.56
Unanchored	24	299,406,194	8.38	2,796,880	107.05	6.138	119	97.68	1.71		62.47	55.62
Single	112	263,016,499	7.36	9,673,826	27.19	6.544	116	100.00	1.48		75.40	65.22
Office	57	1,093,052,784	30.61	8,279,831	132.01	6.107	115	95.60	1.31		71.76	67.88
Hotel	31	547,111,916	15.32	4,693	116,580.42	6.319	139	74.00	1.45		71.71	65.03
Multifamily	33	403,040,826	11.29	7,106	56,718.38	6.099	115	94.44	1.23		75.55	69.73
Mixed Use	15	186,775,843	5.23	2,263,202	82.53	6.065	119	93.29	1.21		73.85	67.43
Industrial	17	111,712,708	3.13	4,721,108	23.66	6.060	117	100.00	1.32		73.75	65.40
Manufactured Housing	4	23,886,116	0.67	712	33,547.92	6.209	117	99.91	1.26		63.55	55.31
Parking	3	23,545,002	0.66	1,306	18,028.33	9.206	161	12.20	1.09		63.54	58.64
Land	1	9,450,000	0.26	135,907	69.53	5.965	115	100.00	1.22		72.69	67.98
Other	2	8,666,574	0.24	25,870	335.00	6.953	114	30.00	1.48		72.07	60.58
Special Purpose	1	7,400,000	0.21	63,154	117.17	5.965	118	100.00	2.37		27.82	27.82
Total/Weighted Average	329	$3,571,360,873	100.00%			6.147%	117	92.11%	1.40	x	70.07%	64.03%

Type of Mortgaged Properties—Loan Group 1

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Retail	165	$1,156,719,103	36.59%	16,706,094	69.24	6.075%	107	97.42%	1.57	x	65.33%	57.77%
Anchored	29	594,296,410	18.80	4,235,388	140.32	5.837	97	96.15	1.54		62.32	55.56
Unanchored	24	299,406,194	9.47	2,796,880	107.05	6.138	119	97.68	1.71		62.47	55.62
Single	112	263,016,499	8.32	9,673,826	27.19	6.544	116	100.00	1.48		75.40	65.22
Office	57	1,093,052,784	34.58	8,279,831	132.01	6.107	115	95.60	1.31		71.76	67.88
Hotel	31	547,111,916	17.31	4,693	116,580.42	6.319	139	74.00	1.45		71.71	65.03
Mixed Use	15	186,775,843	5.91	2,263,202	82.53	6.065	119	93.29	1.21		73.85	67.43
Industrial	17	111,712,708	3.53	4,721,108	23.66	6.060	117	100.00	1.32		73.75	65.40
Parking	3	23,545,002	0.74	1,306	18,028.33	9.206	161	12.20	1.09		63.54	58.64
Multifamily	2	13,783,876	0.44	220	62,653.98	6.282	119	80.99	1.19		66.49	64.91
Land	1	9,450,000	0.30	135,907	69.53	5.965	115	100.00	1.22		72.69	67.98
Other	2	8,666,574	0.27	25,870	335.00	6.953	114	30.00	1.48		72.08	60.58
Special Purpose	1	7,400,000	0.23	63,154	117.17	5.965	118	100.00	2.37		27.82	27.82
Manufactured Housing	1	3,172,299	0.10	141	22,498.57	6.400	117	99.29	1.18		68.52	58.94
Total/Weighted Average	295	$3,161,390,106	100.00%			6.154%	117	91.71%	1.42	x	69.41%	63.37%

Type of Mortgaged Properties—Loan Group 2

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2A Balance	Number of Units or NRA	Cut-off Date Balance per # of Units or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Multifamily	31	$389,256,950	94.95%	6,886	$56,528.75	6.092%	114	94.92%	1.23	x	75.87%	69.90%
Manufactured Housing	3	20,713,817	5.05	571	$36,276.39	6.180	117	100.00	1.27		62.79	54.75
Total/Weighted Average	34	$409,970,766	100.00%			6.097%	115	95.18%	1.23	x	75.21%	69.13%

Mortgaged Properties by State and/or Location—All Mortgage Loans

					Weighted Averages
State/Location		Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	CA	28	$368,697,010	10.32%	6.179%	115	1.39	x	64.65%	59.48%
Southern		22	288,230,549	8.07	6.211	114	1.32		66.96	61.28
Northern		6	80,466,462	2.25	6.064	117	1.65		56.35	53.02
Massachusetts	MA	9	317,150,000	8.88	6.546	151	1.40		75.54	74.74
Hawaii	HI	4	300,000,000	8.40	5.603	59	1.81		51.51	51.51
Pennsylvania	PA	22	282,861,367	7.92	6.140	114	1.22		75.32	67.76
North Carolina	NC	7	272,267,172	7.62	6.120	119	1.77		62.75	56.51
New York	NY	13	267,025,187	7.48	6.145	113	1.34		70.62	68.56
Virginia	VA	16	203,072,913	5.69	6.217	117	1.39		67.82	65.40
New Jersey	NJ	4	160,965,843	4.51	5.784	147	1.22		80.99	63.02
Texas	TX	15	117,769,579	3.30	6.096	116	1.31		74.31	67.37
Wisconsin	WI	41	99,593,588	2.79	6.588	116	1.51		76.14	65.89
Maryland	MD	3	90,783,344	2.54	6.085	120	1.11		81.03	75.47
Washington	WA	15	85,539,489	2.40	6.283	117	1.30		74.31	66.11
District of Columbia	DC	2	84,000,000	2.35	6.164	169	1.16		72.09	61.93
Florida	FL	8	83,502,456	2.34	6.169	110	1.32		70.64	62.53
Michigan	MI	13	80,868,087	2.26	6.063	114	1.32		73.52	67.15
Georgia	GA	7	79,163,200	2.22	6.139	119	1.28		75.53	68.36
Arizona	AZ	10	69,679,301	1.95	5.986	118	1.28		67.34	60.38
Colorado	CO	2	65,500,000	1.83	6.290	116	1.21		70.92	63.81
Illinois	IL	10	57,660,133	1.61	6.350	117	1.41		74.51	64.38
Utah	UT	12	42,878,202	1.20	6.228	117	1.36		75.21	67.23
Alabama	AL	5	41,806,009	1.17	6.219	118	1.24		76.65	67.63
Ohio	OH	4	39,321,169	1.10	6.049	119	1.22		76.11	64.92
Iowa	IA	10	38,101,337	1.07	6.177	118	1.40		74.27	63.37
Tennessee	TN	7	35,199,832	0.99	6.249	119	1.34		69.08	60.68
Minnesota	MN	13	33,145,409	0.93	6.588	116	1.51		76.14	65.89
South Carolina	SC	3	32,184,467	0.90	5.894	118	1.27		77.19	70.78
Louisiana	LA	2	29,362,000	0.82	6.126	72	1.24		73.60	70.58
Connecticut	CT	4	25,262,042	0.71	6.039	140	1.53		59.07	34.40
Nebraska	NE	9	25,078,617	0.70	6.552	116	1.50		74.89	64.75
Indiana	IN	3	22,368,854	0.63	6.022	118	1.51		68.73	59.69
Rhode Island	RI	2	20,851,410	0.58	6.235	117	1.24		73.73	68.58
South Dakota	SD	6	19,330,561	0.54	6.522	116	1.39		74.84	65.55
Idaho	ID	8	16,948,021	0.47	6.588	116	1.51		76.14	65.89
Delaware	DE	1	15,500,000	0.43	5.695	117	1.24		64.32	56.60
Montana	MT	5	14,399,205	0.40	6.482	117	1.40		75.23	67.09
New Hampshire	NH	2	11,590,000	0.32	6.310	77	1.48		75.86	68.91
Nevada	NV	2	10,494,241	0.29	6.271	119	1.37		62.80	57.53
Oregon	OR	1	9,000,000	0.25	5.643	118	1.22		62.28	62.28
Oklahoma	OK	1	2,440,829	0.07	5.750	115	1.45		71.79	60.74
Total/Weighted Average		329	$3,571,360,873	100.00%	6.147%	117	1.40	x	70.07%	64.03%

Mortgaged Properties by State and/or Location—Loan Group 1

					Weighted Averages
State/Location		Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
California	CA	26	$352,483,194	11.15%	6.176%	115	1.40	x	64.63%	59.54%
Southern		22	288,230,549	9.12	6.211	114	1.32		66.96	61.28
Northern		4	64,252,645	2.03	6.017	117	1.76		54.17	51.71
Massachusetts	MA	9	317,150,000	10.03	6.546	151	1.40		75.54	74.74
Hawaii	HI	4	300,000,000	9.49	5.603	59	1.81		51.51	51.51
New York	NY	12	262,525,187	8.30	6.149	113	1.34		70.89	69.01
North Carolina	NC	4	221,227,172	7.00	6.124	119	1.89		59.58	53.02
Pennsylvania	PA	18	212,097,992	6.71	6.112	113	1.24		74.80	66.82
Virginia	VA	16	203,072,913	6.42	6.217	117	1.39		67.82	65.40
New Jersey	NJ	4	160,965,843	5.09	5.784	147	1.22		80.99	63.02
Texas	TX	15	117,769,579	3.73	6.096	116	1.31		74.31	67.37
Wisconsin	WI	41	99,593,588	3.15	6.588	116	1.51		76.14	65.89
Maryland	MD	3	90,783,344	2.87	6.085	120	1.11		81.03	75.47
District of Columbia	DC	2	84,000,000	2.66	6.164	169	1.16		72.09	61.93
Florida	FL	8	83,502,456	2.64	6.169	110	1.32		70.64	62.53
Washington	WA	14	82,243,489	2.60	6.291	117	1.31		74.08	65.76
Arizona	AZ	10	69,679,301	2.20	5.986	118	1.28		67.34	60.38
Colorado	CO	2	65,500,000	2.07	6.290	116	1.21		70.92	63.81
Illinois	IL	10	57,660,133	1.82	6.350	117	1.41		74.51	64.38
Alabama	AL	5	41,806,009	1.32	6.219	118	1.24		76.65	67.63
Michigan	MI	8	34,693,087	1.10	6.157	118	1.41		71.77	62.63
Georgia	GA	5	33,863,200	1.07	6.129	118	1.33		76.50	67.85
Minnesota	MN	13	33,145,409	1.05	6.588	116	1.51		76.14	65.89
Connecticut	CT	4	25,262,042	0.80	6.039	140	1.53		59.07	34.40
Nebraska	NE	9	25,078,617	0.79	6.552	116	1.50		74.89	64.75
Rhode Island	RI	2	20,851,410	0.66	6.235	117	1.24		73.73	68.58
Tennessee	TN	6	20,649,832	0.65	6.195	118	1.43		63.51	52.46
Utah	UT	11	19,878,202	0.63	6.588	116	1.51		76.14	65.89
Idaho	ID	8	16,948,021	0.54	6.587	116	1.51		76.14	65.89
Delaware	DE	1	15,500,000	0.49	5.695	117	1.24		64.32	56.60
Ohio	OH	3	14,521,169	0.46	6.286	117	1.33		69.48	60.23
Montana	MT	5	14,399,205	0.46	6.482	117	1.40		75.23	67.09
South Dakota	SD	5	12,100,561	0.38	6.587	116	1.51		76.14	65.89
New Hampshire	NH	2	11,590,000	0.37	6.310	77	1.48		75.86	68.91
Indiana	IN	2	11,168,854	0.35	5.874	119	1.81		57.42	45.53
Nevada	NV	2	10,494,241	0.33	6.271	119	1.37		62.80	57.53
Iowa	IA	3	9,120,761	0.29	6.483	117	1.43		73.66	59.74
South Carolina	SC	2	7,624,467	0.24	5.551	109	1.35		68.13	57.67
Oklahoma	OK	1	2,440,829	0.08	5.750	115	1.45		71.79	60.74
Total/Weighted Average		295	$3,161,390,106	100.00%	6.154%	117	1.42	x	69.41%	63.37%

Mortgaged Properties by State and/or Location—Loan Group 2

					Weighted Averages
State/Location		Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Loan Group 2A Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
Pennsylvania	PA	4	$70,763,374	17.26%	6.224%	118	1.17	x	76.89%	70.57%
North Carolina	NC	3	51,040,000	12.45	6.102	120	1.23		76.47	71.62
Michigan	MI	5	46,175,000	11.26	5.992	110	1.25		74.84	70.55
Georgia	GA	2	45,300,000	11.05	6.146	119	1.25		74.80	68.73
Louisiana	LA	2	29,362,000	7.16	6.126	72	1.24		73.60	70.58
Iowa	IA	7	28,980,575	7.07	6.080	118	1.39		74.47	64.51
Ohio	OH	1	24,800,000	6.05	5.910	120	1.16		80.00	67.67
South Carolina	SC	1	24,560,000	5.99	6.000	121	1.25		80.00	74.85
Utah	UT	1	23,000,000	5.61	5.917	118	1.23		74.41	68.38
California	CA	2	16,213,817	3.95	6.252	117	1.20		64.98	58.18
Northern		2	16,213,817	3.95	6.252	117	1.20		64.98	58.18
Tennessee	TN	1	14,550,000	3.55	6.326	119	1.21		76.98	72.33
Indiana	IN	1	11,200,000	2.73	6.170	116	1.20		80.00	73.82
Oregon	OR	1	9,000,000	2.20	5.643	118	1.22		62.28	62.28
South Dakota	SD	1	7,230,000	1.76	6.412	117	1.20		72.66	64.99
New York	NY	1	4,500,000	1.10	5.920	120	1.51		54.88	42.39
Washington	WA	1	3,296,000	0.80	6.083	119	1.20		80.00	74.93
		34	$409,970,766	100.00%	6.097%	115	1.23	x	75.21%	69.13%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—All Mortgage Loans

				Weighted Averages
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.00x – 1.19x	22	$574,012,299	16.07%	6.291%	136	1.13	x	77.27%	67.22%
1.20x – 1.29x	95	1,226,805,926	34.35	6.093	116	1.23		73.52	67.94
1.30x – 1.39x	26	442,205,855	12.38	6.353	142	1.36		73.34	69.76
1.40x – 1.49x	18	255,903,247	7.17	6.114	109	1.43		70.24	63.10
1.50x – 1.74x	20	425,074,520	11.90	6.364	113	1.55		72.40	63.95
1.75x – 1.99x	10	639,959,025	17.92	5.850	89	1.87		53.63	50.57
2.00x – 2.37x	1	7,400,000	0.21	5.965	118	2.37		27.82	27.82
Total/Weighted Average	192	$3,571,360,873	100.00%	6.147%	117	1.40	x	70.07%	64.03%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—Loan Group 1

				Weighted Averages
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.00x – 1.19x	19	$497,212,299	15.73%	6.306%	139	1.13	x	77.02%	66.66%
1.20x – 1.29x	74	920,997,974	29.13	6.099	117	1.24		73.18	67.51
1.30x – 1.39x	24	436,501,485	13.81	6.357	142	1.36		73.28	69.80
1.40x – 1.49x	17	250,453,247	7.92	6.112	110	1.43		70.16	62.87
1.50x – 1.74x	16	408,866,076	12.93	6.378	113	1.55		72.49	64.16
1.75x – 1.99x	10	639,959,025	20.24	5.850	89	1.87		53.63	50.57
2.00x – 2.37x	1	7,400,000	0.23	5.965	118	2.37		27.82	27.82
Total/Weighted Average	161	$3,161,390,106	100.00%	6.154%	117	1.42	x	69.41%	63.37%

Range of Debt Service Coverage Ratios as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2A Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.16x – 1.19x	3	$76,800,000	18.73%	6.189%	119	1.16	x	78.86%	70.88%
1.20x – 1.29x	21	305,807,953	74.59	6.076	114	1.23		74.53	69.22
1.30x – 1.39x	2	5,704,370	1.39	6.050	119	1.31		78.12	66.42
1.40x – 1.49x	1	5,450,000	1.33	6.230	59	1.42		73.65	73.65
1.50x – 1.57x	4	16,208,444	3.95	6.014	119	1.54		70.31	58.59
Total/Weighted Average	31	$409,970,766	100.00%	6.097%	115	1.23	x	75.21%	69.13%

Range of LTV Ratios as of the Cut-Off Date—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
27.82% – 50.00%	8	$121,490,213	3.40%	6.015%	112	1.89	x	45.28%	39.71%
50.01% – 60.00%	18	569,114,150	15.94	5.816	87	1.83		54.44	50.82
60.01% – 70.00%	50	715,448,847	20.03	6.248	118	1.35		67.15	63.18
70.01% – 75.00%	52	821,084,579	22.99	6.165	116	1.26		73.05	66.84
75.01% – 80.00%	61	1,251,358,084	35.04	6.242	126	1.30		78.17	71.45
80.01% – 94.02%	3	92,865,000	2.60	6.131	169	1.11		85.36	58.55
Total/Weighted Average	192	$3,571,360,873	100.00%	6.147%	117	1.40	x	70.07%	64.03%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
27.82% – 50.00%	8	$121,490,213	3.84%	6.015%	112	1.89	x	45.28%	39.71%
50.01% – 60.00%	17	564,614,150	17.86	5.815	87	1.83		54.44	50.89
60.01% – 70.00%	43	643,335,030	20.35	6.258	118	1.36		67.14	63.33
70.01% – 75.00%	44	698,802,825	22.10	6.182	118	1.27		72.86	66.41
75.01% – 94.02%	49	1,133,147,888	35.84	6.261	131	1.31		78.61	70.28
	161	$3,161,390,106	100.00%	6.154%	117	1.42	x	69.41%	63.37%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2A Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
54.88% – 60.00%	1	$4,500,000	1.10%	5.920%	120	1.51	x	54.88%	42.39%
60.01% – 70.00%	7	72,113,817	17.59	6.162	118	1.22		67.25	61.80
70.01% – 75.00%	8	122,281,754	29.83	6.068	104	1.25		74.15	69.34
75.01% – 80.00%	15	211,075,195	51.49	6.095	120	1.22		78.98	72.09
	31	$409,970,766	100.00%	6.097%	115	1.23	x	75.21%	69.13%

Range of LTV Ratios as of the Maturity Dates—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
0.00% – 30.00%	3	$39,821,042	1.12%	5.903%	248	1.37	x	70.05%	7.16%
30.01% – 40.00%	5	23,586,923	0.66	5.813	119	1.76		49.13	37.04
40.01% – 50.00%	14	141,803,235	3.97	5.964	110	1.81		50.76	44.96
50.01% – 60.00%	35	736,241,777	20.62	5.916	94	1.71		57.70	53.14
60.01% – 70.00%	92	1,552,176,896	43.46	6.284	119	1.32		72.59	65.79
70.01% – 75.00%	38	801,151,000	22.43	6.057	115	1.24		77.05	72.59
75.01% – 80.00%	5	276,580,000	7.74	6.414	157	1.30		80.33	78.64
Total/Weighted Average	192	$3,571,360,873	100.00%	6.147%	117	1.40	x	70.07%	64.03%

Range of LTV Ratios as of the Maturity Dates—Loan Group 1

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
0.00% – 40.00%	8	$63,407,965	2.01%	5.869%	200	1.51	x	62.27%	18.28%
40.01% – 50.00%	13	137,303,235	4.34	5.965	109	1.82		50.62	45.04
50.01% – 60.00%	33	720,027,960	22.78	5.908	94	1.72		57.54	53.02
60.01% – 70.00%	75	1,396,440,946	44.17	6.308	119	1.32		72.52	65.82
70.01% – 80.00%	32	844,210,000	26.70	6.160	129	1.26		77.97	74.52
	161	$3,161,390,106	100.00%	6.154%	117	1.42	x	69.41%	63.37%

Range of LTV Ratios as of the Maturity Dates—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2A Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
42.39% – 50.00%	1	$4,500,000	1.10%	5.920%	120	1.51	x	54.88%	42.39%
50.01% – 60.00%	2	16,213,817	3.95	6.252	117	1.20		64.98	58.18
60.01% – 70.00%	17	155,735,950	37.99	6.068	118	1.24		73.27	65.55
70.01% – 74.93%	11	233,521,000	56.96	6.109	112	1.22		77.61	72.80
	31	$409,970,766	100.00%	6.097%	115	1.23	x	75.21%	69.13%

Range of Mortgage Rates as of the Cut-Off Date—All Mortgage Loans

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.345% – 5.449%	2	$7,799,964	0.22%	5.379%	107	1.23	x	70.63%	59.59%
5.450% – 5.740%	15	522,063,374	14.62	5.644	84	1.62		60.26	57.04
5.750% – 5.849%	3	74,062,641	2.07	5.792	118	1.24		73.71	62.87
5.850% – 6.049%	38	690,892,957	19.35	5.964	122	1.38		71.08	63.42
6.050% – 6.249%	71	1,161,567,480	32.52	6.156	120	1.38		69.87	64.41
6.250% – 6.449%	49	527,333,422	14.77	6.328	111	1.29		71.09	64.35
6.450% – 6.649%	10	543,374,460	15.21	6.560	137	1.42		76.90	70.37
6.650% – 10.379%	4	44,266,574	1.24	8.211	140	1.17		73.05	67.25
Total/Weighted Average	192	$3,571,360,873	100.00%	6.147%	117	1.40	x	70.07%	64.03%

Range of Mortgage Rates as of the Cut-Off Date—Loan Group 1

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.345% – 5.449%	2	$7,799,964	0.25%	5.379%	107	1.23	x	70.63%	59.59%
5.450% – 5.749%	13	505,500,000	15.99	5.643	83	1.64		59.96	56.81
5.750% – 5.849%	3	74,062,641	2.34	5.792	118	1.24		73.71	62.87
5.850% – 6.049%	31	514,567,957	16.28	5.963	123	1.42		69.00	60.90
6.050% – 6.249%	57	1,035,740,905	32.76	6.158	122	1.40		69.20	63.75
6.250% – 6.449%	42	452,277,605	14.31	6.330	110	1.30		71.13	64.32
6.450% – 6.649%	9	527,174,460	16.68	6.560	137	1.43		76.87	70.32
6.650% – 10.379%	4	44,266,574	1.40	8.211	140	1.17		73.05	67.25
	161	$3,161,390,106	100.00%	6.154%	117	1.42	x	69.41%	63.37%

Range of Mortgage Rates as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2A Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.643% – 5.735%	2	$16,563,374	4.04%	5.678%	117	1.21	x	69.44%	63.94%
5.745% – 5.935%	3	52,300,000	12.76	5.914	119	1.22		75.38	65.81
5.945% – 6.569%	26	341,107,392	83.20	6.145	114	1.24		75.46	69.89
	31	$409,970,766	100.00%	6.097%	115	1.23	x	75.21%	69.13%

Range of Remaining Terms to Maturity in Months—All Mortgage Loans

				Weighted Averages
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
59 – 84	10	$450,851,629	12.62%	5.802%	64	1.72	x	56.40%	55.46%
85 – 119	131	2,271,360,961	63.60	6.192	117	1.38		70.95	64.69
120 – 316	51	849,148,283	23.78	6.209	145	1.29		74.99	66.84
	192	$3,571,360,873	100.00%	6.147%	117	1.40	x	70.07%	64.03%

Range of Remaining Terms to Maturity in Months—Loan Group 1

				Weighted Averages
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
59 – 84	8	$422,401,629	13.36%	5.781%	64	1.75	x	55.21%	54.30%
85 – 119	108	2,009,340,195	63.56	6.199	117	1.40		70.54	64.28
120 – 316	45	729,648,283	23.08	6.245	148	1.30		74.50	66.13
	161	$3,161,390,106	100.00%	6.154%	117	1.42	x	69.41%	63.37%

Range of Remaining Terms to Maturity in Months—Loan Group 2

				Weighted Averages
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Loan Group 2A Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
59 – 84	2	$28,450,000	6.94%	6.117%	60	1.28	x	74.09%	72.70%
85 – 119	23	262,020,766	63.91	6.142	118	1.22		74.06	67.82
120 – 121	6	119,500,000	29.15	5.992	121	1.24		78.00	71.16
	31	$409,970,766	100.00%	6.097%	115	1.23	x	75.21%	69.13%

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.    97.95% of the Mortgage Loans, based on the Initial Outstanding Pool Balance or 97.68% based on Initial Loan Group 1 Balance, and 100.00% of the Initial Loan Group 2 Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year. 2.05% of the Mortgage Loans, based on the Initial Outstanding Pool Balance or 2.32% based on Initial Loan Group 1 Balance, accrued interest on the basis of 30 days elapsed and a 360-day year.

Except in the case of Mortgage Loans with anticipated repayment dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.    The Mortgage Loans provide for one or more of the following:

71 Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing 19.61% of the Initial Outstanding Pool Balance, 20.26% of the Initial Loan Group 1 Balance and 14.58% of the Initial Loan Group 2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

17 Mortgage Loans, representing 28.19% of the Initial Outstanding Pool Balance, 31.39% of the Initial Loan Group 1 Balance, 3.52% of the Initial Loan Group 2 Balance, are interest-only until the related maturity date or anticipated repayment date.

99 Mortgage Loans, representing 50.56% of the Initial Outstanding Pool Balance, 46.49% of the Initial Loan Group 1 Balance, 81.90% of the Initial Loan Group 2 Balance provide for payments of interest-only for the first 6 to 84 months following the cut-off date (provided, however, that with respect to the Courtyard by Marriott-Penn Square loan, the interest-only period expired prior to the cut-off date) and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

4 Mortgage Loans, representing 1.39% of the Initial Outstanding Pool Balance and 1.57% of the Initial Loan Group 1 Balance, provide for an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S Certificates.

1 Mortgage Loan, representing 0.25% of the Initial Outstanding Pool Balance and 0.29% of the Initial Loan Group 1 Balance, is fully amortizing.

Prepayment Provisions.    The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 1 to 6 scheduled payment dates (including the maturity date or the Anticipated Repayment Date, as applicable). All of the Yield Maintenance Mortgage Loans prohibit voluntary prepayment for a specified period (the ‘‘Yield Maintenance Lock-Out Period’’) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (the ‘‘Defeasance Lock-Out Period’’ and collectively with the Yield Maintenance Lock-Out Period the ‘‘Lock-Out Period’’). The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months. Each Mortgage Loan with a Lock-Out Period restricts voluntary prepayments in one of the following ways:

(1)    172 of the Mortgage Loans (the ‘‘Defeasance Loans’’), representing approximately 95.81% of the Initial Outstanding Pool Balance, 96.87% of the Initial Loan Group 1 Balance, 87.62% of the Initial Loan Group 2 Balance, permit defeasance (not voluntary prepayment) after the expiration of a Defeasance Lock-Out Period and prior to the related open period (such period, the ‘‘Defeasance Period’’), which period is set forth on Annex A-1 under the heading ‘‘Prepayment Provisions Payments (# of payments).’’ In the case of the Mortgage Loans that permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be in amount equal to a specified percentage, generally between 100% to 125% of the portion of the total loan amount allocated to the Mortgaged Property that is to be released (such amount, the ‘‘Allocated Loan Amount’’). Exceptions include:

•	the Mortgage Loan identified on Annex A-1 as ‘‘Fair Lakes Office Portfolio,’’ representing 3.99% of the initial Outstanding Pool Balance and 4.51% of the Initial Loan Group 1 Balance, provides the borrower with the right to obtain a free release from the lien of the mortgage of certain identified parcels in connection with the future development of four new office buildings on these parcels, provided, certain conditions in the related loan documents are satisfied.

(2)    20 of the Mortgage Loans (the ‘‘Yield Maintenance Loans’’), representing approximately 4.19% of the Initial Outstanding Pool Balance, 3.13% of the Initial Loan Group 1 Balance, 12.38% of the Initial Loan Group 2 Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium (as described below) following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, the ‘‘Yield Maintenance Period’’). With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading ‘‘Prepayment Provisions (# of Payments).’’

‘‘Yield Maintenance Charge’’ means:

•	with respect to the Mortgage Loans known as One Cabot Road Office, Golden Wheel Manufactured Housing Community, Brookdale Shopping Center, Des Moines Portfolio – Crescent Chase Apartments, Des Moines Portfolio – Colonial Village Apartments, Forest Park MHC, Des Moines Portfolio – Robin Hill Apartments, Des Moines Portfolio – Plaza Manor Apartments, 50 Cutler Avenue, Des Moines Portfolio – Ingersoll Towers Apartments, Shoppes at Thomsen Mile, Sentry Plaza and Des Moines Portfolio – Woodland West Apartments representing 1.01%, 0.36%, 0.18%, 0.15%, 0.14%, 0.13%, 0.08%, 0.08%, 0.07%, 0.06%, 0.06%, 0.05% and 0.04%, respectively, of the Initial Outstanding Pool Balance, an amount equal to the greater of (i) one percent (1%) of the outstanding principal balance of the note or (ii) the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the loan outstanding immediately before such accepted prepayment. The ‘‘Index’’ will be the average yield for ‘‘treasury constant maturities’’ published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan. If the Federal Reserve Board Release is no longer published, lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the loan, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

•	with respect to the Mortgage Loan known as Brown's Creek Shopping Center, representing 0.07% of the initial Outstanding Pool Balance and 0.08% of the Initial Loan Group 1 Balance, an amount equal to the greater of (a) the Yield Maintenance

Amount, or (b) 1% of the unpaid principal balance of the Note at the time of the prepayment. As used in this definition, ‘‘Yield Maintenance Amount’’ means the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the loan maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. As used in this definition, ‘‘Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. As used in this definition, ‘‘Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.)

•	with respect to the Mortgage Loan known as Century City Central Plant, representing 0.21% of the initial Outstanding Pool Balance and 0.23% of the Initial Loan Group 1 Balance, an amount equal to the greater of (i) the Permitted Prepayment Yield Maintenance Amount, or (ii) 1% of the unpaid principal balance of the Note at the time of such prepayment. In this definition, ‘‘Permitted Prepayment Yield Maintenance Amount’’ means the present value, as of prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the first day the Mortgage Loan is freely prepayable (the ‘‘Open Date’’) for such Mortgage Loan (including any balloon payment) determined by discounting such payments at the Permitted Prepayment Discount Rate, less the amount of principal being prepaid. The term ‘‘Permitted Prepayment Discount Rate’’ means the rate which, when compounded monthly, is equivalent to the Permitted Prepayment Treasury Rate when compounded semi annually. The term ‘‘Permitted Prepayment Treasury Rate’’ means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the period ending on the Open Date. In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Permitted Prepayment Treasury Rate.

•	with respect to the Mortgage Loans known as Circle Point, representing in the aggregate 0.90% of the initial Outstanding Pool Balance and 1.01% of the Initial Loan Group 1 Balance, an amount equal to the sum of (a) the interest which would have accrued on the principal balance of the related Mortgage Loan during the remaining days of the monthly interest period containing the date of prepayment of the Mortgage Loan (the ‘‘YMP Due Date’’), plus (b) the greater of (i) 1% of the unpaid principal balance of the Mortgage Loan on the YMP Due Date or (ii) the product obtained by multiplying (1) the principal balance of the Mortgage Loan on the YMP Due Date (assuming no prepayment of this Note on such date), times (2) the difference obtained by subtracting the Yield Rate (as defined below) from the interest rate on the Mortgage Loan, times (3) the present value factor using the following formula:

1-(1 + r/12)-n r

where:
r = n =	Yield Rate, and the number of monthly interest periods remaining between the YMP Due Date and the scheduled maturity date of the Mortgage Loan

The ‘‘Yield Rate’’ shall be the annualized yield on securities selected by the lender issued by the United States Treasury having a maturity corresponding to the scheduled maturity date of the Mortgage Loan as determined by lender, as quoted in Federal Reserve Statistical Release [H. 15(519)] under the heading ‘‘U.S. Government Securities — Treasury Constant Maturities’’ for the fifth business day preceding the YMP Due Date, converted to a monthly equivalent yield. If yields for such securities of such maturity are not shown in such publication, then the Yield Rate shall be determined by the lender by linear interpolation between the yields of securities of the next longer and next shorter maturities. If said Federal Reserve Statistical Release or any other information necessary for determination of the Yield Rate in accordance with the foregoing is no longer published or is otherwise unavailable, then the Yield Rate shall be determined by the lender based on comparable data.

•	with respect to the Mortgage Loans known as Homestead Garden Apartments, The Shoppes at the Creek and Audubon Park Apartments, representing in the aggregate 0.49% of the initial Outstanding Pool Balance, 0.13% of the Initial Loan Group 1 Balance and 3.32% of Loan Group 2 Balance, an amount equal to the sum of (i) an amount equal to the interest which would have accrued on the principal balance of the related Mortgage Loan during the remaining days of the interest period containing the date of prepayment of the Mortgage Loan (the ‘‘Event Date’’ which is the earliest of (A) the date of prepayment of the Mortgage Loan or (B) such earlier date upon which the entire remaining principal balance of the Mortgage Loan shall become due and payable, whether as a result of acceleration of the related mortgage loan or otherwise), plus (ii) the greater of (x) one percent of the principal balance of the Mortgage Loan on the Event Date, or (y) the sum of one percent of the principal balance of the Mortgage Loan on the Event Date plus an amount equal to the ‘‘Present Value Yield Differential,’’ calculated as the excess, if any, of (A) the amount of the monthly interest which would otherwise be payable on the principal balance of the Mortgage Loan from (1) the date (the ‘‘Yield Determination Date’’) which is either (xx) the Event Date (if the required interest payment described in clause (i) above has not been made through the end of the interest period in which the Event Date occurs) or (yy) if the required interest payment described in clause (i) above has been made through the end of the interest period in which the Event Date occurs, the monthly payment date following the end of the interest period containing the Event Date, through and including (2) the maturity date of the Mortgage Loan, minus (B) the amount of the monthly interest the lender would earn if an amount equal to the principal balance of the Mortgage Loan as of the Event Date were invested for the period from the Yield Determination Date through the maturity date of the Mortgage Loan at the Yield Rate (as hereinafter defined), such difference (the ‘‘Yield Differential’’) to be discounted to present value at the Yield Rate using the following formula:

Yield Differential
Present Value Yield Differential =	(1 + r)[n]

where:
r = n =	Yield Rate, and the remaining Weighted Average Life to Maturity (as defined below) from the Yield Determination Date.

The ‘‘Yield Rate’’ shall be the annualized yield on securities issued by the United States Treasury having a maturity corresponding to the then remaining Weighted Average Life to Maturity (as defined below) of the Mortgage Loan as determined by the lender, as quoted in Federal Reserve Statistical Release [H. 15(519)] under the heading ‘‘U.S. Government Securities – Treasury Constant Maturities’’ for the Yield Rate Determination Date (as defined below), converted to a monthly equivalent yield. The term ‘‘Yield Rate Determination Date’’ shall mean the date which is five (5) business days prior to the Yield Determination Date. The term ‘‘Weighted Average Life to Maturity’’ shall mean, at any date, the number of years (including fractional years, expressed as a decimal (e.g., three years and three months = 3.25 years)) obtained by dividing (x) the outstanding principal balance of the Mortgage Loan on the Event Date into (y) the sum total of the Weighted Amortization Products (as defined below) for each Scheduled Principal Payment (as defined below). The ‘‘Scheduled Principal Payment(s)’’ shall mean each then remaining scheduled principal payment (assuming no prepayment or acceleration of the Mortgage Loan), including payment of the outstanding principal balance of the Mortgage Loan on the maturity date of the Mortgage Loan. The ‘‘Weighted Amortization Product’’ for each Scheduled Principal Payment shall mean the product of (A) the amount of such Scheduled Principal Payment multiplied by (B) the number of years (including fractional years, expressed as a decimal) which will elapse between the Yield Determination Date and the date on which such Scheduled Principal Payment is to be made under the Mortgage Loan.

•	with respect to the Mortgage Loans known as Circuit City – Florence, SC, representing in the aggregate 0.10% of the initial Outstanding Pool Balance and 0.12% of the Initial Loan Group 1 Balance, an amount equal to the sum of (a) interest which would have accrued on the principal balance of the related Mortgage Loan during the remaining days of the monthly interest period containing the date of prepayment of the Mortgage Loan, plus (b) the greater of (i) 1% of the unpaid principal balance of the Mortgage Loan on the date of prepayment or (ii) the aggregate sum (without duplication) of (A) the product obtained by multiplying (1) the entire unpaid principal balance of the Mortgage Loan at the time of prepayment, times (2) the difference obtained by subtracting from the interest rate on the Mortgage Loan the yield rate (the ‘‘Yield Rate’’) on the 4.00% U.S. Treasury Security due February 15, 2015 (or, if the lender has elected to make the Anticipated Repayment Date the maturity date, on the 5.375% U.S. Treasury Security due February 15, 2035) (in either event, the ‘‘Specified U.S. Treasury Security’’), as the Yield Rate is reported in The Wall Street Journal on the fifth business day preceding the date of prepayment, times (3) the present value factor calculated using the following formula:

1-(1 + r)-n r

r = n =	Yield Rate the number of years, and any fraction thereof, remaining between the prepayment date and the Anticipated Repayment Date

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at the lender’s sole discretion. If the publication of such Yield Rates in The Wall Street Journal is discontinued, the lender shall determine such Yield Rates from another source selected by the lender and (B) an amount equal to the interest which would have accrued on the principal balance of the Mortgage Loan during the remaining days of the full calendar month within which such prepayment is made or the Mortgage Loan shall have been accelerated or otherwise become due and payable.

‘‘Prepayment Premium’’ means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Prepayment Premiums and Yield Maintenance Charges.’’

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified threshold amount and applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See ‘‘Risk Factors—Risks Related to the Offered Certificates—Risk Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Property Releases.    Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (‘‘Defeasance’’ or, the option to cause a Defeasance, the ‘‘Defeasance Option’’), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on a Due Date (the ‘‘Release Date’’) (i) all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers ‘‘government securities’’ (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Code with respect to a

Defeasance, that is acceptable to the Rating Agencies (the ‘‘Defeasance Collateral’’) in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See ‘‘Risk Factors—Risks Related to the Offered Certificates —Risks Related to Prepayments and Repurchases’’ and ‘‘—Yield Considerations’’ in this prospectus supplement.

In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(1)	the release of a Mortgaged Property or a portion of a Mortgaged Property where such property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria;

(2)	the release of a portion of Mortgaged Property (or a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or allocated loan amount, as applicable, plus a Yield Maintenance Charge;

(3)	with respect to the Mortgage Loan known as Ala Moana Portfolio, representing approximately 8.40% of the Initial Outstanding Pool Balance or 9.49% of the Loan Group 1 Balance as of the Cut-Off Date, the related loan documents permit the partial release of (i) one or more parcels or outlots, (ii) one or more acquired anchor parcels acquired by borrower following the origination of the mortgage loan (‘‘Acquired Anchor Parcel’’) or (iii) a multi-level parking garage (the ‘‘Parking Garage’’) which may be constructed in the future by the borrower (each a ‘‘Release Parcel’’) from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (A) no event of default has occurred and is continuing (B) in the event of securitization, the rating agencies confirmation will have been obtained, provided, however, this condition will not apply to release of an Acquired Anchor Parcel; (C) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; provided, however, this condition shall not apply to the release of the Parking Garage or an Acquired Anchor Parcel; (D) borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel is not necessary for the borrower’s operation or use of the mortgaged property for its then current use and may be readily separated from the mortgaged property without a material diminution in the value of the mortgaged property, provided, however, this condition shall not apply to the release of an Acquired Anchor Parcel or to the Parking Garage provided that the borrower retains an easement for parking in the Parking Garage; and (E) the borrower delivers a REMIC opinion provided, however, this condition shall not apply to the release of an Acquired Anchor Parcel;

(4)	with respect to the Mortgage Loan known as Ala Moana Portfolio, representing approximately 8.40% of the Initial Outstanding Pool Balance or 9.49% of the Loan Group 1 Balance as of the Cut-Off Date, the borrower, at its option and sole cost and expense, may obtain a release of one or more portions of the mortgaged property (each such portion, an ‘‘Exchange Parcel’’) on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing; (ii) the Exchange Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking, landscaping or utility facilities which can be relocated; (iii) the borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition (‘‘Acquired Parcel’’); (iv) the borrower will provide the lender with an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel; (v) the borrower shall obtain title insurance or a title endorsement for the Acquired Parcel and (vi) the borrower will simultaneously convey the Exchange Parcel to a person other than the borrower;

(5)	with respect to the Mortgage Loan known as ShopKo Portfolio, representing approximately 7.24% of the Initial Outstanding Pool Balance and 8.17% of the Initial Loan Group 1 Balance, a borrower or an affiliate of the borrower has the right to purchase the fee estate of the portion of the Mortgaged Property located at 313 North Roosevelt Avenue, Burlington, Iowa, 52601 (the ‘‘ShopKo Burlington Property’’), provided that (i) the operating lease shall remain in full force and effect, without abatement of rent and (ii) if the purchase is made by an affiliate of the related borrower, the ground lease is extended for an additional term of at least 20 years beyond the maturity date of the ShopKo Portfolio loan and provides for a rental rate thereunder of not more than 9% of the yield on the purchase price of the ShopKo Burlington Property;

(6)	with respect to the Mortgage Loan known as the ShopKo Portfolio, representing approximately 7.24% of the Outstanding Pool Balance or 8.17% of the Initial Loan Group 1 Balance as of the Cut-Off Date, the related borrower may obtain a release of any of the related Mortgaged Properties by substituting another retail property of like kind and quality, subject to satisfaction of the following conditions, among others: (a) the aggregate combined amount (by square foot) of rentable space (expressed as a percentage of the total rentable space) that can be substituted may not exceed 20% in any one calendar year and 30% over the term of the related operating leases at the ShopKo Portfolio Mortgaged Properties; (b) based on a current appraisal of the replaced property and the substitute property, the appraised value of the substitute property must be equal to or greater than the appraised value of the replaced property as of origination and immediately prior to the date of proposed substitution; (c) based on a certificate of the related borrower, together with other evidence that would be satisfactory to a prudent institutional Mortgage Loan lender, after the substitution of a substitute property and the release of the replaced property, the debt service coverage ratio for the 12 full calendar months immediately preceding the date of the substitution with respect to all properties remaining subject to the lien of the related mortgage instrument after the substitution will be equal to or greater than the (i) debt service coverage ratio for the 12 full calendar months immediately preceding the origination date and (ii) debt service coverage ratio for the 12 full calendar months immediately preceding the substitution (including the replaced property and excluding the substitute property); (d) after individual properties with an aggregate square footage of at least ten percent (10%) of the original square footage demised under the related operating leases have been released, the lender shall have received confirmation in writing from the rating agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the certificates then outstanding; (e) the lender has received evidence that the store-level profitability as set forth in the P&L report of the substitute property is equal to or greater than the store-level profitability of the replaced property as set forth in the P&L report for the immediately preceding 12-month period; and (f) no event of default shall have occurred and be continuing and borrower shall be in compliance in all material respects with all terms and conditions set forth in the loan documents;

(7)	with respect to the Mortgage Loan known as ShopKo Portfolio, representing in the aggregate approximately 7.24% of the Initial Outstanding Pool Balance and 8.17% of the Initial Loan Group 1 Balance, with respect to the property located at 7401 Mineral Point Road, Madison, Wisconsin (the ‘‘ShopKo Madison Property’’), if the existing third party purchase is exercised before the permitted defeasance date, the ShopKo Portfolio Loan will be subject to prepayment with respect to the ShopKo Madison Property in an amount up to 120% of the allocation amount for the ShopKo Madison Property and the greater of (a) one percent (1%) of the outstanding principal amount of the ShopKo Portfolio Loan to be prepaid or satisfied, or (b) the Yield Maintenance Premium that would be required if a defeasance event had occurred in an amount equal to the outstanding principal amount of the ShopKo Portfolio Loan to be satisfied or prepaid and (ii) all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment. With respect to the ShopKo Portfolio Loan, ‘‘Yield Maintenance Premium’’ shall mean the amount (if any) which, when added to the remaining principal amount of the note or the principal amount of the undefeased note (as applicable), will be sufficient to purchase defeasance collateral providing the required scheduled defeasance payments;

(8)	with respect to the Mortgage Loan identified as 1111 Marcus Avenue, representing approximately 2.80% of the Initial Outstanding Pool Balance and 3.16% of the Initial Loan Group 1 Balance, the loan documents permit, in connection with proposed future development of property adjacent to the Mortgaged Property, the partial release and conveyance of certain portions of the condominium of which the Mortgaged Property (including related common elements) is a unit, subject to satisfaction of the following conditions, among others: (1) lender consents to such release (such consent not to be unreasonably withheld or delayed); (2) such future development does not have a material adverse affect; (3) the Mortgaged Property continues to have sufficient parking; and (4) the release and associated amendments to the condominium documents complies with requirements of law and the NSLIJ lease;

(9)	with respect to the Mortgage Loan known as Mills Building, representing approximately 1.23% of the Initial Outstanding Pool Balance and 1.39% of the Initial Loan Group 1 Balance, the loan documents permit the partial release of a specified parcel of the related Mortgaged Property upon payment of a partial release price, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) the satisfaction of certain LTV and Debt Service Coverage Ratio requirements; and (3) the lender shall have received confirmation in writing from the rating agencies to the effect that such release will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the certificates then outstanding;

(10)	with respect to the Mortgage Loan known as Circle Point, representing 0.90% of the Initial Outstanding Pool Balance or 1.01% of the Initial Loan Group 1 balance as of the Cut-Off Date, the lender has consented to the release, and the documentation with respect to the release, of a small parcel of land in connection with the subdivision of the Mortgaged Property contemplated in the original loan documentation. The release documents are currently with the applicable public trustee for the county to be executed;

(11)	with respect to the Mortgage Loans known as Hilton – Northbrook, Doubletree-Alsip, Hampton Inn-Meriden (Equity Inns) and One Cabot Road Office, representing approximately .63%, .34%, .11% and 1.01% of the Initial Outstanding Pool Balance, respectively and ..71%, .38%, .12% and 1.14% of the Initial Loan Group 1 Balance, respectively, the respective loan documents permit the partial release of a portion of the land comprised by the related Mortgaged Property without payment of any partial release price, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) such release shall not negatively impact net operating income; (3) no existing improvements shall be located on such parcel; and (4) the lender, if requested, shall have received confirmation in writing from the rating agencies to the effect that such release will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the certificates then outstanding;

(12)	with respect to the Mortgage Loan known as Corsair Building, representing approximately .68% of the Initial Outstanding Pool Balance and ..77% of the Initial Loan Group 1 Balance, the loan documents permit the partial release of a specified parcel of the land comprised by the related Mortgaged Property without payment of any partial release price, subject to satisfaction of the following conditions, among others: (1) no event of default shall have occurred at the time of borrower’s request; (2) the resubdivision is effected pursuant to the resubdivision plan approved by lender; (3) no existing improvements (with certain exceptions) shall be located on such parcel; (4) borrower shall have obtained a perpetual easement and right-of-way for the use and maintenance of certain improvements located on the released parcel; and (5) the lender shall have received confirmation in writing from the rating agencies to the effect that such release will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the certificates then outstanding;

(13)	with respect to the Mortgage Loan known as Diamond Bar Portfolio, representing approximately 0.56% of the Initial Outstanding Pool Balance and 0.64% of the Initial Loan Group 1 Balance, the Mortgage Loan documents provide that a third party purchaser may purchase from the borrower the Mortgaged Property known as 1400 Montefino and assume that portion of the Mortgage Loan related to that Mortgaged Property. In such event, the 1400 Montefino property will be released from the lien of the Mortgage securing the Diamond Bar Portfolio Mortgage Loan and the 1400 Montefino property will be collateral for a separate portion of the Mortgage Loan in the trust fund evidenced by a separate note;

(14)	with respect to the Mortgage Loan known as Healthpoint Wellness Center, representing approximately 0.54% of the Initial Outstanding Pool Balance or 0.61% of the Initial Loan Group 1 Balance as of the Cut-Off Date, the related Mortgage Loan documents permit the partial release of unimproved portions of the Mortgaged Property in connection with the Mortgaged Property becoming part of a condominium regime, subject to the satisfaction of certain conditions, including (i) no event of default has occurred and is continuing; (ii) the loan document requirements respecting the creation of the condominium regime and adequacy of parking serving the Mortgaged Property are satisfied, (iii) the borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release of the release parcel will not result in a diminution in the value of the Mortgaged Property immediately prior to such release; and (iv) the borrower delivers a REMIC opinion, if required; and

(15)	with respect to the Mortgage Loan known as Broad Bay Country Club, representing approximately 0.17% of the Initial Outstanding Pool Balance and 0.19% of the Initial Loan Group 1 Balance, the loan documents permit the partial release and conveyance of a specified parcel of the related Mortgaged Property, subject to satisfaction of the following conditions, among others: (1) lender consents to such release in its sole and absolute discretion; (2) no event of default shall have occurred at the time of borrower’s request; (3) the fair market value of the release parcel does not exceed 5% of the total value of the Mortgaged Property at the time of conveyance; and (4) the borrower shall make a principal curtailment in an amount to be determined by lender in its sole and absolute discretion.

Escrows.    Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

Other Financing.    The applicable Mortgage Loan Sellers have informed the Depositor that the Ala Moana Portfolio Loan, ShopKo Portfolio Loan, Fair Lakes Office Portfolio Loan, Two Gateway Loan, 1111 Marcus Avenue Loan and Spectrum Centre Loan, collectively, representing approximately 26.26% of the Initial Outstanding Pool Balance, 29.67% of Initial Loan Group 1 Balance Balance, are each secured by a Mortgaged Property that also secures one or more additional loans. See ‘‘Description of the Mortgage Pool—Split Loan Structures’’ above.

With respect to the Mortgage Loan identified as Courtyard by Marriott Penn Square, representing approximately 0.53% of the Initial Outstanding Pool Balance and 0.59% of the Initial Loan Group 1 Balance, the borrower incurred subordinated indebtedness secured by a lien on the related Mortgaged Property in the amount of $1,500,000 from the Urban Redevelopment Authority of Pittsburgh. The secured subordinate loan is subject to the terms of a subordination and intercreditor agreement between the subordinate lender and the lender of the mortgage loan.

With respect to the Mortgage Loan identified as 2515 Shader Road Industrial, representing approximately 0.20% of the Initial Outstanding Pool Balance and 0.22% of the Initial Loan Group 1 Balance, the borrower incurred subordinated indebtedness secured by a lien on the related Mortgaged Property in the amount of $2,350,000 from Shader Mortgage Participants LLC. The secured subordinate loan is subject to the terms of a subordination and standstill agreement between the subordinate lender and the lender of the mortgage loan.

The Mortgage Loans generally prohibit the related borrower from incurring future secured or unsecured indebtedness other than in the ordinary course of business. Certain exceptions include:

•	With respect to the Mortgage Loan identified as Crittenden Garage on Annex A-1 to this prospectus supplement representing approximately 0.09% of the Initial Outstanding Pool Balance and 0.10% of the Initial Loan Group 1 Balance, the borrower incurred unsecured subordinated indebtedness in the amount of $1,590,000 from an affiliate. The related subordinate lender entered into a subordination and standstill agreement.

•	With respect to the Mortgage Loan identified as Mills Building, representing approximately 1.23% of the Initial Outstanding Pool Balance and 1.39% of the Initial Loan Group 1 Balance, the related borrower may obtain secondary financing secured by a subordinate lien on the related Mortgaged Property, subject to satisfaction of the following conditions, among others: (a) no event of default shall have occurred at the time of borrower's request; (b) the combined amount of the Mortgage Loan and the subordinate debt does not (i) exceed 65% LTV and/or (ii) fall below 1.30x DSCR; (c) the term of the subordinated debt does not exceed the maturity date of the Mortgage Loan; (d) the subordinate lender executes a subordination and standstill agreement satisfactory to the lender; (e) the lender shall have received confirmation in writing from the rating agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the certificates then outstanding; and (f) the equity holders of the related borrower have not exercised their option to incur mezzanine debt as permitted under the related Mortgage Loan Documents.

•	With respect to the Mortgage Loan identified as Waterfront Hilton representing approximately ..98%of the Initial Outstanding Pool Balance and 1.11% of the Initial Loan Group 1 Balance, the related borrower may obtain unsecured subordinate financing, subject to satisfaction of the following conditions, among others: (a) lender has approved borrower's request; (b) the combined amount of the Mortgage Loan and the subordinate debt does not (i) exceed 60% LTV and/or (ii) fall below 1.70x DSCR; (c) the subordinate lender executes a subordination and standstill agreement satisfactory to the Seller; (d) the lender shall have received confirmation in writing from the rating agencies to the effect that such release and substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such release and substitution for the certificates then outstanding; and (e) the equity holders of the related borrower have not exercised their option to incur mezzanine debt as permitted under the related Mortgage Loan documents.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the mortgaged property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers, including but not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of a controlling holder,

•	transfers of less than a controlling interest in the borrower,

•	transfers to borrower affiliates or among existing members, partners or shares in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers of publicly traded entities,

•	transfers among affiliated borrowers with respect to any cross-collateralized Mortgage Loans or multi-property Mortgage Loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers;

•	transfers of minority tenant-in-common interests to third parties, subject in some cases to lender approval or transfers in excess of specified thresholds;

•	transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control of the day to day operations of the borrower, or

•	other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and meeting the requirements of the Mortgage Loan Documents.

In addition, certain of the Mortgage Loan Documents permit the transfer to certain qualifying entities, which entities generally are required to satisfy specified criteria, such as net worth and/or experience related tests and with respect to mortgage loans secured by cooperative apartment buildings, the loan documents permit and lender consent is not required in connection with transfers or termination of proprietary leases with tenant shareholders. Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the ‘‘due-on-sale’’ provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Debt	Holder of Mezzanine Loan	Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement(1)
High Point Furniture Mart	$195,000,000	5.46%	$25,000,000	GACC	8.17%	9/1/16	Yes
InterContinental Boston Hotel	$175,000,000	4.90%	$45,000,000	GACC	5.1590130515%	8/31/21	Yes
Circle Point	$32,000,000	0.90%	$3,000,000	CGM	10.5%	5/11/16	Yes
Keystone Industrial Park	$18,800,000	0.53%	$925,000	Capmark	12%	10/1/11	Yes
Dillards – Cincinnati, OH(2)	$6,078,919	0.17%	$961,400	CGM	16%	5/1/08	Yes
Gallery Row	$5,900,000	0.17%	$500,000	Capmark	12%	10/1/11	Yes
North Park Place Apartments	$5,450,000	0.15%	$592,500	CGM	12.5%	9/11/11	Yes

(1)	Includes provisions stating that the mezzanine loan is subordinate to the Mortgage Loan and that no payments will be made on the mezzanine loan from funds derived from the related Mortgaged Property upon an event of default under the related Mortgage Loan.

(2)	The Dillard's – Cincinnati, OH mezzanine loan has an interest rate of 11% payable monthly and an accrued interest rate of 5% per annum that accrues and will be paid on the Mezzanine Loan Maturity Date.

In the case of the above described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related Mortgage Loan and the right to purchase the Mortgage Loan from the trust if certain Mortgage Loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan.

With respect to the mortgage loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:

Mortgage Loan	Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Intercreditor Agreement Required
Ala Moana Portfolio	$300,000,000	65%	1.45x	Yes
Fair Lakes Office Portfolio	$142,450,000	70%	1.20x	Yes
White Plains Plaza(1)	$80,000,000	N/A	N/A	Yes
Mills Building(1)	$44,000,000	65%	1.30x	Yes
Village at Century	$36,110,000	85%	1.10x	Yes
Waterfront Hilton(1)	$35,000,000	60%	1.70x	Yes
Northrop Grumman Office Building	$33,500,000	90%	1.05x	Yes
Embassy Suites – SeaTac	$27,185,931	85%	1.20x	Yes
Tennyson Office Center	$25,250,000	90%	1.10x	Yes
Diamond Bar Portfolio(2)	$20,100,000	90%	1.10x	Yes
234 East Colorado Office	$18,990,000	80%	1.20x	Yes
Keystone Industrial Park	$18,800,000	75%	1.10x	Yes
The Court Apartments	$16,200,000	90%	1.10x	Yes
Presbyterian Allen MOB II	$12,080,000	90%	1.10x	Yes
Plaza at Coral Springs	$10,780,000	80%	1.20x	Yes
Cartersville Physicians Center(3)	$9,400,000	90%	1.10x	Yes
Century City Central Plant	$7,400,000	75%	1.35x	Yes
9343 North Loop	$3,700,000	85%	1.20x	Yes

(1)	Only permitted if the related borrower is not exercising its right to incur subordinate indebtedness.

(2)	Only permitted in connection with the sale and assumption of the portion of the related Mortgaged Property located at 1400 Montefino Ave.

(3)	Only permitted in connection with a sale and assumption of the related Mortgaged Property in its entirety.

The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Trust Fund.

With respect to the Ala Moana Portfolio Loan and the ShopKo Portfolio Loan, the sponsors of the related borrowers are permitted to pledge indirect interests in one or more of the related borrowers in connection with a line of credit or similar corporate facility secured by all, or substantially all, of such sponsor’s equity interests in such borrower or borrowers.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt’’ in this prospectus supplement.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The Mortgage Loans generally contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer (subject to the rights of the Directing Holder), as applicable, to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that in many cases the lender may condition an assumption of the loan on the receipt of an assumption fee in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower or other transfers permitted under the Mortgage Loan Documents. See ‘‘—Other Financing,’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements— Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Loans Subject to Government Assistance.    Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Delinquency.    As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Borrower Concentrations.    Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 5.38%, 3.07%, and 2.33%, respectively, of the Initial Outstanding Pool Balance. See Annex A-1 for Mortgage Loans with related borrowers.

Single-Tenant Mortgage Loans.    In the case of 142 Mortgaged Properties, representing 18.19% of the Initial Outstanding Pool Balance and 20.55% of the Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a ‘‘Single-Tenant Mortgage Loan’’). The Mortgaged Property securing each Single-Tenant Mortgage Loan is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 for loan maturity dates and lease expiration dates for the three largest tenants. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan. However, certain Single Tenant Mortgage Loans have lease expiration dates (or tenant termination options) that are prior to the related Mortgage Loan Maturity Date.

Geographic Location.    The Mortgaged Properties are located throughout 39 states, with the largest concentrations by Initial Outstanding Pool Balance located in California, Massachusetts and Hawaii. See ‘‘Summary of the Prospectus supplement—The Mortgage Pool-Characteristics of the Mortgage Pool—Property Locations’’ in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose.    75 of the Mortgage Loans, representing 34.88% of the Initial Outstanding Pool Balance, 33.15% of the Initial Loan Group 1 Balance and 48.24% of the Initial Loan Group 2 Balance were originated in connection with the borrower’s acquisition of the related Mortgaged Property (except, with respect to the ShopKo Portfolio Loan, which was originated in connection with the related borrower’s purchase of all of the stock in the indirect owner of the Mortgaged Property). 117 of the Mortgage Loans, representing 65.12% of the Initial

Outstanding Pool Balance, 66.85% of the Initial Loan Group 1 Balance and 51.76% of the Initial Loan Group 2 Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days (except as described below) after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the Securities and Exchange Commission, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 32 classes (each, a ‘‘Class’’) to be designated as the Class XS Certificates, Class XP Certificates, Class A-1 Certificates, Class A-1D Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1S Certificates, Class A-M Certificates, Class A-J Certificates, Class A-1A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class S Certificates, Class T Certificates, Class R Certificates and Class LR Certificates (collectively, the ‘‘Certificates’’). The Class XS and Class XP Certificates are collectively referred to herein as the ‘‘Class X Certificates.’’ Only the Class A-1, Class A1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M and Class A-J Certificates (the ‘‘Class A Combined Certificates’’), the Class A-1A, Class B, Class C, Class D, Class E, Class F and Class XP Certificates (together with the Class A Combined Certificates, the ‘‘Offered Certificates’’) are offered hereby. The Class XS, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class T, Class R and Class LR Certificates (the ‘‘Private Certificates’’) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property (other than the Mortgaged Property related to the ShopKo Portfolio Loan) acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an ‘‘REO Property’’) and the Trust’s beneficial interest in the portion of the Mortgaged Property related to the ShopKo Portfolio Loan foreclosed on by the special servicer under the CGCMT 2006-C4 Pooling and Servicing Agreement; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an ‘‘REO Account’’); (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Trust’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and Lock Box Accounts, in each case, to the extent of the Trust’s interests therein.

Upon initial issuance, the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Principal Balance Certificates’’ and each a ‘‘Principal Balance Certificate’’) will have the following aggregate principal balances (each, a ‘‘Certificate Balance’’), in each case, subject to a variance of plus or minus 5%:

Class	Initial Aggregate Certificate or Notional Balance	Approximate Percent of Initial Outstanding Pool Balance	Approximate Percent of Credit Support
Offered Certificates
A-1	$23,000,000	0.64%	30.000	%(1)
A-1D	$55,000,000	1.54%	30.000	%(1)
A-2	$338,700,000	9.48%	30.000	%(1)
A-3	$97,400,000	2.73%	30.000	%(1)
A-AB	$89,260,000	2.50%	30.000	%(1)
A-4	$127,000,000	3.56%	30.000	%(1)
A-5	$1,412,355,000	39.55%	30.000	%(1)
A-1S	$154,970,000	4.34%	30.000	%(1)
A-M	$328,240,000	9.19%	20.000%
A-J	$270,800,000	7.58%	11.750%
A-1A	$255,000,000	7.14%	11.750%
XP	$3,504,824,000	N/A	N/A
B	$22,321,000	0.62%	11.125%
C	$53,571,000	1.50%	9.625%
D	$31,249,000	0.87%	8.750%
E	$22,321,000	0.62%	8.125%
F	$26,786,000	0.75%	7.375%
Private Certificates
XS	$3,571,360,872	N/A	N/A
G	$44,642,000	1.25%	6.125%
H	$40,177,000	1.12%	5.000%
J	$40,178,000	1.13%	3.875%
K	$40,178,000	1.13%	2.750%
L	$13,393,000	0.38%	2.375%
M	$8,928,000	0.25%	2.125%
N	$13,393,000	0.38%	1.750%
O	$4,464,000	0.12%	1.625%
P	$13,392,000	0.37%	1.250%
Q	$4,465,000	0.13%	1.125%
S	$40,177,872	1.13%	0.000%

(1)	Represents the approximate credit support for the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates in the aggregate.

The Class X Certificates will have a notional balance (the ‘‘Notional Balance’’), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The notional balance of the Class XS Certificates will equal the aggregate certificate balances of the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The total initial notional balance of the Class XS Certificates will be approximately $3,571,360,872, although it may be as much as 5.0% larger or smaller.

The notional amount of the Class XP Certificates will equal:

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in April 2007, the sum of (a) the lesser of $254,810,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $74,268,000 and the aggregate Certificate Balances of the Class A-1 and Class A-1D Certificates outstanding from time to time, (c) the lesser fo $154,854,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates outstanding from time to time;

•	during the period following the Distribution Date in April 2007 through and including the Distribution Date in October 2007, the sum of (a) the lesser of $254,592,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $69,758,000 and the aggregate Certificate Balances of the Class A-1 and Class A-1D Certificates outstanding from time to time, (c) the lesser of $154,722,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates outstanding from time to time;

•	during the period following the Distribution Date in October 2007 through and including the Distribution Date in April 2008, the sum of (a) the lesser of $250,154,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $10,926,000 and the aggregate Certificate Balances of the Class A-1 and Class A-1D Certificates outstanding from time to time, (c) the lesser of $152,025,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates outstanding from time to time;

•	during the period following the Distribution Date in April 2008 through and including the Distribution Date in October 2008, the sum of (a) the lesser of $244,997,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $281,737,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (c) the lesser of $148,891,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates outstanding from time to time;

•	during the period following the Distribution Date in October 2008 through and including the Distribution Date in April 2009, the sum of (a) the lesser of $239,908,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $213,784,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (c) the lesser of $145,798,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, (d) the lesser of $5,246,000 and the Certificate Balance of the Class L Certificates outstanding from time to time, and (e) the aggregate Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

•	during the period following the Distribution Date in April 2009 through and including the Distribution Date in October 2009 the sum of (a) the lesser of $234,978,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $147,994,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (c) the lesser of $142,802,000 and the Certificate Balance of the Class

A-1S Certificates outstanding from time to time, (d) the lesser of $14,612,000 and the Certificate Balance of the Class K Certificates outstanding from time to time and (e) the aggregate Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates outstanding from time to time;

•	during the period following the Distribution Date in October 2009 through and including the Distribution Date in April 2010, the sum of (a) the lesser of $230,064,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $82,837,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (c) the lesser of $139,815,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, (d) the lesser of $24,983,000 and the Certificate Balance of the Class J Certificates outstanding from time to time and (e) the aggregate Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time;

•	during the period following the Distribution Date in April 2010 through and including the Distribution Date in April 2010, the sum of (a) the lesser of $225,288,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $20,082,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (c) the lesser of $136,913,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, (d) the lesser of $36,342,000 and the Certificate Balance of the Class H Certificates outstanding from time to time and (e) the aggregate Certificate Balances of the Class A-3, Class A-AB, Class A-4, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time;

•	during the period following the Distribution Date in October 2010 through and including the Distribution Date in April 2011, the sum of (a) the lesser of $220,403,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $18,464,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time, (c) the lesser of $133,945,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, (d) the lesser of $8,486,000 and the Certificate Balance of the Class H Certificates outstanding from time to time and (e) the aggregate Certificate Balances of the Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time;

•	during the period following the Distribution Date in April 2011 through and including the Distribution Date in October 2011, the sum of (a) the lesser of $202,097,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $1,368,013, 000 and the Certificate Balance of the Class A-5 Certificates outstanding from time to time, (c) the lesser of $122,819,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time; (d) the lesser of $26,214,000 and the Certificate Balance of the Class G Certificates outstanding from time to time and (e) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time;

•	during the period following the Distribution Date in October 2011 through and including the Distribution Date in April 2012, the sum of (a) the lesser of $197,433,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $1,300,645,000 and the Certificate Balance of the Class A-5 Certificates outstanding from time to time, (c) the lesser of $119,985,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, (d) the lesser of $520,000 and the Certificate Balance of the Class G Certificates outstanding from time to time and (e) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time;

•	during the period following the Distribution Date in April 2011 through and including the Distribution Date in October 2012, the sum of (a) the lesser of $192,923,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $1,248,440,000 and the Certificate Balance of the Class A-5 Certificates outstanding from time to time, (c) the lesser of $117,244,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, (d) the lesser of $2,659,000 and the Certificate Balance of the Class F Certificates outstanding from time to time and (e) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates outstanding from time to time;

•	during the period following the Distribution Date in October 2012 through and including the Distribution Date in April 2013, the sum of (a) the lesser of $188,461,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $1,183,359,000 and the Certificate Balance of the Class A-5 Certificates outstanding from time to time, (c) the lesser of $114,532,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, (d) the lesser of $1,191,000 and the Certificate Balance of the Class E Certificates outstanding from time to time and (e) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B, Class C and Class D Certificates outstanding from time to time;

•	during the period following the Distribution Date in April 2013 through and including the Distribution Date in October 2013, the sum of (a) the lesser of $184,203,000 and the Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $1,086,714,000 and the Certificate Balance of the Class A-5 Certificates outstanding from time to time, (c) the lesser of $111,945,000 and the Certificate Balance of the Class A-1S Certificates outstanding from time to time, (d) the lesser of $9,663,000 and the Certificate Balance of the Class D Certificates outstanding from time to time and (e) the aggregate Certificate Balances of the Class A-M, Class A-J, Class B and Class C Certificates outstanding from time to time; and

•	following the Distribution Date in October 2013, $0.

The total initial Notional Amount of the Class XP Certificates will be approximately $3,504,824,000, although it may be as much as 5.0% larger or smaller.

The Class T, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Principal Balance Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under ‘‘—Distributions—Payment Priorities’’ in this prospectus supplement.

The respective Certificate Balance of each Class of Principal Balance Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X Certificates represent a right to receive interest accrued as described below on a Notional Balance. The Notional Balance of the Class X Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal Balance Certificates.

Distributions

Method, Timing and Amount.    Distributions on the Certificates will be made on the fourth business day following the related Determination Date, commencing in November 2006 (each, a ‘‘Distribution Date’’). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the ‘‘Record Date’’). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The ‘‘Percentage Interest’’ evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related Class.

The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The ‘‘Available Funds’’ for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date, (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the appropriate Collection Account by the Master Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date, (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under ‘‘—Prepayment Interest Shortfalls’’ below), and (vi) for the Distribution Date occurring in March of each calendar year (or February, if the related Distribution Date is the final Distribution Date), the Withheld Amounts then on deposit in the Interest Reserve Account as described under ‘‘The Pooling and Servicing Agreement— Accounts—Interest Reserve Account’’ below, but excluding the following:

(a)    all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Advances’’;

(b)    the aggregate amount of the Servicing Fee (which includes the fees for the Master Servicer and the Trustee and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Master Servicer and the Trustee, and the Special Servicing Fee (and other amounts payable to the Special Servicer described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement— Special Servicing—Special Servicing Compensation’’), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans that the Master Servicer or

Special Servicer are entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

(c)    all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)    to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this prospectus supplement, to which the Master Servicer, the Special Servicer, any subservicer and the Trustee are entitled;

(e)    all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer or the Trustee and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)    Prepayment Premiums and Yield Maintenance Charges;

(g)    any interest or investment income on funds on deposit in the Collection Account or any interest on Permitted Investments in which such funds may be invested;

(h)    all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)    the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement; and

(j)    with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date) the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

The ‘‘Monthly Payment’’ with respect to any Mortgage Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

‘‘Unscheduled Payments’’ are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Optional Termination’’ and ‘‘—Realization Upon Defaulted Mortgage Loans,’’ and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See ‘‘Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors’’ in this prospectus supplement.

‘‘Net REO Proceeds’’ with respect to any REO Property and any related REO Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

‘‘Principal Prepayments’’ are payments of principal made by a borrower on a Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The ‘‘Collection Period’’ with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, Balloon Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Master Servicer revises its final report and as a result the Trustee revises its report to DTC after the DTC deadline, the Trustee will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Trustee will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust Fund.

The ‘‘Determination Date’’ is the 11th day of each month or, if such 11th day is not a business day, the next succeeding business day, commencing in November, 2006.

The ‘‘Net Default Interest’’ with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain additional trust fund expenses (but not including the Special Servicing Fee, Workout Fees or Liquidation Fees) .

The ‘‘Default Interest’’ with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The ‘‘Default Rate’’ with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

Payment Priorities.    As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The ‘‘Interest Accrual Amount’’ with respect to any Distribution Date and any Class of Certificates (other than the Class T, Class R and Class LR Certificates), is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The ‘‘Appraisal Reduction Amount’’ is the amount described under ‘‘—Appraisal Reductions’’ below.

The ‘‘Interest Accrual Period’’ with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An ‘‘Interest Shortfall’’ with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

The ‘‘Pass-Through Rate’’ for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The pass-through rate applicable to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E, Class F and Class G Certificates will equal a fixed rate. The pass-through rate applicable to the Class H and Class J Certificates will equal the weighted average net mortgage pass-through rate less a fixed percentage. The Class K Certificates will equal the weighted average net mortgage pass-through rate. The pass-through rates on the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will, at all times, be equal to the lesser of (i) the weighted average net mortgage pass-through rate and (ii) the related fixed rate for that class (as described in ’’Executive Summary-The Certificates’’ in this prospectus supplement.

The Pass-Through Rate applicable to the (i) Class XS Certificates for the initial Distribution Date is equal to approximately 0.048% per annum and (ii) Class XP Certificates for the initial Distribution Date is equal to approximately 0.646% per annum. The Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the October 2013 Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional Balance of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under ‘‘—General’’ above as being part of the Notional Balance of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Balance of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the October 2013 Distribution Date on any particular component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal with respect to each applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component the excess, if any of:

(1)   the lesser of (a) the reference rate specified in Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

(2)   the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

Following the October 2013 Distribution Date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the November 2013 Distribution Date and for each Distribution Date thereafter.

The Pass-Through Rate for the Class XS Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XS Strip Rates, at which interest accrues from time to time on the respective components of the Notional Balance of the Class XS Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Balance of the Class XS Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under ‘‘—General’’ above as being part of the Notional Balance of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Balance of the Class XS Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XS Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to on any particular component of the Notional Balance of the Class XS Certificates immediately prior to the related Distribution Date, the applicable Class XS Strip Rate will be calculated as follows:

(1)   if such particular component consists of the entire Certificate Balance of any Class of Certificates and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (i) the reference rate specified in Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

(2)   if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates and if such designated portion of such Certificate Balance also constitutes a component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b) (i) the reference rate specified in Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates;

(3)   if such particular component consists of the entire Certificate Balance of any Class of Certificates and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates; and

(4)   if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Balance of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XS Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

For purposes of the accrual of interest on the Class XS Certificates for each Distribution Date subsequent to the October 2013 Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class T, Class R, Class LR, Class XP and Class XS Certificates) will constitute one or more separate components of the Notional Balance of the Class XS Certificates, and the applicable Class XS Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net

Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

For purposes of calculating the Class XS and Class XP Strip Rates, the Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

Each of the Class T, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class T Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The ‘‘Weighted Average Net Mortgage Pass-Through Rate’’ for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the product of (i)    the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii)    the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The ‘‘Due Date’’ with respect to any Mortgage Loan and any month, is the first, sixth or eleventh day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

The ‘‘Net Mortgage Pass-Through Rate’’ with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class T, Class R and Class LR Certificates), the Net Mortgage Pass-Through Rate of each Mortgage Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year, in either case, unless such Distribution Date is the final Distribution Date, will be determined exclusive of the amounts withheld from that month, and (2)    prior to the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

The ‘‘Mortgage Rate’’ with respect to each Mortgage Loan, Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default and excluding any Excess Interest), as set forth in the related Note from time to time (the initial rate is set forth on Annex A-1 to this prospectus supplement); provided, however, that for purposes of calculating Pass-Through Rates, the Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

The ‘‘Principal Distribution Amount’’ for any Distribution Date will be equal to the sum of the following items without duplication:

(i)    the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(ii)    the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

(iii)    the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans’’ and ‘‘—Optional Termination’’;

(iv)    the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(v)    the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(vi)    all other Principal Prepayments received in the related Collection Period; and

(vii)    any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to any Property Advances that are Nonrecoverable Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (2) Workout- Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances that are part of a Workout-Delayed Reimbursement Amount, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances (that are Nonrecoverable Advances or part of a Workout-Delayed Reimbursement Amount), the Serviced Loan Combinations, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 1.

The ‘‘Group 2 Principal Distribution Amount’’ is the sum of clauses (i) through (vii) above allocable to Mortgage Loans in Loan Group 2.

The ‘‘Assumed Scheduled Payment’’ with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

An ‘‘REO Loan’’ is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses.

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/Master Servicer	The Stated Principal Balance of each Mortgage Loan multiplied by the Master Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan.	monthly	Interest payment on the related mortgage loan
Additional Master Servicing Compensation/Master Servicer	Net Prepayment interest excess.	time to time	Any actual prepayment interest excess
Additional Master Servicing Compensation/Master Servicer	All late payment fees and net default interest (other than that accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain additional trust fund expenses. 50% of loan modification, extension and assumption fees (including any related application fees) on non-Specially Serviced Mortgage Loans. 100% of loan service transaction fees, beneficiary statement charges and or similar items (but excluding prepayment premiums and yield maintenance charges).	time to time	The related fees
Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts.	monthly	The investment income
Special Servicing Fee/Special Servicer	The Stated Principal Balance of each Specially Serviced Mortgage Loan and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the mortgage loan, and will be payable monthly.	monthly	First out of collections on the related Mortgage Loan and then from general collections in the collection account
Workout Fee/Special Servicer	1.00% of each collection of principal and interest on each Corrected Mortgage Loan (other than with respect to the Ala Moana Portfolio Loan, which has a workout fee rate of 0.25%).	monthly	The related collection of principal or interest
Liquidation Fee/ Special Servicer	1.00% of each recovery of Liquidation Proceeds (other than with respect to the Ala Moana Portfolio Loan, which has a liquidation fee rate of 0.25%), except as specified under ‘‘The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation.’’	upon receipt of Liquidation Proceeds	The related Liquidation Proceeds

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Additional Special Servicing Compensation/Special Servicer	All late payment fees and net default interest (accrued on Specially Serviced Mortgage Loans) to the extent collected by the Trust and not used to pay interest on Advances and certain additional trust fund expenses. 50% of loan modification, extension and assumption fees (including any related application fees) on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans; provided, that with respect to any assumption fees received on the Fair Lakes Office Portfolio, the Special Servicer will be required to remit half of such fees to the special servicer under the related Companion Loan securitization.	from time to time	The related fees
	All investment income received on funds in any REO Account.	Monthly	The investment income
Trustee Fee/Trustee Compensation	All investment income received on funds in the Distribution Account	Monthly	Investment Income

Type/Recipient	Amount	Frequency	Source of Payment
Expenses
Reimbursement of Property Advances/ Master Servicer and Special Servicer/ Trustee	To the extent of funds available, the amount of any Property Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.
Interest on Property Advances/Master Servicer and Special Servicer/ Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account
Reimbursement of P&I Advances/ Master Servicer/ Trustee	To the extent of funds available, the amount of any P&I Advances.	time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account.
Interest on P&I Advances/Master Servicer/Trustee	At Prime Rate.	when Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from all collections in the Collection Account.

Type/Recipient	Amount	Frequency	Source of Payment
Expenses
Indemnification Expenses/Trustee, Master Servicer and Special Servicer	Amounts for which the Trustee, the Master Servicer and the Special Servicer are entitled to indemnification.	per occurrence or time of claim	All collections in the Collection Account
Trust Fund Expenses not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	from time to time	First from income on the related REO Property, if applicable, and then from all collections in the Collection Account

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Distribution of Available Funds.

‘‘Class A Combined Certificates’’ means, the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M and Class A-J Certificates.

‘‘Class A Combined Interest Distribution Amount’’ means, Available Funds allocable to Mortgage Loans in Loan Group 1 and the Loan Group 2 Interest Distribution Amount minus the Class A-1A Group 2 Interest Distribution Amount.

‘‘Class A-1A Group 2 Interest Distribution Amount’’: The Loan Group 2 Interest Distribution Amount multiplied by the quotient of (y) the Certificate Balance of the Class A-1A Certificates and (z) the sum of the Certificate Balances of the Class A-1A Certificates and the Class A-1S Certificates.

‘‘Class A-1A Group 2 Principal Distribution Amount’’ means, the Group 2 Principal Distribution Amount multiplied by the quotient of (y) the Certificate Balance of the Class A-1A Certificates and (z) the sum of the Certificate Balances of the Class A-1A Certificates and the Class A-1S Certificates.

‘‘Class A Combined Group 2 Principal Distribution Amount’’ means, the Group 2 Principal Distribution Amount minus the Class A-1A Group 2 Principal Distribution Amount.

‘‘Loan Group 2 Interest Distribution Amount’’: With respect to any Distribution Date, that portion, if any, of the Available Funds representing interest collections attributable to Loan Group 2.

On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, concurrently (A) to the Class A-1A Certificates, the Class A-1A Group 2 Interest Distribution Amount, (B) to the Class A Combined Certificates, the Class A Combined Interest Distribution Amount with such amount allocated (x) first, to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-5 Certificates from amounts attributable to

Mortgage Loans in Loan Group 1, and to the Class A-1S Certificates from Mortgage Loans in Loan Group 2, pro rata, then, to the Class A-M Certificates from amounts attributable to Mortgage Loans in Loan Group 1 and then, to the Class A-J Certificates from amounts attributable to Mortgage Loans in Loan Group 1, in each case, up to an amount equal to the aggregate Interest Accrual Amount for those Classes in accordance with their respective interest entitlements, and (C) on the Class XS and Class XP Certificates, pro rata, from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual Amount for each such Class; provided, however, if on any Distribution Date, the Available Funds (or applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds for such Distribution Date will be allocated pro rata among the Class A Combined Certificates, Class A-1A and Class XS and Class XP Certificates, with the amount allocated to the Class A Combined Certificates being applied first, to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates, pro rata, second, to the Class A-M Certificates and last, to the Class A-J Certificates, in accordance with their respective interest entitlements;

Second, to the Class A Combined Certificates, the Class A-1A Certificates and the Class X Certificates, with the amount allocated to the Class A Combined Certificates being applied first, to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S and Class A-1A Certificates, pro rata, then, to the Class A-M Certificates and then to the Class A-J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, in reduction of the Certificate Balances thereof concurrently, to:

(A) The Class A-1A Certificates, an amount equal to the Class A-1A Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A Combined Certificates are reduced to zero, the Group 1 Principal Distribution Amount after payments to the Class A Combined Certificates have been made on such Distribution Date, until the Class A-1A Certificates have been reduced to zero;

(B) (X)   to the Class A Combined Certificates (other than the Class A-M and Class A-J Certificates) in the following order:

(i)	first, to the Class A-1S Certificates, in an amount equal to the Class A Combined Group 2 Principal Distribution Amount, and after the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-5 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-5 Certificates have been made on such Distribution Date, until the Class A-1S Certificates have been reduced to zero,

(ii)	then, to the Class A-AB Certificates, in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1S Certificates have been reduced to zero, the Class A Combined Group 2 Principal Distribution Amount after payments to the Class A-1S Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date,

(iii)	then, to the Class A-1 and the Class A-1D Certificates, pro rata, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-AB Certificates pursuant to clause (ii) above) for such Distribution Date and, after the Class A-1S has been reduced to zero, the Class A Combined Group 2 Principal Distribution

Amount remaining after payments to the Class A-1S Certificates and payments to the Class A-AB Certificates pursuant to clause (ii) above have been made on such Distribution Date, until the Class A-1 and the Class A-1D Certificates have been reduced to zero,

(iv)	then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-1D and Class A-AB Certificates pursuant to the prior clauses above) for such Distribution Date and, after the Class A-1S Certificates have been reduced to zero, the Class A Combined Group 2 Principal Distribution Amount remaining after payments to the Class A-1S, Class A-1 and Class A-1D Certificates and payments to the Class A-AB Certificates pursuant to clause (ii) above have been made on such Distribution Date, until the Class A-2 Certificates have been reduced to zero,

(v)	then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-1D and Class A-2 Certificates and distributions on the Class A-AB Certificates pursuant to clause (ii) above) for such Distribution Date and, after the Class A-1S Certificates have been reduced to zero, the Class A Combined Group 2 Principal Distribution Amount remaining after payments to the Class A-1S, Class A-1, Class A-1D and Class A-2 Certificates and payments to the Class A-AB Certificates pursuant to clause (ii) above have been made on such Distribution Date, until the Class A-3 Certificates have been reduced to zero,

(vi)	then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-1D, Class A-2 and Class A-3 Certificates and distributions on the Class A-AB Certificates pursuant to clause (ii) above) for such Distribution Date and, after the Class A-1S Certificates have been reduced to zero, the Class A Combined Group 2 Principal Distribution Amount remaining after payments to the Class A-1S, Class A-1, Class A-1D, Class A-2 and Class A-3 Certificates and payments to the Class A-AB Certificates pursuant to clause (ii) above have been made on such Distribution Date, until the Class A-AB Certificates have been reduced to zero,

(vii)	then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-1D, Class A-2, Class A-3 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1S Certificates have been reduced to zero, the Class A Combined Group 2 Principal Distribution Amount remaining after payments to the Class A-1S, Class A-1, Class A-1D, Class A-2, Class A-3 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-4 Certificates have been reduced to zero,

(viii)	then, to the Class A-5 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and distributions on the Class A-AB Certificates pursuant to clause (ii) above) for such Distribution Date and, after the Class A-1S Certificates have been reduced to zero, the Class A Combined Group 2 Principal Distribution Amount remaining after payments to the Class A-1S, Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-5 Certificates have been reduced to zero,

(B) (Y) to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date after the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates have been reduced to zero and after the Class A-1S, Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-5 Certificates have been reduced to zero, the Class A Combined Group 2 Principal Distribution Amount remaining after payments to the Class A-1S, Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-5 Certificates have been made on such Distribution Date, until the Certificate Balance of such Class is reduced to zero; and

(B) (Z) to the Class A-J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date after the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S and Class A-M Certificates have been reduced to zero and after the Class A-1S, Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-M Certificates have been reduced to zero, the Class A Combined Group 2 Principal Distribution Amount remaining after payments to the Class A-1S, A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-M Certificates have been made on such Distribution Date, until the Certificate Balance of such Class is reduced to zero;

Fourth, to the Class A Combined Certificates and the Class A-1A Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class with the amount of Realized Losses allocated to the Class A Combined Certificates being applied first to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates, pro rata, second, to the Class A-M Certificates and last to the Class A-J Certificates;

Fifth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Seventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Ninth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Eleventh, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fourteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixteenth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Seventeenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class;

Twenty-fourth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth,to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-seventh, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-ninth, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fortieth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-second, to the Class L Certificates, in respect of interet, up to an amount equal to the aggregate unpaid Interest Shorfalls previously allocated to such Class;

Forty-third, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-fourth, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-fifth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Forty-sixth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Forty-seventh, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Forty-eighth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Forty-ninth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fiftieth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interst Shortfalls previously allocated to such Class;

Fifty-first, to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Fifty-second, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-third, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-fourth, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-fifth, to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifty-sixth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifty-seventh, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Fifty-eighth, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Fifty-ninth, to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixtieth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Sixty-first, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-third, to the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixty-fourth, to the Class Q Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Sixty-fifth, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Sixty-sixth, to the Class S Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Sixty-seventh, to the Class S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

Sixty-eighth, to the Class S Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Sixty-ninth, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

All references to ‘‘pro rata’’ in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S and Class A-1A Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The ‘‘Crossover Date’’ is the Distribution Date on which the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S and Class A-1A Certificates, have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

Class A-AB Planned Principal Balance

On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in ‘‘—Distributions—Distributions of Available Funds’’ above. The ‘‘Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to the prospectus supplement. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3. In general, once the Certificate Balances of the Class A-1, Class A-1D, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class K Certificates (other than the Class A-1S and Class A-1A Certificates) in the following manner: Such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class K Certificates (other than the Class A-1S and Class A-1A Certificates), (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class XS Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1S and Class A-1A Certificates, pro rata, in the following manner: the holders of the Class A-1S and Class A-1A Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the Class A-1S and Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Prepayment Premiums or Yield Maintenance Changes, as applicable, collected on such principal prepayment during the related Collection Period.

Prior to the Distribution Date in November 2013, any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed 90% to the holders of the Class XS Certificates and 10% to the holders of the Class XP Certificates. After the Distribution Date in October 2013, Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed 100% to the Class XS Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

The ‘‘Base Interest Fraction’’ for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class K Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

In the case of the Serviced Loan Combinations (other than with respect to the Spectrum Centre Loan Combination as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Spectrum Centre Loan Combination—Distributions’’ in this prospectus supplement), Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Loan Combination will be allocated ratably in proportion based on the amount prepaid to the Mortgage Loan and the related Companion Loans.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	September 15, 2011
Class A-1D	September 15, 2011
Class A-2	February 15, 2012
Class A-3	October 15, 2013
Class A-AB	April 15, 2015
Class A-4	December 15, 2015
Class A-5	September 15, 2016
Class A-1S	September 15, 2016
Class A-M	October 15, 2016
Class A-J	October 15, 2016
Class A-1A	September 15, 2016
Class XP	N/A
Class B	November 15, 2016
Class C	November 15, 2016
Class D	November 15, 2016
Class E	November 15, 2016
Class F	May 15, 2021

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may become delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined herein under ‘‘Yield and Maturity Considerations—Weighted Average Life’’). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

The ‘‘Rated Final Distribution Date’’ of the Offered Certificates will be October 2048, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, will have the longest remaining amortization term.

Realized Losses

The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of Certificates on such Distribution Date. As referred to herein, ‘‘Realized Loss’’ with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class XS and Class XP Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse each Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such

Realized Losses will be applied to the Classes of Principal Balance Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates, sixth, to the Class M Certificates, seventh, to the Class L Certificates, eighth, to the Class K Certificates, ninth, to the Class J Certificates, tenth, to the Class H Certificates, eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the Class E Certificates, fourteenth, to the Class D Certificates, fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth to the Class A Combined Certificates collectively on the one hand, and the Class A-1A Certificates on the other, pro rata, with the losses allocated to the Class A Combined Certificates allocated first, to the Class A-J Certificates and then to the Class A-M Certificates, in that order, and then to the remaining Class A Combined Certificates, pro rata. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Principal Balance Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the special servicing fee);

•	extraordinary expenses of the Trust and other additional expenses of the Trust;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under ‘‘The Pooling and Servicing Agreement—Modifications,’’ in this prospectus supplement or otherwise.

Net Prepayment Interest Shortfalls, as described under ‘‘—Prepayment Interest Shortfalls’’ in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall). The Notional Balances of the Class XS and Class XP Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer and other principal losses realized in respect of such Mortgage Loan during the related Collection Period.

Prepayment Interest Shortfalls

For any Distribution Date, a ‘‘Prepayment Interest Shortfall’’ will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and each Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a)    the aggregate amount of interest (excluding the Excess Interest) which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b)    the aggregate interest (excluding the Excess Interest) that did so accrue through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a ‘‘Prepayment Interest Excess’’ will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates (other than the Class S Certificates) and fees payable to the Trustee and the Master Servicer.

With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a previously Specially Serviced Mortgage Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions) that has been subject to a Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Directing Holder), the Master Servicer of such Mortgage Loan will be required to deliver to the Trustee for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the ‘‘Master Servicer Prepayment Interest Shortfall’’), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee equal to a rate of 0.01% per annum that is being paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than a Specially Serviced Mortgage Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans (other than a Specially Serviced Mortgage Loan) serviced by the Master Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls will not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Mortgage Loan) has been subject to a Principal Prepayment and a Prepayment Interest Shortfall as a result of the Master Servicer allowing the Borrower to deviate from the term of the related Mortgage Loan Documents other than (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iii) pursuant to applicable law or a court order or (iv) at the request or with the consent of the Special Servicer or the Controlling Class Representative, then, the portion of the Master Servicing Fee described in clause (A) of the preceding sentence shall be construed to include the entire Master Servicing Fee paid in such Collection Period with respect to the Mortgage Loans serviced by it (other than Specially Serviced Mortgage Loans).

‘‘Net Prepayment Interest Shortfall’’ means with respect to the Mortgage Loans serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master

Servicer Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.

To the extent that the Prepayment Interest Excess for all Mortgage Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfalls for all Mortgage Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the ‘‘Net Prepayment Interest Excess’’) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A Combined Certificates, Class XS and Class XP Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’) to receive distributions of interest and principal (if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A Combined Certficates, Class XS and Class XP Certificates. The Class A-J Certificates will be likewise protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class E Certificates will be likewise protected by the subordination of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class F Certificates will be likewise protected by the subordination of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class S Certificates, second, to the Class Q Certificates, third, to the Class P Certificates, fourth, to the Class O Certificates, fifth, to the Class N Certificates, sixth, to the Class M Certificates, seventh, to the Class L Certificates, eighth, to the Class K Certificates, ninth, to the Class J Certificates, tenth, to the Class H Certificates, eleventh, to the Class G Certificates, twelfth, to the Class F Certificates, thirteenth, to the Class E Certificates, fourteenth, to the Class D Certificates, fifteenth, to the Class C Certificates, sixteenth, to the Class B Certificates, seventeenth, to the Class A Combined Certificates collectively on the one hand, and the Class A-1A Certificates on the other, pro rata, with the losses allocated to the Class A Combined Certificates allocated first, to the Class A-J Certificates and then to the Class A-M Certificates, in that order, and then to the remaining Class A Combined Certificates, pro rata, based on their respective Certificate Balances for Realized Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1S Certificates (collectively, the ‘‘Class A Certificates’’) will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated

Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

Appraisal Reductions

With respect to any Mortgage Loan (other than the ShopKo Portfolio Loan) or Serviced Loan Combination, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced Loan Combination and (vi) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment (except in the case where written evidence of a refinancing commitment is received prior to the related maturity date that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer and the Controlling Class Representative prior to the date such balloon payment was due, an Appraisal Reduction Event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates) (any of clauses (i), (ii), (iii), (iv), (v) and (vi), an ‘‘Appraisal Reduction Event’’), an Appraisal Reduction Amount will be calculated. The ‘‘Appraisal Reduction Amount’’ for any Distribution Date and for any Mortgage Loan or the Serviced Loan Combination as to which any Appraisal Reduction Event has occurred will be calculated by the Master Servicer and will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan or the applicable Serviced Loan Combination over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance)) of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Master Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of Mortgage Loans or Serviced Loan Combinations having a principal balance under $2,000,000, 90% of the sum of the estimated values of the related Mortgaged Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or the applicable Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or the applicable Serviced Loan Combination, (C) any other unpaid additional Trust expenses in respect of such Mortgage Loan or the applicable Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Loan Combination (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the Special Servicer has not received an Updated Appraisal or Small Loan Appraisal Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or the applicable Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is calculated. Notwithstanding the foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans or an applicable Serviced Loan Combination having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans or an applicable Serviced Loan Combination having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a ‘‘Small Loan Appraisal Estimate’’) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to obtain, with the consent of the Controlling Class Representative, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the Updated Appraisal is higher or lower than the Small Loan Appraisal Estimate). To the extent required in the Pooling and Servicing Agreement, Appraisal Reduction Amounts will be recalculated on each Distribution Date and an Updated Appraisal will be obtained annually.

At any time that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal satisfactory to the Special Servicer that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the Controlling Class Representative, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Loan Combination based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding paragraph) and will be required to notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination, any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser who is a member of the Appraisal Institute (an ‘‘Updated Appraisal’’) or a Small Loan Appraisal Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Loan Combination. Any Appraisal Reduction on a Serviced Loan Combination with Subordinate Companion Loans will generally be allocated or deemed allocated, first, to the holder of the related B Loan (up to the full principal balance thereof) if any, and, then, to the holders of the related Mortgage Loan. (or in the case of a Serviced Loan Combination with a Pari Passu Companion Loan pro rata among the related Mortgage Loan and related Pari Passu Companion Loan(s)).

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under ‘‘The Pooling and Servicing Agreement—Advances’’ in this prospectus supplement.

Notwithstanding the foregoing, with respect to the ShopKo Portfolio Loan, appraisal reduction amounts will be calculated by the master servicer under the CGCMT 2006-04 Pooling and Servicing Agreement in accordance with the provisions of such pooling and servicing agreement. Additionally, appraisals on the Mortgaged Property related to the ShopKo Portfolio Loan will be obtained in accordance with the provisions of the CGCMT 2006-04 Pooling and Servicing Agreement.

Certain of the subordinate companion loan holders have the right to post collateral to avoid ‘‘control appraisal events.’’ See ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement.

A ‘‘Modified Mortgage Loan’’ is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Loan Combination or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J and Class A-1A Certificates and multiples of $1 in excess thereof; (ii) $25,000 with respect to Classes B, C, D, E and F Certificates and (iii) $1,000,000 with respect to the Class XP Certificates and, in each case, multiples of $1 in excess thereof.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a ‘‘Definitive Certificate’’) representing its interest in such Class, except under the limited circumstances described in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’ Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (‘‘Clearstream’’) and Euroclear participating organizations, the ‘‘Participants’’), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the ‘‘Certificate Registrar’’) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A ‘‘Certificateholder’’ under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a borrower or any person affiliated with the Depositor, the Master Servicer, the Special Servicer, the Trustee, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or Special Servicer or otherwise benefit the Master Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such

Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (‘‘Certificate Owners’’) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

Upon the occurrence of any of the events described in clauses (i) through (iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (‘‘Holders’’). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) through (iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.    The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the ‘‘Pass-Through Rate’’ in the ‘‘Description of the Offered Certificates—Distributions’’ in this prospectus supplement. The yield on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See ‘‘Yield and Maturity Considerations’’ in the prospectus, ‘‘Description of the Offered Certificates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to holders of the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which Balloon Payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for ARD Loans) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed. See ‘‘The Pooling and Servicing Agreement—Amendment’’ and ‘‘—Modifications’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Realization upon Defaulted Mortgage Loans’’ and ‘‘Certain Legal Aspects of the Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans. See ‘‘Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ in this prospectus supplement.

In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the Depositor makes no assurance that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated

Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See ‘‘Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable to Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date’’ in this prospectus supplement.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered Certificates. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations— Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The yield on any class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.    Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 4 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.    As described under ‘‘Description of the Offered Certificates— Distributions’’ in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the Balloon Payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate (‘‘CPR’’) model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related Anticipated Repayment Date. The columns headed ‘‘25%,’’ ‘‘50%,’’ ‘‘75%,’’ and ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out

Period, Defeasance Period or a Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein under ‘‘Description of the Mortgage Pool—Additional Loan Information’’ and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the ‘‘Modeling Assumptions’’):

(i)    the initial Certificate Balance and the Pass-Through Rate for each Class of Certificates are as set forth herein;

(ii)    the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(iii)    all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first, sixth or eleventh day of each month commencing in November 2006;

(iv)    there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

(v)    prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered (xii);

(vi)    all Mortgage Loans accrue interest under the method specified in Annex A-1. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement;

(vii)    no party exercises its right of optional termination described herein;

(viii)    no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust Fund; and the holder of any B Loan will not exercise its option to purchase the related Mortgage Loan;

(ix)    no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(x)    there are no additional Trust expenses;

(xi)    distributions on the Certificates are made on the fourth business day following the Determination Date occurring in each month, commencing in November 2006;

(xii)    no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any;

(xiii)    the Closing Date is October 30, 2006;

(xiv)    the Subordinate Companion Loans (other than the two Gateway B Loan) absorb losses prior to the related Mortgage Loan;

(xv)    each ARD Loan in the Trust is paid in full on its Anticipated Repayment Date; and

(xvi)    with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee and the Trustee Fee accrue on the same basis as interest accrues on such Mortgage Loan.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E and Class F Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E and Class F Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	88	88	88	88	88
October 2008	74	74	74	74	74
October 2009	53	53	53	53	53
October 2010	28	28	28	28	28
October 2011 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	2.94	2.86	2.85	2.85	2.85

Percentages of the Initial Certificate Balance
of the Class A-1D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	88	88	88	88	88
October 2008	74	74	74	74	74
October 2009	53	53	53	53	53
October 2010	28	28	28	28	28
October 2011 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	2.94	2.86	2.85	2.85	2.85

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	8	8	8	8	8
October 2012 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	4.91	4.86	4.79	4.70	4.32

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	6.78	6.77	6.75	6.73	6.55

Percentages of the Initial Certificate Balance
of the Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	78	78	78	78	78
October 2013	53	53	53	53	53
October 2014	16	16	16	16	16
October 2015 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	6.95	6.95	6.95	6.95	6.95

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	3	3	3	3	3
October 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	8.65	8.64	8.63	8.61	8.45

Percentages of the Initial Certificate Balance
of the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.71	9.69	9.67	9.64	9.47

Percentages of the Initial Certificate Balance
of the Class A-1S Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	99	99	99	99	99
October 2010	99	99	99	99	99
October 2011	91	91	91	91	91
October 2012	90	90	90	90	90
October 2013	89	89	89	89	89
October 2014	88	88	88	88	88
October 2015	86	86	86	86	86
October 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.21	9.20	9.20	9.17	9.00

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.88	9.88	9.88	9.88	9.65

Percentages of the Initial Certificate Balance
of the Class A-J Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.95	9.93	9.76

Percentages of the Initial Certificate Balance
of the Class A-1A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	99	99	99	99	99
October 2010	99	99	99	99	99
October 2011	91	91	91	91	91
October 2012	90	90	90	90	90
October 2013	89	89	89	89	89
October 2014	88	88	88	88	88
October 2015	86	86	86	86	86
October 2016	13	8	3	0	0
October 2017 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	9.24	9.23	9.22	9.20	9.04

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016	100	100	100	33	0
October 2017 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	10.04	10.04	10.04	9.99	9.79

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016	100	100	100	100	0
October 2017 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	10.04	10.04	10.04	10.04	9.84

Percentages of the Initial Certificate Balance
of the Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016	100	100	100	100	0
October 2017 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	10.04	10.04	10.04	10.04	9.88

Percentages of the Initial Certificate Balance
of the Class E Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016	100	100	100	100	0
October 2017 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	10.04	10.04	10.04	10.04	9.88

Percentages of the Initial Certificate Balance
of the Class F Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	100
October 2016	100	100	100	100	100
October 2017	91	91	91	91	91
October 2018	63	63	63	63	63
October 2019	52	52	52	52	52
October 2020	40	40	40	40	40
October 2021 and thereafter	0	0	0	0	0
Weighted Average Life (in years)	12.97	12.89	12.84	12.81	12.77

Certain Price/Yield Tables

The tables set forth below show the corporate bond equivalent (‘‘CBE’’) yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates under the Modeling Assumptions.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of October 30, 2006 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including October 1, 2006 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.5000%	5.24%	5.24%	5.24%	5.24%	5.24%
100.3750%	5.29%	5.29%	5.29%	5.29%	5.29%
100.2500%	5.34%	5.34%	5.33%	5.33%	5.33%
100.1250%	5.39%	5.38%	5.38%	5.38%	5.38%
100.0000%	5.43%	5.43%	5.43%	5.43%	5.43%
Weighted Average Life (yrs)	2.94	2.86	2.85	2.85	2.85

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-1D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97.2500%	5.20%	5.22%	5.23%	5.23%	5.23%
97.1250%	5.25%	5.27%	5.28%	5.28%	5.28%
97.0000%	5.30%	5.32%	5.33%	5.33%	5.33%
96.8750%	5.35%	5.37%	5.38%	5.38%	5.38%
96.7500%	5.40%	5.42%	5.43%	5.43%	5.43%
Weighted Average Life (yrs)	2.94	2.86	2.85	2.85	2.85

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.40%	5.39%	5.39%	5.39%	5.37%
100.6250%	5.42%	5.42%	5.42%	5.42%	5.40%
100.5000%	5.45%	5.45%	5.45%	5.45%	5.43%
100.3750%	5.48%	5.48%	5.48%	5.48%	5.47%
100.2500%	5.51%	5.51%	5.51%	5.51%	5.50%
Weighted Average Life (yrs)	4.91	4.86	4.79	4.70	4.32

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.50%	5.50%	5.50%	5.50%	5.49%
100.6250%	5.52%	5.52%	5.52%	5.52%	5.52%
100.5000%	5.54%	5.54%	5.54%	5.54%	5.54%
100.3750%	5.57%	5.57%	5.57%	5.56%	5.56%
100.2500%	5.59%	5.59%	5.59%	5.59%	5.59%
Weighted Average Life (yrs)	6.78	6.77	6.75	6.73	6.55

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-AB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.50%	5.50%	5.50%	5.50%	5.50%
100.6250%	5.52%	5.52%	5.52%	5.52%	5.52%
100.5000%	5.55%	5.55%	5.55%	5.55%	5.55%
100.3750%	5.57%	5.57%	5.57%	5.57%	5.57%
100.2500%	5.59%	5.59%	5.59%	5.59%	5.59%
Weighted Average Life (yrs)	6.95	6.95	6.95	6.95	6.95

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.58%	5.58%	5.58%	5.58%	5.58%
100.6250%	5.60%	5.60%	5.60%	5.60%	5.60%
100.5000%	5.62%	5.62%	5.62%	5.62%	5.62%
100.3750%	5.64%	5.64%	5.64%	5.64%	5.63%
100.2500%	5.65%	5.65%	5.65%	5.65%	5.65%
Weighted Average Life (yrs)	8.65	8.64	8.63	8.61	8.45

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.55%	5.55%	5.55%	5.55%	5.55%
100.6250%	5.57%	5.57%	5.57%	5.57%	5.57%
100.5000%	5.59%	5.58%	5.58%	5.58%	5.58%
100.3750%	5.60%	5.60%	5.60%	5.60%	5.60%
100.2500%	5.62%	5.62%	5.62%	5.62%	5.62%
Weighted Average Life (yrs)	9.71	9.69	9.67	9.64	9.47

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-1S Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.54%	5.54%	5.54%	5.54%	5.54%
100.6250%	5.56%	5.56%	5.56%	5.56%	5.56%
100.5000%	5.58%	5.58%	5.58%	5.58%	5.58%
100.3750%	5.60%	5.60%	5.60%	5.59%	5.59%
100.2500%	5.61%	5.61%	5.61%	5.61%	5.61%
Weighted Average Life (yrs)	9.21	9.20	9.20	9.17	9.00

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.58%	5.58%	5.58%	5.58%	5.58%
100.6250%	5.60%	5.60%	5.60%	5.60%	5.60%
100.5000%	5.62%	5.62%	5.62%	5.62%	5.62%
100.3750%	5.63%	5.63%	5.63%	5.63%	5.63%
100.2500%	5.65%	5.65%	5.65%	5.65%	5.65%
Weighted Average Life (yrs)	9.88	9.88	9.88	9.88	9.65

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-J Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.63%	5.63%	5.63%	5.63%	5.62%
100.6250%	5.64%	5.64%	5.64%	5.64%	5.64%
100.5000%	5.66%	5.66%	5.66%	5.66%	5.66%
100.3750%	5.68%	5.68%	5.68%	5.68%	5.67%
100.2500%	5.69%	5.69%	5.69%	5.69%	5.69%
Weighted Average Life (yrs)	9.96	9.96	9.95	9.93	9.76

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class A-1A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.55%	5.55%	5.55%	5.55%	5.55%
100.6250%	5.57%	5.57%	5.57%	5.57%	5.57%
100.5000%	5.59%	5.59%	5.59%	5.59%	5.59%
100.3750%	5.61%	5.61%	5.61%	5.61%	5.60%
100.2500%	5.62%	5.62%	5.62%	5.62%	5.62%
Weighted Average Life (yrs)	9.24	9.23	9.22	9.20	9.04

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class XP Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
2.6433%	3.90%	3.90%	3.90%	3.90%	3.90%
2.5808%	4.69%	4.69%	4.69%	4.69%	4.69%
2.5183%	5.51%	5.51%	5.51%	5.51%	5.51%
2.4558%	6.36%	6.36%	6.36%	6.36%	6.36%
2.3933%	7.24%	7.24%	7.24%	7.24%	7.24%
Weighted Average Life (yrs)	5.69	5.69	5.69	5.69	5.69

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance And Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.67%	5.67%	5.67%	5.67%	5.66%
100.6250%	5.68%	5.68%	5.68%	5.68%	5.68%
100.5000%	5.70%	5.70%	5.70%	5.70%	5.70%
100.3750%	5.72%	5.72%	5.72%	5.72%	5.72%
100.2500%	5.73%	5.73%	5.73%	5.73%	5.73%
Weighted Average Life (yrs)	10.04	10.04	10.04	9.99	9.79

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.69%	5.69%	5.69%	5.69%	5.69%
100.6250%	5.70%	5.70%	5.70%	5.70%	5.70%
100.5000%	5.72%	5.72%	5.72%	5.72%	5.72%
100.3750%	5.74%	5.74%	5.74%	5.74%	5.74%
100.2500%	5.75%	5.75%	5.75%	5.75%	5.75%
Weighted Average Life (yrs)	10.04	10.04	10.04	10.04	9.84

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class D Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.73%	5.73%	5.73%	5.73%	5.72%
100.6250%	5.74%	5.74%	5.74%	5.74%	5.74%
100.5000%	5.76%	5.76%	5.76%	5.76%	5.76%
100.3750%	5.78%	5.78%	5.78%	5.78%	5.78%
100.2500%	5.79%	5.79%	5.79%	5.79%	5.79%
Weighted Average Life (yrs)	10.04	10.04	10.04	10.04	9.88

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class E Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.76%	5.76%	5.76%	5.76%	5.76%
100.6250%	5.77%	5.77%	5.77%	5.77%	5.77%
100.5000%	5.79%	5.79%	5.79%	5.79%	5.79%
100.3750%	5.81%	5.81%	5.81%	5.81%	5.81%
100.2500%	5.82%	5.82%	5.82%	5.82%	5.82%
Weighted Average Life (yrs)	10.04	10.04	10.04	10.04	9.88

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life for the
Class F Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance and Yield Maintenance—Otherwise at Indicated CPR

Assumed Price (in %)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.7500%	5.85%	5.85%	5.85%	5.85%	5.85%
100.6250%	5.87%	5.87%	5.87%	5.87%	5.87%
100.5000%	5.88%	5.88%	5.88%	5.88%	5.88%
100.3750%	5.90%	5.90%	5.90%	5.90%	5.90%
100.2500%	5.91%	5.91%	5.91%	5.91%	5.91%
Weighted Average Life (yrs)	12.97	12.89	12.84	12.81	12.77

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of October 1, 2006 (the ‘‘Pooling and Servicing Agreement’’), entered into by the Depositor, the Master Servicers, the Special Servicer and the Trustee.

References herein to the Master Servicer will mean Capmark Finance Inc. with respect to all Mortgage Loans other than the Ala Moana Portfolio Loan and the Fair Lakes Office Portfolio Loan and Wachovia Bank, National Association with respect to the Ala Moana Portfolio Loan and the Fair Lakes Office Portfolio Loan. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Trustee has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Attention: Global Securities and Trust Services (CD 2006-CD3).

Servicing of the Mortgage Loans; Collection of Payments

The Pooling and Servicing Agreement requires the Master Servicer and the Special Servicer to diligently service and administer their respective Mortgage Loans (other than the ShopKo Portfolio Loan) and the Serviced Loan Combinations.

The servicing of the ShopKo Portfolio Loan will be governed exclusively by the CGCMT 2006-C4 Pooling and Servicing Agreement and the ShopKo Co-Lender Agreement. All decisions, consents, waivers, approvals and other actions in respect of the ShopKo Portfolio Loan Combination will be effected in accordance with the CGCMT 2006-C4 Pooling and Servicing Agreement and the ShopKo Co-Lender Agreement. Consequently, the servicing provisions set forth herein will not be applicable to the ShopKo Portfolio Loan Combination.

The Master Servicer is required to diligently service and administer the Mortgage Loans (other than the ShopKo Portfolio Loan), and the Serviced Loan Combinations on behalf of, and in the best interest of, and for the benefit of, the Certificateholders, and, with respect to each Serviced Loan Combination, for the benefit of the holder of the related Serviced Companion Loan (as a collective whole as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with the terms of any related intercreditor agreement, the related Mortgage Loan documents, the Pooling and Servicing Agreement and applicable law, and, to the extent consistent with the foregoing, further as follows: (a) with the same care, skill and diligence as is normal and usual in the Master Servicer's servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans, (b) with a view to the timely collection of all scheduled payments of principal and interest on the Mortgage Loans and (c) without regard to: (i) any relationship that the Master Servicer may have with a related borrower; (ii) ownership of any Certificate or Serviced Companion Loan or related mezzanine loan by it or any of its affiliates; (iii) its obligations to make Advances or to incur servicing expenses; or (iv) the adequacy of its compensation for its services, or its right to receive reimbursement of costs (collectively, the ‘‘Master Servicer Servicing Standard’’).

The Special Servicer is required to diligently service and administer the Mortgage Loans (other than the ShopKo Portfolio Loan), and the Serviced Loan Combinations in the best interests of and for the benefit of the Certificateholders and, with respect to each Serviced Loan Combination, for the benefit of the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of the related B Loans, if any, as determined by the Special Servicer, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related intercreditor agreement, if applicable, and the terms of the Mortgage Loans or Serviced Loan Combinations, as applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

•	the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for other third party portfolios or securitization trusts with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole, but giving due consideration to the subordinate nature of the related B Loan, if any, as determined by such servicer in its reasonable judgment); and

•	the same care, skill, prudence and diligence with which the such servicer services and administers commercial and multifamily mortgage loans owned, if any, by it with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Loan Combination, the holder of the related Serviced Companion Loan (as a collective whole but giving due consideration to the subordinate nature of the related B Loan, if any, as determined by such servicer in its reasonable judgment) but without regard to:

(A)    any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(B)    the ownership of any Certificate or any Serviced Companion Loan by such servicer or any affiliate of it;

(C)    such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(D)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable; and

(E)    any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (the foregoing, collectively referred to as the ‘‘Special Servicer Servicing Standard’’ and, together with the Master Servicer Servicing Standard, the ‘‘Servicing Standard’’).

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Master Servicer, the Special Servicer nor any of their respective directors, officers, employees members, managers or agents will have any liability to the Trust or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect either of the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the Serviced Loan Combinations, to the extent such procedures are consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

Advances

The Master Servicer will, with respect to the Mortgage Loans (including the ShopKo Portfolio Loan), be obligated to advance, on the business day immediately preceding a Distribution Date (the ‘‘Master Servicer Remittance Date’’) an amount (each such amount, a ‘‘P&I Advance’’) equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Master Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement; provided that in the case of a Mortgage Loan with a related B Loan, reimbursement for a P&I Advance on the Mortgage Loan may also be made first from amounts collected on the B Loan.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated, subject to a nonrecoverability determination, to make advances (‘‘Property Advances,’’ and together with

P&I Advances, ‘‘Advances’’) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged Property it is obligated to master service. In addition if the Special Servicer requests that the Master Servicer make a Property Advance and the Master Servicer fails to make such advance within two business days, then the Special Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans. The Master Servicer will also be obligated to make Property Advances with respect to the Serviced Loan Combinations.

With respect to a nonrecoverable Property Advance on each of the Serviced Loan Combinations that includes a Subordinate Companion Loan, the Master Servicer will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan and second, from collections on, and proceeds of, the related Mortgage Loan and then from general collections of the Trust.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance, (i) from late payments on the related Mortgage Loan by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations).

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the ‘‘Advance Rate’’) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Loan Combinations). The Master Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. If the interest on such Advance is not recovered from Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The ‘‘Prime Rate’’ is the rate, for any day, set forth as such in the ‘‘Money Rates’’ section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of that Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole), the Special Servicer will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.    Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer, the Trustee or the Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (‘‘Related Proceeds’’) prior to distributions on the Certificates. Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it or the Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Any such determination with respect to the recoverability of Advances by either of the Master Servicer or the Special Servicer must be evidenced by an officer’s certificate delivered to the other and to the Depositor and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of the Master Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Master Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer and the Trustee notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Loan Combinations, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account) in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class Representative). At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the Certificateholders. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or a Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’), first, only out of principal collections in the Collection Account (or, with respect to a Serviced Loan Combination, first out of the related custodial account), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. None of the Master Servicer, the Special Servicer or Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

‘‘Unliquidated Advance’’ means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan or the applicable Serviced Loan Combination or REO Property in respect of which the Advance was made.

Accounts

Collection Account.    The Master Servicer will establish and maintain one or more segregated accounts (collectively, the ‘‘Collection Account’’) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account) all payments in respect of the Mortgage Loans serviced by it, other than amounts permitted to be withheld by The Master Servicer or amounts to be deposited into any Reserve Account. Payments and collections received in respect of each Serviced Loan Combination will not be deposited into the Collection Account, but will be deposited into a separate custodial account. Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the Collection Account no later than the business day preceding the related Distribution Date.

Distribution Accounts.    The Trustee will establish and maintain one or more segregated accounts (the ‘‘Distribution Account’’) in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Master Servicer will remit on or before The Master Servicer Remittance Date to the Trustee, and the Trustee will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee Fee. To the extent the Master Servicer fail to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See ‘‘Description of the Offered Certificates— Distributions’’ in this prospectus supplement.

Interest Reserve Account.    The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in its own name for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date) there shall be deposited, in respect of each Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day’s interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). With respect to each Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date) an amount is required to be withdrawn from the Interest Reserve Account in respect of each such Mortgage Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

Excess Interest.    The Trustee is required to establish and maintain the ‘‘Grantor Trust Distribution Account’’ in its own name for the benefit of the Class S Certificateholders. On each Distribution Date, the Trustee is required to distribute from the Grantor Trust Distribution Account any Excess Interest received with respect to the Mortgage Loans during the related Collection Period to the holders of the Class S Certificates.

‘‘Excess Interest’’ with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

The Trustee will also establish and maintain one or more segregated accounts or sub-accounts for, the ‘‘Lower-Tier Distribution Account,’’ the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Excess Liquidation Proceeds Account,’’ each in its own name for the benefit of the holders of the Certificates.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates, and, in the case of the Serviced Loan Combinations, the holder of the related Serviced Companion Loan and, the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least ‘‘A-1’’ by S&P and ‘‘P-1’’ by Moody’s Investors Service, Inc. (‘‘Moody’s’’), in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least ‘‘AA−’’ by S&P (or ‘‘A+’’ if the related short-term rating is at least ‘‘A-1’’) and ‘‘Aa3’’ by Moody’s or (B) as to which the Trustee has received written confirmation from each rating agency then rating any Certificates that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b) and subject to supervision or examination by federal and state authority, or (iii) any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Master Servicer.

With respect to each of the accounts, the party that maintains such account (i.e. the Master Servicer, with respect to the Collection Account, the Trustee with respect to the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Trustee will have the right to invest the funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, The Master Servicer will have the right to invest the funds in the Collection

Account maintained by it and the Master Servicer will have the right to invest the funds in the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Trustee, The Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made. The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Trustee with respect to any account maintained by it will not be independently verified by any other person or entity. Cash in the Collection Account, any REO Account (except to the extent retained to pay certain expenses of maintaining REO Property), and Excess Liquidation Proceeds Account in any Collection Period will generally be disbursed on the next Distribution Date. Cash deposited in the Distribution Account on any Master Servicer Remittance Date will generally be disbursed on the next Distribution Date. Cash in the Interest Reserve Account will be disbursed as described above under ‘‘—Interest Reserve Account.’’

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of ‘‘Due-On-Sale’’ and ‘‘Due-On-Encumbrance’’ Clauses

Due-On-Sale Clauses.    In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of ‘‘due-on-sale’’ clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced Loan Combinations will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (including, without limitation, the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), (b) provide that the Mortgage Loans or Serviced Loan Combinations may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Loan Combinations may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Master Servicer, with respect to any Mortgage Loan that is not then a Specially Serviced Mortgage Loan or the Special Servicer with respect to all Specially Serviced Mortgage Loans will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is, in the opinion of the Master Servicer or the Special Servicer, as applicable, reasonably likely to result in meritorious legal action by the borrower or (y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer, as applicable, is authorized to consent to, and coordinate the consummation of, an assumption of the related Mortgage Loan or other appropriate transaction by the proposed transferee from the related borrower or its owners, provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s, as applicable, Servicing Standards and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates from (i) S&P with respect to any Mortgage Loan (together with any Mortgage Loans cross collateralized with such Mortgage Loan) that (A) represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal Balance that is more than $35,000,000 or (C) are among the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance), or (ii) Moody’s with respect to any Mortgage Loan that (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) represent one of the ten largest Mortgage Loans in the Trust (based on its Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees or the related borrower is not required to pay such fees but the Master Servicer has attempted to collect such fees but fails to collect such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Loan Combination, (x) including Subordinate Companion Loans, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan or (y) including Pari Passu Companion Loans, such expense will be allocated pro rata to the related Pari Passu Companion Loan and the related Mortgage Loan (after allocating such expense to any related B Loan in such Serviced Loan Combination). No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ and ‘‘—Modifications’’ in this prospectus supplement.

The Master Servicer must promptly forward any request for an assumption of a Mortgage Loan or Serviced Loan Combination to the Special Servicer for approval. In each case however, the Special Servicer will also be required to obtain the consent of the Directing Holder to any assumption or substitution, to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’

Due-On-Encumbrance Clauses.    In most cases, the Mortgage Loans and Serviced Loan Combinations contain provisions in the nature of a ‘‘due-on-encumbrance’’ clause (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) which by their terms (a) provide that the Mortgage Loans or Serviced Loan Combinations will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied. The Master Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans) will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from S&P and Moody’s that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan (together with any Mortgage Loans cross collateralized with such Mortgage Loan) that (1) represents 2% or more of the Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower and any related mezzanine debt or preferred equity, if any) that is less than 1.20x or, in the case of Moody’s, such confirmation will only be required with respect to any Mortgage Loan which (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust (based on its then Stated Principal Balance). To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees or the related borrower is not required to pay such fees but the Master Servicer has attempted to collect such fees but fails to collect such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Loan Combination, such expense will be allocated (i) first to the related B Loan (up to the full Stated Principal Balance thereof), and, then, (ii) to the holders of the Mortgage Loan.

The Master Servicer must promptly forward any request for the waiver of any due on encumbrance clause of a Mortgage Loan or Serviced Loan Combination to the Special Servicer for approval. The Special Servicer will be required to obtain the consent of the Directing Holder to any such waiver of a due-on-encumbrance clause (whether it is a performing Mortgage Loan or a Specially Serviced Mortgage Loan), to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’ See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Mortgage Loan and REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property serviced by it at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2007; provided, however, that if any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous six months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the

Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.

Insurance Policies

In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, The Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

(i)    except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

(ii)    all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents, provided, however, that:

(a)    the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such Mortgage Loan or Serviced Loan Combination, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintains such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust’s expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

(b)    if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(c)    the Master Servicer will have no obligation beyond using their reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(d)    except as provided below (including under clause (f)), in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related

Mortgaged Property is located (in each case, as determined by applicable Master Servicer in accordance with the Servicing Standard (except, if such insurance does not relate to terrorist acts in which case, the Master Servicer will be required to obtain the consent of the Special Servicer prior to waiving any insurance coverage) not less frequently than annually, and, to the extent consistent with the Servicing Standard, the Master Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

(e)    to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

(f)    any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Holder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing Holder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing Holder; and, provided, further, that while approval is pending, the Master Servicer will not be in default or liable for any loss.

Notwithstanding the provision described in clause (d) above, The Master Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan or Serviced Loan Combination, will be required to obtain the approval or disapproval of the Special Servicer and the Directing Holder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under ‘‘—Modifications’’ and ‘‘—Special Servicing’’). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

In addition, you should assume that the Pooling and Servicing Agreement will prohibit The Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under ‘‘—Modifications’’ and ‘‘—Special Servicing.’’ The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Master Servicer, with respect to that Mortgage Loan.

With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under ‘‘—Advances’’ in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a), (b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the Master Servicer to cause that coverage to be maintained under that Master Servicer’s force-placed insurance policy. In such case, the Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under that Master Servicer’s existing force-placed policy.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans or the Serviced Loan Combinations or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than ‘‘A’’ by S&P and ‘‘A2’’ by Moody’s and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Loan Combinations, nor will any Mortgage Loan be subject to FHA insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Trust Fund on or before the Closing Date from the Mortgage Loan Sellers pursuant to four separate mortgage loan purchase agreements (the ‘‘Mortgage Loan Purchase Agreements’’). See ‘‘Description of the Mortgage Pool—The Mortgage Loan Sellers’’ in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the ‘‘Custodian’’), the Note and certain other documents and instruments (the ‘‘Mortgage Loan Documents’’) with respect to each Mortgage Loan; provided, that, with respect to the ShopKo Portfolio Loan the Custodian will hold only the original related Notes. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan (other than the ShopKo Portfolio Loan) within 120 days after the later of the Closing Date or actual receipt (but not later than 120 days after the Closing Date) and report any missing documents or certain types of defects therein to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative and the related Mortgage Loan Seller. Each of the Mortgage Loan Sellers will retain a third party vendor (which may be the Trustee or the Custodian) to complete the assignment and recording of the related Mortgage Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage Loan Documents until the assignment and recordation of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement represent and warrant with respect to its respective Mortgage Loans (or, with respect to the ShopKo Portfolio Loan, its respective portion thereof), subject to certain exceptions set forth in its Mortgage Loan Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

(1)    the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the cut-off date;

(2)    as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan, including those pertaining to usury;

(3)    immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan;

(4)    the proceeds of the subject mortgage loan have been fully disbursed and there is no requirement for future advances thereunder by the lender;

(5)    each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(6)    as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default Interest, late fees, Excess Interest, prepayment premiums or yield maintenance charges;

(7)    each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary limitations set forth in clause (5) above);

(8)    the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property except for the exceptions set forth in clause (5) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the mortgagor’s ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property;

(9)    all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority;

(10)    to the applicable mortgage loan seller’s actual knowledge as of the cut-off date, and to the applicable mortgage loan seller’s actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan and to the applicable mortgage loan sealer’s actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

(11)    as of the date of its origination, all insurance coverage required under each related mortgage instrument, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any coinsurance provisions, was in full force and effect with respect to each related mortgaged real property;

(12)    as of the date of initial issuance of the offered certificates, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

(13)    one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable-mortgage loan seller’s affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

The Pooling and Servicing Agreement requires that the Custodian, the Master Servicer, the Special Servicer or the Trustee notify the Depositor, the affected Mortgage Loan Seller, the Controlling Class Representative, the Custodian, the Master Servicer, the Special Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the Mortgage Loan Documents (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Master Servicer, the Special Servicer, the Trustee or the Custodian or, in the case of a breach or defect that would cause the Mortgage Loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan (or, with respect to the ShopKo Portfolio Loan, its respective portion thereof) as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage Loans in such cross-collateralized group (and such other Mortgage Loan or Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prohibited prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation Fee, as specified below in ‘‘—Special Servicing—Special Servicing Compensation’’ and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the ‘‘Repurchase Price’’) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a ‘‘Replacement Mortgage Loan’’) for the affected Mortgage Loan (including any other Mortgage Loans which are cross-collateralized with such Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the ‘‘Removed Mortgage Loan’’) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the Mortgage Loan not being a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See ‘‘The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement.

If one or more (but not all) of a group of cross-collateralized Mortgage Loans is to be repurchased or substituted for by the related Mortgage Loan Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan Seller cannot effect such termination unless the Controlling Class Representative has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund and (ii) written confirmation from each rating agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single Mortgage Loan.

Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each rating agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, withdrawn or downgraded; provided, however, that (x) the debt service coverage ratio for all remaining related crossed Mortgage Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related crossed Mortgage Loans, including the affected crossed Mortgage Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (y) the loan-to-value ratio for any remaining related crossed Mortgage Loans determined at the time of repurchase or substitution is not greater than the loan-to-value ratio for all such related crossed Mortgage Loans, including the affected crossed Mortgage Loan.

A ‘‘Qualified Substitute Mortgage Loan’’ is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance, after deduction of the monthly principal payment due in the month of substitution (if any) of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved by the Controlling Class Representative and (v) the Trustee has received prior confirmation in writing by each rating agency that such substitution will not in and of itself result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any Class of Certificates then rated by the rating agency.

The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second, third and fourth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Repurchase and Substitution of the ShopKo Portfolio Loan

The ShopKo Portfolio Loan is evidenced by three promissory notes, one of which is currently held by CGMRC and two of which are currently held by BCRE. We will acquire those promissory notes from those respective sellers. If the ShopKo Portfolio Loan must be repurchased or replaced, then each such Mortgage Loan Seller will be required to repurchase or replace solely the portion of that Mortgage Loan that it transferred to us, and neither Mortgage Loan Seller shall be responsible for the performance of the other Mortgage Loan Seller of its duty to effect such repurchase or substitution. If only one or two such promissory notes is removed from the Trust, then the portion of the related debt evidenced by the promissory note(s) so repurchased or replaced will be treated as a separate loan and the portion of the related debt evidenced by the promissory note(s) remaining in the Trust will continue to be treated as a Mortgage Loan.

Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer

The Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or Special Servicer may not otherwise resign from its obligations and duties as the Master Servicer or Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates. No such resignation may become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken at the direction of the Directing Holder), or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Special Servicer or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer or the Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer and the Special Servicer and any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence that relate to the applicable Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Loan Combination (with respect to (x) a Serviced Loan Combination including Subordinate Companion Loans such expenses will first be allocated to the related B Loan and then will be allocated to the related Mortgage Loan and (y) a Serviced Loan Combination including Pari Passu Companion Loans, such expenses will be allocated pro rata among the related Pari Passu Companion Loan and the related Mortgage Loan (after allocating such expense to any related B Loan in such Serviced Loan Combination). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. Each of the Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account (or with respect to a Serviced Loan Combination, the related separate custodial account, as described in the second preceding paragraph).

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust Fund or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer or the Depositor under the Pooling and Servicing Agreement if each of the rating agencies then rating any Certificates has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to The Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the Master Servicer to make a required deposit to the Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Trustee, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or any failure by the Master Servicer to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted;

(b)    any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master

Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicer;

(c)    any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer pursuant to the Pooling and Servicing Agreement or in any event such shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage if the Master Servicer had prior notice of the related borrower’s failure to pay such taxes, assessments or insurance premium) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that failure (other than the failure to provide reports and items specified under ‘‘Description of the Pooling Agreements— Evidence as to Compliance’’ in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

(d)    any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holders of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    the Master Servicer or the Special Servicer has been removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as the case may be;

(g)    a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on ‘‘watch status’’ in contemplation of a ratings downgrade or withdrawal (and such ‘‘watch status’’ placement shall not have been withdrawn by Moody’s within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; and

(h)    the Master Servicer or Special Servicer, shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement (but that with respect to any primary servicer, sub-servicer or servicing function participant (as more specifically defined in the Pooling and Servicing Agreement) (such entity, the ‘‘Sub-Servicing Entity’’) retained by (x) the Master Servicer or Special Servicer (but excluding one which the Master Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) the Sub-Servicing Entity will be automatically terminated if it defaults in accordance with the provision of this clause (h) and the Master Servicer or Special Servicer will be required to provide the reports required by the Sub-Servicing Entity and if the Master Servicer or Special Servicer fails to do so it shall be an event of default with respect to the Master Servicer or Special Servicer or (y) the Master Servicer (but excluding one which the Master Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller), the Master Servicer will be in default if the Sub-Servicing Entity defaults in accordance with the provision of this clause (h)).

Rights Upon Event of Default

If an Event of Default with respect to the Master Servicer or the Special Servicer, as applicable, occurs, then the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders (or with respect to the Event of Default Specified in clause (f) under the definition thereof, at the written direction of either the Controlling Class Representative or the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders), the Trustee shall terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, then the Master Servicer will also be terminated as Special Servicer. Except for the Directing Holder’s right to terminate the Special Servicer, as described in this prospectus supplement, a Certificateholder may not terminate the Master Servicer or Special Servicer if an Event of Default with respect to the Master Servicer or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder.

On and after the date of termination following an Event of Default by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an ‘‘approved’’ servicer by any of the rating agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates, as evidenced in writing by each rating agency then rating such Certificates, to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer after consultation with the Directing Holder, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Trust Fund; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or the holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or the holder of such Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless the holder of such Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee without the consent of any of the holders of Certificates or holders of any Serviced Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the non-offered Certificates) made with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates (provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, confirmation in writing from each rating agency then rating any Certificates that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the holders of Certificates evidencing at least 66% of the Percentage Interests of each Class of Certificates affected thereby and the holders of the Serviced Companion Loans, affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and the consent of the holder of any affected Serviced Companion Loans.

Evidence of Compliance

See ‘‘Description of the Pooling Agreements—Evidence of Compliance’’ in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring the Trustee, the Master Servicer and Special Servicer to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement, as well as an attestation of compliance with certain servicing criteria and an accountant’s attestation report with respect to such attestation. The Trustee, the Master Servicers and Special Servicer that will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement in this transaction are LaSalle Bank National Association, Capmark Finance Inc, Wachovia Bank, National Association, and J.E. Robert Company, Inc.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the ‘‘Voting Rights’’) shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the ShopKo Portfolio Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage Loan in accordance with the Servicing Standard. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage

Loan which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Loan Combination. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

In the event a Mortgage Loan or a Serviced Loan Combination (and, with respect to a Loan Combination, subject to the purchase option of the holder of the related B Loan, if any, and with respect to any Mortgage Loan whose borrower may have or may in the future incur mezzanine debt, subject to the purchase option of the holder of such mezzanine debt, if any) becomes a Defaulted Mortgage Loan, the Controlling Class Representative and the Special Servicer, in that order (only if the Controlling Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan (other than the ShopKo Portfolio Loan, the servicing of which is governed by the CGCMT 2006-C4 pooling and servicing agreement) from the Trust Fund (a ‘‘Purchase Option’’) at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

With respect to the Ala Moana Portfolio Loan, the Two Gateway Loan, the 1111 Marcus Avenue Loan and the Spectrum Centre Loan (subject to the rights of the holder of the related B Loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the B Loan).

There can be no assurance that the Special Servicer’s fair value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to the Serviced Loan Combinations, a purchase option is exercised by the holder of the related B Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller’s breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to a Mortgage Loan that has a related B Loan, a purchase option is exercised by the holder of the related B Loan, if any, or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any. With respect to clause (v) of the preceding sentence, see ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement. The Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class Representative is affiliated with the Special Servicer, the Controlling Class Representative, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to an unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer will be required to retain, at the expense of the Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

In addition, certain of the mortgage loans are subject to a purchase option, upon certain events of default in favor of a mezzanine lender. Such option is exercisable at a par purchase price as set forth in the related intercreditor agreement; provided, that if such option is exercised within 90 days after the occurrence of the relevant default, such price shall not include payment of the Liquidation Fee.

Realization Upon Defaulted Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than the ShopKo Portfolio Loan) has occurred or, in the Special Servicer’s judgment with the consent of the Directing Holder, a payment default or material non-monetary default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

(i)    such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)    the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Trust, the Special Servicer, on behalf of the Trust, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust’s net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust’s federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ within the meaning of the REMIC Regulations (such tax referred to herein as the ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property,’’ such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account (or with respect to a Serviced Loan Combination, the related separate custodial account), provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Trustee is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name for the benefit of the Certificateholders and with respect to each Serviced Loan Combination, the holder of the related Serviced Companion Loan. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being ‘‘Excess Liquidation Proceeds’’), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

In the event a default has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments with respect to the ShopKo Portfolio Loan, the Citigroup 2006-C4 special servicer will be required to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise in accordance with the procedures set forth in the CGCMT 2006-C4 Pooling and Servicing Agreement.

Modifications

The Master Servicer or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan or Serviced Loan Combination, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged Property (each of the foregoing, a ‘‘Modification’’) without the consent of the Trustee or any Certificateholder (other than the Directing Holder), subject, however, to each of the following limitations, conditions and restrictions:

(i)    other than with respect to the waiver of late payment charges or waivers in connection with ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clauses in the Mortgage Loans or Serviced Loan Combinations, as described under the heading ‘‘—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Clauses’’ above, neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Loan Combination that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the Master Servicer’s or the Special Servicer’s, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or Serviced Loan Combination or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or Serviced Loan Combination or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer’s judgment, a material default on such Mortgage Loan or Serviced Loan Combination has occurred or a default in respect of payment on such Mortgage Loan or Serviced Loan Combination is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders, and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan, as a collective whole, on a present value basis than would liquidation;

(ii)    the Special Servicer may not extend the maturity of any Specially Serviced Mortgage Loan or Serviced Loan Combination to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the Directing Holder if the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if the Serviced Loan Combination is involved, the holder of the related Serviced Companion Loan (as a collective whole));

(iii)    subject to any modifications to be performed by the Master Servicer with respect to a performing Mortgage Loan or a performing Loan Combination as described below, the Special Servicer may not agree to or permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Loan Combination that is not in default or with respect to which default is not reasonably foreseeable unless it provides the Trustee with an opinion of counsel (at the expense of the related Borrower or such other person requesting such modification or, if such expense cannot be collected from the related Borrower or such other person, to be paid by the Master Servicer as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (A) would not be a ‘‘significant modification’’ of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (B) will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions;

(iv)    neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Loan Combination, which collateral constitutes real property, unless (i) the Master Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Master Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any rating agency to any Class of Certificates; and

(v)    with limited exceptions, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Loan Combination;

provided that notwithstanding clauses (i) through (v) above, none of the Master Servicer or the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Mortgage Loan (other than certain non-material Modifications, to which the Master Servicer may agree without consent of any other party), and the Special Servicer will also be required to obtain the consent of the Directing Holder to any such Modification, to the extent described in this prospectus supplement under ‘‘—Special Servicing.’’ The Special Servicer is also required to obtain the consent of the Directing Holder to any Modification with regard to any Specially Serviced Mortgage Loan to the extent described under ‘‘—Special Servicing—The Special Servicer’’ below.

The Special Servicer may, subject to the Servicing Standard and with the consent of the Directing Holder, extend the maturity of any Mortgage Loan or Serviced Loan Combination that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Loan Combination has occurred.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

Furthermore, with respect to the Loan Combinations, the rights of the Master Servicer and the Special Servicer to agree to certain Modifications are subject to the prior written consent of the holder of the related Companion Loan under the intercreditor agreement as described under ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement.

For any performing Mortgage Loan and any performing Loan Combination, and subject to the rights of the Special Servicer, Directing Holder and holders of the Serviced Companion Loan described above, as applicable, the Master Servicer, without the consent of the Special Servicer, will be responsible for any request by a Borrower for the consent or other appropriate action on the part of the lender with respect to:

(a)    approving routine leasing activity with respect to any lease for less than the lesser of 30,000 square feet or 25% of the related Mortgaged Property;

(b)    approving any waiver affecting the timing of receipt of financial statements from any Borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

(c)    approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)    subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

(e)    approving modifications, consents or waivers (other than those specifically prohibited under this ‘‘—Modifications’’ section) in connection with a defeasance permitted by the terms of the related Mortgage Loan or Loan Combination if the Master Servicer receives an opinion of counsel (which opinion of counsel will be an expense of the Borrower) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a ‘‘prohibited transaction’’ under the REMIC Provisions;

(f)    approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; and

(g)    any non-material modifications, waivers or amendments not provided for in clauses (a) through (f) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan.

See also ‘‘—Special Servicing—The Special Servicer’’ below for a description of the Directing Holder’s rights with respect to reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Master Servicer, and if the Master Servicer does not exercise its option, the Special Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the Sponsors, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses, and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month’s interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class T, Class R and Class LR Certificates), including the Class XS and Class XP Certificates, (provided, however, that the Class A-1 through Class F Certificates are no longer outstanding), for the Mortgage Loans remaining in the Trust; provided that any such Certificateholder remit to the Trustee an amount as specified in the Pooling and Servicing Agreement. Following such termination, no further amount shall be payable on the Certificates regardless of whether any recoveries are received on the REO Properties.

Notice of any such termination is required to be given promptly by the Trustee by letter to the Certificateholders with a copy to the Master Servicer and each rating agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, The Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans that it is servicing from the Collection Account. The ‘‘Master Servicing Fee’’ will be payable monthly and will accrue at a rate per annum (the ‘‘Master Servicing Fee Rate’’) that is a component of the Servicing Fee Rate. The ‘‘Servicing Fee’’ will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the ‘‘Servicing Fee Rate’’) set forth on Annex A-1 to this prospectus supplement (under the heading ‘‘Administrative Fee Rate’’) for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee and any fee for primary servicing functions (which varies with each Mortgage Loan). The Master Servicing Fee will be retained by The Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan it is servicing. The Master Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, ‘‘Servicing Compensation’’) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents), (ii) to the extent permitted by applicable law and the related Mortgage Loans Documents, 50% of any loan modification, extension and assumption fees (including any related application fees) (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan at which point the Special Servicer will receive 100% of such fees), 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance Charges), in each case, with respect to the Mortgage Loans that the Master Servicer is servicing, (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default Interest and any late payment fees that accrued during a Collection Period on any non-Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under ‘‘—Special Servicing.’’ The primary servicing fee, Master Servicing Fee and the Trustee Fee will accrue on the same basis as interest accrues on the Mortgage Loans.

In connection with any Master Servicer Prepayment Interest Shortfall, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under ‘‘Description of the Offered Certificates—Prepayment Interest Shortfalls.’’

The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee payable to the Trustee.

Special Servicing

The Special Servicer.    For a description of the Special Servicer see ‘‘Transaction Parties— The Special Servicer’’ in this prospectus supplement.

The Directing Holder.    The Directing Holder may at any time with or without cause terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer, provided that in the event that the Directing Holder is not the Controlling Class Representative, such Directing Holder may only terminate and appoint a replacement Special Servicer with respect to the applicable Serviced Loan Combination. The Directing Holder will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required to, promptly after receiving any such notice, notify the rating agencies. The designated replacement will become the replacement Special Servicer as of the date the Trustee has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates, would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement’s becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the Directing Holder.

The Directing Holder will have no liability whatsoever to the Trust Fund or any Certificateholder (except that if the Directing Holder is the Controlling Class Representative, other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Controlling Class Representative will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Holder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates or one or more Companion Loan or B Loan holders over Certificateholders or other holders of the related Loan Combination, and that the Directing Holder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates or other holders of the related Loan Combination, that the Directing Holder may act solely in its own interest (and if the Directing Holder is the Controlling Class Representative, the interests of the holders of the Controlling Class), that the Directing Holder does not have any duties to the holders of any Class of Certificates or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, other than the Controlling Class), that the Directing Holder that is not the Controlling Class Representative may take actions that favor its own interest over the interests of Certificateholders or other holders of the related Loan Combination (and if the Directing Holder is the Controlling Class Representative, such Directing Holder may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates), that the Directing Holder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing Holder is the Controlling Class Representative, in the interests of the holders of the Controlling Class), and that the Directing Holder will have no liability whatsoever for having so acted, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The ‘‘Controlling Class’’ will be, as of any date of determination, the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25% of the initial aggregate Certificate Balance of such Class of Principal Balance Certificates as of the Closing Date. As of the Closing Date, the Controlling Class will be the Class S Certificates. For purposes of determining the Controlling Class, the Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S and Class A-1A Certificates collectively will be treated as one Class.

The ‘‘Directing Holder’’ means:

•	with respect to any Mortgage Loan, other than any Serviced Loan Combination, the Controlling Class Representative;

•	with respect to the 1111 Marcus Avenue Loan Combination, (a) prior to an 1111 Marcus Avenue Control Appraisal Period, the holder of the 111 Marcus Avenue B Loan, and (b) so long as a 1111 Marcus Avenue Control Appraisal Period exists, the Controlling Class Representative;

•	with respect to the Ala Moana Portfolio Loan Combination, the Ala Moana Portfolio Controlling Holder (as described under ‘‘Description of the Mortgage Pool—Split Loan Structures—The Ala Moana Portfolio Loan’’ in this prospectus supplement);

•	with respect to the Spectrum Centre Loan Combination, (a) as to certain matters set forth in the Spectrum Centre Intercreditor Agreement as to which the holder of the Spectrum Centre B Loan is entitled to consent or approve, the holder of the Spectrum Centre B Loan, and (b) as to all other matters, the Controlling Class Representative;

•	with respect to the Two Gateway Loan Combination, (a) prior to a Two Gateway Control Appraisal Period, the holder of the Two Gateway B Loan, and (b) so long as a Two Gateway Control Appraisal Event Period exists, the Controlling Class Representative; and

•	with respect to the Fair Lakes Office Portfolio Loan Combination, the Fair Lakes Directing Holder.

See ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement.

The ‘‘Controlling Class Representative’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

Servicing Transfer Event.    The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a ‘‘Specially Serviced Mortgage Loan’’ to include any Mortgage Loan (other than the ShopKo Portfolio Loan) and any Serviced Loan Combination with respect to which: (i) either (x) with respect to any Mortgage Loan or Serviced Loan Combination other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Loan Combination at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Loan Combination at its extended maturity date or (y) with respect to a Balloon

Loan, a payment default shall have occurred with respect to the related Balloon Payment (except in the case where written evidence of a refinancing commitment is received prior to the related maturity date that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer and the Controlling Class Representative prior to the date such balloon payment was due, a Servicing Transfer Event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates) (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the Master Servicer or the Special Servicer (with the Controlling Class Representative’s consent, in the case of a determination by the Special Servicer) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Loan Combination or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holder of the related Serviced Companion Loan and would continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan or Serviced Loan Combination (or, if no grace period is specified, for 60 days and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days, (iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the Mortgage Loan or Serviced Loan Combination will no longer be a Specially Serviced Mortgage Loan and no Special Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Loan Combination (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a ‘‘Servicing Transfer Event’’); provided, however, that a Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Mortgage Loan (each, a ‘‘Corrected Mortgage Loan’’) (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced Loan Combination current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or the Serviced Loan Combination, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Loan Combination to continue to be characterized as a Specially Serviced Mortgage Loan.

If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together (provided that prior to an event of default on the Spectrum Centre Loan Combination the holder of the Spectrum Centre Companion Loan may appoint a separate servicer to collect payments on the Spectrum Centre Companion Loan). If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

A Servicing Transfer Event with respect to the Loan Combinations including Subordinate Companion Loans, will generally be delayed if a holder of the related B Loans is making all cure payments required by the related co-lender agreement. See ‘‘Description of the Mortgage Pool—Split Loan Structures’’ in this prospectus supplement.

Asset Status Report.    The Special Servicer will prepare a report (the ‘‘Asset Status Report’’) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Controlling Class Representative and the rating agencies and in the case of each Loan Combination, the holder of the related Companion Loan. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan Documents. The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole). If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the Controlling Class Representative does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of the related Serviced Companion Loan, if applicable. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder (including, in the case of any Loan Combination for which the related co-lender agreement so provides, the holder of the related Companion Loan) shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

Certain Rights of the Controlling Class Representative.    In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan or Serviced Loan Combination is a Specially Serviced Mortgage Loan, to the extent described above under ‘‘—Modifications’’ and to approve any waivers of due-on-sale or due-on-encumbrance clauses as described above under ‘‘—Enforcement of ‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Clauses,’’ whether or not the applicable Mortgage Loan or the Serviced Loan Combination is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Master Servicer must notify the Special Servicer of any request for approval (a ‘‘Request for Approval’’) received relating to the Special Servicer’s above-referenced approval rights and forward to the Special Servicer its written recommendation, analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Master Servicer’s possession). The Special Servicer will have 10 business days (from the date that the Special Servicer receives the information it requested from the Master Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect thereto. Following such notice, the Controlling Class Representative will have five business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Controlling Class Representative does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative’s above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special Servicer relating to any such Request for Approval. In any event, if the Controlling Class Representative does not respond to any such Request for Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder shall be entitled to a comparable Request for Approval, but the procedure and timing for approval by the Directing Holder of the related Request for Approval will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing Agreement.

The Controlling Class may have conflicts of interest with other Classes of Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations. In addition, if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and any holder of a related Companion Loan), as a collective whole, it may take such action without waiting for a response from the Controlling Class Representative or Directing Holder.

The Master Servicer and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan or Serviced Loan Combination that (i) is a Specially Serviced Mortgage Loan, (ii) is delinquent, (iii) has been placed on a ‘‘Watch List’’ or (iv) has been identified by the Master Servicer or Special Servicer, as exhibiting deteriorating performance.

The Depositor anticipates that an affiliate of the Special Servicer will purchase the initial Controlling Class and will be the initial Controlling Class Representative.

Special Servicing Compensation.    Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to 0.25% per annum of the Stated Principal Balance of each related Specially Serviced Mortgage Loan and REO (the ‘‘Special Servicing Fee’’).

The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the ARD Loans.

A ‘‘Workout Fee’’ will in general be payable to the Special Servicer with respect to each Mortgage Loan (other than the ShopKo Portfolio Loan) or Serviced Loan Combination (other than the Spectrum Centre B Loan) that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan or Serviced Loan Combination (other than the Spectrum Centre B Loan), the Workout Fee will be payable out of, and will be calculated by application of, a ‘‘Workout Fee Rate’’ of 1.00% (other than with respect to the Ala Moana Portfolio Loan, which has a workout fee rate of 0.25%) to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Loan Combination (other than the Spectrum Centre B Loan) for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination (other than the Spectrum Centre B Companion Loan) again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to the Mortgage Loans or Serviced Loan Combinations that cease to be a Specially Serviced Mortgage Loan during the period that it had responsibility for servicing such Specially Serviced Mortgage Loan and that had ceased being a Specially Serviced Mortgage Loan (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

A ‘‘Liquidation Fee’’ will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds (‘‘Liquidation Proceeds’’). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a ‘‘Liquidation Fee Rate’’ of 1.00% (other than with respect to the Ala Moana Portfolio Loan, which has a liquidation fee rate of 0.25%) to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Specially Serviced Mortgage Loan or REO Property by the Special Servicer, the Controlling Class Representative,

•	the purchase of all of the Mortgage Loans and REO Properties by the Servicers, the Special Servicer or the Controlling Class Representative in connection with the termination of the Trust,

•	a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•	the purchase of any Mortgage Loan by the holder of the related Companion Loan, unless such Loan is purchased more than 90 days after the holder of the related Companion Loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan (it being understood, that if the related intercreditor agreement provides that no such Liquidation Fee is payable until 90 days after the holder of the related Companion Loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan and the Mortgage Loan is bought out by such Companion Loan holder prior to such 90th day, such Liqidation Fee will be payable out of Liquidation Proceeds received by the Trust in respect of the Mortgage Loan, and not by the related Companion Loan holder), and

•	the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine intercreditor agreement requires the purchaser to pay such fees (provided that any future permitted mezzanine debt will generally require the payment of a Liquidation Fee, to the extent not prohibited by the loan documents, if the Mortgage Loan is not purchased within 60 days after the holder of the related mezzanine loan received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

In addition, the Special Servicer will be entitled to receive:

•	any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans,

•	any income earned on deposits in the REO Accounts,

•	50% of any extension fees, modification and assumption fees (including any related application fees) of non-Specially Serviced Mortgage Loans; provided, that with respect to any assumption fees received on the Fair Lakes Office Portfolio, the Special Servicer will be required to remit half of such fees to the special servicer under the related Companion Loan securitization, and

•	any late payment fees that accrued during a Collection Period on any Specially Serviced Mortgage Loan to the extent collected by the Trust and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan; provided, however, that with respect to the Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related intercreditor agreement and the Pooling and Servicing Agreement.

Master Servicer and Special Servicer Permitted to Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’ or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’ or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that The Master Servicer or Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or Special Servicer or any affiliate thereof.

Reports to Certificateholders; Available Information

Trustee Reports

On each Distribution Date, the Trustee will be required to make available to the general public (including each Certificateholder, the Depositor, the Master Servicer, the Special Servicer, each Underwriter, each rating agency and any potential investors in the Certificates) a statement (a ‘‘Distribution Date Statement’’) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Trustee, in accordance with Commercial Mortgage Securities Association (‘‘CMSA’’) guidelines setting forth, among other things:

(a)    the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)    the amount of the distribution on the Distribution Date to the holders of each class of Certificates (other than the Class T, Class XS, Class XP, Class R and Class LR Certificates) in reduction of the Certificate Balance of the Certificates;

(c)    the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Interest Accrual Amount and Interest Shortfalls;

(d)    the aggregate amount of Advances made in respect of the Distribution Date and the amount on interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)    the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust Fund;

(f)    the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)    the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)    the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (c) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)    the Available Funds for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)    the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Prepayment Premiums Yield Maintenance Charges;

(k)    the accrued Interest Accrual Amount in respect of each Class of Certificates for such Distribution Date;

(l)    the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(m)    the Principal Distribution Amount for the Distribution Date;

(n)    the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss on the Distribution Date;

(o)    the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

(p)    the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Collection Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)    the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)    the amount of any remaining unpaid Interest Shortfalls for each Class of Certificates as of the Distribution Date;

(s)    a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period and any excess prepayment interest shortfall for such Distribution Date;

(t)    a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)    the amount of the distribution to the holders of each class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)    as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the Loan Number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)    the amount on deposit in certain accounts established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)    the current credit support levels for each class of Certificates;

(y)    the original and then current ratings for each class of Certificates;

(z)    with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, the current Stated Principal Balance and the Stated Principal Balance of such Mortgage Loan as of the date each became an REO Loan;

(aa)    the value of any REO Property included in the Trust Fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)    with respect to any REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to such Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (E) the balance of the Excess Liquidations Proceeds Account for such Distribution Date;

(cc)    the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates;

(dd)    material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee, the Master Servicer or the Special Servicer has received written notice; and

(ee)    such other information and in such form as will be specified in the Pooling and Servicing Agreement.

Certain information regarding the Mortgage Loans will be made accessible at the website maintained by the Trustee initially located at etrustee.net or such other mechanism as the Trustee may have in place from time to time. In addition, the Trustee will make available on such website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system.

After all of the Certificates have been sold by the Underwriters, certain information may be made accessible on the website maintained by the Master Servicer as the Master Servicer may have in place from time to time.

Master Servicer Reports

The Master Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to make available to each Certificateholder, each holder of a Serviced Companion Loan, the Depositor, each Underwriter, each rating agency, the Special Servicer, the Controlling Class Representative and, if requested, any potential investor in the Certificates, on each Distribution Date, the following CMSA reports:

•	A ‘‘comparative financial status report.’’

•	A ‘‘delinquent loan status report.’’

•	A ‘‘historical loan modification and corrected mortgage loan report.’’

•	A ‘‘historical liquidation report.’’

•	An ‘‘REO status report.’’

•	A ‘‘Master Servicer watch list.’’

•	A loan level reserve/LOC report.

•	A CMSA Advance Recovery Report.

Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CMSA Reports; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than four business days prior to the related Master Servicer Remittance Date. Absent manifest error, none of the Master Servicer, the

Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

The Trustee, the Master Servicer and the Special Servicer will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver to the Trustee and the rating agencies the following materials, which Operation Statement Analysis Report and NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

(a)    Annually, on or before June 30 of each year, commencing with June 30, 2007, with respect to each Mortgaged Property and REO Property, an ‘‘Operating Statement Analysis Report’’ together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) are required to use their best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

(b)    Within 60 days of receipt by the Master Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an ‘‘NOI Adjustment Worksheet’’ for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to ‘‘normalize’’ the full year-end net operating income or net cash flow and debt service coverage numbers used by The Master Servicer or the Special Servicer in the other reports referenced above.

The Trustee is to make available a copy of each Operating Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Master Servicer upon request to the Depositor, each Underwriter, the Controlling Class Representative, each rating agency, the Certificateholders and the Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Trustee will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

Other Information

The Pooling and Servicing Agreement will require that the Trustee make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the Serviced Companion Loan), the Depositor, the Master Servicer, the Special Servicer, any rating agency or any potential investor in the Certificates, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers’ certificates and accountants’ reports delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail ‘‘sales information,’’ if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers’ certificates and other evidence delivered to or by the Trustee to support the Master Servicer’, or the Special Servicer’s or the Trustee’s, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Trustee to the extent such documents are in the Trustee’s possession.

Exchange Act Filings

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the ‘‘Commission’’) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name ‘‘Deutsche Mortgage & Asset Receiving Corp.’’ (Commission file no. 333-125499). Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

USE OF PROCEEDS

The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary and the discussion in the prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of the Treasury as of the date hereof. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

Elections will be made to treat designated portions of the Trust and proceeds thereof (such non-excluded portion of the Trust, the ‘‘Trust REMICs’’), as two separate REMICs within the meaning of Code Section 860D (the ‘‘Lower-Tier REMIC’’ and the ‘‘Upper-Tier REMIC,’’ respectively). The Lower-Tier REMIC will hold the Mortgage Loans, other than Excess Interest, proceeds thereof held in the Collection Account and the Interest Reserve Account, the Lower-Tier Distribution Account, the Excess Liquidation Proceeds Account and the Trust’s interest in any related REO Property (or a beneficial interest therein in the case of the ShopKo Portfolio Loan), and will issue several uncertificated classes of regular interests (the ‘‘Lower-Tier Regular Interests’’) to the Upper Tier REMIC. The Class LR Certificates will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions on the Lower-Tier Regular Interests will be deposited, and will issue the Class XS, Class XP, Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (the ‘‘Regular Certificates’’) as classes of regular interests, and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, (iii) compliance with the CGCMT 2006-C4 Pooling and Servicing Agreement and assuming the continued qualification of the REMICs formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury (‘‘Treasury Regulations’’) thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC. References in this discussion to the ‘‘REMIC’’ will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and related amounts in the Grantor Trust Distribution Account, which are beneficially owned by the Class S Certificates, will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

The Offered Certificates will be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations to the extent of the allocable portion of the Mortgage Loans secured by multifamily and manufactured housing properties. As of the

Cut-off Date, Mortgage Loans secured by multifamily properties (excluding mixed-use properties) and manufactured housing properties represented approximately 11.29% and 0.67%, respectively, of the Mortgage Loans by Initial Outstanding Pool Balance.

The Offered Certificates will be treated as ‘‘real estate assets,’’ within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as ‘‘interest on mortgages on real property,’’ within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates.’’ Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

The Offered Certificates will be treated as ‘‘regular interests’’ in the Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

It is anticipated that the Offered Certificates (other than the Class A-1D and Class XP Certificates) will be issued at a premium for federal income tax purposes and that the Class A-1D and Class XP Certificates will be issued with original issue discount. The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (the ‘‘OID Regulations’’). Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount’’ in the prospectus.

The Class XP Certificates will be treated as having been issued with original issue discount for federal income tax purposes in an amount equal to the excess of all expected distributions of interest on the Class XP Certificates (based on the Prepayment Assumption) over their issue price (including accrued interest). Accruing income in such a manner could result in the accrual of negative amounts for certain periods in the event of faster than anticipated prepayments. Such negative amounts cannot be deducted currently but may only be offset against future accruals of income on the Class XP Certificates. However, although unclear, a holder of a Class XP Certificate may be entitled to deduct a loss to the extent that its remaining tax basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments on the Mortgage Loans. Investors in the Class XP Certificates should consult their tax advisors as to the manner in which income should be accrued on the Class XP Certificates and the timing and character of any loss that could result from an investment in the Class XP Certificates. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ and ‘‘—Taxation of Regular Certificates—Original Issue Discount’’ in the Prospectus.

Whether any holder of any Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium’’ in the prospectus.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, provided that it is assumed that each ARD Loan will prepay in full on its Anticipated Repayment Date. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums and Yield Maintenance Charges only after the Servicer’s actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.

For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates’’ in the prospectus.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’) or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a ‘‘Plan’’), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the ‘‘Department’’) that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption (‘‘PTE’’) 2002-41 (the ‘‘Exemption’’), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the lead manager, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(1)    The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)    The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody’s or Fitch;

(3)    The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(4)    The sum of all payments made to and retained by the Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by each Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(5)    The Plan investing in the Certificates is an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The Trust must also meet the following requirements:

(i)    the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

(ii)    certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(iii)    certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Trust Fund, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, any Underwriter, the Trustee, the Master Servicer, the

Special Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a ‘‘sponsor’’ within the meaning of the Exemption, or any affiliate of such parties (the ‘‘Restricted Group’’).

The lead manager believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the lead manager or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See ‘‘Certain ERISA Considerations’’ in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘Legal Investment’’ in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an Underwriting Agreement (the ‘‘Underwriting Agreement’’), between the Depositor and Deutsche Bank Securities Inc. Citigroup Global Markets Inc., Barclays Capital Inc., Capmark Securities Inc., Banc of America Securities LLC and Wachovia Capital Markets, LLC (collectively, the ‘‘Underwriters’’) the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about October 30, 2006, against payment therefor in immediately available funds.

Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, one of the Sponsors, and of the Depositor. Citigroup Global Markets Inc. is an affiliate of Citigroup Global Markets Realty Corp., one of the Sponsors. Wachovia Capital Markets,LLC is an affiliate of the Wachovia Master Servicer, one of the Master Servicers.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balances or Notional Balance, as applicable, of each class of Offered Certificates set forth below, subject in each case to a variance of 5%:

Class	Deutsche Bank Securities, Inc.	Citigroup Global Markets Inc.	Barclays Capital Inc.	Banc of America Securities LLC	Capmark Securities Inc.	Wachovia Capital Markets, LLC
Class A-1	$11,827,750.00	$10,061,350.00	$1,110,900.00	$—	$—	$—
Class A-1D	$28,283,750.00	$24,059,750.00	$2,656,500.00
Class A-2	$174,176,475.00	$148,164,315.00	$16,359,210.00
Class A-3	$50,087,950.00	$42,607,630.00	$4,704,420.00
Class A-AB	$45,901,955.00	$39,046,787.00	$4,311,258.00
Class A-4	$65,309,750.00	$55,556,150.00	$6,134,100.00
Class A-5	$700,591,058.75	$595,962,194.75	$65,801,746.50	$25,000,000.00	$—	$25,000,000.00
Class A-1S	$79,693,322.50	$67,791,626.50	$7,485,051.00
Class A-M	$168,797,420.00	$143,588,588.00	$15,853,992.00
Class A-J	$139,258,900.00	$118,461,460.00	$13,079,640.00
Class A-1A	$131,133,750.00	$111,549,750.00	$12,316,500.00
Class XP	$1,752,412,000.00	$1,752,412,000.00
Class B	$11,478,574.25	$9,764,321.45	$1,078,104.30
Class C	$27,548,886.75	$23,434,633.95	$2,587,479.30
Class D	$16,069,798.25	$13,669,875.05	$1,509,326.70
Class E	$11,478,574.25	$9,764,321.45	$1,078,104.30
Class F	$13,774,700.50	$11,717,535.70	$1,293,763.80

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 103.10608% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Trustee discussed in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.’’ Except as described in this prospectus supplement under ‘‘The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,’’ there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Moody’s Investor’s Service, Inc. (‘‘Moody’s’’ and, together with S&P, the ‘‘Rating Agencies’’):

Class	S&P	Moody’s
Class A-1	AAA	Aaa
Class A-1D	AAA	Aaa
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class A-AB	AAA	Aaa
Class A-4	AAA	Aaa
Class A-5	AAA	Aaa
Class A-1S	AAA	Aaa
Class A-M	AAA	Aaa
Class A-J	AAA	Aaa
Class A-1A	AAA	Aaa
Class XP	AAA	Aaa
Class B	AA+	Aa1
Class C	AA	Aa2
Class D	AA−	Aa3
Class E	A+	A1
Class F	A	A2

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Depositor.

The ‘‘Rated Final Distribution Date’’ of each Class of Certificates is the Distribution Date in October 2048.

The Rating Agencies’ ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final

Distribution Date. The Rating Agencies’ ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, the degree to which such prepayments might differ from those originally anticipated or the extent to which the Certificateholders might experience any Net Prepayment Interest Shortfalls. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class XS and Class XP Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class XS and Class XP Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class XS and Class XP Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class XS and Class XP Certificates. Accordingly, the ratings of the Class XS and Class XP Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of any of the Offered Certificates, to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate, may be affected by changes thereon.

There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor’s request.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

INDEX OF DEFINED TERMS

1111 Marcus Avenue A Loan	S-116
1111 Marcus Avenue B Loan	S-116
1111 Marcus Avenue Loan Combination	S-116
1933 ACT	1
Advance Rate	S-216
Advances	S-216
Ala Moana Portfolio Co-Lender Agreement	S-105
Ala Moana Portfolio Companion Loans	S-104
Ala Moana Portfolio Controlling Holder	S-105
Ala Moana Portfolio Loan	S-104
Ala Moana Portfolio Loan Combination	S-104
Ala Moana Portfolio Note A Loans	S-104
Ala Moana Portfolio Pari Passu Companion Loans	S-104
Ala Moana Portfolio Subordinate Companion Loans	S-104
Ala Moana Portfolio Triggering Event of Default	S-105
Ala Moana Subordinate Companion Loan Senior Tranche	S-110
Allocated Loan Amount	S-147
Annual Debt Service	S-132
Anticipated Repayment Date	S-131
Appraisal Reduction Amount	S-169, S-189
Appraisal Reduction Event	S-189
Appraised Value	S-132
ARD Loans	S-131
Asset Status Report	S-250
Assumed Final Distribution Date	S-184
Assumed Scheduled Payment	S-173
Authenticating Agent	S-96
Available Funds	S-167
B Loan	S-98
Balloon Balance	S-132
Bankruptcy Code	S-86
Base Interest Fraction	S-184
CBE	S-207
Certificate Balance	S-162
Certificate Owners	S-194
Certificate Registrar	S-96, S-192
Certificateholder	S-192
Certificates	S-162, 1
CGCMT 2006-C4 Pooling and Servicing Agreement	S-98
CGMRC	S-78
Class	S-162
Class A Certificates	S-188
Class A Combined Certificates	S-20, S-162
Class A Combined Interest Distribution Amount	S-176
Class A-1A Group 2 Interest Distribution Amount	S-176
Clearstream	S-37, S-191
Clearstream Participants	S-194
CMBS	S-78
CMSA	S-254
Collection Account	S-219
Collection Period	S-169
Commission	S-258
Companion Loan	S-98
Consultation and Consent.	S-106
Controlling Class	S-248
Controlling Class Certificateholder	S-248
Controlling Class Representative	S-248
Corrected Mortgage Loan	S-249
CPR	S-198
Crossover Date	S-183
Current LTV	S-132
Custodian	S-96, S-227
Cut-off Date Balance	S-98
Cut-off Date Loan-to-Value Ratio	S-132
Cut-off Date LTV	S-132
Cut-off Date LTV Ratio	S-132
Debt Service Coverage Ratio	S-135
Default Interest	S-169
Default Rate	S-169
Defaulted Mortgage Loan	S-238
Defeasance	S-151
Defeasance Collateral	S-152
Defeasance Loans	S-146
Defeasance Lock-Out Period	S-146
Defeasance Option	S-151
Defeasance Period	S-146
Definitive Certificate	S-191
Department	S-261
Depositaries	S-192
Depositor	1
Determination Date	S-169
Directing Holder	S-248
Discount Rate	S-148
Distribution Account	S-219
Distribution Date	S-166
Distribution Date Statement	S-254
DSCR	S-135
DTC	S-37
Due Date	S-172

ERISA	S-261
Euroclear	S-37
Euroclear Participants	S-194
Event Date	S-149
Events of Default	S-234
Excess Interest	S-220
Excess Liquidation Proceeds	S-242
Excess Liquidation Proceeds Account	S-220
Exemption	S-261
Fair Lakes Intercreditor	S-126
Fair Lakes Office Portfolio Directing Lender	S-126
Fair Lakes Office Portfolio Loan Combination	S-125
Fair Lakes Office Portfolio Pari Passu Loan	S-125
Fair Lakes Office Portfolio Pari Passu Loan Securitization	S-126
Fair Lakes Office Portfolio Trust Loan	S-125
FDIC	S-87
Form 8-K	S-161
FPO Persons	S-1
FSMA	S-1
GAAP	S-132
GACC	S-78
GLA	S-133
Grantor Trust Distribution Account	S-220
Group 1 Principal Distribution Amount	S-173
Group 2 Principal Distribution Amount	S-173
Holders	S-195
Indirect Participants	S-193
Initial Loan Group 1 Balance	S-98
Initial Loan Group 2 Balance	S-98
Initial Outstanding Pool Balance	S-98
Initial Purchasers	1
Initial Rate	S-131
Interest Accrual Amount	S-169
Interest Accrual Period	S-170
Interest Rate	S-133
Interest Reserve Account	S-219
Interest Shortfall	S-170
JER	S-91
Liquidation Fee	S-252
Liquidation Fee Rate	S-252
Liquidation Proceeds	S-252
Loan Combination	S-98
Loan Group 1	S-98
Loan Group 2	S-98
Loan Group 2 Interest Distribution Amount	S-176
Loan Groups	S-98
Loan-to-Value Ratio	S-132
Lock-Out Period	S-146
Lower-Tier Distribution Account	S-220
Lower-Tier REMIC	S-259
LTV	S-132
LTV Ratio at Maturity	S-132
MAI	S-103
Master Servicer Prepayment Interest Shortfall	S-187
Master Servicer Remittance Date	S-215
Master Servicing Fee	S-246
Master Servicing Fee Rate	S-246
Modeling Assumptions	S-199
Modification	S-242
Modified Mortgage Loan	S-191
Monthly Payment	S-168
Moody’s	S-220, S-265
Mortgage	S-99
Mortgage Loan	S-98, 1
Mortgage Loan Documents	S-227
Mortgage Loan Purchase Agreement	S-100
Mortgage Loan Purchase Agreements	S-227
Mortgage Loans	S-98
Mortgage Pool	S-98
Mortgage Rate	S-133, S-172
Mortgaged Properties	S-98, 1
Mortgaged Property	S-98
Net Default Interest	S-169
Net Mortgage Pass-Through Rate	S-172
Net Operating Income	S-135
Net Prepayment Interest Excess	S-188
Net Prepayment Interest Shortfall	S-187
Net REO Proceeds	S-169
NOI	S-135
Nonrecoverable Advance	S-217
Note	S-98
Notional Balance	S-163
NRA	S-133
Occupancy Rate	S-133
Offered Certificates	S-162
OID Regulations	S-260
Open Date	S-148
Option Price	S-239

Pads	S-135
Pari Passu Companion Loan	S-98
Participants	S-191
Pass-Through Rate	S-170
Paying Agent	S-96
PCIS Persons	S-1
Percentage Interest	S-167
Permitted Prepayment Discount Rate	S-148
Permitted Prepayment Treasury Rate	S-148
Permitted Prepayment Yield Maintenance Amount	S-148
Plan	S-261
Planned Principal Balance	S-183
Pooling and Servicing Agreement	S-213
Prepayment Interest Excess	S-187
Prepayment Interest Shortfall	S-186
Prepayment Premium	S-150
Present Value Yield Differential	S-149
Principal Balance Certificate	S-162
Principal Balance Certificates	S-162
Principal Distribution Amount	S-172
Principal Prepayments	S-169
Private Certificates	S-162
Property Advances	S-215
PTE	S-35, S-261
Purchase Option	S-239
P&I Advance	S-215
Qualified Substitute Mortgage Loan	S-231
Rated Final Distribution Date	S-17, S-185, S-265
Rating Agencies	S-265
Realized Loss	S-185
Record Date	S-167
Regular Certificates	S-259
Related Proceeds	S-217
Release Date	S-151
Relevant Persons	S-1
REMIC Regulations	S-259
Removal and Replacement of the Special Servicer	S-108
Removed Mortgage Loan	S-230
REO Account	S-162
REO Loan	S-173
REO Property	S-162
REO Tax	S-241
Replacement Mortgage Loan	S-230
Repurchase Price	S-230
Request for Approval	S-251
Reserve Accounts	S-99
Restricted Group	S-263
Revised Rate	S-131
Rooms	S-135
Rules	S-193
Scheduled Principal Payment(s)	S-150
Serviced Companion Loan	S-98
Serviced Loan Combination	S-98
Servicing Compensation	S-246
Servicing Fee	S-246
Servicing Fee Rate	S-133, S-246
Servicing Transfer Event	S-249
ShopKo Burlington Property	S-153
ShopKo Portfolio Co-Lender Agreement	S-129
ShopKo Portfolio Controlling Party	S-129
ShopKo Portfolio Loan	S-128
ShopKo Portfolio Loan Combination	S-128
ShopKo Portfolio Pari Passu Loans	S-128
Similar Law	S-261
Single-Tenant Mortgage Loan	S-160
Small Loan Appraisal Estimate	S-190
Special Servicer Servicing Standard	S-214
Special Servicing Fee	S-252
Specially Serviced Mortgage Loan	S-248
Specified U.S. Treasury Security	S-150
Spectrum Centre A Loan	S-122
Spectrum Centre B Loan	S-122
Spectrum Centre Loan Combination	S-122
Sq. Ft	S-134
Square Feet	S-134
Stated Principal Balance	S-186
Subordinate Certificates	S-188
Subordinate Companion Loan	S-98
Sub-Servicing Entity	S-236
S&P	S-265
Term to Maturity	S-134
Terms and Conditions	S-194
Treasury Regulations	S-259
Trust	S-86, 1
Trust Fund	S-98
Trust REMICs	S-259
Trustee	S-93
Two Gateway A Loan	S-110

Two Gateway B Loan	S-110
Two Gateway Loan Combination	S-110
Underwriters	S-263
Underwriting Agreement	S-263
Underwritten NCF	S-134
Underwritten NCF DSCR	S-135
Underwritten Net Cash Flow	S-134
Units	S-135
Unliquidated Advance	S-219
Unscheduled Payments	S-168
Updated Appraisal	S-190
Upper-Tier Distribution Account	S-220
Upper-Tier REMIC	S-259
UW NCF	S-134
UW NCF DSCR	S-135
UW Revenue	S-136
Voting Rights	S-238
Wachovia	S-88
Weighted Amortization Product	S-150
Weighted Average Life to Maturity	S-150
Weighted Average Net Mortgage Pass-Through Rate	S-172
Withheld Amounts	S-219
Workout Fee	S-252
Workout Fee Rate	S-252
Workout-Delayed Reimbursement Amount	S-218
Yield Determination Date	S-149
Yield Differential	S-149
Yield Maintenance Charge	S-147
Yield Maintenance Loans	S-147
Yield Maintenance Lock-Out Period	S-146
Yield Maintenance Period	S-147
Yield Rate	S-149, S-150
Yield Rate Determination Date	S-150
YMP Due Date	S-148

ANNEX A-1

Certain Characteristics of the Mortgage Loans

A-1-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

CD 2006-CD3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                % OF                     % OF APPLICABLE                 MORTGAGE
                                                             INITIAL POOL   LOAN GROUP      LOAN GROUP        # OF         LOAN
 ID     PROPERTY NAME                                          BALANCE        1 OR 2         BALANCE       PROPERTIES   SELLER (1)
----------------------------------------------------------------------------------------------------------------------------------

  1     Ala Moana Portfolio                                     8.40%           1             9.49%             4          CGM
 1.1    Ala Moana Center                                        7.93%                         8.96%             1          CGM
 1.2    Ala Moana Building                                      0.26%                         0.29%             1          CGM
 1.3    Ala Moana Pacific Center                                0.17%                         0.20%             1          CGM
 1.4    Ala Moana Plaza                                         0.03%                         0.04%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
  2     ShopKo Portfolio                                        7.24%           1             8.17%            112       CGM/BCRE
 2.1    10808 South 132nd Street                                0.19%                         0.21%             1        CGM/BCRE
 2.2    700 Pilgrim Way                                         0.19%                         0.21%             1        CGM/BCRE
 2.3    1717 Lawrence Drive                                     0.14%                         0.16%             1        CGM/BCRE
 2.4    301 Bay Park Square                                     0.12%                         0.13%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
 2.5    55 Lake Boulevard                                       0.11%                         0.12%             1        CGM/BCRE
 2.6    217 West Ironwood Drive                                 0.11%                         0.12%             1        CGM/BCRE
 2.7    1001 East Gowen Road                                    0.11%                         0.12%             1        CGM/BCRE
 2.8    801 West Central Entrance (Highway 53)                  0.10%                         0.11%             1        CGM/BCRE
 2.9    4161 Second Street South (Highway 23)                   0.10%                         0.11%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.10    7401 Mineral Point Road                                 0.09%                         0.10%             1        CGM/BCRE
2.11    1000 West Northland Avenue                              0.09%                         0.10%             1        CGM/BCRE
2.12    2201 Zeier Road                                         0.09%                         0.10%             1        CGM/BCRE
2.13    1850 Madison Avenue                                     0.09%                         0.10%             1        CGM/BCRE
2.14    2820 Highway 63 South                                   0.09%                         0.10%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.15    3708 Highway 63 North                                   0.09%                         0.10%             1        CGM/BCRE
2.16    3200 Broadway Street                                    0.09%                         0.10%             1        CGM/BCRE
2.17    2430 East Mason Street                                  0.09%                         0.10%             1        CGM/BCRE
2.18    867 North Columbia Center Boulevard                     0.08%                         0.09%             1        CGM/BCRE
2.19    14445 West Center Road                                  0.08%                         0.09%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.20    5646 North 90th Street                                  0.08%                         0.09%             1        CGM/BCRE
2.21    616 West Johnson Street                                 0.08%                         0.09%             1        CGM/BCRE
2.22    1150 West Washington Street                             0.08%                         0.09%             1        CGM/BCRE
2.23    1601 West 41st Street                                   0.08%                         0.09%             1        CGM/BCRE
2.24    1845 Haines Avenue                                      0.08%                         0.09%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.25    699 Green Bay Road                                      0.08%                         0.09%             1        CGM/BCRE
2.26    955 West Clairemont Avenue                              0.08%                         0.09%             1        CGM/BCRE
2.27    1100 East Riverview Expressway                          0.07%                         0.08%             1        CGM/BCRE
2.28    2510 South Reserve Street                               0.07%                         0.08%             1        CGM/BCRE
2.29    1300 Koeller Street                                     0.07%                         0.08%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.30    800 East Maes Street                                    0.07%                         0.08%             1        CGM/BCRE
2.31    North 9520 Newport Highway                              0.07%                         0.08%             1        CGM/BCRE
2.32    4801 Washington Avenue                                  0.07%                         0.08%             1        CGM/BCRE
2.33    4515 South Regal Street                                 0.07%                         0.08%             1        CGM/BCRE
2.34    1306 North Central Avenue                               0.07%                         0.08%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.35    2500 US Highway 14                                      0.07%                         0.08%             1        CGM/BCRE
2.36    1209 18th Avenue Northwest                              0.07%                         0.08%             1        CGM/BCRE
2.37    501 Highway 10 Southeast                                0.07%                         0.08%             1        CGM/BCRE
2.38    1400 Big Thunder Boulevard                              0.07%                         0.08%             1        CGM/BCRE
2.39    2101 West Broadway                                      0.07%                         0.08%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.40    2208 North Webb Road                                    0.07%                         0.08%             1        CGM/BCRE
2.41    5300 52nd Street                                        0.07%                         0.08%             1        CGM/BCRE
2.42    905 South 24th Street West                              0.07%                         0.08%             1        CGM/BCRE
2.43    701 South Church Street                                 0.07%                         0.08%             1        CGM/BCRE
2.44    1964 West Morton Avenue                                 0.07%                         0.08%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.45    4200 South 27th Street                                  0.07%                         0.08%             1        CGM/BCRE
2.46    1710 South Main Street                                  0.07%                         0.07%             1        CGM/BCRE
2.47    1578 Appleton Road                                      0.07%                         0.07%             1        CGM/BCRE
2.48    2761 Prairie Avenue                                     0.07%                         0.07%             1        CGM/BCRE
2.49    9366 State Highway 16                                   0.07%                         0.07%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.50    2602 Shopko Drive                                       0.06%                         0.07%             1        CGM/BCRE
2.51    518 South Taylor Drive                                  0.06%                         0.07%             1        CGM/BCRE
2.52    1553 West 9000 South                                    0.06%                         0.07%             1        CGM/BCRE
2.53    2290 South 1300 East                                    0.06%                         0.07%             1        CGM/BCRE
2.54    405 Cottonwood Drive                                    0.06%                         0.07%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.55    5801 Summit View Avenue                                 0.06%                         0.07%             1        CGM/BCRE
2.56    1900 North Main Street                                  0.06%                         0.07%             1        CGM/BCRE
2.57    1771 Wisconsin Avenue                                   0.06%                         0.07%             1        CGM/BCRE
2.58    4344 Mormon Coulee Road (State Highway 14)              0.06%                         0.07%             1        CGM/BCRE
2.59    1200 Susan Drive                                        0.06%                         0.07%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.60    2677 South Prairie View Road                            0.06%                         0.07%             1        CGM/BCRE
2.61    230 North Wisconsin Street                              0.06%                         0.07%             1        CGM/BCRE
2.62    3415 Calumet Avenue                                     0.06%                         0.07%             1        CGM/BCRE
2.63    700 9th Avenue Southeast                                0.06%                         0.07%             1        CGM/BCRE
2.64    1105 East Grand Avenue                                  0.06%                         0.07%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.65    1200 Main Street (State Highway 10)                     0.06%                         0.07%             1        CGM/BCRE
2.66    125 Main Street                                         0.06%                         0.07%             1        CGM/BCRE
2.67    190 South 500 West                                      0.06%                         0.07%             1        CGM/BCRE
2.68    500 North Highway 281                                   0.06%                         0.07%             1        CGM/BCRE
2.69    301 Northwest Bypass                                    0.06%                         0.06%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.70    3101 North Montana Avenue                               0.06%                         0.06%             1        CGM/BCRE
2.71    South 1450 Grand Avenue                                 0.06%                         0.06%             1        CGM/BCRE
2.72    500 South Carpenter Avenue                              0.06%                         0.06%             1        CGM/BCRE
2.73    4060 Riverdale Road                                     0.06%                         0.06%             1        CGM/BCRE
2.74    615 South Monroe                                        0.06%                         0.06%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.75    1150 North Main Street                                  0.06%                         0.06%             1        CGM/BCRE
2.76    2655 Broadway Avenue                                    0.05%                         0.06%             1        CGM/BCRE
2.77    4850 West 3500 South                                    0.05%                         0.06%             1        CGM/BCRE
2.78    1001 South Highway 15 (State Street)                    0.05%                         0.06%             1        CGM/BCRE
2.79    1450 East Geneva Street                                 0.05%                         0.06%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.80    601 Galvin Road South                                   0.05%                         0.06%             1        CGM/BCRE
2.81    1018 Washington Boulevard                               0.05%                         0.06%             1        CGM/BCRE
2.82    1777 Paulson Road                                       0.05%                         0.06%             1        CGM/BCRE
2.83    405 West 8th Street                                     0.05%                         0.06%             1        CGM/BCRE
2.84    2610 North Bridge Avenue                                0.05%                         0.06%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.85    2005 Krenzien Drive                                     0.05%                         0.06%             1        CGM/BCRE
2.86    510 East Philip Avenue                                  0.05%                         0.06%             1        CGM/BCRE
2.87    2530 First Avenue North                                 0.05%                         0.06%             1        CGM/BCRE
2.88    1755 North Humiston Avenue                              0.05%                         0.06%             1        CGM/BCRE
2.89    2100 Caldwell Boulevard                                 0.05%                         0.06%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.90    900 West Memorial Drive                                 0.05%                         0.05%             1        CGM/BCRE
2.91    2741 Roosevelt Street                                   0.05%                         0.05%             1        CGM/BCRE
2.92    2266 North University Parkway                           0.05%                         0.05%             1        CGM/BCRE
2.93    1649 Pole Line Road East                                0.05%                         0.05%             1        CGM/BCRE
2.94    320 County Road O                                       0.04%                         0.05%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.95    4215 Yellowstone Highway                                0.04%                         0.05%             1        CGM/BCRE
2.96    800 East 17th Street                                    0.04%                         0.05%             1        CGM/BCRE
2.97    1350 North Galena Avenue                                0.04%                         0.04%             1        CGM/BCRE
2.98    1600 Rose Street                                        0.04%                         0.04%             1        CGM/BCRE
2.99    2530 Rudkin Road                                        0.04%                         0.04%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.100   555 West South Street                                   0.04%                         0.04%             1        CGM/BCRE
2.101   955 North Main Street                                   0.04%                         0.04%             1        CGM/BCRE
2.102   1341 North Main Street                                  0.04%                         0.04%             1        CGM/BCRE
2.103   747 South Main Street                                   0.04%                         0.04%             1        CGM/BCRE
2.104   1425 Janesville Avenue                                  0.03%                         0.04%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.105   2120 Thain Grade                                        0.03%                         0.04%             1        CGM/BCRE
2.106   3705 Monroe Road                                        0.03%                         0.03%             1        CGM/BCRE
2.107   2585 Lineville Road                                     0.03%                         0.03%             1        CGM/BCRE
2.108   1190 North 6th Street                                   0.03%                         0.03%             1        CGM/BCRE
2.109   1450 West Main Avenue                                   0.02%                         0.03%             1        CGM/BCRE
----------------------------------------------------------------------------------------------------------------------------------
2.110   East 13414 Sprague Avenue                               0.02%                         0.03%             1        CGM/BCRE
2.111   313 North Roosevelt Avenue                              0.02%                         0.02%             1        CGM/BCRE
2.112   1011 North Wisconsin Street                             0.02%                         0.02%             1        CGM/BCRE
  3     High Point Furniture Mart                               5.46%           1             6.17%             1          GACC
  4     InterContinental Boston Hotel                           4.90%           1             5.54%             1          GACC
----------------------------------------------------------------------------------------------------------------------------------
  5     Fair Lakes Office Portfolio                             3.99%           1             4.51%             9          GACC
 5.1    Hyatt Plaza                                             0.90%                         1.02%             1          GACC
 5.2    Fair Lakes VII                                          0.59%                         0.66%             1          GACC
 5.3    Fair Lakes II                                           0.54%                         0.61%             1          GACC
 5.4    Fair Lakes I                                            0.43%                         0.48%             1          GACC
----------------------------------------------------------------------------------------------------------------------------------
 5.5    Fair Lakes Court North                                  0.36%                         0.41%             1          GACC
 5.6    Fair Lakes Court South                                  0.36%                         0.41%             1          GACC
 5.7    Fair Lakes V                                            0.33%                         0.38%             1          GACC
 5.8    Fair Lakes IV                                           0.26%                         0.29%             1          GACC
 5.9    Fair Lakes III                                          0.22%                         0.25%             1          GACC
----------------------------------------------------------------------------------------------------------------------------------
  6     Two Gateway                                             3.64%           1             4.11%             1        Capmark
  7     1111 Marcus Avenue                                      2.80%           1             3.16%             1        Capmark
  8     White Plains Plaza                                      2.24%           1             2.53%             1          GACC
  9     The Hay-Adams                                           2.10%           1             2.37%             1          GACC
 10     660 South Figueroa Tower                                1.74%           1             1.96%             1          GACC
----------------------------------------------------------------------------------------------------------------------------------
 11     Washington Business Park                                1.54%           1             1.74%             1          GACC
 12     Greendale Mall                                          1.26%           1             1.42%             1        Capmark
 13     Mills Building                                          1.23%           1             1.39%             1        Capmark
 14     Lightstone MI Tranche I                                 1.14%           2             9.93%             4          CGM
14.1    Scotsdale                                               0.41%                         3.55%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
14.2    Carriage Park                                           0.31%                         2.67%             1          CGM
14.3    Macomb Manor                                            0.23%                         1.99%             1          CGM
14.4    Carriage Hill                                           0.20%                         1.72%             1          CGM
 15     Village at Century                                      1.01%           1             1.14%             1          CGM
 16     One Cabot Road Office                                   1.01%           1             1.14%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 17     St. Ives Apartments                                     1.00%           2             8.73%             1        Capmark
 18     Waterfront Hilton                                       0.98%           1             1.11%             1        Capmark
 19     Crossroads Retail (PA)                                  0.98%           1             1.11%             1        Capmark
 20     Holiday Inn Dulles                                      0.97%           1             1.10%             1          GACC
 21     Northrop Grumman Office Building                        0.94%           1             1.06%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 22     Empirian Highland                                       0.92%           2             8.03%             1          GACC
 23     Circle Point                                            0.90%           1             1.01%             1          CGM
 24     6100 Executive Boulevard                                0.82%           1             0.92%             1          GACC
 25     Embassy Suites - SeaTac                                 0.76%           1             0.86%             1          CGM
 26     Empirian Waterford Landing                              0.72%           2             6.29%             1          GACC
----------------------------------------------------------------------------------------------------------------------------------
 27     Tennyson Office Center                                  0.71%           1             0.80%             1          GACC
 28     Village at Bexley                                       0.69%           2             6.05%             1        Capmark
 29     Empirian Wildewood                                      0.69%           2             5.99%             1          GACC
 30     Corsair Building                                        0.68%           1             0.77%             1        Capmark
 31     Home Depot Jersey City                                  0.65%           1             0.74%             1          GACC
----------------------------------------------------------------------------------------------------------------------------------
 32     Fox Point in Old Farm Apartments                        0.64%           2             5.61%             1          CGM
 33     Cypress Lakes Apartments                                0.64%           2             5.61%             1        Capmark
 34     Hilton - Northbrook                                     0.63%           1             0.71%             1        Capmark
 35     Douglas Avenue Portfolio                                0.62%           1             0.70%             1          GACC
 36     Springs Industries Pool 3                               0.61%           1             0.69%             3          CGM
----------------------------------------------------------------------------------------------------------------------------------
36.1    Springs Industries Calhoun                              0.22%                         0.25%             1          CGM
36.2    Springs Industries Dalton                               0.20%                         0.23%             1          CGM
36.3    Springs Industries Piedmont                             0.19%                         0.22%             1          CGM
 37     Plaza Colonial                                          0.59%           1             0.66%             1        Capmark
 38     Diamond Bar Portfolio                                   0.56%           1             0.64%             2          GACC
----------------------------------------------------------------------------------------------------------------------------------
38.1    21015 & 21073 Pathfinder Road                           0.35%                         0.40%             1          GACC
38.2    1400 Montefino Avenue                                   0.21%                         0.24%             1          GACC
 39     Briarcliff Corporate Campus                             0.56%           1             0.63%             1          GACC
 40     Enterprise Drive Distribution Center                    0.55%           1             0.62%             1          CGM
 41     Paces Park Apartments                                   0.55%           2             4.76%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 42     Healthpoint Wellness Center                             0.54%           1             0.61%             1          CGM
 43     234 East Colorado Office                                0.53%           1             0.60%             1        Capmark
 44     Keystone Industrial Park                                0.53%           1             0.59%             1        Capmark
 45     Courtyard by Marriott Penn Square                       0.53%           1             0.59%             1        Capmark
 46     Springs Industries Pool 1                               0.51%           1             0.57%             5          CGM
----------------------------------------------------------------------------------------------------------------------------------
46.1    460 Beaver Creek Drive                                  0.17%                         0.19%             1          CGM
46.2    8467 & 8601 Route 405 South                             0.11%                         0.13%             1          CGM
46.3    2251 Catawba River Road                                 0.11%                         0.12%             1          CGM
46.4    1560 Industrial Boulevard                               0.07%                         0.08%             1          CGM
46.5    765 1/2 South Erwin Street                              0.05%                         0.06%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 47     The Bridge                                              0.51%           1             0.57%             1          CGM
 48     501 Continental Blvd                                    0.50%           1             0.56%             1        Capmark
 49     InterContinental Boston Parking                         0.48%           1             0.54%             1          GACC
 50     Moody Texas Hotel Portfolio                             0.47%           1             0.53%             3          CGM
50.1    TownePlace Suites Dallas Plano                          0.17%                         0.19%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
50.2    Hampton Inn I-10 West                                   0.16%                         0.18%             1          CGM
50.3    Homewood Suites Bedford                                 0.14%                         0.15%             1          CGM
 51     Mearns Park                                             0.46%           1             0.52%             1          GACC
 52     The Court Apartments                                    0.45%           2             3.95%             1        Capmark
 53     Summit Square Retail Plaza                              0.45%           1             0.51%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 54     Millville Town Center                                   0.43%           1             0.49%             1          CGM
 55     Mission Briley Parkway Apartments                       0.41%           2             3.55%             1          GACC
 56     Doylestown Office Building                              0.41%           1             0.46%             1          GACC
 57     Crums Mill Portfolio                                    0.41%           1             0.46%             1          CGM
 58     300 Westage Business Center                             0.41%           1             0.46%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 59     Mi Pueblo Shopping Center                               0.39%           1             0.44%             1          GACC
 60     Morrison Building                                       0.37%           1             0.42%             1          CGM
 61     Lakeview Office Center                                  0.36%           1             0.41%             1          CGM
 62     Golden Wheel Manufactured Housing Community             0.36%           2             3.17%             1        Capmark
 63     Presbyterian Allen MOB II                               0.34%           1             0.38%             1          GACC
----------------------------------------------------------------------------------------------------------------------------------
 64     Shops at Dowlen                                         0.34%           1             0.38%             1          GACC
 65     Jetplex Circle Business Park                            0.34%           1             0.38%             1          CGM
 66     Doubletree - Alsip                                      0.34%           1             0.38%             1        Capmark
 67     Coastal Building                                        0.33%           1             0.37%             1          CGM
 68     Hampton Inn & Suites - Santa Ana                        0.33%           1             0.37%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 69     Prescott Lakes Apartments                               0.32%           1             0.36%             1          GACC
 70     Mission Battleground Park                               0.31%           2             2.73%             1          GACC
 71     The Winston Lofts                                       0.31%           2             2.73%             1          GACC
 72     Broadmoor Country Club                                  0.31%           2             2.73%             1          CGM
 73     Delray Town Center                                      0.31%           1             0.34%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 74     Bare Cove Office Park                                   0.30%           1             0.34%             1          CGM
 75     Plaza at Coral Springs                                  0.30%           1             0.34%             1        Capmark
 76     Heron Building                                          0.30%           1             0.34%             1          GACC
 77     ITT Building Portfolio                                  0.29%           1             0.33%             3          CGM
77.1    ITT Building                                            0.11%                         0.13%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
77.2    Centura Office                                          0.09%                         0.10%             1          CGM
77.3    Military Circle East Building                           0.09%                         0.10%             1          CGM
 78     One Corporate Plaza                                     0.29%           1             0.32%             1          GACC
 79     Avondale Village                                        0.28%           1             0.32%             1          CGM
 80     Carmax                                                  0.26%           1             0.30%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 81     Cartersville Physicians Center                          0.26%           1             0.30%             1          GACC
 82     Holiday Inn - El Paso                                   0.26%           1             0.29%             1        Capmark
 83     University Plains Apartments                            0.26%           2             2.27%             1          GACC
 84     80 Field Point Road                                     0.25%           1             0.29%             1          GACC
 85     Devon Professional Ctr and Pier One                     0.25%           1             0.28%             2        Capmark
----------------------------------------------------------------------------------------------------------------------------------
85.1    Devon Professional Buildings                            0.13%                         0.15%             1        Capmark
85.2    Pier 1 Imports                                          0.12%                         0.14%             1        Capmark
 86     1700-1710 Connecticut Avenue                            0.25%           1             0.28%             1          GACC
 87     Forest Ridge Apartments                                 0.25%           2             2.20%             1          GACC
 88     Courtyard by Marriott - West Homestead                  0.25%           1             0.28%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 89     Bank of America Plaza                                   0.25%           1             0.28%             1          CGM
 90     Rite Aid (Pittsburgh)                                   0.25%           1             0.28%             1        Capmark
 91     Comfort Inn - Jacksonville (Equity Inns)                0.24%           1             0.27%             1        Capmark
 92     Sequoia Business Park                                   0.24%           1             0.27%             1          CGM
 93     Residence Inn - Raleigh                                 0.23%           1             0.26%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 94     2020 Hurley Way                                         0.22%           1             0.25%             1          CGM
 95     Wickes Furniture                                        0.22%           1             0.25%             1        Capmark
 96     The Cascades                                            0.22%           1             0.25%             1          CGM
 97     Jersey Boulevard                                        0.22%           1             0.24%             1          CGM
 98     Macdade Terrace Apartments                              0.21%           2             1.84%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 99     Courtyard - Altoona                                     0.21%           1             0.24%             1        Capmark
 100    2296 Henderson Mill                                     0.21%           1             0.24%             1          CGM
 101    Levitz Hawthorne - Wilkie and 120th                     0.21%           1             0.24%             1        Capmark
 102    Northport Corners Shopping Center                       0.21%           1             0.24%             1        Capmark
 103    Century City Central Plant                              0.21%           1             0.23%             1          GACC
----------------------------------------------------------------------------------------------------------------------------------
 104    Homestead Garden Apartments                             0.20%           2             1.76%             1          CGM
 105    Kress Payless Building                                  0.20%           1             0.23%             1          CGM
 106    Hampton Inn - Naperville (Equity Inns)                  0.20%           1             0.23%             1        Capmark
 107    Hampton Inn - Ann Arbor (Equity Inns)                   0.20%           1             0.22%             1        Capmark
 108    Spectrum Centre                                         0.20%           1             0.22%             1          GACC
----------------------------------------------------------------------------------------------------------------------------------
 109    2515 Shader Road Industrial                             0.20%           1             0.22%             1        Capmark
 110    Namco Plaza                                             0.20%           1             0.22%             1          CGM
 111    Mission Stadler Place Apartments                        0.19%           2             1.68%             1          GACC
 112    Sun Center                                              0.19%           1             0.22%             1          GACC
 113    Burleson Shopping Center                                0.19%           1             0.21%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 114    Residence Inn - Milford                                 0.19%           1             0.21%             1        Capmark
 115    Springpointe Executive Center                           0.18%           1             0.21%             1        Capmark
 116    Hampton Inn - Indianapolis (Equity Inns)                0.18%           1             0.21%             1        Capmark
 117    Brookdale Shopping Center                               0.18%           1             0.21%             1        Capmark
 118    Holiday Inn Express and Suites                          0.18%           1             0.21%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 119    Palo Verde Square                                       0.18%           1             0.20%             1        Capmark
 120    Audubon Park Apartments                                 0.18%           2             1.55%             1          CGM
 121    44-01 21st Street                                       0.18%           1             0.20%             1          GACC
 122    Ross Plaza                                              0.17%           1             0.19%             1        Capmark
 123    Dillards - Cincinnati, OH                               0.17%           1             0.19%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 124    Broad Bay Country Club                                  0.17%           1             0.19%             1        Capmark
 125    1325 E Flamingo                                         0.17%           1             0.19%             1        Capmark
 126    SpringHill Suites - Manchester Airport                  0.17%           1             0.19%             1        Capmark
 127    Gallery Row                                             0.17%           1             0.19%             1        Capmark
 128    Borders Books - Montclair                               0.16%           1             0.18%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 129    Mercado del Lago                                        0.16%           1             0.18%             1        Capmark
 130    611 Church Street                                       0.16%           1             0.18%             1          CGM
 131    TownePlace Suites - Manchester                          0.16%           1             0.18%             1        Capmark
 132    Hampton Inn - Milford (Equity Inns)                     0.16%           1             0.18%             1        Capmark
 133    North Park Place Apartments                             0.15%           2             1.33%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 134    Des Moines Portfolio- Crescent Chase Apartments         0.15%           2             1.30%             1        Capmark
 135    Sierra Court Shopping Center                            0.15%           1             0.17%             1          CGM
 136    Rimrock Plaza                                           0.15%           1             0.17%             1          CGM
 137    Unity Health and Resource Center                        0.15%           1             0.17%             1          CGM
 138    St. Joseph Medical Plaza                                0.15%           1             0.16%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 139    Des Moines Portfolio - Colonial Village Apartments      0.14%           2             1.22%             1        Capmark
 140    516 - 544 Raymond Boulevard                             0.14%           1             0.16%             1          CGM
 141    Henrietta Shopping Center                               0.14%           1             0.16%             1          CGM
 142    Fairfield Inn & Suites - Butler                         0.14%           1             0.15%             1        Capmark
 143    Colonial Crossing Retail                                0.14%           1             0.15%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 144    Jackson Pediatrics                                      0.13%           1             0.15%             1        Capmark
 145    Courtyard by Marriott - Raleigh                         0.13%           1             0.15%             1        Capmark
 146    Monsey Marketplace                                      0.13%           1             0.15%             1          GACC
 147    Cross Creek Retail (IN)                                 0.13%           1             0.15%             1        Capmark
 148    CVS - Watertown, MA                                     0.13%           1             0.14%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 149    Palmetto Glades Retail                                  0.13%           1             0.14%             1        Capmark
 150    Presque Isle and Eastern Ave                            0.13%           1             0.14%             1        Capmark
 151    Forest Park MHC                                         0.13%           2             1.10%             1        Capmark
 152    Square Barn Commons                                     0.12%           1             0.14%             1        Capmark
 153    Hampton Inn - College Station (Equity Inns)             0.12%           1             0.14%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 154    Atlanthub                                               0.12%           1             0.14%             1          GACC
 155    Walgreens (Garden Grove)                                0.12%           1             0.13%             1        Capmark
 156    Aztec Square                                            0.11%           1             0.13%             1          CGM
 157    The Shoppes at the Creek                                0.11%           1             0.13%             1          CGM
 158    Post Plaza Shopping Center                              0.11%           1             0.12%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 159    Hampton Inn - Meriden (Equity Inns)                     0.11%           1             0.12%             1        Capmark
 160    Circuit City - Florence, SC                             0.10%           1             0.12%             1          CGM
 161    9343 North Loop                                         0.10%           1             0.12%             1        Capmark
 162    3829 Crenshaw Boulevard                                 0.10%           1             0.11%             1          GACC
 163    Hampton Inn - Austin (Equity Inns)                      0.10%           1             0.11%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 164    Owens Place                                             0.10%           1             0.11%             1        Capmark
 165    Canoga Plaza                                            0.10%           1             0.11%             1          GACC
 166    Shops at Colony Crossing                                0.10%           1             0.11%             1        Capmark
 167    McKendree Garage                                        0.09%           1             0.11%             1        Capmark
 168    Southwest Professional Plaza                            0.09%           1             0.11%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 169    Parkview Apartments                                     0.09%           2             0.80%             1          GACC
 170    218 Knickerbocker Avenue                                0.09%           1             0.10%             1          GACC
 171    17 Maple Drive                                          0.09%           1             0.10%             1          CGM
 172    Dairyland Square                                        0.09%           1             0.10%             1          CGM
 173    Snug Harbor MHC                                         0.09%           2             0.78%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 174    Hampton Inn - Knoxville (Equity Inns)                   0.09%           1             0.10%             1        Capmark
 175    Crittenden Garage                                       0.09%           1             0.10%             1          GACC
 176    Woodgate MHC                                            0.09%           1             0.10%             1        Capmark
 177    Central Plaza Retail                                    0.09%           1             0.10%             1        Capmark
 178    PBC Shell Lane                                          0.08%           1             0.09%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 179    Des Moines Portfolio- Robin Hill Apartments             0.08%           2             0.71%             1        Capmark
 180    Des Moines Portfolio - Plaza Manor Apartments           0.08%           2             0.68%             1        Capmark
 181    Brown's Creek Shopping Center                           0.07%           1             0.08%             1          GACC
 182    50 Cutler Avenue                                        0.07%           1             0.08%             1        Capmark
 183    Boston Sports Club                                      0.07%           1             0.08%             1          CGM
----------------------------------------------------------------------------------------------------------------------------------
 184    Oxmoor Ridge Apartments                                 0.07%           1             0.08%             1        Capmark
 185    AC Moore-Pennsdale                                      0.07%           1             0.08%             1        Capmark
 186    Des Moines Portfolio- Ingersoll Towers Apartments       0.06%           2             0.55%             1        Capmark
 187    Inland Center                                           0.06%           1             0.07%             1          GACC
 188    Getzville Plaza                                         0.06%           1             0.07%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------
 189    Broadmark                                               0.06%           1             0.07%             1          GACC
 190    Shoppes at Thomsen Mile                                 0.06%           1             0.07%             1        Capmark
 191    Sentry Plaza                                            0.05%           1             0.06%             1        Capmark
 192    Des Moines Portfolio- Woodland West Apartments          0.04%           2             0.34%             1        Capmark
----------------------------------------------------------------------------------------------------------------------------------

                                                                                CUT-OFF
                                                                ORIGINAL         DATE        MATURITY / ARD
 ID     PROPERTY NAME                                           BALANCE         BALANCE     BALANCE (10)(11)
----------------------------------------------------------------------------------------------------------------

  1     Ala Moana Portfolio                                    300,000,000    300,000,000        300,000,000
 1.1    Ala Moana Center                                       283,322,601    283,322,601
 1.2    Ala Moana Building                                       9,272,376      9,272,376
 1.3    Ala Moana Pacific Center                                 6,181,584      6,181,584
 1.4    Ala Moana Plaza                                          1,223,439      1,223,439
----------------------------------------------------------------------------------------------------------------
  2     ShopKo Portfolio                                       259,241,258    258,407,576        223,616,541
 2.1    10808 South 132nd Street                                 6,786,563      6,764,738
 2.2    700 Pilgrim Way                                          6,713,979      6,692,388
 2.3    1717 Lawrence Drive                                      5,008,266      4,992,160
 2.4    301 Bay Park Square                                      4,188,071      4,174,603
----------------------------------------------------------------------------------------------------------------
 2.5    55 Lake Boulevard                                        3,865,075      3,852,645
 2.6    217 West Ironwood Drive                                  3,810,637      3,798,382
 2.7    1001 East Gowen Road                                     3,792,491      3,780,295
 2.8    801 West Central Entrance (Highway 53)                   3,629,178      3,617,507
 2.9    4161 Second Street South (Highway 23)                    3,484,011      3,472,807
----------------------------------------------------------------------------------------------------------------
2.10    7401 Mineral Point Road                                  3,277,148      3,266,609
2.11    1000 West Northland Avenue                               3,244,485      3,234,051
2.12    2201 Zeier Road                                          3,121,093      3,111,056
2.13    1850 Madison Avenue                                      3,066,655      3,056,794
2.14    2820 Highway 63 South                                 3,066,655.41   3,056,793.50
----------------------------------------------------------------------------------------------------------------
2.15    3708 Highway 63 North                                    3,066,655      3,056,794
2.16    3200 Broadway Street                                     3,055,768      3,045,941
2.17    2430 East Mason Street                                   3,048,510      3,038,706
2.18    867 North Columbia Center Boulevard                      3,012,218      3,002,531
2.19    14445 West Center Road                                   2,939,634      2,930,181
----------------------------------------------------------------------------------------------------------------
2.20    5646 North 90th Street                                   2,939,634      2,930,181
2.21    616 West Johnson Street                                  2,939,634      2,930,181
2.22    1150 West Washington Street                              2,936,005      2,926,563
2.23    1601 West 41st Street                                    2,903,342      2,894,006
2.24    1845 Haines Avenue                                       2,776,321      2,767,393
----------------------------------------------------------------------------------------------------------------
2.25    699 Green Bay Road                                       2,721,884      2,713,130
2.26    955 West Clairemont Avenue                               2,721,884      2,713,130
2.27    1100 East Riverview Expressway                           2,685,592      2,676,955
2.28    2510 South Reserve Street                                2,631,154      2,622,693
2.29    1300 Koeller Street                                      2,602,121      2,593,753
----------------------------------------------------------------------------------------------------------------
2.30    800 East Maes Street                                     2,591,233      2,582,900
2.31    North 9520 Newport Highway                               2,540,425      2,532,255
2.32    4801 Washington Avenue                                   2,518,650      2,510,550
2.33    4515 South Regal Street                                  2,511,391      2,503,315
2.34    1306 North Central Avenue                                2,467,841      2,459,905
----------------------------------------------------------------------------------------------------------------
2.35    2500 US Highway 14                                       2,467,841      2,459,905
2.36    1209 18th Avenue Northwest                               2,449,695      2,441,817
2.37    501 Highway 10 Southeast                                 2,440,622      2,432,774
2.38    1400 Big Thunder Boulevard                               2,431,549      2,423,730
2.39    2101 West Broadway                                       2,431,549      2,423,730
----------------------------------------------------------------------------------------------------------------
2.40    2208 North Webb Road                                     2,431,549      2,423,730
2.41    5300 52nd Street                                         2,431,549      2,423,730
2.42    905 South 24th Street West                               2,431,549      2,423,730
2.43    701 South Church Street                                  2,424,291      2,416,495
2.44    1964 West Morton Avenue                                  2,406,145      2,398,407
----------------------------------------------------------------------------------------------------------------
2.45    4200 South 27th Street                                   2,387,999      2,380,320
2.46    1710 South Main Street                                   2,369,853      2,362,232
2.47    1578 Appleton Road                                       2,358,966      2,351,380
2.48    2761 Prairie Avenue                                      2,358,966      2,351,380
2.49    9366 State Highway 16                                    2,340,820      2,333,292
----------------------------------------------------------------------------------------------------------------
2.50    2602 Shopko Drive                                        2,304,528      2,297,117
2.51    518 South Taylor Drive                                   2,304,528      2,297,117
2.52    1553 West 9000 South                                     2,286,382      2,279,029
2.53    2290 South 1300 East                                     2,286,382      2,279,029
2.54    405 Cottonwood Drive                                     2,286,382      2,279,029
----------------------------------------------------------------------------------------------------------------
2.55    5801 Summit View Avenue                                  2,268,236      2,260,942
2.56    1900 North Main Street                                   2,250,090      2,242,854
2.57    1771 Wisconsin Avenue                                    2,231,944      2,224,767
2.58    4344 Mormon Coulee Road (State Highway 14)               2,213,799      2,206,679
2.59    1200 Susan Drive                                         2,177,507      2,170,504
----------------------------------------------------------------------------------------------------------------
2.60    2677 South Prairie View Road                             2,177,507      2,170,504
2.61    230 North Wisconsin Street                               2,162,990      2,156,034
2.62    3415 Calumet Avenue                                      2,148,473      2,141,564
2.63    700 9th Avenue Southeast                                 2,141,215      2,134,329
2.64    1105 East Grand Avenue                                   2,123,069      2,116,242
----------------------------------------------------------------------------------------------------------------
2.65    1200 Main Street (State Highway 10)                      2,123,069      2,116,242
2.66    125 Main Street                                          2,123,069      2,116,242
2.67    190 South 500 West                                       2,123,069      2,116,242
2.68    500 North Highway 281                                    2,068,631      2,061,979
2.69    301 Northwest Bypass                                     2,050,486      2,043,892
----------------------------------------------------------------------------------------------------------------
2.70    3101 North Montana Avenue                                2,050,486      2,043,892
2.71    South 1450 Grand Avenue                                  2,050,486      2,043,892
2.72    500 South Carpenter Avenue                               2,039,598      2,033,039
2.73    4060 Riverdale Road                                      2,003,306      1,996,864
2.74    615 South Monroe                                         1,996,048      1,989,629
----------------------------------------------------------------------------------------------------------------
2.75    1150 North Main Street                                   1,981,531      1,975,159
2.76    2655 Broadway Avenue                                     1,923,464      1,917,279
2.77    4850 West 3500 South                                     1,916,206      1,910,044
2.78    1001 South Highway 15 (State Street)                     1,887,173      1,881,104
2.79    1450 East Geneva Street                                  1,887,173      1,881,104
----------------------------------------------------------------------------------------------------------------
2.80    601 Galvin Road South                                    1,887,173      1,881,104
2.81    1018 Washington Boulevard                                1,858,139      1,852,164
2.82    1777 Paulson Road                                        1,850,881      1,844,929
2.83    405 West 8th Street                                      1,832,735      1,826,841
2.84    2610 North Bridge Avenue                                 1,814,589      1,808,754
----------------------------------------------------------------------------------------------------------------
2.85    2005 Krenzien Drive                                      1,796,443      1,790,666
2.86    510 East Philip Avenue                                   1,785,556      1,779,813
2.87    2530 First Avenue North                                  1,771,039      1,765,343
2.88    1755 North Humiston Avenue                               1,760,151      1,754,491
2.89    2100 Caldwell Boulevard                                  1,756,522      1,750,873
----------------------------------------------------------------------------------------------------------------
2.90    900 West Memorial Drive                                  1,687,568      1,682,141
2.91    2741 Roosevelt Street                                    1,640,388      1,635,113
2.92    2266 North University Parkway                            1,636,759      1,631,496
2.93    1649 Pole Line Road East                                 1,633,130      1,627,878
2.94    320 County Road O                                        1,516,996      1,512,118
----------------------------------------------------------------------------------------------------------------
2.95    4215 Yellowstone Highway                                 1,484,334      1,479,560
2.96    800 East 17th Street                                     1,477,075      1,472,325
2.97    1350 North Galena Avenue                                 1,415,379      1,410,828
2.98    1600 Rose Street                                         1,379,088      1,374,653
2.99    2530 Rudkin Road                                         1,324,650      1,320,390
----------------------------------------------------------------------------------------------------------------
2.100   555 West South Street                                    1,324,650      1,320,390
2.101   955 North Main Street                                    1,310,133      1,305,920
2.102   1341 North Main Street                                   1,270,212      1,266,127
2.103   747 South Main Street                                    1,270,212      1,266,127
2.104   1425 Janesville Avenue                                   1,230,291      1,226,335
----------------------------------------------------------------------------------------------------------------
2.105   2120 Thain Grade                                         1,125,045      1,121,427
2.106   3705 Monroe Road                                         1,088,753      1,085,252
2.107   2585 Lineville Road                                      1,052,462      1,049,077
2.108   1190 North 6th Street                                      976,249        973,109
2.109   1450 West Main Avenue                                      841,969        839,262
----------------------------------------------------------------------------------------------------------------
2.110   East 13414 Sprague Avenue                                  798,419        795,852
2.111   313 North Roosevelt Avenue                                 649,623        647,534
2.112   1011 North Wisconsin Street                                580,668        578,801
  3     High Point Furniture Mart                              195,000,000    195,000,000        172,950,837
  4     InterContinental Boston Hotel                          175,000,000    175,000,000        175,000,000
----------------------------------------------------------------------------------------------------------------
  5     Fair Lakes Office Portfolio                            142,450,000    142,450,000        142,450,000
 5.1    Hyatt Plaza                                             32,225,775     32,225,775
 5.2    Fair Lakes VII                                          20,980,715     20,980,715
 5.3    Fair Lakes II                                           19,188,298     19,188,298
 5.4    Fair Lakes I                                            15,188,377     15,188,377
----------------------------------------------------------------------------------------------------------------
 5.5    Fair Lakes Court North                                  12,905,404     12,905,404
 5.6    Fair Lakes Court South                                  12,905,404     12,905,404
 5.7    Fair Lakes V                                            11,924,291     11,924,291
 5.8    Fair Lakes IV                                            9,131,894      9,131,894
 5.9    Fair Lakes III                                           7,999,841      7,999,841
----------------------------------------------------------------------------------------------------------------
  6     Two Gateway                                            130,000,000    130,000,000        121,198,896
  7     1111 Marcus Avenue                                     100,000,000    100,000,000        100,000,000
  8     White Plains Plaza                                      80,000,000     80,000,000         80,000,000
  9     The Hay-Adams                                           75,000,000     75,000,000         63,997,448
 10     660 South Figueroa Tower                                62,000,000     62,000,000         58,215,721
----------------------------------------------------------------------------------------------------------------
 11     Washington Business Park                                55,000,000     55,000,000         51,512,254
 12     Greendale Mall                                          45,000,000     45,000,000         45,000,000
 13     Mills Building                                          44,000,000     44,000,000         44,000,000
 14     Lightstone MI Tranche I                                 40,725,000     40,725,000         38,084,906
14.1    Scotsdale                                               14,550,000     14,550,000
----------------------------------------------------------------------------------------------------------------
14.2    Carriage Park                                           10,950,000     10,950,000
14.3    Macomb Manor                                             8,175,000      8,175,000
14.4    Carriage Hill                                            7,050,000      7,050,000
 15     Village at Century                                      36,110,000     36,110,000         32,779,148
 16     One Cabot Road Office                                   36,000,000     36,000,000         36,000,000
----------------------------------------------------------------------------------------------------------------
 17     St. Ives Apartments                                     35,800,000     35,800,000         33,051,491
 18     Waterfront Hilton                                       35,000,000     35,000,000         32,877,253
 19     Crossroads Retail (PA)                                  35,000,000     35,000,000         29,518,582
 20     Holiday Inn Dulles                                      34,800,000     34,800,000         31,492,820
 21     Northrop Grumman Office Building                        33,500,000     33,500,000         29,839,943
----------------------------------------------------------------------------------------------------------------
 22     Empirian Highland                                       32,940,000     32,940,000         30,818,370
 23     Circle Point                                            32,000,000     32,000,000         29,119,664
 24     6100 Executive Boulevard                                29,200,000     29,200,000         27,342,950
 25     Embassy Suites - SeaTac                                 27,250,000     27,185,931         23,463,570
 26     Empirian Waterford Landing                              25,800,000     25,800,000         24,138,249
----------------------------------------------------------------------------------------------------------------
 27     Tennyson Office Center                                  25,250,000     25,250,000         23,626,063
 28     Village at Bexley                                       24,800,000     24,800,000         20,978,674
 29     Empirian Wildewood                                      24,560,000     24,560,000         22,978,116
 30     Corsair Building                                        24,200,000     24,200,000         22,790,601
 31     Home Depot Jersey City                                  23,365,000     23,365,000            844,458
----------------------------------------------------------------------------------------------------------------
 32     Fox Point in Old Farm Apartments                        23,000,000     23,000,000         21,134,731
 33     Cypress Lakes Apartments                                23,000,000     23,000,000         22,467,945
 34     Hilton - Northbrook                                     22,500,000     22,500,000         19,834,317
 35     Douglas Avenue Portfolio                                22,000,000     22,000,000         19,928,799
 36     Springs Industries Pool 3                               22,000,000     21,941,353         18,662,221
----------------------------------------------------------------------------------------------------------------
36.1    Springs Industries Calhoun                               7,818,815      7,797,972
36.2    Springs Industries Dalton                                7,282,230      7,262,817
36.3    Springs Industries Piedmont                              6,898,955      6,880,564
 37     Plaza Colonial                                          20,900,000     20,900,000         18,436,178
 38     Diamond Bar Portfolio                                   20,100,000     20,100,000         18,568,624
----------------------------------------------------------------------------------------------------------------
38.1    21015 & 21073 Pathfinder Road                           12,602,381     12,602,381
38.2    1400 Montefino Avenue                                    7,497,619      7,497,619
 39     Briarcliff Corporate Campus                             20,000,000     20,000,000         18,796,531
 40     Enterprise Drive Distribution Center                    19,500,000     19,500,000         18,272,837
 41     Paces Park Apartments                                   19,500,000     19,500,000         17,413,754
----------------------------------------------------------------------------------------------------------------
 42     Healthpoint Wellness Center                             19,200,000     19,200,000         17,957,611
 43     234 East Colorado Office                                18,990,000     18,990,000         17,808,506
 44     Keystone Industrial Park                                18,800,000     18,800,000         17,573,305
 45     Courtyard by Marriott Penn Square                       18,800,000     18,751,629         16,883,587
 46     Springs Industries Pool 1                               18,250,000     18,162,641         15,366,182
----------------------------------------------------------------------------------------------------------------
46.1    460 Beaver Creek Drive                                   5,987,154      5,958,495
46.2    8467 & 8601 Route 405 South                              4,003,458      3,984,295
46.3    2251 Catawba River Road                                  3,895,257      3,876,611
46.4    1560 Industrial Boulevard                                2,452,569      2,440,829
46.5    765 1/2 South Erwin Street                               1,911,561      1,902,411
----------------------------------------------------------------------------------------------------------------
 47     The Bridge                                              18,101,000     18,101,000         16,981,602
 48     501 Continental Blvd                                    17,685,000     17,685,000         16,542,302
 49     InterContinental Boston Parking                         17,000,000     17,000,000         17,000,000
 50     Moody Texas Hotel Portfolio                             16,811,000     16,796,191         14,516,832
50.1    TownePlace Suites Dallas Plano                           6,143,416      6,138,005
----------------------------------------------------------------------------------------------------------------
50.2    Hampton Inn I-10 West                                    5,768,140      5,763,059
50.3    Homewood Suites Bedford                                  4,899,444      4,895,128
 51     Mearns Park                                             16,500,000     16,500,000         15,473,449
 52     The Court Apartments                                    16,200,000     16,200,000         15,026,284
 53     Summit Square Retail Plaza                              16,000,000     16,000,000         15,235,476
----------------------------------------------------------------------------------------------------------------
 54     Millville Town Center                                   15,500,000     15,500,000         13,641,355
 55     Mission Briley Parkway Apartments                       14,550,000     14,550,000         13,671,152
 56     Doylestown Office Building                              14,500,000     14,500,000         13,186,088
 57     Crums Mill Portfolio                                    14,500,000     14,500,000         12,824,972
 58     300 Westage Business Center                             14,500,000     14,500,000         13,476,256
----------------------------------------------------------------------------------------------------------------
 59     Mi Pueblo Shopping Center                               14,000,000     13,976,840         12,026,168
 60     Morrison Building                                       13,300,000     13,300,000         13,300,000
 61     Lakeview Office Center                                  13,000,000     13,000,000         11,780,674
 62     Golden Wheel Manufactured Housing Community             13,000,000     13,000,000         11,805,316
 63     Presbyterian Allen MOB II                               12,080,000     12,080,000         12,080,000
----------------------------------------------------------------------------------------------------------------
 64     Shops at Dowlen                                         12,000,000     12,000,000         11,247,222
 65     Jetplex Circle Business Park                            12,000,000     12,000,000         10,715,239
 66     Doubletree - Alsip                                      12,000,000     12,000,000         10,596,005
 67     Coastal Building                                        11,750,000     11,750,000         11,492,737
 68     Hampton Inn & Suites - Santa Ana                        11,700,000     11,670,700         10,000,900
----------------------------------------------------------------------------------------------------------------
 69     Prescott Lakes Apartments                               11,340,000     11,340,000         11,340,000
 70     Mission Battleground Park                               11,200,000     11,200,000         10,523,432
 71     The Winston Lofts                                       11,200,000     11,200,000         10,494,004
 72     Broadmoor Country Club                                  11,200,000     11,200,000         10,334,216
 73     Delray Town Center                                      10,940,000     10,901,474          9,331,575
----------------------------------------------------------------------------------------------------------------
 74     Bare Cove Office Park                                   10,850,000     10,850,000          9,639,527
 75     Plaza at Coral Springs                                  10,780,000     10,780,000          9,609,844
 76     Heron Building                                          10,700,000     10,700,000         10,323,795
 77     ITT Building Portfolio                                  10,400,000     10,356,571          8,910,263
77.1    ITT Building                                             3,976,891      3,960,284
----------------------------------------------------------------------------------------------------------------
77.2    Centura Office                                           3,218,707      3,205,266
77.3    Military Circle East Building                            3,204,402      3,191,020
 78     One Corporate Plaza                                     10,250,000     10,250,000          9,423,142
 79     Avondale Village                                        10,000,000     10,000,000          8,938,753
 80     Carmax                                                   9,450,000      9,450,000          8,838,038
----------------------------------------------------------------------------------------------------------------
 81     Cartersville Physicians Center                           9,400,000      9,400,000          8,819,350
 82     Holiday Inn - El Paso                                    9,310,000      9,310,000          8,580,930
 83     University Plains Apartments                             9,300,000      9,300,000          8,428,519
 84     80 Field Point Road                                      9,150,000      9,056,042                  0
 85     Devon Professional Ctr and Pier One                      9,000,000      9,000,000          8,602,468
----------------------------------------------------------------------------------------------------------------
85.1    Devon Professional Buildings                             4,673,820      4,673,820
85.2    Pier 1 Imports                                           4,326,180      4,326,180
 86     1700-1710 Connecticut Avenue                             9,000,000      9,000,000          8,405,919
 87     Forest Ridge Apartments                                  9,000,000      9,000,000          9,000,000
 88     Courtyard by Marriott - West Homestead                   9,000,000      9,000,000          7,290,021
----------------------------------------------------------------------------------------------------------------
 89     Bank of America Plaza                                    8,900,000      8,900,000          8,043,490
 90     Rite Aid (Pittsburgh)                                    8,800,000      8,800,000          8,005,690
 91     Comfort Inn - Jacksonville (Equity Inns)                 8,600,000      8,600,000          6,494,599
 92     Sequoia Business Park                                    8,400,000      8,400,000          7,614,007
 93     Residence Inn - Raleigh                                  8,200,000      8,189,015          6,451,798
----------------------------------------------------------------------------------------------------------------
 94     2020 Hurley Way                                          8,000,000      8,000,000          7,118,437
 95     Wickes Furniture                                         7,992,000      7,977,808          6,804,598
 96     The Cascades                                             8,000,000      7,973,132          6,864,516
 97     Jersey Boulevard                                         7,735,000      7,735,000          6,845,076
 98     Macdade Terrace Apartments                               7,600,000      7,563,374          6,393,246
----------------------------------------------------------------------------------------------------------------
 99     Courtyard - Altoona                                      7,600,000      7,536,769          5,878,551
 100    2296 Henderson Mill                                      7,500,000      7,500,000          6,826,869
 101    Levitz Hawthorne - Wilkie and 120th                      7,500,000      7,500,000          6,407,719
 102    Northport Corners Shopping Center                        7,500,000      7,481,570          6,425,149
 103    Century City Central Plant                               7,400,000      7,400,000          7,400,000
----------------------------------------------------------------------------------------------------------------
 104    Homestead Garden Apartments                              7,230,000      7,230,000          6,466,575
 105    Kress Payless Building                                   7,200,000      7,200,000          6,434,595
 106    Hampton Inn - Naperville (Equity Inns)                   7,192,000      7,192,000          5,431,297
 107    Hampton Inn - Ann Arbor (Equity Inns)                    7,011,000      7,011,000          5,294,609
 108    Spectrum Centre                                          7,000,000      7,000,000          6,314,900
----------------------------------------------------------------------------------------------------------------
 109    2515 Shader Road Industrial                              7,000,000      6,982,206          5,972,766
 110    Namco Plaza                                              6,975,000      6,975,000          6,550,667
 111    Mission Stadler Place Apartments                         6,900,000      6,900,000          6,475,438
 112    Sun Center                                               6,800,000      6,800,000          6,144,461
 113    Burleson Shopping Center                                 6,750,000      6,750,000          5,989,531
----------------------------------------------------------------------------------------------------------------
 114    Residence Inn - Milford                                  6,700,000      6,700,000          5,508,706
 115    Springpointe Executive Center                            6,600,000      6,583,344          5,636,343
 116    Hampton Inn - Indianapolis (Equity Inns)                 6,527,000      6,527,000          4,929,099
 117    Brookdale Shopping Center                                6,500,000      6,500,000          5,856,760
 118    Holiday Inn Express and Suites                           6,500,000      6,483,599          5,108,315
----------------------------------------------------------------------------------------------------------------
 119    Palo Verde Square                                        6,390,000      6,390,000          5,687,580
 120    Audubon Park Apartments                                  6,362,000      6,362,000          5,670,418
 121    44-01 21st Street                                        6,250,000      6,250,000          5,651,032
 122    Ross Plaza                                               6,131,250      6,131,250          5,529,948
 123    Dillards - Cincinnati, OH                                6,100,000      6,078,919          5,215,604
----------------------------------------------------------------------------------------------------------------
 124    Broad Bay Country Club                                   6,113,000      6,066,574          4,934,476
 125    1325 E Flamingo                                          6,000,000      5,994,241          5,116,865
 126    SpringHill Suites - Manchester Airport                   5,900,000      5,900,000          5,359,854
 127    Gallery Row                                              5,900,000      5,900,000          5,330,746
 128    Borders Books - Montclair                                5,850,000      5,825,991          4,781,615
----------------------------------------------------------------------------------------------------------------
 129    Mercado del Lago                                         5,800,000      5,784,172          4,905,465
 130    611 Church Street                                        5,775,000      5,775,000          5,330,434
 131    TownePlace Suites - Manchester                           5,690,000      5,690,000          5,169,079
 132    Hampton Inn - Milford (Equity Inns)                      5,606,000      5,606,000          4,233,572
 133    North Park Place Apartments                              5,450,000      5,450,000          5,450,000
----------------------------------------------------------------------------------------------------------------
 134    Des Moines Portfolio- Crescent Chase Apartments          5,320,000      5,314,754          4,518,519
 135    Sierra Court Shopping Center                             5,310,000      5,296,470          4,529,461
 136    Rimrock Plaza                                            5,265,000      5,265,000          4,945,554
 137    Unity Health and Resource Center                         5,250,000      5,250,000          4,676,639
 138    St. Joseph Medical Plaza                                 5,230,000      5,200,619          4,428,367
----------------------------------------------------------------------------------------------------------------
 139    Des Moines Portfolio - Colonial Village Apartments       5,000,000      4,995,070          4,246,730
 140    516 - 544 Raymond Boulevard                              5,000,000      4,978,462          4,267,594
 141    Henrietta Shopping Center                                4,985,000      4,972,022          4,241,123
 142    Fairfield Inn & Suites - Butler                          4,900,000      4,859,926          3,802,934
 143    Colonial Crossing Retail                                 4,856,000      4,851,410          4,150,783
----------------------------------------------------------------------------------------------------------------
 144    Jackson Pediatrics                                       4,765,000      4,757,081          4,090,886
 145    Courtyard by Marriott - Raleigh                          4,750,000      4,738,156          4,054,920
 146    Monsey Marketplace                                       4,700,000      4,700,000          4,353,696
 147    Cross Creek Retail (IN)                                  4,650,000      4,641,854          3,966,024
 148    CVS - Watertown, MA                                      4,525,000      4,525,000          4,250,093
----------------------------------------------------------------------------------------------------------------
 149    Palmetto Glades Retail                                   4,520,000      4,515,645          3,852,477
 150    Presque Isle and Eastern Ave                             4,500,000      4,500,000          4,500,000
 151    Forest Park MHC                                          4,500,000      4,500,000          3,475,732
 152    Square Barn Commons                                      4,400,000      4,395,728          3,745,854
 153    Hampton Inn - College Station (Equity Inns)              4,389,000      4,389,000          3,314,512
----------------------------------------------------------------------------------------------------------------
 154    Atlanthub                                                4,285,000      4,285,000          3,806,923
 155    Walgreens (Garden Grove)                                 4,200,000      4,200,000          4,200,000
 156    Aztec Square                                             4,092,000      4,052,108          3,407,982
 157    The Shoppes at the Creek                                 4,000,000      3,986,025          3,415,357
 158    Post Plaza Shopping Center                               3,920,000      3,903,007          3,343,182
----------------------------------------------------------------------------------------------------------------
 159    Hampton Inn - Meriden (Equity Inns)                      3,900,000      3,900,000          2,945,226
 160    Circuit City - Florence, SC                              3,819,000      3,747,856          3,174,906
 161    9343 North Loop                                          3,700,000      3,700,000          3,133,602
 162    3829 Crenshaw Boulevard                                  3,590,000      3,590,000          3,252,407
 163    Hampton Inn - Austin (Equity Inns)                       3,575,000      3,575,000          2,699,790
----------------------------------------------------------------------------------------------------------------
 164    Owens Place                                              3,550,000      3,550,000          3,340,990
 165    Canoga Plaza                                             3,500,000      3,494,210          3,006,541
 166    Shops at Colony Crossing                                 3,450,000      3,441,272          2,945,422
 167    McKendree Garage                                         3,400,000      3,352,751          1,851,263
 168    Southwest Professional Plaza                             3,350,000      3,350,000          2,850,133
----------------------------------------------------------------------------------------------------------------
 169    Parkview Apartments                                      3,296,000      3,296,000          3,087,135
 170    218 Knickerbocker Avenue                                 3,250,000      3,244,268          2,769,547
 171    17 Maple Drive                                           3,255,000      3,240,890          2,776,035
 172    Dairyland Square                                         3,225,000      3,217,113          2,764,386
 173    Snug Harbor MHC                                          3,225,000      3,213,817          2,756,244
----------------------------------------------------------------------------------------------------------------
 174    Hampton Inn - Knoxville (Equity Inns)                    3,200,000      3,200,000          2,416,595
 175    Crittenden Garage                                        3,200,000      3,192,251          2,746,071
 176    Woodgate MHC                                             3,180,000      3,172,299          2,728,908
 177    Central Plaza Retail                                     3,140,000      3,140,000          2,859,035
 178    PBC Shell Lane                                           2,950,000      2,947,260          2,528,057
----------------------------------------------------------------------------------------------------------------
 179    Des Moines Portfolio- Robin Hill Apartments              2,910,000      2,907,131          2,471,597
 180    Des Moines Portfolio - Plaza Manor Apartments            2,800,000      2,797,239          2,378,168
 181    Brown's Creek Shopping Center                            2,650,000      2,650,000          2,260,546
 182    50 Cutler Avenue                                         2,629,000      2,622,381          2,245,790
 183    Boston Sports Club                                       2,600,000      2,600,000          2,358,255
----------------------------------------------------------------------------------------------------------------
 184    Oxmoor Ridge Apartments                                  2,450,000      2,443,876          2,094,687
 185    AC Moore-Pennsdale                                       2,400,000      2,400,000          2,044,560
 186    Des Moines Portfolio- Ingersoll Towers Apartments        2,270,000      2,267,762          1,928,016
 187    Inland Center                                            2,240,000      2,240,000          2,029,744
 188    Getzville Plaza                                          2,215,000      2,215,000          2,004,003
----------------------------------------------------------------------------------------------------------------
 189    Broadmark                                                2,200,000      2,200,000          1,954,546
 190    Shoppes at Thomsen Mile                                  2,200,000      2,197,884          1,875,641
 191    Sentry Plaza                                             1,850,000      1,845,747          1,596,933
 192    Des Moines Portfolio- Woodland West Apartments           1,400,000      1,398,620          1,189,085
----------------------------------------------------------------------------------------------------------------

                                                                  GENERAL                  DETAILED
                                                                 PROPERTY                  PROPERTY
ID     PROPERTY NAME                                               TYPE                      TYPE
--------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio                                  Various                Various
 1.1   Ala Moana Center                                     Retail                 Regional Mall
 1.2   Ala Moana Building                                   Office                 CBD
 1.3   Ala Moana Pacific Center                             Office                 CBD
 1.4   Ala Moana Plaza                                      Retail                 Regional Mall
--------------------------------------------------------------------------------------------------------------
  2    ShopKo Portfolio                                     Various                Various
 2.1   10808 South 132nd Street                             Industrial             Warehouse
 2.2   700 Pilgrim Way                                      Office                 Suburban
 2.3   1717 Lawrence Drive                                  Industrial             Warehouse
 2.4   301 Bay Park Square                                  Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.5   55 Lake Boulevard                                    Retail                 Anchored, Single Tenant
 2.6   217 West Ironwood Drive                              Retail                 Anchored, Single Tenant
 2.7   1001 East Gowen Road                                 Industrial             Warehouse
 2.8   801 West Central Entrance (Highway 53)               Retail                 Anchored, Single Tenant
 2.9   4161 Second Street South (Highway 23)                Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.10  7401 Mineral Point Road                              Retail                 Anchored, Single Tenant
 2.11  1000 West Northland Avenue                           Retail                 Anchored, Single Tenant
 2.12  2201 Zeier Road                                      Retail                 Anchored, Single Tenant
 2.13  1850 Madison Avenue                                  Retail                 Anchored, Single Tenant
 2.14  2820 Highway 63 South                                Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.15  3708 Highway 63 North                                Retail                 Anchored, Single Tenant
 2.16  3200 Broadway Street                                 Retail                 Anchored, Single Tenant
 2.17  2430 East Mason Street                               Retail                 Anchored, Single Tenant
 2.18  867 North Columbia Center Boulevard                  Retail                 Anchored, Single Tenant
 2.19  14445 West Center Road                               Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.20  5646 North 90th Street                               Retail                 Anchored, Single Tenant
 2.21  616 West Johnson Street                              Retail                 Anchored, Single Tenant
 2.22  1150 West Washington Street                          Retail                 Anchored, Single Tenant
 2.23  1601 West 41st Street                                Retail                 Anchored, Single Tenant
 2.24  1845 Haines Avenue                                   Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.25  699 Green Bay Road                                   Retail                 Anchored, Single Tenant
 2.26  955 West Clairemont Avenue                           Retail                 Anchored, Single Tenant
 2.27  1100 East Riverview Expressway                       Retail                 Anchored, Single Tenant
 2.28  2510 South Reserve Street                            Retail                 Anchored, Single Tenant
 2.29  1300 Koeller Street                                  Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.30  800 East Maes Street                                 Retail                 Anchored, Single Tenant
 2.31  North 9520 Newport Highway                           Retail                 Anchored, Single Tenant
 2.32  4801 Washington Avenue                               Retail                 Anchored, Single Tenant
 2.33  4515 South Regal Street                              Retail                 Anchored, Single Tenant
 2.34  1306 North Central Avenue                            Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.35  2500 US Highway 14                                   Retail                 Anchored, Single Tenant
 2.36  1209 18th Avenue Northwest                           Retail                 Anchored, Single Tenant
 2.37  501 Highway 10 Southeast                             Retail                 Anchored, Single Tenant
 2.38  1400 Big Thunder Boulevard                           Retail                 Anchored, Single Tenant
 2.39  2101 West Broadway                                   Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.40  2208 North Webb Road                                 Retail                 Anchored, Single Tenant
 2.41  5300 52nd Street                                     Retail                 Anchored, Single Tenant
 2.42  905 South 24th Street West                           Retail                 Anchored, Single Tenant
 2.43  701 South Church Street                              Retail                 Anchored, Single Tenant
 2.44  1964 West Morton Avenue                              Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.45  4200 South 27th Street                               Retail                 Anchored, Single Tenant
 2.46  1710 South Main Street                               Retail                 Anchored, Single Tenant
 2.47  1578 Appleton Road                                   Retail                 Anchored, Single Tenant
 2.48  2761 Prairie Avenue                                  Retail                 Anchored, Single Tenant
 2.49  9366 State Highway 16                                Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.50  2602 Shopko Drive                                    Retail                 Anchored, Single Tenant
 2.51  518 South Taylor Drive                               Retail                 Anchored, Single Tenant
 2.52  1553 West 9000 South                                 Retail                 Anchored, Single Tenant
 2.53  2290 South 1300 East                                 Retail                 Anchored, Single Tenant
 2.54  405 Cottonwood Drive                                 Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.55  5801 Summit View Avenue                              Retail                 Anchored, Single Tenant
 2.56  1900 North Main Street                               Retail                 Anchored, Single Tenant
 2.57  1771 Wisconsin Avenue                                Retail                 Anchored, Single Tenant
 2.58  4344 Mormon Coulee Road (State Highway 14)           Retail                 Anchored, Single Tenant
 2.59  1200 Susan Drive                                     Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.60  2677 South Prairie View Road                         Retail                 Anchored, Single Tenant
 2.61  230 North Wisconsin Street                           Retail                 Anchored, Single Tenant
 2.62  3415 Calumet Avenue                                  Retail                 Anchored, Single Tenant
 2.63  700 9th Avenue Southeast                             Retail                 Anchored, Single Tenant
 2.64  1105 East Grand Avenue                               Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.65  1200 Main Street (State Highway 10)                  Retail                 Anchored, Single Tenant
 2.66  125 Main Street                                      Retail                 Anchored, Single Tenant
 2.67  190 South 500 West                                   Retail                 Anchored, Single Tenant
 2.68  500 North Highway 281                                Retail                 Anchored, Single Tenant
 2.69  301 Northwest Bypass                                 Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.70  3101 North Montana Avenue                            Retail                 Anchored, Single Tenant
 2.71  South 1450 Grand Avenue                              Retail                 Anchored, Single Tenant
 2.72  500 South Carpenter Avenue                           Retail                 Anchored, Single Tenant
 2.73  4060 Riverdale Road                                  Retail                 Anchored, Single Tenant
 2.74  615 South Monroe                                     Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.75  1150 North Main Street                               Retail                 Anchored, Single Tenant
 2.76  2655 Broadway Avenue                                 Retail                 Anchored, Single Tenant
 2.77  4850 West 3500 South                                 Retail                 Anchored, Single Tenant
 2.78  1001 South Highway 15 (State Street)                 Retail                 Anchored, Single Tenant
 2.79  1450 East Geneva Street                              Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.80  601 Galvin Road South                                Retail                 Anchored, Single Tenant
 2.81  1018 Washington Boulevard                            Retail                 Anchored, Single Tenant
 2.82  1777 Paulson Road                                    Retail                 Anchored, Single Tenant
 2.83  405 West 8th Street                                  Retail                 Anchored, Single Tenant
 2.84  2610 North Bridge Avenue                             Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.85  2005 Krenzien Drive                                  Retail                 Anchored, Single Tenant
 2.86  510 East Philip Avenue                               Retail                 Anchored, Single Tenant
 2.87  2530 First Avenue North                              Retail                 Anchored, Single Tenant
 2.88  1755 North Humiston Avenue                           Retail                 Anchored, Single Tenant
 2.89  2100 Caldwell Boulevard                              Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.90  900 West Memorial Drive                              Retail                 Anchored, Single Tenant
 2.91  2741 Roosevelt Street                                Retail                 Anchored, Single Tenant
 2.92  2266 North University Parkway                        Retail                 Anchored, Single Tenant
 2.93  1649 Pole Line Road East                             Retail                 Anchored, Single Tenant
 2.94  320 County Road O                                    Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 2.95  4215 Yellowstone Highway                             Retail                 Anchored, Single Tenant
 2.96  800 East 17th Street                                 Retail                 Anchored, Single Tenant
 2.97  1350 North Galena Avenue                             Retail                 Anchored, Single Tenant
 2.98  1600 Rose Street                                     Retail                 Anchored, Single Tenant
 2.99  2530 Rudkin Road                                     Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
2.100  555 West South Street                                Retail                 Anchored, Single Tenant
2.101  955 North Main Street                                Retail                 Anchored, Single Tenant
2.102  1341 North Main Street                               Retail                 Anchored, Single Tenant
2.103  747 South Main Street                                Retail                 Anchored, Single Tenant
2.104  1425 Janesville Avenue                               Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
2.105  2120 Thain Grade                                     Retail                 Anchored, Single Tenant
2.106  3705 Monroe Road                                     Retail                 Anchored, Single Tenant
2.107  2585 Lineville Road                                  Retail                 Anchored, Single Tenant
2.108  1190 North 6th Street                                Retail                 Anchored, Single Tenant
2.109  1450 West Main Avenue                                Industrial             Optical Lab
--------------------------------------------------------------------------------------------------------------
2.110  East 13414 Sprague Avenue                            Retail                 Anchored, Single Tenant
2.111  313 North Roosevelt Avenue                           Retail                 Anchored, Single Tenant
2.112  1011 North Wisconsin Street                          Retail                 Anchored, Single Tenant
  3    High Point Furniture Mart                            Retail                 Showroom
  4    InterContinental Boston Hotel                        Hotel                  Full Service
--------------------------------------------------------------------------------------------------------------
  5    Fair Lakes Office Portfolio                          Office                 Suburban
 5.1   Hyatt Plaza                                          Office                 Suburban
 5.2   Fair Lakes VII                                       Office                 Suburban
 5.3   Fair Lakes II                                        Office                 Suburban
 5.4   Fair Lakes I                                         Office                 Suburban
--------------------------------------------------------------------------------------------------------------
 5.5   Fair Lakes Court North                               Office                 Suburban
 5.6   Fair Lakes Court South                               Office                 Suburban
 5.7   Fair Lakes V                                         Office                 Suburban
 5.8   Fair Lakes IV                                        Office                 Suburban
 5.9   Fair Lakes III                                       Office                 Suburban
--------------------------------------------------------------------------------------------------------------
  6    Two Gateway                                          Office                 Urban
  7    1111 Marcus Avenue                                   Office                 Medical Office
  8    White Plains Plaza                                   Office                 CBD
  9    The Hay-Adams                                        Hotel                  Full Service
  10   660 South Figueroa Tower                             Office                 CBD
--------------------------------------------------------------------------------------------------------------
  11   Washington Business Park                             Mixed Use              Industrial/Office
  12   Greendale Mall                                       Retail                 Anchored
  13   Mills Building                                       Office                 Urban
  14   Lightstone MI Tranche I                              Multifamily            Conventional
 14.1  Scotsdale                                            Multifamily            Conventional
--------------------------------------------------------------------------------------------------------------
 14.2  Carriage Park                                        Multifamily            Conventional
 14.3  Macomb Manor                                         Multifamily            Conventional
 14.4  Carriage Hill                                        Multifamily            Conventional
  15   Village at Century                                   Retail                 Anchored
  16   One Cabot Road Office                                Office                 Suburban
--------------------------------------------------------------------------------------------------------------
  17   St. Ives Apartments                                  Multifamily            Garden Style
  18   Waterfront Hilton                                    Hotel                  Full Service
  19   Crossroads Retail (PA)                               Retail                 Power Center
  20   Holiday Inn Dulles                                   Hotel                  Full Service
  21   Northrop Grumman Office Building                     Office                 Suburban
--------------------------------------------------------------------------------------------------------------
  22   Empirian Highland                                    Multifamily            Conventional
  23   Circle Point                                         Office                 Suburban
  24   6100 Executive Boulevard                             Office                 Suburban
  25   Embassy Suites - SeaTac                              Hotel                  Full Service
  26   Empirian Waterford Landing                           Multifamily            Conventional
--------------------------------------------------------------------------------------------------------------
  27   Tennyson Office Center                               Office                 Suburban
  28   Village at Bexley                                    Multifamily            Garden Style
  29   Empirian Wildewood                                   Multifamily            Conventional
  30   Corsair Building                                     Office                 Suburban
  31   Home Depot Jersey City                               Retail                 Anchored
--------------------------------------------------------------------------------------------------------------
  32   Fox Point in Old Farm Apartments                     Multifamily            Conventional
  33   Cypress Lakes Apartments                             Multifamily            Garden Style
  34   Hilton - Northbrook                                  Hotel                  Full Service
  35   Douglas Avenue Portfolio                             Office                 Suburban
  36   Springs Industries Pool 3                            Industrial             Warehouse
--------------------------------------------------------------------------------------------------------------
 36.1  Springs Industries Calhoun                           Industrial             Warehouse
 36.2  Springs Industries Dalton                            Industrial             Warehouse
 36.3  Springs Industries Piedmont                          Industrial             Warehouse
  37   Plaza Colonial                                       Mixed Use              Office/Retail
  38   Diamond Bar Portfolio                                Office                 Suburban
--------------------------------------------------------------------------------------------------------------
 38.1  21015 & 21073 Pathfinder Road                        Office                 Suburban
 38.2  1400 Montefino Avenue                                Office                 Suburban
  39   Briarcliff Corporate Campus                          Office                 Suburban
  40   Enterprise Drive Distribution Center                 Industrial             Warehouse
  41   Paces Park Apartments                                Multifamily            Garden Style
--------------------------------------------------------------------------------------------------------------
  42   Healthpoint Wellness Center                          Mixed Use              Health Club/Medical Office
  43   234 East Colorado Office                             Office                 Suburban
  44   Keystone Industrial Park                             Industrial             Warehouse
  45   Courtyard by Marriott Penn Square                    Hotel                  Limited Service
  46   Springs Industries Pool 1                            Industrial             Various
--------------------------------------------------------------------------------------------------------------
 46.1  460 Beaver Creek Drive                               Industrial             Manufacturing
 46.2  8467 & 8601 Route 405 South                          Industrial             Manufacturing
 46.3  2251 Catawba River Road                              Industrial             Manufacturing
 46.4  1560 Industrial Boulevard                            Industrial             Flex
 46.5  765 1/2 South Erwin Street                           Industrial             Manufacturing
--------------------------------------------------------------------------------------------------------------
  47   The Bridge                                           Retail                 Anchored
  48   501 Continental Blvd                                 Office                 Single Tenant
  49   InterContinental Boston Parking                      Parking                Parking Lot
  50   Moody Texas Hotel Portfolio                          Hotel                  Limited Service
 50.1  TownePlace Suites Dallas Plano                       Hotel                  Limited Service
--------------------------------------------------------------------------------------------------------------
 50.2  Hampton Inn I-10 West                                Hotel                  Limited Service
 50.3  Homewood Suites Bedford                              Hotel                  Limited Service
  51   Mearns Park                                          Mixed Use              Industrial/Office
  52   The Court Apartments                                 Multifamily            Conventional
  53   Summit Square Retail Plaza                           Retail                 Anchored
--------------------------------------------------------------------------------------------------------------
  54   Millville Town Center                                Retail                 Anchored
  55   Mission Briley Parkway Apartments                    Multifamily            Conventional
  56   Doylestown Office Building                           Office                 Suburban
  57   Crums Mill Portfolio                                 Office                 Suburban
  58   300 Westage Business Center                          Office                 Suburban
--------------------------------------------------------------------------------------------------------------
  59   Mi Pueblo Shopping Center                            Retail                 Anchored
  60   Morrison Building                                    Office                 Suburban
  61   Lakeview Office Center                               Office                 Suburban
  62   Golden Wheel Manufactured Housing Community          Manufactured Housing   Manufactured Housing
  63   Presbyterian Allen MOB II                            Office                 Medical Office
--------------------------------------------------------------------------------------------------------------
  64   Shops at Dowlen                                      Retail                 Unanchored
  65   Jetplex Circle Business Park                         Mixed Use              Industrial(81%)/Office(19%)
  66   Doubletree - Alsip                                   Hotel                  Full Service
  67   Coastal Building                                     Office                 Suburban
  68   Hampton Inn & Suites - Santa Ana                     Hotel                  Limited Service
--------------------------------------------------------------------------------------------------------------
  69   Prescott Lakes Apartments                            Multifamily            Senior Housing
  70   Mission Battleground Park                            Multifamily            Conventional
  71   The Winston Lofts                                    Multifamily            Conventional
  72   Broadmoor Country Club                               Multifamily            Conventional
  73   Delray Town Center                                   Retail                 Anchored
--------------------------------------------------------------------------------------------------------------
  74   Bare Cove Office Park                                Office                 Suburban
  75   Plaza at Coral Springs                               Retail                 Anchored
  76   Heron Building                                       Office                 Suburban
  77   ITT Building Portfolio                               Office                 Suburban
 77.1  ITT Building                                         Office                 Suburban
--------------------------------------------------------------------------------------------------------------
 77.2  Centura Office                                       Office                 Suburban
 77.3  Military Circle East Building                        Office                 Suburban
  78   One Corporate Plaza                                  Office                 Suburban
  79   Avondale Village                                     Retail                 Anchored
  80   Carmax                                               Land                   Retail
--------------------------------------------------------------------------------------------------------------
  81   Cartersville Physicians Center                       Office                 Suburban
  82   Holiday Inn - El Paso                                Hotel                  Full Service
  83   University Plains Apartments                         Multifamily            Student Housing
  84   80 Field Point Road                                  Office                 Suburban
  85   Devon Professional Ctr and Pier One                  Various                Various
--------------------------------------------------------------------------------------------------------------
 85.1  Devon Professional Buildings                         Office                 Suburban
 85.2  Pier 1 Imports                                       Retail                 Unanchored
  86   1700-1710 Connecticut Avenue                         Mixed Use              Office/Retail
  87   Forest Ridge Apartments                              Multifamily            Conventional
  88   Courtyard by Marriott - West Homestead               Hotel                  Limited Service
--------------------------------------------------------------------------------------------------------------
  89   Bank of America Plaza                                Office                 CBD
  90   Rite Aid (Pittsburgh)                                Mixed Use              Retail/Office
  91   Comfort Inn - Jacksonville (Equity Inns)             Hotel                  Full Service
  92   Sequoia Business Park                                Mixed Use              Office/Industrial
  93   Residence Inn - Raleigh                              Hotel                  Extended Stay
--------------------------------------------------------------------------------------------------------------
  94   2020 Hurley Way                                      Office                 Suburban
  95   Wickes Furniture                                     Retail                 Anchored
  96   The Cascades                                         Office                 Suburban
  97   Jersey Boulevard                                     Industrial             Warehouse
  98   Macdade Terrace Apartments                           Multifamily            Conventional
--------------------------------------------------------------------------------------------------------------
  99   Courtyard - Altoona                                  Hotel                  Limited Service
 100   2296 Henderson Mill                                  Office                 Suburban
 101   Levitz Hawthorne - Wilkie and 120th                  Retail                 Single Tenant
 102   Northport Corners Shopping Center                    Retail                 Anchored
 103   Century City Central Plant                           Special Purpose        Water Cooling Plant
--------------------------------------------------------------------------------------------------------------
 104   Homestead Garden Apartments                          Multifamily            Conventional
 105   Kress Payless Building                               Office                 Suburban
 106   Hampton Inn - Naperville (Equity Inns)               Hotel                  Limited Service
 107   Hampton Inn - Ann Arbor (Equity Inns)                Hotel                  Limited Service
 108   Spectrum Centre                                      Office                 Suburban
--------------------------------------------------------------------------------------------------------------
 109   2515 Shader Road Industrial                          Mixed Use              Industrial/Warehouse
 110   Namco Plaza                                          Retail                 Unanchored
 111   Mission Stadler Place Apartments                     Multifamily            Conventional
 112   Sun Center                                           Mixed Use              Retail/Office
 113   Burleson Shopping Center                             Retail                 Anchored
--------------------------------------------------------------------------------------------------------------
 114   Residence Inn - Milford                              Hotel                  Extended Stay
 115   Springpointe Executive Center                        Mixed Use              Warehouse/Office
 116   Hampton Inn - Indianapolis (Equity Inns)             Hotel                  Limited Service
 117   Brookdale Shopping Center                            Retail                 Shadow Anchored
 118   Holiday Inn Express and Suites                       Hotel                  Limited Service
--------------------------------------------------------------------------------------------------------------
 119   Palo Verde Square                                    Retail                 Unanchored
 120   Audubon Park Apartments                              Multifamily            Conventional
 121   44-01 21st Street                                    Industrial             Flex
 122   Ross Plaza                                           Retail                 Anchored
 123   Dillards - Cincinnati, OH                            Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 124   Broad Bay Country Club                               Other                  Golf Course
 125   1325 E Flamingo                                      Retail                 Unanchored
 126   SpringHill Suites - Manchester Airport               Hotel                  Limited Service
 127   Gallery Row                                          Retail                 Unanchored
 128   Borders Books - Montclair                            Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 129   Mercado del Lago                                     Office                 Suburban
 130   611 Church Street                                    Mixed Use              Office(79%)/Retail(21%)
 131   TownePlace Suites - Manchester                       Hotel                  Limited Service
 132   Hampton Inn - Milford (Equity Inns)                  Hotel                  Limited Service
 133   North Park Place Apartments                          Multifamily            Conventional
--------------------------------------------------------------------------------------------------------------
 134   Des Moines Portfolio- Crescent Chase Apartments      Multifamily            Garden Style
 135   Sierra Court Shopping Center                         Retail                 Anchored
 136   Rimrock Plaza                                        Retail                 Anchored
 137   Unity Health and Resource Center                     Office                 Medical Office
 138   St. Joseph Medical Plaza                             Office                 Medical Office
--------------------------------------------------------------------------------------------------------------
 139   Des Moines Portfolio - Colonial Village Apartments   Multifamily            Garden Style
 140   516 - 544 Raymond Boulevard                          Retail                 Unanchored
 141   Henrietta Shopping Center                            Mixed Use              Office(71%)/Retail(29%)
 142   Fairfield Inn & Suites - Butler                      Hotel                  Limited Service
 143   Colonial Crossing Retail                             Retail                 Unanchored
--------------------------------------------------------------------------------------------------------------
 144   Jackson Pediatrics                                   Office                 Medical Office
 145   Courtyard by Marriott - Raleigh                      Hotel                  Limited Service
 146   Monsey Marketplace                                   Retail                 Unanchored
 147   Cross Creek Retail (IN)                              Retail                 Anchored
 148   CVS - Watertown, MA                                  Retail                 Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------
 149   Palmetto Glades Retail                               Retail                 Unanchored
 150   Presque Isle and Eastern Ave                         Retail                 Unanchored
 151   Forest Park MHC                                      Manufactured Housing   Manufactured Housing
 152   Square Barn Commons                                  Retail                 Unanchored
 153   Hampton Inn - College Station (Equity Inns)          Hotel                  Limited Service
--------------------------------------------------------------------------------------------------------------
 154   Atlanthub                                            Retail                 Unanchored
 155   Walgreens (Garden Grove)                             Retail                 Anchored
 156   Aztec Square                                         Retail                 Shadow Anchored
 157   The Shoppes at the Creek                             Retail                 Unanchored
 158   Post Plaza Shopping Center                           Retail                 Unanchored
--------------------------------------------------------------------------------------------------------------
 159   Hampton Inn - Meriden (Equity Inns)                  Hotel                  Limited Service
 160   Circuit City - Florence, SC                          Retail                 Anchored, Single Tenant
 161   9343 North Loop                                      Office                 Suburban
 162   3829 Crenshaw Boulevard                              Retail                 Unanchored
 163   Hampton Inn - Austin (Equity Inns)                   Hotel                  Limited Service
--------------------------------------------------------------------------------------------------------------
 164   Owens Place                                          Retail                 Shadow Anchored
 165   Canoga Plaza                                         Retail                 Unanchored
 166   Shops at Colony Crossing                             Retail                 Unanchored
 167   McKendree Garage                                     Parking                Parking Garage
 168   Southwest Professional Plaza                         Office                 Suburban
--------------------------------------------------------------------------------------------------------------
 169   Parkview Apartments                                  Multifamily            Conventional
 170   218 Knickerbocker Avenue                             Retail                 Unanchored
 171   17 Maple Drive                                       Mixed Use              Retail(65%)/Office(35%)
 172   Dairyland Square                                     Retail                 Anchored
 173   Snug Harbor MHC                                      Manufactured Housing   Manufactured Housing
--------------------------------------------------------------------------------------------------------------
 174   Hampton Inn - Knoxville (Equity Inns)                Hotel                  Limited Service
 175   Crittenden Garage                                    Parking                Parking Garage
 176   Woodgate MHC                                         Manufactured Housing   Manufactured Housing
 177   Central Plaza Retail                                 Retail                 Anchored
 178   PBC Shell Lane                                       Industrial             Flex
--------------------------------------------------------------------------------------------------------------
 179   Des Moines Portfolio- Robin Hill Apartments          Multifamily            Garden Style
 180   Des Moines Portfolio - Plaza Manor Apartments        Multifamily            Garden Style
 181   Brown's Creek Shopping Center                        Retail                 Suburban
 182   50 Cutler Avenue                                     Mixed Use              Industrial/Warehouse
 183   Boston Sports Club                                   Other                  Health Club
--------------------------------------------------------------------------------------------------------------
 184   Oxmoor Ridge Apartments                              Multifamily            Garden Style
 185   AC Moore-Pennsdale                                   Retail                 Shadow Anchored
 186   Des Moines Portfolio- Ingersoll Towers Apartments    Multifamily            Mid-Rise
 187   Inland Center                                        Retail                 Unanchored
 188   Getzville Plaza                                      Retail                 Anchored
--------------------------------------------------------------------------------------------------------------
 189   Broadmark                                            Retail                 Unanchored
 190   Shoppes at Thomsen Mile                              Retail                 Shadow Anchored
 191   Sentry Plaza                                         Retail                 Unanchored
 192   Des Moines Portfolio- Woodland West Apartments       Multifamily            Walk-up
--------------------------------------------------------------------------------------------------------------

                                                                                                  INTEREST        ORIGINAL
                                                                   INTEREST     ADMINISTRATIVE    ACCRUAL     TERM TO MATURITY
 ID     PROPERTY NAME                                           RATE (10)(11)    FEE RATE (2)      BASIS       OR ARD (MOS.)
------------------------------------------------------------------------------------------------------------------------------

  1     Ala Moana Portfolio                                        5.6028%         0.0200%       Actual/360          60
 1.1    Ala Moana Center
 1.2    Ala Moana Building
 1.3    Ala Moana Pacific Center
 1.4    Ala Moana Plaza
------------------------------------------------------------------------------------------------------------------------------
  2     ShopKo Portfolio                                           6.5875%         0.0300%       Actual/360         120
 2.1    10808 South 132nd Street
 2.2    700 Pilgrim Way
 2.3    1717 Lawrence Drive
 2.4    301 Bay Park Square
------------------------------------------------------------------------------------------------------------------------------
 2.5    55 Lake Boulevard
 2.6    217 West Ironwood Drive
 2.7    1001 East Gowen Road
 2.8    801 West Central Entrance (Highway 53)
 2.9    4161 Second Street South (Highway 23)
------------------------------------------------------------------------------------------------------------------------------
2.10    7401 Mineral Point Road
2.11    1000 West Northland Avenue
2.12    2201 Zeier Road
2.13    1850 Madison Avenue
2.14    2820 Highway 63 South
------------------------------------------------------------------------------------------------------------------------------
2.15    3708 Highway 63 North
2.16    3200 Broadway Street
2.17    2430 East Mason Street
2.18    867 North Columbia Center Boulevard
2.19    14445 West Center Road
------------------------------------------------------------------------------------------------------------------------------
2.20    5646 North 90th Street
2.21    616 West Johnson Street
2.22    1150 West Washington Street
2.23    1601 West 41st Street
2.24    1845 Haines Avenue
------------------------------------------------------------------------------------------------------------------------------
2.25    699 Green Bay Road
2.26    955 West Clairemont Avenue
2.27    1100 East Riverview Expressway
2.28    2510 South Reserve Street
2.29    1300 Koeller Street
------------------------------------------------------------------------------------------------------------------------------
2.30    800 East Maes Street
2.31    North 9520 Newport Highway
2.32    4801 Washington Avenue
2.33    4515 South Regal Street
2.34    1306 North Central Avenue
------------------------------------------------------------------------------------------------------------------------------
2.35    2500 US Highway 14
2.36    1209 18th Avenue Northwest
2.37    501 Highway 10 Southeast
2.38    1400 Big Thunder Boulevard
2.39    2101 West Broadway
------------------------------------------------------------------------------------------------------------------------------
2.40    2208 North Webb Road
2.41    5300 52nd Street
2.42    905 South 24th Street West
2.43    701 South Church Street
2.44    1964 West Morton Avenue
------------------------------------------------------------------------------------------------------------------------------
2.45    4200 South 27th Street
2.46    1710 South Main Street
2.47    1578 Appleton Road
2.48    2761 Prairie Avenue
2.49    9366 State Highway 16
------------------------------------------------------------------------------------------------------------------------------
2.50    2602 Shopko Drive
2.51    518 South Taylor Drive
2.52    1553 West 9000 South
2.53    2290 South 1300 East
2.54    405 Cottonwood Drive
------------------------------------------------------------------------------------------------------------------------------
2.55    5801 Summit View Avenue
2.56    1900 North Main Street
2.57    1771 Wisconsin Avenue
2.58    4344 Mormon Coulee Road (State Highway 14)
2.59    1200 Susan Drive
------------------------------------------------------------------------------------------------------------------------------
2.60    2677 South Prairie View Road
2.61    230 North Wisconsin Street
2.62    3415 Calumet Avenue
2.63    700 9th Avenue Southeast
2.64    1105 East Grand Avenue
------------------------------------------------------------------------------------------------------------------------------
2.65    1200 Main Street (State Highway 10)
2.66    125 Main Street
2.67    190 South 500 West
2.68    500 North Highway 281
2.69    301 Northwest Bypass
------------------------------------------------------------------------------------------------------------------------------
2.70    3101 North Montana Avenue
2.71    South 1450 Grand Avenue
2.72    500 South Carpenter Avenue
2.73    4060 Riverdale Road
2.74    615 South Monroe
------------------------------------------------------------------------------------------------------------------------------
2.75    1150 North Main Street
2.76    2655 Broadway Avenue
2.77    4850 West 3500 South
2.78    1001 South Highway 15 (State Street)
2.79    1450 East Geneva Street
------------------------------------------------------------------------------------------------------------------------------
2.80    601 Galvin Road South
2.81    1018 Washington Boulevard
2.82    1777 Paulson Road
2.83    405 West 8th Street
2.84    2610 North Bridge Avenue
------------------------------------------------------------------------------------------------------------------------------
2.85    2005 Krenzien Drive
2.86    510 East Philip Avenue
2.87    2530 First Avenue North
2.88    1755 North Humiston Avenue
2.89    2100 Caldwell Boulevard
------------------------------------------------------------------------------------------------------------------------------
2.90    900 West Memorial Drive
2.91    2741 Roosevelt Street
2.92    2266 North University Parkway
2.93    1649 Pole Line Road East
2.94    320 County Road O
------------------------------------------------------------------------------------------------------------------------------
2.95    4215 Yellowstone Highway
2.96    800 East 17th Street
2.97    1350 North Galena Avenue
2.98    1600 Rose Street
2.99    2530 Rudkin Road
------------------------------------------------------------------------------------------------------------------------------
2.100   555 West South Street
2.101   955 North Main Street
2.102   1341 North Main Street
2.103   747 South Main Street
2.104   1425 Janesville Avenue
------------------------------------------------------------------------------------------------------------------------------
2.105   2120 Thain Grade
2.106   3705 Monroe Road
2.107   2585 Lineville Road
2.108   1190 North 6th Street
2.109   1450 West Main Avenue
------------------------------------------------------------------------------------------------------------------------------
2.110   East 13414 Sprague Avenue
2.111   313 North Roosevelt Avenue
2.112   1011 North Wisconsin Street
  3     High Point Furniture Mart                                  6.1050%         0.0300%       Actual/360         120
  4     InterContinental Boston Hotel                              6.5359%         0.0300%       Actual/360         180
------------------------------------------------------------------------------------------------------------------------------
  5     Fair Lakes Office Portfolio                                6.2180%         0.0300%       Actual/360         120
 5.1    Hyatt Plaza
 5.2    Fair Lakes VII
 5.3    Fair Lakes II
 5.4    Fair Lakes I
------------------------------------------------------------------------------------------------------------------------------
 5.5    Fair Lakes Court North
 5.6    Fair Lakes Court South
 5.7    Fair Lakes V
 5.8    Fair Lakes IV
 5.9    Fair Lakes III
------------------------------------------------------------------------------------------------------------------------------
  6     Two Gateway                                                5.7400%         0.0100%       Actual/360         120
  7     1111 Marcus Avenue                                         5.9900%         0.0200%       Actual/360         104
  8     White Plains Plaza                                         6.2000%         0.0300%       Actual/360         120
  9     The Hay-Adams                                              6.1990%         0.0300%       Actual/360         180
 10     660 South Figueroa Tower                                   6.2700%         0.0300%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 11     Washington Business Park                                   6.0800%         0.0300%       Actual/360         121
 12     Greendale Mall                                             5.9970%         0.1000%       Actual/360         120
 13     Mills Building                                             5.9100%         0.0500%       Actual/360         120
 14     Lightstone MI Tranche I                                    5.9600%         0.0200%       Actual/360         120
14.1    Scotsdale
------------------------------------------------------------------------------------------------------------------------------
14.2    Carriage Park
14.3    Macomb Manor
14.4    Carriage Hill
 15     Village at Century                                         6.2300%         0.0400%       Actual/360         120
 16     One Cabot Road Office                                      6.0200%         0.0500%       Actual/360          84
------------------------------------------------------------------------------------------------------------------------------
 17     St. Ives Apartments                                        6.2100%         0.1000%       Actual/360         120
 18     Waterfront Hilton                                          6.3200%         0.0371%       Actual/360          84
 19     Crossroads Retail (PA)                                     5.8100%         0.1000%       Actual/360         120
 20     Holiday Inn Dulles                                         6.0714%         0.0300%       Actual/360         120
 21     Northrop Grumman Office Building                           6.2240%         0.0200%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 22     Empirian Highland                                          6.0000%         0.0300%       Actual/360         121
 23     Circle Point                                               6.3600%         0.0500%       Actual/360         120
 24     6100 Executive Boulevard                                   6.0620%         0.0300%       Actual/360         120
 25     Embassy Suites - SeaTac                                    6.5200%         0.0200%       Actual/360         120
 26     Empirian Waterford Landing                                 6.0000%         0.0300%       Actual/360         121
------------------------------------------------------------------------------------------------------------------------------
 27     Tennyson Office Center                                     6.0070%         0.0300%       Actual/360         120
 28     Village at Bexley                                          5.9100%         0.1000%       Actual/360         120
 29     Empirian Wildewood                                         6.0000%         0.0300%       Actual/360         121
 30     Corsair Building                                           6.5000%         0.1000%       Actual/360         120
 31     Home Depot Jersey City                                     5.8840%         0.0300%         30/360           316
------------------------------------------------------------------------------------------------------------------------------
 32     Fox Point in Old Farm Apartments                           5.9170%         0.0200%       Actual/360         120
 33     Cypress Lakes Apartments                                   6.0900%         0.1000%       Actual/360          60
 34     Hilton - Northbrook                                        6.4200%         0.0470%       Actual/360         120
 35     Douglas Avenue Portfolio                                   6.1240%         0.0300%       Actual/360         120
 36     Springs Industries Pool 3                                  6.0000%         0.0600%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
36.1    Springs Industries Calhoun
36.2    Springs Industries Dalton
36.3    Springs Industries Piedmont
 37     Plaza Colonial                                             5.8000%         0.1000%       Actual/360         120
 38     Diamond Bar Portfolio                                      6.2500%         0.0300%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
38.1    21015 & 21073 Pathfinder Road
38.2    1400 Montefino Avenue
 39     Briarcliff Corporate Campus                                6.3450%         0.0300%       Actual/360         120
 40     Enterprise Drive Distribution Center                       6.1120%         0.0200%       Actual/360         120
 41     Paces Park Apartments                                      6.3400%         0.1000%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 42     Healthpoint Wellness Center                                5.9720%         0.0200%       Actual/360         120
 43     234 East Colorado Office                                   6.1700%         0.1000%       Actual/360         120
 44     Keystone Industrial Park                                   5.9300%         0.1000%       Actual/360         120
 45     Courtyard by Marriott Penn Square                          6.3300%         0.0566%       Actual/360          78
 46     Springs Industries Pool 1                                  5.7500%         0.0600%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
46.1    460 Beaver Creek Drive
46.2    8467 & 8601 Route 405 South
46.3    2251 Catawba River Road
46.4    1560 Industrial Boulevard
46.5    765 1/2 South Erwin Street
------------------------------------------------------------------------------------------------------------------------------
 47     The Bridge                                                 6.2000%         0.0200%       Actual/360         120
 48     501 Continental Blvd                                       5.9800%         0.1000%       Actual/360         120
 49     InterContinental Boston Parking                            10.3785%        0.0300%       Actual/360         180
 50     Moody Texas Hotel Portfolio                                6.6330%         0.0200%       Actual/360         120
50.1    TownePlace Suites Dallas Plano
------------------------------------------------------------------------------------------------------------------------------
50.2    Hampton Inn I-10 West
50.3    Homewood Suites Bedford
 51     Mearns Park                                                6.1740%         0.0300%       Actual/360         120
 52     The Court Apartments                                       6.5685%         0.1000%       Actual/360         120
 53     Summit Square Retail Plaza                                 6.2240%         0.0200%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 54     Millville Town Center                                      5.6950%         0.0200%       Actual/360         120
 55     Mission Briley Parkway Apartments                          6.3260%         0.0300%       Actual/360         120
 56     Doylestown Office Building                                 6.3290%         0.0300%       Actual/360         120
 57     Crums Mill Portfolio                                       5.9100%         0.0200%       Actual/360         120
 58     300 Westage Business Center                                6.7214%         0.1000%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 59     Mi Pueblo Shopping Center                                  6.4400%         0.0300%       Actual/360         120
 60     Morrison Building                                          6.1260%         0.0200%       Actual/360         120
 61     Lakeview Office Center                                     6.1400%         0.0600%       Actual/360         120
 62     Golden Wheel Manufactured Housing Community                6.2500%         0.1000%       Actual/360         120
 63     Presbyterian Allen MOB II                                  5.9250%         0.0300%       Actual/360         121
------------------------------------------------------------------------------------------------------------------------------
 64     Shops at Dowlen                                            6.1320%         0.0300%       Actual/360         120
 65     Jetplex Circle Business Park                               6.3440%         0.0200%       Actual/360         120
 66     Doubletree - Alsip                                         6.4900%         0.0692%       Actual/360         120
 67     Coastal Building                                           6.3500%         0.0200%       Actual/360          60
 68     Hampton Inn & Suites - Santa Ana                           6.2620%         0.0500%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 69     Prescott Lakes Apartments                                  6.2850%         0.0300%       Actual/360         120
 70     Mission Battleground Park                                  6.3220%         0.0300%       Actual/360         120
 71     The Winston Lofts                                          6.1100%         0.0300%       Actual/360         120
 72     Broadmoor Country Club                                     6.1700%         0.0200%       Actual/360         120
 73     Delray Town Center                                         6.1920%         0.0500%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 74     Bare Cove Office Park                                      6.1100%         0.0200%       Actual/360         120
 75     Plaza at Coral Springs                                     6.2600%         0.1000%       Actual/360         120
 76     Heron Building                                             6.1560%         0.0300%       Actual/360         120
 77     ITT Building Portfolio                                     6.3420%         0.0900%       Actual/360         120
77.1    ITT Building
------------------------------------------------------------------------------------------------------------------------------
77.2    Centura Office
77.3    Military Circle East Building
 78     One Corporate Plaza                                        5.9460%         0.0300%       Actual/360         120
 79     Avondale Village                                           5.4700%         0.0500%       Actual/360         120
 80     Carmax                                                     5.9650%         0.0700%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 81     Cartersville Physicians Center                             6.2130%         0.0300%       Actual/360         120
 82     Holiday Inn - El Paso                                      6.1000%         0.0769%       Actual/360          84
 83     University Plains Apartments                               6.1450%         0.0300%       Actual/360         120
 84     80 Field Point Road                                        5.9000%         0.0300%       Actual/360         180
 85     Devon Professional Ctr and Pier One                        5.9700%         0.1000%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
85.1    Devon Professional Buildings
85.2    Pier 1 Imports
 86     1700-1710 Connecticut Avenue                               5.8700%         0.0300%       Actual/360         120
 87     Forest Ridge Apartments                                    5.6430%         0.0300%       Actual/360         120
 88     Courtyard by Marriott - West Homestead                     6.2600%         0.0778%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 89     Bank of America Plaza                                      6.0000%         0.0400%       Actual/360         120
 90     Rite Aid (Pittsburgh)                                      5.9900%         0.1000%       Actual/360         120
 91     Comfort Inn - Jacksonville (Equity Inns)                   5.6500%         0.0790%         30/360           120
 92     Sequoia Business Park                                      6.1600%         0.0200%       Actual/360         120
 93     Residence Inn - Raleigh                                    6.4800%         0.0813%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 94     2020 Hurley Way                                            6.1800%         0.0200%       Actual/360         120
 95     Wickes Furniture                                           6.1300%         0.1000%       Actual/360         120
 96     The Cascades                                               6.4000%         0.0700%       Actual/360         120
 97     Jersey Boulevard                                           5.9350%         0.0200%       Actual/360         120
 98     Macdade Terrace Apartments                                 5.7200%         0.0200%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 99     Courtyard - Altoona                                        5.9600%         0.0829%       Actual/360         120
 100    2296 Henderson Mill                                        6.3800%         0.0600%       Actual/360         120
 101    Levitz Hawthorne - Wilkie and 120th                        6.2500%         0.1000%       Actual/360         120
 102    Northport Corners Shopping Center                          6.3400%         0.1000%       Actual/360         120
 103    Century City Central Plant                                 5.9650%         0.0600%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 104    Homestead Garden Apartments                                6.4120%         0.0200%       Actual/360         120
 105    Kress Payless Building                                     6.3800%         0.0200%       Actual/360         120
 106    Hampton Inn - Naperville (Equity Inns)                     5.6500%         0.0848%         30/360           120
 107    Hampton Inn - Ann Arbor (Equity Inns)                      5.6500%         0.0857%         30/360           120
 108    Spectrum Centre                                            6.4050%         0.0300%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 109    2515 Shader Road Industrial                                6.2000%         0.1000%       Actual/360         120
 110    Namco Plaza                                                6.2900%         0.0200%       Actual/360         120
 111    Mission Stadler Place Apartments                           6.2300%         0.0300%       Actual/360         120
 112    Sun Center                                                 5.9500%         0.0300%       Actual/360         121
 113    Burleson Shopping Center                                   6.0600%         0.1000%       Actual/360         121
------------------------------------------------------------------------------------------------------------------------------
 114    Residence Inn - Milford                                    6.7800%         0.0678%       Actual/360         120
 115    Springpointe Executive Center                              6.2300%         0.1000%       Actual/360         120
 116    Hampton Inn - Indianapolis (Equity Inns)                   5.6500%         0.0883%         30/360           120
 117    Brookdale Shopping Center                                  5.8500%         0.1000%       Actual/360         120
 118    Holiday Inn Express and Suites                             6.4400%         0.0200%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 119    Palo Verde Square                                          6.1900%         0.1000%       Actual/360         120
 120    Audubon Park Apartments                                    6.2550%         0.0200%       Actual/360         120
 121    44-01 21st Street                                          6.0270%         0.0300%       Actual/360         120
 122    Ross Plaza                                                 5.9000%         0.1000%       Actual/360         120
 123    Dillards - Cincinnati, OH                                  6.2750%         0.0500%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 124    Broad Bay Country Club                                     7.2800%         0.1000%       Actual/360         120
 125    1325 E Flamingo                                            6.1900%         0.1000%       Actual/360         120
 126    SpringHill Suites - Manchester Airport                     6.3100%         0.0924%       Actual/360          84
 127    Gallery Row                                                5.9900%         0.1000%       Actual/360         120
 128    Borders Books - Montclair                                  6.4150%         0.0400%       Actual/360         144
------------------------------------------------------------------------------------------------------------------------------
 129    Mercado del Lago                                           5.9000%         0.1000%       Actual/360         120
 130    611 Church Street                                          6.1890%         0.0200%       Actual/360         120
 131    TownePlace Suites - Manchester                             6.3100%         0.0939%       Actual/360          84
 132    Hampton Inn - Milford (Equity Inns)                        5.6500%         0.0946%         30/360           120
 133    North Park Place Apartments                                6.2300%         0.0500%       Actual/360          60
------------------------------------------------------------------------------------------------------------------------------
 134    Des Moines Portfolio- Crescent Chase Apartments            6.0500%         0.1000%       Actual/360         120
 135    Sierra Court Shopping Center                               6.1900%         0.0500%       Actual/360         120
 136    Rimrock Plaza                                              6.3000%         0.0200%       Actual/360         120
 137    Unity Health and Resource Center                           6.2300%         0.0200%       Actual/360         120
 138    St. Joseph Medical Plaza                                   5.9400%         0.0500%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 139    Des Moines Portfolio - Colonial Village Apartments         6.0500%         0.1000%       Actual/360         120
 140    516 - 544 Raymond Boulevard                                6.2100%         0.0700%       Actual/360         120
 141    Henrietta Shopping Center                                  6.1000%         0.0600%       Actual/360         120
 142    Fairfield Inn & Suites - Butler                            6.0600%         0.1000%       Actual/360         120
 143    Colonial Crossing Retail                                   6.2700%         0.1000%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 144    Jackson Pediatrics                                         6.4200%         0.1000%       Actual/360         120
 145    Courtyard by Marriott - Raleigh                            6.2800%         0.1000%       Actual/360         121
 146    Monsey Marketplace                                         6.4200%         0.0300%       Actual/360         120
 147    Cross Creek Retail (IN)                                    6.1900%         0.1000%       Actual/360         120
 148    CVS - Watertown, MA                                        6.2900%         0.0700%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 149    Palmetto Glades Retail                                     6.1700%         0.1000%       Actual/360         120
 150    Presque Isle and Eastern Ave                               6.3800%         0.1000%       Actual/360         120
 151    Forest Park MHC                                            5.9200%         0.1000%       Actual/360         120
 152    Square Barn Commons                                        6.1300%         0.1000%       Actual/360         120
 153    Hampton Inn - College Station (Equity Inns)                5.6500%         0.1000%         30/360           120
------------------------------------------------------------------------------------------------------------------------------
 154    Atlanthub                                                  6.1150%         0.0300%       Actual/360         121
 155    Walgreens (Garden Grove)                                   6.1100%         0.1000%       Actual/360         120
 156    Aztec Square                                               5.4100%         0.0500%       Actual/360         120
 157    The Shoppes at the Creek                                   6.2270%         0.0500%       Actual/360         120
 158    Post Plaza Shopping Center                                 6.1830%         0.0500%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 159    Hampton Inn - Meriden (Equity Inns)                        5.6500%         0.1000%         30/360           120
 160    Circuit City - Florence, SC                                5.3450%         0.0200%       Actual/360         120
 161    9343 North Loop                                            5.9500%         0.1000%       Actual/360         120
 162    3829 Crenshaw Boulevard                                    6.1330%         0.0300%       Actual/360         120
 163    Hampton Inn - Austin (Equity Inns)                         5.6500%         0.1000%         30/360           120
------------------------------------------------------------------------------------------------------------------------------
 164    Owens Place                                                6.4500%         0.1000%       Actual/360         120
 165    Canoga Plaza                                               6.4400%         0.0300%       Actual/360         120
 166    Shops at Colony Crossing                                   6.2200%         0.1000%       Actual/360         120
 167    McKendree Garage                                           5.9300%         0.1000%       Actual/360         120
 168    Southwest Professional Plaza                               6.1050%         0.1000%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 169    Parkview Apartments                                        6.0830%         0.0800%       Actual/360         120
 170    218 Knickerbocker Avenue                                   6.1600%         0.0300%       Actual/360         120
 171    17 Maple Drive                                             6.1830%         0.0500%       Actual/360         120
 172    Dairyland Square                                           6.3600%         0.0200%       Actual/360         120
 173    Snug Harbor MHC                                            6.2600%         0.1000%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 174    Hampton Inn - Knoxville (Equity Inns)                      5.6500%         0.1000%         30/360           120
 175    Crittenden Garage                                          6.4000%         0.0300%       Actual/360         120
 176    Woodgate MHC                                               6.4000%         0.1000%       Actual/360         120
 177    Central Plaza Retail                                       6.4000%         0.1000%       Actual/360         120
 178    PBC Shell Lane                                             6.3600%         0.1000%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 179    Des Moines Portfolio- Robin Hill Apartments                6.0500%         0.1000%       Actual/360         120
 180    Des Moines Portfolio - Plaza Manor Apartments              6.0500%         0.1000%       Actual/360         120
 181    Brown's Creek Shopping Center                              6.2000%         0.0300%       Actual/360         121
 182    50 Cutler Avenue                                           6.2400%         0.1000%       Actual/360         120
 183    Boston Sports Club                                         6.1900%         0.0200%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 184    Oxmoor Ridge Apartments                                    6.2700%         0.1000%       Actual/360         120
 185    AC Moore-Pennsdale                                         6.1500%         0.1000%       Actual/360         120
 186    Des Moines Portfolio- Ingersoll Towers Apartments          6.0500%         0.1000%       Actual/360         120
 187    Inland Center                                              6.1430%         0.0300%       Actual/360         120
 188    Getzville Plaza                                            6.0600%         0.1000%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------
 189    Broadmark                                                  6.1150%         0.0900%       Actual/360         121
 190    Shoppes at Thomsen Mile                                    6.1800%         0.1000%       Actual/360         120
 191    Sentry Plaza                                               6.6100%         0.1000%       Actual/360         120
 192    Des Moines Portfolio- Woodland West Apartments             6.0500%         0.1000%       Actual/360         120
------------------------------------------------------------------------------------------------------------------------------

                                                             STATED REMAINING      ORIGINAL          REMAINING         FIRST
                                                             TERM TO MATURITY    AMORTIZATION      AMORTIZATION       PAYMENT
 ID     PROPERTY NAME                                          OR ARD (MOS.)    TERM (MOS.) (8)   TERM (MOS.) (8)      DATE
------------------------------------------------------------------------------------------------------------------------------

  1     Ala Moana Portfolio                                         59                 0                 0           10/1/2006
 1.1    Ala Moana Center
 1.2    Ala Moana Building
 1.3    Ala Moana Pacific Center
 1.4    Ala Moana Plaza
------------------------------------------------------------------------------------------------------------------------------
  2     ShopKo Portfolio                                            116               360               356          7/5/2006
 2.1    10808 South 132nd Street
 2.2    700 Pilgrim Way
 2.3    1717 Lawrence Drive
 2.4    301 Bay Park Square
------------------------------------------------------------------------------------------------------------------------------
 2.5    55 Lake Boulevard
 2.6    217 West Ironwood Drive
 2.7    1001 East Gowen Road
 2.8    801 West Central Entrance (Highway 53)
 2.9    4161 Second Street South (Highway 23)
------------------------------------------------------------------------------------------------------------------------------
2.10    7401 Mineral Point Road
2.11    1000 West Northland Avenue
2.12    2201 Zeier Road
2.13    1850 Madison Avenue
2.14    2820 Highway 63 South
------------------------------------------------------------------------------------------------------------------------------
2.15    3708 Highway 63 North
2.16    3200 Broadway Street
2.17    2430 East Mason Street
2.18    867 North Columbia Center Boulevard
2.19    14445 West Center Road
------------------------------------------------------------------------------------------------------------------------------
2.20    5646 North 90th Street
2.21    616 West Johnson Street
2.22    1150 West Washington Street
2.23    1601 West 41st Street
2.24    1845 Haines Avenue
------------------------------------------------------------------------------------------------------------------------------
2.25    699 Green Bay Road
2.26    955 West Clairemont Avenue
2.27    1100 East Riverview Expressway
2.28    2510 South Reserve Street
2.29    1300 Koeller Street
------------------------------------------------------------------------------------------------------------------------------
2.30    800 East Maes Street
2.31    North 9520 Newport Highway
2.32    4801 Washington Avenue
2.33    4515 South Regal Street
2.34    1306 North Central Avenue
------------------------------------------------------------------------------------------------------------------------------
2.35    2500 US Highway 14
2.36    1209 18th Avenue Northwest
2.37    501 Highway 10 Southeast
2.38    1400 Big Thunder Boulevard
2.39    2101 West Broadway
------------------------------------------------------------------------------------------------------------------------------
2.40    2208 North Webb Road
2.41    5300 52nd Street
2.42    905 South 24th Street West
2.43    701 South Church Street
2.44    1964 West Morton Avenue
------------------------------------------------------------------------------------------------------------------------------
2.45    4200 South 27th Street
2.46    1710 South Main Street
2.47    1578 Appleton Road
2.48    2761 Prairie Avenue
2.49    9366 State Highway 16
------------------------------------------------------------------------------------------------------------------------------
2.50    2602 Shopko Drive
2.51    518 South Taylor Drive
2.52    1553 West 9000 South
2.53    2290 South 1300 East
2.54    405 Cottonwood Drive
------------------------------------------------------------------------------------------------------------------------------
2.55    5801 Summit View Avenue
2.56    1900 North Main Street
2.57    1771 Wisconsin Avenue
2.58    4344 Mormon Coulee Road (State Highway 14)
2.59    1200 Susan Drive
------------------------------------------------------------------------------------------------------------------------------
2.60    2677 South Prairie View Road
2.61    230 North Wisconsin Street
2.62    3415 Calumet Avenue
2.63    700 9th Avenue Southeast
2.64    1105 East Grand Avenue
------------------------------------------------------------------------------------------------------------------------------
2.65    1200 Main Street (State Highway 10)
2.66    125 Main Street
2.67    190 South 500 West
2.68    500 North Highway 281
2.69    301 Northwest Bypass
------------------------------------------------------------------------------------------------------------------------------
2.70    3101 North Montana Avenue
2.71    South 1450 Grand Avenue
2.72    500 South Carpenter Avenue
2.73    4060 Riverdale Road
2.74    615 South Monroe
------------------------------------------------------------------------------------------------------------------------------
2.75    1150 North Main Street
2.76    2655 Broadway Avenue
2.77    4850 West 3500 South
2.78    1001 South Highway 15 (State Street)
2.79    1450 East Geneva Street
------------------------------------------------------------------------------------------------------------------------------
2.80    601 Galvin Road South
2.81    1018 Washington Boulevard
2.82    1777 Paulson Road
2.83    405 West 8th Street
2.84    2610 North Bridge Avenue
------------------------------------------------------------------------------------------------------------------------------
2.85    2005 Krenzien Drive
2.86    510 East Philip Avenue
2.87    2530 First Avenue North
2.88    1755 North Humiston Avenue
2.89    2100 Caldwell Boulevard
------------------------------------------------------------------------------------------------------------------------------
2.90    900 West Memorial Drive
2.91    2741 Roosevelt Street
2.92    2266 North University Parkway
2.93    1649 Pole Line Road East
2.94    320 County Road O
------------------------------------------------------------------------------------------------------------------------------
2.95    4215 Yellowstone Highway
2.96    800 East 17th Street
2.97    1350 North Galena Avenue
2.98    1600 Rose Street
2.99    2530 Rudkin Road
------------------------------------------------------------------------------------------------------------------------------
2.100   555 West South Street
2.101   955 North Main Street
2.102   1341 North Main Street
2.103   747 South Main Street
2.104   1425 Janesville Avenue
------------------------------------------------------------------------------------------------------------------------------
2.105   2120 Thain Grade
2.106   3705 Monroe Road
2.107   2585 Lineville Road
2.108   1190 North 6th Street
2.109   1450 West Main Avenue
------------------------------------------------------------------------------------------------------------------------------
2.110   East 13414 Sprague Avenue
2.111   313 North Roosevelt Avenue
2.112   1011 North Wisconsin Street
  3     High Point Furniture Mart                                   119               360               360          10/1/2006
  4     InterContinental Boston Hotel                               179                0                 0           10/5/2006
------------------------------------------------------------------------------------------------------------------------------
  5     Fair Lakes Office Portfolio                                 118                0                 0           9/1/2006
 5.1    Hyatt Plaza
 5.2    Fair Lakes VII
 5.3    Fair Lakes II
 5.4    Fair Lakes I
------------------------------------------------------------------------------------------------------------------------------
 5.5    Fair Lakes Court North
 5.6    Fair Lakes Court South
 5.7    Fair Lakes V
 5.8    Fair Lakes IV
 5.9    Fair Lakes III
------------------------------------------------------------------------------------------------------------------------------
  6     Two Gateway                                                 119               360               360          10/1/2006
  7     1111 Marcus Avenue                                          104                0                 0           11/1/2006
  8     White Plains Plaza                                          119                0                 0           10/1/2006
  9     The Hay-Adams                                               175               360               360          6/1/2006
 10     660 South Figueroa Tower                                    118               360               360          9/1/2006
------------------------------------------------------------------------------------------------------------------------------
 11     Washington Business Park                                    121               360               360          11/1/2006
 12     Greendale Mall                                              120                0                 0           11/1/2006
 13     Mills Building                                              117                0                 0           8/1/2006
 14     Lightstone MI Tranche I                                     117               360               360          8/11/2006
14.1    Scotsdale
------------------------------------------------------------------------------------------------------------------------------
14.2    Carriage Park
14.3    Macomb Manor
14.4    Carriage Hill
 15     Village at Century                                          117               360               360          8/11/2006
 16     One Cabot Road Office                                       84                 0                 0           11/1/2006
------------------------------------------------------------------------------------------------------------------------------
 17     St. Ives Apartments                                         119               360               360          10/1/2006
 18     Waterfront Hilton                                           82                360               360          9/1/2006
 19     Crossroads Retail (PA)                                      120               360               360          11/1/2006
 20     Holiday Inn Dulles                                          116               360               360          7/1/2006
 21     Northrop Grumman Office Building                            117               360               360          8/11/2006
------------------------------------------------------------------------------------------------------------------------------
 22     Empirian Highland                                           121               360               360          11/1/2006
 23     Circle Point                                                115               360               360          6/11/2006
 24     6100 Executive Boulevard                                    120               360               360          11/1/2006
 25     Embassy Suites - SeaTac                                     117               360               357          8/11/2006
 26     Empirian Waterford Landing                                  121               360               360          11/1/2006
------------------------------------------------------------------------------------------------------------------------------
 27     Tennyson Office Center                                      119               360               360          10/1/2006
 28     Village at Bexley                                           120               360               360          11/1/2006
 29     Empirian Wildewood                                          121               360               360          11/1/2006
 30     Corsair Building                                            117               360               360          8/1/2006
 31     Home Depot Jersey City                                      316               321               321          11/1/2006
------------------------------------------------------------------------------------------------------------------------------
 32     Fox Point in Old Farm Apartments                            118               360               360          9/11/2006
 33     Cypress Lakes Apartments                                    60                360               360          11/1/2006
 34     Hilton - Northbrook                                         116               360               360          7/1/2006
 35     Douglas Avenue Portfolio                                    120               360               360          11/1/2006
 36     Springs Industries Pool 3                                   117               360               357          8/11/2006
------------------------------------------------------------------------------------------------------------------------------
36.1    Springs Industries Calhoun
36.2    Springs Industries Dalton
36.3    Springs Industries Piedmont
 37     Plaza Colonial                                              119               360               360          10/1/2006
 38     Diamond Bar Portfolio                                       119               360               360          10/1/2006
------------------------------------------------------------------------------------------------------------------------------
38.1    21015 & 21073 Pathfinder Road
38.2    1400 Montefino Avenue
 39     Briarcliff Corporate Campus                                 119               360               360          10/1/2006
 40     Enterprise Drive Distribution Center                        117               360               360          8/11/2006
 41     Paces Park Apartments                                       117               360               360          8/1/2006
------------------------------------------------------------------------------------------------------------------------------
 42     Healthpoint Wellness Center                                 116               360               360          7/11/2006
 43     234 East Colorado Office                                    117               360               360          8/1/2006
 44     Keystone Industrial Park                                    120               360               360          11/1/2006
 45     Courtyard by Marriott Penn Square                           64                300               298          9/1/2005
 46     Springs Industries Pool 1                                   115               360               355          6/11/2006
------------------------------------------------------------------------------------------------------------------------------
46.1    460 Beaver Creek Drive
46.2    8467 & 8601 Route 405 South
46.3    2251 Catawba River Road
46.4    1560 Industrial Boulevard
46.5    765 1/2 South Erwin Street
------------------------------------------------------------------------------------------------------------------------------
 47     The Bridge                                                  115               360               360          6/11/2006
 48     501 Continental Blvd                                        118               360               360          9/1/2006
 49     InterContinental Boston Parking                             179                0                 0           10/5/2006
 50     Moody Texas Hotel Portfolio                                 119               360               359         10/11/2006
50.1    TownePlace Suites Dallas Plano
------------------------------------------------------------------------------------------------------------------------------
50.2    Hampton Inn I-10 West
50.3    Homewood Suites Bedford
 51     Mearns Park                                                 120               360               360          11/1/2006
 52     The Court Apartments                                        118               360               360          9/1/2006
 53     Summit Square Retail Plaza                                  117               360               360          8/11/2006
------------------------------------------------------------------------------------------------------------------------------
 54     Millville Town Center                                       117               360               360          8/11/2006
 55     Mission Briley Parkway Apartments                           119               360               360          10/1/2006
 56     Doylestown Office Building                                  118               360               360          9/1/2006
 57     Crums Mill Portfolio                                        117               360               360          8/11/2006
 58     300 Westage Business Center                                 117               360               360          8/1/2006
------------------------------------------------------------------------------------------------------------------------------
 59     Mi Pueblo Shopping Center                                   118               360               358          9/1/2006
 60     Morrison Building                                           116                0                 0           7/11/2006
 61     Lakeview Office Center                                      117               360               360          8/11/2006
 62     Golden Wheel Manufactured Housing Community                 117               360               360          8/1/2006
 63     Presbyterian Allen MOB II                                   121                0                 0           11/1/2006
------------------------------------------------------------------------------------------------------------------------------
 64     Shops at Dowlen                                             120               360               360          11/1/2006
 65     Jetplex Circle Business Park                                119               360               360         10/11/2006
 66     Doubletree - Alsip                                          116               360               360          7/1/2006
 67     Coastal Building                                            60                360               360         11/11/2006
 68     Hampton Inn & Suites - Santa Ana                            117               360               357          8/11/2006
------------------------------------------------------------------------------------------------------------------------------
 69     Prescott Lakes Apartments                                   120                0                 0           11/1/2006
 70     Mission Battleground Park                                   118               360               360          9/1/2006
 71     The Winston Lofts                                           119               360               360          10/1/2006
 72     Broadmoor Country Club                                      116               360               360          7/11/2006
 73     Delray Town Center                                          116               360               356          7/11/2006
------------------------------------------------------------------------------------------------------------------------------
 74     Bare Cove Office Park                                       116               360               360          7/11/2006
 75     Plaza at Coral Springs                                      117               360               360          8/1/2006
 76     Heron Building                                              120               360               360          11/1/2006
 77     ITT Building Portfolio                                      115               360               355          6/11/2006
77.1    ITT Building
------------------------------------------------------------------------------------------------------------------------------
77.2    Centura Office
77.3    Military Circle East Building
 78     One Corporate Plaza                                         120               360               360          11/1/2006
 79     Avondale Village                                            112               360               360          3/11/2006
 80     Carmax                                                      115               360               360          6/11/2006
------------------------------------------------------------------------------------------------------------------------------
 81     Cartersville Physicians Center                              119               360               360          10/1/2006
 82     Holiday Inn - El Paso                                       80                360               360          7/1/2006
 83     University Plains Apartments                                117               360               360          8/1/2006
 84     80 Field Point Road                                         177               180               177          8/1/2006
 85     Devon Professional Ctr and Pier One                         120               420               420          11/1/2006
------------------------------------------------------------------------------------------------------------------------------
85.1    Devon Professional Buildings
85.2    Pier 1 Imports
 86     1700-1710 Connecticut Avenue                                120               360               360          11/1/2006
 87     Forest Ridge Apartments                                     118                0                 0           9/1/2006
 88     Courtyard by Marriott - West Homestead                      114               300               300          5/1/2006
------------------------------------------------------------------------------------------------------------------------------
 89     Bank of America Plaza                                       117               360               360          8/11/2006
 90     Rite Aid (Pittsburgh)                                       119               420               420          10/1/2006
 91     Comfort Inn - Jacksonville (Equity Inns)                    120               300               300          11/1/2006
 92     Sequoia Business Park                                       119               360               360          10/6/2006
 93     Residence Inn - Raleigh                                     119               300               299          10/1/2006
------------------------------------------------------------------------------------------------------------------------------
 94     2020 Hurley Way                                             118               360               360          9/11/2006
 95     Wickes Furniture                                            118               360               358          9/1/2006
 96     The Cascades                                                116               360               356          7/11/2006
 97     Jersey Boulevard                                            114               360               360          5/11/2006
 98     Macdade Terrace Apartments                                  115               360               355          6/11/2006
------------------------------------------------------------------------------------------------------------------------------
 99     Courtyard - Altoona                                         114               300               294          5/1/2006
 100    2296 Henderson Mill                                         118               360               360          9/11/2006
 101    Levitz Hawthorne - Wilkie and 120th                         120               360               360          11/1/2006
 102    Northport Corners Shopping Center                           117               360               357          8/1/2006
 103    Century City Central Plant                                  118                0                 0           9/1/2006
------------------------------------------------------------------------------------------------------------------------------
 104    Homestead Garden Apartments                                 117               360               360          8/11/2006
 105    Kress Payless Building                                      120               360               360          11/6/2006
 106    Hampton Inn - Naperville (Equity Inns)                      120               300               300          11/1/2006
 107    Hampton Inn - Ann Arbor (Equity Inns)                       120               300               300          11/1/2006
 108    Spectrum Centre                                             118               360               360          9/1/2006
------------------------------------------------------------------------------------------------------------------------------
 109    2515 Shader Road Industrial                                 117               360               357          8/1/2006
 110    Namco Plaza                                                 119               360               360         10/11/2006
 111    Mission Stadler Place Apartments                            120               360               360          11/1/2006
 112    Sun Center                                                  121               300               300          11/1/2006
 113    Burleson Shopping Center                                    121               360               360          11/1/2006
------------------------------------------------------------------------------------------------------------------------------
 114    Residence Inn - Milford                                     117               300               300          8/1/2006
 115    Springpointe Executive Center                               117               360               357          8/1/2006
 116    Hampton Inn - Indianapolis (Equity Inns)                    120               300               300          11/1/2006
 117    Brookdale Shopping Center                                   120               360               360          11/1/2006
 118    Holiday Inn Express and Suites                              118               300               298          9/11/2006
------------------------------------------------------------------------------------------------------------------------------
 119    Palo Verde Square                                           117               360               360          8/1/2006
 120    Audubon Park Apartments                                     116               360               360          7/11/2006
 121    44-01 21st Street                                           120               360               360          11/1/2006
 122    Ross Plaza                                                  120               360               360          11/1/2006
 123    Dillards - Cincinnati, OH                                   116               360               356          7/11/2006
------------------------------------------------------------------------------------------------------------------------------
 124    Broad Bay Country Club                                      113               300               293          4/1/2006
 125    1325 E Flamingo                                             119               360               359          10/1/2006
 126    SpringHill Suites - Manchester Airport                      77                300               300          4/1/2006
 127    Gallery Row                                                 120               360               360          11/1/2006
 128    Borders Books - Montclair                                   139               360               355          6/11/2006
------------------------------------------------------------------------------------------------------------------------------
 129    Mercado del Lago                                            117               360               357          8/1/2006
 130    611 Church Street                                           117               360               360          8/11/2006
 131    TownePlace Suites - Manchester                              77                300               300          4/1/2006
 132    Hampton Inn - Milford (Equity Inns)                         120               300               300          11/1/2006
 133    North Park Place Apartments                                 59                 0                 0          10/11/2006
------------------------------------------------------------------------------------------------------------------------------
 134    Des Moines Portfolio- Crescent Chase Apartments             119               360               359          10/1/2006
 135    Sierra Court Shopping Center                                117               360               357          8/11/2006
 136    Rimrock Plaza                                               118               360               360          9/11/2006
 137    Unity Health and Resource Center                            118               360               360          9/11/2006
 138    St. Joseph Medical Plaza                                    114               360               354          5/11/2006
------------------------------------------------------------------------------------------------------------------------------
 139    Des Moines Portfolio - Colonial Village Apartments          119               360               359          10/1/2006
 140    516 - 544 Raymond Boulevard                                 115               360               355          6/11/2006
 141    Henrietta Shopping Center                                   117               360               357          8/11/2006
 142    Fairfield Inn & Suites - Butler                             114               300               294          5/1/2006
 143    Colonial Crossing Retail                                    119               360               359          10/1/2006
------------------------------------------------------------------------------------------------------------------------------
 144    Jackson Pediatrics                                          118               360               358          9/1/2006
 145    Courtyard by Marriott - Raleigh                             118               360               357          8/1/2006
 146    Monsey Marketplace                                          120               360               360          11/1/2006
 147    Cross Creek Retail (IN)                                     118               360               358          9/1/2006
 148    CVS - Watertown, MA                                         117               360               360          8/11/2006
------------------------------------------------------------------------------------------------------------------------------
 149    Palmetto Glades Retail                                      119               360               359          10/1/2006
 150    Presque Isle and Eastern Ave                                118                0                 0           9/1/2006
 151    Forest Park MHC                                             120               300               300          11/1/2006
 152    Square Barn Commons                                         119               360               359          10/1/2006
 153    Hampton Inn - College Station (Equity Inns)                 120               300               300          11/1/2006
------------------------------------------------------------------------------------------------------------------------------
 154    Atlanthub                                                   121               360               360          11/1/2006
 155    Walgreens (Garden Grove)                                    119                0                 0           10/1/2006
 156    Aztec Square                                                111               360               351          2/11/2006
 157    The Shoppes at the Creek                                    116               360               356          7/11/2006
 158    Post Plaza Shopping Center                                  115               360               355          6/11/2006
------------------------------------------------------------------------------------------------------------------------------
 159    Hampton Inn - Meriden (Equity Inns)                         120               300               300          11/1/2006
 160    Circuit City - Florence, SC                                 103               360               343          6/11/2005
 161    9343 North Loop                                             120               360               360          11/1/2006
 162    3829 Crenshaw Boulevard                                     119               360               360          10/1/2006
 163    Hampton Inn - Austin (Equity Inns)                          120               300               300          11/1/2006
------------------------------------------------------------------------------------------------------------------------------
 164    Owens Place                                                 118               360               360          9/1/2006
 165    Canoga Plaza                                                118               360               358          9/1/2006
 166    Shops at Colony Crossing                                    117               360               357          8/1/2006
 167    McKendree Garage                                            115               204               199          6/1/2006
 168    Southwest Professional Plaza                                120               360               360          11/1/2006
------------------------------------------------------------------------------------------------------------------------------
 169    Parkview Apartments                                         119               360               360          10/1/2006
 170    218 Knickerbocker Avenue                                    118               360               358          9/1/2006
 171    17 Maple Drive                                              115               360               355          6/11/2006
 172    Dairyland Square                                            117               360               357          8/11/2006
 173    Snug Harbor MHC                                             116               360               356          7/1/2006
------------------------------------------------------------------------------------------------------------------------------
 174    Hampton Inn - Knoxville (Equity Inns)                       120               300               300          11/1/2006
 175    Crittenden Garage                                           117               360               357          8/1/2006
 176    Woodgate MHC                                                117               360               357          8/1/2006
 177    Central Plaza Retail                                        119               360               360          10/1/2006
 178    PBC Shell Lane                                              119               360               359          10/1/2006
------------------------------------------------------------------------------------------------------------------------------
 179    Des Moines Portfolio- Robin Hill Apartments                 119               360               359          10/1/2006
 180    Des Moines Portfolio - Plaza Manor Apartments               119               360               359          10/1/2006
 181    Brown's Creek Shopping Center                               121               360               360          11/1/2006
 182    50 Cutler Avenue                                            117               360               357          8/1/2006
 183    Boston Sports Club                                          116               360               360          7/11/2006
------------------------------------------------------------------------------------------------------------------------------
 184    Oxmoor Ridge Apartments                                     117               360               357          8/1/2006
 185    AC Moore-Pennsdale                                          120               360               360          11/1/2006
 186    Des Moines Portfolio- Ingersoll Towers Apartments           119               360               359          10/1/2006
 187    Inland Center                                               119               360               360          10/1/2006
 188    Getzville Plaza                                             120               360               360          11/1/2006
------------------------------------------------------------------------------------------------------------------------------
 189    Broadmark                                                   121               360               360          11/1/2006
 190    Shoppes at Thomsen Mile                                     119               360               359          10/1/2006
 191    Sentry Plaza                                                117               360               357          8/1/2006
 192    Des Moines Portfolio- Woodland West Apartments              119               360               359          10/1/2006
------------------------------------------------------------------------------------------------------------------------------

                                                            MATURITY       ANNUAL           MONTHLY        REMAINING
                                                              DATE          DEBT             DEBT        INTEREST ONLY
 ID     PROPERTY NAME                                        OR ARD    SERVICE (3)(8)   SERVICE (3)(8)   PERIOD (MOS.)
----------------------------------------------------------------------------------------------------------------------

  1     Ala Moana Portfolio                                 9/1/2011     17,041,698         1,420,141         59
 1.1    Ala Moana Center
 1.2    Ala Moana Building
 1.3    Ala Moana Pacific Center
 1.4    Ala Moana Plaza
----------------------------------------------------------------------------------------------------------------------
  2     ShopKo Portfolio                                    6/5/2016     19,842,328         1,653,527
 2.1    10808 South 132nd Street
 2.2    700 Pilgrim Way
 2.3    1717 Lawrence Drive
 2.4    301 Bay Park Square
----------------------------------------------------------------------------------------------------------------------
 2.5    55 Lake Boulevard
 2.6    217 West Ironwood Drive
 2.7    1001 East Gowen Road
 2.8    801 West Central Entrance (Highway 53)
 2.9    4161 Second Street South (Highway 23)
----------------------------------------------------------------------------------------------------------------------
2.10    7401 Mineral Point Road
2.11    1000 West Northland Avenue
2.12    2201 Zeier Road
2.13    1850 Madison Avenue
2.14    2820 Highway 63 South
----------------------------------------------------------------------------------------------------------------------
2.15    3708 Highway 63 North
2.16    3200 Broadway Street
2.17    2430 East Mason Street
2.18    867 North Columbia Center Boulevard
2.19    14445 West Center Road
----------------------------------------------------------------------------------------------------------------------
2.20    5646 North 90th Street
2.21    616 West Johnson Street
2.22    1150 West Washington Street
2.23    1601 West 41st Street
2.24    1845 Haines Avenue
----------------------------------------------------------------------------------------------------------------------
2.25    699 Green Bay Road
2.26    955 West Clairemont Avenue
2.27    1100 East Riverview Expressway
2.28    2510 South Reserve Street
2.29    1300 Koeller Street
----------------------------------------------------------------------------------------------------------------------
2.30    800 East Maes Street
2.31    North 9520 Newport Highway
2.32    4801 Washington Avenue
2.33    4515 South Regal Street
2.34    1306 North Central Avenue
----------------------------------------------------------------------------------------------------------------------
2.35    2500 US Highway 14
2.36    1209 18th Avenue Northwest
2.37    501 Highway 10 Southeast
2.38    1400 Big Thunder Boulevard
2.39    2101 West Broadway
----------------------------------------------------------------------------------------------------------------------
2.40    2208 North Webb Road
2.41    5300 52nd Street
2.42    905 South 24th Street West
2.43    701 South Church Street
2.44    1964 West Morton Avenue
----------------------------------------------------------------------------------------------------------------------
2.45    4200 South 27th Street
2.46    1710 South Main Street
2.47    1578 Appleton Road
2.48    2761 Prairie Avenue
2.49    9366 State Highway 16
----------------------------------------------------------------------------------------------------------------------
2.50    2602 Shopko Drive
2.51    518 South Taylor Drive
2.52    1553 West 9000 South
2.53    2290 South 1300 East
2.54    405 Cottonwood Drive
----------------------------------------------------------------------------------------------------------------------
2.55    5801 Summit View Avenue
2.56    1900 North Main Street
2.57    1771 Wisconsin Avenue
2.58    4344 Mormon Coulee Road (State Highway 14)
2.59    1200 Susan Drive
----------------------------------------------------------------------------------------------------------------------
2.60    2677 South Prairie View Road
2.61    230 North Wisconsin Street
2.62    3415 Calumet Avenue
2.63    700 9th Avenue Southeast
2.64    1105 East Grand Avenue
----------------------------------------------------------------------------------------------------------------------
2.65    1200 Main Street (State Highway 10)
2.66    125 Main Street
2.67    190 South 500 West
2.68    500 North Highway 281
2.69    301 Northwest Bypass
----------------------------------------------------------------------------------------------------------------------
2.70    3101 North Montana Avenue
2.71    South 1450 Grand Avenue
2.72    500 South Carpenter Avenue
2.73    4060 Riverdale Road
2.74    615 South Monroe
----------------------------------------------------------------------------------------------------------------------
2.75    1150 North Main Street
2.76    2655 Broadway Avenue
2.77    4850 West 3500 South
2.78    1001 South Highway 15 (State Street)
2.79    1450 East Geneva Street
----------------------------------------------------------------------------------------------------------------------
2.80    601 Galvin Road South
2.81    1018 Washington Boulevard
2.82    1777 Paulson Road
2.83    405 West 8th Street
2.84    2610 North Bridge Avenue
----------------------------------------------------------------------------------------------------------------------
2.85    2005 Krenzien Drive
2.86    510 East Philip Avenue
2.87    2530 First Avenue North
2.88    1755 North Humiston Avenue
2.89    2100 Caldwell Boulevard
----------------------------------------------------------------------------------------------------------------------
2.90    900 West Memorial Drive
2.91    2741 Roosevelt Street
2.92    2266 North University Parkway
2.93    1649 Pole Line Road East
2.94    320 County Road O
----------------------------------------------------------------------------------------------------------------------
2.95    4215 Yellowstone Highway
2.96    800 East 17th Street
2.97    1350 North Galena Avenue
2.98    1600 Rose Street
2.99    2530 Rudkin Road
----------------------------------------------------------------------------------------------------------------------
2.100   555 West South Street
2.101   955 North Main Street
2.102   1341 North Main Street
2.103   747 South Main Street
2.104   1425 Janesville Avenue
----------------------------------------------------------------------------------------------------------------------
2.105   2120 Thain Grade
2.106   3705 Monroe Road
2.107   2585 Lineville Road
2.108   1190 North 6th Street
2.109   1450 West Main Avenue
----------------------------------------------------------------------------------------------------------------------
2.110   East 13414 Sprague Avenue
2.111   313 North Roosevelt Avenue
2.112   1011 North Wisconsin Street
  3     High Point Furniture Mart                           9/1/2016     14,187,836         1,182,320         22
  4     InterContinental Boston Hotel                      8/31/2021     11,596,740           966,395        179
----------------------------------------------------------------------------------------------------------------------
  5     Fair Lakes Office Portfolio                         8/1/2016      8,980,562           748,380        118
 5.1    Hyatt Plaza
 5.2    Fair Lakes VII
 5.3    Fair Lakes II
 5.4    Fair Lakes I
----------------------------------------------------------------------------------------------------------------------
 5.5    Fair Lakes Court North
 5.6    Fair Lakes Court South
 5.7    Fair Lakes V
 5.8    Fair Lakes IV
 5.9    Fair Lakes III
----------------------------------------------------------------------------------------------------------------------
  6     Two Gateway                                         9/1/2016      9,093,829           757,819         59
  7     1111 Marcus Avenue                                  6/1/2015      6,073,194           506,100        104
  8     White Plains Plaza                                  9/1/2016      5,028,889           419,074        119
  9     The Hay-Adams                                       5/1/2021      5,511,637           459,303         55
 10     660 South Figueroa Tower                            8/1/2016      4,590,618           382,552         58
------------------------------------------------------------------------------------------------------------------
 11     Washington Business Park                           11/1/2016      3,991,043           332,587         61
 12     Greendale Mall                                     10/1/2016      2,736,131           228,011        120
 13     Mills Building                                      7/1/2016      2,636,517           219,710        117
 14     Lightstone MI Tranche I                            7/11/2016      2,917,447           243,121         57
14.1    Scotsdale
----------------------------------------------------------------------------------------------------------------------
14.2    Carriage Park
14.3    Macomb Manor
14.4    Carriage Hill
 15     Village at Century                                 7/11/2016      2,662,392           221,866         33
 16     One Cabot Road Office                              10/1/2013      2,197,300           183,108         84
----------------------------------------------------------------------------------------------------------------------
 17     St. Ives Apartments                                 9/1/2016      2,633,955           219,496         47
 18     Waterfront Hilton                                   8/1/2013      2,605,164           217,097         22
 19     Crossroads Retail (PA)                             10/1/2016      2,467,038           205,587
 20     Holiday Inn Dulles                                  6/1/2016      2,522,925           210,244         32
 21     Northrop Grumman Office Building                   7/11/2016      2,468,389           205,699         21
----------------------------------------------------------------------------------------------------------------------
 22     Empirian Highland                                  11/1/2016      2,369,903           197,492         61
 23     Circle Point                                       5/11/2016      2,391,894           199,325         31
 24     6100 Executive Boulevard                           10/1/2016      2,114,813           176,234         60
 25     Embassy Suites - SeaTac                            7/11/2016      2,071,165           172,597
 26     Empirian Waterford Landing                         11/1/2016      1,856,208           154,684         61
----------------------------------------------------------------------------------------------------------------------
 27     Tennyson Office Center                              9/1/2016      1,818,002           151,500         59
 28     Village at Bexley                                  10/1/2016      1,767,079           147,257
 29     Empirian Wildewood                                 11/1/2016      1,766,995           147,250         61
 30     Corsair Building                                    7/1/2016      1,835,526           152,960         57
 31     Home Depot Jersey City                              2/1/2033      1,678,532           139,878          6
----------------------------------------------------------------------------------------------------------------------
 32     Fox Point in Old Farm Apartments                   8/11/2016      1,640,060           136,672         46
 33     Cypress Lakes Apartments                           10/1/2011      1,670,763           139,230         36
 34     Hilton - Northbrook                                 6/1/2016      1,692,403           141,034         11
 35     Douglas Avenue Portfolio                           10/1/2016      1,603,921           133,660         36
 36     Springs Industries Pool 3                          7/11/2016      1,582,813           131,901
----------------------------------------------------------------------------------------------------------------------
36.1    Springs Industries Calhoun
36.2    Springs Industries Dalton
36.3    Springs Industries Piedmont
 37     Plaza Colonial                                      9/1/2016      1,471,577           122,631         23
 38     Diamond Bar Portfolio                               9/1/2016      1,485,110           123,759         47
----------------------------------------------------------------------------------------------------------------------
38.1    21015 & 21073 Pathfinder Road
38.2    1400 Montefino Avenue
 39     Briarcliff Corporate Campus                         9/1/2016      1,492,582           124,382         59
 40     Enterprise Drive Distribution Center               7/11/2016      1,419,842           118,320         57
 41     Paces Park Apartments                               7/1/2016      1,454,503           121,209         21
----------------------------------------------------------------------------------------------------------------------
 42     Healthpoint Wellness Center                        6/11/2016      1,377,220           114,768         56
 43     234 East Colorado Office                            7/1/2016      1,391,261           115,938         57
 44     Keystone Industrial Park                           10/1/2016      1,342,450           111,871         60
 45     Courtyard by Marriott Penn Square                   2/1/2012      1,499,390           124,949
 46     Springs Industries Pool 1                          5/11/2016      1,278,025           106,502
----------------------------------------------------------------------------------------------------------------------
46.1    460 Beaver Creek Drive
46.2    8467 & 8601 Route 405 South
46.3    2251 Catawba River Road
46.4    1560 Industrial Boulevard
46.5    765 1/2 South Erwin Street
----------------------------------------------------------------------------------------------------------------------
 47     The Bridge                                         5/11/2016      1,330,356           110,863         55
 48     501 Continental Blvd                                8/1/2016      1,269,639           105,803         58
 49     InterContinental Boston Parking                    8/31/2021      1,788,853           149,071        179
 50     Moody Texas Hotel Portfolio                        9/11/2016      1,292,779           107,732
50.1    TownePlace Suites Dallas Plano
----------------------------------------------------------------------------------------------------------------------
50.2    Hampton Inn I-10 West
50.3    Homewood Suites Bedford
 51     Mearns Park                                        10/1/2016      1,209,350           100,779         60
 52     The Court Apartments                                8/1/2016      1,240,552           103,379         46
 53     Summit Square Retail Plaza                         7/11/2016      1,178,932            98,244         69
----------------------------------------------------------------------------------------------------------------------
 54     Millville Town Center                              7/11/2016      1,078,956            89,913         21
 55     Mission Briley Parkway Apartments                   9/1/2016      1,083,687            90,307         59
 56     Doylestown Office Building                          8/1/2016      1,080,304            90,025         34
 57     Crums Mill Portfolio                               7/11/2016      1,033,171            86,098         21
 58     300 Westage Business Center                         7/1/2016      1,129,020            94,085         45
----------------------------------------------------------------------------------------------------------------------
 59     Mi Pueblo Shopping Center                           8/1/2016      1,055,254            87,938
 60     Morrison Building                                  6/11/2016        826,074            68,840        116
 61     Lakeview Office Center                             7/11/2016        949,386            79,116         33
 62     Golden Wheel Manufactured Housing Community         7/1/2016        960,519            80,043         33
 63     Presbyterian Allen MOB II                          11/1/2016        725,681            60,473        121
----------------------------------------------------------------------------------------------------------------------
 64     Shops at Dowlen                                    10/1/2016        875,611            72,968         60
 65     Jetplex Circle Business Park                       9/11/2016        895,455            74,621         23
 66     Doubletree - Alsip                                  6/1/2016        909,231            75,769         11
 67     Coastal Building                                  10/11/2011        877,352            73,113         36
 68     Hampton Inn & Suites - Santa Ana                   7/11/2016        865,563            72,130
----------------------------------------------------------------------------------------------------------------------
 69     Prescott Lakes Apartments                          10/1/2016        722,618            60,218        120
 70     Mission Battleground Park                           8/1/2016        833,828            69,486         58
 71     The Winston Lofts                                   9/1/2016        815,325            67,944         59
 72     Broadmoor Country Club                             6/11/2016        820,544            68,379         44
 73     Delray Town Center                                 6/11/2016        803,368            66,947
----------------------------------------------------------------------------------------------------------------------
 74     Bare Cove Office Park                              6/11/2016        789,846            65,821         20
 75     Plaza at Coral Springs                              7/1/2016        797,333            66,444         21
 76     Heron Building                                     10/1/2016        782,748            65,229         84
 77     ITT Building Portfolio                             5/11/2016        775,898            64,658
77.1    ITT Building
----------------------------------------------------------------------------------------------------------------------
77.2    Centura Office
77.3    Military Circle East Building
 78     One Corporate Plaza                                10/1/2016        733,182            61,099         48
 79     Avondale Village                                   2/11/2016        679,090            56,591         28
 80     Carmax                                             5/11/2016        677,341            56,445         55
----------------------------------------------------------------------------------------------------------------------
 81     Cartersville Physicians Center                      9/1/2016        691,817            57,651         59
 82     Holiday Inn - El Paso                               6/1/2013        677,017            56,418          8
 83     University Plains Apartments                        7/1/2016        679,537            56,628         33
 84     80 Field Point Road                                 7/1/2021        925,847            77,154
 85     Devon Professional Ctr and Pier One                10/1/2016        613,631            51,136         60
----------------------------------------------------------------------------------------------------------------------
85.1    Devon Professional Buildings
85.2    Pier 1 Imports
 86     1700-1710 Connecticut Avenue                       10/1/2016        638,516            53,210         60
 87     Forest Ridge Apartments                             8/1/2016        514,924            42,910        118
 88     Courtyard by Marriott - West Homestead              4/1/2016        713,111            59,426          6
----------------------------------------------------------------------------------------------------------------------
 89     Bank of America Plaza                              7/11/2016        640,320            53,360         33
 90     Rite Aid (Pittsburgh)                               9/1/2016        601,411            50,118         11
 91     Comfort Inn - Jacksonville (Equity Inns)           10/1/2016        643,016            53,585
 92     Sequoia Business Park                               9/6/2016        614,755            51,230         35
 93     Residence Inn - Raleigh                             9/1/2016        663,175            55,265
----------------------------------------------------------------------------------------------------------------------
 94     2020 Hurley Way                                    8/11/2016        586,725            48,894         22
 95     Wickes Furniture                                    8/1/2016        583,033            48,586
 96     The Cascades                                       6/11/2016        600,486            50,040
 97     Jersey Boulevard                                   4/11/2016        552,630            46,052         18
 98     Macdade Terrace Apartments                         5/11/2016        530,482            44,207
----------------------------------------------------------------------------------------------------------------------
 99     Courtyard - Altoona                                 4/1/2016        585,375            48,781
 100    2296 Henderson Mill                                8/11/2016        561,777            46,815         34
 101    Levitz Hawthorne - Wilkie and 120th                10/1/2016        554,145            46,179
 102    Northport Corners Shopping Center                   7/1/2016        559,424            46,619
 103    Century City Central Plant                          8/1/2016        447,541            37,295        118
----------------------------------------------------------------------------------------------------------------------
 104    Homestead Garden Apartments                        7/11/2016        543,371            45,281         21
 105    Kress Payless Building                             10/6/2016        539,306            44,942         24
 106    Hampton Inn - Naperville (Equity Inns)             10/1/2016        537,741            44,812
 107    Hampton Inn - Ann Arbor (Equity Inns)              10/1/2016        524,208            43,684
 108    Spectrum Centre                                     8/1/2016        525,700            43,808         28
----------------------------------------------------------------------------------------------------------------------
 109    2515 Shader Road Industrial                         7/1/2016        514,474            42,873
 110    Namco Plaza                                        9/11/2016        517,535            43,128         59
 111    Mission Stadler Place Apartments                   10/1/2016        508,737            42,395         60
 112    Sun Center                                         11/1/2016        523,259            43,605         61
 113    Burleson Shopping Center                           11/1/2016        488,765            40,730         25
----------------------------------------------------------------------------------------------------------------------
 114    Residence Inn - Milford                             7/1/2016        557,017            46,418          9
 115    Springpointe Executive Center                       7/1/2016        486,618            40,552
 116    Hampton Inn - Indianapolis (Equity Inns)           10/1/2016        488,019            40,668
 117    Brookdale Shopping Center                          10/1/2016        460,154            38,346         36
 118    Holiday Inn Express and Suites                     8/11/2016        523,741            43,645
----------------------------------------------------------------------------------------------------------------------
 119    Palo Verde Square                                   7/1/2016        469,144            39,095         21
 120    Audubon Park Apartments                            6/11/2016        470,311            39,193         20
 121    44-01 21st Street                                  10/1/2016        450,966            37,580         36
 122    Ross Plaza                                         10/1/2016        436,400            36,367         36
 123    Dillards - Cincinnati, OH                          6/11/2016        451,896            37,658
----------------------------------------------------------------------------------------------------------------------
 124    Broad Bay Country Club                              3/1/2016        531,641            44,303
 125    1325 E Flamingo                                     9/1/2016        440,511            36,709
 126    SpringHill Suites - Manchester Airport              3/1/2013        469,675            39,140         17
 127    Gallery Row                                        10/1/2016        424,027            35,336         36
 128    Borders Books - Montclair                          5/11/2018        439,795            36,650
----------------------------------------------------------------------------------------------------------------------
 129    Mercado del Lago                                    7/1/2016        412,823            34,402
 130    611 Church Street                                  7/11/2016        423,946            35,329         45
 131    TownePlace Suites - Manchester                      3/1/2013        452,958            37,747         17
 132    Hampton Inn - Milford (Equity Inns)                10/1/2016        419,157            34,930
 133    North Park Place Apartments                        9/11/2011        344,251            28,688         59
----------------------------------------------------------------------------------------------------------------------
 134    Des Moines Portfolio- Crescent Chase Apartments     9/1/2016        384,808            32,067
 135    Sierra Court Shopping Center                       7/11/2016        389,852            32,488
 136    Rimrock Plaza                                      8/11/2016        391,067            32,589         58
 137    Unity Health and Resource Center                   8/11/2016        387,083            32,257         22
 138    St. Joseph Medical Plaza                           4/11/2016        373,860            31,155
----------------------------------------------------------------------------------------------------------------------
 139    Des Moines Portfolio - Colonial Village Apartments  9/1/2016        361,661            30,138
 140    516 - 544 Raymond Boulevard                        5/11/2016        367,871            30,656
 141    Henrietta Shopping Center                          7/11/2016        362,506            30,209
 142    Fairfield Inn & Suites - Butler                     4/1/2016        381,009            31,751
 143    Colonial Crossing Retail                            9/1/2016        359,549            29,962
----------------------------------------------------------------------------------------------------------------------
 144    Jackson Pediatrics                                  8/1/2016        358,413            29,868
 145    Courtyard by Marriott - Raleigh                     8/1/2016        352,072            29,339
 146    Monsey Marketplace                                 10/1/2016        353,524            29,460         48
 147    Cross Creek Retail (IN)                             8/1/2016        341,396            28,450
 148    CVS - Watertown, MA                                7/11/2016        335,748            27,979         57
----------------------------------------------------------------------------------------------------------------------
 149    Palmetto Glades Retail                              9/1/2016        331,148            27,596
 150    Presque Isle and Eastern Ave                        8/1/2016        291,087            24,257        118
 151    Forest Park MHC                                    10/1/2016        345,287            28,774
 152    Square Barn Commons                                 9/1/2016        320,989            26,749
 153    Hampton Inn - College Station (Equity Inns)        10/1/2016        328,162            27,347
----------------------------------------------------------------------------------------------------------------------
 154    Atlanthub                                          11/1/2016        312,101            26,008         25
 155    Walgreens (Garden Grove)                            9/1/2016        260,184            21,682        119
 156    Aztec Square                                       1/11/2016        276,041            23,003
 157    The Shoppes at the Creek                           6/11/2016        294,827            24,569
 158    Post Plaza Shopping Center                         5/11/2016        287,587            23,966
----------------------------------------------------------------------------------------------------------------------
 159    Hampton Inn - Meriden (Equity Inns)                10/1/2016        291,600            24,300
 160    Circuit City - Florence, SC                        5/11/2015        255,767            21,314
 161    9343 North Loop                                    10/1/2016        264,775            22,065
 162    3829 Crenshaw Boulevard                             9/1/2016        261,981            21,832         35
 163    Hampton Inn - Austin (Equity Inns)                 10/1/2016        267,300            22,275
----------------------------------------------------------------------------------------------------------------------
 164    Owens Place                                         8/1/2016        267,862            22,322         58
 165    Canoga Plaza                                        8/1/2016        263,814            21,984
 166    Shops at Colony Crossing                            7/1/2016        254,100            21,175
 167    McKendree Garage                                    5/1/2016        317,922            26,493
 168    Southwest Professional Plaza                       10/1/2016        243,740            20,312
----------------------------------------------------------------------------------------------------------------------
 169    Parkview Apartments                                 9/1/2016        239,249            19,937         59
 170    218 Knickerbocker Avenue                            8/1/2016        237,852            19,821
 171    17 Maple Drive                                     5/11/2016        238,800            19,900
 172    Dairyland Square                                   7/11/2016        241,058            20,088
 173    Snug Harbor MHC                                     6/1/2016        238,534            19,878
----------------------------------------------------------------------------------------------------------------------
 174    Hampton Inn - Knoxville (Equity Inns)              10/1/2016        239,262            19,938
 175    Crittenden Garage                                   7/1/2016        240,194            20,016
 176    Woodgate MHC                                        7/1/2016        238,693            19,891
 177    Central Plaza Retail                                9/1/2016        235,691            19,641         35
 178    PBC Shell Lane                                      9/1/2016        220,503            18,375
----------------------------------------------------------------------------------------------------------------------
 179    Des Moines Portfolio- Robin Hill Apartments         9/1/2016        210,487            17,541
 180    Des Moines Portfolio - Plaza Manor Apartments       9/1/2016        202,530            16,878
 181    Brown's Creek Shopping Center                      11/1/2016        194,765            16,230          1
 182    50 Cutler Avenue                                    7/1/2016        194,041            16,170
 183    Boston Sports Club                                 6/11/2016        190,888            15,907         32
----------------------------------------------------------------------------------------------------------------------
 184    Oxmoor Ridge Apartments                             7/1/2016        181,403            15,117
 185    AC Moore-Pennsdale                                 10/1/2016        175,458            14,621
 186    Des Moines Portfolio- Ingersoll Towers Apartments   9/1/2016        164,194            13,683
 187    Inland Center                                       9/1/2016        163,639            13,637         35
 188    Getzville Plaza                                    10/1/2016        160,387            13,366         36
----------------------------------------------------------------------------------------------------------------------
 189    Broadmark                                          11/1/2016        160,239            13,353         25
 190    Shoppes at Thomsen Mile                             9/1/2016        161,349            13,446
 191    Sentry Plaza                                        7/1/2016        141,929            11,827
 192    Des Moines Portfolio- Woodland West Apartments      9/1/2016        101,265             8,439
----------------------------------------------------------------------------------------------------------------------

                                                                                                                      CROSSED
                                                                                                            ARD        WITH
 ID     PROPERTY NAME                                                      LOCKBOX (4)                   (YES/NO)   OTHER LOANS
-------------------------------------------------------------------------------------------------------------------------------

  1     Ala Moana Portfolio                                 Hard at Closing, Springing Cash Management      No          No
 1.1    Ala Moana Center
 1.2    Ala Moana Building
 1.3    Ala Moana Pacific Center
 1.4    Ala Moana Plaza
-------------------------------------------------------------------------------------------------------------------------------
  2     ShopKo Portfolio                                    Hard                                            No          No
 2.1    10808 South 132nd Street
 2.2    700 Pilgrim Way
 2.3    1717 Lawrence Drive
 2.4    301 Bay Park Square
-------------------------------------------------------------------------------------------------------------------------------
 2.5    55 Lake Boulevard
 2.6    217 West Ironwood Drive
 2.7    1001 East Gowen Road
 2.8    801 West Central Entrance (Highway 53)
 2.9    4161 Second Street South (Highway 23)
-------------------------------------------------------------------------------------------------------------------------------
2.10    7401 Mineral Point Road
2.11    1000 West Northland Avenue
2.12    2201 Zeier Road
2.13    1850 Madison Avenue
2.14    2820 Highway 63 South
-------------------------------------------------------------------------------------------------------------------------------
2.15    3708 Highway 63 North
2.16    3200 Broadway Street
2.17    2430 East Mason Street
2.18    867 North Columbia Center Boulevard
2.19    14445 West Center Road
-------------------------------------------------------------------------------------------------------------------------------
2.20    5646 North 90th Street
2.21    616 West Johnson Street
2.22    1150 West Washington Street
2.23    1601 West 41st Street
2.24    1845 Haines Avenue
-------------------------------------------------------------------------------------------------------------------------------
2.25    699 Green Bay Road
2.26    955 West Clairemont Avenue
2.27    1100 East Riverview Expressway
2.28    2510 South Reserve Street
2.29    1300 Koeller Street
-------------------------------------------------------------------------------------------------------------------------------
2.30    800 East Maes Street
2.31    North 9520 Newport Highway
2.32    4801 Washington Avenue
2.33    4515 South Regal Street
2.34    1306 North Central Avenue
-------------------------------------------------------------------------------------------------------------------------------
2.35    2500 US Highway 14
2.36    1209 18th Avenue Northwest
2.37    501 Highway 10 Southeast
2.38    1400 Big Thunder Boulevard
2.39    2101 West Broadway
-------------------------------------------------------------------------------------------------------------------------------
2.40    2208 North Webb Road
2.41    5300 52nd Street
2.42    905 South 24th Street West
2.43    701 South Church Street
2.44    1964 West Morton Avenue
-------------------------------------------------------------------------------------------------------------------------------
2.45    4200 South 27th Street
2.46    1710 South Main Street
2.47    1578 Appleton Road
2.48    2761 Prairie Avenue
2.49    9366 State Highway 16
-------------------------------------------------------------------------------------------------------------------------------
2.50    2602 Shopko Drive
2.51    518 South Taylor Drive
2.52    1553 West 9000 South
2.53    2290 South 1300 East
2.54    405 Cottonwood Drive
-------------------------------------------------------------------------------------------------------------------------------
2.55    5801 Summit View Avenue
2.56    1900 North Main Street
2.57    1771 Wisconsin Avenue
2.58    4344 Mormon Coulee Road (State Highway 14)
2.59    1200 Susan Drive
-------------------------------------------------------------------------------------------------------------------------------
2.60    2677 South Prairie View Road
2.61    230 North Wisconsin Street
2.62    3415 Calumet Avenue
2.63    700 9th Avenue Southeast
2.64    1105 East Grand Avenue
-------------------------------------------------------------------------------------------------------------------------------
2.65    1200 Main Street (State Highway 10)
2.66    125 Main Street
2.67    190 South 500 West
2.68    500 North Highway 281
2.69    301 Northwest Bypass
-------------------------------------------------------------------------------------------------------------------------------
2.70    3101 North Montana Avenue
2.71    South 1450 Grand Avenue
2.72    500 South Carpenter Avenue
2.73    4060 Riverdale Road
2.74    615 South Monroe
-------------------------------------------------------------------------------------------------------------------------------
2.75    1150 North Main Street
2.76    2655 Broadway Avenue
2.77    4850 West 3500 South
2.78    1001 South Highway 15 (State Street)
2.79    1450 East Geneva Street
-------------------------------------------------------------------------------------------------------------------------------
2.80    601 Galvin Road South
2.81    1018 Washington Boulevard
2.82    1777 Paulson Road
2.83    405 West 8th Street
2.84    2610 North Bridge Avenue
-------------------------------------------------------------------------------------------------------------------------------
2.85    2005 Krenzien Drive
2.86    510 East Philip Avenue
2.87    2530 First Avenue North
2.88    1755 North Humiston Avenue
2.89    2100 Caldwell Boulevard
-------------------------------------------------------------------------------------------------------------------------------
2.90    900 West Memorial Drive
2.91    2741 Roosevelt Street
2.92    2266 North University Parkway
2.93    1649 Pole Line Road East
2.94    320 County Road O
-------------------------------------------------------------------------------------------------------------------------------
2.95    4215 Yellowstone Highway
2.96    800 East 17th Street
2.97    1350 North Galena Avenue
2.98    1600 Rose Street
2.99    2530 Rudkin Road
-------------------------------------------------------------------------------------------------------------------------------
2.100   555 West South Street
2.101   955 North Main Street
2.102   1341 North Main Street
2.103   747 South Main Street
2.104   1425 Janesville Avenue
-------------------------------------------------------------------------------------------------------------------------------
2.105   2120 Thain Grade
2.106   3705 Monroe Road
2.107   2585 Lineville Road
2.108   1190 North 6th Street
2.109   1450 West Main Avenue
-------------------------------------------------------------------------------------------------------------------------------
2.110   East 13414 Sprague Avenue
2.111   313 North Roosevelt Avenue
2.112   1011 North Wisconsin Street
  3     High Point Furniture Mart                           Hard                                            No          No
  4     InterContinental Boston Hotel                       Hard                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
  5     Fair Lakes Office Portfolio                         Hard                                            No          No
 5.1    Hyatt Plaza
 5.2    Fair Lakes VII
 5.3    Fair Lakes II
 5.4    Fair Lakes I
-------------------------------------------------------------------------------------------------------------------------------
 5.5    Fair Lakes Court North
 5.6    Fair Lakes Court South
 5.7    Fair Lakes V
 5.8    Fair Lakes IV
 5.9    Fair Lakes III
-------------------------------------------------------------------------------------------------------------------------------
  6     Two Gateway                                         Hard                                            No          No
  7     1111 Marcus Avenue                                  Hard                                            No          No
  8     White Plains Plaza                                  Soft at Closing Springing Hard                  No          No
  9     The Hay-Adams                                       Hard                                            No          No
 10     660 South Figueroa Tower                            Soft at Closing Springing Hard                  No          No
-------------------------------------------------------------------------------------------------------------------------------
 11     Washington Business Park                            Hard                                            No          No
 12     Greendale Mall                                      Hard                                            No          No
 13     Mills Building                                      Hard                                            No          No
 14     Lightstone MI Tranche I                             None at Closing, Springing Soft                 No          No
14.1    Scotsdale
-------------------------------------------------------------------------------------------------------------------------------
14.2    Carriage Park
14.3    Macomb Manor
14.4    Carriage Hill
 15     Village at Century                                  None at Closing, Springing Soft                 No          No
 16     One Cabot Road Office                               Hard                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 17     St. Ives Apartments                                 Hard                                            No          No
 18     Waterfront Hilton                                   Soft                                            No          No
 19     Crossroads Retail (PA)                              Hard                                            No          No
 20     Holiday Inn Dulles                                  Soft                                            No          No
 21     Northrop Grumman Office Building                    None at Closing, Springing Soft                 No          No
-------------------------------------------------------------------------------------------------------------------------------
 22     Empirian Highland                                   None                                            No          No
 23     Circle Point                                        Soft at Closing, Springing Cash Management      No          No
 24     6100 Executive Boulevard                            Hard                                            No          No
 25     Embassy Suites - SeaTac                             Soft                                            No          No
 26     Empirian Waterford Landing                          None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 27     Tennyson Office Center                              Soft at Closing Springing Hard                  No          No
 28     Village at Bexley                                   None                                            No          No
 29     Empirian Wildewood                                  None                                            No          No
 30     Corsair Building                                    Hard                                            No          No
 31     Home Depot Jersey City                              Hard                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 32     Fox Point in Old Farm Apartments                    Soft                                            No          No
 33     Cypress Lakes Apartments                            None                                            No          No
 34     Hilton - Northbrook                                 Soft                                            No          No
 35     Douglas Avenue Portfolio                            None                                            No          No
 36     Springs Industries Pool 3                           Hard                                            Yes         No
-------------------------------------------------------------------------------------------------------------------------------
36.1    Springs Industries Calhoun
36.2    Springs Industries Dalton
36.3    Springs Industries Piedmont
 37     Plaza Colonial                                      Hard                                            No          No
 38     Diamond Bar Portfolio                               Soft at Closing Springing Hard                  No          No
-------------------------------------------------------------------------------------------------------------------------------
38.1    21015 & 21073 Pathfinder Road
38.2    1400 Montefino Avenue
 39     Briarcliff Corporate Campus                         Hard                                            No          No
 40     Enterprise Drive Distribution Center                None at Closing, Springing Soft                 No          No
 41     Paces Park Apartments                               None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 42     Healthpoint Wellness Center                         None at Closing, Springing Hard                 No          No
 43     234 East Colorado Office                            Hard                                            No          No
 44     Keystone Industrial Park                            Hard                                            No          No
 45     Courtyard by Marriott Penn Square                   None                                            No          No
 46     Springs Industries Pool 1                           Hard                                            Yes         No
-------------------------------------------------------------------------------------------------------------------------------
46.1    460 Beaver Creek Drive
46.2    8467 & 8601 Route 405 South
46.3    2251 Catawba River Road
46.4    1560 Industrial Boulevard
46.5    765 1/2 South Erwin Street
-------------------------------------------------------------------------------------------------------------------------------
 47     The Bridge                                          None at Closing, Springing Soft                 No          No
 48     501 Continental Blvd                                None                                            No          No
 49     InterContinental Boston Parking                     Hard                                            No          No
 50     Moody Texas Hotel Portfolio                         None at Closing, Springing Soft                 No          No
50.1    TownePlace Suites Dallas Plano
-------------------------------------------------------------------------------------------------------------------------------
50.2    Hampton Inn I-10 West
50.3    Homewood Suites Bedford
 51     Mearns Park                                         None                                            No          No
 52     The Court Apartments                                None                                            No          No
 53     Summit Square Retail Plaza                          None at Closing, Springing Hard                 No          No
-------------------------------------------------------------------------------------------------------------------------------
 54     Millville Town Center                               None                                            No          No
 55     Mission Briley Parkway Apartments                   None at Closing, Springing Hard                 No          No
 56     Doylestown Office Building                          Hard                                            No          No
 57     Crums Mill Portfolio                                Hard                                            No          No
 58     300 Westage Business Center                         Hard                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 59     Mi Pueblo Shopping Center                           None                                            No          No
 60     Morrison Building                                   None                                            No          No
 61     Lakeview Office Center                              None at Closing, Springing Hard                 No          No
 62     Golden Wheel Manufactured Housing Community         None                                            No          No
 63     Presbyterian Allen MOB II                           None at Closing, Springing Hard                 No          No
-------------------------------------------------------------------------------------------------------------------------------
 64     Shops at Dowlen                                     None                                            No          No
 65     Jetplex Circle Business Park                        None                                            No          No
 66     Doubletree - Alsip                                  Soft                                            No          No
 67     Coastal Building                                    None                                            No          No
 68     Hampton Inn & Suites - Santa Ana                    None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 69     Prescott Lakes Apartments                           None                                            No          No
 70     Mission Battleground Park                           None at Closing, Springing Hard                 No          No
 71     The Winston Lofts                                   None                                            No          No
 72     Broadmoor Country Club                              None                                            No          No
 73     Delray Town Center                                  None at Closing, Springing Soft                 No          No
-------------------------------------------------------------------------------------------------------------------------------
 74     Bare Cove Office Park                               None at Closing, Springing Hard                 No          No
 75     Plaza at Coral Springs                              Hard                                            No          No
 76     Heron Building                                      Hard                                            No          No
 77     ITT Building Portfolio                              None at Closing, Springing Hard                 No          No
77.1    ITT Building
-------------------------------------------------------------------------------------------------------------------------------
77.2    Centura Office
77.3    Military Circle East Building
 78     One Corporate Plaza                                 None                                            No          No
 79     Avondale Village                                    None                                            No          No
 80     Carmax                                              None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 81     Cartersville Physicians Center                      Hard                                            No          No
 82     Holiday Inn - El Paso                               None                                            No          No
 83     University Plains Apartments                        Soft at Closing Springing Hard                  No          No
 84     80 Field Point Road                                 None at Closing, Springing Hard                 No          No
 85     Devon Professional Ctr and Pier One                 None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
85.1    Devon Professional Buildings
85.2    Pier 1 Imports
 86     1700-1710 Connecticut Avenue                        None                                            No          No
 87     Forest Ridge Apartments                             None                                            No          No
 88     Courtyard by Marriott - West Homestead              None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 89     Bank of America Plaza                               None                                            No          No
 90     Rite Aid (Pittsburgh)                               None at Closing, Springing Hard                 No          No
 91     Comfort Inn - Jacksonville (Equity Inns)            None                                            No          No
 92     Sequoia Business Park                               None at Closing, Springing Hard                 No          No
 93     Residence Inn - Raleigh                             None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 94     2020 Hurley Way                                     None                                            No          No
 95     Wickes Furniture                                    None                                            No          No
 96     The Cascades                                        None at Closing, Springing Hard                 No          No
 97     Jersey Boulevard                                    None at Closing, Springing Hard                 No          No
 98     Macdade Terrace Apartments                          None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 99     Courtyard - Altoona                                 None                                            No          No
 100    2296 Henderson Mill                                 None                                            No          No
 101    Levitz Hawthorne - Wilkie and 120th                 None                                            No          No
 102    Northport Corners Shopping Center                   Hard                                            No          No
 103    Century City Central Plant                          None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 104    Homestead Garden Apartments                         None                                            No          No
 105    Kress Payless Building                              None                                            No          No
 106    Hampton Inn - Naperville (Equity Inns)              None                                            No          No
 107    Hampton Inn - Ann Arbor (Equity Inns)               None                                            No          No
 108    Spectrum Centre                                     None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 109    2515 Shader Road Industrial                         Hard                                            No          No
 110    Namco Plaza                                         None                                            No          No
 111    Mission Stadler Place Apartments                    None at Closing, Springing Hard                 No          No
 112    Sun Center                                          None                                            No          No
 113    Burleson Shopping Center                            None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 114    Residence Inn - Milford                             None                                            No          No
 115    Springpointe Executive Center                       None                                            No          No
 116    Hampton Inn - Indianapolis (Equity Inns)            None                                            No          No
 117    Brookdale Shopping Center                           None                                            No          No
 118    Holiday Inn Express and Suites                      None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 119    Palo Verde Square                                   None                                            No          No
 120    Audubon Park Apartments                             None                                            No          No
 121    44-01 21st Street                                   None                                            No          No
 122    Ross Plaza                                          None                                            No          No
 123    Dillards - Cincinnati, OH                           None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 124    Broad Bay Country Club                              None                                            No          No
 125    1325 E Flamingo                                     None                                            No          No
 126    SpringHill Suites - Manchester Airport              None                                            No          No
 127    Gallery Row                                         None                                            No          No
 128    Borders Books - Montclair                           None at Closing, Springing Hard                 Yes         No
-------------------------------------------------------------------------------------------------------------------------------
 129    Mercado del Lago                                    None                                            No          No
 130    611 Church Street                                   None at Closing, Springing Soft                 No          No
 131    TownePlace Suites - Manchester                      None                                            No          No
 132    Hampton Inn - Milford (Equity Inns)                 None                                            No          No
 133    North Park Place Apartments                         Soft                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 134    Des Moines Portfolio- Crescent Chase Apartments     None                                            No          No
 135    Sierra Court Shopping Center                        None                                            No          No
 136    Rimrock Plaza                                       None at Closing, Springing Hard                 No          No
 137    Unity Health and Resource Center                    None at Closing, Springing Hard                 No          No
 138    St. Joseph Medical Plaza                            None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 139    Des Moines Portfolio - Colonial Village Apartments  None                                            No          No
 140    516 - 544 Raymond Boulevard                         None                                            No          No
 141    Henrietta Shopping Center                           None at Closing, Springing Hard                 No          No
 142    Fairfield Inn & Suites - Butler                     None                                            No          No
 143    Colonial Crossing Retail                            Hard                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 144    Jackson Pediatrics                                  None                                            No          No
 145    Courtyard by Marriott - Raleigh                     None                                            No          No
 146    Monsey Marketplace                                  Hard                                            No          No
 147    Cross Creek Retail (IN)                             None                                            No          No
 148    CVS - Watertown, MA                                 None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 149    Palmetto Glades Retail                              Hard                                            No          No
 150    Presque Isle and Eastern Ave                        None                                            No          No
 151    Forest Park MHC                                     None                                            No          No
 152    Square Barn Commons                                 None                                            No          No
 153    Hampton Inn - College Station (Equity Inns)         None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 154    Atlanthub                                           Soft at Closing Springing Hard                  No          No
 155    Walgreens (Garden Grove)                            Hard                                            No          No
 156    Aztec Square                                        None                                            No          No
 157    The Shoppes at the Creek                            None                                            No          No
 158    Post Plaza Shopping Center                          None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 159    Hampton Inn - Meriden (Equity Inns)                 None                                            No          No
 160    Circuit City - Florence, SC                         None at Closing, Springing Hard                 Yes         No
 161    9343 North Loop                                     None                                            No          No
 162    3829 Crenshaw Boulevard                             None                                            No          No
 163    Hampton Inn - Austin (Equity Inns)                  None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 164    Owens Place                                         None                                            No          No
 165    Canoga Plaza                                        None                                            No          No
 166    Shops at Colony Crossing                            None                                            No          No
 167    McKendree Garage                                    None                                            No          No
 168    Southwest Professional Plaza                        None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 169    Parkview Apartments                                 None                                            No          No
 170    218 Knickerbocker Avenue                            None                                            No          No
 171    17 Maple Drive                                      None                                            No          No
 172    Dairyland Square                                    None at Closing, Springing Soft                 No          No
 173    Snug Harbor MHC                                     None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 174    Hampton Inn - Knoxville (Equity Inns)               None                                            No          No
 175    Crittenden Garage                                   None                                            No          No
 176    Woodgate MHC                                        None                                            No          No
 177    Central Plaza Retail                                None at Closing, Springing Hard                 No          No
 178    PBC Shell Lane                                      None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 179    Des Moines Portfolio- Robin Hill Apartments         None                                            No          No
 180    Des Moines Portfolio - Plaza Manor Apartments       None                                            No          No
 181    Brown's Creek Shopping Center                       None                                            No          No
 182    50 Cutler Avenue                                    None                                            No          No
 183    Boston Sports Club                                  None at Closing, Springing Hard                 No          No
-------------------------------------------------------------------------------------------------------------------------------
 184    Oxmoor Ridge Apartments                             None                                            No          No
 185    AC Moore-Pennsdale                                  None                                            No          No
 186    Des Moines Portfolio- Ingersoll Towers Apartments   None                                            No          No
 187    Inland Center                                       None at Closing, Springing Hard                 No          No
 188    Getzville Plaza                                     Hard                                            No          No
-------------------------------------------------------------------------------------------------------------------------------
 189    Broadmark                                           Soft at Closing Springing Hard                  No          No
 190    Shoppes at Thomsen Mile                             None                                            No          No
 191    Sentry Plaza                                        None                                            No          No
 192    Des Moines Portfolio- Woodland West Apartments      None                                            No          No
-------------------------------------------------------------------------------------------------------------------------------

                                                            RELATED     DSCR(3)(5)               GRACE             PAYMENT
 ID     PROPERTY NAME                                      BORROWER  (7)(10)(11)(14)            PERIOD              DATE
--------------------------------------------------------------------------------------------------------------------------

  1     Ala Moana Portfolio                                                1.81       3 days once every 12 months     1
 1.1    Ala Moana Center
 1.2    Ala Moana Building
 1.3    Ala Moana Pacific Center
 1.4    Ala Moana Plaza
--------------------------------------------------------------------------------------------------------------------------
  2     ShopKo Portfolio                                                   1.51           0, 3 (twice a year)         5
 2.1    10808 South 132nd Street
 2.2    700 Pilgrim Way
 2.3    1717 Lawrence Drive
 2.4    301 Bay Park Square
--------------------------------------------------------------------------------------------------------------------------
 2.5    55 Lake Boulevard
 2.6    217 West Ironwood Drive
 2.7    1001 East Gowen Road
 2.8    801 West Central Entrance (Highway 53)
 2.9    4161 Second Street South (Highway 23)
--------------------------------------------------------------------------------------------------------------------------
2.10    7401 Mineral Point Road
2.11    1000 West Northland Avenue
2.12    2201 Zeier Road
2.13    1850 Madison Avenue
2.14    2820 Highway 63 South
--------------------------------------------------------------------------------------------------------------------------
2.15    3708 Highway 63 North
2.16    3200 Broadway Street
2.17    2430 East Mason Street
2.18    867 North Columbia Center Boulevard
2.19    14445 West Center Road
--------------------------------------------------------------------------------------------------------------------------
2.20    5646 North 90th Street
2.21    616 West Johnson Street
2.22    1150 West Washington Street
2.23    1601 West 41st Street
2.24    1845 Haines Avenue
--------------------------------------------------------------------------------------------------------------------------
2.25    699 Green Bay Road
2.26    955 West Clairemont Avenue
2.27    1100 East Riverview Expressway
2.28    2510 South Reserve Street
2.29    1300 Koeller Street
--------------------------------------------------------------------------------------------------------------------------
2.30    800 East Maes Street
2.31    North 9520 Newport Highway
2.32    4801 Washington Avenue
2.33    4515 South Regal Street
2.34    1306 North Central Avenue
--------------------------------------------------------------------------------------------------------------------------
2.35    2500 US Highway 14
2.36    1209 18th Avenue Northwest
2.37    501 Highway 10 Southeast
2.38    1400 Big Thunder Boulevard
2.39    2101 West Broadway
--------------------------------------------------------------------------------------------------------------------------
2.40    2208 North Webb Road
2.41    5300 52nd Street
2.42    905 South 24th Street West
2.43    701 South Church Street
2.44    1964 West Morton Avenue
--------------------------------------------------------------------------------------------------------------------------
2.45    4200 South 27th Street
2.46    1710 South Main Street
2.47    1578 Appleton Road
2.48    2761 Prairie Avenue
2.49    9366 State Highway 16
--------------------------------------------------------------------------------------------------------------------------
2.50    2602 Shopko Drive
2.51    518 South Taylor Drive
2.52    1553 West 9000 South
2.53    2290 South 1300 East
2.54    405 Cottonwood Drive
--------------------------------------------------------------------------------------------------------------------------
2.55    5801 Summit View Avenue
2.56    1900 North Main Street
2.57    1771 Wisconsin Avenue
2.58    4344 Mormon Coulee Road (State Highway 14)
2.59    1200 Susan Drive
--------------------------------------------------------------------------------------------------------------------------
2.60    2677 South Prairie View Road
2.61    230 North Wisconsin Street
2.62    3415 Calumet Avenue
2.63    700 9th Avenue Southeast
2.64    1105 East Grand Avenue
--------------------------------------------------------------------------------------------------------------------------
2.65    1200 Main Street (State Highway 10)
2.66    125 Main Street
2.67    190 South 500 West
2.68    500 North Highway 281
2.69    301 Northwest Bypass
--------------------------------------------------------------------------------------------------------------------------
2.70    3101 North Montana Avenue
2.71    South 1450 Grand Avenue
2.72    500 South Carpenter Avenue
2.73    4060 Riverdale Road
2.74    615 South Monroe
--------------------------------------------------------------------------------------------------------------------------
2.75    1150 North Main Street
2.76    2655 Broadway Avenue
2.77    4850 West 3500 South
2.78    1001 South Highway 15 (State Street)
2.79    1450 East Geneva Street
--------------------------------------------------------------------------------------------------------------------------
2.80    601 Galvin Road South
2.81    1018 Washington Boulevard
2.82    1777 Paulson Road
2.83    405 West 8th Street
2.84    2610 North Bridge Avenue
--------------------------------------------------------------------------------------------------------------------------
2.85    2005 Krenzien Drive
2.86    510 East Philip Avenue
2.87    2530 First Avenue North
2.88    1755 North Humiston Avenue
2.89    2100 Caldwell Boulevard
--------------------------------------------------------------------------------------------------------------------------
2.90    900 West Memorial Drive
2.91    2741 Roosevelt Street
2.92    2266 North University Parkway
2.93    1649 Pole Line Road East
2.94    320 County Road O
--------------------------------------------------------------------------------------------------------------------------
2.95    4215 Yellowstone Highway
2.96    800 East 17th Street
2.97    1350 North Galena Avenue
2.98    1600 Rose Street
2.99    2530 Rudkin Road
--------------------------------------------------------------------------------------------------------------------------
2.100   555 West South Street
2.101   955 North Main Street
2.102   1341 North Main Street
2.103   747 South Main Street
2.104   1425 Janesville Avenue
--------------------------------------------------------------------------------------------------------------------------
2.105   2120 Thain Grade
2.106   3705 Monroe Road
2.107   2585 Lineville Road
2.108   1190 North 6th Street
2.109   1450 West Main Avenue
--------------------------------------------------------------------------------------------------------------------------
2.110   East 13414 Sprague Avenue
2.111   313 North Roosevelt Avenue
2.112   1011 North Wisconsin Street
  3     High Point Furniture Mart                                          1.95                    5                  1
  4     InterContinental Boston Hotel                       Yes - 1        1.38                    0                  5
--------------------------------------------------------------------------------------------------------------------------
  5     Fair Lakes Office Portfolio                                        1.29                    5                  1
 5.1    Hyatt Plaza
 5.2    Fair Lakes VII
 5.3    Fair Lakes II
 5.4    Fair Lakes I
--------------------------------------------------------------------------------------------------------------------------
 5.5    Fair Lakes Court North
 5.6    Fair Lakes Court South
 5.7    Fair Lakes V
 5.8    Fair Lakes IV
 5.9    Fair Lakes III
--------------------------------------------------------------------------------------------------------------------------
  6     Two Gateway                                                        1.26                    5                  1
  7     1111 Marcus Avenue                                                 1.42                    5                  1
  8     White Plains Plaza                                                 1.39                    5                  1
  9     The Hay-Adams                                       Yes - 2        1.14                    5                  1
 10     660 South Figueroa Tower                                           1.11                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 11     Washington Business Park                                           1.14                    5                  1
 12     Greendale Mall                                                     1.70                    5                  1
 13     Mills Building                                                     1.98                    5                  1
 14     Lightstone MI Tranche I                                            1.23                    0                 11
14.1    Scotsdale
--------------------------------------------------------------------------------------------------------------------------
14.2    Carriage Park
14.3    Macomb Manor
14.4    Carriage Hill
 15     Village at Century                                                 1.16                    0                 11
 16     One Cabot Road Office                                              1.52                    0                  1
--------------------------------------------------------------------------------------------------------------------------
 17     St. Ives Apartments                                 Yes - 4        1.16                    0                  1
 18     Waterfront Hilton                                                  1.92                    5                  1
 19     Crossroads Retail (PA)                                             1.15                    5                  1
 20     Holiday Inn Dulles                                  Yes - 2        1.81                    5                  1
 21     Northrop Grumman Office Building                                   1.21                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 22     Empirian Highland                                   Yes - 3        1.25                    5                  1
 23     Circle Point                                                       1.21                    0                 11
 24     6100 Executive Boulevard                                           1.02                    5                  1
 25     Embassy Suites - SeaTac                                            1.31                    0                 11
 26     Empirian Waterford Landing                          Yes - 3        1.25                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 27     Tennyson Office Center                              Yes - 5        1.18                    5                  1
 28     Village at Bexley                                                  1.16                    5                  1
 29     Empirian Wildewood                                  Yes - 3        1.25                    5                  1
 30     Corsair Building                                                   1.14                    5                  1
 31     Home Depot Jersey City                                             1.01                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 32     Fox Point in Old Farm Apartments                                   1.23                    0                 11
 33     Cypress Lakes Apartments                                           1.25                    5                  1
 34     Hilton - Northbrook                                 Yes - 8        1.33                    5                  1
 35     Douglas Avenue Portfolio                                           1.27                    5                  1
 36     Springs Industries Pool 3                           Yes - 7        1.43                    0                 11
--------------------------------------------------------------------------------------------------------------------------
36.1    Springs Industries Calhoun
36.2    Springs Industries Dalton
36.3    Springs Industries Piedmont
 37     Plaza Colonial                                     Yes - 11        1.22                    5                  1
 38     Diamond Bar Portfolio                               Yes - 5        1.21                    5                  1
--------------------------------------------------------------------------------------------------------------------------
38.1    21015 & 21073 Pathfinder Road
38.2    1400 Montefino Avenue
 39     Briarcliff Corporate Campus                                        1.13                    5                  1
 40     Enterprise Drive Distribution Center                               1.16                    0                 11
 41     Paces Park Apartments                                              1.24                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 42     Healthpoint Wellness Center                        Yes - 13        1.20                    0                 11
 43     234 East Colorado Office                                           1.20                    5                  1
 44     Keystone Industrial Park                                           1.11                    5                  1
 45     Courtyard by Marriott Penn Square                                  1.43                    5                  1
 46     Springs Industries Pool 1                           Yes - 7        1.45                    0                 11
--------------------------------------------------------------------------------------------------------------------------
46.1    460 Beaver Creek Drive
46.2    8467 & 8601 Route 405 South
46.3    2251 Catawba River Road
46.4    1560 Industrial Boulevard
46.5    765 1/2 South Erwin Street
--------------------------------------------------------------------------------------------------------------------------
 47     The Bridge                                                         1.20                    0                 11
 48     501 Continental Blvd                                               1.20                    5                  1
 49     InterContinental Boston Parking                     Yes - 1        1.00                    0                  5
 50     Moody Texas Hotel Portfolio                                        1.45                    0                 11
50.1    TownePlace Suites Dallas Plano
--------------------------------------------------------------------------------------------------------------------------
50.2    Hampton Inn I-10 West
50.3    Homewood Suites Bedford
 51     Mearns Park                                        Yes - 10        1.21                    5                  1
 52     The Court Apartments                                Yes - 4        1.16                    5                  1
 53     Summit Square Retail Plaza                                         1.22                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 54     Millville Town Center                                              1.24                    0                 11
 55     Mission Briley Parkway Apartments                   Yes - 9        1.21                    5                  1
 56     Doylestown Office Building                         Yes - 10        1.23                    5                  1
 57     Crums Mill Portfolio                                               1.32                    0                 11
 58     300 Westage Business Center                         Yes - 4        1.18                    0                  1
--------------------------------------------------------------------------------------------------------------------------
 59     Mi Pueblo Shopping Center                          Yes - 18        1.20                    5                  1
 60     Morrison Building                                                  1.32                    0                 11
 61     Lakeview Office Center                                             1.20                    0                 11
 62     Golden Wheel Manufactured Housing Community                        1.20                    5                  1
 63     Presbyterian Allen MOB II                          Yes - 12        1.25                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 64     Shops at Dowlen                                                    1.20                    5                  1
 65     Jetplex Circle Business Park                                       1.18                    0                 11
 66     Doubletree - Alsip                                  Yes - 8        1.36                    5                  1
 67     Coastal Building                                                   1.20                    0                 11
 68     Hampton Inn & Suites - Santa Ana                                   1.42                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 69     Prescott Lakes Apartments                                          1.18                    5                  1
 70     Mission Battleground Park                           Yes - 9        1.20                    5                  1
 71     The Winston Lofts                                                  1.20                    5                  1
 72     Broadmoor Country Club                                             1.20                    0                 11
 73     Delray Town Center                                 Yes - 17        1.20                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 74     Bare Cove Office Park                                              1.20                    0                 11
 75     Plaza at Coral Springs                                             1.21                    5                  1
 76     Heron Building                                                     1.20                    5                  1
 77     ITT Building Portfolio                                             1.31                    0                 11
77.1    ITT Building
--------------------------------------------------------------------------------------------------------------------------
77.2    Centura Office
77.3    Military Circle East Building
 78     One Corporate Plaza                                                1.24                    5                  1
 79     Avondale Village                                                   1.20                    0                 11
 80     Carmax                                                             1.22                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 81     Cartersville Physicians Center                                     1.26                    5                  1
 82     Holiday Inn - El Paso                                              1.57                    5                  1
 83     University Plains Apartments                                       1.25                    5                  1
 84     80 Field Point Road                                                1.49                    5                  1
 85     Devon Professional Ctr and Pier One                                1.23                    5                  1
--------------------------------------------------------------------------------------------------------------------------
85.1    Devon Professional Buildings
85.2    Pier 1 Imports
 86     1700-1710 Connecticut Avenue                                       1.34                    5                  1
 87     Forest Ridge Apartments                                            1.22                    5                  1
 88     Courtyard by Marriott - West Homestead             Yes - 14        1.40                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 89     Bank of America Plaza                                              1.23                    0                 11
 90     Rite Aid (Pittsburgh)                                              1.16                    0                  1
 91     Comfort Inn - Jacksonville (Equity Inns)            Yes - 6        1.97                    5                  1
 92     Sequoia Business Park                                              1.23                    0                  6
 93     Residence Inn - Raleigh                                            1.43                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 94     2020 Hurley Way                                                    1.21                    0                 11
 95     Wickes Furniture                                                   1.22                    5                  1
 96     The Cascades                                                       1.22                    0                 11
 97     Jersey Boulevard                                                   1.21                    0                 11
 98     Macdade Terrace Apartments                                         1.20                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 99     Courtyard - Altoona                                Yes - 14        1.53                    5                  1
 100    2296 Henderson Mill                                                1.20                    0                 11
 101    Levitz Hawthorne - Wilkie and 120th                                1.27                    5                  1
 102    Northport Corners Shopping Center                                  1.21                    5                  1
 103    Century City Central Plant                                         2.37                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 104    Homestead Garden Apartments                                        1.20                    0                 11
 105    Kress Payless Building                                             1.20                    0                  6
 106    Hampton Inn - Naperville (Equity Inns)              Yes - 6        1.73                    5                  1
 107    Hampton Inn - Ann Arbor (Equity Inns)               Yes - 6        1.68                    5                  1
 108    Spectrum Centre                                                    1.26                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 109    2515 Shader Road Industrial                                        1.32                    5                  1
 110    Namco Plaza                                                        1.18                    0                 11
 111    Mission Stadler Place Apartments                    Yes - 9        1.21                    5                  1
 112    Sun Center                                                         1.41                    5                  1
 113    Burleson Shopping Center                                           1.30                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 114    Residence Inn - Milford                            Yes - 16        1.23                    5                  1
 115    Springpointe Executive Center                                      1.22                    5                  1
 116    Hampton Inn - Indianapolis (Equity Inns)            Yes - 6        1.80                    5                  1
 117    Brookdale Shopping Center                                          1.28                    5                  1
 118    Holiday Inn Express and Suites                                     1.40                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 119    Palo Verde Square                                                  1.20                    5                  1
 120    Audubon Park Apartments                                            1.20                    0                 11
 121    44-01 21st Street                                                  1.38                    5                  1
 122    Ross Plaza                                                         1.31                    5                  1
 123    Dillards - Cincinnati, OH                                          1.20                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 124    Broad Bay Country Club                                             1.57                    5                  1
 125    1325 E Flamingo                                                    1.31                    5                  1
 126    SpringHill Suites - Manchester Airport             Yes - 16        1.35                    5                  1
 127    Gallery Row                                        Yes - 11        1.20                    5                  1
 128    Borders Books - Montclair                                          1.21                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 129    Mercado del Lago                                                   1.85                    5                  1
 130    611 Church Street                                                  1.26                    0                 11
 131    TownePlace Suites - Manchester                     Yes - 16        1.61                    5                  1
 132    Hampton Inn - Milford (Equity Inns)                 Yes - 6        1.87                    5                  1
 133    North Park Place Apartments                                        1.42                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 134    Des Moines Portfolio- Crescent Chase Apartments    Yes - 15        1.57                    5                  1
 135    Sierra Court Shopping Center                                       1.30                    0                 11
 136    Rimrock Plaza                                                      1.21                    0                 11
 137    Unity Health and Resource Center                                   1.47                    0                 11
 138    St. Joseph Medical Plaza                                           1.20                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 139    Des Moines Portfolio - Colonial Village Apartments Yes - 15        1.54                    5                  1
 140    516 - 544 Raymond Boulevard                                        1.29                    0                 11
 141    Henrietta Shopping Center                                          1.23                    0                 11
 142    Fairfield Inn & Suites - Butler                    Yes - 14        1.43                    5                  1
 143    Colonial Crossing Retail                                           1.32                    0                  1
--------------------------------------------------------------------------------------------------------------------------
 144    Jackson Pediatrics                                                 1.37                    5                  1
 145    Courtyard by Marriott - Raleigh                                    1.71                    5                  1
 146    Monsey Marketplace                                                 1.25                    5                  1
 147    Cross Creek Retail (IN)                                            1.83                    5                  1
 148    CVS - Watertown, MA                                                1.20                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 149    Palmetto Glades Retail                                             1.28                    0                  1
 150    Presque Isle and Eastern Ave                                       1.46                    5                  1
 151    Forest Park MHC                                                    1.51                    0                  1
 152    Square Barn Commons                                                1.22                    0                  1
 153    Hampton Inn - College Station (Equity Inns)         Yes - 6        1.69                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 154    Atlanthub                                          Yes - 19        1.20                    5                  1
 155    Walgreens (Garden Grove)                                           1.68                    5                  1
 156    Aztec Square                                                       1.22                    0                 11
 157    The Shoppes at the Creek                                           1.20                    0                 11
 158    Post Plaza Shopping Center                         Yes - 17        1.22                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 159    Hampton Inn - Meriden (Equity Inns)                 Yes - 6        1.67                    5                  1
 160    Circuit City - Florence, SC                                        1.24                    0                 11
 161    9343 North Loop                                                    1.24                    5                  1
 162    3829 Crenshaw Boulevard                                            1.20                    5                  1
 163    Hampton Inn - Austin (Equity Inns)                  Yes - 6        1.71                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 164    Owens Place                                                        1.42                    5                  1
 165    Canoga Plaza                                       Yes - 18        1.31                    5                  1
 166    Shops at Colony Crossing                                           1.21                    5                  1
 167    McKendree Garage                                                   1.32                    5                  1
 168    Southwest Professional Plaza                                       1.34                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 169    Parkview Apartments                                                1.20                    5                  1
 170    218 Knickerbocker Avenue                                           1.49                    5                  1
 171    17 Maple Drive                                     Yes - 17        1.20                    0                 11
 172    Dairyland Square                                                   1.33                    0                 11
 173    Snug Harbor MHC                                                    1.21                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 174    Hampton Inn - Knoxville (Equity Inns)               Yes - 6        1.61                    5                  1
 175    Crittenden Garage                                                  1.35                    5                  1
 176    Woodgate MHC                                                       1.18                    5                  1
 177    Central Plaza Retail                                               1.33                    5                  1
 178    PBC Shell Lane                                                     1.20                    5                  1
--------------------------------------------------------------------------------------------------------------------------
 179    Des Moines Portfolio- Robin Hill Apartments        Yes - 15        1.32                    5                  1
 180    Des Moines Portfolio - Plaza Manor Apartments      Yes - 15        1.30                    5                  1
 181    Brown's Creek Shopping Center                                      1.58                    5                  1
 182    50 Cutler Avenue                                                   1.20                    5                  1
 183    Boston Sports Club                                 Yes - 13        1.28                    0                 11
--------------------------------------------------------------------------------------------------------------------------
 184    Oxmoor Ridge Apartments                                            1.22                    5                  1
 185    AC Moore-Pennsdale                                                 1.22                    0                  1
 186    Des Moines Portfolio- Ingersoll Towers Apartments  Yes - 15        1.26                    5                  1
 187    Inland Center                                                      1.25                    5                  1
 188    Getzville Plaza                                                    1.22                    0                  1
--------------------------------------------------------------------------------------------------------------------------
 189    Broadmark                                          Yes - 19        1.22                    5                  1
 190    Shoppes at Thomsen Mile                                            1.42                    5                  1
 191    Sentry Plaza                                                       1.26                    5                  1
 192    Des Moines Portfolio- Woodland West Apartments     Yes - 15        1.54                    5                  1
--------------------------------------------------------------------------------------------------------------------------

                                                                            CUT-OFF
                                                             APPRAISED      APPRAISAL       DATE LTV        LTV RATIO AT
 ID     PROPERTY NAME                                        VALUE(12)    AS-OF DATE(12)   RATIO(6)(7)   MATURITY/ARD(6)(7)
---------------------------------------------------------------------------------------------------------------------------

  1     Ala Moana Portfolio                                2,329,500,000     8/1/2006        51.51%            51.51%
 1.1    Ala Moana Center                                   2,200,000,000     8/1/2006
 1.2    Ala Moana Building                                    72,000,000     8/1/2006
 1.3    Ala Moana Pacific Center                              48,000,000     8/1/2006
 1.4    Ala Moana Plaza                                        9,500,000     8/1/2006
---------------------------------------------------------------------------------------------------------------------------
  2     ShopKo Portfolio                                     714,325,000     Various         76.14%            65.89%
 2.1    10808 South 132nd Street                              18,700,000    5/13/2005
 2.2    700 Pilgrim Way                                       18,500,000    5/13/2005
 2.3    1717 Lawrence Drive                                   13,800,000    5/13/2005
 2.4    301 Bay Park Square                                   11,540,000    5/13/2005
---------------------------------------------------------------------------------------------------------------------------
 2.5    55 Lake Boulevard                                     10,650,000    5/24/2005
 2.6    217 West Ironwood Drive                               10,500,000    4/29/2005
 2.7    1001 East Gowen Road                                  10,450,000    4/26/2005
 2.8    801 West Central Entrance (Highway 53)                10,000,000     5/6/2005
 2.9    4161 Second Street South (Highway 23)                  9,600,000     5/5/2005
---------------------------------------------------------------------------------------------------------------------------
2.10    7401 Mineral Point Road                                9,030,000     5/9/2005
2.11    1000 West Northland Avenue                             8,940,000    5/13/2005
2.12    2201 Zeier Road                                        8,600,000     5/9/2005
2.13    1850 Madison Avenue                                    8,450,000     5/5/2005
2.14    2820 Highway 63 South                               8,450,000.00    38,474.00
---------------------------------------------------------------------------------------------------------------------------
2.15    3708 Highway 63 North                                  8,450,000     5/2/2005
2.16    3200 Broadway Street                                   8,420,000     5/9/2005
2.17    2430 East Mason Street                                 8,400,000    5/13/2005
2.18    867 North Columbia Center Boulevard                    8,300,000     5/9/2005
2.19    14445 West Center Road                                 8,100,000    5/12/2005
---------------------------------------------------------------------------------------------------------------------------
2.20    5646 North 90th Street                                 8,100,000    5/12/2005
2.21    616 West Johnson Street                                8,100,000     5/9/2005
2.22    1150 West Washington Street                            8,090,000    5/14/2005
2.23    1601 West 41st Street                                  8,000,000     5/3/2005
2.24    1845 Haines Avenue                                     7,650,000    4/27/2005
---------------------------------------------------------------------------------------------------------------------------
2.25    699 Green Bay Road                                     7,500,000     5/9/2005
2.26    955 West Clairemont Avenue                             7,500,000    5/14/2005
2.27    1100 East Riverview Expressway                         7,400,000    5/13/2005
2.28    2510 South Reserve Street                              7,250,000    5/16/2005
2.29    1300 Koeller Street                                    7,170,000     5/9/2005
---------------------------------------------------------------------------------------------------------------------------
2.30    800 East Maes Street                                   7,140,000    5/13/2005
2.31    North 9520 Newport Highway                             7,000,000    4/30/2005
2.32    4801 Washington Avenue                                 6,940,000     5/9/2005
2.33    4515 South Regal Street                                6,920,000    4/30/2005
2.34    1306 North Central Avenue                              6,800,000    5/14/2005
---------------------------------------------------------------------------------------------------------------------------
2.35    2500 US Highway 14                                     6,800,000     5/9/2005
2.36    1209 18th Avenue Northwest                             6,750,000     5/3/2005
2.37    501 Highway 10 Southeast                               6,725,000     5/5/2005
2.38    1400 Big Thunder Boulevard                             6,700,000     5/8/2005
2.39    2101 West Broadway                                     6,700,000     5/9/2005
---------------------------------------------------------------------------------------------------------------------------
2.40    2208 North Webb Road                                   6,700,000    5/12/2005
2.41    5300 52nd Street                                       6,700,000     5/9/2005
2.42    905 South 24th Street West                             6,700,000     5/9/2005
2.43    701 South Church Street                                6,680,000     5/9/2005
2.44    1964 West Morton Avenue                                6,630,000     5/9/2005
---------------------------------------------------------------------------------------------------------------------------
2.45    4200 South 27th Street                                 6,580,000    5/12/2005
2.46    1710 South Main Street                                 6,530,000     5/9/2006
2.47    1578 Appleton Road                                     6,500,000     5/9/2005
2.48    2761 Prairie Avenue                                    6,500,000     5/9/2005
2.49    9366 State Highway 16                                  6,450,000    5/10/2005
---------------------------------------------------------------------------------------------------------------------------
2.50    2602 Shopko Drive                                      6,350,000     5/9/2005
2.51    518 South Taylor Drive                                 6,350,000    5/12/2005
2.52    1553 West 9000 South                                   6,300,000    4/25/2005
2.53    2290 South 1300 East                                   6,300,000    4/25/2005
2.54    405 Cottonwood Drive                                   6,300,000     5/3/2005
---------------------------------------------------------------------------------------------------------------------------
2.55    5801 Summit View Avenue                                6,250,000     5/9/2005
2.56    1900 North Main Street                                 6,200,000     5/3/2005
2.57    1771 Wisconsin Avenue                                  6,150,000    5/12/2005
2.58    4344 Mormon Coulee Road (State Highway 14)             6,100,000    5/10/2005
2.59    1200 Susan Drive                                       6,000,000     5/2/2005
---------------------------------------------------------------------------------------------------------------------------
2.60    2677 South Prairie View Road                           6,000,000    5/14/2005
2.61    230 North Wisconsin Street                             5,960,000    5/13/2005
2.62    3415 Calumet Avenue                                    5,920,000    5/12/2005
2.63    700 9th Avenue Southeast                               5,900,000     5/4/2005
2.64    1105 East Grand Avenue                                 5,850,000    5/13/2005
---------------------------------------------------------------------------------------------------------------------------
2.65    1200 Main Street (State Highway 10)                    5,850,000    5/13/2005
2.66    125 Main Street                                        5,850,000     5/5/2005
2.67    190 South 500 West                                     5,850,000    4/25/2005
2.68    500 North Highway 281                                  5,700,000     5/4/2005
2.69    301 Northwest Bypass                                   5,650,000    5/16/2005
---------------------------------------------------------------------------------------------------------------------------
2.70    3101 North Montana Avenue                              5,650,000    5/16/2005
2.71    South 1450 Grand Avenue                                5,650,000     7/6/2005
2.72    500 South Carpenter Avenue                             5,620,000    5/14/2005
2.73    4060 Riverdale Road                                    5,520,000    4/26/2005
2.74    615 South Monroe                                       5,500,000     5/6/2005
---------------------------------------------------------------------------------------------------------------------------
2.75    1150 North Main Street                                 5,460,000    4/26/2005
2.76    2655 Broadway Avenue                                   5,300,000    4/25/2005
2.77    4850 West 3500 South                                   5,280,000    4/25/2005
2.78    1001 South Highway 15 (State Street)                   5,200,000     5/4/2005
2.79    1450 East Geneva Street                                5,200,000    5/10/2005
---------------------------------------------------------------------------------------------------------------------------
2.80    601 Galvin Road South                                  5,200,000    5/12/2005
2.81    1018 Washington Boulevard                              5,120,000    4/26/2005
2.82    1777 Paulson Road                                      5,100,000    5/14/2005
2.83    405 West 8th Street                                    5,050,000    5/10/2005
2.84    2610 North Bridge Avenue                               5,000,000     5/3/2005
---------------------------------------------------------------------------------------------------------------------------
2.85    2005 Krenzien Drive                                    4,950,000    5/12/2005
2.86    510 East Philip Avenue                                 4,920,000    5/12/2005
2.87    2530 First Avenue North                                4,880,000    5/14/2005
2.88    1755 North Humiston Avenue                             4,850,000     5/4/2005
2.89    2100 Caldwell Boulevard                                4,840,000    4/25/2005
---------------------------------------------------------------------------------------------------------------------------
2.90    900 West Memorial Drive                                4,650,000    5/14/2005
2.91    2741 Roosevelt Street                                  4,520,000    5/12/2005
2.92    2266 North University Parkway                          4,510,000    4/23/2005
2.93    1649 Pole Line Road East                               4,500,000    4/26/2005
2.94    320 County Road O                                      4,180,000    5/14/2005
---------------------------------------------------------------------------------------------------------------------------
2.95    4215 Yellowstone Highway                               4,090,000    4/26/2005
2.96    800 East 17th Street                                   4,070,000    4/26/2005
2.97    1350 North Galena Avenue                               3,900,000     5/8/2005
2.98    1600 Rose Street                                       3,800,000     5/9/2005
2.99    2530 Rudkin Road                                       3,650,000     5/9/2005
---------------------------------------------------------------------------------------------------------------------------
2.100   555 West South Street                                  3,650,000     5/8/2005
2.101   955 North Main Street                                  3,610,000    4/23/2005
2.102   1341 North Main Street                                 3,500,000    4/26/2005
2.103   747 South Main Street                                  3,500,000    4/26/2005
2.104   1425 Janesville Avenue                                 3,390,000     5/9/2005
---------------------------------------------------------------------------------------------------------------------------
2.105   2120 Thain Grade                                       3,100,000     5/9/2005
2.106   3705 Monroe Road                                       3,000,000    11/30/2005
2.107   2585 Lineville Road                                    2,900,000    11/30/2005
2.108   1190 North 6th Street                                  2,690,000    5/10/2005
2.109   1450 West Main Avenue                                  2,320,000    5/13/2005
---------------------------------------------------------------------------------------------------------------------------
2.110   East 13414 Sprague Avenue                              2,200,000     5/1/2005
2.111   313 North Roosevelt Avenue                             1,790,000     5/7/2005
2.112   1011 North Wisconsin Street                            1,600,000    11/30/2005
  3     High Point Furniture Mart                            334,600,000    5/31/2006        58.28%            51.69%
  4     InterContinental Boston Hotel                        220,000,000    11/1/2006        79.55%            79.55%
---------------------------------------------------------------------------------------------------------------------------
  5     Fair Lakes Office Portfolio                          377,500,000    6/30/2006        68.61%            68.61%
 5.1    Hyatt Plaza                                           85,400,000    6/30/2006
 5.2    Fair Lakes VII                                        55,600,000    6/30/2006
 5.3    Fair Lakes II                                         50,850,000    6/30/2006
 5.4    Fair Lakes I                                          40,250,000    6/30/2006
---------------------------------------------------------------------------------------------------------------------------
 5.5    Fair Lakes Court North                                34,200,000    6/30/2006
 5.6    Fair Lakes Court South                                34,200,000    6/30/2006
 5.7    Fair Lakes V                                          31,600,000    6/30/2006
 5.8    Fair Lakes IV                                         24,200,000    6/30/2006
 5.9    Fair Lakes III                                        21,200,000    6/30/2006
---------------------------------------------------------------------------------------------------------------------------
  6     Two Gateway                                          164,000,000    7/16/2006        79.27%            73.90%
  7     1111 Marcus Avenue                                   140,000,000     1/1/2007        71.43%            71.43%
  8     White Plains Plaza                                   120,000,000     8/3/2006        66.67%            66.67%
  9     The Hay-Adams                                        100,000,000    3/23/2006        75.00%            64.00%
 10     660 South Figueroa Tower                              84,000,000    2/23/2006        73.81%            69.30%
---------------------------------------------------------------------------------------------------------------------------
 11     Washington Business Park                              66,500,000     8/3/2006        82.71%            77.46%
 12     Greendale Mall                                        65,000,000    8/11/2006        69.23%            69.23%
 13     Mills Building                                        95,650,000    5/22/2006        46.00%            46.00%
 14     Lightstone MI Tranche I                               54,300,000    5/25/2006        75.00%            70.14%
14.1    Scotsdale                                             19,400,000    5/25/2006
---------------------------------------------------------------------------------------------------------------------------
14.2    Carriage Park                                         14,600,000    5/25/2006
14.3    Macomb Manor                                          10,900,000    5/25/2006
14.4    Carriage Hill                                          9,400,000    5/25/2006
 15     Village at Century                                    51,400,000    4/10/2006        70.25%            63.77%
 16     One Cabot Road Office                                 52,000,000    8/29/2006        69.23%            69.23%
---------------------------------------------------------------------------------------------------------------------------
 17     St. Ives Apartments                                   45,600,000     7/6/2006        78.51%            72.48%
 18     Waterfront Hilton                                     74,500,000    5/19/2006        46.98%            44.13%
 19     Crossroads Retail (PA)                                44,500,000     7/1/2007        78.65%            66.33%
 20     Holiday Inn Dulles                                    56,500,000     5/1/2006        61.59%            55.74%
 21     Northrop Grumman Office Building                      45,500,000     6/6/2006        73.63%            65.58%
---------------------------------------------------------------------------------------------------------------------------
 22     Empirian Highland                                     41,900,000     9/7/2006        78.62%            73.55%
 23     Circle Point                                          47,000,000    4/20/2006        68.09%            61.96%
 24     6100 Executive Boulevard                              36,500,000     9/6/2006        80.00%            74.91%
 25     Embassy Suites - SeaTac                               36,800,000     6/1/2006        73.87%            63.76%
 26     Empirian Waterford Landing                            32,400,000    9/13/2006        79.63%            74.50%
---------------------------------------------------------------------------------------------------------------------------
 27     Tennyson Office Center                                32,000,000    7/25/2006        78.91%            73.83%
 28     Village at Bexley                                     31,000,000    8/17/2006        80.00%            67.67%
 29     Empirian Wildewood                                    30,700,000     9/7/2006        80.00%            74.85%
 30     Corsair Building                                      30,700,000     7/1/2006        78.83%            74.24%
 31     Home Depot Jersey City                                24,850,000     5/1/2007        94.02%             3.40%
---------------------------------------------------------------------------------------------------------------------------
 32     Fox Point in Old Farm Apartments                      30,910,000    5/30/2006        74.41%            68.38%
 33     Cypress Lakes Apartments                              31,000,000    7/31/2006        74.19%            72.48%
 34     Hilton - Northbrook                                   28,500,000     4/1/2006        78.95%            69.59%
 35     Douglas Avenue Portfolio                              28,200,000    6/20/2006        78.01%            70.67%
 36     Springs Industries Pool 3                             28,700,000     1/1/2006        76.45%            65.03%
---------------------------------------------------------------------------------------------------------------------------
36.1    Springs Industries Calhoun                            10,200,000     1/1/2006
36.2    Springs Industries Dalton                              9,500,000     1/1/2006
36.3    Springs Industries Piedmont                            9,000,000     1/1/2006
 37     Plaza Colonial                                        30,100,000     1/1/2007        67.11%            58.92%
 38     Diamond Bar Portfolio                                 25,200,000    7/20/2006        79.76%            73.69%
---------------------------------------------------------------------------------------------------------------------------
38.1    21015 & 21073 Pathfinder Road                         15,800,000    7/20/2006
38.2    1400 Montefino Avenue                                  9,400,000    7/20/2006
 39     Briarcliff Corporate Campus                           25,000,000     4/7/2006        80.00%            75.19%
 40     Enterprise Drive Distribution Center                  26,000,000     5/9/2006        75.00%            70.28%
 41     Paces Park Apartments                                 28,500,000     3/7/2006        68.42%            61.10%
---------------------------------------------------------------------------------------------------------------------------
 42     Healthpoint Wellness Center                           24,700,000    4/18/2006        77.73%            72.70%
 43     234 East Colorado Office                              25,600,000     5/1/2006        74.18%            69.56%
 44     Keystone Industrial Park                              24,700,000    8/29/2006        76.11%            71.15%
 45     Courtyard by Marriott Penn Square                     26,000,000     8/1/2006        72.12%            64.94%
 46     Springs Industries Pool 1                             25,300,000     1/1/2006        71.79%            60.74%
---------------------------------------------------------------------------------------------------------------------------
46.1    460 Beaver Creek Drive                                 8,300,000     1/1/2006
46.2    8467 & 8601 Route 405 South                            5,550,000     1/1/2006
46.3    2251 Catawba River Road                                5,400,000     1/1/2006
46.4    1560 Industrial Boulevard                              3,400,000     1/1/2006
46.5    765 1/2 South Erwin Street                             2,650,000     1/1/2006
---------------------------------------------------------------------------------------------------------------------------
 47     The Bridge                                            24,800,000    2/28/2006        72.99%            68.47%
 48     501 Continental Blvd                                  26,500,000     6/1/2007        66.74%            62.42%
 49     InterContinental Boston Parking                       26,300,000    11/1/2006        64.64%            64.64%
 50     Moody Texas Hotel Portfolio                           24,190,000     Various         69.43%            60.01%
50.1    TownePlace Suites Dallas Plano                         8,840,000     6/9/2006
---------------------------------------------------------------------------------------------------------------------------
50.2    Hampton Inn I-10 West                                  8,300,000    4/17/2006
50.3    Homewood Suites Bedford                                7,050,000    5/22/2006
 51     Mearns Park                                           22,000,000    7/14/2006        75.00%            70.33%
 52     The Court Apartments                                  20,800,000    6/21/2006        77.88%            72.24%
 53     Summit Square Retail Plaza                            21,600,000     5/5/2006        74.07%            70.53%
---------------------------------------------------------------------------------------------------------------------------
 54     Millville Town Center                                 24,100,000     5/1/2006        64.32%            56.60%
 55     Mission Briley Parkway Apartments                     18,900,000    7/21/2006        76.98%            72.33%
 56     Doylestown Office Building                            18,500,000    6/15/2006        78.38%            71.28%
 57     Crums Mill Portfolio                                  21,000,000    1/25/2006        69.05%            61.07%
 58     300 Westage Business Center                           17,800,000     5/2/2006        81.46%            75.71%
---------------------------------------------------------------------------------------------------------------------------
 59     Mi Pueblo Shopping Center                             21,500,000    5/23/2006        65.01%            55.94%
 60     Morrison Building                                     18,700,000     4/7/2006        71.12%            71.12%
 61     Lakeview Office Center                                17,000,000     5/2/2006        76.47%            69.30%
 62     Golden Wheel Manufactured Housing Community           19,590,000     4/5/2006        64.32%            58.22%
 63     Presbyterian Allen MOB II                             14,800,000     9/3/2006        80.00%            80.00%
---------------------------------------------------------------------------------------------------------------------------
 64     Shops at Dowlen                                       15,540,000    9/14/2006        77.22%            72.38%
 65     Jetplex Circle Business Park                          15,000,000    4/20/2006        80.00%            71.43%
 66     Doubletree - Alsip                                    16,100,000     4/1/2006        74.53%            65.81%
 67     Coastal Building                                      16,500,000    2/13/2006        71.21%            69.65%
 68     Hampton Inn & Suites - Santa Ana                      15,900,000    4/24/2006        73.40%            62.90%
---------------------------------------------------------------------------------------------------------------------------
 69     Prescott Lakes Apartments                             16,250,000    8/11/2006        67.32%            67.32%
 70     Mission Battleground Park                             14,800,000     6/5/2006        74.32%            69.75%
 71     The Winston Lofts                                     16,100,000     9/1/2006        69.57%            65.18%
 72     Broadmoor Country Club                                14,000,000    4/27/2006        80.00%            73.82%
 73     Delray Town Center                                    15,000,000     3/2/2006        72.68%            62.21%
---------------------------------------------------------------------------------------------------------------------------
 74     Bare Cove Office Park                                 14,670,000    2/28/2006        73.96%            65.71%
 75     Plaza at Coral Springs                                16,000,000     5/3/2006        67.38%            60.06%
 76     Heron Building                                        14,300,000    7/17/2006        74.83%            72.19%
 77     ITT Building Portfolio                                14,540,000    3/14/2006        71.23%            61.28%
77.1    ITT Building                                           5,560,000    3/14/2006
---------------------------------------------------------------------------------------------------------------------------
77.2    Centura Office                                         4,500,000    3/14/2006
77.3    Military Circle East Building                          4,480,000    3/14/2006
 78     One Corporate Plaza                                   12,950,000     9/5/2006        79.15%            72.77%
 79     Avondale Village                                      14,250,000     4/1/2006        70.18%            62.73%
 80     Carmax                                                13,000,000    2/10/2006        72.69%            67.98%
---------------------------------------------------------------------------------------------------------------------------
 81     Cartersville Physicians Center                        11,925,000    6/28/2006        78.83%            73.96%
 82     Holiday Inn - El Paso                                 13,100,000    2/21/2007        71.07%            65.50%
 83     University Plains Apartments                          13,200,000    3/14/2006        68.94%            62.34%
 84     80 Field Point Road                                   21,200,000     4/5/2006        42.72%             0.00%
 85     Devon Professional Ctr and Pier One                   11,650,000     Various         77.25%            73.84%
---------------------------------------------------------------------------------------------------------------------------
85.1    Devon Professional Buildings                           6,050,000    8/21/2006
85.2    Pier 1 Imports                                         5,600,000    8/16/2008
 86     1700-1710 Connecticut Avenue                          18,800,000     8/9/2006        47.87%            44.71%
 87     Forest Ridge Apartments                               14,290,000    10/1/2006        62.28%            62.28%
 88     Courtyard by Marriott - West Homestead                11,950,000     2/1/2006        75.31%            61.00%
---------------------------------------------------------------------------------------------------------------------------
 89     Bank of America Plaza                                 11,500,000    6/14/2006        77.39%            69.94%
 90     Rite Aid (Pittsburgh)                                 11,850,000     8/9/2006        65.82%            59.12%
 91     Comfort Inn - Jacksonville (Equity Inns)              17,200,000     7/1/2006        50.00%            37.76%
 92     Sequoia Business Park                                 11,825,000    6/28/2006        71.04%            64.39%
 93     Residence Inn - Raleigh                               11,300,000    6/19/2006        72.47%            57.10%
---------------------------------------------------------------------------------------------------------------------------
 94     2020 Hurley Way                                       11,300,000    5/26/2006        70.80%            63.00%
 95     Wickes Furniture                                      12,000,000    4/20/2006        66.48%            56.70%
 96     The Cascades                                          10,350,000    3/10/2006        77.04%            66.32%
 97     Jersey Boulevard                                      11,080,000    12/29/2005       69.81%            61.78%
 98     Macdade Terrace Apartments                             9,700,000    2/10/2006        77.97%            65.91%
---------------------------------------------------------------------------------------------------------------------------
 99     Courtyard - Altoona                                   10,500,000     8/1/2006        71.78%            55.99%
 100    2296 Henderson Mill                                    9,350,000    6/21/2006        74.87%            67.67%
 101    Levitz Hawthorne - Wilkie and 120th                   10,870,000     8/7/2006        69.00%            58.95%
 102    Northport Corners Shopping Center                      9,800,000     4/1/2006        76.34%            65.56%
 103    Century City Central Plant                            26,600,000    6/21/2006        27.82%            27.82%
---------------------------------------------------------------------------------------------------------------------------
 104    Homestead Garden Apartments                            9,950,000    4/25/2006        72.66%            64.99%
 105    Kress Payless Building                                10,300,000     9/1/2006        69.90%            62.47%
 106    Hampton Inn - Naperville (Equity Inns)                12,400,000     8/1/2006        58.00%            43.80%
 107    Hampton Inn - Ann Arbor (Equity Inns)                 12,300,000     8/1/2006        57.00%            43.05%
 108    Spectrum Centre                                        9,000,000     6/9/2006        77.78%            70.17%
---------------------------------------------------------------------------------------------------------------------------
 109    2515 Shader Road Industrial                           11,000,000    3/22/2006        63.47%            54.30%
 110    Namco Plaza                                            9,200,000    5/17/2006        75.82%            71.20%
 111    Mission Stadler Place Apartments                       9,900,000    8/25/2006        69.70%            65.41%
 112    Sun Center                                            11,900,000     6/6/2006        57.14%            51.63%
 113    Burleson Shopping Center                               9,900,000     7/1/2006        68.18%            60.50%
---------------------------------------------------------------------------------------------------------------------------
 114    Residence Inn - Milford                                8,800,000    4/25/2006        76.14%            62.60%
 115    Springpointe Executive Center                          9,200,000     5/4/2006        71.56%            61.26%
 116    Hampton Inn - Indianapolis (Equity Inns)              10,700,000     8/1/2006        61.00%            46.07%
 117    Brookdale Shopping Center                              9,050,000    8/21/2006        71.82%            64.72%
 118    Holiday Inn Express and Suites                         8,925,000    2/13/2006        72.65%            57.24%
---------------------------------------------------------------------------------------------------------------------------
 119    Palo Verde Square                                      9,100,000     5/5/2006        70.22%            62.50%
 120    Audubon Park Apartments                                8,900,000    3/21/2006        71.48%            63.71%
 121    44-01 21st Street                                     11,200,000    6/30/2006        55.80%            50.46%
 122    Ross Plaza                                             8,500,000    7/17/2006        72.13%            65.06%
 123    Dillards - Cincinnati, OH                              8,350,000    1/30/2006        72.80%            62.46%
---------------------------------------------------------------------------------------------------------------------------
 124    Broad Bay Country Club                                 8,300,000    1/10/2006        73.09%            59.45%
 125    1325 E Flamingo                                        9,500,000    5/17/2006        63.10%            53.86%
 126    SpringHill Suites - Manchester Airport                 7,500,000     8/1/2006        78.67%            71.46%
 127    Gallery Row                                            7,850,000     8/1/2006        75.16%            67.91%
 128    Borders Books - Montclair                              8,800,000     2/2/2006        66.20%            54.34%
---------------------------------------------------------------------------------------------------------------------------
 129    Mercado del Lago                                      13,000,000     5/2/2006        44.49%            37.73%
 130    611 Church Street                                      7,600,000    4/26/2006        75.99%            70.14%
 131    TownePlace Suites - Manchester                         7,800,000     8/1/2006        72.95%            66.27%
 132    Hampton Inn - Milford (Equity Inns)                    8,700,000     8/1/2006        64.44%            48.66%
 133    North Park Place Apartments                            7,400,000    5/22/2006        73.65%            73.65%
---------------------------------------------------------------------------------------------------------------------------
 134    Des Moines Portfolio- Crescent Chase Apartments        7,400,000    5/12/2006        71.82%            61.06%
 135    Sierra Court Shopping Center                           6,900,000    10/25/2005       76.76%            65.64%
 136    Rimrock Plaza                                          7,150,000     5/2/2006        73.64%            69.17%
 137    Unity Health and Resource Center                       7,800,000    4/14/2006        67.31%            59.96%
 138    St. Joseph Medical Plaza                               6,635,000    1/15/2006        78.38%            66.74%
---------------------------------------------------------------------------------------------------------------------------
 139    Des Moines Portfolio - Colonial Village Apartments     6,250,000    5/15/2006        79.92%            67.95%
 140    516 - 544 Raymond Boulevard                            7,400,000    2/20/2006        67.28%            57.67%
 141    Henrietta Shopping Center                              6,500,000    5/23/2006        76.49%            65.25%
 142    Fairfield Inn & Suites - Butler                        6,200,000     2/1/2007        78.39%            61.34%
 143    Colonial Crossing Retail                               6,680,000    6/30/2006        72.63%            62.14%
---------------------------------------------------------------------------------------------------------------------------
 144    Jackson Pediatrics                                     6,125,000    4/18/2006        77.67%            66.79%
 145    Courtyard by Marriott - Raleigh                        8,100,000     3/1/2006        58.50%            50.06%
 146    Monsey Marketplace                                     6,000,000    5/18/2006        78.33%            72.56%
 147    Cross Creek Retail (IN)                                8,860,000    4/17/2006        52.39%            44.76%
 148    CVS - Watertown, MA                                    6,300,000    3/23/2006        71.83%            67.46%
---------------------------------------------------------------------------------------------------------------------------
 149    Palmetto Glades Retail                                 6,000,000     3/1/2006        75.26%            64.21%
 150    Presque Isle and Eastern Ave                           7,210,000    4/24/2006        62.41%            62.41%
 151    Forest Park MHC                                        8,200,000     7/5/2006        54.88%            42.39%
 152    Square Barn Commons                                    5,900,000     8/1/2006        74.50%            63.49%
 153    Hampton Inn - College Station (Equity Inns)            7,700,000     7/1/2006        57.00%            43.05%
---------------------------------------------------------------------------------------------------------------------------
 154    Atlanthub                                              6,100,000    5/30/2006        70.25%            62.41%
 155    Walgreens (Garden Grove)                               7,620,000    6/20/2006        55.12%            55.12%
 156    Aztec Square                                           5,300,000    11/14/2005       76.45%            64.30%
 157    The Shoppes at the Creek                               6,300,000     5/4/2006        63.27%            54.21%
 158    Post Plaza Shopping Center                             6,550,000     1/1/2006        59.59%            51.04%
---------------------------------------------------------------------------------------------------------------------------
 159    Hampton Inn - Meriden (Equity Inns)                    6,500,000     8/1/2006        60.00%            45.31%
 160    Circuit City - Florence, SC                            5,825,000    3/22/2005        64.34%            54.50%
 161    9343 North Loop                                        4,750,000    8/26/2006        77.89%            65.97%
 162    3829 Crenshaw Boulevard                                5,250,000    6/25/2006        68.38%            61.95%
 163    Hampton Inn - Austin (Equity Inns)                     6,500,000     7/1/2006        55.00%            41.54%
---------------------------------------------------------------------------------------------------------------------------
 164    Owens Place                                            5,750,000    4/17/2006        61.74%            58.10%
 165    Canoga Plaza                                           5,480,000    5/23/2006        63.76%            54.86%
 166    Shops at Colony Crossing                               4,800,000    3/14/2006        71.69%            61.36%
 167    McKendree Garage                                       6,100,000    2/16/2006        54.96%            30.35%
 168    Southwest Professional Plaza                           4,800,000    8/15/2006        69.79%            59.38%
---------------------------------------------------------------------------------------------------------------------------
 169    Parkview Apartments                                    4,120,000    7/19/2006        80.00%            74.93%
 170    218 Knickerbocker Avenue                               5,700,000    6/15/2006        56.92%            48.59%
 171    17 Maple Drive                                         4,700,000     1/1/2006        68.96%            59.06%
 172    Dairyland Square                                       6,200,000     4/6/2006        51.89%            44.59%
 173    Snug Harbor MHC                                        4,750,000    4/18/2006        67.66%            58.03%
---------------------------------------------------------------------------------------------------------------------------
 174    Hampton Inn - Knoxville (Equity Inns)                  6,200,000     7/1/2006        51.61%            38.98%
 175    Crittenden Garage                                      4,335,000    3/11/2006        66.72%            56.43%
 176    Woodgate MHC                                           4,630,000     5/4/2006        68.52%            58.94%
 177    Central Plaza Retail                                   3,925,000    6/28/2006        80.00%            72.84%
 178    PBC Shell Lane                                         3,800,000    3/15/2006        77.56%            66.53%
---------------------------------------------------------------------------------------------------------------------------
 179    Des Moines Portfolio- Robin Hill Apartments            3,700,000    5/15/2006        78.57%            66.80%
 180    Des Moines Portfolio - Plaza Manor Apartments          3,601,850    5/12/2006        77.66%            66.03%
 181    Brown's Creek Shopping Center                          5,750,000    7/20/2006        46.09%            39.31%
 182    50 Cutler Avenue                                       3,450,000    4/26/2006        76.01%            65.10%
 183    Boston Sports Club                                     3,730,000     5/5/2006        69.71%            63.22%
---------------------------------------------------------------------------------------------------------------------------
 184    Oxmoor Ridge Apartments                                3,900,000    4/15/2006        62.66%            53.71%
 185    AC Moore-Pennsdale                                     3,400,000    7/19/2006        70.59%            60.13%
 186    Des Moines Portfolio- Ingersoll Towers Apartments      2,880,000    5/17/2006        78.74%            66.94%
 187    Inland Center                                          2,800,000    6/26/2006        80.00%            72.49%
 188    Getzville Plaza                                        3,200,000     6/2/2006        69.22%            62.63%
---------------------------------------------------------------------------------------------------------------------------
 189    Broadmark                                              3,200,000    5/30/2006        68.75%            61.08%
 190    Shoppes at Thomsen Mile                                3,550,000    7/30/2006        61.91%            52.83%
 191    Sentry Plaza                                           2,460,000    4/18/2006        75.03%            64.92%
 192    Des Moines Portfolio- Woodland West Apartments         1,750,000    5/15/2006        79.92%            67.95%
---------------------------------------------------------------------------------------------------------------------------

  ID    PROPERTY NAME                                        ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

  1     Ala Moana Portfolio                                  Various
 1.1    Ala Moana Center                                     1450 Ala Moana Boulevard
 1.2    Ala Moana Building                                   1441 Kapiolani Boulevard
 1.3    Ala Moana Pacific Center                             1585 Kapiolani Boulevard
 1.4    Ala Moana Plaza                                      451 Piikoi Street
------------------------------------------------------------------------------------------------------------------------------------
  2     ShopKo Portfolio                                     Various
 2.1    10808 South 132nd Street                             10808 South 132nd Street
 2.2    700 Pilgrim Way                                      700 Pilgrim Way
 2.3    1717 Lawrence Drive                                  1717 Lawrence Drive
 2.4    301 Bay Park Square                                  301 Bay Park Square
------------------------------------------------------------------------------------------------------------------------------------
 2.5    55 Lake Boulevard                                    55 Lake Boulevard
 2.6    217 West Ironwood Drive                              217 West Ironwood Drive
 2.7    1001 East Gowen Road                                 1001 East Gowen Road
 2.8    801 West Central Entrance (Highway 53)               801 West Central Entrance (Highway 53)
 2.9    4161 Second Street South (Highway 23)                4161 Second Street South (Highway 23)
------------------------------------------------------------------------------------------------------------------------------------
 2.10   7401 Mineral Point Road                              7401 Mineral Point Road
 2.11   1000 West Northland Avenue                           1000 West Northland Avenue
 2.12   2201 Zeier Road                                      2201 Zeier Road
 2.13   1850 Madison Avenue                                  1850 Madison Avenue
 2.14   2820 Highway 63 South                                2820 Highway 63 South
------------------------------------------------------------------------------------------------------------------------------------
 2.15   3708 Highway 63 North                                3708 Highway 63 North
 2.16   3200 Broadway Street                                 3200 Broadway Street
 2.17   2430 East Mason Street                               2430 East Mason Street
 2.18   867 North Columbia Center Boulevard                  867 North Columbia Center Boulevard
 2.19   14445 West Center Road                               14445 West Center Road
------------------------------------------------------------------------------------------------------------------------------------
 2.20   5646 North 90th Street                               5646 North 90th Street
 2.21   616 West Johnson Street                              616 West Johnson Street
 2.22   1150 West Washington Street                          1150 West Washington Street
 2.23   1601 West 41st Street                                1601 West 41st Street
 2.24   1845 Haines Avenue                                   1845 Haines Avenue
------------------------------------------------------------------------------------------------------------------------------------
 2.25   699 Green Bay Road                                   699 Green Bay Road
 2.26   955 West Clairemont Avenue                           955 West Clairemont Avenue
 2.27   1100 East Riverview Expressway                       1100 East Riverview Expressway
 2.28   2510 South Reserve Street                            2510 South Reserve Street
 2.29   1300 Koeller Street                                  1300 Koeller Street
------------------------------------------------------------------------------------------------------------------------------------
 2.30   800 East Maes Street                                 800 East Maes Street
 2.31   North 9520 Newport Highway                           North 9520 Newport Highway
 2.32   4801 Washington Avenue                               4801 Washington Avenue
 2.33   4515 South Regal Street                              4515 South Regal Street
 2.34   1306 North Central Avenue                            1306 North Central Avenue
------------------------------------------------------------------------------------------------------------------------------------
 2.35   2500 US Highway 14                                   2500 US Highway 14
 2.36   1209 18th Avenue Northwest                           1209 18th Avenue Northwest
 2.37   501 Highway 10 Southeast                             501 Highway 10 Southeast
 2.38   1400 Big Thunder Boulevard                           1400 Big Thunder Boulevard
 2.39   2101 West Broadway                                   2101 West Broadway
------------------------------------------------------------------------------------------------------------------------------------
 2.40   2208 North Webb Road                                 2208 North Webb Road
 2.41   5300 52nd Street                                     5300 52nd Street
 2.42   905 South 24th Street West                           905 South 24th Street West
 2.43   701 South Church Street                              701 South Church Street
 2.44   1964 West Morton Avenue                              1964 West Morton Avenue
------------------------------------------------------------------------------------------------------------------------------------
 2.45   4200 South 27th Street                               4200 South 27th Street
 2.46   1710 South Main Street                               1710 South Main Street
 2.47   1578 Appleton Road                                   1578 Appleton Road
 2.48   2761 Prairie Avenue                                  2761 Prairie Avenue
 2.49   9366 State Highway 16                                9366 State Highway 16
------------------------------------------------------------------------------------------------------------------------------------
 2.50   2602 Shopko Drive                                    2602 Shopko Drive
 2.51   518 South Taylor Drive                               518 South Taylor Drive
 2.52   1553 West 9000 South                                 1553 West 9000 South
 2.53   2290 South 1300 East                                 2290 South 1300 East
 2.54   405 Cottonwood Drive                                 405 Cottonwood Drive
------------------------------------------------------------------------------------------------------------------------------------
 2.55   5801 Summit View Avenue                              5801 Summit View Avenue
 2.56   1900 North Main Street                               1900 North Main Street
 2.57   1771 Wisconsin Avenue                                1771 Wisconsin Avenue
 2.58   4344 Mormon Coulee Road (State Highway 14)           4344 Mormon Coulee Road (State Highway 14)
 2.59   1200 Susan Drive                                     1200 Susan Drive
------------------------------------------------------------------------------------------------------------------------------------
 2.60   2677 South Prairie View Road                         2677 South Prairie View Road
 2.61   230 North Wisconsin Street                           230 North Wisconsin Street
 2.62   3415 Calumet Avenue                                  3415 Calumet Avenue
 2.63   700 9th Avenue Southeast                             700 9th Avenue Southeast
 2.64   1105 East Grand Avenue                               1105 East Grand Avenue
------------------------------------------------------------------------------------------------------------------------------------
 2.65   1200 Main Street (State Highway 10)                  1200 Main Street (State Highway 10)
 2.66   125 Main Street                                      125 Main Street
 2.67   190 South 500 West                                   190 South 500 West
 2.68   500 North Highway 281                                500 North Highway 281
 2.69   301 Northwest Bypass                                 301 Northwest Bypass
------------------------------------------------------------------------------------------------------------------------------------
 2.70   3101 North Montana Avenue                            3101 North Montana Avenue
 2.71   South 1450 Grand Avenue                              South 1450 Grand Avenue
 2.72   500 South Carpenter Avenue                           500 South Carpenter Avenue
 2.73   4060 Riverdale Road                                  4060 Riverdale Road
 2.74   615 South Monroe                                     615 South Monroe
------------------------------------------------------------------------------------------------------------------------------------
 2.75   1150 North Main Street                               1150 North Main Street
 2.76   2655 Broadway Avenue                                 2655 Broadway Avenue
 2.77   4850 West 3500 South                                 4850 West 3500 South
 2.78   1001 South Highway 15 (State Street)                 1001 South Highway 15 (State Street)
 2.79   1450 East Geneva Street                              1450 East Geneva Street
------------------------------------------------------------------------------------------------------------------------------------
 2.80   601 Galvin Road South                                601 Galvin Road South
 2.81   1018 Washington Boulevard                            1018 Washington Boulevard
 2.82   1777 Paulson Road                                    1777 Paulson Road
 2.83   405 West 8th Street                                  405 West 8th Street
 2.84   2610 North Bridge Avenue                             2610 North Bridge Avenue
------------------------------------------------------------------------------------------------------------------------------------
 2.85   2005 Krenzien Drive                                  2005 Krenzien Drive
 2.86   510 East Philip Avenue                               510 East Philip Avenue
 2.87   2530 First Avenue North                              2530 First Avenue North
 2.88   1755 North Humiston Avenue                           1755 North Humiston Avenue
 2.89   2100 Caldwell Boulevard                              2100 Caldwell Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 2.90   900 West Memorial Drive                              900 West Memorial Drive
 2.91   2741 Roosevelt Street                                2741 Roosevelt Street
 2.92   2266 North University Parkway                        2266 North University Parkway
 2.93   1649 Pole Line Road East                             1649 Pole Line Road East
 2.94   320 County Road O                                    320 County Road O
------------------------------------------------------------------------------------------------------------------------------------
 2.95   4215 Yellowstone Highway                             4215 Yellowstone Highway
 2.96   800 East 17th Street                                 800 East 17th Street
 2.97   1350 North Galena Avenue                             1350 North Galena Avenue
 2.98   1600 Rose Street                                     1600 Rose Street
 2.99   2530 Rudkin Road                                     2530 Rudkin Road
------------------------------------------------------------------------------------------------------------------------------------
2.100   555 West South Street                                555 West South Street
2.101   955 North Main Street                                955 North Main Street
2.102   1341 North Main Street                               1341 North Main Street
2.103   747 South Main Street                                747 South Main Street
2.104   1425 Janesville Avenue                               1425 Janesville Avenue
------------------------------------------------------------------------------------------------------------------------------------
2.105   2120 Thain Grade                                     2120 Thain Grade
2.106   3705 Monroe Road                                     3705 Monroe Road
2.107   2585 Lineville Road                                  2585 Lineville Road
2.108   1190 North 6th Street                                1190 North 6th Street
2.109   1450 West Main Avenue                                1450 West Main Avenue
------------------------------------------------------------------------------------------------------------------------------------
2.110   East 13414 Sprague Avenue                            East 13414 Sprague Avenue
2.111   313 North Roosevelt Avenue                           313 North Roosevelt Avenue
2.112   1011 North Wisconsin Street                          1011 North Wisconsin Street
  3     High Point Furniture Mart                            Various
  4     InterContinental Boston Hotel                        500 Atlantic Avenue
------------------------------------------------------------------------------------------------------------------------------------
  5     Fair Lakes Office Portfolio                          Various
 5.1    Hyatt Plaza                                          12701 Fair Lakes Circle
 5.2    Fair Lakes VII                                       12730 Fair Lakes Circle
 5.3    Fair Lakes II                                        12450 Fair Lakes Circle
 5.4    Fair Lakes I                                         12500 Fair Lakes Circle
------------------------------------------------------------------------------------------------------------------------------------
 5.5    Fair Lakes Court North                               4350 Fair Lakes Court
 5.6    Fair Lakes Court South                               4300 Fair Lakes Court
 5.7    Fair Lakes V                                         12750 Fair Lakes Circle
 5.8    Fair Lakes IV                                        12700 Fair Lakes Circle
 5.9    Fair Lakes III                                       12600 Fair Lakes Circle
------------------------------------------------------------------------------------------------------------------------------------
  6     Two Gateway                                          100 Mulberry Street
  7     1111 Marcus Avenue                                   1111 Marcus Avenue
  8     White Plains Plaza                                   445 Hamilton Avenue & 1 North Broadway
  9     The Hay-Adams                                        800 16th Street NW
  10    660 South Figueroa Tower                             660 South Figueroa Street
------------------------------------------------------------------------------------------------------------------------------------
  11    Washington Business Park                             9901 Business Parkway; 4601, 4640, 4850 & 5001 Forbes Boulevard; 9701
                                                             Philadelphia Court; 5000 & 5200 Philadelphia Way; 4819-4881 Walden Lane
  12    Greendale Mall                                       7 Neponset Street
  13    Mills Building                                       220 Montgomery Street and 333 Pine Street
  14    Lightstone MI Tranche I                              Various
 14.1   Scotsdale                                            37650 Dale Drive
------------------------------------------------------------------------------------------------------------------------------------
 14.2   Carriage Park                                        27201 Canfield Drive
 14.3   Macomb Manor                                         19700 Masonic Boulevard
 14.4   Carriage Hill                                        26322 Westphal Drive
  15    Village at Century                                   3300-3480 Century Boulevard
  16    One Cabot Road Office                                One Cabot Road
------------------------------------------------------------------------------------------------------------------------------------
  17    St. Ives Apartments                                  3300 Woodhaven Road
  18    Waterfront Hilton                                    21100 Pacific Coast Highway
  19    Crossroads Retail (PA)                               351 Loucks Road
  20    Holiday Inn Dulles                                   1000 Sully Road
  21    Northrop Grumman Office Building                     750 South Richfield Street
------------------------------------------------------------------------------------------------------------------------------------
  22    Empirian Highland                                    310 Highroad Drive
  23    Circle Point                                         11030-11080 Circle Point Road
  24    6100 Executive Boulevard                             6100 Executive Boulevard
  25    Embassy Suites - SeaTac                              15920 West Valley Highway
  26    Empirian Waterford Landing                           1900 Waterford Landing
------------------------------------------------------------------------------------------------------------------------------------
  27    Tennyson Office Center                               6100 & 6200 Tennyson Parkway
  28    Village at Bexley                                    2645 Travis Road and 2764 Coldstream Lane
  29    Empirian Wildewood                                   751 Mallet Hill Road
  30    Corsair Building                                     2701 Renaissance Boulevard
  31    Home Depot Jersey City                               180 Twelfth Street
------------------------------------------------------------------------------------------------------------------------------------
  32    Fox Point in Old Farm Apartments                     514 East 4090 South
  33    Cypress Lakes Apartments                             11101 Reiger Road
  34    Hilton - Northbrook                                  2855 North Milwaukee Avenue
  35    Douglas Avenue Portfolio                             375-455 Douglas Avenue
  36    Springs Industries Pool 3                            Various
------------------------------------------------------------------------------------------------------------------------------------
 36.1   Springs Industries Calhoun                           175 North Industrial Boulevard
 36.2   Springs Industries Dalton                            1414 Cleveland Highway
 36.3   Springs Industries Piedmont                          100 Springs Drive
  37    Plaza Colonial                                       2840, 2850, 2870, and 2890 East Skyline Drive
  38    Diamond Bar Portfolio                                Various
------------------------------------------------------------------------------------------------------------------------------------
 38.1   21015 & 21073 Pathfinder Road                        21015 & 21073 Pathfinder Road
 38.2   1400 Montefino Avenue                                1400 Montefino Avenue
  39    Briarcliff Corporate Campus                          555 Pleasantville Road
  40    Enterprise Drive Distribution Center                 3 Enterprise Drive
  41    Paces Park Apartments                                100 Paces Park Drive
------------------------------------------------------------------------------------------------------------------------------------
  42    Healthpoint Wellness Center                          840 Winter Street
  43    234 East Colorado Office                             234 East Colorado Boulevard
  44    Keystone Industrial Park                             200 Crossing Drive
  45    Courtyard by Marriott Penn Square                    945 Penn Avenue
  46    Springs Industries Pool 1                            Various
------------------------------------------------------------------------------------------------------------------------------------
 46.1   460 Beaver Creek Drive                               460 Beaver Creek Drive
 46.2   8467 & 8601 Route 405 South                          8467 & 8601 Route 405 South
 46.3   2251 Catawba River Road                              2251 Catawba River Road
 46.4   1560 Industrial Boulevard                            1560 Industrial Boulevard
 46.5   765 1/2 South Erwin Street                           765 1/2 South Erwin Street
------------------------------------------------------------------------------------------------------------------------------------
  47    The Bridge                                           323 Old York Road
  48    501 Continental Blvd                                 501 Continental Boulevard
  49    InterContinental Boston Parking                      500 Atlantic Avenue
  50    Moody Texas Hotel Portfolio                          Various
 50.1   TownePlace Suites Dallas Plano                       5005 Whitestone Lane
------------------------------------------------------------------------------------------------------------------------------------
 50.2   Hampton Inn I-10 West                                11333 Katy Freeway
 50.3   Homewood Suites Bedford                              2401 Airport Freeway
  51    Mearns Park                                          955 Mearns Road
  52    The Court Apartments                                 3500 Powelton Avenue
  53    Summit Square Retail Plaza                           1276 Bald Hill Road
------------------------------------------------------------------------------------------------------------------------------------
  54    Millville Town Center                                200 Atlantic Avenue
  55    Mission Briley Parkway Apartments                    100 Arbor Creek Boulevard
  56    Doylestown Office Building                           4259 Swamp Road
  57    Crums Mill Portfolio                                 4200, 4230 & 4250 Crums Mill Road
  58    300 Westage Business Center                          300 Westage Business Center Drive
------------------------------------------------------------------------------------------------------------------------------------
  59    Mi Pueblo Shopping Center                            11820 East Valley Boulevard
  60    Morrison Building                                    5925 Morrison Boulevard
  61    Lakeview Office Center                               2660 Eastchase Lane
  62    Golden Wheel Manufactured Housing Community          1450 Old Oakland Road
  63    Presbyterian Allen MOB II                            1105 North Central Expressway
------------------------------------------------------------------------------------------------------------------------------------
  64    Shops at Dowlen                                      3970 - 4026 Dowlen Road
  65    Jetplex Circle Business Park                         115, 113, 117 JetPlex Circle; 485, 495 and 500 Production Avenue; 1003
                                                             Production Circle; 1015 and 1021 Production Court
  66    Doubletree - Alsip                                   5000 West 127th Street
  67    Coastal Building                                     28100 U.S. Highway 19 North, Clearwater, FL
  68    Hampton Inn & Suites - Santa Ana                     2720 Hotel Terrace Drive
------------------------------------------------------------------------------------------------------------------------------------
  69    Prescott Lakes Apartments                            2105 Blooming Hills Drive
  70    Mission Battleground Park                            3520 Drawbridge Parkway
  71    The Winston Lofts                                    1010 Arch Street
  72    Broadmoor Country Club                               3944 West 77th Place
  73    Delray Town Center                                   4801 Linton Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  74    Bare Cove Office Park                                25 Recreation Park Drive and 50 Derby Street
  75    Plaza at Coral Springs                               700 Riverside Drive
  76    Heron Building                                       33820 Weyerhaueser Way South
  77    ITT Building Portfolio                               Various
 77.1   ITT Building                                         863 Glenrock Road
------------------------------------------------------------------------------------------------------------------------------------
 77.2   Centura Office                                       870 North Military Highway
 77.3   Military Circle East Building                        861 Glenrock Road
  78    One Corporate Plaza                                  2525 Bay Area Boulevard
  79    Avondale Village                                     11523 Avondale Road Northeast
  80    Carmax                                               18020 Hawthorne Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  81    Cartersville Physicians Center                       970 Joe Frank Harris Parkway
  82    Holiday Inn - El Paso                                900 Sunland Park Drive
  83    University Plains Apartments                         4912 Mortensen Road
  84    80 Field Point Road                                  80 Field Point Road
  85    Devon Professional Ctr and Pier One                  Various
------------------------------------------------------------------------------------------------------------------------------------
 85.1   Devon Professional Buildings                         223, 227 and 229 Lancaster Avenue
 85.2   Pier 1 Imports                                       327 West Lancaster Avenue
  86    1700-1710 Connecticut Avenue                         1700-1710 Connecticut Avenue NW
  87    Forest Ridge Apartments                              2650-2802 River Road South
  88    Courtyard by Marriott - West Homestead               401 West Waterfront Drive
------------------------------------------------------------------------------------------------------------------------------------
  89    Bank of America Plaza                                820 A Street
  90    Rite Aid (Pittsburgh)                                1700 Murray Avenue
  91    Comfort Inn - Jacksonville (Equity Inns)             1515 North 1st Street
  92    Sequoia Business Park                                6115-6143 State Farm Drive
  93    Residence Inn - Raleigh                              1000 Navaho Drive
------------------------------------------------------------------------------------------------------------------------------------
  94    2020 Hurley Way                                      2020 Hurley Way
  95    Wickes Furniture                                     18850 Hawthorne Boulevard
  96    The Cascades                                         1515 East Silver Springs Boulevard
  97    Jersey Boulevard                                     11096 Jersey Boulevard
  98    Macdade Terrace Apartments                           1400 MacDade Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  99    Courtyard - Altoona                                  2 Convention Center Drive
 100    2296 Henderson Mill                                  2296 Henderson Mill Road
 101    Levitz Hawthorne - Wilkie and 120th                  2750 West 120th Street
 102    Northport Corners Shopping Center                    1700-1880 McFarland Boulevard
 103    Century City Central Plant                           2052 Century Park East
------------------------------------------------------------------------------------------------------------------------------------
 104    Homestead Garden Apartments                          4801 Homestead Street
 105    Kress Payless Building                               928 & 934 Broadway Plaza
 106    Hampton Inn - Naperville (Equity Inns)               1087 East Diehl Road
 107    Hampton Inn - Ann Arbor (Equity Inns)                925 Victors Way
 108    Spectrum Centre                                      32000 Northwestern Highway
------------------------------------------------------------------------------------------------------------------------------------
 109    2515 Shader Road Industrial                          2515 &2517 Shader Road, 4141 John Young Pkwy, 4206 North Orange Blossom
                                                             Trail
 110    Namco Plaza                                          1275-1335 Fall River Avenue
 111    Mission Stadler Place Apartments                     2-A Stadler Place
 112    Sun Center                                           611 South Palm Canyon & 610 South Belardo Road
 113    Burleson Shopping Center                             530-560 SW Wilshire Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 114    Residence Inn - Milford                              62 Rowe Avenue
 115    Springpointe Executive Center                        15210 Dino Drive
 116    Hampton Inn - Indianapolis (Equity Inns)             6817 East 82nd Street
 117    Brookdale Shopping Center                            22177-22385 Pontiac Trail
 118    Holiday Inn Express and Suites                       2510 Abbott Plaza
------------------------------------------------------------------------------------------------------------------------------------
 119    Palo Verde Square                                    10953 North Frank Lloyd Wright Boulevard
 120    Audubon Park Apartments                              1855 Boulevard de Province
 121    44-01 21st Street                                    44-01 21st Street
 122    Ross Plaza                                           10617-10625 N. 43rd Ave.
 123    Dillards - Cincinnati, OH                            6290 Glenway Avenue
------------------------------------------------------------------------------------------------------------------------------------
 124    Broad Bay Country Club                               2120 Lords Landing
 125    1325 E Flamingo                                      1325 East Flamingo Road
 126    SpringHill Suites - Manchester Airport               975 Perimeter Road
 127    Gallery Row                                          3001 East Skyline Drive
 128    Borders Books - Montclair                            5055 South Plaza Lane
------------------------------------------------------------------------------------------------------------------------------------
 129    Mercado del Lago                                     8300-8320 North Hayden Road
 130    611 Church Street                                    611 Church Street
 131    TownePlace Suites - Manchester                       686 Huse Road
 132    Hampton Inn - Milford (Equity Inns)                  129 Plains Road
 133    North Park Place Apartments                          16300 North Park Place
------------------------------------------------------------------------------------------------------------------------------------
 134    Des Moines Portfolio- Crescent Chase Apartments      8600 Crescent Chase Road
 135    Sierra Court Shopping Center                         7401 North Mesa Street
 136    Rimrock Plaza                                        2545 Central Avenue
 137    Unity Health and Resource Center                     3433 Agler Road
 138    St. Joseph Medical Plaza                             2101 Crawford Street
------------------------------------------------------------------------------------------------------------------------------------
 139    Des Moines Portfolio - Colonial Village Apartments   1340 42nd Street
 140    516 - 544 Raymond Boulevard                          516-544 Raymond Boulevard
 141    Henrietta Shopping Center                            1180 Jefferson Road
 142    Fairfield Inn & Suites - Butler                      200 Fairfield Lane
 143    Colonial Crossing Retail                             1800 Mendon Road
------------------------------------------------------------------------------------------------------------------------------------
 144    Jackson Pediatrics                                   37 Sandstone Circle
 145    Courtyard by Marriott - Raleigh                      3908 Arrow Drive
 146    Monsey Marketplace                                   106-112 Route 59
 147    Cross Creek Retail (IN)                              5624-5688 North Georgetown Road
 148    CVS - Watertown, MA                                  27-35 Main Street
------------------------------------------------------------------------------------------------------------------------------------
 149    Palmetto Glades Retail                               755-871 NW 167th Street
 150    Presque Isle and Eastern Ave                         9680 South Eastern Avenue
 151    Forest Park MHC                                      Route 32 and Freetown Highway
 152    Square Barn Commons                                  4053-4083 West Algonquin Road
 153    Hampton Inn - College Station (Equity Inns)          320 Texas Avenue South
------------------------------------------------------------------------------------------------------------------------------------
 154    Atlanthub                                            668 & 710 South Atlantic Boulevard
 155    Walgreens (Garden Grove)                             10840 Katella Avenue
 156    Aztec Square                                         4821 and 4825 Highway 95
 157    The Shoppes at the Creek                             6268 East Cave Creek Road
 158    Post Plaza Shopping Center                           856-874 East Jericho Turnpike
------------------------------------------------------------------------------------------------------------------------------------
 159    Hampton Inn - Meriden (Equity Inns)                  10 Bee Street
 160    Circuit City - Florence, SC                          2400 David H. McLeod Boulevard
 161    9343 North Loop                                      9343 North Loop 610 East
 162    3829 Crenshaw Boulevard                              3829 Crenshaw Boulevard
 163    Hampton Inn - Austin (Equity Inns)                   7619 Interstate Highway 35 North
------------------------------------------------------------------------------------------------------------------------------------
 164    Owens Place                                          1518 Highway 12 South
 165    Canoga Plaza                                         20901-20917 Sherman Way & 7712-7227 DeSoto Avenue
 166    Shops at Colony Crossing                             2401 Colony Crossing Place
 167    McKendree Garage                                     140 Sixth Avenue North
 168    Southwest Professional Plaza                         2122, 2222, 2224 North Craycroft Road
------------------------------------------------------------------------------------------------------------------------------------
 169    Parkview Apartments                                  1250 Central Avenue
 170    218 Knickerbocker Avenue                             218 Knickerbocker Avenue
 171    17 Maple Drive                                       17 Maple Drive
 172    Dairyland Square                                     1-20 Dairyland Square
 173    Snug Harbor MHC                                      560 and 740 30th Avenue
------------------------------------------------------------------------------------------------------------------------------------
 174    Hampton Inn - Knoxville (Equity Inns)                148 International Drive
 175    Crittenden Garage                                    1408 West 9th Street
 176    Woodgate MHC                                         2331 Frick Road
 177    Central Plaza Retail                                 1118 Highway 11 West
 178    PBC Shell Lane                                       100 Thoms Drive
------------------------------------------------------------------------------------------------------------------------------------
 179    Des Moines Portfolio- Robin Hill Apartments          2000 Westown Parkway
 180    Des Moines Portfolio - Plaza Manor Apartments        3821 66th Street
 181    Brown's Creek Shopping Center                        1601 East Lamar Alexander Parkway
 182    50 Cutler Avenue                                     50 Cutler Avenue, I-295 Industrial Center
 183    Boston Sports Club                                   750 Union Street
------------------------------------------------------------------------------------------------------------------------------------
 184    Oxmoor Ridge Apartments                              403 Edgecrest Drive
 185    AC Moore-Pennsdale                                   529 Lycoming Mall Circle
 186    Des Moines Portfolio- Ingersoll Towers Apartments    3662 Ingersoll Avenue
 187    Inland Center                                        1291-1299 East Main Street & 110 Jamacha Road
 188    Getzville Plaza                                      2305-2361 Millersport Highway
------------------------------------------------------------------------------------------------------------------------------------
 189    Broadmark                                            3011-3031 North Broadway
 190    Shoppes at Thomsen Mile                              3838 North 168th Street
 191    Sentry Plaza                                         3321-3327 North First Avenue
 192    Des Moines Portfolio- Woodland West Apartments       4401 Woodland Avenue
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 ID    PROPERTY NAME                                       CITY                   COUNTY                   STATE    ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio                                 Honolulu               Honolulu                 HI       96814
 1.1   Ala Moana Center                                    Honolulu               Honolulu                 HI       96814
 1.2   Ala Moana Building                                  Honolulu               Honolulu                 HI       96814
 1.3   Ala Moana Pacific Center                            Honolulu               Honolulu                 HI       96814
 1.4   Ala Moana Plaza                                     Honolulu               Honolulu                 HI       96814
-----------------------------------------------------------------------------------------------------------------------------
  2    ShopKo Portfolio                                    Various                Various                  Various  Various
 2.1   10808 South 132nd Street                            Omaha                  Sarpy                    NE       68138
 2.2   700 Pilgrim Way                                     Green Bay              Brown                    WI       54304
 2.3   1717 Lawrence Drive                                 De Pere                Brown                    WI       54115
 2.4   301 Bay Park Square                                 Ashwaubenon            Brown                    WI       54304
-----------------------------------------------------------------------------------------------------------------------------
 2.5   55 Lake Boulevard                                   Redding                Shasta                   CA       96003
 2.6   217 West Ironwood Drive                             Coeur D'Alene          Kootenai                 ID       83814
 2.7   1001 East Gowen Road                                Boise                  Ada                      ID       83716
 2.8   801 West Central Entrance (Highway 53)              Duluth                 Saint Louis              MN       55811
 2.9   4161 Second Street South (Highway 23)               Saint Cloud            Stearns                  MN       56301
-----------------------------------------------------------------------------------------------------------------------------
2.10   7401 Mineral Point Road                             Madison                Dane                     WI       53717
2.11   1000 West Northland Avenue                          Appleton               Outagamie                WI       54914
2.12   2201 Zeier Road                                     Madison                Dane                     WI       53704
2.13   1850 Madison Avenue                                 Mankato                Blue Earth               MN       56001
2.14   2820 Highway 63 South                               Rochester              Olmsted                  MN       55,904.00
-----------------------------------------------------------------------------------------------------------------------------
2.15   3708 Highway 63 North                               Rochester              Olmsted                  MN       55906
2.16   3200 Broadway Street                                Quincy                 Adams                    IL       62301
2.17   2430 East Mason Street                              Green Bay              Brown                    WI       54302
2.18   867 North Columbia Center Boulevard                 Kennewick              Benton                   WA       99336
2.19   14445 West Center Road                              Omaha                  Douglas                  NE       68144
-----------------------------------------------------------------------------------------------------------------------------
2.20   5646 North 90th Street                              Omaha                  Douglas                  NE       68134
2.21   616 West Johnson Street                             Fond du Lac            Fond du Lac              WI       54935
2.22   1150 West Washington Street                         Marquette              Marquette                MI       49855
2.23   1601 West 41st Street                               Sioux Falls            Minnehaha                SD       57105
2.24   1845 Haines Avenue                                  Rapid City             Pennington               SD       57701
-----------------------------------------------------------------------------------------------------------------------------
2.25   699 Green Bay Road                                  Neenah                 Winnebago                WI       54956
2.26   955 West Clairemont Avenue                          Eau Claire             Eau Claire               WI       54701
2.27   1100 East Riverview Expressway                      Wisconsin Rapids       Wood                     WI       54494
2.28   2510 South Reserve Street                           Missoula               Missoula                 MT       59801
2.29   1300 Koeller Street                                 Oshkosh                Winnebago                WI       54902
-----------------------------------------------------------------------------------------------------------------------------
2.30   800 East Maes Street                                Kimberly               Outagamie                WI       54136
2.31   North 9520 Newport Highway                          Spokane                Spokane                  WA       99218
2.32   4801 Washington Avenue                              Racine                 Racine                   WI       53406
2.33   4515 South Regal Street                             Spokane                Spokane                  WA       99223
2.34   1306 North Central Avenue                           Marshfield             Wood                     WI       54449
-----------------------------------------------------------------------------------------------------------------------------
2.35   2500 US Highway 14                                  Janesville             Rock                     WI       53545
2.36   1209 18th Avenue Northwest                          Austin                 Mower                    MN       55912
2.37   501 Highway 10 Southeast                            Saint Cloud            Benton                   MN       56304
2.38   1400 Big Thunder Boulevard                          Belvidere              Boone                    IL       61008
2.39   2101 West Broadway                                  Monona                 Dane                     WI       53713
-----------------------------------------------------------------------------------------------------------------------------
2.40   2208 North Webb Road                                Grand Island           Hall                     NE       68803
2.41   5300 52nd Street                                    Kenosha                Kenosha                  WA       53144
2.42   905 South 24th Street West                          Billings               Yellowstone              MT       59102
2.43   701 South Church Street                             Watertown              Jefferson                WI       53094
2.44   1964 West Morton Avenue                             Jacksonville           Morgan                   IL       62650
-----------------------------------------------------------------------------------------------------------------------------
2.45   4200 South 27th Street                              Lincoln                Lancaster                NE       68502
2.46   1710 South Main Street                              West Bend              Washington               WI       53095
2.47   1578 Appleton Road                                  Menasha                Winnebago                WI       54952
2.48   2761 Prairie Avenue                                 Beloit                 Rock                     WI       53511
2.49   9366 State Highway 16                               Onalaska               La Crosse                WI       54650
-----------------------------------------------------------------------------------------------------------------------------
2.50   2602 Shopko Drive                                   Madison                Dane                     WI       53704
2.51   518 South Taylor Drive                              Sheboygan              Sheboygan                WI       53081
2.52   1553 West 9000 South                                West Jordan            Salt Lake                UT       84088
2.53   2290 South 1300 East                                Salt Lake City         Salt Lake                UT       84106
2.54   405 Cottonwood Drive                                Winona                 Winona                   MN       55987
-----------------------------------------------------------------------------------------------------------------------------
2.55   5801 Summit View Avenue                             Yakima                 Yakima                   WA       98908
2.56   1900 North Main Street                              Mitchell               Davison                  SD       57301
2.57   1771 Wisconsin Avenue                               Grafton                Ozaukee                  WI       53024
2.58   4344 Mormon Coulee Road (State Highway 14)          La Crosse              La Crosse                WI       54601
2.59   1200 Susan Drive                                    Marshall               Lyon                     MN       56258
-----------------------------------------------------------------------------------------------------------------------------
2.60   2677 South Prairie View Road                        Chippewa Falls         Chippewa                 WI       54729
2.61   230 North Wisconsin Street                          De Pere                Brown                    WI       54115
2.62   3415 Calumet Avenue                                 Manitowoc              Manitowoc                WI       54220
2.63   700 9th Avenue Southeast                            Watertown              Codington                SD       57201
2.64   1105 East Grand Avenue                              Rothschild             Marathon                 WI       54474
-----------------------------------------------------------------------------------------------------------------------------
2.65   1200 Main Street (State Highway 10)                 Stevens Point          Portage                  WI       54481
2.66   125 Main Street                                     Hutchinson             McLeod                   MN       55350
2.67   190 South 500 West                                  West Bountiful         Davis                    UT       84010
2.68   500 North Highway 281                               Aberdeen               Brown                    SD       57401
2.69   301 Northwest Bypass                                Great Falls            Cascade                  MT       59404
-----------------------------------------------------------------------------------------------------------------------------
2.70   3101 North Montana Avenue                           Helena                 Lewis and Clark          MT       59602
2.71   South 1450 Grand Avenue                             Pullman                Whitman                  WA       99163
2.72   500 South Carpenter Avenue                          Kingsford              Dickinson                MI       49802
2.73   4060 Riverdale Road                                 Riverdale              Weber                    UT       84405
2.74   615 South Monroe                                    Mason City             Cerro Gordo              IA       50401
-----------------------------------------------------------------------------------------------------------------------------
2.75   1150 North Main Street                              Layton                 Davis                    UT       84041
2.76   2655 Broadway Avenue                                Boise                  Ada                      ID       83706
2.77   4850 West 3500 South                                West Valley City       Salt Lake                UT       84120
2.78   1001 South Highway 15 (State Street)                Fairmont               Martin                   MN       56031
2.79   1450 East Geneva Street                             Delavan                Walworth                 WI       53115
-----------------------------------------------------------------------------------------------------------------------------
2.80   601 Galvin Road South                               Bellevue               Sarpy                    NE       68005
2.81   1018 Washington Boulevard                           Ogden                  Weber                    UT       84404
2.82   1777 Paulson Road                                   River Falls            Saint Croix              WI       54022
2.83   405 West 8th Street                                 Monroe                 Green                    WI       53566
2.84   2610 North Bridge Avenue                            Albert Lea             Freeborn                 MN       56007
-----------------------------------------------------------------------------------------------------------------------------
2.85   2005 Krenzien Drive                                 Norfolk                Madison                  NE       68701
2.86   510 East Philip Avenue                              North Platte           Lincoln                  NE       69101
2.87   2530 First Avenue North                             Escanaba               Delta                    MI       49829
2.88   1755 North Humiston Avenue                          Worthington            Nobles                   MN       56187
2.89   2100 Caldwell Boulevard                             Nampa                  Canyon                   ID       83651
-----------------------------------------------------------------------------------------------------------------------------
2.90   900 West Memorial Drive                             Houghton               Houghton                 MI       49931
2.91   2741 Roosevelt Street                               Marinette              Marinette                WI       54143
2.92   2266 North University Parkway                       Provo                  Utah                     UT       84604
2.93   1649 Pole Line Road East                            Twin Falls             Twin Falls               ID       83301
2.94   320 County Road O                                   Rice Lake              Rusk                     WI       54868
-----------------------------------------------------------------------------------------------------------------------------
2.95   4215 Yellowstone Highway                            Chubbuck               Bannock                  ID       83202
2.96   800 East 17th Street                                Idaho Falls            Bonneville               ID       83404
2.97   1350 North Galena Avenue                            Dixon                  Lee                      IL       61021
2.98   1600 Rose Street                                    Walla Walla            Walla Walla              WA       99362
2.99   2530 Rudkin Road                                    Union Gap              Yakima                   WA       98903
-----------------------------------------------------------------------------------------------------------------------------
2.100  555 West South Street                               Freeport               Stephenson               IL       61032
2.101  955 North Main Street                               Spanish Fork           Utah                     UT       84660
2.102  1341 North Main Street                              Logan                  Cache                    UT       84341
2.103  747 South Main Street                               Brigham City           Box Elder                UT       84302
2.104  1425 Janesville Avenue                              Fort Atkinson          Jefferson                WI       53538
-----------------------------------------------------------------------------------------------------------------------------
2.105  2120 Thain Grade                                    Lewiston               Nez Perce                ID       83501
2.106  3705 Monroe Road                                    Ledgeview              Brown                    WI       54115
2.107  2585 Lineville Road                                 Howard                 Brown                    WI       54313
2.108  1190 North 6th Street                               Monmouth               Warren                   IL       61462
2.109  1450 West Main Avenue                               De Pere                Brown                    WI       54115
-----------------------------------------------------------------------------------------------------------------------------
2.110  East 13414 Sprague Avenue                           Spokane Valley         Spokane                  WA       99216
2.111  313 North Roosevelt Avenue                          Burlington             Des Moines               IA       52601
2.112  1011 North Wisconsin Street                         Port Washington        Ozaukee                  WI       53074
  3    High Point Furniture Mart                           High Point             Guilford                 NC       27260
  4    InterContinental Boston Hotel                       Boston                 Suffolk                  MA       02210
-----------------------------------------------------------------------------------------------------------------------------
  5    Fair Lakes Office Portfolio                         Fairfax                Fairfax                  VA       22033
 5.1   Hyatt Plaza                                         Farifax                Fairfax                  VA       22033
 5.2   Fair Lakes VII                                      Fairfax                Fairfax                  VA       22033
 5.3   Fair Lakes II                                       Fairfax                Fairfax                  VA       22033
 5.4   Fair Lakes I                                        Fairfax                Fairfax                  VA       22033
-----------------------------------------------------------------------------------------------------------------------------
 5.5   Fair Lakes Court North                              Fairfax                Fairfax                  VA       22033
 5.6   Fair Lakes Court South                              Fairfax                Fairfax                  VA       22033
 5.7   Fair Lakes V                                        Fairfax                Fairfax                  VA       22033
 5.8   Fair Lakes IV                                       Fairfax                Fairfax                  VA       22033
 5.9   Fair Lakes III                                      Fairfax                Fairfax                  VA       22033
-----------------------------------------------------------------------------------------------------------------------------
  6    Two Gateway                                         Newark                 Essex                    NJ       07102
  7    1111 Marcus Avenue                                  Lake Success           Nassau                   NY       11042
  8    White Plains Plaza                                  White Plains           Westchester              NY       10601
  9    The Hay-Adams                                       Washington             District of Columbia     DC       20006
 10    660 South Figueroa Tower                            Los Angeles            Los Angeles              CA       90017
-----------------------------------------------------------------------------------------------------------------------------
 11    Washington Business Park                            Lanham                 Prince George's          MD       20706
 12    Greendale Mall                                      Worcester              Worcester                MA       01606
 13    Mills Building                                      San Francisco          San Francisco            CA       94104
 14    Lightstone MI Tranche I                             Various                Various                  MI       Various
14.1   Scotsdale                                           Westland               Wayne                    MI       48185
-----------------------------------------------------------------------------------------------------------------------------
14.2   Carriage Park                                       Dearborn Heights       Wayne                    MI       48127
14.3   Macomb Manor                                        Roseville              Macomb                   MI       48066
14.4   Carriage Hill                                       Dearborn Heights       Wayne                    MI       48127
 15    Village at Century                                  Inglewood              Los Angeles              CA       90303
 16    One Cabot Road Office                               Medford                Middlesex                MA       02155
-----------------------------------------------------------------------------------------------------------------------------
 17    St. Ives Apartments                                 Philadelphia           Philadelphia             PA       19154
 18    Waterfront Hilton                                   Huntington Beach       Orange                   CA       92648
 19    Crossroads Retail (PA)                              Manchester Township    York                     PA       17404
 20    Holiday Inn Dulles                                  Dulles                 Loudoun                  VA       20166
 21    Northrop Grumman Office Building                    Aurora                 Arapahoe                 CO       80017
-----------------------------------------------------------------------------------------------------------------------------
 22    Empirian Highland                                   Charlotte              Mecklenburg              NC       28262
 23    Circle Point                                        Westminster            Jefferson                CO       80020
 24    6100 Executive Boulevard                            Rockville              Montgomery               MD       20852
 25    Embassy Suites - SeaTac                             Tukwila                King                     WA       98188
 26    Empirian Waterford Landing                          McDonough              Henry                    GA       30253
-----------------------------------------------------------------------------------------------------------------------------
 27    Tennyson Office Center                              Plano                  Collin                   TX       75024
 28    Village at Bexley                                   Columbus               Franklin                 OH       43209
 29    Empirian Wildewood                                  Columbia               Richland                 SC       29223
 30    Corsair Building                                    King of Prussia        Montgornery              PA       19406
 31    Home Depot Jersey City                              Jersey City            Hudson                   NJ       07310
-----------------------------------------------------------------------------------------------------------------------------
 32    Fox Point in Old Farm Apartments                    Salt Lake City         Salt Lake                UT       84107
 33    Cypress Lakes Apartments                            Baton Rouge            East Baton Rouge Parish  LA       70809
 34    Hilton - Northbrook                                 Northbrook             Cook                     IL       60062
 35    Douglas Avenue Portfolio                            Altamonte Springs      Seminole                 FL       32714
 36    Springs Industries Pool 3                           Various                Various                  Various  Various
-----------------------------------------------------------------------------------------------------------------------------
36.1   Springs Industries Calhoun                          Calhoun                Gordon                   GA       30701
36.2   Springs Industries Dalton                           Dalton                 Whitfield                GA       30721
36.3   Springs Industries Piedmont                         Piedmont               Calhoun                  AL       36272
 37    Plaza Colonial                                      Tucson                 Pima                     AZ       85718
 38    Diamond Bar Portfolio                               Diamond Bar            Los Angeles              CA       91765
-----------------------------------------------------------------------------------------------------------------------------
38.1   21015 & 21073 Pathfinder Road                       Diamond Bar            Los Angeles              CA       91765
38.2   1400 Montefino Avenue                               Diamond Bar            Los Angeles              CA       91765
 39    Briarcliff Corporate Campus                         Briarcliff Manor       Westchester              NY       10510
 40    Enterprise Drive Distribution Center                Newburgh               Orange                   NY       12550
 41    Paces Park Apartments                               Decatur                Dekalb                   GA       30033
-----------------------------------------------------------------------------------------------------------------------------
 42    Healthpoint Wellness Center                         Waltham                Middlesex                MA       02451
 43    234 East Colorado Office                            Pasadena               Los Angeles              CA       91101
 44    Keystone Industrial Park                            Bristol Township       Bucks                    PA       19007
 45    Courtyard by Marriott Penn Square                   Pittsburgh             Allegheny                PA       15222
 46    Springs Industries Pool 1                           Various                Various                  Various  Various
-----------------------------------------------------------------------------------------------------------------------------
46.1   460 Beaver Creek Drive                              Martinsville           Henry                    VA       24112
46.2   8467 & 8601 Route 405 South                         Montgomery             Lycoming                 PA       17752
46.3   2251 Catawba River Road                             Fort Lawn              Chester                  SC       29714
46.4   1560 Industrial Boulevard                           Bartlesville           Washington               OK       74006
46.5   765 1/2 South Erwin Street                          Cartersville           Bartow                   GA       30120
-----------------------------------------------------------------------------------------------------------------------------
 47    The Bridge                                          Jenkintown             Montgomery               PA       19046
 48    501 Continental Blvd                                El Segundo             Los Angeles              CA       90245
 49    InterContinental Boston Parking                     Boston                 Suffolk                  MA       02210
 50    Moody Texas Hotel Portfolio                         Various                Various                  TX       Various
50.1   TownePlace Suites Dallas Plano                      Plano                  Collin                   TX       75024
-----------------------------------------------------------------------------------------------------------------------------
50.2   Hampton Inn I-10 West                               Houston                Harris                   TX       77079
50.3   Homewood Suites Bedford                             Bedford                Tarrant                  TX       76021
 51    Mearns Park                                         Warminster             Bucks                    PA       18974
 52    The Court Apartments                                Philadelphia           Philadelphia             PA       19104
 53    Summit Square Retail Plaza                          Warwick                Kent                     RI       02886
-----------------------------------------------------------------------------------------------------------------------------
 54    Millville Town Center                               Millville              Sussex                   DE       19967
 55    Mission Briley Parkway Apartments                   Nashville              Davidson                 TN       37217
 56    Doylestown Office Building                          Doylestown             Bucks                    PA       18901
 57    Crums Mill Portfolio                                Harrisburg             Dauphin                  PA       17112
 58    300 Westage Business Center                         Fishkill               Dutchess                 NY       12524
-----------------------------------------------------------------------------------------------------------------------------
 59    Mi Pueblo Shopping Center                           El Monte               Los Angeles              CA       91732
 60    Morrison Building                                   Charlotte              Mecklenburg              NC       28211
 61    Lakeview Office Center                              Montgomery             Montgomery               AL       36117
 62    Golden Wheel Manufactured Housing Community         San Jose               Santa Rosa               CA       95112
 63    Presbyterian Allen MOB II                           Allen                  Collin                   TX       75013
-----------------------------------------------------------------------------------------------------------------------------
 64    Shops at Dowlen                                     Beaumont               Jefferson                TX       77706
 65    Jetplex Circle Business Park                        Madison                Madison                  AL       35758
 66    Doubletree - Alsip                                  Alsip                  Cook                     IL       60803
 67    Coastal Building                                    Clearwater             Pinellas                 FL       33761
 68    Hampton Inn & Suites - Santa Ana                    Santa Ana              Orange                   CA       92705
-----------------------------------------------------------------------------------------------------------------------------
 69    Prescott Lakes Apartments                           Prescott               Yavapai                  AZ       86301
 70    Mission Battleground Park                           Greensboro             Guilford                 NC       27410
 71    The Winston Lofts                                   Philadelphia           Philadelphia             PA       19107
 72    Broadmoor Country Club                              Merrillville           Lake                     IN       46410
 73    Delray Town Center                                  Delray Beach           Palm Beach               FL       33445
-----------------------------------------------------------------------------------------------------------------------------
 74    Bare Cove Office Park                               Hingham                Plymouth                 MA       02043
 75    Plaza at Coral Springs                              Coral Springs          Broward                  FL       33071
 76    Heron Building                                      Federal Way            King                     WA       98001
 77    ITT Building Portfolio                              Norfolk                Norfolk City             VA       23502
77.1   ITT Building                                        Norfolk                Norfolk City             VA       23502
-----------------------------------------------------------------------------------------------------------------------------
77.2   Centura Office                                      Norfolk                Norfolk City             VA       23502
77.3   Military Circle East Building                       Norfolk                Norfolk City             VA       23502
 78    One Corporate Plaza                                 Houston                Harris                   TX       77058
 79    Avondale Village                                    Redmond                King                     WA       98052
 80    Carmax                                              Torrance               Los Angeles              CA       90504
-----------------------------------------------------------------------------------------------------------------------------
 81    Cartersville Physicians Center                      Cartersville           Bartow                   GA       30120
 82    Holiday Inn - El Paso                               El Paso                El Paso                  TX       79922
 83    University Plains Apartments                        Ames                   Story                    IA       50014
 84    80 Field Point Road                                 Greenwich              Fairfield                CT       06830
 85    Devon Professional Ctr and Pier One                 Various                Various                  PA       Various
-----------------------------------------------------------------------------------------------------------------------------
85.1   Devon Professional Buildings                        Devon                  Chester                  PA       19333
85.2   Pier 1 Imports                                      Ardmore                Montgomery               PA       19003
 86    1700-1710 Connecticut Avenue                        Washington             District of Columbia     DC       20009
 87    Forest Ridge Apartments                             Salem                  Marion                   OR       97302
 88    Courtyard by Marriott - West Homestead              West Homestead         Allegheny                PA       15120
-----------------------------------------------------------------------------------------------------------------------------
 89    Bank of America Plaza                               Tacoma                 Pierce                   WA       98402
 90    Rite Aid (Pittsburgh)                               Pittsburgh             Allegheny                PA       15217
 91    Comfort Inn - Jacksonville (Equity Inns)            Jacksonville           Duval                    FL       32250
 92    Sequoia Business Park                               Rohnert Park           Sonoma                   CA       94928
 93    Residence Inn - Raleigh                             Raleigh                Wake                     NC       27609
-----------------------------------------------------------------------------------------------------------------------------
 94    2020 Hurley Way                                     Sacramento             Sacramento               CA       95825
 95    Wickes Furniture                                    Torrance               Los Angeles              CA       90504
 96    The Cascades                                        Ocala                  Marion                   FL       34470
 97    Jersey Boulevard                                    Rancho Cucamonga       San Bernardino           CA       91730
 98    Macdade Terrace Apartments                          Woodlyn                Delaware                 PA       19094
-----------------------------------------------------------------------------------------------------------------------------
 99    Courtyard - Altoona                                 Altoona                Blair                    PA       16602
 100   2296 Henderson Mill                                 Atlanta                Dekalb                   GA       30345
 101   Levitz Hawthorne - Wilkie and 120th                 Hawthorne              Los Angeles              CA       90250
 102   Northport Corners Shopping Center                   Northport              Tuscaloosa               AL       35476
 103   Century City Central Plant                          Los Angeles            Los Angeles              CA       90067
-----------------------------------------------------------------------------------------------------------------------------
 104   Homestead Garden Apartments                         Rapid City             Pennington               SD       57703
 105   Kress Payless Building                              Tacoma                 Pierce                   WA       98402
 106   Hampton Inn - Naperville (Equity Inns)              Naperville             Du Page                  IL       60563
 107   Hampton Inn - Ann Arbor (Equity Inns)               Ann Arbor              Washtenaw                MI       48108
 108   Spectrum Centre                                     Farmington Hills       Oakland                  MI       48334
-----------------------------------------------------------------------------------------------------------------------------
 109   2515 Shader Road Industrial                         Orlando                Orange                   FL       32804
 110   Namco Plaza                                         Seekonk                Bristol                  MA       02771
 111   Mission Stadler Place Apartments                    Greensboro             Guilford                 NC       27410
 112   Sun Center                                          Palm Springs           Riverside                CA       92264
 113   Burleson Shopping Center                            Burleson               Johnson                  TX       76028
-----------------------------------------------------------------------------------------------------------------------------
 114   Residence Inn - Milford                             Milford                New Haven                CT       06460
 115   Springpointe Executive Center                       Burtonsville           Montgomery               MD       20866
 116   Hampton Inn - Indianapolis (Equity Inns)            Indianapolis           Marion                   IN       46250
 117   Brookdale Shopping Center                           South Lyon             Oakland                  MI       48178
 118   Holiday Inn Express and Suites                      Carter Lake            Pottawattamie            IA       51510
-----------------------------------------------------------------------------------------------------------------------------
 119   Palo Verde Square                                   Scottsdale             Maricopa                 AZ       85259
 120   Audubon Park Apartments                             Baton Rouge            East Baton Rouge         LA       70816
 121   44-01 21st Street                                   Long Island City       Queens                   NY       11101
 122   Ross Plaza                                          Phoenix                Maricopa                 AZ       85029
 123   Dillards - Cincinnati, OH                           Cincinnati             Hamilton                 OH       45211
-----------------------------------------------------------------------------------------------------------------------------
 124   Broad Bay Country Club                              Virginia Beach         Virginia Beach City      VA       23454
 125   1325 E Flamingo                                     Las Vegas              Clark                    NV       89119
 126   SpringHill Suites - Manchester Airport              Manchester             Hillsborough             NH       03101
 127   Gallery Row                                         Tucson                 Pima                     AZ       85718
 128   Borders Books - Montclair                           Montclair              San Bernardino           CA       91763
-----------------------------------------------------------------------------------------------------------------------------
 129   Mercado del Lago                                    Scottsdale             Maricopa                 AZ       85258
 130   611 Church Street                                   Ann Arbor              Washtenaw                MI       48104
 131   TownePlace Suites - Manchester                      Manchester             Hillsborough             NH       03101
 132   Hampton Inn - Milford (Equity Inns)                 Milford                New Haven                CT       06460
 133   North Park Place Apartments                         Southfield             Oakland                  MI       48075
-----------------------------------------------------------------------------------------------------------------------------
 134   Des Moines Portfolio- Crescent Chase Apartments     Johnston               Polk                     IA       50131
 135   Sierra Court Shopping Center                        El Paso                El Paso                  TX       79912
 136   Rimrock Plaza                                       Billings               Yellowstone              MT       59102
 137   Unity Health and Resource Center                    Columbus               Franklin                 OH       43219
 138   St. Joseph Medical Plaza                            Houston                Harris                   TX       77002
-----------------------------------------------------------------------------------------------------------------------------
 139   Des Moines Portfolio - Colonial Village Apartments  West Des Moines        Polk                     IA       50266
 140   516 - 544 Raymond Boulevard                         Newark                 Essex                    NJ       07105
 141   Henrietta Shopping Center                           Henrietta (Rochester)  Monroe                   NY       14623
 142   Fairfield Inn & Suites - Butler                     Butler                 Butler                   PA       16001
 143   Colonial Crossing Retail                            Cumberland             Providence               RI       02864
-----------------------------------------------------------------------------------------------------------------------------
 144   Jackson Pediatrics                                  Jackson                Madison                  TN       38305
 145   Courtyard by Marriott - Raleigh                     Raleigh                Wake                     NC       27612
 146   Monsey Marketplace                                  Monsey                 Rockland                 NY       10942
 147   Cross Creek Retail (IN)                             Indianapolis           Marion                   IN       46254
 148   CVS - Watertown, MA                                 Watertown              Middlesex                MA       02472
-----------------------------------------------------------------------------------------------------------------------------
 149   Palmetto Glades Retail                              Miami                  Miami-Dade               FL       33169
 150   Presque Isle and Eastern Ave                        Henderson              Clark                    NV       89052
 151   Forest Park MHC                                     Plattekill             Ulster                   NY       12568
 152   Square Barn Commons                                 Algonquin              McHenry                  IL       60102
 153   Hampton Inn - College Station (Equity Inns)         College Station        Brazos                   TX       77840
-----------------------------------------------------------------------------------------------------------------------------
 154   Atlanthub                                           East Los Angeles       Los Angeles              CA       90022
 155   Walgreens (Garden Grove)                            Garden Grove           Orange                   CA       92845
 156   Aztec Square                                        Fort Mohave            Mohave                   AZ       86426
 157   The Shoppes at the Creek                            Cave Creek             Maricopa                 AZ       85331
 158   Post Plaza Shopping Center                          Dix Hills              Suffolk                  NY       11746
-----------------------------------------------------------------------------------------------------------------------------
 159   Hampton Inn - Meriden (Equity Inns)                 Meriden                New Haven                CT       06450
 160   Circuit City - Florence, SC                         Florence               Florence                 SC       29501
 161   9343 North Loop                                     Houston                Harris                   TX       77013
 162   3829 Crenshaw Boulevard                             Los Angeles            Los Angeles              CA       90008
 163   Hampton Inn - Austin (Equity Inns)                  Austin                 Travis                   TX       78752
-----------------------------------------------------------------------------------------------------------------------------
 164   Owens Place                                         Ashland City           Cheatham                 TN       37015
 165   Canoga Plaza                                        Canoga Park            Los Angeles              CA       91303
 166   Shops at Colony Crossing                            Midlothian             Chesterfield             VA       23112
 167   McKendree Garage                                    Nashville              Davidson                 TN       37203
 168   Southwest Professional Plaza                        Tucson                 Pima                     AZ       85712
-----------------------------------------------------------------------------------------------------------------------------
 169   Parkview Apartments                                 Wenatchee              Chelan                   WA       98801
 170   218 Knickerbocker Avenue                            Brooklyn               Kings                    NY       11237
 171   17 Maple Drive                                      Great Neck             Nassau                   NY       11021
 172   Dairyland Square                                    Red Lion               York                     PA       17356
 173   Snug Harbor MHC                                     Santa Cruz             Santa Cruz               CA       95062
-----------------------------------------------------------------------------------------------------------------------------
 174   Hampton Inn - Knoxville (Equity Inns)               Alcoa                  Blount                   TN       37701
 175   Crittenden Garage                                   Cleveland              Cuyahoga                 OH       44113
 176   Woodgate MHC                                        Houston                Harris                   TX       77038
 177   Central Plaza Retail                                Church Hill            Hawkins                  TN       37642
 178   PBC Shell Lane                                      Phoenixville           Montgomery               PA       19460
-----------------------------------------------------------------------------------------------------------------------------
 179   Des Moines Portfolio- Robin Hill Apartments         West Des Moines        Polk                     IA       50265
 180   Des Moines Portfolio - Plaza Manor Apartments       Urbandale              Polk                     IA       50322
 181   Brown's Creek Shopping Center                       Maryville              Blount                   TN       37804
 182   50 Cutler Avenue                                    Deptford Township      Gloucester               NJ       08093
 183   Boston Sports Club                                  Franklin               Norfolk                  MA       02038
-----------------------------------------------------------------------------------------------------------------------------
 184   Oxmoor Ridge Apartments                             Homewood               Jefferson                AL       35209
 185   AC Moore-Pennsdale                                  Pennsdale              Lycoming                 PA       17756
 186   Des Moines Portfolio- Ingersoll Towers Apartments   Des Moines             Polk                     IA       50312
 187   Inland Center                                       El Cajon               San Diego                CA       92021
 188   Getzville Plaza                                     Getzville              Erie                     NY       14068
-----------------------------------------------------------------------------------------------------------------------------
 189   Broadmark                                           Los Angeles            Los Angeles              CA       90031
 190   Shoppes at Thomsen Mile                             Omaha                  Douglas                  NE       68116
 191   Sentry Plaza                                        Tucson                 Pima                     AZ       85719
 192   Des Moines Portfolio- Woodland West Apartments      West Des Moines        Polk                     IA       50266
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                                        LOAN PER
                                                                                                                          NET
                                                                                                    NET        UNITS    RENTABLE
                                                                                      YEAR     RENTABLE AREA     OF       AREA
 ID    PROPERTY NAME                                            YEAR BUILT         RENOVATED   SF/UNITS (7)   MEASURE   SF/UNITS
---------------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio                                       Various            Various      1,989,759    Sq. Ft.      603.09
 1.1   Ala Moana Center                                           1959                2004       1,606,435    Sq. Ft.
 1.2   Ala Moana Building                                         1961                2004         199,362    Sq. Ft.
 1.3   Ala Moana Pacific Center                                   1983                             169,918    Sq. Ft.
 1.4   Ala Moana Plaza                                            1989                              14,044    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
  2    ShopKo Portfolio                                          Various            Various     10,974,960    Sq. Ft.       49.56
 2.1   10808 South 132nd Street                                   2000                2004         535,000    Sq. Ft.
 2.2   700 Pilgrim Way                                            2000                             218,323    Sq. Ft.
 2.3   1717 Lawrence Drive                                        1987                1992         494,000    Sq. Ft.
 2.4   301 Bay Park Square                                        1979                2003         126,658    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
 2.5   55 Lake Boulevard                                          1989                2004          94,418    Sq. Ft.
 2.6   217 West Ironwood Drive                                    1987                2004          84,379    Sq. Ft.
 2.7   1001 East Gowen Road                                       1992                1997         347,000    Sq. Ft.
 2.8   801 West Central Entrance (Highway 53)                     1993                             119,842    Sq. Ft.
 2.9   4161 Second Street South (Highway 23)                      1991                2004         100,803    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.10   7401 Mineral Point Road                                    1980                2004          99,101    Sq. Ft.
2.11   1000 West Northland Avenue                                 1971                2004         112,794    Sq. Ft.
2.12   2201 Zeier Road                                            1988                1994          94,120    Sq. Ft.
2.13   1850 Madison Avenue                                        1971                1994          90,494    Sq. Ft.
2.14   2820 Highway 63 South                                      1981                           90,499.00    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.15   3708 Highway 63 North                                      1981                1992          90,499    Sq. Ft.
2.16   3200 Broadway Street                                       1986                              97,537    Sq. Ft.
2.17   2430 East Mason Street                                     1966                2002         105,923    Sq. Ft.
2.18   867 North Columbia Center Boulevard                        1989                             106,238    Sq. Ft.
2.19   14445 West Center Road                                     1985                1992          90,514    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.20   5646 North 90th Street                                     1984                1992          90,441    Sq. Ft.
2.21   616 West Johnson Street                                    1985                1994         102,205    Sq. Ft.
2.22   1150 West Washington Street                                1969                2004         124,761    Sq. Ft.
2.23   1601 West 41st Street                                      1987                1999          90,585    Sq. Ft.
2.24   1845 Haines Avenue                                         1988                              94,106    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.25   699 Green Bay Road                                         1990                2003          94,225    Sq. Ft.
2.26   955 West Clairemont Avenue                                 1978                2003          94,705    Sq. Ft.
2.27   1100 East Riverview Expressway                             1969                2004         100,247    Sq. Ft.
2.28   2510 South Reserve Street                                  1987                             102,327    Sq. Ft.
2.29   1300 Koeller Street                                        1984                1992          90,464    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.30   800 East Maes Street                                       1979                1994          98,030    Sq. Ft.
2.31   North 9520 Newport Highway                                 1986                              94,076    Sq. Ft.
2.32   4801 Washington Avenue                                     1979                1994         100,010    Sq. Ft.
2.33   4515 South Regal Street                                    1995                              99,279    Sq. Ft.
2.34   1306 North Central Avenue                                  1968                2000         101,483    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.35   2500 US Highway 14                                         1980                1994          98,005    Sq. Ft.
2.36   1209 18th Avenue Northwest                                 1983                1993          90,461    Sq. Ft.
2.37   501 Highway 10 Southeast                                   1985                1993          90,414    Sq. Ft.
2.38   1400 Big Thunder Boulevard                                 1995                              77,690    Sq. Ft.
2.39   2101 West Broadway                                         1981                1994          97,931    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.40   2208 North Webb Road                                       1983                1993         103,875    Sq. Ft.
2.41   5300 52nd Street                                           1980                1994          97,961    Sq. Ft.
2.42   905 South 24th Street West                                 1990                             100,800    Sq. Ft.
2.43   701 South Church Street                                    1972                1995          96,325    Sq. Ft.
2.44   1964 West Morton Avenue                                    1996                             101,688    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.45   4200 South 27th Street                                     1983                1993          86,739    Sq. Ft.
2.46   1710 South Main Street                                     1972                1995          94,130    Sq. Ft.
2.47   1578 Appleton Road                                         1981                1994          81,171    Sq. Ft.
2.48   2761 Prairie Avenue                                        1978                1993          93,845    Sq. Ft.
2.49   9366 State Highway 16                                      1989                              94,413    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.50   2602 Shopko Drive                                          1982                1994          98,160    Sq. Ft.
2.51   518 South Taylor Drive                                     1993                              97,859    Sq. Ft.
2.52   1553 West 9000 South                                       1988                              94,230    Sq. Ft.
2.53   2290 South 1300 East                                       1991                              94,222    Sq. Ft.
2.54   405 Cottonwood Drive                                       1986                1995          84,375    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.55   5801 Summit View Avenue                                    1988                              94,237    Sq. Ft.
2.56   1900 North Main Street                                     1973                              71,846    Sq. Ft.
2.57   1771 Wisconsin Avenue                                      1989                              83,363    Sq. Ft.
2.58   4344 Mormon Coulee Road (State Highway 14)                 1978                1992          88,161    Sq. Ft.
2.59   1200 Susan Drive                                           1972                              71,847    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.60   2677 South Prairie View Road                               1982                1993          91,012    Sq. Ft.
2.61   230 North Wisconsin Street                                 1967                2002          65,459    Sq. Ft.
2.62   3415 Calumet Avenue                                        1977                1995          87,954    Sq. Ft.
2.63   700 9th Avenue Southeast                                   1985                              66,745    Sq. Ft.
2.64   1105 East Grand Avenue                                     1977                1995          88,030    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.65   1200 Main Street (State Highway 10)                        1985                              90,334    Sq. Ft.
2.66   125 Main Street                                            1991                              71,806    Sq. Ft.
2.67   190 South 500 West                                         1991                             100,761    Sq. Ft.
2.68   500 North Highway 281                                      1984                              66,735    Sq. Ft.
2.69   301 Northwest Bypass                                       1985                              90,505    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.70   3101 North Montana Avenue                                  1992                             116,992    Sq. Ft.
2.71   South 1450 Grand Avenue                                    1996                              77,559    Sq. Ft.
2.72   500 South Carpenter Avenue                                 1970                              94,250    Sq. Ft.
2.73   4060 Riverdale Road                                        1990                              94,248    Sq. Ft.
2.74   615 South Monroe                                           1985                              90,430    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.75   1150 North Main Street                                     1988                              94,013    Sq. Ft.
2.76   2655 Broadway Avenue                                       1989                             100,843    Sq. Ft.
2.77   4850 West 3500 South                                       1989                              94,336    Sq. Ft.
2.78   1001 South Highway 15 (State Street)                       1984                1993          66,781    Sq. Ft.
2.79   1450 East Geneva Street                                    1995                              75,844    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.80   601 Galvin Road South                                      1984                1992          67,256    Sq. Ft.
2.81   1018 Washington Boulevard                                  1988                              94,230    Sq. Ft.
2.82   1777 Paulson Road                                          1994                              75,775    Sq. Ft.
2.83   405 West 8th Street                                        1994                              73,956    Sq. Ft.
2.84   2610 North Bridge Avenue                                   1985                1993          66,784    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.85   2005 Krenzien Drive                                        1984                1994          66,827    Sq. Ft.
2.86   510 East Philip Avenue                                     1985                1993          70,118    Sq. Ft.
2.87   2530 First Avenue North                                    1971                              83,179    Sq. Ft.
2.88   1755 North Humiston Avenue                                 1984                1993          66,713    Sq. Ft.
2.89   2100 Caldwell Boulevard                                    1986                              90,526    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.90   900 West Memorial Drive                                    1994                              73,956    Sq. Ft.
2.91   2741 Roosevelt Street                                      1990                              83,180    Sq. Ft.
2.92   2266 North University Parkway                              1988                              94,042    Sq. Ft.
2.93   1649 Pole Line Road East                                   1986                              94,068    Sq. Ft.
2.94   320 County Road O                                          1995                              75,844    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.95   4215 Yellowstone Highway                                   1986                              90,430    Sq. Ft.
2.96   800 East 17th Street                                       1986                              90,510    Sq. Ft.
2.97   1350 North Galena Avenue                                   1993                              71,839    Sq. Ft.
2.98   1600 Rose Street                                           1989                              83,211    Sq. Ft.
2.99   2530 Rudkin Road                                           1989                              94,136    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.100  555 West South Street                                      1994                              75,844    Sq. Ft.
2.101  955 North Main Street                                      1991                              71,345    Sq. Ft.
2.102  1341 North Main Street                                     1989                              94,225    Sq. Ft.
2.103  747 South Main Street                                      1990                              71,340    Sq. Ft.
2.104  1425 Janesville Avenue                                     1984                1995          75,063    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.105  2120 Thain Grade                                           1987                              94,091    Sq. Ft.
2.106  3705 Monroe Road                                           2005                              15,060    Sq. Ft.
2.107  2585 Lineville Road                                        2005                              14,265    Sq. Ft.
2.108  1190 North 6th Street                                      1971                              60,985    Sq. Ft.
2.109  1450 West Main Avenue                                      2000                              28,953    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
2.110  East 13414 Sprague Avenue                                  1987                              90,590    Sq. Ft.
2.111  313 North Roosevelt Avenue                                 1985                              80,327    Sq. Ft.
2.112  1011 North Wisconsin Street                                1982                              12,821    Sq. Ft.
  3    High Point Furniture Mart                                 Various            Various      2,030,379    Sq. Ft.       96.04
  4    InterContinental Boston Hotel                              2006                                 424    Rooms    412,735.85
---------------------------------------------------------------------------------------------------------------------------------
  5    Fair Lakes Office Portfolio                               Various                         1,250,842    Sq. Ft.      207.06
 5.1   Hyatt Plaza                                                1988                             273,539    Sq. Ft.
 5.2   Fair Lakes VII                                             2003                             152,507    Sq. Ft.
 5.3   Fair Lakes II                                              1986                             183,622    Sq. Ft.
 5.4   Fair Lakes I                                               1985                             130,549    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
 5.5   Fair Lakes Court North                                     1988                             132,297    Sq. Ft.
 5.6   Fair Lakes Court South                                     1988                             132,217    Sq. Ft.
 5.7   Fair Lakes V                                               1989                              96,591    Sq. Ft.
 5.8   Fair Lakes IV                                              1989                              75,336    Sq. Ft.
 5.9   Fair Lakes III                                             1989                              74,184    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
  6    Two Gateway                                                1972                1992         780,454    Sq. Ft.      166.57
  7    1111 Marcus Avenue                                         1941             2000-2005       438,766    Sq. Ft.      227.91
  8    White Plains Plaza                                       1967/1968          2004/2005       702,642    Sq. Ft.      113.86
  9    The Hay-Adams                                              1928                2002             145    Rooms    517,241.38
 10    660 South Figueroa Tower                                   1989                             278,900    Sq. Ft.      222.30
---------------------------------------------------------------------------------------------------------------------------------
 11    Washington Business Park                                 1979-1987                          567,774    Sq. Ft.       96.87
 12    Greendale Mall                                             1987                1997         309,103    Sq. Ft.      145.58
 13    Mills Building                                          1892 - 1931                         434,569    Sq. Ft.      101.25
 14    Lightstone MI Tranche I                                   Various            Various          1,017    Units     40,044.25
14.1   Scotsdale                                                  1972                2004             376    Units
---------------------------------------------------------------------------------------------------------------------------------
14.2   Carriage Park                                              1967                                 256    Units
14.3   Macomb Manor                                               1968                                 217    Units
14.4   Carriage Hill                                              1965                2004             168    Units
 15    Village at Century                                         2006                             176,062    Sq. Ft.      205.10
 16    One Cabot Road Office                                      1989                             310,946    Sq. Ft.      115.78
---------------------------------------------------------------------------------------------------------------------------------
 17    St. Ives Apartments                                        1972                1988             516    Units     69,379.84
 18    Waterfront Hilton                                          1990             1998-2007           290    Rooms    120,689.66
 19    Crossroads Retail (PA)                                   1969/2006             1993         272,271    Sq. Ft.      128.55
 20    Holiday Inn Dulles                                         1972                1988             297    Rooms    117,171.72
 21    Northrop Grumman Office Building                         1997/2005                          183,529    Sq. Ft.      182.53
---------------------------------------------------------------------------------------------------------------------------------
 22    Empirian Highland                                        2001/2002                              309    Units    106,601.94
 23    Circle Point                                               2000                             272,873    Sq. Ft.      117.27
 24    6100 Executive Boulevard                                   1979                             124,241    Sq. Ft.      235.03
 25    Embassy Suites - SeaTac                                    1990                                 239    Rooms    113,748.66
 26    Empirian Waterford Landing                                 1998                                 260    Units     99,230.77
---------------------------------------------------------------------------------------------------------------------------------
 27    Tennyson Office Center                                     2001                             246,000    Sq. Ft.      102.64
 28    Village at Bexley                                        1967-1972         2005 - 2006          651    Units     38,095.24
 29    Empirian Wildewood                                         2005                                 240    Units    102,333.33
 30    Corsair Building                                           2001                             123,508    Sq. Ft.      195.94
 31    Home Depot Jersey City                                   2006/2007                          105,121    Sq. Ft.      222.27
---------------------------------------------------------------------------------------------------------------------------------
 32    Fox Point in Old Farm Apartments                         1975/1985                              398    Units     57,788.94
 33    Cypress Lakes Apartments                                   2003                                 314    Units     73,248.41
 34    Hilton - Northbrook                                   1973/1984/1987           2005             248    Rooms     90,725.81
 35    Douglas Avenue Portfolio                                 1988-1998                          191,161    Sq. Ft.      115.09
 36    Springs Industries Pool 3                                 Various            Various      1,439,300    Sq. Ft.       15.24
---------------------------------------------------------------------------------------------------------------------------------
36.1   Springs Industries Calhoun                                 1964             1975/1989       425,450    Sq. Ft.
36.2   Springs Industries Dalton                                  1955                1994         552,850    Sq. Ft.
36.3   Springs Industries Piedmont                                1973                1999         461,000    Sq. Ft.
 37    Plaza Colonial                                             2006                              83,737    Sq. Ft.      249.59
 38    Diamond Bar Portfolio                                     Various                           121,192    Sq. Ft.      165.85
---------------------------------------------------------------------------------------------------------------------------------
38.1   21015 & 21073 Pathfinder Road                              1984                              67,143    Sq. Ft.
38.2   1400 Montefino Avenue                                      1985                              54,049    Sq. Ft.
 39    Briarcliff Corporate Campus                              1927/1985             2003         126,301    Sq. Ft.      158.35
 40    Enterprise Drive Distribution Center                       1986                2006         349,080    Sq. Ft.       55.86
 41    Paces Park Apartments                                    1999-2000                              250    Units     78,000.00
---------------------------------------------------------------------------------------------------------------------------------
 42    Healthpoint Wellness Center                                1999                             132,499    Sq. Ft.      144.91
 43    234 East Colorado Office                                   1924                             106,325    Sq. Ft.      178.60
 44    Keystone Industrial Park                                   2006                             242,433    Sq. Ft.       77.55
 45    Courtyard by Marriott Penn Square                 late 1800s, early 1900s      2004             182    Rooms    103,030.93
 46    Springs Industries Pool 1                                 Various            Various      1,006,993    Sq. Ft.       18.04
---------------------------------------------------------------------------------------------------------------------------------
46.1   460 Beaver Creek Drive                                     1993                1999         300,000    Sq. Ft.
46.2   8467 & 8601 Route 405 South                           1971/1973/1983           1989         236,000    Sq. Ft.
46.3   2251 Catawba River Road                                    1989                             234,900    Sq. Ft.
46.4   1560 Industrial Boulevard                                  1995                             100,193    Sq. Ft.
46.5   765 1/2 South Erwin Street                                 1962                1987         135,900    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
 47    The Bridge                                                 1968                1997         151,136    Sq. Ft.      119.77
 48    501 Continental Blvd                                       1985                             125,594    Sq. Ft.      140.81
 49    InterContinental Boston Parking                            2006                                 375    Spaces    45,333.33
 50    Moody Texas Hotel Portfolio                               Various            Various            308    Rooms     54,533.09
50.1   TownePlace Suites Dallas Plano                             1999                                 106    Rooms
---------------------------------------------------------------------------------------------------------------------------------
50.2   Hampton Inn I-10 West                                      1995             2005/2006           119    Rooms
50.3   Homewood Suites Bedford                                    1997                                  83    Rooms
 51    Mearns Park                                                1963                2002         301,756    Sq. Ft.       54.68
 52    The Court Apartments                                       1910               1980s             165    Units     98,181.82
 53    Summit Square Retail Plaza                               1986-1999                          133,798    Sq. Ft.      119.58
---------------------------------------------------------------------------------------------------------------------------------
 54    Millville Town Center                                      2006                             103,157    Sq. Ft.      150.26
 55    Mission Briley Parkway Apartments                          1987                                 360    Units     40,416.67
 56    Doylestown Office Building                                 1973                2003          81,845    Sq. Ft.      177.16
 57    Crums Mill Portfolio                                     1997-2003                          123,379    Sq. Ft.      117.52
 58    300 Westage Business Center                                1988                             119,798    Sq. Ft.      121.04
---------------------------------------------------------------------------------------------------------------------------------
 59    Mi Pueblo Shopping Center                                1948-1988                          101,922    Sq. Ft.      137.13
 60    Morrison Building                                          1974                1997         114,545    Sq. Ft.      116.11
 61    Lakeview Office Center                                     2005                              99,135    Sq. Ft.      131.13
 62    Golden Wheel Manufactured Housing Community                1965                                 221    Pads      58,823.53
 63    Presbyterian Allen MOB II                                  2005                              62,061    Sq. Ft.      194.65
---------------------------------------------------------------------------------------------------------------------------------
 64    Shops at Dowlen                                            2002                             110,886    Sq. Ft.      108.22
 65    Jetplex Circle Business Park                               1987                2006         309,990    Sq. Ft.       38.71
 66    Doubletree - Alsip                                         1974             2001-2005           193    Rooms     62,176.17
 67    Coastal Building                                           1989                              85,635    Sq. Ft.      137.21
 68    Hampton Inn & Suites - Santa Ana                           1991             2003-2005           122    Rooms     95,661.47
---------------------------------------------------------------------------------------------------------------------------------
 69    Prescott Lakes Apartments                                  2004                                 123    Units     92,195.12
 70    Mission Battleground Park                                  1990                                 240    Units     46,666.67
 71    The Winston Lofts                                          1906                2006              69    Units    162,318.84
 72    Broadmoor Country Club                                   1981/1985                              264    Units     42,424.24
 73    Delray Town Center                                         1991                             102,660    Sq. Ft.      106.19
---------------------------------------------------------------------------------------------------------------------------------
 74    Bare Cove Office Park                                    1984/1988                           82,636    Sq. Ft.      131.30
 75    Plaza at Coral Springs                                     1985                1990          92,798    Sq. Ft.      116.17
 76    Heron Building                                             2001                              55,775    Sq. Ft.      191.84
 77    ITT Building Portfolio                                    Various            Various        131,667    Sq. Ft.       78.66
77.1   ITT Building                                               1972                2003          48,814    Sq. Ft.
---------------------------------------------------------------------------------------------------------------------------------
77.2   Centura Office                                             1970                2002          41,214    Sq. Ft.
77.3   Military Circle East Building                              1972                2002          41,639    Sq. Ft.
 78    One Corporate Plaza                                        1985                             115,381    Sq. Ft.       88.84
 79    Avondale Village                                         2005-2006                           39,228    Sq. Ft.      254.92
 80    Carmax                                                     2006                             135,907    Sq. Ft.       69.53
---------------------------------------------------------------------------------------------------------------------------------
 81    Cartersville Physicians Center                             1998                              59,235    Sq. Ft.      158.69
 82    Holiday Inn - El Paso                                      1984                                 176    Rooms     52,897.73
 83    University Plains Apartments                               2001                                 144    Units     64,583.33
 84    80 Field Point Road                                        1978                2005          31,839    Sq. Ft.      284.43
 85    Devon Professional Ctr and Pier One                       Various                            36,634    Sq. Ft.      245.67
---------------------------------------------------------------------------------------------------------------------------------
85.1   Devon Professional Buildings                             1960-1970                           24,894    Sq. Ft.
85.2   Pier 1 Imports                                             1998                              11,740    Sq. Ft.
 86    1700-1710 Connecticut Avenue                               1880             1980/2000        29,500    Sq. Ft.      305.08
 87    Forest Ridge Apartments                                  1977/1990             2006             205    Units     43,902.44
 88    Courtyard by Marriott - West Homestead                     2005                                  94    Rooms     95,744.68
---------------------------------------------------------------------------------------------------------------------------------
 89    Bank of America Plaza                                    1957/1980                           73,152    Sq. Ft.      121.66
 90    Rite Aid (Pittsburgh)                                    2003-2004                           50,151    Sq. Ft.      175.47
 91    Comfort Inn - Jacksonville (Equity Inns)                   1973             2003-2006           177    Rooms     48,587.57
 92    Sequoia Business Park                                      1987                2003          68,492    Sq. Ft.      122.64
 93    Residence Inn - Raleigh                                    1986             2000/2001           144    Rooms     56,868.16
---------------------------------------------------------------------------------------------------------------------------------
 94    2020 Hurley Way                                            1977             2003-2005        60,645    Sq. Ft.      131.92
 95    Wickes Furniture                                           1989                              50,545    Sq. Ft.      157.84
 96    The Cascades                                               1977                1998          86,421    Sq. Ft.       92.26
 97    Jersey Boulevard                                           2006                             127,559    Sq. Ft.       60.64
 98    Macdade Terrace Apartments                                 1964                2004             160    Units     47,271.09
---------------------------------------------------------------------------------------------------------------------------------
 99    Courtyard - Altoona                                        2001                                 105    Rooms     71,778.76
 100   2296 Henderson Mill                                        1981                              73,953    Sq. Ft.      101.42
 101   Levitz Hawthorne - Wilkie and 120th                        2004                              56,000    Sq. Ft.      133.93
 102   Northport Corners Shopping Center                          1986                             128,279    Sq. Ft.       58.32
 103   Century City Central Plant                                 1965                1973          63,154    Sq. Ft.      117.17
---------------------------------------------------------------------------------------------------------------------------------
 104   Homestead Garden Apartments                                2005                                 100    Units     72,300.00
 105   Kress Payless Building                                   1906/1925             2006          48,322    Sq. Ft.      149.00
 106   Hampton Inn - Naperville (Equity Inns)                     1987                                 128    Rooms     56,187.50
 107   Hampton Inn - Ann Arbor (Equity Inns)                      1986                                 149    Rooms     47,053.69
 108   Spectrum Centre                                            1985                              56,873    Sq. Ft.      123.08
---------------------------------------------------------------------------------------------------------------------------------
 109   2515 Shader Road Industrial                              1963-1970                          298,817    Sq. Ft.       23.37
 110   Namco Plaza                                                1988                             101,782    Sq. Ft.       68.53
 111   Mission Stadler Place Apartments                           1986                                 144    Units     47,916.67
 112   Sun Center                                               1961/1979                          104,838    Sq. Ft.       64.86
 113   Burleson Shopping Center                                   1978                             137,281    Sq. Ft.       49.17
---------------------------------------------------------------------------------------------------------------------------------
 114   Residence Inn - Milford                                    2004                                  74    Rooms     90,540.54
 115   Springpointe Executive Center                              1989                              65,913    Sq. Ft.       99.88
 116   Hampton Inn - Indianapolis (Equity Inns)                   1987                                 128    Rooms     50,992.19
 117   Brookdale Shopping Center                                  1981                              87,153    Sq. Ft.       74.58
 118   Holiday Inn Express and Suites                             2004                                  90    Rooms     72,039.98
---------------------------------------------------------------------------------------------------------------------------------
 119   Palo Verde Square                                          1998                              35,083    Sq. Ft.      182.14
 120   Audubon Park Apartments                                    1973                2005             219    Units     29,050.23
 121   44-01 21st Street                                          1931                2003          90,790    Sq. Ft.       68.84
 122   Ross Plaza                                                 1984                              64,744    Sq. Ft.       94.70
 123   Dillards - Cincinnati, OH                                  1964             1990/1998       178,400    Sq. Ft.       34.07
---------------------------------------------------------------------------------------------------------------------------------
 124   Broad Bay Country Club                                     1986                                  18    Holes    337,031.91
 125   1325 E Flamingo                                          1971/1976                           67,112    Sq. Ft.       89.32
 126   SpringHill Suites - Manchester Airport                     2002                                 100    Rooms     59,000.00
 127   Gallery Row                                                2000                              21,920    Sq. Ft.      269.16
 128   Borders Books - Montclair                                  1977                1996          42,539    Sq. Ft.      136.96
---------------------------------------------------------------------------------------------------------------------------------
 129   Mercado del Lago                                           1982                              61,319    Sq. Ft.       94.33
 130   611 Church Street                                          1968             1998-2001        37,997    Sq. Ft.      151.99
 131   TownePlace Suites - Manchester                             2000                                  77    Rooms     73,896.10
 132   Hampton Inn - Milford (Equity Inns)                        1986                                 148    Rooms     37,878.38
 133   North Park Place Apartments                                1972                                 126    Units     43,253.97
---------------------------------------------------------------------------------------------------------------------------------
 134   Des Moines Portfolio- Crescent Chase Apartments            1994                                 120    Units     44,289.62
 135   Sierra Court Shopping Center                               1974                2001          88,655    Sq. Ft.       59.74
 136   Rimrock Plaza                                              1989                2005          51,573    Sq. Ft.      102.09
 137   Unity Health and Resource Center                           2001                              48,488    Sq. Ft.      108.27
 138   St. Joseph Medical Plaza                                   1979                2004          42,648    Sq. Ft.      121.94
---------------------------------------------------------------------------------------------------------------------------------
 139   Des Moines Portfolio - Colonial Village Apartments       1972-1973          2001-2006           168    Units     29,732.56
 140   516 - 544 Raymond Boulevard                                2005                              23,843    Sq. Ft.      208.80
 141   Henrietta Shopping Center                                  1975                2002         129,238    Sq. Ft.       38.47
 142   Fairfield Inn & Suites - Butler                          1996/2001          2004/2005            75    Rooms     64,799.01
 143   Colonial Crossing Retail                                   1990                              46,120    Sq. Ft.      105.19
---------------------------------------------------------------------------------------------------------------------------------
 144   Jackson Pediatrics                                         1999                              35,539    Sq. Ft.      133.86
 145   Courtyard by Marriott - Raleigh                            1989                2004              84    Rooms     56,406.62
 146   Monsey Marketplace                                         1958                              19,725    Sq. Ft.      238.28
 147   Cross Creek Retail (IN)                                    1989                              76,909    Sq. Ft.       60.36
 148   CVS - Watertown, MA                                        1900             1947/1978        12,113    Sq. Ft.      373.57
---------------------------------------------------------------------------------------------------------------------------------
 149   Palmetto Glades Retail                                     1999                              42,417    Sq. Ft.      106.46
 150   Presque Isle and Eastern Ave                               2006                              17,842    Sq. Ft.      252.21
 151   Forest Park MHC                                            1975                                 230    Pads      19,565.22
 152   Square Barn Commons                                        2004                              22,061    Sq. Ft.      199.25
 153   Hampton Inn - College Station (Equity Inns)              1985-1986                              133    Rooms     33,000.00
---------------------------------------------------------------------------------------------------------------------------------
 154   Atlanthub                                                  1964                1998          32,768    Sq. Ft.      130.77
 155   Walgreens (Garden Grove)                                   2006                              14,820    Sq. Ft.      283.40
 156   Aztec Square                                               1998                              25,904    Sq. Ft.      156.43
 157   The Shoppes at the Creek                                   2004                              16,043    Sq. Ft.      248.46
 158   Post Plaza Shopping Center                                 1977                1999          22,069    Sq. Ft.      176.85
---------------------------------------------------------------------------------------------------------------------------------
 159   Hampton Inn - Meriden (Equity Inns)                        1988                                 124    Rooms     31,451.61
 160   Circuit City - Florence, SC                                1996                              33,090    Sq. Ft.      113.26
 161   9343 North Loop                                            1980                              58,492    Sq. Ft.       63.26
 162   3829 Crenshaw Boulevard                                  2005/2006                           10,176    Sq. Ft.      352.79
 163   Hampton Inn - Austin (Equity Inns)                         1986             2004-2005           121    Rooms     29,545.45
---------------------------------------------------------------------------------------------------------------------------------
 164   Owens Place                                                2005                              44,269    Sq. Ft.       80.19
 165   Canoga Plaza                                             1957/1980                           15,360    Sq. Ft.      227.49
 166   Shops at Colony Crossing                                   2006                              16,360    Sq. Ft.      210.35
 167   McKendree Garage                                           1957                                 522    Spaces     6,422.90
 168   Southwest Professional Plaza                        1964/1967/1970/1972                      40,708    Sq. Ft.       82.29
---------------------------------------------------------------------------------------------------------------------------------
 169   Parkview Apartments                                        1974                                 112    Units     29,428.57
 170   218 Knickerbocker Avenue                                 1962/1995                           18,900    Sq. Ft.      171.65
 171   17 Maple Drive                                             1970                1999          19,500    Sq. Ft.      166.20
 172   Dairyland Square                                           1974                2004         144,780    Sq. Ft.       22.22
 173   Snug Harbor MHC                                            1962                                 120    Pads      26,781.80
---------------------------------------------------------------------------------------------------------------------------------
 174   Hampton Inn - Knoxville (Equity Inns)                      1991                                 118    Rooms     27,118.64
 175   Crittenden Garage                                          1990                                 409    Spaces     7,805.01
 176   Woodgate MHC                                               1982                1997             141    Pads      22,498.57
 177   Central Plaza Retail                                       1998                              43,700    Sq. Ft.       71.85
 178   PBC Shell Lane                                             2005                              60,000    Sq. Ft.       49.12
---------------------------------------------------------------------------------------------------------------------------------
 179   Des Moines Portfolio- Robin Hill Apartments                1977                                  90    Units     32,301.45
 180   Des Moines Portfolio - Plaza Manor Apartments            1960-1967             2003             140    Units     19,980.28
 181   Brown's Creek Shopping Center                              1982                2005          57,250    Sq. Ft.       46.29
 182   50 Cutler Avenue                                           1988                              63,000    Sq. Ft.       41.63
 183   Boston Sports Club                                         1987                2000          25,852    Sq. Ft.      100.57
---------------------------------------------------------------------------------------------------------------------------------
 184   Oxmoor Ridge Apartments                                    1973                                  97    Units     25,194.60
 185   AC Moore-Pennsdale                                         2000                              20,940    Sq. Ft.      114.61
 186   Des Moines Portfolio- Ingersoll Towers Apartments          1970                                  55    Units     41,232.03
 187   Inland Center                                              1990                              18,569    Sq. Ft.      120.63
 188   Getzville Plaza                                          1966/1983                           34,251    Sq. Ft.       64.67
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 189   Broadmark                                                  1997                              14,331    Sq. Ft.      153.51
 190   Shoppes at Thomsen Mile                                    2006                              13,850    Sq. Ft.      158.69
 191   Sentry Plaza                                               1985                              24,144    Sq. Ft.       76.45
 192   Des Moines Portfolio- Woodland West Apartments             1977                2000              50    Units     27,972.39
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                                                                  PREPAYMENT PROVISIONS
 ID    PROPERTY NAME                                                 (# OF PAYMENTS)
---------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio                                 L(25);D(26);O(9)
 1.1   Ala Moana Center
 1.2   Ala Moana Building
 1.3   Ala Moana Pacific Center
 1.4   Ala Moana Plaza
---------------------------------------------------------------------------------------------
  2    ShopKo Portfolio                                    L(28);D(89);O(3)
 2.1   10808 South 132nd Street
 2.2   700 Pilgrim Way
 2.3   1717 Lawrence Drive
 2.4   301 Bay Park Square
---------------------------------------------------------------------------------------------
 2.5   55 Lake Boulevard
 2.6   217 West Ironwood Drive
 2.7   1001 East Gowen Road
 2.8   801 West Central Entrance (Highway 53)
 2.9   4161 Second Street South (Highway 23)
---------------------------------------------------------------------------------------------
2.10   7401 Mineral Point Road
2.11   1000 West Northland Avenue
2.12   2201 Zeier Road
2.13   1850 Madison Avenue
2.14   2820 Highway 63 South
---------------------------------------------------------------------------------------------
2.15   3708 Highway 63 North
2.16   3200 Broadway Street
2.17   2430 East Mason Street
2.18   867 North Columbia Center Boulevard
2.19   14445 West Center Road
---------------------------------------------------------------------------------------------
2.20   5646 North 90th Street
2.21   616 West Johnson Street
2.22   1150 West Washington Street
2.23   1601 West 41st Street
2.24   1845 Haines Avenue
---------------------------------------------------------------------------------------------
2.25   699 Green Bay Road
2.26   955 West Clairemont Avenue
2.27   1100 East Riverview Expressway
2.28   2510 South Reserve Street
2.29   1300 Koeller Street
---------------------------------------------------------------------------------------------
2.30   800 East Maes Street
2.31   North 9520 Newport Highway
2.32   4801 Washington Avenue
2.33   4515 South Regal Street
2.34   1306 North Central Avenue
---------------------------------------------------------------------------------------------
2.35   2500 US Highway 14
2.36   1209 18th Avenue Northwest
2.37   501 Highway 10 Southeast
2.38   1400 Big Thunder Boulevard
2.39   2101 West Broadway
---------------------------------------------------------------------------------------------
2.40   2208 North Webb Road
2.41   5300 52nd Street
2.42   905 South 24th Street West
2.43   701 South Church Street
2.44   1964 West Morton Avenue
---------------------------------------------------------------------------------------------
2.45   4200 South 27th Street
2.46   1710 South Main Street
2.47   1578 Appleton Road
2.48   2761 Prairie Avenue
2.49   9366 State Highway 16
---------------------------------------------------------------------------------------------
2.50   2602 Shopko Drive
2.51   518 South Taylor Drive
2.52   1553 West 9000 South
2.53   2290 South 1300 East
2.54   405 Cottonwood Drive
---------------------------------------------------------------------------------------------
2.55   5801 Summit View Avenue
2.56   1900 North Main Street
2.57   1771 Wisconsin Avenue
2.58   4344 Mormon Coulee Road (State Highway 14)
2.59   1200 Susan Drive
---------------------------------------------------------------------------------------------
2.60   2677 South Prairie View Road
2.61   230 North Wisconsin Street
2.62   3415 Calumet Avenue
2.63   700 9th Avenue Southeast
2.64   1105 East Grand Avenue
---------------------------------------------------------------------------------------------
2.65   1200 Main Street (State Highway 10)
2.66   125 Main Street
2.67   190 South 500 West
2.68   500 North Highway 281
2.69   301 Northwest Bypass
---------------------------------------------------------------------------------------------
2.70   3101 North Montana Avenue
2.71   South 1450 Grand Avenue
2.72   500 South Carpenter Avenue
2.73   4060 Riverdale Road
2.74   615 South Monroe
---------------------------------------------------------------------------------------------
2.75   1150 North Main Street
2.76   2655 Broadway Avenue
2.77   4850 West 3500 South
2.78   1001 South Highway 15 (State Street)
2.79   1450 East Geneva Street
---------------------------------------------------------------------------------------------
2.80   601 Galvin Road South
2.81   1018 Washington Boulevard
2.82   1777 Paulson Road
2.83   405 West 8th Street
2.84   2610 North Bridge Avenue
---------------------------------------------------------------------------------------------
2.85   2005 Krenzien Drive
2.86   510 East Philip Avenue
2.87   2530 First Avenue North
2.88   1755 North Humiston Avenue
2.89   2100 Caldwell Boulevard
---------------------------------------------------------------------------------------------
2.90   900 West Memorial Drive
2.91   2741 Roosevelt Street
2.92   2266 North University Parkway
2.93   1649 Pole Line Road East
2.94   320 County Road O
---------------------------------------------------------------------------------------------
2.95   4215 Yellowstone Highway
2.96   800 East 17th Street
2.97   1350 North Galena Avenue
2.98   1600 Rose Street
2.99   2530 Rudkin Road
---------------------------------------------------------------------------------------------
2.100  555 West South Street
2.101  955 North Main Street
2.102  1341 North Main Street
2.103  747 South Main Street
2.104  1425 Janesville Avenue
---------------------------------------------------------------------------------------------
2.105  2120 Thain Grade
2.106  3705 Monroe Road
2.107  2585 Lineville Road
2.108  1190 North 6th Street
2.109  1450 West Main Avenue
---------------------------------------------------------------------------------------------
2.110  East 13414 Sprague Avenue
2.111  313 North Roosevelt Avenue
2.112  1011 North Wisconsin Street
  3    High Point Furniture Mart                           L(25);D(90);O(5)
  4    InterContinental Boston Hotel                       L(25);D(151);O(4)
---------------------------------------------------------------------------------------------
  5    Fair Lakes Office Portfolio                         L(26);D(90);O(4)
 5.1   Hyatt Plaza
 5.2   Fair Lakes VII
 5.3   Fair Lakes II
 5.4   Fair Lakes I
---------------------------------------------------------------------------------------------
 5.5   Fair Lakes Court North
 5.6   Fair Lakes Court South
 5.7   Fair Lakes V
 5.8   Fair Lakes IV
 5.9   Fair Lakes III
---------------------------------------------------------------------------------------------
  6    Two Gateway                                         L(25);D(91);O(4)
  7    1111 Marcus Avenue                                  L(24);D(76);O(4)
  8    White Plains Plaza                                  L(25);D(91);O(4)
  9    The Hay-Adams                                       L(29);D(145);O(6)
 10    660 South Figueroa Tower                            L(26);D(90);O(4)
---------------------------------------------------------------------------------------------
 11    Washington Business Park                            L(24);D(93);O(4)
 12    Greendale Mall                                      L(24);D(89);O(7)
 13    Mills Building                                      L(27);D(89);O(4)
 14    Lightstone MI Tranche I                             L(27);D(89);O(4)
14.1   Scotsdale
---------------------------------------------------------------------------------------------
14.2   Carriage Park
14.3   Macomb Manor
14.4   Carriage Hill
 15    Village at Century                                  L(27);D(89);O(4)
 16    One Cabot Road Office                               L(24);YM1%(56);O(4)
---------------------------------------------------------------------------------------------
 17    St. Ives Apartments                                 L(25);D(92);O(3)
 18    Waterfront Hilton                                   L(26);D(54);O(4)
 19    Crossroads Retail (PA)                              L(24);D(92);O(4)
 20    Holiday Inn Dulles                                  L(28);D(87);O(5)
 21    Northrop Grumman Office Building                    L(27);D(90);O3)
---------------------------------------------------------------------------------------------
 22    Empirian Highland                                   L(24);D(93);O(4)
 23    Circle Point                                        L(12);Grtr1%UPBorYM(104);O(4)
 24    6100 Executive Boulevard                            L(24);D(92);O(4)
 25    Embassy Suites - SeaTac                             L(27);D(90);O(3)
 26    Empirian Waterford Landing                          L(24);D(93);O(4)
---------------------------------------------------------------------------------------------
 27    Tennyson Office Center                              L(25);D(91);O(4)
 28    Village at Bexley                                   L(24);D(92);O(4)
 29    Empirian Wildewood                                  L(24);D(93);O(4)
 30    Corsair Building                                    L(27);D(90);O(3)
 31    Home Depot Jersey City                              L(24);D(288);O(4)
---------------------------------------------------------------------------------------------
 32    Fox Point in Old Farm Apartments                    L(26);D(90);O(4)
 33    Cypress Lakes Apartments                            L(24);D(32);O(4)
 34    Hilton - Northbrook                                 L(40);D(73);O(7)
 35    Douglas Avenue Portfolio                            L(24);D(92);O(4)
 36    Springs Industries Pool 3                           L(27);D(89);O(4)
---------------------------------------------------------------------------------------------
36.1   Springs Industries Calhoun
36.2   Springs Industries Dalton
36.3   Springs Industries Piedmont
 37    Plaza Colonial                                      L(25);D(93);O(2)
 38    Diamond Bar Portfolio                               L(25);D(91);O(4)
---------------------------------------------------------------------------------------------
38.1   21015 & 21073 Pathfinder Road
38.2   1400 Montefino Avenue
 39    Briarcliff Corporate Campus                         L(25);D(91);O(4)
 40    Enterprise Drive Distribution Center                L(27);D(89);O(4)
 41    Paces Park Apartments                               L(27);D(91);O(2)
---------------------------------------------------------------------------------------------
 42    Healthpoint Wellness Center                         L(28);D(89);O(3)
 43    234 East Colorado Office                            L(27);D(89);O(4)
 44    Keystone Industrial Park                            L(24);D(94);O(2)
 45    Courtyard by Marriott Penn Square                   L(47);D(28);O(3)
 46    Springs Industries Pool 1                           L(29);D(87);O(4)
---------------------------------------------------------------------------------------------
46.1   460 Beaver Creek Drive
46.2   8467 & 8601 Route 405 South
46.3   2251 Catawba River Road
46.4   1560 Industrial Boulevard
46.5   765 1/2 South Erwin Street
---------------------------------------------------------------------------------------------
 47    The Bridge                                          L(29);D(88);O(3)
 48    501 Continental Blvd                                L(26);D(92);O(2)
 49    InterContinental Boston Parking                     L(25);D(151);O(4)
 50    Moody Texas Hotel Portfolio                         L(25);D(91);O(4)
50.1   TownePlace Suites Dallas Plano
---------------------------------------------------------------------------------------------
50.2   Hampton Inn I-10 West
50.3   Homewood Suites Bedford
 51    Mearns Park                                         L(24);D(92);O(4)
 52    The Court Apartments                                L(26);D(92);O(2)
 53    Summit Square Retail Plaza                          L(27);D(90);O(3)
---------------------------------------------------------------------------------------------
 54    Millville Town Center                               L(27);D(89);O(4)
 55    Mission Briley Parkway Apartments                   L(25);D(91);O(4)
 56    Doylestown Office Building                          L(26);D(90);O(4)
 57    Crums Mill Portfolio                                L(27);D(90);O(3)
 58    300 Westage Business Center                         L(27);D(91);O(2)
---------------------------------------------------------------------------------------------
 59    Mi Pueblo Shopping Center                           L(26);D(90);O(4)
 60    Morrison Building                                   L(28);D(89);O(3)
 61    Lakeview Office Center                              L(27);D(90);O(3)
 62    Golden Wheel Manufactured Housing Community         L(24);YM1%(92);O(4)
 63    Presbyterian Allen MOB II                           L(24);D(93);O(4)
---------------------------------------------------------------------------------------------
 64    Shops at Dowlen                                     L(24);D(92);O(4)
 65    Jetplex Circle Business Park                        L(25);D(92);O(3)
 66    Doubletree - Alsip                                  L(40);D(73);O(7)
 67    Coastal Building                                    L(24);D(33);O(3)
 68    Hampton Inn & Suites - Santa Ana                    L(27);D(89);O(4)
---------------------------------------------------------------------------------------------
 69    Prescott Lakes Apartments                           L(24);D(89);O(7)
 70    Mission Battleground Park                           L(26);D(90);O(4)
 71    The Winston Lofts                                   L(25);D(91);O(4)
 72    Broadmoor Country Club                              L(28);D(89);O(3)
 73    Delray Town Center                                  L(28);D(89);O(3)
---------------------------------------------------------------------------------------------
 74    Bare Cove Office Park                               L(28);D(89);O(3)
 75    Plaza at Coral Springs                              L(27);D(91);O(2)
 76    Heron Building                                      L(24);D(92);O(4)
 77    ITT Building Portfolio                              L(29);D(88);O(3)
77.1   ITT Building
---------------------------------------------------------------------------------------------
77.2   Centura Office
77.3   Military Circle East Building
 78    One Corporate Plaza                                 L(24);D(92);O(4)
 79    Avondale Village                                    L(32);D(85);O(3)
 80    Carmax                                              L(29);D(88);O(3)
---------------------------------------------------------------------------------------------
 81    Cartersville Physicians Center                      L(25);D(91);O(4)
 82    Holiday Inn - El Paso                               L(28);D(52);O(4)
 83    University Plains Apartments                        L(27);D(89);O(4)
 84    80 Field Point Road                                 L(27);D(149);O(4)
 85    Devon Professional Ctr and Pier One                 L(24);D(94);O(2)
---------------------------------------------------------------------------------------------
85.1   Devon Professional Buildings
85.2   Pier 1 Imports
 86    1700-1710 Connecticut Avenue                        L(24);D(92);O(4)
 87    Forest Ridge Apartments                             L(26);D(90);O(4)
 88    Courtyard by Marriott - West Homestead              L(30);D(86);O(4)
---------------------------------------------------------------------------------------------
 89    Bank of America Plaza                               L(27);D(90);O(3)
 90    Rite Aid (Pittsburgh)                               L(25);D(93);O(2)
 91    Comfort Inn - Jacksonville (Equity Inns)            L(24);D(94);O(2)
 92    Sequoia Business Park                               L(25);D(92);O(3)
 93    Residence Inn - Raleigh                             L(37);D(79);O(4)
---------------------------------------------------------------------------------------------
 94    2020 Hurley Way                                     L(26);D(91);O(3)
 95    Wickes Furniture                                    L(26);D(92);O(2)
 96    The Cascades                                        L(28);D(89);O(3)
 97    Jersey Boulevard                                    L(30);D(87);O(3)
 98    Macdade Terrace Apartments                          L(29);D(88);O(3)
---------------------------------------------------------------------------------------------
 99    Courtyard - Altoona                                 L(30);D(86);O(4)
 100   2296 Henderson Mill                                 L(26);D(91);O(3)
 101   Levitz Hawthorne - Wilkie and 120th                 L(24);D(94);O(2)
 102   Northport Corners Shopping Center                   L(27);D(91);O(2)
 103   Century City Central Plant                          L(17);YM1%(99);O(4)
---------------------------------------------------------------------------------------------
 104   Homestead Garden Apartments                         L(27);Grtr1%UPBor1%UPB+YM(90);O(3)
 105   Kress Payless Building                              L(24);D(93);O(3)
 106   Hampton Inn - Naperville (Equity Inns)              L(24);D(94);O(2)
 107   Hampton Inn - Ann Arbor (Equity Inns)               L(24);D(94);O(2)
 108   Spectrum Centre                                     L(26);D(90);O(4)
---------------------------------------------------------------------------------------------
 109   2515 Shader Road Industrial                         L(27);D(88);O(5)
 110   Namco Plaza                                         L(25);D(91);O(4)
 111   Mission Stadler Place Apartments                    L(24);D(92);O(4)
 112   Sun Center                                          L(24);D(93);O(4)
 113   Burleson Shopping Center                            L(24);D(93);O(4)
---------------------------------------------------------------------------------------------
 114   Residence Inn - Milford                             L(27);D(89);O(4)
 115   Springpointe Executive Center                       L(27);D(89);O(4)
 116   Hampton Inn - Indianapolis (Equity Inns)            L(24);D(94);O(2)
 117   Brookdale Shopping Center                           L(36);YM1%(80);O(4)
 118   Holiday Inn Express and Suites                      L(26);D(91);O(3)
---------------------------------------------------------------------------------------------
 119   Palo Verde Square                                   L(27);D(86);O(7)
 120   Audubon Park Apartments                             L(28);Grtr1%UPBor1%UPB+YM(89);O(3)
 121   44-01 21st Street                                   L(24);D(92);O(4)
 122   Ross Plaza                                          L(24);D(89);O(7)
 123   Dillards - Cincinnati, OH                           L(28);D(89);O(3)
---------------------------------------------------------------------------------------------
 124   Broad Bay Country Club                              L(47);D(71);O(2)
 125   1325 E Flamingo                                     L(25);D(91);O(4)
 126   SpringHill Suites - Manchester Airport              L(31);D(49);O(4)
 127   Gallery Row                                         L(24);D(94);O(2)
 128   Borders Books - Montclair                           L(29);D(111);O(4)
---------------------------------------------------------------------------------------------
 129   Mercado del Lago                                    L(27);D(91);O(2)
 130   611 Church Street                                   L(27);D(90);O(3)
 131   TownePlace Suites - Manchester                      L(31);D(49);O(4)
 132   Hampton Inn - Milford (Equity Inns)                 L(24);D(94);O(2)
 133   North Park Place Apartments                         L(25);D(32);O(3)
---------------------------------------------------------------------------------------------
 134   Des Moines Portfolio- Crescent Chase Apartments     L(23);YM1%(95);O(2)
 135   Sierra Court Shopping Center                        L(27);D(90);O(3)
 136   Rimrock Plaza                                       L(26);D(91);O(3)
 137   Unity Health and Resource Center                    L(26);D(91);O(3)
 138   St. Joseph Medical Plaza                            L(30);D(87);O(3)
---------------------------------------------------------------------------------------------
 139   Des Moines Portfolio - Colonial Village Apartments  L(23);YM1%(95);O(2)
 140   516 - 544 Raymond Boulevard                         L(29);D(88);O(3)
 141   Henrietta Shopping Center                           L(27);D(90);O(3)
 142   Fairfield Inn & Suites - Butler                     L(30);D(86);O(4)
 143   Colonial Crossing Retail                            L(25);D(93);O(2)
---------------------------------------------------------------------------------------------
 144   Jackson Pediatrics                                  L(26);D(91);O(3)
 145   Courtyard by Marriott - Raleigh                     L(39);D(78);O(4)
 146   Monsey Marketplace                                  L(24);D(92);O(4)
 147   Cross Creek Retail (IN)                             L(26);D(92);O(2)
 148   CVS - Watertown, MA                                 L(27);D(90);O(3)
---------------------------------------------------------------------------------------------
 149   Palmetto Glades Retail                              L(25);D(93);O(2)
 150   Presque Isle and Eastern Ave                        L(26);D(92);O(2)
 151   Forest Park MHC                                     L(35);YM1%(83);O(2)
 152   Square Barn Commons                                 L(25);D(93);O(2)
 153   Hampton Inn - College Station (Equity Inns)         L(24);D(94);O(2)
---------------------------------------------------------------------------------------------
 154   Atlanthub                                           L(24);D(93);O(4)
 155   Walgreens (Garden Grove)                            L(25);D(93);O(2)
 156   Aztec Square                                        L(33);D(84);O(3)
 157   The Shoppes at the Creek                            L(28);Grtr1%UPBor1%UPB+YM(87);O(5)
 158   Post Plaza Shopping Center                          L(29);D(88);O(3)
---------------------------------------------------------------------------------------------
 159   Hampton Inn - Meriden (Equity Inns)                 L(24);D(94);O(2)
 160   Circuit City - Florence, SC                         L(41);Grtr1%UPBorYM(78);O(1)
 161   9343 North Loop                                     L(24);D(92);O(4)
 162   3829 Crenshaw Boulevard                             L(25);D(89);O(6)
 163   Hampton Inn - Austin (Equity Inns)                  L(24);D(94);O(2)
---------------------------------------------------------------------------------------------
 164   Owens Place                                         L(26);D(90);O(4)
 165   Canoga Plaza                                        L(26);D(90);O(4)
 166   Shops at Colony Crossing                            L(27);D(91);O(2)
 167   McKendree Garage                                    L(29);D(87);O(4)
 168   Southwest Professional Plaza                        L(24);D(92);O(4)
---------------------------------------------------------------------------------------------
 169   Parkview Apartments                                 L(25);D(90);O(5)
 170   218 Knickerbocker Avenue                            L(26);D(90);O(4)
 171   17 Maple Drive                                      L(29);D(88);O(3)
 172   Dairyland Square                                    L(27);D(89);O(4)
 173   Snug Harbor MHC                                     L(28);D(88);O(4)
---------------------------------------------------------------------------------------------
 174   Hampton Inn - Knoxville (Equity Inns)               L(24);D(94);O(2)
 175   Crittenden Garage                                   L(27);D(89);O(4)
 176   Woodgate MHC                                        L(27);D(89);O(4)
 177   Central Plaza Retail                                L(25);D(93);O(2)
 178   PBC Shell Lane                                      L(25);D(93);O(2)
---------------------------------------------------------------------------------------------
 179   Des Moines Portfolio- Robin Hill Apartments         L(23);YM1%(95);O(2)
 180   Des Moines Portfolio - Plaza Manor Apartments       L(23);YM1%(95);O(2)
 181   Brown's Creek Shopping Center                       L(48);YM1%(69);O(4)
 182   50 Cutler Avenue                                    L(27);YM1%(91);O(2)
 183   Boston Sports Club                                  L(28);D(88);O(4)
---------------------------------------------------------------------------------------------
 184   Oxmoor Ridge Apartments                             L(27);D(89);O(4)
 185   AC Moore-Pennsdale                                  L(24);D(93);O(3)
 186   Des Moines Portfolio- Ingersoll Towers Apartments   L(23);YM1%(95);O(2)
 187   Inland Center                                       L(25);D(89);O(6)
 188   Getzville Plaza                                     L(24);D(94);O(2)
---------------------------------------------------------------------------------------------
 189   Broadmark                                           L(24);D(93);O(4)
 190   Shoppes at Thomsen Mile                             L(23);YM1%(95);O(2)
 191   Sentry Plaza                                        L(35);YM1%(81);O(4)
 192   Des Moines Portfolio- Woodland West Apartments      L(23);YM1%(95);O(2)
---------------------------------------------------------------------------------------------

                                                             FOURTH     FOURTH MOST     THIRD     THIRD MOST    SECOND
                                                           MOST RECENT  RECENT NOI   MOST RECENT  RECENT NOI  MOST RECENT
  ID   PROPERTY NAME                                           NOI         DATE          NOI         DATE         NOI
-------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio                                                            94,194,425  12/31/2004  102,850,117
 1.1   Ala Moana Center                                                               88,958,032  12/31/2004   97,132,542
 1.2   Ala Moana Building                                                              2,911,354  12/31/2004    3,178,883
 1.3   Ala Moana Pacific Center                                                        1,940,903  12/31/2004    2,119,255
 1.4   Ala Moana Plaza                                                                   384,137  12/31/2004      419,436
  2    ShopKo Portfolio
 2.1   10808 South 132nd Street
 2.2   700 Pilgrim Way
 2.3   1717 Lawrence Drive
 2.4   301 Bay Park Square
 2.5   55 Lake Boulevard
 2.6   217 West Ironwood Drive
 2.7   1001 East Gowen Road
 2.8   801 West Central Entrance (Highway 53)
 2.9   4161 Second Street South (Highway 23)
 2.10  7401 Mineral Point Road
 2.11  1000 West Northland Avenue
 2.12  2201 Zeier Road
 2.13  1850 Madison Avenue
 2.14  2820 Highway 63 South
 2.15  3708 Highway 63 North
 2.16  3200 Broadway Street
 2.17  2430 East Mason Street
 2.18  867 North Columbia Center Boulevard
 2.19  14445 West Center Road
 2.20  5646 North 90th Street
 2.21  616 West Johnson Street
 2.22  1150 West Washington Street
 2.23  1601 West 41st Street
 2.24  1845 Haines Avenue
 2.25  699 Green Bay Road
 2.26  955 West Clairemont Avenue
 2.27  1100 East Riverview Expressway
 2.28  2510 South Reserve Street
 2.29  1300 Koeller Street
 2.30  800 East Maes Street
 2.31  North 9520 Newport Highway
 2.32  4801 Washington Avenue
 2.33  4515 South Regal Street
 2.34  1306 North Central Avenue
 2.35  2500 US Highway 14
 2.36  1209 18th Avenue Northwest
 2.37  501 Highway 10 Southeast
 2.38  1400 Big Thunder Boulevard
 2.39  2101 West Broadway
 2.40  2208 North Webb Road
 2.41  5300 52nd Street
 2.42  905 South 24th Street West
 2.43  701 South Church Street
 2.44  1964 West Morton Avenue
 2.45  4200 South 27th Street
 2.46  1710 South Main Street
 2.47  1578 Appleton Road
 2.48  2761 Prairie Avenue
 2.49  9366 State Highway 16
 2.50  2602 Shopko Drive
 2.51  518 South Taylor Drive
 2.52  1553 West 9000 South
 2.53  2290 South 1300 East
 2.54  405 Cottonwood Drive
 2.55  5801 Summit View Avenue
 2.56  1900 North Main Street
 2.57  1771 Wisconsin Avenue
 2.58  4344 Mormon Coulee Road (State Highway 14)
 2.59  1200 Susan Drive
 2.60  2677 South Prairie View Road
 2.61  230 North Wisconsin Street
 2.62  3415 Calumet Avenue
 2.63  700 9th Avenue Southeast
 2.64  1105 East Grand Avenue
 2.65  1200 Main Street (State Highway 10)
 2.66  125 Main Street
 2.67  190 South 500 West
 2.68  500 North Highway 281
 2.69  301 Northwest Bypass
 2.70  3101 North Montana Avenue
 2.71  South 1450 Grand Avenue
 2.72  500 South Carpenter Avenue
 2.73  4060 Riverdale Road
 2.74  615 South Monroe
 2.75  1150 North Main Street
 2.76  2655 Broadway Avenue
 2.77  4850 West 3500 South
 2.78  1001 South Highway 15 (State Street)
 2.79  1450 East Geneva Street
 2.80  601 Galvin Road South
 2.81  1018 Washington Boulevard
 2.82  1777 Paulson Road
 2.83  405 West 8th Street
 2.84  2610 North Bridge Avenue
 2.85  2005 Krenzien Drive
 2.86  510 East Philip Avenue
 2.87  2530 First Avenue North
 2.88  1755 North Humiston Avenue
 2.89  2100 Caldwell Boulevard
 2.90  900 West Memorial Drive
 2.91  2741 Roosevelt Street
 2.92  2266 North University Parkway
 2.93  1649 Pole Line Road East
 2.94  320 County Road O
 2.95  4215 Yellowstone Highway
 2.96  800 East 17th Street
 2.97  1350 North Galena Avenue
 2.98  1600 Rose Street
 2.99  2530 Rudkin Road
2.100  555 West South Street
2.101  955 North Main Street
2.102  1341 North Main Street
2.103  747 South Main Street
2.104  1425 Janesville Avenue
2.105  2120 Thain Grade
2.106  3705 Monroe Road
2.107  2585 Lineville Road
2.108  1190 North 6th Street
2.109  1450 West Main Avenue
2.110  East 13414 Sprague Avenue
2.111  313 North Roosevelt Avenue
2.112  1011 North Wisconsin Street
  3    High Point Furniture Mart                            25,204,215   12/31/2003   25,478,282  12/31/2004   28,444,339
  4    InterContinental Boston Hotel
  5    Fair Lakes Office Portfolio                                                    19,300,152  12/31/2004   21,276,069
 5.1   Hyatt Plaza                                                                     2,540,141  12/31/2004    4,214,811
 5.2   Fair Lakes VII                                                                  2,951,109  12/31/2004    3,098,355
 5.3   Fair Lakes II                                                                   3,169,138  12/31/2004    3,480,312
 5.4   Fair Lakes I                                                                    2,312,147  12/31/2004    2,633,200
 5.5   Fair Lakes Court North                                                          1,927,240  12/31/2004    1,974,268
 5.6   Fair Lakes Court South                                                          1,911,345  12/31/2004    1,960,829
 5.7   Fair Lakes V                                                                    1,921,894  12/31/2004    1,773,499
 5.8   Fair Lakes IV                                                                   1,240,399  12/31/2004      819,039
 5.9   Fair Lakes III                                                                  1,326,739  12/31/2004    1,321,756
  6    Two Gateway                                                                                             11,970,663
  7    1111 Marcus Avenue                                                                                         158,046
  8    White Plains Plaza                                                                                       2,853,571
  9    The Hay-Adams                                         3,185,000   12/31/2003    4,707,000  12/31/2004    6,100,441
  10   660 South Figueroa Tower                                                        5,098,778  12/31/2004    5,048,462
  11   Washington Business Park                              4,875,404   12/31/2003    5,567,750  12/31/2004    4,617,606
  12   Greendale Mall                                                                                           5,444,316
  13   Mills Building                                                                  7,330,505  12/31/2003    5,983,232
  14   Lightstone MI Tranche I                                                         4,465,160  12/31/2004    4,128,533
 14.1  Scotsdale                                                                       1,625,142  12/31/2004    1,494,060
 14.2  Carriage Park                                                                   1,136,631  12/31/2004    1,064,815
 14.3  Macomb Manor                                                                      841,100  12/31/2004      751,596
 14.4  Carriage Hill                                                                     862,287  12/31/2004      818,062
  15   Village at Century
  16   One Cabot Road Office                                                           2,386,757  12/31/2004    1,267,875
  17   St. Ives Apartments
  18   Waterfront Hilton                                     3,964,556   12/31/2003    4,425,585  12/31/2004    5,972,608
  19   Crossroads Retail (PA)                                                                                   1,271,754
  20   Holiday Inn Dulles                                    1,607,318    9/30/2003    2,550,013   9/30/2004    4,264,243
  21   Northrop Grumman Office Building                                                2,898,971  12/31/2003    3,000,164
  22   Empirian Highland                                                                                        2,228,493
  23   Circle Point                                                                    3,873,395  12/31/2003    4,152,733
  24   6100 Executive Boulevard                              2,204,733   12/31/2003    2,186,460  12/31/2004    2,138,930
  25   Embassy Suites - SeaTac                                                         2,510,362  12/31/2004    2,759,896
  26   Empirian Waterford Landing                                                                               1,412,068
  27   Tennyson Office Center                                1,286,067   12/31/2003    1,510,545  12/31/2004    1,850,524
  28   Village at Bexley                                                                                        1,437,208
  29   Empirian Wildewood
  30   Corsair Building                                                                  830,323  12/31/2003      882,876
  31   Home Depot Jersey City
  32   Fox Point in Old Farm Apartments                                                1,940,131  12/31/2004    2,064,524
  33   Cypress Lakes Apartments                                                                    1/0/1900     1,743,862
  34   Hilton - Northbrook                                   2,658,475   12/31/2003    2,145,288  12/31/2004    2,614,258
  35   Douglas Avenue Portfolio                                                                                 1,943,442
  36   Springs Industries Pool 3                                                       2,198,340  12/31/2003    2,207,249
 36.1  Springs Industries Calhoun                                                        843,641  12/31/2003      831,634
 36.2  Springs Industries Dalton                                                         738,913  12/31/2003      753,671
 36.3  Springs Industries Piedmont                                                       615,786  12/31/2003      621,944
  37   Plaza Colonial
  38   Diamond Bar Portfolio                                                           1,166,795  12/31/2004    1,731,426
 38.1  21015 & 21073 Pathfinder Road                                                     711,005  12/31/2004    1,239,807
 38.2  1400 Montefino Avenue                                                             455,790  12/31/2004      491,619
  39   Briarcliff Corporate Campus                                                     1,578,619  12/31/2004    1,864,373
  40   Enterprise Drive Distribution Center
  41   Paces Park Apartments                                                           1,494,537  12/31/2004    1,520,888
  42   Healthpoint Wellness Center                                                     1,670,353   9/30/2004    1,667,554
  43   234 East Colorado Office                                                        1,078,726  12/31/2003    1,048,062
  44   Keystone Industrial Park
  45   Courtyard by Marriott Penn Square                                               1,481,380  12/31/2004    2,136,534
  46   Springs Industries Pool 1                                                       1,739,839  12/31/2003    1,757,237
 46.1  460 Beaver Creek Drive                                                            557,139  12/31/2003      562,711
 46.2  8467 & 8601 Route 405 South                                                       322,554  12/31/2003      325,780
 46.3  2251 Catawba River Road                                                           390,975  12/31/2003      394,885
 46.4  1560 Industrial Boulevard                                                         254,134  12/31/2003      256,675
 46.5  765 1/2 South Erwin Street                                                        215,036  12/31/2003      217,187
  47   The Bridge                                                                      1,652,666  12/31/2004    1,234,949
  48   501 Continental Blvd
  49   InterContinental Boston Parking
  50   Moody Texas Hotel Portfolio                                                     1,356,468  12/31/2004    2,021,524
 50.1  TownePlace Suites Dallas Plano                                                    356,719  12/31/2004      703,462
 50.2  Hampton Inn I-10 West                                                             661,436  12/31/2004      734,062
 50.3  Homewood Suites Bedford                                                           338,313  12/31/2004      584,000
  51   Mearns Park                                                                                              1,119,667
  52   The Court Apartments                                                                                       965,891
  53   Summit Square Retail Plaza                                                      1,639,183  12/31/2004    1,532,255
  54   Millville Town Center
  55   Mission Briley Parkway Apartments                     1,470,479   12/31/2003    1,385,607  12/31/2004    1,186,218
  56   Doylestown Office Building                              857,681   12/31/2003    1,261,959  12/31/2004    1,284,694
  57   Crums Mill Portfolio                                                            1,437,317  12/31/2004    1,704,047
  58   300 Westage Business Center                                                                              1,481,115
  59   Mi Pueblo Shopping Center                                                       1,511,948  12/31/2004    1,428,162
  60   Morrison Building                                                                                        1,266,998
  61   Lakeview Office Center                                                                                   1,074,797
  62   Golden Wheel Manufactured Housing Community                                     1,100,192  12/31/2004    1,167,578
  63   Presbyterian Allen MOB II
  64   Shops at Dowlen                                                                                          1,162,222
  65   Jetplex Circle Business Park                                                      695,652  12/31/2004      805,390
  66   Doubletree - Alsip                                    1,227,441   12/31/2003    1,036,684  12/31/2004    1,448,750
  67   Coastal Building                                                                1,062,738  12/31/2004    1,092,983
  68   Hampton Inn & Suites - Santa Ana                                                                         1,365,019
  69   Prescott Lakes Apartments
  70   Mission Battleground Park                               957,473   12/31/2003      898,512  12/31/2004      923,833
  71   The Winston Lofts
  72   Broadmoor Country Club                                                            529,840  12/31/2004      938,794
  73   Delray Town Center                                                                911,955  12/31/2003    1,018,428
  74   Bare Cove Office Park                                                                                    1,110,722
  75   Plaza at Coral Springs                                                                                     949,729
  76   Heron Building                                                                                             923,523
  77   ITT Building Portfolio                                                          1,189,879  12/31/2003    1,284,145
 77.1  ITT Building                                                                      508,816  12/31/2003      529,617
 77.2  Centura Office                                                                    388,451  12/31/2003      423,414
 77.3  Military Circle East Building                                                     292,612  12/31/2003      331,114
  78   One Corporate Plaza                                   1,119,825   12/31/2003      886,335  12/31/2004    1,048,740
  79   Avondale Village
  80   Carmax
  81   Cartersville Physicians Center                          911,895   12/31/2003      918,592  12/31/2004      920,288
  82   Holiday Inn - El Paso                                 1,029,739   12/31/2003    1,078,302  12/31/2004    1,244,177
  83   University Plains Apartments                          1,170,241    8/25/2003      980,739   8/25/2004    1,023,673
  84   80 Field Point Road                                                             1,295,962  12/31/2004    1,241,655
  85   Devon Professional Ctr and Pier One                                                                        641,752
 85.1  Devon Professional Buildings
 85.2  Pier 1 Imports
  86   1700-1710 Connecticut Avenue                            672,294   12/31/2003      744,561  12/31/2004      739,043
  87   Forest Ridge Apartments                                                                                    408,876
  88   Courtyard by Marriott - West Homestead                                                                     681,501
  89   Bank of America Plaza                                                             476,391  12/31/2004      516,311
  90   Rite Aid (Pittsburgh)                                                                                     -203,227
  91   Comfort Inn - Jacksonville (Equity Inns)              1,364,929   12/31/2003    1,286,617  12/31/2004    1,540,204
  92   Sequoia Business Park                                                           1,179,280  12/31/2004    1,101,255
  93   Residence Inn - Raleigh                                 751,126   12/31/2003      624,840  12/31/2004      907,625
  94   2020 Hurley Way                                                                                            731,953
  95   Wickes Furniture                                                                                         1,084,246
  96   The Cascades                                                                      649,563  12/31/2004      713,846
  97   Jersey Boulevard
  98   Macdade Terrace Apartments
  99   Courtyard - Altoona                                     782,422   12/31/2003      826,583  12/31/2004      891,757
 100   2296 Henderson Mill                                                               499,305  12/31/2004      443,911
 101   Levitz Hawthorne - Wilkie and 120th                                                                        711,745
 102   Northport Corners Shopping Center                                                                          904,440
 103   Century City Central Plant                            1,271,543   12/31/2003    1,295,006  12/31/2004    1,348,341
 104   Homestead Garden Apartments
 105   Kress Payless Building
 106   Hampton Inn - Naperville (Equity Inns)                  857,550   12/31/2003      881,852  12/31/2004    1,014,285
 107   Hampton Inn - Ann Arbor (Equity Inns)                   935,471   12/31/2003    1,032,786  12/31/2004    1,190,089
 108   Spectrum Centre                                                                   670,713  12/31/2004      640,847
 109   2515 Shader Road Industrial                                                                                642,334
 110   Namco Plaza                                                                       482,690  12/31/2004      395,673
 111   Mission Stadler Place Apartments                                                  551,960  12/31/2004      594,813
 112   Sun Center                                              572,922   12/31/2003      554,432  12/31/2004      680,172
 113   Burleson Shopping Center                                                          625,955  12/31/2004      492,785
 114   Residence Inn - Milford                                                                                    639,536
 115   Springpointe Executive Center                                                                              753,400
 116   Hampton Inn - Indianapolis (Equity Inns)                906,248   12/31/2003      926,668  12/31/2004    1,046,102
 117   Brookdale Shopping Center                                                         524,393  12/31/2004      527,296
 118   Holiday Inn Express and Suites                                                                             831,787
 119   Palo Verde Square                                                                                          392,633
 120   Audubon Park Apartments
 121   44-01 21st Street                                                                                          667,342
 122   Ross Plaza                                                                        558,037  12/31/2003      538,540
 123   Dillards - Cincinnati, OH                                                         675,000  12/31/2003      675,000
 124   Broad Bay Country Club                                  944,918   12/31/2002      989,086  12/31/2003      958,419
 125   1325 E Flamingo                                                                                            -18,814
 126   SpringHill Suites - Manchester Airport                                            607,127  12/31/2004      626,720
 127   Gallery Row                                                                                                567,637
 128   Borders Books - Montclair                                                         635,432  12/31/2003      634,698
 129   Mercado del Lago                                                                  904,876  12/31/2004      953,678
 130   611 Church Street                                                                 574,629  12/31/2004      557,931
 131   TownePlace Suites - Manchester                                                    704,047  12/31/2004      821,697
 132   Hampton Inn - Milford (Equity Inns)                     905,260   12/31/2003      187,246  12/31/2004      926,286
 133   North Park Place Apartments                                                       438,449  12/31/2003      541,596
 134   Des Moines Portfolio- Crescent Chase Apartments                                   387,914  12/31/2004      476,837
 135   Sierra Court Shopping Center                                                      366,352  12/31/2003      401,103
 136   Rimrock Plaza                                                                     522,279  12/31/2004      530,243
 137   Unity Health and Resource Center                                                  640,425  12/31/2004      715,281
 138   St. Joseph Medical Plaza                                                          256,535  12/31/2003      283,675
 139   Des Moines Portfolio - Colonial Village Apartments                                504,239  12/31/2004      513,739
 140   516 - 544 Raymond Boulevard
 141   Henrietta Shopping Center                                                         546,578  12/31/2004      561,333
 142   Fairfield Inn & Suites - Butler                         511,076   12/31/2003      631,799  12/31/2004      585,665
 143   Colonial Crossing Retail                                                          483,777  12/31/2004      531,977
 144   Jackson Pediatrics
 145   Courtyard by Marriott - Raleigh                                                                            516,882
 146   Monsey Marketplace                                                                441,409  12/31/2004      466,742
 147   Cross Creek Retail (IN)                                                                                    655,242
 148   CVS - Watertown, MA                                                               378,169  12/31/2003      377,480
 149   Palmetto Glades Retail                                                                                     317,420
 150   Presque Isle and Eastern Ave
 151   Forest Park MHC                                                                   500,105  12/31/2004      523,650
 152   Square Barn Commons
 153   Hampton Inn - College Station (Equity Inns)             510,176   12/31/2003      676,186  12/31/2004      710,510
 154   Atlanthub                                               461,472   12/31/2003      432,004  12/31/2004      410,757
 155   Walgreens (Garden Grove)
 156   Aztec Square                                                                      329,207  12/31/2004      336,936
 157   The Shoppes at the Creek
 158   Post Plaza Shopping Center                                                        464,184  12/31/2002      537,703
 159   Hampton Inn - Meriden (Equity Inns)                     719,654   12/31/2003      801,183  12/31/2004      715,236
 160   Circuit City - Florence, SC                                                       451,350  12/31/2004      451,350
 161   9343 North Loop                                                                   136,174  12/31/2004      176,319
 162   3829 Crenshaw Boulevard
 163   Hampton Inn - Austin (Equity Inns)                      221,964   12/31/2003      232,944  12/31/2004      467,327
 164   Owens Place
 165   Canoga Plaza                                                                      354,912  12/31/2004      320,487
 166   Shops at Colony Crossing
 167   McKendree Garage                                                                                           389,076
 168   Southwest Professional Plaza                                                                               319,211
 169   Parkview Apartments                                                               245,982  12/31/2004      327,147
 170   218 Knickerbocker Avenue                                248,000   12/31/2003      198,000  12/31/2004      361,000
 171   17 Maple Drive                                                                    264,647  12/31/2003      251,697
 172   Dairyland Square                                                                                           276,914
 173   Snug Harbor MHC                                                                                            299,340
 174   Hampton Inn - Knoxville (Equity Inns)                   624,695   12/31/2003      437,425  12/31/2004      420,499
 175   Crittenden Garage                                       328,115   12/31/2003      260,926  12/31/2004      297,113
 176   Woodgate MHC                                                                      292,673  12/31/2004      296,868
 177   Central Plaza Retail                                                                                       302,591
 178   PBC Shell Lane
 179   Des Moines Portfolio- Robin Hill Apartments                                       219,388  12/31/2004      216,413
 180   Des Moines Portfolio - Plaza Manor Apartments                                     285,834  12/31/2004      270,533
 181   Brown's Creek Shopping Center                           285,148   12/31/2003      277,552  12/31/2004      249,146
 182   50 Cutler Avenue
 183   Boston Sports Club                                                                204,134  12/31/2004      242,540
 184   Oxmoor Ridge Apartments                                                           288,219  12/31/2003      305,853
 185   AC Moore-Pennsdale
 186   Des Moines Portfolio- Ingersoll Towers Apartments                                 230,932  12/31/2004      200,508
 187   Inland Center                                           233,226   12/31/2003      247,420  12/31/2004      201,514
 188   Getzville Plaza
 189   Broadmark                                               235,762   12/31/2003      225,871  12/31/2004      227,255
 190   Shoppes at Thomsen Mile
 191   Sentry Plaza                                                                      153,057  12/31/2003      157,895
 192   Des Moines Portfolio- Woodland West Apartments                                    143,918  12/31/2004      143,691

                                                                  SECOND MOST                         MOST RECENT
                                                                   RECENT NOI       MOST RECENT           NOI
   ID    PROPERTY NAME                                                DATE              NOI               DATE
----------------------------------------------------------------------------------------------------------------------

   1     Ala Moana Portfolio                                       12/31/2005       107,239,288      T-12 5/31/2006
  1.1    Ala Moana Center                                          12/31/2005       101,277,714      T-12 5/31/2006
  1.2    Ala Moana Building                                        12/31/2005         3,314,543      T-12 5/31/2006
  1.3    Ala Moana Pacific Center                                  12/31/2005         2,209,696      T-12 5/31/2006
  1.4    Ala Moana Plaza                                           12/31/2005           437,336      T-12 5/31/2006
   2     ShopKo Portfolio
  2.1    10808 South 132nd Street
  2.2    700 Pilgrim Way
  2.3    1717 Lawrence Drive
  2.4    301 Bay Park Square
  2.5    55 Lake Boulevard
  2.6    217 West Ironwood Drive
  2.7    1001 East Gowen Road
  2.8    801 West Central Entrance (Highway 53)
  2.9    4161 Second Street South (Highway 23)
  2.10   7401 Mineral Point Road
  2.11   1000 West Northland Avenue
  2.12   2201 Zeier Road
  2.13   1850 Madison Avenue
  2.14   2820 Highway 63 South
  2.15   3708 Highway 63 North
  2.16   3200 Broadway Street
  2.17   2430 East Mason Street
  2.18   867 North Columbia Center Boulevard
  2.19   14445 West Center Road
  2.20   5646 North 90th Street
  2.21   616 West Johnson Street
  2.22   1150 West Washington Street
  2.23   1601 West 41st Street
  2.24   1845 Haines Avenue
  2.25   699 Green Bay Road
  2.26   955 West Clairemont Avenue
  2.27   1100 East Riverview Expressway
  2.28   2510 South Reserve Street
  2.29   1300 Koeller Street
  2.30   800 East Maes Street
  2.31   North 9520 Newport Highway
  2.32   4801 Washington Avenue
  2.33   4515 South Regal Street
  2.34   1306 North Central Avenue
  2.35   2500 US Highway 14
  2.36   1209 18th Avenue Northwest
  2.37   501 Highway 10 Southeast
  2.38   1400 Big Thunder Boulevard
  2.39   2101 West Broadway
  2.40   2208 North Webb Road
  2.41   5300 52nd Street
  2.42   905 South 24th Street West
  2.43   701 South Church Street
  2.44   1964 West Morton Avenue
  2.45   4200 South 27th Street
  2.46   1710 South Main Street
  2.47   1578 Appleton Road
  2.48   2761 Prairie Avenue
  2.49   9366 State Highway 16
  2.50   2602 Shopko Drive
  2.51   518 South Taylor Drive
  2.52   1553 West 9000 South
  2.53   2290 South 1300 East
  2.54   405 Cottonwood Drive
  2.55   5801 Summit View Avenue
  2.56   1900 North Main Street
  2.57   1771 Wisconsin Avenue
  2.58   4344 Mormon Coulee Road (State Highway 14)
  2.59   1200 Susan Drive
  2.60   2677 South Prairie View Road
  2.61   230 North Wisconsin Street
  2.62   3415 Calumet Avenue
  2.63   700 9th Avenue Southeast
  2.64   1105 East Grand Avenue
  2.65   1200 Main Street (State Highway 10)
  2.66   125 Main Street
  2.67   190 South 500 West
  2.68   500 North Highway 281
  2.69   301 Northwest Bypass
  2.70   3101 North Montana Avenue
  2.71   South 1450 Grand Avenue
  2.72   500 South Carpenter Avenue
  2.73   4060 Riverdale Road
  2.74   615 South Monroe
  2.75   1150 North Main Street
  2.76   2655 Broadway Avenue
  2.77   4850 West 3500 South
  2.78   1001 South Highway 15 (State Street)
  2.79   1450 East Geneva Street
  2.80   601 Galvin Road South
  2.81   1018 Washington Boulevard
  2.82   1777 Paulson Road
  2.83   405 West 8th Street
  2.84   2610 North Bridge Avenue
  2.85   2005 Krenzien Drive
  2.86   510 East Philip Avenue
  2.87   2530 First Avenue North
  2.88   1755 North Humiston Avenue
  2.89   2100 Caldwell Boulevard
  2.90   900 West Memorial Drive
  2.91   2741 Roosevelt Street
  2.92   2266 North University Parkway
  2.93   1649 Pole Line Road East
  2.94   320 County Road O
  2.95   4215 Yellowstone Highway
  2.96   800 East 17th Street
  2.97   1350 North Galena Avenue
  2.98   1600 Rose Street
  2.99   2530 Rudkin Road
 2.100   555 West South Street
 2.101   955 North Main Street
 2.102   1341 North Main Street
 2.103   747 South Main Street
 2.104   1425 Janesville Avenue
 2.105   2120 Thain Grade
 2.106   3705 Monroe Road
 2.107   2585 Lineville Road
 2.108   1190 North 6th Street
 2.109   1450 West Main Avenue
 2.110   East 13414 Sprague Avenue
 2.111   313 North Roosevelt Avenue
 2.112   1011 North Wisconsin Street
   3     High Point Furniture Mart                                 12/31/2005        24,699,625      T-12 5/31/2006
   4     InterContinental Boston Hotel
   5     Fair Lakes Office Portfolio                               12/31/2005
  5.1    Hyatt Plaza                                               12/31/2005
  5.2    Fair Lakes VII                                            12/31/2005
  5.3    Fair Lakes II                                             12/31/2005
  5.4    Fair Lakes I                                              12/31/2005
  5.5    Fair Lakes Court North                                    12/31/2005
  5.6    Fair Lakes Court South                                    12/31/2005
  5.7    Fair Lakes V                                              12/31/2005
  5.8    Fair Lakes IV                                             12/31/2005
  5.9    Fair Lakes III                                            12/31/2005
   6     Two Gateway                                               12/31/2004        12,051,165      T-12 9/30/2006
   7     1111 Marcus Avenue                                        12/31/2005            71,882      T-12 7/31/2006
   8     White Plains Plaza                                        12/31/2005         3,736,896      T-12 6/30/2006
   9     The Hay-Adams                                             12/31/2005         6,493,000      T-12 6/30/2006
   10    660 South Figueroa Tower                                  12/31/2005         5,142,998      Ann. 5/31/2006
   11    Washington Business Park                                  12/31/2005         4,767,150      T-12 6/30/2006
   12    Greendale Mall                                            12/31/2004         4,644,703        12/31/2005
   13    Mills Building                                            12/31/2004         6,904,548        12/31/2005
   14    Lightstone MI Tranche I                                   12/31/2005         3,989,235      Ann. 4/30/2006
  14.1   Scotsdale                                                 12/31/2005         1,376,886      Ann. 4/30/2006
  14.2   Carriage Park                                             12/31/2005         1,020,858      Ann. 4/30/2006
  14.3   Macomb Manor                                              12/31/2005           831,804      Ann. 4/30/2006
  14.4   Carriage Hill                                             12/31/2005           759,687      Ann. 4/30/2006
   15    Village at Century
   16    One Cabot Road Office                                     12/31/2005         3,540,174      Ann. 6/30/2006
   17    St. Ives Apartments                                                          2,602,186        12/31/2005
   18    Waterfront Hilton                                         12/31/2005         5,313,847     T-12 05/31/2006
   19    Crossroads Retail (PA)                                    12/31/2005         2,182,732      Ann. 6/30/2006
   20    Holiday Inn Dulles                                        9/30/2005          4,730,640      T-12 4/30/2006
   21    Northrop Grumman Office Building                          12/31/2004         3,899,319        12/31/2005
   22    Empirian Highland                                         12/31/2005         2,518,586      T-12 8/31/2006
   23    Circle Point                                              12/31/2004         4,305,569        12/31/2005
   24    6100 Executive Boulevard                                  12/31/2005         2,223,141      T-12 7/31/2006
   25    Embassy Suites - SeaTac                                   12/31/2005         3,069,977      T-12 5/31/2006
   26    Empirian Waterford Landing                                12/31/2005         1,875,954      T-12 7/31/2006
   27    Tennyson Office Center                                    12/31/2005         2,121,330      T-12 6/30/2006
   28    Village at Bexley                                      Ann. 11/30/2005       1,984,527      T-12 6/30/2006
   29    Empirian Wildewood                                                           1,681,780      T-12 8/31/2006
   30    Corsair Building                                          12/31/2004         2,319,404        12/31/2005
   31    Home Depot Jersey City
   32    Fox Point in Old Farm Apartments                          12/31/2005         2,049,036      T-12 4/30/2006
   33    Cypress Lakes Apartments                                  12/31/2005         2,018,266        7/31/2006
   34    Hilton - Northbrook                                       12/31/2005         2,824,458      T-12 6/30/2006
   35    Douglas Avenue Portfolio                                  12/31/2005         2,034,395      T-12 6/30/2006
   36    Springs Industries Pool 3                                 12/31/2004         2,208,828        12/31/2005
  36.1   Springs Industries Calhoun                                12/31/2004           831,634        12/31/2005
  36.2   Springs Industries Dalton                                 12/31/2004           755,250        12/31/2005
  36.3   Springs Industries Piedmont                               12/31/2004           621,944        12/31/2005
   37    Plaza Colonial
   38    Diamond Bar Portfolio                                     12/31/2005         1,874,175      T-12 6/30/2006
  38.1   21015 & 21073 Pathfinder Road                             12/31/2005         1,296,728      T-12 6/30/2006
  38.2   1400 Montefino Avenue                                     12/31/2005           577,447      T-12 6/30/2006
   39    Briarcliff Corporate Campus                               12/31/2005         2,072,253      T-12 7/31/2006
   40    Enterprise Drive Distribution Center
   41    Paces Park Apartments                                     12/31/2005         1,523,789      T-12 3/31/2006
   42    Healthpoint Wellness Center                               9/30/2005          1,665,396      Ann. 2/28/2006
   43    234 East Colorado Office                                  12/31/2004         1,296,609        12/31/2005
   44    Keystone Industrial Park
   45    Courtyard by Marriott Penn Square                         12/31/2005         2,607,060      T-13 7/31/2006
   46    Springs Industries Pool 1                                 12/31/2004         1,774,810        12/31/2005
  46.1   460 Beaver Creek Drive                                    12/31/2004           568,338        12/31/2005
  46.2   8467 & 8601 Route 405 South                               12/31/2004           329,038        12/31/2005
  46.3   2251 Catawba River Road                                   12/31/2004           398,834        12/31/2005
  46.4   1560 Industrial Boulevard                                 12/31/2004           259,242        12/31/2005
  46.5   765 1/2 South Erwin Street                                12/31/2004           219,359        12/31/2005
   47    The Bridge                                                12/31/2005         1,966,410      Ann. 6/30/2006
   48    501 Continental Blvd
   49    InterContinental Boston Parking
   50    Moody Texas Hotel Portfolio                               12/31/2005         2,385,867         Various
  50.1   TownePlace Suites Dallas Plano                            12/31/2005           829,766      T-12 5/19/2006
  50.2   Hampton Inn I-10 West                                     12/31/2005           827,306      T-12 4/30/2006
  50.3   Homewood Suites Bedford                                   12/31/2005           728,795     T-12 12/31/2005
   51    Mearns Park                                               12/31/2005         1,255,267      T-12 7/31/2006
   52    The Court Apartments                                      12/31/2005         1,263,414      Ann. 5/31/2006
   53    Summit Square Retail Plaza                                12/31/2005         1,436,224      Ann. 3/31/2006
   54    Millville Town Center
   55    Mission Briley Parkway Apartments                         12/31/2005         1,236,469      T-12 7/31/2006
   56    Doylestown Office Building                          Ann. 9 Mos 12/31/2005    1,450,701      T-12 5/31/2006
   57    Crums Mill Portfolio                                      12/31/2005         1,722,914      Ann. 6/30/2006
   58    300 Westage Business Center                               12/31/2004         1,313,393        12/31/2005
   59    Mi Pueblo Shopping Center                                 12/31/2005         1,365,733      T-12 6/30/2006
   60    Morrison Building                                         12/31/2004         1,278,649        12/31/2005
   61    Lakeview Office Center                                    12/31/2005         1,005,123      Ann. 4/30/2006
   62    Golden Wheel Manufactured Housing Community               12/31/2005         1,154,629      T-12 2/28/2006
   63    Presbyterian Allen MOB II                                                       52,014      Ann. 6/30/2006
   64    Shops at Dowlen                                           12/31/2005         1,263,574      T-12 7/31/2006
   65    Jetplex Circle Business Park                              12/31/2005         1,056,499      Ann. 7/31/2006
   66    Doubletree - Alsip                                        12/31/2005         1,617,638      T-12 6/30/2006
   67    Coastal Building                                          12/31/2005         1,160,206      Ann. 7/31/2006
   68    Hampton Inn & Suites - Santa Ana                          12/31/2005         1,479,983      T-12 4/30/2006
   69    Prescott Lakes Apartments                                                      668,736      Ann. 8/31/2006
   70    Mission Battleground Park                                 12/31/2005         1,003,498      T-12 6/30/2006
   71    The Winston Lofts
   72    Broadmoor Country Club                                    12/31/2005         1,088,025      Ann. 4/30/2006
   73    Delray Town Center                                        12/31/2004         1,002,222        12/31/2005
   74    Bare Cove Office Park                                     12/31/2005         1,014,654      Ann. 4/30/2006
   75    Plaza at Coral Springs                                    12/31/2004           996,878        12/31/2005
   76    Heron Building                                            12/31/2005         1,013,384      Ann. 8/31/2006
   77    ITT Building Portfolio                                    12/31/2004         1,275,914        12/31/2005
  77.1   ITT Building                                              12/31/2004           535,210        12/31/2005
  77.2   Centura Office                                            12/31/2004           407,038        12/31/2005
  77.3   Military Circle East Building                             12/31/2004           333,666        12/31/2005
   78    One Corporate Plaza                                       12/31/2005         1,545,323      Ann. 8/31/2006
   79    Avondale Village                                                               746,158      Ann. 5/31/2006
   80    Carmax
   81    Cartersville Physicians Center                            12/31/2005         1,033,767      Ann. 6/30/2006
   82    Holiday Inn - El Paso                                     12/31/2005         1,339,790      T-12 7/31/2006
   83    University Plains Apartments                              8/25/2005            953,805      T-12 5/25/2006
   84    80 Field Point Road                                       12/31/2005         1,384,627      T-12 4/30/2006
   85    Devon Professional Ctr and Pier One                       12/31/2004           646,257        12/31/2005
  85.1   Devon Professional Buildings
  85.2   Pier 1 Imports
   86    1700-1710 Connecticut Avenue                              12/31/2005           827,660      T-12 6/30/2006
   87    Forest Ridge Apartments                                   12/31/2005           490,884      T-12 4/30/2006
   88    Courtyard by Marriott - West Homestead                    12/31/2005         1,237,533      T-13 7/31/2006
   89    Bank of America Plaza                                     12/31/2005           506,416      Ann. 5/31/2006
   90    Rite Aid (Pittsburgh)                                     12/31/2005          -214,142      Ann. 5/31/2006
   91    Comfort Inn - Jacksonville (Equity Inns)                  12/31/2005         1,511,004      T-12 6/30/2006
   92    Sequoia Business Park                                     12/31/2005           760,142      Ann. 7/31/2006
   93    Residence Inn - Raleigh                                   12/31/2005         1,129,293      T-12 6/30/2006
   94    2020 Hurley Way                                           12/31/2005           847,699      Ann. 6/30/2006
   95    Wickes Furniture                                          12/31/2004           800,995        12/31/2005
   96    The Cascades                                              12/31/2005           783,380      Ann. 3/31/2006
   97    Jersey Boulevard
   98    Macdade Terrace Apartments                                                     695,901        12/31/2005
   99    Courtyard - Altoona                                       12/31/2005         1,011,481      T-13 7/14/2006
  100    2296 Henderson Mill                                       12/31/2005           522,270      T-12 5/31/2006
  101    Levitz Hawthorne - Wilkie and 120th                       12/31/2005           680,864      T-12 8/31/2006
  102    Northport Corners Shopping Center                         12/31/2004           921,808     Ann. 10/31/2005
  103    Century City Central Plant                                12/31/2005         1,404,952      Ann. 3/31/2006
  104    Homestead Garden Apartments                                                    650,710      Ann. 5/31/2006
  105    Kress Payless Building
  106    Hampton Inn - Naperville (Equity Inns)                    12/31/2005         1,112,251      T-12 6/30/2006
  107    Hampton Inn - Ann Arbor (Equity Inns)                     12/31/2005         1,246,705      T-12 6/30/2006
  108    Spectrum Centre                                           12/31/2005           638,930      Ann. 5/31/2006
  109    2515 Shader Road Industrial                               12/31/2004           652,751        12/31/2005
  110    Namco Plaza                                               12/31/2005           725,858      Ann. 3/31/2006
  111    Mission Stadler Place Apartments                          12/31/2005           592,890      T-12 8/31/2006
  112    Sun Center                                                12/31/2005           855,703      Ann. 8/31/2006
  113    Burleson Shopping Center                                  12/31/2005           488,761      T-12 7/31/2006
  114    Residence Inn - Milford                                   12/31/2005           796,191      T-12 6/30/2006
  115    Springpointe Executive Center                             12/31/2004           538,528     Ann. 11/30/2005
  116    Hampton Inn - Indianapolis (Equity Inns)                  12/31/2005         1,071,070      T-12 6/30/2006
  117    Brookdale Shopping Center                                 12/31/2005           583,954      T-12 7/31/2006
  118    Holiday Inn Express and Suites                            12/31/2005           959,585      T-12 3/31/2006
  119    Palo Verde Square                                         12/31/2004           402,497        12/31/2005
  120    Audubon Park Apartments
  121    44-01 21st Street                                         12/31/2005           683,110      T-12 8/30/2006
  122    Ross Plaza                                                12/31/2004           561,453        12/31/2005
  123    Dillards - Cincinnati, OH                                 12/31/2004           675,000        12/31/2005
  124    Broad Bay Country Club                                    12/31/2004           904,249     T-12 11/30/2005
  125    1325 E Flamingo                                           12/31/2004           454,298        12/31/2005
  126    SpringHill Suites - Manchester Airport                    12/31/2005           672,189      T-12 6/30/2006
  127    Gallery Row                                               12/31/2004           572,479        12/31/2005
  128    Borders Books - Montclair                                 12/31/2004           625,975        12/31/2005
  129    Mercado del Lago                                          12/31/2005           915,980      T-12 4/30/2006
  130    611 Church Street                                         12/31/2005           570,101      Ann. 4/30/2006
  131    TownePlace Suites - Manchester                            12/31/2005           847,103      T-12 6/30/2006
  132    Hampton Inn - Milford (Equity Inns)                       12/31/2005         1,022,621      T-12 6/30/2006
  133    North Park Place Apartments                               12/31/2004           422,110        12/31/2005
  134    Des Moines Portfolio- Crescent Chase Apartments           12/31/2005           497,292      T-12 5/31/2006
  135    Sierra Court Shopping Center                              12/31/2004           505,608     Ann. 12/31/2005
  136    Rimrock Plaza                                             12/31/2005           561,646      Ann. 6/30/2006
  137    Unity Health and Resource Center                          12/31/2005           670,764      Ann. 6/30/2006
  138    St. Joseph Medical Plaza                                  12/31/2004           386,714        12/31/2005
  139    Des Moines Portfolio - Colonial Village Apartments        12/31/2005           523,125      T-12 5/31/2006
  140    516 - 544 Raymond Boulevard
  141    Henrietta Shopping Center                                 12/31/2005           545,579      T-12 4/30/2006
  142    Fairfield Inn & Suites - Butler                           12/31/2005           648,128      T-13 7/14/2006
  143    Colonial Crossing Retail                                  12/31/2005           512,119      Ann. 5/31/2006
  144    Jackson Pediatrics
  145    Courtyard by Marriott - Raleigh                           12/31/2005           729,805      T-12 7/31/2006
  146    Monsey Marketplace                                        12/31/2005           467,397      T-12 6/30/2006
  147    Cross Creek Retail (IN)                                   12/31/2004           660,383        12/31/2005
  148    CVS - Watertown, MA                                       12/31/2004           381,880        12/31/2005
  149    Palmetto Glades Retail                                    12/31/2005           478,346      Ann. 5/31/2006
  150    Presque Isle and Eastern Ave
  151    Forest Park MHC                                           12/31/2005           521,147      T-12 6/30/2006
  152    Square Barn Commons                                                            399,871        12/31/2005
  153    Hampton Inn - College Station (Equity Inns)               12/31/2005           727,979      T-12 6/30/2006
  154    Atlanthub                                                 12/31/2005           432,342      Ann. 7/31/2006
  155    Walgreens (Garden Grove)
  156    Aztec Square                                              12/31/2005           341,644      Ann. 3/31/2006
  157    The Shoppes at the Creek                                                       289,211      T-12 4/30/2006
  158    Post Plaza Shopping Center                                12/31/2003           531,142        12/31/2004
  159    Hampton Inn - Meriden (Equity Inns)                       12/31/2005           730,683      T-12 6/30/2006
  160    Circuit City - Florence, SC                               12/31/2005           451,350      Ann. 5/31/2006
  161    9343 North Loop                                           12/31/2005           277,875      T-12 7/31/2006
  162    3829 Crenshaw Boulevard
  163    Hampton Inn - Austin (Equity Inns)                        12/31/2005           620,611      T-12 6/30/2006
  164    Owens Place                                                                    133,637  T-10 (5/31/2006) Ann.
  165    Canoga Plaza                                              12/31/2005           440,864      Ann. 6/30/2006
  166    Shops at Colony Crossing
  167    McKendree Garage                                          12/31/2004           401,206        12/31/2005
  168    Southwest Professional Plaza                              12/31/2004           362,537        12/31/2005
  169    Parkview Apartments                                       12/31/2005           344,557      Ann. 6/30/2006
  170    218 Knickerbocker Avenue                                  12/31/2005           299,369      T-12 5/1/2006
  171    17 Maple Drive                                            12/31/2004           329,107        12/31/2005
  172    Dairyland Square                                          12/31/2005           217,748      Ann. 3/31/2006
  173    Snug Harbor MHC                                           12/31/2005           299,513      T-12 2/28/2006
  174    Hampton Inn - Knoxville (Equity Inns)                     12/31/2005           488,201      T-12 6/30/2006
  175    Crittenden Garage                                         12/31/2005           302,391      T-12 6/30/2006
  176    Woodgate MHC                                              12/31/2005           301,448      T-12 3/31/2006
  177    Central Plaza Retail                                      12/31/2004           323,826        12/31/2005
  178    PBC Shell Lane
  179    Des Moines Portfolio- Robin Hill Apartments               12/31/2005           230,803      T-12 5/31/2006
  180    Des Moines Portfolio - Plaza Manor Apartments             12/31/2005           273,591      T-12 5/31/2006
  181    Brown's Creek Shopping Center                             12/31/2005           352,836      Ann. 4/30/2006
  182    50 Cutler Avenue                                                               254,452        12/31/2005
  183    Boston Sports Club                                        12/31/2005           248,520      Ann. 2/28/2006
  184    Oxmoor Ridge Apartments                                   12/31/2004           279,624      T-12 1/31/2006
  185    AC Moore-Pennsdale
  186    Des Moines Portfolio- Ingersoll Towers Apartments         12/31/2005           175,306      T-12 5/31/2006
  187    Inland Center                                             12/31/2005           232,846      T-12 5/31/2006
  188    Getzville Plaza
  189    Broadmark                                                 12/31/2005           225,889      Ann. 7/31/2006
  190    Shoppes at Thomsen Mile
  191    Sentry Plaza                                              12/31/2004           151,502        12/31/2005
  192    Des Moines Portfolio- Woodland West Apartments            12/31/2005           144,255      T-12 5/31/2006

                                                           UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN
 ID    PROPERTY NAME                                            NOI         REVENUE         EGI        EXPENSES      RESERVES
-------------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio                                  123,538,966   135,399,324   161,818,908   38,279,942
 1.1   Ala Moana Center                                     116,671,271   127,872,296   152,823,180   36,151,909
 1.2   Ala Moana Building                                     3,818,332     4,184,911     5,001,486    1,183,153
 1.3   Ala Moana Pacific Center                               2,545,555     2,789,941     3,334,324      788,769
 1.4   Ala Moana Plaza                                          503,808       552,176       659,918      156,111
-------------------------------------------------------------------------------------------------------------------------------
  2    ShopKo Portfolio                                      64,117,945    64,440,146    64,440,146      322,201     1,097,496
 2.1   10808 South 132nd Street                               1,672,203     1,680,606     1,680,606        8,403        53,500
 2.2   700 Pilgrim Way                                        1,654,319     1,662,632     1,662,632        8,313        21,832
 2.3   1717 Lawrence Drive                                    1,234,032     1,240,234     1,240,234        6,201        49,400
 2.4   301 Bay Park Square                                    1,031,937     1,037,123     1,037,123        5,186        12,666
-------------------------------------------------------------------------------------------------------------------------------
 2.5   55 Lake Boulevard                                        952,351       957,137       957,137        4,786         9,442
 2.6   217 West Ironwood Drive                                  938,938       943,656       943,656        4,718         8,438
 2.7   1001 East Gowen Road                                     934,467       939,162       939,162        4,696        34,700
 2.8   801 West Central Entrance (Highway 53)                   894,226       898,720       898,720        4,494        11,984
 2.9   4161 Second Street South (Highway 23)                    858,457       862,771       862,771        4,314        10,080
-------------------------------------------------------------------------------------------------------------------------------
2.10   7401 Mineral Point Road                                  807,486       811,544       811,544        4,058         9,910
2.11   1000 West Northland Avenue                               799,438       803,456       803,456        4,017        11,279
2.12   2201 Zeier Road                                          769,035       772,899       772,899        3,864         9,412
2.13   1850 Madison Avenue                                      755,621       759,418       759,418        3,797         9,049
2.14   2820 Highway 63 South                                 755,621.34    759,418.43    759,418.43     3,797.09      9,049.90
-------------------------------------------------------------------------------------------------------------------------------
2.15   3708 Highway 63 North                                    755,621       759,418       759,418        3,797         9,050
2.16   3200 Broadway Street                                     752,939       756,722       756,722        3,784         9,754
2.17   2430 East Mason Street                                   751,150       754,925       754,925        3,775        10,592
2.18   867 North Columbia Center Boulevard                      742,208       745,938       745,938        3,730        10,624
2.19   14445 West Center Road                                   724,323       727,963       727,963        3,640         9,051
-------------------------------------------------------------------------------------------------------------------------------
2.20   5646 North 90th Street                                   724,323       727,963       727,963        3,640         9,044
2.21   616 West Johnson Street                                  724,323       727,963       727,963        3,640        10,221
2.22   1150 West Washington Street                              723,429       727,065       727,065        3,635        12,476
2.23   1601 West 41st Street                                    715,381       718,976       718,976        3,595         9,059
2.24   1845 Haines Avenue                                       684,083       687,521       687,521        3,438         9,411
-------------------------------------------------------------------------------------------------------------------------------
2.25   699 Green Bay Road                                       670,670       674,040       674,040        3,370         9,423
2.26   955 West Clairemont Avenue                               670,670       674,040       674,040        3,370         9,471
2.27   1100 East Riverview Expressway                           661,728       665,053       665,053        3,325        10,025
2.28   2510 South Reserve Street                                648,314       651,572       651,572        3,258        10,233
2.29   1300 Koeller Street                                      641,160       644,382       644,382        3,222         9,046
-------------------------------------------------------------------------------------------------------------------------------
2.30   800 East Maes Street                                     638,478       641,686       641,686        3,208         9,803
2.31   North 9520 Newport Highway                               625,959       629,104       629,104        3,146         9,408
2.32   4801 Washington Avenue                                   620,593       623,712       623,712        3,119        10,001
2.33   4515 South Regal Street                                  618,805       621,914       621,914        3,110         9,928
2.34   1306 North Central Avenue                                608,074       611,130       611,130        3,056        10,148
-------------------------------------------------------------------------------------------------------------------------------
2.35   2500 US Highway 14                                       608,074       611,130       611,130        3,056         9,801
2.36   1209 18th Avenue Northwest                               603,603       606,636       606,636        3,033         9,046
2.37   501 Highway 10 Southeast                                 601,367       604,389       604,389        3,022         9,041
2.38   1400 Big Thunder Boulevard                               599,132       602,142       602,142        3,011         7,769
2.39   2101 West Broadway                                       599,132       602,142       602,142        3,011         9,793
-------------------------------------------------------------------------------------------------------------------------------
2.40   2208 North Webb Road                                     599,132       602,142       602,142        3,011        10,388
2.41   5300 52nd Street                                         599,132       602,142       602,142        3,011         9,796
2.42   905 South 24th Street West                               599,132       602,142       602,142        3,011        10,080
2.43   701 South Church Street                                  597,343       600,345       600,345        3,002         9,633
2.44   1964 West Morton Avenue                                  592,872       595,851       595,851        2,979        10,169
-------------------------------------------------------------------------------------------------------------------------------
2.45   4200 South 27th Street                                   588,401       591,358       591,358        2,957         8,674
2.46   1710 South Main Street                                   583,930       586,864       586,864        2,934         9,413
2.47   1578 Appleton Road                                       581,247       584,168       584,168        2,921         8,117
2.48   2761 Prairie Avenue                                      581,247       584,168       584,168        2,921         9,385
2.49   9366 State Highway 16                                    576,776       579,674       579,674        2,898         9,441
-------------------------------------------------------------------------------------------------------------------------------
2.50   2602 Shopko Drive                                        567,834       570,687       570,687        2,853         9,816
2.51   518 South Taylor Drive                                   567,834       570,687       570,687        2,853         9,786
2.52   1553 West 9000 South                                     563,363       566,194       566,194        2,831         9,423
2.53   2290 South 1300 East                                     563,363       566,194       566,194        2,831         9,422
2.54   405 Cottonwood Drive                                     563,363       566,194       566,194        2,831         8,438
-------------------------------------------------------------------------------------------------------------------------------
2.55   5801 Summit View Avenue                                  558,892       561,700       561,700        2,809         9,424
2.56   1900 North Main Street                                   554,420       557,206       557,206        2,786         7,185
2.57   1771 Wisconsin Avenue                                    549,949       552,713       552,713        2,764         8,336
2.58   4344 Mormon Coulee Road (State Highway 14)               545,478       548,219       548,219        2,741         8,816
2.59   1200 Susan Drive                                         539,219       541,928       541,928        2,710         7,185
-------------------------------------------------------------------------------------------------------------------------------
2.60   2677 South Prairie View Road                             536,536       539,232       539,232        2,696         9,101
2.61   230 North Wisconsin Street                               532,959       535,637       535,637        2,678         6,546
2.62   3415 Calumet Avenue                                      529,382       532,042       532,042        2,660         8,795
2.63   700 9th Avenue Southeast                                 527,594       530,245       530,245        2,651         6,675
2.64   1105 East Grand Avenue                                   523,122       525,751       525,751        2,629         8,803
-------------------------------------------------------------------------------------------------------------------------------
2.65   1200 Main Street (State Highway 10)                      523,122       525,751       525,751        2,629         9,033
2.66   125 Main Street                                          523,122       525,751       525,751        2,629         7,181
2.67   190 South 500 West                                       523,122       525,751       525,751        2,629        10,076
2.68   500 North Highway 281                                    509,709       512,270       512,270        2,561         6,674
2.69   301 Northwest Bypass                                     505,238       507,777       507,777        2,539         9,051
-------------------------------------------------------------------------------------------------------------------------------
2.70   3101 North Montana Avenue                                505,238       507,777       507,777        2,539        11,699
2.71   South 1450 Grand Avenue                                  505,238       507,777       507,777        2,539         7,756
2.72   500 South Carpenter Avenue                               502,555       505,081       505,081        2,525         9,425
2.73   4060 Riverdale Road                                      493,613       496,093       496,093        2,480         9,425
2.74   615 South Monroe                                         491,825       494,296       494,296        2,471         9,043
-------------------------------------------------------------------------------------------------------------------------------
2.75   1150 North Main Street                                   488,248       490,701       490,701        2,454         9,401
2.76   2655 Broadway Avenue                                     473,940       476,322       476,322        2,382        10,084
2.77   4850 West 3500 South                                     472,152       474,524       474,524        2,373         9,434
2.78   1001 South Highway 15 (State Street)                     464,998       467,334       467,334        2,337         6,678
2.79   1450 East Geneva Street                                  464,998       467,334       467,334        2,337         7,584
-------------------------------------------------------------------------------------------------------------------------------
2.80   601 Galvin Road South                                    464,998       467,334       467,334        2,337         6,726
2.81   1018 Washington Boulevard                                457,844       460,145       460,145        2,301         9,423
2.82   1777 Paulson Road                                        456,055       458,347       458,347        2,292         7,578
2.83   405 West 8th Street                                      451,584       453,854       453,854        2,269         7,396
2.84   2610 North Bridge Avenue                                 447,113       449,360       449,360        2,247         6,678
-------------------------------------------------------------------------------------------------------------------------------
2.85   2005 Krenzien Drive                                      442,642       444,866       444,866        2,224         6,683
2.86   510 East Philip Avenue                                   439,959       442,170       442,170        2,211         7,012
2.87   2530 First Avenue North                                  436,383       438,575       438,575        2,193         8,318
2.88   1755 North Humiston Avenue                               433,700       435,879       435,879        2,179         6,671
2.89   2100 Caldwell Boulevard                                  432,806       434,980       434,980        2,175         9,053
-------------------------------------------------------------------------------------------------------------------------------
2.90   900 West Memorial Drive                                  415,815       417,905       417,905        2,090         7,396
2.91   2741 Roosevelt Street                                    404,190       406,221       406,221        2,031         8,318
2.92   2266 North University Parkway                            403,296       405,323       405,323        2,027         9,404
2.93   1649 Pole Line Road East                                 402,402       404,424       404,424        2,022         9,407
2.94   320 County Road O                                        373,787       375,665       375,665        1,878         7,584
-------------------------------------------------------------------------------------------------------------------------------
2.95   4215 Yellowstone Highway                                 365,739       367,576       367,576        1,838         9,043
2.96   800 East 17th Street                                     363,950       365,779       365,779        1,829         9,051
2.97   1350 North Galena Avenue                                 348,748       350,501       350,501        1,753         7,184
2.98   1600 Rose Street                                         339,806       341,514       341,514        1,708         8,321
2.99   2530 Rudkin Road                                         387,508       389,455       389,455        1,947         9,414
-------------------------------------------------------------------------------------------------------------------------------
2.100  555 West South Street                                    326,393       328,033       328,033        1,640         7,584
2.101  955 North Main Street                                    322,816       324,438       324,438        1,622         7,135
2.102  1341 North Main Street                                   371,583       373,450       373,450        1,867         9,423
2.103  747 South Main Street                                    312,979       314,552       314,552        1,573         7,134
2.104  1425 Janesville Avenue                                   303,143       304,666       304,666        1,523         7,506
-------------------------------------------------------------------------------------------------------------------------------
2.105  2120 Thain Grade                                         329,116       330,770       330,770        1,654         9,409
2.106  3705 Monroe Road                                         268,268       269,616       269,616        1,348         1,506
2.107  2585 Lineville Road                                      259,326       260,629       260,629        1,303         1,427
2.108  1190 North 6th Street                                    240,547       241,756       241,756        1,209         6,099
2.109  1450 West Main Avenue                                    207,461       208,503       208,503        1,043         2,895
-------------------------------------------------------------------------------------------------------------------------------
2.110  East 13414 Sprague Avenue                                233,566       234,740       234,740        1,174         9,059
2.111  313 North Roosevelt Avenue                               190,038       190,993       190,993          955         8,033
2.112  1011 North Wisconsin Street                              143,076       143,795       143,795          719         1,282
  3    High Point Furniture Mart                             28,409,720    31,721,143    36,010,720    7,601,000       203,038
  4    InterContinental Boston Hotel                         16,000,000    16,000,000    16,000,000
-------------------------------------------------------------------------------------------------------------------------------
  5    Fair Lakes Office Portfolio                           22,804,975    28,162,594    34,946,115   12,141,140       269,887
 5.1   Hyatt Plaza                                            5,226,262     7,359,285     7,775,734    2,549,472        45,671
 5.2   Fair Lakes VII                                         3,211,811     3,201,384     4,747,989    1,536,178         1,102
 5.3   Fair Lakes II                                          3,249,824     5,078,850     5,080,675    1,830,851        40,513
 5.4   Fair Lakes I                                           2,575,627     3,695,883     3,838,436    1,262,809        42,882
-------------------------------------------------------------------------------------------------------------------------------
 5.5   Fair Lakes Court North                                 1,982,863     1,905,198     3,245,795    1,262,932        31,864
 5.6   Fair Lakes Court South                                 1,973,070     1,904,748     3,216,481    1,243,411        33,676
 5.7   Fair Lakes V                                           1,828,465     1,822,086     2,810,491      982,026        25,071
 5.8   Fair Lakes IV                                          1,412,153     1,607,368     2,157,262      745,109        24,547
 5.9   Fair Lakes III                                         1,344,899     1,587,792     2,073,251      728,352        24,562
-------------------------------------------------------------------------------------------------------------------------------
  6    Two Gateway                                           12,525,041    19,069,839    21,126,485    8,601,444        78,045
  7    1111 Marcus Avenue                                     8,701,122    10,611,152    11,736,921    3,035,799        65,815
  8    White Plains Plaza                                     7,840,069    14,884,168    16,175,938    8,335,869       140,528
  9    The Hay-Adams                                          7,275,069    25,387,700    25,387,700   18,112,631     1,015,508
 10    660 South Figueroa Tower                               5,496,047     6,931,694     8,138,055    2,642,008        55,802
-------------------------------------------------------------------------------------------------------------------------------
 11    Washington Business Park                               5,089,403     6,045,389     7,383,664    2,294,261        96,522
 12    Greendale Mall                                         4,916,488     5,104,818     8,063,735    3,147,247        49,456
 13    Mills Building                                         5,864,166    10,837,944    12,720,003    6,855,837        65,185
 14    Lightstone MI Tranche I                                3,904,846     8,563,726     8,563,726    4,658,879       309,515
14.1   Scotsdale                                              1,470,062     2,990,486     2,990,486    1,520,424       116,353
-------------------------------------------------------------------------------------------------------------------------------
14.2   Carriage Park                                            978,947     2,249,526     2,249,526    1,270,579        76,800
14.3   Macomb Manor                                             779,472     1,820,799     1,820,799    1,041,326        65,621
14.4   Carriage Hill                                            676,365     1,502,915     1,502,915      826,550        50,741
 15    Village at Century                                     3,207,557     4,665,052     4,665,052    1,457,496        26,241
 16    One Cabot Road Office                                  3,786,444     6,615,507     7,008,879    3,222,435        46,642
-------------------------------------------------------------------------------------------------------------------------------
 17    St. Ives Apartments                                    3,160,873     4,595,249     4,804,977    1,644,104       110,940
 18    Waterfront Hilton                                      6,048,641    15,481,000    25,980,995   19,932,355     1,039,000
 19    Crossroads Retail (PA)                                 3,013,392     3,155,397     3,679,107      665,715        46,286
 20    Holiday Inn Dulles                                     5,110,657     9,279,455    13,428,713    8,318,056       545,557
 21    Northrop Grumman Office Building                       3,179,225     3,655,924     3,655,924      476,699        18,353
-------------------------------------------------------------------------------------------------------------------------------
 22    Empirian Highland                                      2,635,229     3,145,136     3,610,644      975,415        61,800
 23    Circle Point                                           3,143,056     5,780,598     5,780,598    2,637,542        54,394
 24    6100 Executive Boulevard                               2,304,689     2,804,623     3,584,183    1,279,494        24,848
 25    Embassy Suites - SeaTac                                3,108,232     9,320,826     9,893,214    6,784,983       395,729
 26    Empirian Waterford Landing                             1,984,343     2,545,115     2,960,683      976,340        52,000
-------------------------------------------------------------------------------------------------------------------------------
 27    Tennyson Office Center                                 2,263,088     2,497,752     3,553,375    1,290,287        49,200
 28    Village at Bexley                                      2,203,297     4,062,137     4,489,874    2,286,578       159,495
 29    Empirian Wildewood                                     1,881,935     2,405,788     2,810,022      928,087        48,000
 30    Corsair Building                                       2,299,494     2,971,880     3,412,377    1,112,883        12,351
 31    Home Depot Jersey City                                 1,700,000     1,700,000     1,700,000
-------------------------------------------------------------------------------------------------------------------------------
 32    Fox Point in Old Farm Apartments                       2,023,910     2,841,725     3,056,212    1,032,302
 33    Cypress Lakes Apartments                               2,167,051     3,400,687     3,551,966    1,384,915        70,650
 34    Hilton - Northbrook                                    2,784,000     6,215,000    13,232,000   10,448,000       529,000
 35    Douglas Avenue Portfolio                               2,210,819     2,019,169     3,366,786    1,155,967        38,232
 36    Springs Industries Pool 3                              2,589,660     2,672,273     2,672,273       82,613       115,781
-------------------------------------------------------------------------------------------------------------------------------
36.1   Springs Industries Calhoun                               933,619       963,301       963,301       29,682        50,340
36.2   Springs Industries Dalton                                820,128       846,461       846,461       26,333        33,171
36.3   Springs Industries Piedmont                              835,913       862,511       862,511       26,598        32,270
 37    Plaza Colonial                                         1,820,781     1,804,767     2,452,498      631,717        12,561
 38    Diamond Bar Portfolio                                  1,882,060     2,575,909     2,815,198      933,138        24,238
-------------------------------------------------------------------------------------------------------------------------------
38.1   21015 & 21073 Pathfinder Road                          1,244,759     1,671,926     1,692,220      447,461        13,429
38.2   1400 Montefino Avenue                                    637,301       903,983     1,122,978      485,677        10,810
 39    Briarcliff Corporate Campus                            1,833,796     2,610,558     3,438,321    1,604,525        18,945
 40    Enterprise Drive Distribution Center                   1,752,532     2,883,400     2,883,400    1,130,867        34,908
 41    Paces Park Apartments                                  1,856,313     3,101,097     2,873,323    1,017,010        50,000
-------------------------------------------------------------------------------------------------------------------------------
 42    Healthpoint Wellness Center                            1,724,956     3,716,983     3,854,073    2,129,117        16,432
 43    234 East Colorado Office                               1,784,214     2,613,409     2,756,777      972,563        15,949
 44    Keystone Industrial Park                               1,516,855     1,532,177     1,532,177       15,322        24,243
 45    Courtyard by Marriott Penn Square                      2,465,000     5,353,000     6,309,000    3,844,000       315,450
 46    Springs Industries Pool 1                              2,136,201     2,202,269     2,202,269       66,068       135,185
-------------------------------------------------------------------------------------------------------------------------------
46.1   460 Beaver Creek Drive                                   657,766       678,109       678,109       20,343         6,000
46.2   8467 & 8601 Route 405 South                              453,238       467,255       467,255       14,018        37,760
46.3   2251 Catawba River Road                                  499,718       515,173       515,173       15,455        42,282
46.4   1560 Industrial Boulevard                                283,813       292,590       292,590        8,778         7,014
46.5   765 1/2 South Erwin Street                               241,667       249,141       249,141        7,474        42,129
-------------------------------------------------------------------------------------------------------------------------------
 47    The Bridge                                             1,654,992     2,536,296     2,558,296      903,303        18,136
 48    501 Continental Blvd                                   1,675,173     1,675,173     2,697,442    1,022,269        12,559
 49    InterContinental Boston Parking                        1,471,964     1,601,774     1,601,774      129,810
 50    Moody Texas Hotel Portfolio                            2,165,844     7,208,044     7,387,409    5,221,566       295,496
50.1   TownePlace Suites Dallas Plano                           742,404     2,337,758     2,385,900    1,643,495        95,436
-------------------------------------------------------------------------------------------------------------------------------
50.2   Hampton Inn I-10 West                                    781,076     2,534,787     2,586,419    1,805,343       103,457
50.3   Homewood Suites Bedford                                  642,364     2,335,499     2,415,091    1,772,727        96,604
 51    Mearns Park                                            1,637,209     1,701,458     3,042,477    1,405,268        81,717
 52    The Court Apartments                                   1,486,902     2,210,009     2,258,634      771,732        48,380
 53    Summit Square Retail Plaza                             1,526,059     2,211,226     2,225,602      699,543        25,422
-------------------------------------------------------------------------------------------------------------------------------
 54    Millville Town Center                                  1,371,125     1,676,990     1,676,990      305,865        15,474
 55    Mission Briley Parkway Apartments                      1,358,218     2,569,126     2,771,385    1,413,167        51,480
 56    Doylestown Office Building                             1,432,153     1,915,215     2,207,446      775,292        16,369
 57    Crums Mill Portfolio                                   1,525,161     2,303,078     2,303,078      777,917        24,676
 58    300 Westage Business Center                            1,510,393     2,296,787     2,458,796      948,403        17,970
-------------------------------------------------------------------------------------------------------------------------------
 59    Mi Pueblo Shopping Center                              1,333,755     1,562,089     1,855,892      522,137        20,384
 60    Morrison Building                                      1,226,149     1,932,578     1,932,578      706,429        24,142
 61    Lakeview Office Center                                 1,275,653     1,876,511     1,876,511      600,857        19,827
 62    Golden Wheel Manufactured Housing Community            1,130,941     1,419,359     1,823,132      692,191         9,945
 63    Presbyterian Allen MOB II                                957,114       990,813     1,612,703      655,589         9,309
-------------------------------------------------------------------------------------------------------------------------------
 64    Shops at Dowlen                                        1,122,565     1,138,208     1,716,179      593,614        22,177
 65    Jetplex Circle Business Park                           1,122,546     1,344,526     1,344,526      221,980        30,999
 66    Doubletree - Alsip                                     1,570,600     4,618,000     8,290,000    6,719,000       331,600
 67    Coastal Building                                       1,150,873     1,813,991     1,813,991      663,118        11,133
 68    Hampton Inn & Suites - Santa Ana                       1,381,167     3,635,608     3,705,873    2,324,706       148,235
-------------------------------------------------------------------------------------------------------------------------------
 69    Prescott Lakes Apartments                                856,142     1,311,420     1,389,018      532,876        30,750
 70    Mission Battleground Park                                979,460     1,674,080     1,776,780      797,320
 71    The Winston Lofts                                        919,442     1,217,389     1,234,482      315,040        13,247
 72    Broadmoor Country Club                                 1,067,872     2,275,820     2,275,820    1,207,948        80,520
 73    Delray Town Center                                       994,930     1,605,803     1,605,803      610,872         8,675
-------------------------------------------------------------------------------------------------------------------------------
 74    Bare Cove Office Park                                  1,050,156     1,664,573     1,664,573      614,417        18,180
 75    Plaza at Coral Springs                                 1,053,788     1,073,441     1,555,211      501,423        21,344
 76    Heron Building                                         1,000,952       989,797     1,031,909       30,957        11,155
 77    ITT Building Portfolio                                 1,142,338     1,894,397     1,914,474      772,136        26,176
77.1   ITT Building                                             429,781       698,401       714,001      284,220         9,763
-------------------------------------------------------------------------------------------------------------------------------
77.2   Centura Office                                           365,678       629,270       632,547      266,870         8,085
77.3   Military Circle East Building                            346,879       566,725       567,925      221,047         8,328
 78    One Corporate Plaza                                    1,056,811     1,920,968     1,979,334      922,523        23,076
 79    Avondale Village                                         775,688     1,022,444     1,022,444      246,756         5,884
 80    Carmax                                                   826,888       835,240       835,240        8,352
-------------------------------------------------------------------------------------------------------------------------------
 81    Cartersville Physicians Center                           941,333     1,274,442     1,323,375      382,042        13,032
 82    Holiday Inn - El Paso                                  1,257,000     4,064,000     4,764,000    3,507,000       191,000
 83    University Plains Apartments                             876,296     1,669,439     1,812,377      936,081        43,488
 84    80 Field Point Road                                    1,430,064     1,961,635     2,102,434      672,370         6,368
 85    Devon Professional Ctr and Pier One                      800,158       987,771     1,064,563      264,405         6,857
-------------------------------------------------------------------------------------------------------------------------------
85.1   Devon Professional Buildings
85.2   Pier 1 Imports
 86    1700-1710 Connecticut Avenue                             896,551       953,633     1,255,918      359,367         5,900
 87    Forest Ridge Apartments                                  684,711     1,312,874     1,385,916      701,205        61,500
 88    Courtyard by Marriott - West Homestead                 1,164,000     2,985,000     3,311,000    2,147,000       166,000
-------------------------------------------------------------------------------------------------------------------------------
 89    Bank of America Plaza                                    843,989     1,333,601     1,363,601      519,612        16,825
 90    Rite Aid (Pittsburgh)                                    640,940       661,846       910,369      269,429         5,015
 91    Comfort Inn - Jacksonville (Equity Inns)               1,543,000     4,964,000     5,547,000    4,004,000       277,000
 92    Sequoia Business Park                                    809,652     1,164,524     1,164,524      354,872        13,698
 93    Residence Inn - Raleigh                                1,114,000     3,239,000     3,299,000    2,185,000       165,000
-------------------------------------------------------------------------------------------------------------------------------
 94    2020 Hurley Way                                          784,647     1,168,008     1,168,008      383,361        13,342
 95    Wickes Furniture                                         751,801       768,284       768,284       16,483         7,582
 96    The Cascades                                             815,252     1,366,645     1,366,645      551,393        17,284
 97    Jersey Boulevard                                         710,635       893,558       893,558      182,923        12,756
 98    Macdade Terrace Apartments                               675,695     1,197,744     1,197,744      522,049        40,000
-------------------------------------------------------------------------------------------------------------------------------
 99    Courtyard - Altoona                                    1,028,000     2,485,000     2,689,000    1,661,000       134,000
 100   2296 Henderson Mill                                      702,807     1,090,538     1,159,369      456,562        14,791
 101   Levitz Hawthorne - Wilkie and 120th                      753,416       788,755       845,980       92,564         8,400
 102   Northport Corners Shopping Center                        760,017       830,693       969,991      209,974        25,656
 103   Century City Central Plant                             1,262,404     1,282,930     1,282,930       20,526
-------------------------------------------------------------------------------------------------------------------------------
 104   Homestead Garden Apartments                              677,483     1,007,945     1,017,343      339,860        25,000
 105   Kress Payless Building                                   672,799       939,004       939,004      266,205         9,664
 106   Hampton Inn - Naperville (Equity Inns)                 1,082,000     2,960,000     3,025,000    1,943,000       151,000
 107   Hampton Inn - Ann Arbor (Equity Inns)                  1,055,000     3,402,000     3,478,000    2,423,000       174,000
 108   Spectrum Centre                                          730,791     1,056,574     1,128,449      397,658        11,375
-------------------------------------------------------------------------------------------------------------------------------
 109   2515 Shader Road Industrial                              778,990     1,085,728     1,087,428      308,438        32,870
 110   Namco Plaza                                              632,337       971,787       971,787      339,450        15,267
 111   Mission Stadler Place Apartments                         630,321     1,103,070     1,180,216      549,895        14,976
 112   Sun Center                                               813,521       979,502     1,067,299      253,778        26,210
 113   Burleson Shopping Center                                 717,388       794,891     1,046,099      328,711        13,728
-------------------------------------------------------------------------------------------------------------------------------
 114   Residence Inn - Milford                                  801,000     2,275,000     2,364,000    1,563,000       118,000
 115   Springpointe Executive Center                            646,227       735,767       949,558      303,331         8,569
 116   Hampton Inn - Indianapolis (Equity Inns)               1,022,000     2,811,000     2,877,000    1,855,000       144,000
 117   Brookdale Shopping Center                                648,683       846,126     1,071,126      422,443        13,073
 118   Holiday Inn Express and Suites                           816,331     2,053,226     2,100,895    1,284,563        84,036
-------------------------------------------------------------------------------------------------------------------------------
 119   Palo Verde Square                                        595,111       642,025       796,656      201,545         5,262
 120   Audubon Park Apartments                                  619,126     1,250,043     1,292,343      673,217        54,750
 121   44-01 21st Street                                        664,493       808,148       917,533      253,040        18,158
 122   Ross Plaza                                               623,754       665,845       894,628      270,874        11,654
 123   Dillards - Cincinnati, OH                                611,738       648,000       648,000       36,262        26,760
-------------------------------------------------------------------------------------------------------------------------------
 124   Broad Bay Country Club                                   918,183     2,823,084     2,823,084    1,904,902        84,693
 125   1325 E Flamingo                                          617,469       636,320       741,075      123,606        10,067
 126   SpringHill Suites - Manchester Airport                   757,701     2,434,903     2,496,414    1,738,713       125,000
 127   Gallery Row                                              534,293       534,207       660,643      126,350         3,288
 128   Borders Books - Montclair                                561,201       925,169       925,169      363,968         6,381
-------------------------------------------------------------------------------------------------------------------------------
 129   Mercado del Lago                                         857,797     1,116,211     1,436,902      579,105        20,235
 130   611 Church Street                                        565,987       818,296       818,296      252,309         4,180
 131   TownePlace Suites - Manchester                           827,000     1,885,000     1,927,000    1,100,000        96,000
 132   Hampton Inn - Milford (Equity Inns)                      945,000     3,137,000     3,208,000    2,263,000       160,000
 133   North Park Place Apartments                              520,556     1,180,882     1,343,875      823,318        33,250
-------------------------------------------------------------------------------------------------------------------------------
 134   Des Moines Portfolio- Crescent Chase Apartments          634,298     1,085,358     1,116,709      482,410        30,000
 135   Sierra Court Shopping Center                             563,784       825,845       825,845      262,061        17,731
 136   Rimrock Plaza                                            480,841       630,636       640,083      159,242        10,315
 137   Unity Health and Resource Center                         644,315     1,134,434     1,134,434      490,119         9,698
 138   St. Joseph Medical Plaza                                 502,005       765,572       876,542      374,536         8,530
-------------------------------------------------------------------------------------------------------------------------------
 139   Des Moines Portfolio - Colonial Village Apartments       604,260     1,355,608     1,416,369      812,109        48,557
 140   516 - 544 Raymond Boulevard                              492,747       678,547       678,547      185,800         2,384
 141   Henrietta Shopping Center                                528,767       886,432       886,432      357,664        19,386
 142   Fairfield Inn & Suites - Butler                          632,000     1,665,495     1,727,495    1,095,000        86,000
 143   Colonial Crossing Retail                                 493,571       524,388       610,388      116,817         4,612
-------------------------------------------------------------------------------------------------------------------------------
 144   Jackson Pediatrics                                       525,759       558,105       558,105       32,346         5,331
 145   Courtyard by Marriott - Raleigh                          735,000     2,405,000     2,636,000    1,901,000       132,000
 146   Monsey Marketplace                                       412,176       525,906       584,208      172,032         3,945
 147   Cross Creek Retail (IN)                                  679,127       738,664       897,058      217,931        16,151
 148   CVS - Watertown, MA                                      403,436       462,150       462,150       58,713         1,817
-------------------------------------------------------------------------------------------------------------------------------
 149   Palmetto Glades Retail                                   465,450       556,519       644,846      179,396         6,363
 150   Presque Isle and Eastern Ave                             448,150       448,150       551,517      103,367         3,033
 151   Forest Park MHC                                          531,994     1,072,045     1,093,143      561,149        11,500
 152   Square Barn Commons                                      415,833       414,902       602,500      186,667         3,309
 153   Hampton Inn - College Station (Equity Inns)              678,000     2,461,000     2,504,000    1,826,000       125,000
-------------------------------------------------------------------------------------------------------------------------------
 154   Atlanthub                                                404,418       431,493       493,510       89,092         6,554
 155   Walgreens (Garden Grove)                                 438,000       438,000       438,000                      1,482
 156   Aztec Square                                             352,623       468,744       468,744      116,121         3,886
 157   The Shoppes at the Creek                                 366,106       465,615       467,531      101,425         2,406
 158   Post Plaza Shopping Center                               373,433       559,053       559,053      185,620         3,310
-------------------------------------------------------------------------------------------------------------------------------
 159   Hampton Inn - Meriden (Equity Inns)                      611,000     2,430,000     2,488,000    1,877,000       124,000
 160   Circuit City - Florence, SC                              332,594       345,791       345,791       13,196         4,302
 161   9343 North Loop                                          373,334       707,210       743,087      369,753         9,359
 162   3829 Crenshaw Boulevard                                  324,063       331,899       426,295      102,232         1,526
 163   Hampton Inn - Austin (Equity Inns)                       582,000     2,446,000     2,496,000    1,914,000       125,000
-------------------------------------------------------------------------------------------------------------------------------
 164   Owens Place                                              410,730       427,544       580,070      169,340         4,427
 165   Canoga Plaza                                             359,696       380,152       463,096      103,400         3,072
 166   Shops at Colony Crossing                                 323,152       326,536       400,649       77,497         1,636
 167   McKendree Garage                                         424,925       618,558       645,909      220,984         5,220
 168   Southwest Professional Plaza                             376,100       520,521       534,683      158,583         8,549
-------------------------------------------------------------------------------------------------------------------------------
 169   Parkview Apartments                                      315,672       647,214       677,214      361,542        28,000
 170   218 Knickerbocker Avenue                                 366,537       413,000       437,000       70,463         3,780
 171   17 Maple Drive                                           308,069       568,236       568,236      260,167         3,315
 172   Dairyland Square                                         404,725       629,944       629,944      225,219        21,717
 173   Snug Harbor MHC                                          294,420       403,747       548,727      254,307         6,000
-------------------------------------------------------------------------------------------------------------------------------
 174   Hampton Inn - Knoxville (Equity Inns)                    494,912     2,138,000     2,187,000    1,692,088       109,000
 175   Crittenden Garage                                        303,051       594,108       610,755      307,704        10,225
 176   Woodgate MHC                                             286,379       438,045       438,045      151,666         4,230
 177   Central Plaza Retail                                     333,325       372,638       425,465       92,140         6,555
 178   PBC Shell Lane                                           289,310       300,516       398,258      108,948         6,000
-------------------------------------------------------------------------------------------------------------------------------
 179   Des Moines Portfolio- Robin Hill Apartments              305,016       686,650       696,146      391,130        27,857
 180   Des Moines Portfolio - Plaza Manor Apartments            304,590       780,558       803,363      498,773        40,426
 181   Brown's Creek Shopping Center                            348,072       375,589       448,807      100,735        11,450
 182   50 Cutler Avenue                                         255,303       258,717       384,737      129,434         6,300
 183   Boston Sports Club                                       262,760       270,887       270,887        8,127         5,429
-------------------------------------------------------------------------------------------------------------------------------
 184   Oxmoor Ridge Apartments                                  246,139       578,232       609,901      363,762        24,250
 185   AC Moore-Pennsdale                                       226,835       235,254       280,632       53,797         2,094
 186   Des Moines Portfolio- Ingersoll Towers Apartments        225,194       554,886       625,998      400,805        17,999
 187   Inland Center                                            226,025       490,383       637,399      411,374         3,714
 188   Getzville Plaza                                          227,024       307,240       364,504      137,480         6,508
-------------------------------------------------------------------------------------------------------------------------------
 189   Broadmark                                                209,486       217,798       274,471       64,985         2,866
 190   Shoppes at Thomsen Mile                                  244,346       252,429       320,017       75,671         1,385
 191   Sentry Plaza                                             192,419       220,436       278,073       85,654         2,414
 192   Des Moines Portfolio- Woodland West Apartments           174,265       349,068       373,195      198,930        18,113
-------------------------------------------------------------------------------------------------------------------------------

                                                           UNDERWRITTEN  UNDERWRITTEN NET
 ID    PROPERTY NAME                                           TI/LC         CASH FLOW                 LARGEST TENANT (9)
------------------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio                                                  123,538,966
 1.1   Ala Moana Center                                                     116,671,271    Sears
 1.2   Ala Moana Building                                                     3,818,332    Kaiser Foundation Health
 1.3   Ala Moana Pacific Center                                               2,545,555    Macy's
 1.4   Ala Moana Plaza                                                          503,808    Blockbuster, Inc.
  2    ShopKo Portfolio                                                      63,020,449
 2.1   10808 South 132nd Street                                               1,618,703    ShopKo Stores, Inc.
 2.2   700 Pilgrim Way                                                        1,632,487    ShopKo Stores, Inc.
 2.3   1717 Lawrence Drive                                                    1,184,632    ShopKo Stores, Inc.
 2.4   301 Bay Park Square                                                    1,019,272    ShopKo Stores, Inc.
 2.5   55 Lake Boulevard                                                        942,909    ShopKo Stores, Inc.
 2.6   217 West Ironwood Drive                                                  930,500    ShopKo Stores, Inc.
 2.7   1001 East Gowen Road                                                     899,767    ShopKo Stores, Inc.
 2.8   801 West Central Entrance (Highway 53)                                   882,242    ShopKo Stores, Inc.
 2.9   4161 Second Street South (Highway 23)                                    848,377    ShopKo Stores, Inc.
2.10   7401 Mineral Point Road                                                  797,576    ShopKo Stores, Inc.
2.11   1000 West Northland Avenue                                               788,159    ShopKo Stores, Inc.
2.12   2201 Zeier Road                                                          759,623    ShopKo Stores, Inc.
2.13   1850 Madison Avenue                                                      746,572    ShopKo Stores, Inc.
2.14   2820 Highway 63 South                                                 746,571.44    ShopKo Stores, Inc.
2.15   3708 Highway 63 North                                                    746,571    ShopKo Stores, Inc.
2.16   3200 Broadway Street                                                     743,185    ShopKo Stores, Inc.
2.17   2430 East Mason Street                                                   740,558    ShopKo Stores, Inc.
2.18   867 North Columbia Center Boulevard                                      731,584    ShopKo Stores, Inc.
2.19   14445 West Center Road                                                   715,272    ShopKo Stores, Inc.
2.20   5646 North 90th Street                                                   715,279    ShopKo Stores, Inc.
2.21   616 West Johnson Street                                                  714,103    ShopKo Stores, Inc.
2.22   1150 West Washington Street                                              710,953    ShopKo Stores, Inc.
2.23   1601 West 41st Street                                                    706,323    ShopKo Stores, Inc.
2.24   1845 Haines Avenue                                                       674,673    ShopKo Stores, Inc.
2.25   699 Green Bay Road                                                       661,247    ShopKo Stores, Inc.
2.26   955 West Clairemont Avenue                                               661,199    ShopKo Stores, Inc.
2.27   1100 East Riverview Expressway                                           651,703    ShopKo Stores, Inc.
2.28   2510 South Reserve Street                                                638,081    ShopKo Stores, Inc.
2.29   1300 Koeller Street                                                      632,114    ShopKo Stores, Inc.
2.30   800 East Maes Street                                                     628,675    ShopKo Stores, Inc.
2.31   North 9520 Newport Highway                                               616,551    ShopKo Stores, Inc.
2.32   4801 Washington Avenue                                                   610,592    ShopKo Stores, Inc.
2.33   4515 South Regal Street                                                  608,877    ShopKo Stores, Inc.
2.34   1306 North Central Avenue                                                597,926    ShopKo Stores, Inc.
2.35   2500 US Highway 14                                                       598,273    ShopKo Stores, Inc.
2.36   1209 18th Avenue Northwest                                               594,557    ShopKo Stores, Inc.
2.37   501 Highway 10 Southeast                                                 592,326    ShopKo Stores, Inc.
2.38   1400 Big Thunder Boulevard                                               591,363    ShopKo Stores, Inc.
2.39   2101 West Broadway                                                       589,339    ShopKo Stores, Inc.
2.40   2208 North Webb Road                                                     588,744    ShopKo Stores, Inc.
2.41   5300 52nd Street                                                         589,336    ShopKo Stores, Inc.
2.42   905 South 24th Street West                                               589,052    ShopKo Stores, Inc.
2.43   701 South Church Street                                                  587,711    ShopKo Stores, Inc.
2.44   1964 West Morton Avenue                                                  582,703    ShopKo Stores, Inc.
2.45   4200 South 27th Street                                                   579,727    ShopKo Stores, Inc.
2.46   1710 South Main Street                                                   574,517    ShopKo Stores, Inc.
2.47   1578 Appleton Road                                                       573,130    ShopKo Stores, Inc.
2.48   2761 Prairie Avenue                                                      571,863    ShopKo Stores, Inc.
2.49   9366 State Highway 16                                                    567,335    ShopKo Stores, Inc.
2.50   2602 Shopko Drive                                                        558,018    ShopKo Stores, Inc.
2.51   518 South Taylor Drive                                                   558,048    ShopKo Stores, Inc.
2.52   1553 West 9000 South                                                     553,940    ShopKo Stores, Inc.
2.53   2290 South 1300 East                                                     553,940    ShopKo Stores, Inc.
2.54   405 Cottonwood Drive                                                     554,925    ShopKo Stores, Inc.
2.55   5801 Summit View Avenue                                                  549,468    ShopKo Stores, Inc.
2.56   1900 North Main Street                                                   547,236    ShopKo Stores, Inc.
2.57   1771 Wisconsin Avenue                                                    541,613    ShopKo Stores, Inc.
2.58   4344 Mormon Coulee Road (State Highway 14)                               536,662    ShopKo Stores, Inc.
2.59   1200 Susan Drive                                                         532,034    ShopKo Stores, Inc.
2.60   2677 South Prairie View Road                                             527,435    ShopKo Stores, Inc.
2.61   230 North Wisconsin Street                                               526,413    ShopKo Stores, Inc.
2.62   3415 Calumet Avenue                                                      520,587    ShopKo Stores, Inc.
2.63   700 9th Avenue Southeast                                                 520,919    ShopKo Stores, Inc.
2.64   1105 East Grand Avenue                                                   514,319    ShopKo Stores, Inc.
2.65   1200 Main Street (State Highway 10)                                      514,089    ShopKo Stores, Inc.
2.66   125 Main Street                                                          515,942    ShopKo Stores, Inc.
2.67   190 South 500 West                                                       513,046    ShopKo Stores, Inc.
2.68   500 North Highway 281                                                    503,036    ShopKo Stores, Inc.
2.69   301 Northwest Bypass                                                     496,187    ShopKo Stores, Inc.
2.70   3101 North Montana Avenue                                                493,539    ShopKo Stores, Inc.
2.71   South 1450 Grand Avenue                                                  497,482    ShopKo Stores, Inc.
2.72   500 South Carpenter Avenue                                               493,130    ShopKo Stores, Inc.
2.73   4060 Riverdale Road                                                      484,188    ShopKo Stores, Inc.
2.74   615 South Monroe                                                         482,782    ShopKo Stores, Inc.
2.75   1150 North Main Street                                                   478,846    ShopKo Stores, Inc.
2.76   2655 Broadway Avenue                                                     463,856    ShopKo Stores, Inc.
2.77   4850 West 3500 South                                                     462,718    ShopKo Stores, Inc.
2.78   1001 South Highway 15 (State Street)                                     458,320    ShopKo Stores, Inc.
2.79   1450 East Geneva Street                                                  457,413    ShopKo Stores, Inc.
2.80   601 Galvin Road South                                                    458,272    ShopKo Stores, Inc.
2.81   1018 Washington Boulevard                                                448,421    ShopKo Stores, Inc.
2.82   1777 Paulson Road                                                        448,478    ShopKo Stores, Inc.
2.83   405 West 8th Street                                                      444,189    ShopKo Stores, Inc.
2.84   2610 North Bridge Avenue                                                 440,435    ShopKo Stores, Inc.
2.85   2005 Krenzien Drive                                                      435,959    ShopKo Stores, Inc.
2.86   510 East Philip Avenue                                                   432,948    ShopKo Stores, Inc.
2.87   2530 First Avenue North                                                  428,065    ShopKo Stores, Inc.
2.88   1755 North Humiston Avenue                                               427,029    ShopKo Stores, Inc.
2.89   2100 Caldwell Boulevard                                                  423,753    ShopKo Stores, Inc.
2.90   900 West Memorial Drive                                                  408,420    ShopKo Stores, Inc.
2.91   2741 Roosevelt Street                                                    395,872    ShopKo Stores, Inc.
2.92   2266 North University Parkway                                            393,892    ShopKo Stores, Inc.
2.93   1649 Pole Line Road East                                                 392,995    ShopKo Stores, Inc.
2.94   320 County Road O                                                        366,202    ShopKo Stores, Inc.
2.95   4215 Yellowstone Highway                                                 356,696    ShopKo Stores, Inc.
2.96   800 East 17th Street                                                     354,899    ShopKo Stores, Inc.
2.97   1350 North Galena Avenue                                                 341,564    ShopKo Stores, Inc.
2.98   1600 Rose Street                                                         331,485    ShopKo Stores, Inc.
2.99   2530 Rudkin Road                                                         378,094    ShopKo Stores, Inc.
2.100  555 West South Street                                                    318,808    ShopKo Stores, Inc.
2.101  955 North Main Street                                                    315,681    ShopKo Stores, Inc.
2.102  1341 North Main Street                                                   362,160    ShopKo Stores, Inc.
2.103  747 South Main Street                                                    305,845    ShopKo Stores, Inc.
2.104  1425 Janesville Avenue                                                   295,636    ShopKo Stores, Inc.
2.105  2120 Thain Grade                                                         319,707    ShopKo Stores, Inc.
2.106  3705 Monroe Road                                                         266,762    ShopKo Stores, Inc.
2.107  2585 Lineville Road                                                      257,899    ShopKo Stores, Inc.
2.108  1190 North 6th Street                                                    234,448    ShopKo Stores, Inc.
2.109  1450 West Main Avenue                                                    204,565    ShopKo Stores, Inc.
2.110  East 13414 Sprague Avenue                                                224,507    ShopKo Stores, Inc.
2.111  313 North Roosevelt Avenue                                               182,005    ShopKo Stores, Inc.
2.112  1011 North Wisconsin Street                                              141,794    ShopKo Stores, Inc.
  3    High Point Furniture Mart                               564,921       27,641,761    Merchandise Mart Properties Inc.
  4    InterContinental Boston Hotel                                         16,000,000
  5    Fair Lakes Office Portfolio                           1,426,283       21,108,805
 5.1   Hyatt Plaza                                             311,905        4,868,686    Argon ST, Inc.
 5.2   Fair Lakes VII                                          173,897        3,036,812    Nortel Government Solutions
 5.3   Fair Lakes II                                           209,376        2,999,935    GDAIS, Inc.
 5.4   Fair Lakes I                                            148,860        2,383,886    The Peterson Companies, LC
 5.5   Fair Lakes Court North                                  150,853        1,800,146    SRA International, Inc
 5.6   Fair Lakes Court South                                  150,761        1,788,633    SRA International, Inc
 5.7   Fair Lakes V                                            110,139        1,693,255    Nortel Government Solutions
 5.8   Fair Lakes IV                                            85,903        1,301,702    Nortel Government Solutions
 5.9   Fair Lakes III                                           84,589        1,235,748    Datatel, Inc.
  6    Two Gateway                                             951,004       11,495,991    Prudential Insurance
  7    1111 Marcus Avenue                                                     8,635,307    North Shore - Long Island Jewish Hospital
                                                                                           Health System, Inc. ("NSLIJ").
  8    White Plains Plaza                                      700,707        6,998,834    Nextel
  9    The Hay-Adams                                                          6,259,561
 10    660 South Figueroa Tower                                349,360        5,090,885    Manning & Marder, Kass, Ellrod, Ramirez
                                                                                           LLP
 11    Washington Business Park                                425,830        4,567,051    Integral Systems, Inc.
 12    Greendale Mall                                          210,924        4,656,107    T.J. Maxx Homegoods
 13    Mills Building                                          569,181        5,229,799    Woodruff Sawyer & Co
 14    Lightstone MI Tranche I                                                3,595,332
14.1   Scotsdale                                                              1,353,709
14.2   Carriage Park                                                            902,147
14.3   Macomb Manor                                                             713,852
14.4   Carriage Hill                                                            625,624
 15    Village at Century                                      103,409        3,077,906    Marshalls
 16    One Cabot Road Office                                   390,246        3,349,556    The First Marblehead Corp.
 17    St. Ives Apartments                                                    3,049,933
 18    Waterfront Hilton                                                      5,009,641
 19    Crossroads Retail (PA)                                  125,734        2,841,372    LA Fitness
 20    Holiday Inn Dulles                                                     4,565,100
 21    Northrop Grumman Office Building                        184,026        2,976,846    Northrop Grumman
 22    Empirian Highland                                                      2,573,429
 23    Circle Point                                            197,368        2,891,293    American Skandia Life Insurance
                                                                                           Corporation
 24    6100 Executive Boulevard                                124,241        2,155,600    GSA (National Institute of Health)
 25    Embassy Suites - SeaTac                                                2,712,503
 26    Empirian Waterford Landing                                             1,932,343
 27    Tennyson Office Center                                   75,000        2,138,888    Eastman Kodak
 28    Village at Bexley                                                      2,043,802
 29    Empirian Wildewood                                                     1,833,935
 30    Corsair Building                                        186,310        2,100,833    MedRisk
 31    Home Depot Jersey City                                                 1,700,000    Home Depot USA, Inc.
 32    Fox Point in Old Farm Apartments                                       2,023,910
 33    Cypress Lakes Apartments                                               2,096,401
 34    Hilton - Northbrook                                                    2,255,000
 35    Douglas Avenue Portfolio                                128,933        2,043,654    America's First
 36    Springs Industries Pool 3                               213,602        2,260,277
36.1   Springs Industries Calhoun                               67,686          815,592    Springs Global US, Inc.
36.2   Springs Industries Dalton                                77,326          709,632    Springs Decorative Floor, Inc.
36.3   Springs Industries Piedmont                              68,590          735,053    Springs Global US, Inc.
 37    Plaza Colonial                                           70,469        1,737,751    Coldwell Banker Success Southwest
 38    Diamond Bar Portfolio                                    64,468        1,793,354
38.1   21015 & 21073 Pathfinder Road                            23,390        1,207,941    State of California
38.2   1400 Montefino Avenue                                    41,078          585,414    Automatic Data Processing, Inc
 39    Briarcliff Corporate Campus                             126,301        1,688,550    U.S.I. Holdings Corporation
 40    Enterprise Drive Distribution Center                     68,347        1,649,278    Nexan's Energy USA Inc.
 41    Paces Park Apartments                                                  1,806,313
 42    Healthpoint Wellness Center                              53,972        1,654,553    TSI Waltham, LLC
 43    234 East Colorado Office                                104,572        1,663,693    Paseo Jewelry Mart
 44    Keystone Industrial Park                                               1,492,611    Northtec LLC (Estee Lauder)
 45    Courtyard by Marriott Penn Square                                      2,149,550
 46    Springs Industries Pool 1                               152,140        1,848,876
46.1   460 Beaver Creek Drive                                   46,459          605,307    Springs Global US, Inc.
46.2   8467 & 8601 Route 405 South                              34,377          381,100    Springs Window Fashions, LLC
46.3   2251 Catawba River Road                                  35,860          421,576    Springs Global US, Inc.
46.4   1560 Industrial Boulevard                                15,514          261,285    Springs Global US, Inc.
46.5   765 1/2 South Erwin Street                               19,929          179,608    Springs Global US, Inc.
 47    The Bridge                                               39,856        1,597,000    Acme
 48    501 Continental Blvd                                    140,268        1,522,346    Teledyne Technologies, Inc.
 49    InterContinental Boston Parking                                        1,471,964
 50    Moody Texas Hotel Portfolio                                            1,870,347
50.1   TownePlace Suites Dallas Plano                                           646,968
50.2   Hampton Inn I-10 West                                                    677,619
50.3   Homewood Suites Bedford                                                  545,760
 51    Mearns Park                                              90,797        1,464,695    S.P. Industries
 52    The Court Apartments                                                   1,438,522
 53    Summit Square Retail Plaza                               65,590        1,435,047    Staples
 54    Millville Town Center                                    18,445        1,337,207    Super Giant
 55    Mission Briley Parkway Apartments                                      1,306,738
 56    Doylestown Office Building                               81,845        1,333,939    Bucks Co. Children & Youth
 57    Crums Mill Portfolio                                    136,239        1,364,246    BISYS Insurance Services, Inc.
 58    300 Westage Business Center                             155,101        1,337,323    Allstate Insurance Co.
 59    Mi Pueblo Shopping Center                                50,000        1,263,370    Mi Pueblo Supermarket
 60    Morrison Building                                       114,963        1,087,043    McNeary Insurance Consulting
 61    Lakeview Office Center                                  114,491        1,141,335    Goodwyn Mills & Cawood, Inc.
 62    Golden Wheel Manufactured Housing Community                            1,120,996
 63    Presbyterian Allen MOB II                                59,529          888,276    Family Healthcare Associates
 64    Shops at Dowlen                                          52,695        1,047,692    Hobby Lobby
 65    Jetplex Circle Business Park                             91,459        1,000,088    Paper and Chemical
 66    Doubletree - Alsip                                                     1,239,000
 67    Coastal Building                                         89,353        1,050,387    Wachovia Securities
 68    Hampton Inn & Suites - Santa Ana                                       1,232,932
 69    Prescott Lakes Apartments                                                825,392
 70    Mission Battleground Park                                                979,460
 71    The Winston Lofts                                                        906,195
 72    Broadmoor Country Club                                                   987,352
 73    Delray Town Center                                       20,000          966,255    Albertson's
 74    Bare Cove Office Park                                    82,478          949,498    Liberty Mutual
 75    Plaza at Coral Springs                                   68,896          963,548    Sunstar Theaters
 76    Heron Building                                           50,096          939,701    Weyerhaeuser Company
 77    ITT Building Portfolio                                  102,817        1,013,345
77.1   ITT Building                                             37,848          382,171    ITT Educational Services, Inc.
77.2   Centura Office                                           33,908          323,684    Kalfus & Nachman, P.C.
77.3   Military Circle East Building                            31,061          307,490    Opportunity Inc.of Hampton Rds
 78    One Corporate Plaza                                     126,717          907,018    Muniz Engineering
 79    Avondale Village                                         14,261          755,543    PCC Natural Market
 80    Carmax                                                                   826,888    Carmax, Inc.
 81    Cartersville Physicians Center                           59,236          869,065    Harbin Clinic, LLC
 82    Holiday Inn - El Paso                                                  1,066,000
 83    University Plains Apartments                                             832,808
 84    80 Field Point Road                                      47,759        1,375,938    Strategic Value Partners, LLC
 85    Devon Professional Ctr and Pier One                      36,660          756,641
85.1   Devon Professional Buildings                                                        Weichert Company
85.2   Pier 1 Imports                                                                      Pier One Imports
 86    1700-1710 Connecticut Avenue                             33,648          857,003    Bonstra Architect PC
 87    Forest Ridge Apartments                                                  623,211
 88    Courtyard by Marriott - West Homestead                                   998,000
 89    Bank of America Plaza                                    42,704          784,459    Bank of America
 90    Rite Aid (Pittsburgh)                                    19,476          616,449    Rite Aid
 91    Comfort Inn - Jacksonville (Equity Inns)                               1,266,000
 92    Sequoia Business Park                                    42,769          753,185    CrossCheck, Inc.
 93    Residence Inn - Raleigh                                                  949,000
 94    2020 Hurley Way                                          62,206          709,099    CL@S Information Services
 95    Wickes Furniture                                         32,988          711,231    Wickes Furniture Company, Inc.
 96    The Cascades                                             64,775          733,193    Time Customer Service (NNN)
 97    Jersey Boulevard                                         30,066          667,813    ES Kluft & Company LLC
 98    Macdade Terrace Apartments                                               635,695
 99    Courtyard - Altoona                                                      894,000
 100   2296 Henderson Mill                                      59,631          628,386    Galaxy Scientific
 101   Levitz Hawthorne - Wilkie and 120th                      41,073          703,943    Levitz Furniture
 102   Northport Corners Shopping Center                        55,520          678,841    Kmart
 103   Century City Central Plant                              199,956        1,062,448    Sempra Facilities Management
 104   Homestead Garden Apartments                                              652,483
 105   Kress Payless Building                                   13,733          649,401    United States of America - GSA
 106   Hampton Inn - Naperville (Equity Inns)                                   931,000
 107   Hampton Inn - Ann Arbor (Equity Inns)                                    881,000
 108   Spectrum Centre                                          56,873          662,543    Nedelman Pawlak
 109   2515 Shader Road Industrial                              68,846          677,274    S&A Imports, Inc.
 110   Namco Plaza                                              49,873          567,196    Namco, LLC
 111   Mission Stadler Place Apartments                                         615,345
 112   Sun Center                                               52,021          735,290    Marc Russel Interior
 113   Burleson Shopping Center                                 70,379          633,280    Big Lots Stores, Inc.
 114   Residence Inn - Milford                                                  683,000
 115   Springpointe Executive Center                            44,036          593,623    Advanced Technology (ATR)
 116   Hampton Inn - Indianapolis (Equity Inns)                                 878,000
 117   Brookdale Shopping Center                                46,504          589,106    Powerhouse Gym
 118   Holiday Inn Express and Suites                                           732,296
 119   Palo Verde Square                                        26,548          563,300    Tuesday Morning
 120   Audubon Park Apartments                                                  564,376
 121   44-01 21st Street                                        22,598          623,737    IWC Media Services
 122   Ross Plaza                                               38,512          573,589    Ross Stores
 123   Dillards - Cincinnati, OH                                43,614          541,364    Dillard's
 124   Broad Bay Country Club                                                   833,490
 125   1325 E Flamingo                                          28,410          578,992    99 Cents Only Store
 126   SpringHill Suites - Manchester Airport                                   632,701
 127   Gallery Row                                              20,847          510,158    El Presidio Gallery
 128   Borders Books - Montclair                                22,335          532,485    Borders Books and Music
 129   Mercado del Lago                                         74,047          763,515    Performance Restaurants
 130   611 Church Street                                        29,699          532,108    U-M Regents
 131   TownePlace Suites - Manchester                                           731,000
 132   Hampton Inn - Milford (Equity Inns)                                      785,000
 133   North Park Place Apartments                                              487,306
 134   Des Moines Portfolio- Crescent Chase Apartments                          604,298
 135   Sierra Court Shopping Center                             40,812          505,241    Stein Mart, Inc.
 136   Rimrock Plaza                                            26,141          444,385    TJ Maxx
 137   Unity Health and Resource Center                         64,726          569,892    Grant/Riverside Methodist
 138   St. Joseph Medical Plaza                                 44,470          449,006    OKO Medical
 139   Des Moines Portfolio - Colonial Village Apartments                       555,703
 140   516 - 544 Raymond Boulevard                              17,142          473,220    Harmon Stores
 141   Henrietta Shopping Center                                64,907          444,474    Flaum Management / Sutherland
 142   Fairfield Inn & Suites - Butler                                          546,000
 143   Colonial Crossing Retail                                 12,847          476,112    Simmering Soup
 144   Jackson Pediatrics                                       30,253          490,175    Jackson Tennessee Hospital Company, LLC
 145   Courtyard by Marriott - Raleigh                                          603,000
 146   Monsey Marketplace                                        9,863          398,369    Purple Pear
 147   Cross Creek Retail (IN)                                  39,340          623,637    Marsh Supermarket
 148   CVS - Watertown, MA                                                      401,620    Watertown Main Street CVS
 149   Palmetto Glades Retail                                   34,546          424,542    Di Roma Furniture Designs
 150   Presque Isle and Eastern Ave                             20,641          424,475    Dunn Edwards
 151   Forest Park MHC                                                          520,494
 152   Square Barn Commons                                      20,480          392,044    LI' l Scrapper, Inc. dba LI' l Scrapper
 153   Hampton Inn - College Station (Equity Inns)                              553,000
 154   Atlanthub                                                24,772          373,092    Big Lots
 155   Walgreens (Garden Grove)                                                 436,518    Walgreen's
 156   Aztec Square                                             13,281          335,457    United States Postal Service
 157   The Shoppes at the Creek                                 11,230          352,469    Ti Amo
 158   Post Plaza Shopping Center                               17,887          352,236    Panama Hatties Caterers
 159   Hampton Inn - Meriden (Equity Inns)                                      487,000
 160   Circuit City - Florence, SC                              11,458          316,835    Circuit City
 161   9343 North Loop                                          36,937          327,038    Dr. Robert J. Capriotti
 162   3829 Crenshaw Boulevard                                   9,158          313,379    Comerica
 163   Hampton Inn - Austin (Equity Inns)                                       457,000
 164   Owens Place                                              25,541          380,762    Dollar General
 165   Canoga Plaza                                             11,496          345,128    Pocos Restaurant dba Francisco Arceo
 166   Shops at Colony Crossing                                 14,630          306,886    Docie Vita Italian Restaurant
 167   McKendree Garage                                                         419,705
 168   Southwest Professional Plaza                             40,684          326,867    La Frontera
 169   Parkview Apartments                                                      287,672
 170   218 Knickerbocker Avenue                                  8,977          353,779    Discount Store (Ground and Second Floor)
 171   17 Maple Drive                                           18,437          286,317    Daruma of Toyko
 172   Dairyland Square                                         62,939          320,069    Recreation Center/Red Lion RC, LLC
 173   Snug Harbor MHC                                                          288,420
 174   Hampton Inn - Knoxville (Equity Inns)                                    385,912
 175   Crittenden Garage                                                        292,826
 176   Woodgate MHC                                                             282,149
 177   Central Plaza Retail                                     14,462          312,308    Food Lion
 178   PBC Shell Lane                                           17,679          265,631    Elkay Plastics
 179   Des Moines Portfolio- Robin Hill Apartments                              277,159
 180   Des Moines Portfolio - Plaza Manor Apartments                            264,164
 181   Brown's Creek Shopping Center                            29,710          306,912    CVS
 182   50 Cutler Avenue                                         15,184          233,819    Compass Wire
 183   Boston Sports Club                                       13,122          244,210    TSI Franklin (MA), Inc.
 184   Oxmoor Ridge Apartments                                                  221,889
 185   AC Moore-Pennsdale                                       10,471          214,270    AC Moore, Incorporated
 186   Des Moines Portfolio- Ingersoll Towers Apartments                        207,194
 187   Inland Center                                            18,476          203,835    Blockbuster Video
 188   Getzville Plaza                                          24,563          195,954    Dollar General
 189   Broadmark                                                10,925          195,695    Autozone, Inc
 190   Shoppes at Thomsen Mile                                  13,833          229,128    Payless Shoe Source
 191   Sentry Plaza                                             11,625          178,380    Clicks Billards
 192   Des Moines Portfolio- Woodland West Apartments                           156,152

                                                                              LEASE
  ID   PROPERTY NAME                                         SF (9)       EXPIRATION (9)                2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio
 1.1   Ala Moana Center                                      341,199        8/31/2009        Macy's
 1.2   Ala Moana Building                                     21,958  12/31/2007; 6/30/2011  Bank of Hawaii
 1.3   Ala Moana Pacific Center                               15,099       11/30/2006        Data House Holdings Corp.
 1.4   Ala Moana Plaza                                         6,052        3/31/2010        I Love Country Cafe
------------------------------------------------------------------------------------------------------------------------------------
  2    ShopKo Portfolio
 2.1   10808 South 132nd Street                              535,000        5/31/2026
 2.2   700 Pilgrim Way                                       218,323        5/31/2026
 2.3   1717 Lawrence Drive                                   494,000        5/31/2026
 2.4   301 Bay Park Square                                   126,658        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.5   55 Lake Boulevard                                      94,418        5/31/2026
 2.6   217 West Ironwood Drive                                84,379        5/31/2026
 2.7   1001 East Gowen Road                                  347,000        5/31/2026
 2.8   801 West Central Entrance (Highway 53)                119,842        5/31/2026
 2.9   4161 Second Street South (Highway 23)                 100,803        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.10  7401 Mineral Point Road                                99,101        5/31/2026
 2.11  1000 West Northland Avenue                            112,794        5/31/2026
 2.12  2201 Zeier Road                                        94,120        5/31/2026
 2.13  1850 Madison Avenue                                    90,494        5/31/2026
 2.14  2820 Highway 63 South                               90,499.00        46,173.00
------------------------------------------------------------------------------------------------------------------------------------
 2.15  3708 Highway 63 North                                  90,499        5/31/2026
 2.16  3200 Broadway Street                                   97,537        5/31/2026
 2.17  2430 East Mason Street                                105,923        5/31/2026
 2.18  867 North Columbia Center Boulevard                   106,238        5/31/2026
 2.19  14445 West Center Road                                 90,514        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.20  5646 North 90th Street                                 90,441        5/31/2026
 2.21  616 West Johnson Street                               102,205        5/31/2026
 2.22  1150 West Washington Street                           124,761        5/31/2026
 2.23  1601 West 41st Street                                  90,585        5/31/2026
 2.24  1845 Haines Avenue                                     94,106        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.25  699 Green Bay Road                                     94,225        5/31/2026
 2.26  955 West Clairemont Avenue                             94,705        5/31/2026
 2.27  1100 East Riverview Expressway                        100,247        5/31/2026
 2.28  2510 South Reserve Street                             102,327        5/31/2026
 2.29  1300 Koeller Street                                    90,464        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.30  800 East Maes Street                                   98,030        5/31/2026
 2.31  North 9520 Newport Highway                             94,076        5/31/2026
 2.32  4801 Washington Avenue                                100,010        5/31/2026
 2.33  4515 South Regal Street                                99,279        5/31/2026
 2.34  1306 North Central Avenue                             101,483        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.35  2500 US Highway 14                                     98,005        5/31/2026
 2.36  1209 18th Avenue Northwest                             90,461        5/31/2026
 2.37  501 Highway 10 Southeast                               90,414        5/31/2026
 2.38  1400 Big Thunder Boulevard                             77,690        5/31/2026
 2.39  2101 West Broadway                                     97,931        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.40  2208 North Webb Road                                  103,875        5/31/2026
 2.41  5300 52nd Street                                       97,961        5/31/2026
 2.42  905 South 24th Street West                            100,800        5/31/2026
 2.43  701 South Church Street                                96,325        5/31/2026
 2.44  1964 West Morton Avenue                               101,688        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.45  4200 South 27th Street                                 86,739        5/31/2026
 2.46  1710 South Main Street                                 94,130        5/31/2026
 2.47  1578 Appleton Road                                     81,171        5/31/2026
 2.48  2761 Prairie Avenue                                    93,845        5/31/2026
 2.49  9366 State Highway 16                                  94,413        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.50  2602 Shopko Drive                                      98,160        5/31/2026
 2.51  518 South Taylor Drive                                 97,859        5/31/2026
 2.52  1553 West 9000 South                                   94,230        5/31/2026
 2.53  2290 South 1300 East                                   94,222        5/31/2026
 2.54  405 Cottonwood Drive                                   84,375        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.55  5801 Summit View Avenue                                94,237        5/31/2026
 2.56  1900 North Main Street                                 71,846        5/31/2026
 2.57  1771 Wisconsin Avenue                                  83,363        5/31/2026
 2.58  4344 Mormon Coulee Road (State Highway 14)             88,161        5/31/2026
 2.59  1200 Susan Drive                                       71,847        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.60  2677 South Prairie View Road                           91,012        5/31/2026
 2.61  230 North Wisconsin Street                             65,459        5/31/2026
 2.62  3415 Calumet Avenue                                    87,954        5/31/2026
 2.63  700 9th Avenue Southeast                               66,745        5/31/2026
 2.64  1105 East Grand Avenue                                 88,030        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.65  1200 Main Street (State Highway 10)                    90,334        5/31/2026
 2.66  125 Main Street                                        71,806        5/31/2026
 2.67  190 South 500 West                                    100,761        5/31/2026
 2.68  500 North Highway 281                                  66,735        5/31/2026
 2.69  301 Northwest Bypass                                   90,505        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.70  3101 North Montana Avenue                             116,992        5/31/2026
 2.71  South 1450 Grand Avenue                                77,559        5/31/2026
 2.72  500 South Carpenter Avenue                             94,250        5/31/2026
 2.73  4060 Riverdale Road                                    94,248        5/31/2026
 2.74  615 South Monroe                                       90,430        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.75  1150 North Main Street                                 94,013        5/31/2026
 2.76  2655 Broadway Avenue                                  100,843        5/31/2026
 2.77  4850 West 3500 South                                   94,336        5/31/2026
 2.78  1001 South Highway 15 (State Street)                   66,781        5/31/2026
 2.79  1450 East Geneva Street                                75,844        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.80  601 Galvin Road South                                  67,256        5/31/2026
 2.81  1018 Washington Boulevard                              94,230        5/31/2026
 2.82  1777 Paulson Road                                      75,775        5/31/2026
 2.83  405 West 8th Street                                    73,956        5/31/2026
 2.84  2610 North Bridge Avenue                               66,784        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.85  2005 Krenzien Drive                                    66,827        5/31/2026
 2.86  510 East Philip Avenue                                 70,118        5/31/2026
 2.87  2530 First Avenue North                                83,179        5/31/2026
 2.88  1755 North Humiston Avenue                             66,713        5/31/2026
 2.89  2100 Caldwell Boulevard                                90,526        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.90  900 West Memorial Drive                                73,956        5/31/2026
 2.91  2741 Roosevelt Street                                  83,180        5/31/2026
 2.92  2266 North University Parkway                          94,042        5/31/2026
 2.93  1649 Pole Line Road East                               94,068        5/31/2026
 2.94  320 County Road O                                      75,844        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
 2.95  4215 Yellowstone Highway                               90,430        5/31/2026
 2.96  800 East 17th Street                                   90,510        5/31/2026
 2.97  1350 North Galena Avenue                               71,839        5/31/2026
 2.98  1600 Rose Street                                       83,211        5/31/2026
 2.99  2530 Rudkin Road                                       94,136        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
2.100  555 West South Street                                  75,844        5/31/2026
2.101  955 North Main Street                                  71,345        5/31/2026
2.102  1341 North Main Street                                 94,225        5/31/2026
2.103  747 South Main Street                                  71,340        5/31/2026
2.104  1425 Janesville Avenue                                 75,063        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
2.105  2120 Thain Grade                                       94,091        5/31/2026
2.106  3705 Monroe Road                                       15,060        5/31/2026
2.107  2585 Lineville Road                                    14,265        5/31/2026
2.108  1190 North 6th Street                                  60,985        5/31/2026
2.109  1450 West Main Avenue                                  28,953        5/31/2026
------------------------------------------------------------------------------------------------------------------------------------
2.110  East 13414 Sprague Avenue                              90,590        5/31/2026
2.111  313 North Roosevelt Avenue                             80,327        5/31/2026
2.112  1011 North Wisconsin Street                            12,821        5/31/2026
  3    High Point Furniture Mart                             566,387  11/30/2007; 6/30/2011; Century Furniture L.L.C.
                                                                      12/31/2014; 6/30/2016
  4    InterContinental Boston Hotel
------------------------------------------------------------------------------------------------------------------------------------
  5    Fair Lakes Office Portfolio
 5.1   Hyatt Plaza                                           167,973        2/28/2009        Countrywide Home Loans
 5.2   Fair Lakes VII                                        152,507       12/31/2018
 5.3   Fair Lakes II                                         178,915       11/30/2007        Purple Onion Catering
 5.4   Fair Lakes I                                           41,498        1/31/2015        GDAIS, Inc
------------------------------------------------------------------------------------------------------------------------------------
 5.5   Fair Lakes Court North                                132,297       12/31/2015
 5.6   Fair Lakes Court South                                132,217       12/31/2015
 5.7   Fair Lakes V                                           96,591       12/31/2013
 5.8   Fair Lakes IV                                          53,697       12/31/2013        Shoun, Bach, Walinsky & Curran
 5.9   Fair Lakes III                                         46,399       12/31/2010        Ryan Homes
------------------------------------------------------------------------------------------------------------------------------------
   6   Two Gateway                                           282,463       12/31/2014        Port Authority of NY/NJ
   7   1111 Marcus Avenue                                    438,766        3/21/2030
   8   White Plains Plaza                                     64,719         5/1/2010        Jackson Lewis
   9   The Hay-Adams
  10   660 South Figueroa Tower                               53,568        5/30/2011        HSBC Bank USA
------------------------------------------------------------------------------------------------------------------------------------
  11   Washington Business Park                               83,974       10/31/2015        CACI Enterprise Solutions, Inc
  12   Greendale Mall                                         55,317        1/31/2008        Best Buy
  13   Mills Building                                         52,752       11/30/2013        Pacific Exchange, INC
  14   Lightstone MI Tranche I
 14.1  Scotsdale
------------------------------------------------------------------------------------------------------------------------------------
 14.2  Carriage Park
 14.3  Macomb Manor
 14.4  Carriage Hill
  15   Village at Century                                     33,206        4/30/2016        Ross Stores, Inc.
  16   One Cabot Road Office                                 136,496        3/31/2012        Pioneer Investment Management USA, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  17   St. Ives Apartments
  18   Waterfront Hilton
  19   Crossroads Retail (PA)                                 45,000       11/30/2021        Linens 'n Things
  20   Holiday Inn Dulles
  21   Northrop Grumman Office Building                      183,529        6/30/2015
------------------------------------------------------------------------------------------------------------------------------------
  22   Empirian Highland
  23   Circle Point                                          121,461       12/31/2011        Allos Therapeutics, Inc.
  24   6100 Executive Boulevard                              124,241        9/30/2010
  25   Embassy Suites - SeaTac
  26   Empirian Waterford Landing
------------------------------------------------------------------------------------------------------------------------------------
  27   Tennyson Office Center                                106,565        7/31/2011        Retalix USA
  28   Village at Bexley
  29   Empirian Wildewood
  30   Corsair Building                                       57,704       10/31/2014        O'Neill Property Group
  31   Home Depot Jersey City                                105,121        1/31/2033
------------------------------------------------------------------------------------------------------------------------------------
  32   Fox Point in Old Farm Apartments
  33   Cypress Lakes Apartments
  34   Hilton - Northbrook
  35   Douglas Avenue Portfolio                               13,504        8/31/2010        Wayne Homes
  36   Springs Industries Pool 3
------------------------------------------------------------------------------------------------------------------------------------
 36.1  Springs Industries Calhoun                            425,450       12/31/2030
 36.2  Springs Industries Dalton                             552,850       12/31/2030
 36.3  Springs Industries Piedmont                           461,000       12/31/2030
  37   Plaza Colonial                                         14,740        3/31/2017        Morgan Stanley
  38   Diamond Bar Portfolio
------------------------------------------------------------------------------------------------------------------------------------
 38.1  21015 & 21073 Pathfinder Road                          38,394        8/31/2010        State of California, Department of G
 38.2  1400 Montefino Avenue                                  30,492        5/31/2007        Avnet
  39   Briarcliff Corporate Campus                            64,575       10/31/2013        Chas H Sells, Inc.
  40   Enterprise Drive Distribution Center                  180,728        6/30/2011        FedEx Ground Packaging System
  41   Paces Park Apartments
------------------------------------------------------------------------------------------------------------------------------------
  42   Healthpoint Wellness Center                            76,023       11/30/2027        Banner Seventeen, LLC
  43   234 East Colorado Office                               12,728       10/31/2006        National Association for Hispanic Elder
  44   Keystone Industrial Park                              242,433        7/31/2026
  45   Courtyard by Marriott Penn Square
  46   Springs Industries Pool 1
------------------------------------------------------------------------------------------------------------------------------------
 46.1  460 Beaver Creek Drive                                300,000       12/31/2030
 46.2  8467 & 8601 Route 405 South                           236,000       12/31/2030
 46.3  2251 Catawba River Road                               234,900       12/31/2030
 46.4  1560 Industrial Boulevard                             100,193       12/31/2030
 46.5  765 1/2 South Erwin Street                            135,900       12/31/2030
------------------------------------------------------------------------------------------------------------------------------------
  47   The Bridge                                             65,000        2/28/2022        Burlington Coat Factory
  48   501 Continental Blvd                                  125,594        5/31/2017
  49   InterContinental Boston Parking
  50   Moody Texas Hotel Portfolio
 50.1  TownePlace Suites Dallas Plano
------------------------------------------------------------------------------------------------------------------------------------
 50.2  Hampton Inn I-10 West
 50.3  Homewood Suites Bedford
  51   Mearns Park                                            80,962        4/30/2012        Alfa Laval Inc.
  52   The Court Apartments
  53   Summit Square Retail Plaza                             24,000        3/31/2014        Petsmart, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  54   Millville Town Center                                  64,819        3/31/2031        Rick's Steak House
  55   Mission Briley Parkway Apartments
  56   Doylestown Office Building                             30,258        8/31/2007        Wachovia (Office Space)
  57   Crums Mill Portfolio                                   61,602        2/28/2011        Marshall, Dennehey, et al.
  58   300 Westage Business Center                            28,419        4/30/2008        Paychex of NY
------------------------------------------------------------------------------------------------------------------------------------
  59   Mi Pueblo Shopping Center                              36,334        9/30/2019        Hollywood Video
  60   Morrison Building                                      17,904       12/14/2007        Dixon Hughes, P.L.L.C.
  61   Lakeview Office Center                                 27,879        3/31/2015        Merchant Capital Investment
  62   Golden Wheel Manufactured Housing Community
  63   Presbyterian Allen MOB II                              11,201        4/30/2016        PHA - Breast Care Cen
------------------------------------------------------------------------------------------------------------------------------------
  64   Shops at Dowlen                                        55,000        3/31/2022        Party City
  65   Jetplex Circle Business Park                           29,700        3/31/2009        Noble Homes
  66   Doubletree - Alsip
  67   Coastal Building                                       10,202        3/31/2009        A.G. Edwards & Sons
  68   Hampton Inn & Suites - Santa Ana
------------------------------------------------------------------------------------------------------------------------------------
  69   Prescott Lakes Apartments
  70   Mission Battleground Park
  71   The Winston Lofts
  72   Broadmoor Country Club
  73   Delray Town Center                                     63,227        5/1/2016         Blockbuster Store #12113
------------------------------------------------------------------------------------------------------------------------------------
  74   Bare Cove Office Park                                  26,003        3/31/2010        Smith Barney
  75   Plaza at Coral Springs                                 28,851        2/28/2011        Broward Kidney Center
  76   Heron Building                                         55,775        3/22/2011
  77   ITT Building Portfolio
 77.1  ITT Building                                           36,055        4/30/2008        The Automark Group, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 77.2  Centura Office                                          9,094        2/28/2010        CI Travel (Cruise Venture)
 77.3  Military Circle East Building                          12,613        6/30/2007        The Virginia Symphony
  78   One Corporate Plaza                                    17,301        5/31/2012        Webb Murray & Associates
  79   Avondale Village                                       23,379        4/30/2026        Remax Elite
  80   Carmax                                                135,907        6/30/2026
------------------------------------------------------------------------------------------------------------------------------------
  81   Cartersville Physicians Center                         17,434        3/31/2008        Cartersville Pediatric Associates, P.C
  82   Holiday Inn - El Paso
  83   University Plains Apartments
  84   80 Field Point Road                                    13,287        7/31/2010        Brant Allen Industries
  85   Devon Professional Ctr and Pier One
------------------------------------------------------------------------------------------------------------------------------------
 85.1  Devon Professional Buildings                            6,855        5/31/2011        Devon Dental Services
 85.2  Pier 1 Imports                                         10,000        2/28/2009        Cingular Wireless
  86   1700-1710 Connecticut Avenue                            4,600        4/30/2009        Winmark Concepts, Inc
  87   Forest Ridge Apartments
  88   Courtyard by Marriott - West Homestead
------------------------------------------------------------------------------------------------------------------------------------
  89   Bank of America Plaza                                  28,785        6/30/2011        Morton McGoldrick, PS
  90   Rite Aid (Pittsburgh)                                  12,180        8/31/2024        Vivisimo
  91   Comfort Inn - Jacksonville (Equity Inns)
  92   Sequoia Business Park                                  58,850       10/31/2011        The Green Sheet, Inc.
  93   Residence Inn - Raleigh
------------------------------------------------------------------------------------------------------------------------------------
  94   2020 Hurley Way                                         4,391        6/30/2009        Cornerstone Group
  95   Wickes Furniture                                       50,545        5/27/2014
  96   The Cascades                                           10,975       11/30/2011        V.A. Clnic/US Gov't
  97   Jersey Boulevard                                       85,190        2/28/2021        United States Container Corporation
  98   Macdade Terrace Apartments
------------------------------------------------------------------------------------------------------------------------------------
  99   Courtyard - Altoona
 100   2296 Henderson Mill                                    10,622        8/31/2008        Georgia HAP Administrators
 101   Levitz Hawthorne - Wilkie and 120th                    56,000       11/30/2018
 102   Northport Corners Shopping Center                      86,479       11/30/2014        Beauty Mark
 103   Century City Central Plant                             63,144       12/31/2013        Century City Medical Land
------------------------------------------------------------------------------------------------------------------------------------
 104   Homestead Garden Apartments
 105   Kress Payless Building                                 26,790        6/30/2021        Kompan Office
 106   Hampton Inn - Naperville (Equity Inns)
 107   Hampton Inn - Ann Arbor (Equity Inns)
 108   Spectrum Centre                                         5,330       10/31/2008        X by 2, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 109   2515 Shader Road Industrial                            75,360        4/30/2008        Orlando Shader Public Whse
 110   Namco Plaza                                            24,500        1/31/2016        Dollar Tree Stores Inc.
 111   Mission Stadler Place Apartments
 112   Sun Center                                             16,500        1/31/2009        Desert Aids Project
 113   Burleson Shopping Center                               41,071        1/31/2012        Beall's
------------------------------------------------------------------------------------------------------------------------------------
 114   Residence Inn - Milford
 115   Springpointe Executive Center                          38,451        7/31/2008        Caroline Center, Inc.
 116   Hampton Inn - Indianapolis (Equity Inns)
 117   Brookdale Shopping Center                              16,128        1/31/2018        Aco Hardware
 118   Holiday Inn Express and Suites
------------------------------------------------------------------------------------------------------------------------------------
 119   Palo Verde Square                                       7,926        7/31/2007        Tango Grill
 120   Audubon Park Apartments
 121   44-01 21st Street                                      32,400        2/14/2009        Supertrends
 122   Ross Plaza                                             30,000        1/31/2009        Twice as Nice
 123   Dillards - Cincinnati, OH                             178,400        7/14/2018
------------------------------------------------------------------------------------------------------------------------------------
 124   Broad Bay Country Club

 125   1325 E Flamingo                                        22,360       12/31/2009        The 2000 Design, Inc.
 126   SpringHill Suites - Manchester Airport
 127   Gallery Row                                             5,075        2/28/2007        Soleil Restaurant
 128   Borders Books - Montclair                              42,539        1/31/2017
------------------------------------------------------------------------------------------------------------------------------------
 129   Mercado del Lago                                        9,299        4/30/2010        The Mercado Group, LLC
 130   611 Church Street                                      24,433        1/31/2008        Rick's American Cafe
 131   TownePlace Suites - Manchester
 132   Hampton Inn - Milford (Equity Inns)
 133   North Park Place Apartments
------------------------------------------------------------------------------------------------------------------------------------
 134   Des Moines Portfolio- Crescent Chase Apartments
 135   Sierra Court Shopping Center                           36,000        4/30/2011        JJW, Inc. (Fitness Superstore)
 136   Rimrock Plaza                                          23,000        1/31/2010        Jo-Ann Fabrics
 137   Unity Health and Resource Center                       17,440        3/15/2011        Omni Mgmt Group
 138   St. Joseph Medical Plaza                                5,650        3/14/2016        Texas Children's Pediatric Associates
------------------------------------------------------------------------------------------------------------------------------------
 139   Des Moines Portfolio - Colonial Village Apartments
 140   516 - 544 Raymond Boulevard                             6,000        8/17/2015        Quick Check Foods
 141   Henrietta Shopping Center                             105,000       12/31/2015        Staples
 142   Fairfield Inn & Suites - Butler
 143   Colonial Crossing Retail                               19,650        3/31/2010        Empire Merchandising Corp. Dollar Depot
------------------------------------------------------------------------------------------------------------------------------------
 144   Jackson Pediatrics                                     35,539        2/28/2014
 145   Courtyard by Marriott - Raleigh
 146   Monsey Marketplace                                      3,450       12/31/2013        Cleaners
 147   Cross Creek Retail (IN)                                35,568       11/30/2009        Family Dollar
 148   CVS - Watertown, MA                                    12,113        1/31/2021
------------------------------------------------------------------------------------------------------------------------------------
 149   Palmetto Glades Retail                                 11,107        2/28/2011        Sketchers USA
 150   Presque Isle and Eastern Ave                            7,452        6/30/2011        Red Robin
 151   Forest Park MHC
 152   Square Barn Commons                                     3,820        5/31/2007        Lamai Thai, Inc.
 153   Hampton Inn - College Station (Equity Inns)
------------------------------------------------------------------------------------------------------------------------------------
 154   Atlanthub                                              21,000        1/31/2008        CSK Auto
 155   Walgreens (Garden Grove)                               14,820        7/30/2080
 156   Aztec Square                                            7,148       11/30/2019        Rent-A-Center West, Inc.
 157   The Shoppes at the Creek                                3,300       10/31/2008        Spirit of the West
 158   Post Plaza Shopping Center                              7,191        5/31/2011        Leslies's Poolmart
------------------------------------------------------------------------------------------------------------------------------------
 159   Hampton Inn - Meriden (Equity Inns)
 160   Circuit City - Florence, SC                            33,090        5/31/2018
 161   9343 North Loop                                         4,722        7/31/2009        ABEngineering LLC
 162   3829 Crenshaw Boulevard                                 2,000        8/31/2016        T-Mobile
 163   Hampton Inn - Austin (Equity Inns)
------------------------------------------------------------------------------------------------------------------------------------
 164   Owens Place                                            10,000        3/31/2016        Aaron Rents, Inc. (Rosey Rentals, L.P.)
 165   Canoga Plaza                                            2,400        5/31/2007        N&N Restaurant dba Loc Huu Mai
 166   Shops at Colony Crossing                                3,600        2/27/2016        Padows Hams
 167   McKendree Garage
 168   Southwest Professional Plaza                           11,242       12/31/2008        PFR Promo.
------------------------------------------------------------------------------------------------------------------------------------
 169   Parkview Apartments
 170   218 Knickerbocker Avenue                               13,300        5/7/2021         99 Cent Store
 171   17 Maple Drive                                          4,500        9/30/2007        JSO Associates
 172   Dairyland Square                                       50,000        7/31/2018        Jerry's Great Valu
 173   Snug Harbor MHC
------------------------------------------------------------------------------------------------------------------------------------
 174   Hampton Inn - Knoxville (Equity Inns)
 175   Crittenden Garage
 176   Woodgate MHC
 177   Central Plaza Retail                                   29,000        9/22/2018        Dollar General
 178   PBC Shell Lane                                         35,000        5/31/2016        Alfresco
------------------------------------------------------------------------------------------------------------------------------------
 179   Des Moines Portfolio- Robin Hill Apartments
 180   Des Moines Portfolio - Plaza Manor Apartments
 181   Brown's Creek Shopping Center                          10,500       11/30/2007        Clark West - General Parts, Inc.
 182   50 Cutler Avenue                                       37,500        6/30/2008        Universal Supply
 183   Boston Sports Club                                     25,852        6/30/2015
------------------------------------------------------------------------------------------------------------------------------------
 184   Oxmoor Ridge Apartments
 185   AC Moore-Pennsdale                                     20,940        8/31/2015
 186   Des Moines Portfolio- Ingersoll Towers Apartments
 187   Inland Center                                           6,750        4/30/2008        Coldwell Banker
 188   Getzville Plaza                                         8,003        3/31/2009        Towne Dry Cleaners
------------------------------------------------------------------------------------------------------------------------------------
 189   Broadmark                                               8,331       11/30/2007        Clean King Laundry Systems
 190   Shoppes at Thomsen Mile                                 3,200        7/31/2011        Walnut Ridge Dental
 191   Sentry Plaza                                            6,008        8/31/2011        Flex Gym
 192   Des Moines Portfolio- Woodland West Apartments
------------------------------------------------------------------------------------------------------------------------------------

                                                                         LEASE
     ID   PROPERTY NAME                                         SF     EXPIRATION  3RD LARGEST TENANT
-------------------------------------------------------------------------------------------------------------------------------

      1   Ala Moana Portfolio
     1.1  Ala Moana Center                                    326,860  12/31/2015  Shirokiya
     1.2  Ala Moana Building                                   18,200   3/31/2026  Kapiolani Health
     1.3  Ala Moana Pacific Center                             14,061   6/30/2008  Ameriprise Financial SE
     1.4  Ala Moana Plaza                                       3,122  12/31/2010  Payless Shoesource
-------------------------------------------------------------------------------------------------------------------------------
      2   ShopKo Portfolio
     2.1  10808 South 132nd Street
     2.2  700 Pilgrim Way
     2.3  1717 Lawrence Drive
     2.4  301 Bay Park Square
-------------------------------------------------------------------------------------------------------------------------------
     2.5  55 Lake Boulevard
     2.6  217 West Ironwood Drive
     2.7  1001 East Gowen Road
     2.8  801 West Central Entrance (Highway 53)
     2.9  4161 Second Street South (Highway 23)
-------------------------------------------------------------------------------------------------------------------------------
    2.10  7401 Mineral Point Road
    2.11  1000 West Northland Avenue
    2.12  2201 Zeier Road
    2.13  1850 Madison Avenue
    2.14  2820 Highway 63 South
-------------------------------------------------------------------------------------------------------------------------------
    2.15  3708 Highway 63 North
    2.16  3200 Broadway Street
    2.17  2430 East Mason Street
    2.18  867 North Columbia Center Boulevard
    2.19  14445 West Center Road
-------------------------------------------------------------------------------------------------------------------------------
    2.20  5646 North 90th Street
    2.21  616 West Johnson Street
    2.22  1150 West Washington Street
    2.23  1601 West 41st Street
    2.24  1845 Haines Avenue
-------------------------------------------------------------------------------------------------------------------------------
    2.25  699 Green Bay Road
    2.26  955 West Clairemont Avenue
    2.27  1100 East Riverview Expressway
    2.28  2510 South Reserve Street
    2.29  1300 Koeller Street
-------------------------------------------------------------------------------------------------------------------------------
    2.30  800 East Maes Street
    2.31  North 9520 Newport Highway
    2.32  4801 Washington Avenue
    2.33  4515 South Regal Street
    2.34  1306 North Central Avenue
-------------------------------------------------------------------------------------------------------------------------------
    2.35  2500 US Highway 14
    2.36  1209 18th Avenue Northwest
    2.37  501 Highway 10 Southeast
    2.38  1400 Big Thunder Boulevard
    2.39  2101 West Broadway
-------------------------------------------------------------------------------------------------------------------------------
    2.40  2208 North Webb Road
    2.41  5300 52nd Street
    2.42  905 South 24th Street West
    2.43  701 South Church Street
    2.44  1964 West Morton Avenue
-------------------------------------------------------------------------------------------------------------------------------
    2.45  4200 South 27th Street
    2.46  1710 South Main Street
    2.47  1578 Appleton Road
    2.48  2761 Prairie Avenue
    2.49  9366 State Highway 16
-------------------------------------------------------------------------------------------------------------------------------
    2.50  2602 Shopko Drive
    2.51  518 South Taylor Drive
    2.52  1553 West 9000 South
    2.53  2290 South 1300 East
    2.54  405 Cottonwood Drive
-------------------------------------------------------------------------------------------------------------------------------
    2.55  5801 Summit View Avenue
    2.56  1900 North Main Street
    2.57  1771 Wisconsin Avenue
    2.58  4344 Mormon Coulee Road (State Highway 14)
    2.59  1200 Susan Drive
-------------------------------------------------------------------------------------------------------------------------------
    2.60  2677 South Prairie View Road
    2.61  230 North Wisconsin Street
    2.62  3415 Calumet Avenue
    2.63  700 9th Avenue Southeast
    2.64  1105 East Grand Avenue
-------------------------------------------------------------------------------------------------------------------------------
    2.65  1200 Main Street (State Highway 10)
    2.66  125 Main Street
    2.67  190 South 500 West
    2.68  500 North Highway 281
    2.69  301 Northwest Bypass
-------------------------------------------------------------------------------------------------------------------------------
    2.70  3101 North Montana Avenue
    2.71  South 1450 Grand Avenue
    2.72  500 South Carpenter Avenue
    2.73  4060 Riverdale Road
    2.74  615 South Monroe
-------------------------------------------------------------------------------------------------------------------------------
    2.75  1150 North Main Street
    2.76  2655 Broadway Avenue
    2.77  4850 West 3500 South
    2.78  1001 South Highway 15 (State Street)
    2.79  1450 East Geneva Street
-------------------------------------------------------------------------------------------------------------------------------
    2.80  601 Galvin Road South
    2.81  1018 Washington Boulevard
    2.82  1777 Paulson Road
    2.83  405 West 8th Street
    2.84  2610 North Bridge Avenue
-------------------------------------------------------------------------------------------------------------------------------
    2.85  2005 Krenzien Drive
    2.86  510 East Philip Avenue
    2.87  2530 First Avenue North
    2.88  1755 North Humiston Avenue
    2.89  2100 Caldwell Boulevard
-------------------------------------------------------------------------------------------------------------------------------
    2.90  900 West Memorial Drive
    2.91  2741 Roosevelt Street
    2.92  2266 North University Parkway
    2.93  1649 Pole Line Road East
    2.94  320 County Road O
-------------------------------------------------------------------------------------------------------------------------------
    2.95  4215 Yellowstone Highway
    2.96  800 East 17th Street
    2.97  1350 North Galena Avenue
    2.98  1600 Rose Street
    2.99  2530 Rudkin Road
-------------------------------------------------------------------------------------------------------------------------------
    2.100 555 West South Street
    2.101 955 North Main Street
    2.102 1341 North Main Street
    2.103 747 South Main Street
    2.104 1425 Janesville Avenue
-------------------------------------------------------------------------------------------------------------------------------
    2.105 2120 Thain Grade
    2.106 3705 Monroe Road
    2.107 2585 Lineville Road
    2.108 1190 North 6th Street
    2.109 1450 West Main Avenue
-------------------------------------------------------------------------------------------------------------------------------
    2.110 East 13414 Sprague Avenue
    2.111 313 North Roosevelt Avenue
    2.112 1011 North Wisconsin Street
      3   High Point Furniture Mart                            80,900   6/30/2014  La-Z-Boy
      4   InterContinental Boston Hotel
-------------------------------------------------------------------------------------------------------------------------------
      5   Fair Lakes Office Portfolio
     5.1  Hyatt Plaza                                          29,928   5/31/2008  Community Management Corporation
     5.2  Fair Lakes VII
     5.3  Fair Lakes II                                         4,707   8/31/2013
     5.4  Fair Lakes I                                         21,978  12/31/2008  SRA International, Inc
-------------------------------------------------------------------------------------------------------------------------------
     5.5  Fair Lakes Court North
     5.6  Fair Lakes Court South
     5.7  Fair Lakes V
     5.8  Fair Lakes IV                                         8,485   5/31/2009  Aerotek
     5.9  Fair Lakes III                                       14,936  12/31/2009  The BC Consultants
-------------------------------------------------------------------------------------------------------------------------------
      6   Two Gateway                                         165,568   8/31/2015  State of NJ
      7   1111 Marcus Avenue
      8   White Plains Plaza                                   55,433    9/1/2007  Lillian Vernon
      9   The Hay-Adams
     10   660 South Figueroa Tower                             28,212    2/6/2015  Lindahl, Schnabel, Kardassakis & Beck LLP
-------------------------------------------------------------------------------------------------------------------------------
     11   Washington Business Park                             30,200  10/31/2010  U.S. Gernal Service Admin
     12   Greendale Mall                                       46,367   1/31/2010  Marshalls
     13   Mills Building                                       46,470   5/31/2009  FIMAT Preferred, LLC
     14   Lightstone MI Tranche I
    14.1  Scotsdale
-------------------------------------------------------------------------------------------------------------------------------
    14.2  Carriage Park
    14.3  Macomb Manor
    14.4  Carriage Hill
     15   Village at Century                                   30,096   1/31/2017  Bed Bath & Beyond, Inc.
     16   One Cabot Road Office                               109,137   9/30/2010  Safecore Data Center Services
-------------------------------------------------------------------------------------------------------------------------------
     17   St. Ives Apartments
     18   Waterfront Hilton
     19   Crossroads Retail (PA)                               28,675   1/31/2013  Penn National
     20   Holiday Inn Dulles
     21   Northrop Grumman Office Building
-------------------------------------------------------------------------------------------------------------------------------
     22   Empirian Highland
     23   Circle Point                                         43,956  10/31/2008  SunCorp Corporate Credit Union
     24   6100 Executive Boulevard
     25   Embassy Suites - SeaTac
     26   Empirian Waterford Landing
-------------------------------------------------------------------------------------------------------------------------------
     27   Tennyson Office Center                               50,341   7/31/2010  Infosys Technologies
     28   Village at Bexley
     29   Empirian Wildewood
     30   Corsair Building                                     36,427   5/31/2011  Avaya
     31   Home Depot Jersey City
-------------------------------------------------------------------------------------------------------------------------------
     32   Fox Point in Old Farm Apartments
     33   Cypress Lakes Apartments
     34   Hilton - Northbrook
     35   Douglas Avenue Portfolio                             11,715  12/31/2007  Humana Medical Plan
     36   Springs Industries Pool 3
-------------------------------------------------------------------------------------------------------------------------------
    36.1  Springs Industries Calhoun
    36.2  Springs Industries Dalton
    36.3  Springs Industries Piedmont
     37   Plaza Colonial                                       11,314   1/31/2017  Vin Tabla
     38   Diamond Bar Portfolio
-------------------------------------------------------------------------------------------------------------------------------
    38.1  21015 & 21073 Pathfinder Road                        15,951   8/31/2009  Century 21
    38.2  1400 Montefino Avenue                                 7,374   8/31/2009  Pacific Bell Directory
     39   Briarcliff Corporate Campus                          18,173   2/28/2015  Saw Mill Capital, LLC
     40   Enterprise Drive Distribution Center                168,352   7/31/2015
     41   Paces Park Apartments
-------------------------------------------------------------------------------------------------------------------------------
     42   Healthpoint Wellness Center                          24,660   6/30/2010  Waltham Adm. Management, LLC
     43   234 East Colorado Office                             11,103  10/31/2010  Richardson and Harman LLP
     44   Keystone Industrial Park
     45   Courtyard by Marriott Penn Square
     46   Springs Industries Pool 1
-------------------------------------------------------------------------------------------------------------------------------
    46.1  460 Beaver Creek Drive
    46.2  8467 & 8601 Route 405 South
    46.3  2251 Catawba River Road
    46.4  1560 Industrial Boulevard
    46.5  765 1/2 South Erwin Street
-------------------------------------------------------------------------------------------------------------------------------
     47   The Bridge                                           63,314   9/30/2015  Eckerd Drugs
     48   501 Continental Blvd
     49   InterContinental Boston Parking
     50   Moody Texas Hotel Portfolio
    50.1  TownePlace Suites Dallas Plano
-------------------------------------------------------------------------------------------------------------------------------
    50.2  Hampton Inn I-10 West
    50.3  Homewood Suites Bedford
     51   Mearns Park                                          64,617   3/31/2009  MAAX KSD Corporation
     52   The Court Apartments
     53   Summit Square Retail Plaza                           22,734   1/31/2015  Modell's Sporting Goods
-------------------------------------------------------------------------------------------------------------------------------
     54   Millville Town Center                                 4,575   6/30/2011  Hallmark
     55   Mission Briley Parkway Apartments
     56   Doylestown Office Building                           25,870   1/31/2012  Morgan Stanley
     57   Crums Mill Portfolio                                 12,391   6/30/2008  Holy Spirit Hospital
     58   300 Westage Business Center                          11,906   3/31/2010  Lam Research Corp.
-------------------------------------------------------------------------------------------------------------------------------
     59   Mi Pueblo Shopping Center                             7,500   6/16/2007  Maytag Coin Laundry/Bob Maslow
     60   Morrison Building                                    14,290    2/4/2017  Lincoln National Life Ins
     61   Lakeview Office Center                               17,947   3/31/2015  Kaufman & Rothfeder, PC
     62   Golden Wheel Manufactured Housing Community
     63   Presbyterian Allen MOB II                            10,703   4/30/2013  PHA - Pediatric
-------------------------------------------------------------------------------------------------------------------------------
     64   Shops at Dowlen                                      11,100   7/31/2012  The Men's Warehouse
     65   Jetplex Circle Business Park                         26,400   2/28/2008  MaxVision Corporation
     66   Doubletree - Alsip
     67   Coastal Building                                      9,465   5/15/2015  LC Technology
     68   Hampton Inn & Suites - Santa Ana
-------------------------------------------------------------------------------------------------------------------------------
     69   Prescott Lakes Apartments
     70   Mission Battleground Park
     71   The Winston Lofts
     72   Broadmoor Country Club
     73   Delray Town Center                                    6,500   5/31/2011  Mai Hibachi Restaurant
-------------------------------------------------------------------------------------------------------------------------------
     74   Bare Cove Office Park                                16,047   6/30/2010  Metropolitan Life
     75   Plaza at Coral Springs                                9,520   8/31/2016  Coral Square Pediatrics
     76   Heron Building
     77   ITT Building Portfolio
    77.1  ITT Building                                         12,759   1/31/2007
-------------------------------------------------------------------------------------------------------------------------------
    77.2  Centura Office                                        7,088  11/30/2008  Spineworks, LLC
    77.3  Military Circle East Building                         5,685   9/30/2007  Bon Secours Hampton Roads-CC
     78   One Corporate Plaza                                  15,978   8/31/2013  The Aerospace Corp.
     79   Avondale Village                                      2,437   3/31/2011  Desert Sun Tanning
     80   Carmax
-------------------------------------------------------------------------------------------------------------------------------
     81   Cartersville Physicians Center                       14,872   2/28/2010  Etowah Valley OB/GYN
     82   Holiday Inn - El Paso
     83   University Plains Apartments
     84   80 Field Point Road                                   6,633  11/19/2008  Gillespie Robinson & Co
     85   Devon Professional Ctr and Pier One
-------------------------------------------------------------------------------------------------------------------------------
    85.1  Devon Professional Buildings                          3,064   9/30/2007  Advanced Oral and Facial Surgery of the Main
                                                                                      Line, PC
    85.2  Pier 1 Imports                                        1,740  11/30/2008
     86   1700-1710 Connecticut Avenue                          4,250   1/31/2009  Starbucks
     87   Forest Ridge Apartments
     88   Courtyard by Marriott - West Homestead
-------------------------------------------------------------------------------------------------------------------------------
     89   Bank of America Plaza                                 9,234   2/28/2010  Prium Development
     90   Rite Aid (Pittsburgh)                                 8,499   4/30/2010  Collaborative Fusion
     91   Comfort Inn - Jacksonville (Equity Inns)
     92   Sequoia Business Park                                 4,038  12/31/2008
     93   Residence Inn - Raleigh
-------------------------------------------------------------------------------------------------------------------------------
     94   2020 Hurley Way                                       3,484  10/31/2008  Gentiva Health Services, Inc.
     95   Wickes Furniture
     96   The Cascades                                          9,981   9/30/2008  Juvenile Justice
     97   Jersey Boulevard                                     42,369   7/31/2021
     98   Macdade Terrace Apartments
-------------------------------------------------------------------------------------------------------------------------------
     99   Courtyard - Altoona
     100  2296 Henderson Mill                                   9,117   6/30/2011  ResCare, Inc.
     101  Levitz Hawthorne - Wilkie and 120th
     102  Northport Corners Shopping Center                    12,000   2/28/2008  Cato
     103  Century City Central Plant                               10   9/30/2039
-------------------------------------------------------------------------------------------------------------------------------
     104  Homestead Garden Apartments
     105  Kress Payless Building                                7,794   8/31/2013  Tacoma Childrens Museum
     106  Hampton Inn - Naperville (Equity Inns)
     107  Hampton Inn - Ann Arbor (Equity Inns)
     108  Spectrum Centre                                       4,972   7/31/2007  Metropolitan Title Co., Inc.
-------------------------------------------------------------------------------------------------------------------------------
     109  2515 Shader Road Industrial                          60,000  12/31/2020  TPH Acquisitions LLLP
     110  Namco Plaza                                          10,000   1/31/2011  Tuesday Morning, Inc.
     111  Mission Stadler Place Apartments
     112  Sun Center                                           16,000   7/31/2010  Champion Institute
     113  Burleson Shopping Center                             23,225   1/31/2008  Dollar General
-------------------------------------------------------------------------------------------------------------------------------
     114  Residence Inn - Milford
     115  Springpointe Executive Center                         5,886   4/30/2013  New Horizons Health
     116  Hampton Inn - Indianapolis (Equity Inns)
     117  Brookdale Shopping Center                            15,250   1/31/2012  Fashion Bug, Inc.
     118  Holiday Inn Express and Suites
-------------------------------------------------------------------------------------------------------------------------------
     119  Palo Verde Square                                     4,612  11/30/2009  Blue Adobe Grill
     120  Audubon Park Apartments
     121  44-01 21st Street                                    28,000   3/31/2008  Wildcat Territory
     122  Ross Plaza                                            6,212   9/30/2011  Great Wall Buffet
     123  Dillards - Cincinnati, OH
-------------------------------------------------------------------------------------------------------------------------------
     124  Broad Bay Country Club
     125  1325 E Flamingo                                      17,000  10/31/2010  Henderson Floor Covering
     126  SpringHill Suites - Manchester Airport
     127  Gallery Row                                           4,500   7/31/2016  Wilde Meyer Gallery
     128  Borders Books - Montclair
-------------------------------------------------------------------------------------------------------------------------------
     129  Mercado del Lago                                      7,245  12/31/2010  Melting Pot Restaurant (Seufert Restaurant
                                                                                      Company)
     130  611 Church Street                                     6,650  10/31/2010  Amer's Deli
     131  TownePlace Suites - Manchester
     132  Hampton Inn - Milford (Equity Inns)
     133  North Park Place Apartments
-------------------------------------------------------------------------------------------------------------------------------
     134  Des Moines Portfolio- Crescent Chase Apartments
     135  Sierra Court Shopping Center                         12,767   9/30/2007  Big 5 Corp
     136  Rimrock Plaza                                        10,023   1/31/2010  Countrywide Home Loans
     137  Unity Health and Resource Center                      9,777   3/15/2012  Columbus Neigh. Health
     138  St. Joseph Medical Plaza                              4,430   5/31/2007  Dunbar Diagnostic
-------------------------------------------------------------------------------------------------------------------------------
     139  Des Moines Portfolio - Colonial Village Apartments
     140  516 - 544 Raymond Boulevard                           5,109   6/30/2020  Laundry World
     141  Henrietta Shopping Center                            18,000   9/30/2010  Outback Steakhouse
     142  Fairfield Inn & Suites - Butler
     143  Colonial Crossing Retail                             15,000   1/31/2010  Chicken Power
-------------------------------------------------------------------------------------------------------------------------------
     144  Jackson Pediatrics
     145  Courtyard by Marriott - Raleigh
     146  Monsey Marketplace                                    3,335   4/30/2013  Lishkas Hasofer
     147  Cross Creek Retail (IN)                               9,000   6/30/2010  Jumbo Chinese Restaurant
     148  CVS - Watertown, MA
-------------------------------------------------------------------------------------------------------------------------------
     149  Palmetto Glades Retail                                9,853   1/31/2012  Nu Concept Home Design Center
     150  Presque Isle and Eastern Ave                          6,350  10/30/2020  Wireless Toyz
     151  Forest Park MHC
     152  Square Barn Commons                                   2,600   4/30/2009  Pure Cleaners
     153  Hampton Inn - College Station (Equity Inns)
-------------------------------------------------------------------------------------------------------------------------------
     154  Atlanthub                                             8,000   7/31/2008  Charles M. Kim
     155  Walgreens (Garden Grove)
     156  Aztec Square                                          3,444   7/31/2009  Pizza Hut
     157  The Shoppes at the Creek                              2,280  11/30/2007  Elegant Saddle
     158  Post Plaza Shopping Center                            3,500  10/31/2007  Panache Plus
-------------------------------------------------------------------------------------------------------------------------------
     159  Hampton Inn - Meriden (Equity Inns)
     160  Circuit City - Florence, SC
     161  9343 North Loop                                       3,355    8/1/2010  Shamrock Physical Therapy
     162  3829 Crenshaw Boulevard                               2,000   9/30/2011  Wing Stop
     163  Hampton Inn - Austin (Equity Inns)
-------------------------------------------------------------------------------------------------------------------------------
     164  Owens Place                                           5,000   7/31/2010  New China Buffet
     165  Canoga Plaza                                          2,400   5/31/2009  Darby's Restaurant
     166  Shops at Colony Crossing                              2,400  12/31/2015  Planet Tanning
     167  McKendree Garage
     168  Southwest Professional Plaza                          4,201  12/31/2008  Polish Club
-------------------------------------------------------------------------------------------------------------------------------
     169  Parkview Apartments
     170  218 Knickerbocker Avenue                              5,600   4/30/2015
     171  17 Maple Drive                                        3,000  12/31/2008  Dr. Stewart Brody
     172  Dairyland Square                                     35,046   8/31/2015  Family Dollar
     173  Snug Harbor MHC
-------------------------------------------------------------------------------------------------------------------------------
     174  Hampton Inn - Knoxville (Equity Inns)
     175  Crittenden Garage
     176  Woodgate MHC
     177  Central Plaza Retail                                  7,500   8/31/2008  Movie Gallery
     178  PBC Shell Lane                                       25,000   6/30/2007
-------------------------------------------------------------------------------------------------------------------------------
     179  Des Moines Portfolio- Robin Hill Apartments
     180  Des Moines Portfolio - Plaza Manor Apartments
     181  Brown's Creek Shopping Center                         7,000   8/31/2013  DolgenCorp, Inc.
     182  50 Cutler Avenue                                     18,000  11/30/2014  S.J. Graphics
     183  Boston Sports Club
-------------------------------------------------------------------------------------------------------------------------------
     184  Oxmoor Ridge Apartments
     185  AC Moore-Pennsdale
     186  Des Moines Portfolio- Ingersoll Towers Apartments
     187  Inland Center                                         5,000  11/30/2006  D&M Holdings, INC
     188  Getzville Plaza                                       2,700   8/30/2011  Elmos
-------------------------------------------------------------------------------------------------------------------------------
     189  Broadmark                                             4,000   7/31/2008  Ace Cash Express, Inc
     190  Shoppes at Thomsen Mile                               2,800   5/31/2016  Radio Shack
     191  Sentry Plaza                                          5,500   6/30/2007  Northside Lighting
     192  Des Moines Portfolio- Woodland West Apartments
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                             UPFRONT
                                                                      LEASE    OCCUPANCY     OCCUPANCY     REPLACEMENT
 ID    PROPERTY NAME                                         SF    EXPIRATION  RATE (14)  AS-OF DATE (14)    RESERVES
----------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio                                                       95.78%           Various
 1.1   Ala Moana Center                                    53,515   1/31/2020    97.31%         6/27/2006
 1.2   Ala Moana Building                                  10,979   2/28/2009    89.15%         6/27/2006
 1.3   Ala Moana Pacific Center                            10,126  12/31/2007    88.82%         6/15/2006
 1.4   Ala Moana Plaza                                      3,080   8/31/2009   100.00%         6/27/2006
----------------------------------------------------------------------------------------------------------------------
  2    ShopKo Portfolio                                                         100.00%         5/31/2006
 2.1   10808 South 132nd Street                                                 100.00%         5/31/2006
 2.2   700 Pilgrim Way                                                          100.00%         5/31/2006
 2.3   1717 Lawrence Drive                                                      100.00%         5/31/2006
 2.4   301 Bay Park Square                                                      100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
 2.5   55 Lake Boulevard                                                        100.00%         5/31/2006
 2.6   217 West Ironwood Drive                                                  100.00%         5/31/2006
 2.7   1001 East Gowen Road                                                     100.00%         5/31/2006
 2.8   801 West Central Entrance (Highway 53)                                   100.00%         5/31/2006
 2.9   4161 Second Street South (Highway 23)                                    100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.10   7401 Mineral Point Road                                                  100.00%         5/31/2006
2.11   1000 West Northland Avenue                                               100.00%         5/31/2006
2.12   2201 Zeier Road                                                          100.00%         5/31/2006
2.13   1850 Madison Avenue                                                      100.00%         5/31/2006
2.14   2820 Highway 63 South                                                    100.00%         38,868.00
----------------------------------------------------------------------------------------------------------------------
2.15   3708 Highway 63 North                                                    100.00%         5/31/2006
2.16   3200 Broadway Street                                                     100.00%         5/31/2006
2.17   2430 East Mason Street                                                   100.00%         5/31/2006
2.18   867 North Columbia Center Boulevard                                      100.00%         5/31/2006
2.19   14445 West Center Road                                                   100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.20   5646 North 90th Street                                                   100.00%         5/31/2006
2.21   616 West Johnson Street                                                  100.00%         5/31/2006
2.22   1150 West Washington Street                                              100.00%         5/31/2006
2.23   1601 West 41st Street                                                    100.00%         5/31/2006
2.24   1845 Haines Avenue                                                       100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.25   699 Green Bay Road                                                       100.00%         5/31/2006
2.26   955 West Clairemont Avenue                                               100.00%         5/31/2006
2.27   1100 East Riverview Expressway                                           100.00%         5/31/2006
2.28   2510 South Reserve Street                                                100.00%         5/31/2006
2.29   1300 Koeller Street                                                      100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.30   800 East Maes Street                                                     100.00%         5/31/2006
2.31   North 9520 Newport Highway                                               100.00%         5/31/2006
2.32   4801 Washington Avenue                                                   100.00%         5/31/2006
2.33   4515 South Regal Street                                                  100.00%         5/31/2006
2.34   1306 North Central Avenue                                                100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.35   2500 US Highway 14                                                       100.00%         5/31/2006
2.36   1209 18th Avenue Northwest                                               100.00%         5/31/2006
2.37   501 Highway 10 Southeast                                                 100.00%         5/31/2006
2.38   1400 Big Thunder Boulevard                                               100.00%         5/31/2006
2.39   2101 West Broadway                                                       100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.40   2208 North Webb Road                                                     100.00%         5/31/2006
2.41   5300 52nd Street                                                         100.00%         5/31/2006
2.42   905 South 24th Street West                                               100.00%         5/31/2006
2.43   701 South Church Street                                                  100.00%         5/31/2006
2.44   1964 West Morton Avenue                                                  100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.45   4200 South 27th Street                                                   100.00%         5/31/2006
2.46   1710 South Main Street                                                   100.00%         5/31/2006
2.47   1578 Appleton Road                                                       100.00%         5/31/2006
2.48   2761 Prairie Avenue                                                      100.00%         5/31/2006
2.49   9366 State Highway 16                                                    100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.50   2602 Shopko Drive                                                        100.00%         5/31/2006
2.51   518 South Taylor Drive                                                   100.00%         5/31/2006
2.52   1553 West 9000 South                                                     100.00%         5/31/2006
2.53   2290 South 1300 East                                                     100.00%         5/31/2006
2.54   405 Cottonwood Drive                                                     100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.55   5801 Summit View Avenue                                                  100.00%         5/31/2006
2.56   1900 North Main Street                                                   100.00%         5/31/2006
2.57   1771 Wisconsin Avenue                                                    100.00%         5/31/2006
2.58   4344 Mormon Coulee Road (State Highway 14)                               100.00%         5/31/2006
2.59   1200 Susan Drive                                                         100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.60   2677 South Prairie View Road                                             100.00%         5/31/2006
2.61   230 North Wisconsin Street                                               100.00%         5/31/2006
2.62   3415 Calumet Avenue                                                      100.00%         5/31/2006
2.63   700 9th Avenue Southeast                                                 100.00%         5/31/2006
2.64   1105 East Grand Avenue                                                   100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.65   1200 Main Street (State Highway 10)                                      100.00%         5/31/2006
2.66   125 Main Street                                                          100.00%         5/31/2006
2.67   190 South 500 West                                                       100.00%         5/31/2006
2.68   500 North Highway 281                                                    100.00%         5/31/2006
2.69   301 Northwest Bypass                                                     100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.70   3101 North Montana Avenue                                                100.00%         5/31/2006
2.71   South 1450 Grand Avenue                                                  100.00%         5/31/2006
2.72   500 South Carpenter Avenue                                               100.00%         5/31/2006
2.73   4060 Riverdale Road                                                      100.00%         5/31/2006
2.74   615 South Monroe                                                         100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.75   1150 North Main Street                                                   100.00%         5/31/2006
2.76   2655 Broadway Avenue                                                     100.00%         5/31/2006
2.77   4850 West 3500 South                                                     100.00%         5/31/2006
2.78   1001 South Highway 15 (State Street)                                     100.00%         5/31/2006
2.79   1450 East Geneva Street                                                  100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.80   601 Galvin Road South                                                    100.00%         5/31/2006
2.81   1018 Washington Boulevard                                                100.00%         5/31/2006
2.82   1777 Paulson Road                                                        100.00%         5/31/2006
2.83   405 West 8th Street                                                      100.00%         5/31/2006
2.84   2610 North Bridge Avenue                                                 100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.85   2005 Krenzien Drive                                                      100.00%         5/31/2006
2.86   510 East Philip Avenue                                                   100.00%         5/31/2006
2.87   2530 First Avenue North                                                  100.00%         5/31/2006
2.88   1755 North Humiston Avenue                                               100.00%         5/31/2006
2.89   2100 Caldwell Boulevard                                                  100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.90   900 West Memorial Drive                                                  100.00%         5/31/2006
2.91   2741 Roosevelt Street                                                    100.00%         5/31/2006
2.92   2266 North University Parkway                                            100.00%         5/31/2006
2.93   1649 Pole Line Road East                                                 100.00%         5/31/2006
2.94   320 County Road O                                                        100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.95   4215 Yellowstone Highway                                                 100.00%         5/31/2006
2.96   800 East 17th Street                                                     100.00%         5/31/2006
2.97   1350 North Galena Avenue                                                 100.00%         5/31/2006
2.98   1600 Rose Street                                                         100.00%         5/31/2006
2.99   2530 Rudkin Road                                                         100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.100  555 West South Street                                                    100.00%         5/31/2006
2.101  955 North Main Street                                                    100.00%         5/31/2006
2.102  1341 North Main Street                                                   100.00%         5/31/2006
2.103  747 South Main Street                                                    100.00%         5/31/2006
2.104  1425 Janesville Avenue                                                   100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.105  2120 Thain Grade                                                         100.00%         5/31/2006
2.106  3705 Monroe Road                                                         100.00%         5/31/2006
2.107  2585 Lineville Road                                                      100.00%         5/31/2006
2.108  1190 North 6th Street                                                    100.00%         5/31/2006
2.109  1450 West Main Avenue                                                    100.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------
2.110  East 13414 Sprague Avenue                                                100.00%         5/31/2006
2.111  313 North Roosevelt Avenue                                               100.00%         5/31/2006
2.112  1011 North Wisconsin Street                                              100.00%         5/31/2006
  3    High Point Furniture Mart                           69,814   5/31/2009    98.54%          5/8/2006
  4    InterContinental Boston Hotel                                             74.00%         11/1/2006
----------------------------------------------------------------------------------------------------------------------
  5    Fair Lakes Office Portfolio                                               99.31%          7/1/2006
 5.1   Hyatt Plaza                                         21,374   4/30/2010    97.53%          7/1/2006
 5.2   Fair Lakes VII                                                           100.00%          7/1/2006
 5.3   Fair Lakes II                                                            100.00%          7/1/2006
 5.4   Fair Lakes I                                        17,430  10/31/2009    98.57%          7/1/2006
----------------------------------------------------------------------------------------------------------------------
 5.5   Fair Lakes Court North                                                   100.00%          7/1/2006
 5.6   Fair Lakes Court South                                                   100.00%          7/1/2006
 5.7   Fair Lakes V                                                             100.00%          7/1/2006
 5.8   Fair Lakes IV                                        5,953  12/31/2010   100.00%          7/1/2006
 5.9   Fair Lakes III                                      12,849   3/31/2007   100.00%          7/1/2006
----------------------------------------------------------------------------------------------------------------------
  6    Two Gateway                                         89,971   4/30/2015    97.50%         8/31/2006   4,748,275
  7    1111 Marcus Avenue                                                       100.00%         10/1/2006
  8    White Plains Plaza                                  52,812  11/30/2016    87.81%          7/1/2006
  9    The Hay-Adams                                                             79.10%         4/20/2006
 10    660 South Figueroa Tower                            24,192   1/31/2009    92.24%          7/1/2006
----------------------------------------------------------------------------------------------------------------------
 11    Washington Business Park                            27,000   4/14/2007    90.55%          8/1/2006
 12    Greendale Mall                                      30,950  12/31/2007    94.59%          6/1/2006
 13    Mills Building                                      29,823   8/30/2012    92.72%         5/17/2006
 14    Lightstone MI Tranche I                                                   92.53%           Various
14.1   Scotsdale                                                                 93.88%         5/25/2006
----------------------------------------------------------------------------------------------------------------------
14.2   Carriage Park                                                             91.41%         5/25/2006
14.3   Macomb Manor                                                              91.24%         5/25/2006
14.4   Carriage Hill                                                             92.86%         5/10/2006
 15    Village at Century                                  30,001   1/31/2017   100.00%         6/14/2006
 16    One Cabot Road Office                               38,416   4/30/2015    94.65%          8/3/2006
----------------------------------------------------------------------------------------------------------------------
 17    St. Ives Apartments                                                       96.12%         8/28/2006
 18    Waterfront Hilton                                                         75.60%         5/31/2006
 19    Crossroads Retail (PA)                              25,590   3/31/2010    87.18%         8/31/2006
 20    Holiday Inn Dulles                                                        69.70%         4/30/2006
 21    Northrop Grumman Office Building                                         100.00%         1/20/2006
----------------------------------------------------------------------------------------------------------------------
 22    Empirian Highland                                                         98.06%         9/14/2006
 23    Circle Point                                        29,731   1/31/2013    97.19%         7/18/2006
 24    6100 Executive Boulevard                                                 100.00%          8/1/2006
 25    Embassy Suites - SeaTac                                                   78.00%         5/16/2006
 26    Empirian Waterford Landing                                                97.69%         9/14/2006
----------------------------------------------------------------------------------------------------------------------
 27    Tennyson Office Center                              31,055   4/30/2010    87.25%         5/31/2006
 28    Village at Bexley                                                         94.78%         8/15/2006
 29    Empirian Wildewood                                                        96.25%         9/14/2006
 30    Corsair Building                                     8,468  12/31/2007    92.44%          6/1/2006
 31    Home Depot Jersey City                                                   100.00%          8/1/2006
----------------------------------------------------------------------------------------------------------------------
 32    Fox Point in Old Farm Apartments                                          96.48%          6/6/2006   2,505,625
 33    Cypress Lakes Apartments                                                  90.45%          9/3/2006
 34    Hilton - Northbrook                                                       68.70%         6/30/2006
 35    Douglas Avenue Portfolio                            11,314  10/31/2011    91.50%         9/30/2006
 36    Springs Industries Pool 3                                                100.00%          4/1/2006
----------------------------------------------------------------------------------------------------------------------
36.1   Springs Industries Calhoun                                               100.00%          4/1/2006
36.2   Springs Industries Dalton                                                100.00%          4/1/2006
36.3   Springs Industries Piedmont                                              100.00%          4/1/2006
 37    Plaza Colonial                                       5,576   9/30/2016    92.36%          8/7/2006
 38    Diamond Bar Portfolio                                                     96.93%          8/1/2006     400,000
----------------------------------------------------------------------------------------------------------------------
38.1   21015 & 21073 Pathfinder Road                        5,762   11/8/2008   100.00%          8/1/2006
38.2   1400 Montefino Avenue                                5,755  11/14/2008    93.12%          8/1/2006
 39    Briarcliff Corporate Campus                          7,410   8/31/2007   100.00%          8/1/2006
 40    Enterprise Drive Distribution Center                                     100.00%         5/18/2006
 41    Paces Park Apartments                                                     94.40%         6/13/2006
----------------------------------------------------------------------------------------------------------------------
 42    Healthpoint Wellness Center                          9,381   5/31/2014   100.00%         5/12/2006
 43    234 East Colorado Office                             7,464   2/28/2009    94.24%          4/1/2006
 44    Keystone Industrial Park                                                 100.00%         10/1/2006      24,243
 45    Courtyard by Marriott Penn Square                                         67.20%         7/31/2006       1,000
 46    Springs Industries Pool 1                                                100.00%         4/13/2006
----------------------------------------------------------------------------------------------------------------------
46.1   460 Beaver Creek Drive                                                   100.00%         4/13/2006
46.2   8467 & 8601 Route 405 South                                              100.00%         4/13/2006
46.3   2251 Catawba River Road                                                  100.00%         4/13/2006
46.4   1560 Industrial Boulevard                                                100.00%         4/13/2006
46.5   765 1/2 South Erwin Street                                               100.00%         4/13/2006
----------------------------------------------------------------------------------------------------------------------
 47    The Bridge                                          10,500   5/31/2012   100.00%         4/11/2006
 48    501 Continental Blvd                                                     100.00%         7/26/2006
 49    InterContinental Boston Parking                                            0.00%         11/1/2006
 50    Moody Texas Hotel Portfolio                                               78.53%           Various
50.1   TownePlace Suites Dallas Plano                                            82.48%         5/19/2006
----------------------------------------------------------------------------------------------------------------------
50.2   Hampton Inn I-10 West                                                     74.97%         4/30/2006
50.3   Homewood Suites Bedford                                                   78.58%         5/26/2006
 51    Mearns Park                                         54,970   5/31/2010    98.94%         9/13/2006
 52    The Court Apartments                                                      95.15%         6/21/2006
 53    Summit Square Retail Plaza                          20,000   1/31/2015    94.05%         6/27/2006
----------------------------------------------------------------------------------------------------------------------
 54    Millville Town Center                                3,538   6/30/2011    82.82%         5/17/2006
 55    Mission Briley Parkway Apartments                                         94.44%          8/8/2006     204,510
 56    Doylestown Office Building                           8,992  11/30/2012    96.23%         7/25/2006
 57    Crums Mill Portfolio                                 9,507   6/30/2013    91.55%         5/16/2006
 58    300 Westage Business Center                          8,829   3/31/2010    84.36%         6/20/2006
----------------------------------------------------------------------------------------------------------------------
 59    Mi Pueblo Shopping Center                            5,508   1/31/2011    99.07%         7/26/2006
 60    Morrison Building                                    8,256   8/31/2007    78.95%         3/15/2006
 61    Lakeview Office Center                              16,685   4/30/2015    91.57%          7/1/2006
 62    Golden Wheel Manufactured Housing Community                              100.00%         2/18/2006
 63    Presbyterian Allen MOB II                            6,750   4/30/2013    97.01%          9/1/2006
----------------------------------------------------------------------------------------------------------------------
 64    Shops at Dowlen                                      6,500   5/31/2012    95.00%          8/8/2006
 65    Jetplex Circle Business Park                        21,600   8/30/2008    86.92%         8/15/2006
 66    Doubletree - Alsip                                                        68.60%         6/30/2006
 67    Coastal Building                                     6,921   1/31/2010    96.79%          8/1/2006
 68    Hampton Inn & Suites - Santa Ana                                          70.88%         4/30/2006
----------------------------------------------------------------------------------------------------------------------
 69    Prescott Lakes Apartments                                                 78.00%         9/12/2006
 70    Mission Battleground Park                                                 88.75%         7/26/2006     506,400
 71    The Winston Lofts                                                         95.65%          8/8/2006
 72    Broadmoor Country Club                                                    94.32%         5/17/2006
 73    Delray Town Center                                   5,004   3/31/2011   100.00%         3/31/2006
----------------------------------------------------------------------------------------------------------------------
 74    Bare Cove Office Park                               10,524   9/30/2010    97.38%          6/1/2006
 75    Plaza at Coral Springs                               6,703  12/31/2007    97.35%         4/10/2006
 76    Heron Building                                                           100.00%          6/1/2006
 77    ITT Building Portfolio                                                    99.36%          5/2/2006
77.1   ITT Building                                                             100.00%          5/2/2006
----------------------------------------------------------------------------------------------------------------------
77.2   Centura Office                                       5,166   1/31/2007    98.09%          5/2/2006
77.3   Military Circle East Building                        5,490   2/28/2010    99.86%          5/2/2006
 78    One Corporate Plaza                                  9,146   6/30/2009   100.00%          9/7/2006
 79    Avondale Village                                     2,023   5/31/2016    90.51%          6/1/2006
 80    Carmax                                                                   100.00%          8/1/2006
----------------------------------------------------------------------------------------------------------------------
 81    Cartersville Physicians Center                       6,538   5/31/2008    98.68%          8/7/2006
 82    Holiday Inn - El Paso                                                     74.20%         7/31/2006         200
 83    University Plains Apartments                                              92.04%         8/29/2006      93,000
 84    80 Field Point Road                                  4,526   4/30/2009   100.00%         5/31/2006
 85    Devon Professional Ctr and Pier One                                       96.60%          9/8/2006
----------------------------------------------------------------------------------------------------------------------
85.1   Devon Professional Buildings                         2,640    9/1/2013    95.00%          9/8/2006
85.2   Pier 1 Imports                                                           100.00%          9/8/2006
 86    1700-1710 Connecticut Avenue                         3,500   6/30/2008   100.00%          8/1/2006
 87    Forest Ridge Apartments                                                   86.34%         7/18/2006
 88    Courtyard by Marriott - West Homestead                                    76.40%         7/31/2006       1,000
----------------------------------------------------------------------------------------------------------------------
 89    Bank of America Plaza                                5,597   7/31/2021    97.67%          7/1/2006
 90    Rite Aid (Pittsburgh)                                4,186   4/30/2008    80.66%         8/22/2006
 91    Comfort Inn - Jacksonville (Equity Inns)                                  63.30%         6/30/2006
 92    Sequoia Business Park                                                     91.82%          7/1/2006      13,698
 93    Residence Inn - Raleigh                                                   79.00%         6/30/2006
----------------------------------------------------------------------------------------------------------------------
 94    2020 Hurley Way                                      3,178   3/31/2007    97.13%          8/1/2006
 95    Wickes Furniture                                                         100.00%         7/12/2006
 96    The Cascades                                         6,663   7/31/2007    98.12%          5/8/2006
 97    Jersey Boulevard                                                         100.00%          3/9/2006
 98    Macdade Terrace Apartments                                                95.00%         2/20/2006
----------------------------------------------------------------------------------------------------------------------
 99    Courtyard - Altoona                                                       64.70%         7/14/2006       1,000
 100   2296 Henderson Mill                                  7,752    7/8/2010    83.94%         7/17/2006
 101   Levitz Hawthorne - Wilkie and 120th                                      100.00%         8/14/2006
 102   Northport Corners Shopping Center                    4,800   1/31/2010   100.00%         5/19/2006
 103   Century City Central Plant                                               100.00%         6/30/2006
----------------------------------------------------------------------------------------------------------------------
 104   Homestead Garden Apartments                                               99.00%         6/23/2006
 105   Kress Payless Building                               4,112  12/31/2007    97.19%         8/30/2006
 106   Hampton Inn - Naperville (Equity Inns)                                    70.40%         6/30/2006
 107   Hampton Inn - Ann Arbor (Equity Inns)                                     68.40%         6/30/2006
 108   Spectrum Centre                                      4,857  11/30/2010   100.00%         7/14/2006
----------------------------------------------------------------------------------------------------------------------
 109   2515 Shader Road Industrial                         45,000   8/31/2009   100.00%          6/8/2006
 110   Namco Plaza                                          8,200   1/15/2010    82.02%          9/7/2006
 111   Mission Stadler Place Apartments                                          95.14%         9/10/2006     200,000
 112   Sun Center                                           9,275   9/30/2015    95.23%          9/6/2006      86,136
 113   Burleson Shopping Center                             9,282   9/30/2008    90.90%          8/1/2006
----------------------------------------------------------------------------------------------------------------------
 114   Residence Inn - Milford                                                   85.27%         3/31/2006       1,000
 115   Springpointe Executive Center                        3,120   2/28/2011    80.54%          6/1/2006
 116   Hampton Inn - Indianapolis (Equity Inns)                                  65.10%         6/30/2006
 117   Brookdale Shopping Center                            8,000   8/31/2008    86.69%          8/4/2006
 118   Holiday Inn Express and Suites                                            81.93%         3/31/2006
----------------------------------------------------------------------------------------------------------------------
 119   Palo Verde Square                                    3,200   9/30/2009    91.23%         3/13/2006
 120   Audubon Park Apartments                                                  100.00%          5/5/2006
 121   44-01 21st Street                                   10,400  11/30/2009   100.00%          9/1/2006      90,420
 122   Ross Plaza                                           6,000   8/28/2010    97.41%         7/24/2006
 123   Dillards - Cincinnati, OH                                                100.00%          5/5/2006
----------------------------------------------------------------------------------------------------------------------
 124   Broad Bay Country Club                                                     0.00%                         1,000
 125   1325 E Flamingo                                     12,152   9/30/2007    90.17%         6/15/2006
 126   SpringHill Suites - Manchester Airport                                    73.30%         6/30/2006      62,500
 127   Gallery Row                                          2,200   1/31/2007   100.00%          9/6/2006
 128   Borders Books - Montclair                                                100.00%         3/31/2006
----------------------------------------------------------------------------------------------------------------------
 129   Mercado del Lago                                     4,144    1/5/2007    87.48%         6/15/2006
 130   611 Church Street                                    3,389   2/28/2010   100.00%         3/29/2006
 131   TownePlace Suites - Manchester                                            80.30%         6/30/2006     250,000
 132   Hampton Inn - Milford (Equity Inns)                                       68.90%         6/30/2006
 133   North Park Place Apartments                                               91.27%         7/13/2006
----------------------------------------------------------------------------------------------------------------------
 134   Des Moines Portfolio- Crescent Chase Apartments                           98.33%         5/31/2006
 135   Sierra Court Shopping Center                        10,100   1/31/2011    97.13%          5/1/2006
 136   Rimrock Plaza                                        4,760   1/31/2011    92.67%         7/20/2006
 137   Unity Health and Resource Center                     7,683   3/15/2011    93.06%          7/1/2006
 138   St. Joseph Medical Plaza                             3,832  10/31/2007    97.60%         3/31/2006
----------------------------------------------------------------------------------------------------------------------
 139   Des Moines Portfolio - Colonial Village Apartments                        94.64%         5/31/2006
 140   516 - 544 Raymond Boulevard                          4,800   9/19/2015   100.00%         4/17/2006
 141   Henrietta Shopping Center                            6,238   9/30/2016   100.00%          6/9/2006
 142   Fairfield Inn & Suites - Butler                                           78.70%         7/14/2006     406,000
 143   Colonial Crossing Retail                             3,500   8/31/2011   100.00%          8/1/2006
----------------------------------------------------------------------------------------------------------------------
 144   Jackson Pediatrics                                                       100.00%          1/1/2006
 145   Courtyard by Marriott - Raleigh                                           80.99%         4/30/2006       1,000
 146   Monsey Marketplace                                   2,325   3/31/2008   100.00%         8/23/2006
 147   Cross Creek Retail (IN)                              5,400  12/31/2009   100.00%          6/1/2006
 148   CVS - Watertown, MA                                                      100.00%         3/30/2006
----------------------------------------------------------------------------------------------------------------------
 149   Palmetto Glades Retail                               5,068   3/31/2011    94.09%          6/1/2006
 150   Presque Isle and Eastern Ave                         1,800   2/28/2011   100.00%          7/1/2006
 151   Forest Park MHC                                                          100.00%          7/6/2006
 152   Square Barn Commons                                  2,080   5/26/2009   100.00%          8/7/2006
 153   Hampton Inn - College Station (Equity Inns)                               65.20%         6/30/2006
----------------------------------------------------------------------------------------------------------------------
 154   Atlanthub                                            3,768   8/31/2008   100.00%          8/1/2006
 155   Walgreens (Garden Grove)                                                 100.00%         7/24/2006
 156   Aztec Square                                         2,863   2/28/2009   100.00%          5/8/2006
 157   The Shoppes at the Creek                             1,741   1/31/2008   100.00%         5/25/2006
 158   Post Plaza Shopping Center                           2,148   3/31/2009   100.00%          4/1/2006
----------------------------------------------------------------------------------------------------------------------
 159   Hampton Inn - Meriden (Equity Inns)                                       64.10%         6/30/2006
 160   Circuit City - Florence, SC                                              100.00%         6/26/2006
 161   9343 North Loop                                      3,112  10/31/2006    92.27%         7/31/2006
 162   3829 Crenshaw Boulevard                              1,300   2/28/2011   100.00%          6/1/2006
 163   Hampton Inn - Austin (Equity Inns)                                        69.40%         6/30/2006
----------------------------------------------------------------------------------------------------------------------
 164   Owens Place                                          4,281   8/31/2010    90.49%          6/1/2006
 165   Canoga Plaza                                         1,800   1/31/2010   100.00%         7/26/2006
 166   Shops at Colony Crossing                             2,000   2/27/2011    91.69%          4/6/2006       4,908
 167   McKendree Garage                                                           0.00%
 168   Southwest Professional Plaza                         3,300   2/28/2010    95.63%          9/1/2006
----------------------------------------------------------------------------------------------------------------------
 169   Parkview Apartments                                                       98.21%         8/28/2006      93,000
 170   218 Knickerbocker Avenue                                                 100.00%         7/18/2006
 171   17 Maple Drive                                       2,250   8/31/2010   100.00%          4/1/2006
 172   Dairyland Square                                     8,619  12/31/2009    92.28%         4/21/2006
 173   Snug Harbor MHC                                                          100.00%          4/1/2006
----------------------------------------------------------------------------------------------------------------------
 174   Hampton Inn - Knoxville (Equity Inns)                                     73.60%         6/30/2006
 175   Crittenden Garage                                                         90.00%         1/31/2006
 176   Woodgate MHC                                                              99.29%          4/1/2006         353
 177   Central Plaza Retail                                 3,600   8/31/2008   100.00%          8/7/2006
 178   PBC Shell Lane                                                           100.00%         6/29/2006
----------------------------------------------------------------------------------------------------------------------
 179   Des Moines Portfolio- Robin Hill Apartments                              100.00%         5/31/2006
 180   Des Moines Portfolio - Plaza Manor Apartments                             99.29%         5/31/2006
 181   Brown's Creek Shopping Center                        6,630   4/30/2008    87.10%         9/11/2006
 182   50 Cutler Avenue                                     7,500   8/31/2009   100.00%          6/5/2006
 183   Boston Sports Club                                                       100.00%         3/31/2006
----------------------------------------------------------------------------------------------------------------------
 184   Oxmoor Ridge Apartments                                                   94.85%         5/31/2006
 185   AC Moore-Pennsdale                                                       100.00%          9/1/2006
 186   Des Moines Portfolio- Ingersoll Towers Apartments                         96.36%         5/31/2006
 187   Inland Center                                        2,280   3/31/2015   100.00%         7/12/2006
 188   Getzville Plaza                                      2,450   1/31/2010    84.81%          8/1/2006
----------------------------------------------------------------------------------------------------------------------
 189   Broadmark                                            1,000   8/31/2008   100.00%         7/20/2006
 190   Shoppes at Thomsen Mile                              2,400   5/31/2011    89.53%          8/1/2006
 191   Sentry Plaza                                         4,000  12/31/2008    89.07%         6/12/2006
 192   Des Moines Portfolio- Woodland West Apartments                            96.00%         5/31/2006
----------------------------------------------------------------------------------------------------------------------

                                                                                     MONTHLY                              UPFRONT
                                                                                   REPLACEMENT                             TI/LC
  ID   PROPERTY NAME                                                                 RESERVES                            RESERVES
----------------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio
 1.1   Ala Moana Center
 1.2   Ala Moana Building
 1.3   Ala Moana Pacific Center
 1.4   Ala Moana Plaza
----------------------------------------------------------------------------------------------------------------------------------
  2    ShopKo Portfolio
 2.1   10808 South 132nd Street
 2.2   700 Pilgrim Way
 2.3   1717 Lawrence Drive
 2.4   301 Bay Park Square
----------------------------------------------------------------------------------------------------------------------------------
 2.5   55 Lake Boulevard
 2.6   217 West Ironwood Drive
 2.7   1001 East Gowen Road
 2.8   801 West Central Entrance (Highway 53)
 2.9   4161 Second Street South (Highway 23)
----------------------------------------------------------------------------------------------------------------------------------
 2.10  7401 Mineral Point Road
 2.11  1000 West Northland Avenue
 2.12  2201 Zeier Road
 2.13  1850 Madison Avenue
 2.14  2820 Highway 63 South
----------------------------------------------------------------------------------------------------------------------------------
 2.15  3708 Highway 63 North
 2.16  3200 Broadway Street
 2.17  2430 East Mason Street
 2.18  867 North Columbia Center Boulevard
 2.19  14445 West Center Road
----------------------------------------------------------------------------------------------------------------------------------
 2.20  5646 North 90th Street
 2.21  616 West Johnson Street
 2.22  1150 West Washington Street
 2.23  1601 West 41st Street
 2.24  1845 Haines Avenue
----------------------------------------------------------------------------------------------------------------------------------
 2.25  699 Green Bay Road
 2.26  955 West Clairemont Avenue
 2.27  1100 East Riverview Expressway
 2.28  2510 South Reserve Street
 2.29  1300 Koeller Street
----------------------------------------------------------------------------------------------------------------------------------
 2.30  800 East Maes Street
 2.31  North 9520 Newport Highway
 2.32  4801 Washington Avenue
 2.33  4515 South Regal Street
 2.34  1306 North Central Avenue
----------------------------------------------------------------------------------------------------------------------------------
 2.35  2500 US Highway 14
 2.36  1209 18th Avenue Northwest
 2.37  501 Highway 10 Southeast
 2.38  1400 Big Thunder Boulevard
 2.39  2101 West Broadway
----------------------------------------------------------------------------------------------------------------------------------
 2.40  2208 North Webb Road
 2.41  5300 52nd Street
 2.42  905 South 24th Street West
 2.43  701 South Church Street
 2.44  1964 West Morton Avenue
----------------------------------------------------------------------------------------------------------------------------------
 2.45  4200 South 27th Street
 2.46  1710 South Main Street
 2.47  1578 Appleton Road
 2.48  2761 Prairie Avenue
 2.49  9366 State Highway 16
----------------------------------------------------------------------------------------------------------------------------------
 2.50  2602 Shopko Drive
 2.51  518 South Taylor Drive
 2.52  1553 West 9000 South
 2.53  2290 South 1300 East
 2.54  405 Cottonwood Drive
----------------------------------------------------------------------------------------------------------------------------------
 2.55  5801 Summit View Avenue
 2.56  1900 North Main Street
 2.57  1771 Wisconsin Avenue
 2.58  4344 Mormon Coulee Road (State Highway 14)
 2.59  1200 Susan Drive
----------------------------------------------------------------------------------------------------------------------------------
 2.60  2677 South Prairie View Road
 2.61  230 North Wisconsin Street
 2.62  3415 Calumet Avenue
 2.63  700 9th Avenue Southeast
 2.64  1105 East Grand Avenue
----------------------------------------------------------------------------------------------------------------------------------
 2.65  1200 Main Street (State Highway 10)
 2.66  125 Main Street
 2.67  190 South 500 West
 2.68  500 North Highway 281
 2.69  301 Northwest Bypass
----------------------------------------------------------------------------------------------------------------------------------
 2.70  3101 North Montana Avenue
 2.71  South 1450 Grand Avenue
 2.72  500 South Carpenter Avenue
 2.73  4060 Riverdale Road
 2.74  615 South Monroe
----------------------------------------------------------------------------------------------------------------------------------
 2.75  1150 North Main Street
 2.76  2655 Broadway Avenue
 2.77  4850 West 3500 South
 2.78  1001 South Highway 15 (State Street)
 2.79  1450 East Geneva Street
----------------------------------------------------------------------------------------------------------------------------------
 2.80  601 Galvin Road South
 2.81  1018 Washington Boulevard
 2.82  1777 Paulson Road
 2.83  405 West 8th Street
 2.84  2610 North Bridge Avenue
----------------------------------------------------------------------------------------------------------------------------------
 2.85  2005 Krenzien Drive
 2.86  510 East Philip Avenue
 2.87  2530 First Avenue North
 2.88  1755 North Humiston Avenue
 2.89  2100 Caldwell Boulevard
----------------------------------------------------------------------------------------------------------------------------------
 2.90  900 West Memorial Drive
 2.91  2741 Roosevelt Street
 2.92  2266 North University Parkway
 2.93  1649 Pole Line Road East
 2.94  320 County Road O
----------------------------------------------------------------------------------------------------------------------------------
 2.95  4215 Yellowstone Highway
 2.96  800 East 17th Street
 2.97  1350 North Galena Avenue
 2.98  1600 Rose Street
 2.99  2530 Rudkin Road
----------------------------------------------------------------------------------------------------------------------------------
2.100  555 West South Street
2.101  955 North Main Street
2.102  1341 North Main Street
2.103  747 South Main Street
2.104  1425 Janesville Avenue
----------------------------------------------------------------------------------------------------------------------------------
2.105  2120 Thain Grade
2.106  3705 Monroe Road
2.107  2585 Lineville Road
2.108  1190 North 6th Street
2.109  1450 West Main Avenue
----------------------------------------------------------------------------------------------------------------------------------
2.110  East 13414 Sprague Avenue
2.111  313 North Roosevelt Avenue
2.112  1011 North Wisconsin Street
  3    High Point Furniture Mart
  4    InterContinental Boston Hotel
----------------------------------------------------------------------------------------------------------------------------------
  5    Fair Lakes Office Portfolio                                                                                       2,943,739
 5.1   Hyatt Plaza
 5.2   Fair Lakes VII
 5.3   Fair Lakes II
 5.4   Fair Lakes I
 5.5   Fair Lakes Court North
 5.6   Fair Lakes Court South
 5.7   Fair Lakes V
 5.8   Fair Lakes IV
 5.9   Fair Lakes III
----------------------------------------------------------------------------------------------------------------------------------
  6    Two Gateway                                                                                                       4,018,937
  7    1111 Marcus Avenue                                                                                               11,203,559
  8    White Plains Plaza                                                                                       10,540
  9    The Hay-Adams                                               2% of Operating Income in 2006 (currently $41,635),
                                                                   3% in 2007, 4% thereafter
  10   660 South Figueroa Tower                                                                                  4,650   1,000,000
----------------------------------------------------------------------------------------------------------------------------------
  11   Washington Business Park                                                                                  8,044     236,064
  12   Greendale Mall
  13   Mills Building
  14   Lightstone MI Tranche I                                                                                  25,425
 14.1  Scotsdale
----------------------------------------------------------------------------------------------------------------------------------
 14.2  Carriage Park
 14.3  Macomb Manor
 14.4  Carriage Hill
  15   Village at Century                                                                                        2,187     108,000
  16   One Cabot Road Office                                                                                     3,205
----------------------------------------------------------------------------------------------------------------------------------
  17   St. Ives Apartments                                                                                       9,245
  18   Waterfront Hilton                                                                                        86,603
  19   Crossroads Retail (PA)                                                                                            3,213,676
  20   Holiday Inn Dulles                                                                                       45,463
  21   Northrop Grumman Office Building
----------------------------------------------------------------------------------------------------------------------------------
  22   Empirian Highland                                                                                         5,150
  23   Circle Point                                                                                              4,533     600,000
  24   6100 Executive Boulevard                                                                                  2,071
  25   Embassy Suites - SeaTac                                                                    3% of Gross Revenues
  26   Empirian Waterford Landing                                                                                4,334
----------------------------------------------------------------------------------------------------------------------------------
  27   Tennyson Office Center                                                                                    3,075     750,000
  28   Village at Bexley                                                                                        13,291
  29   Empirian Wildewood                                                                                        4,000
  30   Corsair Building                                                                                          1,029
  31   Home Depot Jersey City
----------------------------------------------------------------------------------------------------------------------------------
  32   Fox Point in Old Farm Apartments
  33   Cypress Lakes Apartments                                                                                  5,888
  34   Hilton - Northbrook
  35   Douglas Avenue Portfolio                                                                                  3,187     250,000
  36   Springs Industries Pool 3
----------------------------------------------------------------------------------------------------------------------------------
 36.1  Springs Industries Calhoun
 36.2  Springs Industries Dalton
 36.3  Springs Industries Piedmont
  37   Plaza Colonial                                                                                                    1,549,746
  38   Diamond Bar Portfolio                                                                                     2,020   1,500,000
----------------------------------------------------------------------------------------------------------------------------------
 38.1  21015 & 21073 Pathfinder Road
 38.2  1400 Montefino Avenue
  39   Briarcliff Corporate Campus                                                                               2,105
  40   Enterprise Drive Distribution Center                                                                      2,909
  41   Paces Park Apartments                                                                                     4,167
----------------------------------------------------------------------------------------------------------------------------------
  42   Healthpoint Wellness Center                                                                               1,656
  43   234 East Colorado Office                                                                                  1,329
  44   Keystone Industrial Park
  45   Courtyard by Marriott Penn Square                                                                        18,291
  46   Springs Industries Pool 1
----------------------------------------------------------------------------------------------------------------------------------
 46.1  460 Beaver Creek Drive
 46.2  8467 & 8601 Route 405 South
 46.3  2251 Catawba River Road
 46.4  1560 Industrial Boulevard
 46.5  765 1/2 South Erwin Street
----------------------------------------------------------------------------------------------------------------------------------
  47   The Bridge
  48   501 Continental Blvd                                                                                              4,595,370
  49   InterContinental Boston Parking
  50   Moody Texas Hotel Portfolio                                                                4% of gross revenues
 50.1  TownePlace Suites Dallas Plano
----------------------------------------------------------------------------------------------------------------------------------
 50.2  Hampton Inn I-10 West
 50.3  Homewood Suites Bedford
  51   Mearns Park                                                                                               6,810
  52   The Court Apartments                                                                                      4,032
  53   Summit Square Retail Plaza
----------------------------------------------------------------------------------------------------------------------------------
  54   Millville Town Center
  55   Mission Briley Parkway Apartments                                                                         4,290
  56   Doylestown Office Building                                                                                1,365
  57   Crums Mill Portfolio                                                                                      2,056     400,000
  58   300 Westage Business Center                                                                               1,497
----------------------------------------------------------------------------------------------------------------------------------
  59   Mi Pueblo Shopping Center                                                                                 1,699     250,000
  60   Morrison Building
  61   Lakeview Office Center                                                                                    1,652
  62   Golden Wheel Manufactured Housing Community                                                                 829
  63   Presbyterian Allen MOB II                                                                                   776     570,000
----------------------------------------------------------------------------------------------------------------------------------
  64   Shops at Dowlen                                                                                           1,387
  65   Jetplex Circle Business Park                                                                              2,588     179,850
  66   Doubletree - Alsip
  67   Coastal Building                                                                                          1,076
  68   Hampton Inn & Suites - Santa Ana                    2% of gross revenues (4% of gross revenues after 24 months)
----------------------------------------------------------------------------------------------------------------------------------
  69   Prescott Lakes Apartments                                                                                 2,563
  70   Mission Battleground Park                                                                                 4,220
  71   The Winston Lofts                                                                                         1,605
  72   Broadmoor Country Club                                                                                    6,710
  73   Delray Town Center                                                                                          723
----------------------------------------------------------------------------------------------------------------------------------
  74   Bare Cove Office Park                                                                                     1,515
  75   Plaza at Coral Springs                                                                                    1,779      55,000
  76   Heron Building                                                                                              930     200,000
  77   ITT Building Portfolio                                                                                    2,181     500,000
 77.1  ITT Building
----------------------------------------------------------------------------------------------------------------------------------
 77.2  Centura Office
 77.3  Military Circle East Building
  78   One Corporate Plaza                                                                                       1,923     245,781
  79   Avondale Village                                                                                            490   3,169,644
  80   Carmax
----------------------------------------------------------------------------------------------------------------------------------
  81   Cartersville Physicians Center                                                                            1,086     400,000
  82   Holiday Inn - El Paso
  83   University Plains Apartments                                                                              3,624
  84   80 Field Point Road
  85   Devon Professional Ctr and Pier One                                                                         571
----------------------------------------------------------------------------------------------------------------------------------
 85.1  Devon Professional Buildings
 85.2  Pier 1 Imports
  86   1700-1710 Connecticut Avenue                                                                                492
  87   Forest Ridge Apartments                                                                                   5,125
  88   Courtyard by Marriott - West Homestead                                                                   10,750
----------------------------------------------------------------------------------------------------------------------------------
  89   Bank of America Plaza                                                                                     1,402
  90   Rite Aid (Pittsburgh)                                                                                       418
  91   Comfort Inn - Jacksonville (Equity Inns)
  92   Sequoia Business Park                                                                                                34,246
  93   Residence Inn - Raleigh                                                                                  10,997
----------------------------------------------------------------------------------------------------------------------------------
  94   2020 Hurley Way                                                                                           1,112
  95   Wickes Furniture
  96   The Cascades                                                                                              1,080     200,000
  97   Jersey Boulevard                                                                                          1,063     100,000
  98   Macdade Terrace Apartments                                                                                3,333
----------------------------------------------------------------------------------------------------------------------------------
  99   Courtyard - Altoona                                                                                       8,400
 100   2296 Henderson Mill                                                                                       1,233     225,000
 101   Levitz Hawthorne - Wilkie and 120th                                                                         700     200,000
 102   Northport Corners Shopping Center                                                                         2,138
 103   Century City Central Plant
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 104   Homestead Garden Apartments                                                                               2,083
 105   Kress Payless Building                                                                                      805
 106   Hampton Inn - Naperville (Equity Inns)
 107   Hampton Inn - Ann Arbor (Equity Inns)
 108   Spectrum Centre                                                                                             948
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 109   2515 Shader Road Industrial                                                                               2,739     150,000
 110   Namco Plaza                                                                                               1,272
 111   Mission Stadler Place Apartments                                                                          1,248
 112   Sun Center                                                                                                2,175
 113   Burleson Shopping Center                                                                                  1,716     160,000
----------------------------------------------------------------------------------------------------------------------------------
 114   Residence Inn - Milford                                                                                   3,515
 115   Springpointe Executive Center                                                                               714
 116   Hampton Inn - Indianapolis (Equity Inns)
 117   Brookdale Shopping Center                                                                                 1,089
 118   Holiday Inn Express and Suites                                                             4% of gross revenues
----------------------------------------------------------------------------------------------------------------------------------
 119   Palo Verde Square                                                                                           439
 120   Audubon Park Apartments                                                                                   4,563
 121   44-01 21st Street                                                                                                   250,000
 122   Ross Plaza                                                                                                  971
 123   Dillards - Cincinnati, OH
----------------------------------------------------------------------------------------------------------------------------------
 124   Broad Bay Country Club                                                                                    7,058
 125   1325 E Flamingo                                                                                             839
 126   SpringHill Suites - Manchester Airport                                                                    8,167
 127   Gallery Row                                                                                                 274
 128   Borders Books - Montclair
----------------------------------------------------------------------------------------------------------------------------------
 129   Mercado del Lago
 130   611 Church Street                                                                                           348
 131   TownePlace Suites - Manchester                                                                            6,373
 132   Hampton Inn - Milford (Equity Inns)
 133   North Park Place Apartments                                                                               2,771
----------------------------------------------------------------------------------------------------------------------------------
 134   Des Moines Portfolio- Crescent Chase Apartments                                                           2,500
 135   Sierra Court Shopping Center                                                                              1,404
 136   Rimrock Plaza                                                                                               860      77,360
 137   Unity Health and Resource Center                                                                            808     300,000
 138   St. Joseph Medical Plaza                                                                                    711     135,738
----------------------------------------------------------------------------------------------------------------------------------
 139   Des Moines Portfolio - Colonial Village Apartments                                                        4,046
 140   516 - 544 Raymond Boulevard                                                                                 199         286
 141   Henrietta Shopping Center                                                                                 1,616
 142   Fairfield Inn & Suites - Butler                                                                           5,400
 143   Colonial Crossing Retail                                                                                    384
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 144   Jackson Pediatrics                                                                                          444
 145   Courtyard by Marriott - Raleigh                                                                           7,895
 146   Monsey Marketplace                                                                                          329
 147   Cross Creek Retail (IN)                                                                                   1,346
 148   CVS - Watertown, MA
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 149   Palmetto Glades Retail                                                                                      530
 150   Presque Isle and Eastern Ave
 151   Forest Park MHC                                                                                             958
 152   Square Barn Commons                                                                                         276
 153   Hampton Inn - College Station (Equity Inns)
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 154   Atlanthub                                                                                                   547     350,000
 155   Walgreens (Garden Grove)
 156   Aztec Square                                                                                                324
 157   The Shoppes at the Creek                                                                                    201
 158   Post Plaza Shopping Center                                                                                  276
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 159   Hampton Inn - Meriden (Equity Inns)
 160   Circuit City - Florence, SC
 161   9343 North Loop                                                                                             780
 162   3829 Crenshaw Boulevard                                                                                     128
 163   Hampton Inn - Austin (Equity Inns)
----------------------------------------------------------------------------------------------------------------------------------
 164   Owens Place
 165   Canoga Plaza                                                                                                256
 166   Shops at Colony Crossing                                                                                             43,556
 167   McKendree Garage                                                                                            435
 168   Southwest Professional Plaza                                                                                712
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 169   Parkview Apartments                                                                                       2,335
 170   218 Knickerbocker Avenue                                                                                    315
 171   17 Maple Drive                                                                                              276
 172   Dairyland Square                                                                                          1,810
 173   Snug Harbor MHC                                                                                             500
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 174   Hampton Inn - Knoxville (Equity Inns)
 175   Crittenden Garage                                                                                           852
 176   Woodgate MHC                                                                                                353
 177   Central Plaza Retail                                                                                        546      30,000
 178   PBC Shell Lane                                                                                              500
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 179   Des Moines Portfolio- Robin Hill Apartments                                                               2,321
 180   Des Moines Portfolio - Plaza Manor Apartments                                                             3,369
 181   Brown's Creek Shopping Center                                                                               954     345,000
 182   50 Cutler Avenue                                                                                            525
 183   Boston Sports Club                                                                                          452
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 184   Oxmoor Ridge Apartments                                                                                   2,021
 185   AC Moore-Pennsdale                                                                                          175
 186   Des Moines Portfolio- Ingersoll Towers Apartments                                                         1,500
 187   Inland Center                                                                                               309
 188   Getzville Plaza                                                                                             542
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 189   Broadmark                                                                                                   180     175,000
 190   Shoppes at Thomsen Mile
 191   Sentry Plaza                                                                                                201
 192   Des Moines Portfolio- Woodland West Apartments                                                            1,509
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                                                            MONTHLY   UPFRONT    MONTHLY   UPFRONT    MONTHLY     UPFRONT
                                                            TI/LC       TAX       TAX     INSURANCE  INSURANCE  ENGINEERING
  ID   PROPERTY NAME                                       RESERVES   RESERVES  RESERVES   RESERVES   RESERVES    RESERVE
---------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio
 1.1   Ala Moana Center
 1.2   Ala Moana Building
 1.3   Ala Moana Pacific Center
 1.4   Ala Moana Plaza
  2    ShopKo Portfolio                                                                                            482,265
 2.1   10808 South 132nd Street
 2.2   700 Pilgrim Way                                                                                               3,875
 2.3   1717 Lawrence Drive
 2.4   301 Bay Park Square
 2.5   55 Lake Boulevard
 2.6   217 West Ironwood Drive
 2.7   1001 East Gowen Road
 2.8   801 West Central Entrance (Highway 53)
 2.9   4161 Second Street South (Highway 23)                                                                        16,625
2.10   7401 Mineral Point Road
2.11   1000 West Northland Avenue
2.12   2201 Zeier Road                                                                                               2,188
2.13   1850 Madison Avenue                                                                                          15,000
2.14   2820 Highway 63 South                                                                                      6,250.00
2.15   3708 Highway 63 North                                                                                         8,550
2.16   3200 Broadway Street
2.17   2430 East Mason Street
2.18   867 North Columbia Center Boulevard                                                                           9,194
2.19   14445 West Center Road
2.20   5646 North 90th Street                                                                                        3,125
2.21   616 West Johnson Street
2.22   1150 West Washington Street                                                                                  13,906
2.23   1601 West 41st Street
2.24   1845 Haines Avenue
2.25   699 Green Bay Road
2.26   955 West Clairemont Avenue
2.27   1100 East Riverview Expressway
2.28   2510 South Reserve Street                                                                                     1,875
2.29   1300 Koeller Street
2.30   800 East Maes Street                                                                                         21,250
2.31   North 9520 Newport Highway                                                                                   12,125
2.32   4801 Washington Avenue
2.33   4515 South Regal Street
2.34   1306 North Central Avenue                                                                                     2,750
2.35   2500 US Highway 14
2.36   1209 18th Avenue Northwest
2.37   501 Highway 10 Southeast                                                                                     10,313
2.38   1400 Big Thunder Boulevard                                                                                   16,000
2.39   2101 West Broadway
2.40   2208 North Webb Road                                                                                          6,250
2.41   5300 52nd Street                                                                                              3,125
2.42   905 South 24th Street West                                                                                    2,500
2.43   701 South Church Street                                                                                       2,250
2.44   1964 West Morton Avenue                                                                                       4,063
2.45   4200 South 27th Street                                                                                        7,500
2.46   1710 South Main Street
2.47   1578 Appleton Road
2.48   2761 Prairie Avenue                                                                                           1,250
2.49   9366 State Highway 16
2.50   2602 Shopko Drive
2.51   518 South Taylor Drive
2.52   1553 West 9000 South
2.53   2290 South 1300 East                                                                                          4,000
2.54   405 Cottonwood Drive                                                                                         22,563
2.55   5801 Summit View Avenue                                                                                      72,698
2.56   1900 North Main Street
2.57   1771 Wisconsin Avenue
2.58   4344 Mormon Coulee Road (State Highway 14)
2.59   1200 Susan Drive                                                                                             21,238
2.60   2677 South Prairie View Road                                                                                  4,688
2.61   230 North Wisconsin Street                                                                                    6,250
2.62   3415 Calumet Avenue
2.63   700 9th Avenue Southeast
2.64   1105 East Grand Avenue
2.65   1200 Main Street (State Highway 10)
2.66   125 Main Street                                                                                               7,813
2.67   190 South 500 West                                                                                            1,250
2.68   500 North Highway 281
2.69   301 Northwest Bypass                                                                                          2,881
2.70   3101 North Montana Avenue                                                                                     1,875
2.71   South 1450 Grand Avenue
2.72   500 South Carpenter Avenue                                                                                   13,250
2.73   4060 Riverdale Road                                                                                           4,250
2.74   615 South Monroe
2.75   1150 North Main Street
2.76   2655 Broadway Avenue
2.77   4850 West 3500 South                                                                                         10,111
2.78   1001 South Highway 15 (State Street)
2.79   1450 East Geneva Street
2.80   601 Galvin Road South                                                                                         3,125
2.81   1018 Washington Boulevard
2.82   1777 Paulson Road                                                                                             7,813
2.83   405 West 8th Street                                                                                          13,125
2.84   2610 North Bridge Avenue
2.85   2005 Krenzien Drive
2.86   510 East Philip Avenue                                                                                       12,250
2.87   2530 First Avenue North                                                                                       1,875
2.88   1755 North Humiston Avenue
2.89   2100 Caldwell Boulevard                                                                                      17,500
2.90   900 West Memorial Drive                                                                                       6,731
2.91   2741 Roosevelt Street
2.92   2266 North University Parkway
2.93   1649 Pole Line Road East                                                                                     21,856
2.94   320 County Road O
2.95   4215 Yellowstone Highway                                                                                     14,000
2.96   800 East 17th Street
2.97   1350 North Galena Avenue                                                                                      3,688
2.98   1600 Rose Street                                                                                              1,250
2.99   2530 Rudkin Road                                                                                              3,250
2.100  555 West South Street                                                                                         4,813
2.101  955 North Main Street                                                                                         1,625
2.102  1341 North Main Street                                                                                        1,250
2.103  747 South Main Street
2.104  1425 Janesville Avenue                                                                                        1,250
2.105  2120 Thain Grade
2.106  3705 Monroe Road
2.107  2585 Lineville Road
2.108  1190 North 6th Street                                                                                        22,788
2.109  1450 West Main Avenue
2.110  East 13414 Sprague Avenue                                                                                     1,250
2.111  313 North Roosevelt Avenue
2.112  1011 North Wisconsin Street
  3    High Point Furniture Mart
  4    InterContinental Boston Hotel                                 1,490,407
  5    Fair Lakes Office Portfolio
 5.1   Hyatt Plaza
 5.2   Fair Lakes VII
 5.3   Fair Lakes II
 5.4   Fair Lakes I
 5.5   Fair Lakes Court North
 5.6   Fair Lakes Court South
 5.7   Fair Lakes V
 5.8   Fair Lakes IV
 5.9   Fair Lakes III
  6    Two Gateway                                                     500,424   250,212   256,640     28,516
  7    1111 Marcus Avenue                                              137,941    68,815   196,396     28,057
  8    White Plains Plaza                                   58,554     464,775   130,176                            22,500
  9    The Hay-Adams                                                    82,743    41,372    10,000     25,766
 10    660 South Figueroa Tower                             29,063     356,728    71,346    19,902      6,634
 11    Washington Business Park                             28,389     181,032    60,344    24,929      8,310      102,188
 12    Greendale Mall
 13    Mills Building
 14    Lightstone MI Tranche I                                          98,952    98,952    53,790     13,448      850,527
14.1   Scotsdale
14.2   Carriage Park
14.3   Macomb Manor
14.4   Carriage Hill
 15    Village at Century                                              203,263    33,877
 16    One Cabot Road Office                                                      51,461    53,807      7,687
 17    St. Ives Apartments                                             212,870    35,478    77,435     15,385       30,438
 18    Waterfront Hilton                                                          43,144               42,046
 19    Crossroads Retail (PA)                                           66,410    20,940
 20    Holiday Inn Dulles                                               36,241    18,120    69,017      6,902       28,739
 21    Northrop Grumman Office Building                     15,294
 22    Empirian Highland                                               229,556    19,130    44,064      4,896
 23    Circle Point                                         22,667     112,652   112,652     3,686      3,686
 24    6100 Executive Boulevard                                         40,362    20,181     9,898      1,980
 25    Embassy Suites - SeaTac                                          51,784    17,261
 26    Empirian Waterford Landing                                       36,755    18,378    40,972      4,553
 27    Tennyson Office Center                               17,425     458,328    50,925     3,310      3,310
 28    Village at Bexley                                               169,995    33,999   222,848     18,571      277,875
 29    Empirian Wildewood                                              349,995    29,167    37,643      4,183
 30    Corsair Building                                     15,978     162,714    17,589    31,731      4,533
 31    Home Depot Jersey City                                           68,426
 32    Fox Point in Old Farm Apartments                                133,911    13,391    31,803      6,369       94,375
 33    Cypress Lakes Apartments                                        235,038    23,504    21,668     12,464
 34    Hilton - Northbrook
 35    Douglas Avenue Portfolio                                        212,394    26,550       471      4,782
 36    Springs Industries Pool 3
36.1   Springs Industries Calhoun
36.2   Springs Industries Dalton
36.3   Springs Industries Piedmont
 37    Plaza Colonial                                        5,870     193,294    38,659     3,650      1,804
 38    Diamond Bar Portfolio                                            92,563    18,513     8,898      4,449
38.1   21015 & 21073 Pathfinder Road
38.2   1400 Montefino Avenue
 39    Briarcliff Corporate Campus                          10,525     221,179    42,986     8,348      4,174       29,875
 40    Enterprise Drive Distribution Center                  5,818     194,280    32,380   101,113      8,426      601,909
 41    Paces Park Apartments                                           106,744    26,686    12,555      6,112
 42    Healthpoint Wellness Center                                      59,054    29,527
 43    234 East Colorado Office                              8,714      55,537    13,884    20,961
 44    Keystone Industrial Park
 45    Courtyard by Marriott Penn Square                                 9,537     8,754    42,608      4,177
 46    Springs Industries Pool 1
46.1   460 Beaver Creek Drive
46.2   8467 & 8601 Route 405 South
46.3   2251 Catawba River Road
46.4   1560 Industrial Boulevard
46.5   765 1/2 South Erwin Street
 47    The Bridge
 48    501 Continental Blvd
 49    InterContinental Boston Parking                                  52,591    10,518     4,223      4,223
 50    Moody Texas Hotel Portfolio                                     239,477    29,935    38,825      7,765       44,750
50.1   TownePlace Suites Dallas Plano
50.2   Hampton Inn I-10 West
50.3   Homewood Suites Bedford
 51    Mearns Park                                           7,567      27,124    12,850    42,860      3,504      155,360
 52    The Court Apartments                                             52,942     8,824     5,099      5,099
 53    Summit Square Retail Plaza                                       24,410    24,410     5,335      2,668       26,875
 54    Millville Town Center
 55    Mission Briley Parkway Apartments                               194,661    24,333    36,388      6,613      695,490
 56    Doylestown Office Building                            6,821     105,327    11,096    17,701      1,750
 57    Crums Mill Portfolio                                  8,727     134,926    16,866     1,208      1,208
 58    300 Westage Business Center                          12,195     215,588    24,162     2,789      2,789       98,750
 59    Mi Pueblo Shopping Center                             4,247      96,004    19,201    21,700      1,809      189,063
 60    Morrison Building
 61    Lakeview Office Center                                           83,850     8,385    14,481      2,896
 62    Golden Wheel Manufactured Housing Community                     124,432    15,554     6,666      1,922
 63    Presbyterian Allen MOB II                             5,172     145,204    13,201     8,498      1,214
 64    Shops at Dowlen                                       4,392     304,577    30,458   100,000                   6,875
 65    Jetplex Circle Business Park                          7,892      77,636     7,058     8,810      2,937
 66    Doubletree - Alsip
 67    Coastal Building                                      6,883     143,405    13,037    56,073      7,009       14,529
 68    Hampton Inn & Suites - Santa Ana                                 45,664    15,221    53,819      5,382       10,125
 69    Prescott Lakes Apartments                                         9,428     3,143     3,448      1,724
 70    Mission Battleground Park                                       101,492    12,687     3,926      2,860
 71    The Winston Lofts                                                46,603     6,658
 72    Broadmoor Country Club                                          133,371    26,674                            27,500
 73    Delray Town Center                                              166,900    20,862    23,194     11,597
 74    Bare Cove Office Park                                            19,770     9,885
 75    Plaza at Coral Springs                                5,741     139,248    17,406    76,581      6,467       26,125
 76    Heron Building                                        4,648                           3,501        389
 77    ITT Building Portfolio                                           11,451    11,451     8,247        825      280,235
77.1   ITT Building
77.2   Centura Office
77.3   Military Circle East Building
 78    One Corporate Plaza                                  10,560     210,179    21,018    34,198      3,109       31,250
 79    Avondale Village                                                 37,032     9,258       845        845
 80    Carmax
 81    Cartersville Physicians Center                        4,937      40,022     3,336     7,374      2,231       25,875
 82    Holiday Inn - El Paso                                           102,573    17,095    20,890      5,223
 83    University Plains Apartments                                    346,666    18,333    11,643      3,881
 84    80 Field Point Road                                                                                           1,500
 85    Devon Professional Ctr and Pier One                   3,055      36,442     8,688     4,749        432        3,813
85.1   Devon Professional Buildings
85.2   Pier 1 Imports
 86    1700-1710 Connecticut Avenue                          2,804      22,743    11,372    11,387      1,139
 87    Forest Ridge Apartments                                         134,152    12,196    16,131      1,613       45,000
 88    Courtyard by Marriott - West Homestead                           22,187    22,187     8,688      1,448
 89    Bank of America Plaza                                            38,468    38,468
 90    Rite Aid (Pittsburgh)                                 1,717     109,307    13,941     3,942      1,971
 91    Comfort Inn - Jacksonville (Equity Inns)                                                                     16,520
 92    Sequoia Business Park                                            90,313    11,289
 93    Residence Inn - Raleigh                                                     6,524                2,454
 94    2020 Hurley Way                                       3,335      44,733    11,183     1,109      1,109
 95    Wickes Furniture                                                                                            184,488
 96    The Cascades                                          7,117      50,624     6,328
 97    Jersey Boulevard                                                 30,419    10,140
 98    Macdade Terrace Apartments                                       73,030    18,258     7,047      3,524
 99    Courtyard - Altoona                                              25,809     5,162     7,948      1,325
 100   2296 Henderson Mill                                                         6,642       498        498
 101   Levitz Hawthorne - Wilkie and 120th
 102   Northport Corners Shopping Center                     4,627      42,363     6,052    19,737      1,974      250,000
 103   Century City Central Plant
 104   Homestead Garden Apartments                                       1,183     1,183    25,287      2,299
 105   Kress Payless Building                                2,103      27,356     4,559    12,006      1,334        2,571
 106   Hampton Inn - Naperville (Equity Inns)
 107   Hampton Inn - Ann Arbor (Equity Inns)                                                                        21,980
 108   Spectrum Centre                                       4,740      12,380    12,380     2,976        759
 109   2515 Shader Road Industrial                           5,737      99,266    12,408    26,394      2,845       92,500
 110   Namco Plaza                                           3,333      21,979    10,990                           126,875
 111   Mission Stadler Place Apartments                                 18,552     9,276     3,011      2,003
 112   Sun Center                                                       12,367     4,123    20,014      2,224       11,864
 113   Burleson Shopping Center                              5,865     128,606    12,861    44,462      4,446       19,388
 114   Residence Inn - Milford                                          14,000     8,608     3,000      1,720
 115   Springpointe Executive Center                         3,670      26,831     8,944       700        700
 116   Hampton Inn - Indianapolis (Equity Inns)
 117   Brookdale Shopping Center                             3,875
 118   Holiday Inn Express and Suites                                   61,272    12,254    14,646      1,976
 119   Palo Verde Square                                     2,225      16,610     3,322     1,026      1,026
 120   Audubon Park Apartments                                           7,381     1,230     4,051      2,026
 121   44-01 21st Street                                                41,650     8,330    28,879      2,334
 122   Ross Plaza                                            3,179      16,162     8,081     1,699      1,699
 123   Dillards - Cincinnati, OH                                                            18,504      1,542
 124   Broad Bay Country Club                                           18,938     3,788     3,923
 125   1325 E Flamingo                                                  12,165     3,041     1,683        842      211,800
 126   SpringHill Suites - Manchester Airport                           16,771    33,543     2,037      4,755
 127   Gallery Row                                           1,737      38,806     3,881     1,716        858
 128   Borders Books - Montclair                                                                                     4,375
 129   Mercado del Lago                                                 43,897    10,974    10,902      1,363
 130   611 Church Street                                     2,474      20,318     5,079     5,927      5,927
 131   TownePlace Suites - Manchester                                   11,667    24,000     1,602      4,000
 132   Hampton Inn - Milford (Equity Inns)                                                                          55,300
 133   North Park Place Apartments                                      32,095    16,048    48,725      4,060       17,808
 134   Des Moines Portfolio- Crescent Chase Apartments                 115,763    19,294     3,550      1,775
 135   Sierra Court Shopping Center                          5,541      56,810     9,468    10,340      2,068
 136   Rimrock Plaza                                                    16,607     8,303    15,178      1,265        6,250
 137   Unity Health and Resource Center                      8,333       5,082     5,082     5,439        906
 138   St. Joseph Medical Plaza                                         24,051     8,017     2,232      2,232
 139   Des Moines Portfolio - Colonial Village Apartments              110,764    18,461     5,730      2,865
 140   516 - 544 Raymond Boulevard                           1,435      36,848     7,370     4,071      2,036
 141   Henrietta Shopping Center                             5,385     104,363    14,909
 142   Fairfield Inn & Suites - Butler                                  22,090     5,523     5,973        996
 143   Colonial Crossing Retail                              1,071      15,219     3,044     1,561        780        2,985
 144   Jackson Pediatrics                                                                    2,178      1,089
 145   Courtyard by Marriott - Raleigh                                  28,920     4,131     5,987      1,497
 146   Monsey Marketplace                                      822      49,418     9,709     2,104        702       49,688
 147   Cross Creek Retail (IN)                               3,469      37,316     9,329     6,550      1,210       71,173
 148   CVS - Watertown, MA
 149   Palmetto Glades Retail                                2,879      51,233     8,539     5,313      2,657       15,438
 150   Presque Isle and Eastern Ave                                      5,118     2,559       909        454
 151   Forest Park MHC                                                  32,398    16,199     3,798      1,899       11,250
 152   Square Barn Commons                                   1,707                10,190       678        678
 153   Hampton Inn - College Station (Equity Inns)                                                                  38,040
 154   Atlanthub                                             2,731      10,570     1,510     3,323        554        4,375
 155   Walgreens (Garden Grove)
 156   Aztec Square                                            993      17,944     4,486       463        463
 157   The Shoppes at the Creek                              1,337      12,659     3,165       804        804
 158   Post Plaza Shopping Center                            1,358       8,775     8,775     1,533      1,533
 159   Hampton Inn - Meriden (Equity Inns)
 160   Circuit City - Florence, SC                                                             259        259
 161   9343 North Loop                                       3,072      51,901     5,767     5,632        469
 162   3829 Crenshaw Boulevard                                 806      26,162     5,233     4,667        467
 163   Hampton Inn - Austin (Equity Inns)                                                                           17,020
 164   Owens Place                                                      12,787     1,827     1,773
 165   Canoga Plaza                                            960       9,149     2,288     8,200        684       80,188
 166   Shops at Colony Crossing                                          5,017     2,508     3,890        486
 167   McKendree Garage                                                                      5,516        919
 168   Southwest Professional Plaza                          3,390      12,184     6,092     1,356        678      226,019
 169   Parkview Apartments                                               4,125     4,125     4,233      2,117      117,325
 170   218 Knickerbocker Avenue                                741      11,110     3,704     7,667      1,077       12,188
 171   17 Maple Drive                                        1,535      53,685    13,421
 172   Dairyland Square                                      5,238       7,405     7,405    39,837      3,320      167,500
 173   Snug Harbor MHC                                                  26,826     8,942     1,068        534
 174   Hampton Inn - Knoxville (Equity Inns)
 175   Crittenden Garage                                                11,581    11,580     2,803        350       21,550
 176   Woodgate MHC                                                     13,089     1,870
 177   Central Plaza Retail                                             18,344     2,621     2,541      1,271
 178   PBC Shell Lane                                        1,473       8,287     5,114     3,212        459
 179   Des Moines Portfolio- Robin Hill Apartments                      65,265    10,878     2,494      1,247
 180   Des Moines Portfolio - Plaza Manor Apartments                    58,380     9,730     4,962      2,481
 181   Brown's Creek Shopping Center                         2,476       2,666     2,666     3,404        681      480,000
 182   50 Cutler Avenue                                      1,265      21,904     7,301     2,052      1,026      164,945
 183   Boston Sports Club                                                                                            9,938
 184   Oxmoor Ridge Apartments                                          28,485     3,561    17,938      2,563        9,375
 185   AC Moore-Pennsdale                                      873      43,926              15,000
 186   Des Moines Portfolio- Ingersoll Towers Apartments                66,912    11,152     3,546      1,773
 187   Inland Center                                         1,540      27,498     5,500     2,135        712       50,875
 188   Getzville Plaza                                       2,047      30,185     5,378     2,118      1,059       76,250
 189   Broadmark                                             1,195      14,622     2,089     3,104        518
 190   Shoppes at Thomsen Mile                                           7,513     3,757       598        299
 191   Sentry Plaza                                            969      12,919     3,230     1,949        974
 192   Des Moines Portfolio- Woodland West Apartments                   31,272     5,212     1,344        672

                                                                                                   OTHER
                                                              OTHER                               RESERVES
 ID    PROPERTY NAME                                        RESERVES                            DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio
 1.1   Ala Moana Center
 1.2   Ala Moana Building
 1.3   Ala Moana Pacific Center
 1.4   Ala Moana Plaza
  2    ShopKo Portfolio                                     1,946,250  Burlington Reserve (1,790,000.00), Environmental Required
                                                                       Repairs (156,250.00)
 2.1   10808 South 132nd Street
 2.2   700 Pilgrim Way
 2.3   1717 Lawrence Drive
 2.4   301 Bay Park Square
 2.5   55 Lake Boulevard
 2.6   217 West Ironwood Drive
 2.7   1001 East Gowen Road
 2.8   801 West Central Entrance (Highway 53)
 2.9   4161 Second Street South (Highway 23)
2.10   7401 Mineral Point Road
2.11   1000 West Northland Avenue
2.12   2201 Zeier Road
2.13   1850 Madison Avenue
2.14   2820 Highway 63 South
2.15   3708 Highway 63 North
2.16   3200 Broadway Street
2.17   2430 East Mason Street
2.18   867 North Columbia Center Boulevard
2.19   14445 West Center Road
2.20   5646 North 90th Street
2.21   616 West Johnson Street
2.22   1150 West Washington Street
2.23   1601 West 41st Street
2.24   1845 Haines Avenue
2.25   699 Green Bay Road
2.26   955 West Clairemont Avenue
2.27   1100 East Riverview Expressway
2.28   2510 South Reserve Street
2.29   1300 Koeller Street
2.30   800 East Maes Street
2.31   North 9520 Newport Highway
2.32   4801 Washington Avenue
2.33   4515 South Regal Street
2.34   1306 North Central Avenue
2.35   2500 US Highway 14
2.36   1209 18th Avenue Northwest
2.37   501 Highway 10 Southeast
2.38   1400 Big Thunder Boulevard
2.39   2101 West Broadway
2.40   2208 North Webb Road
2.41   5300 52nd Street
2.42   905 South 24th Street West
2.43   701 South Church Street
2.44   1964 West Morton Avenue
2.45   4200 South 27th Street
2.46   1710 South Main Street
2.47   1578 Appleton Road
2.48   2761 Prairie Avenue
2.49   9366 State Highway 16
2.50   2602 Shopko Drive
2.51   518 South Taylor Drive
2.52   1553 West 9000 South
2.53   2290 South 1300 East
2.54   405 Cottonwood Drive
2.55   5801 Summit View Avenue
2.56   1900 North Main Street
2.57   1771 Wisconsin Avenue
2.58   4344 Mormon Coulee Road (State Highway 14)
2.59   1200 Susan Drive
2.60   2677 South Prairie View Road
2.61   230 North Wisconsin Street
2.62   3415 Calumet Avenue
2.63   700 9th Avenue Southeast
2.64   1105 East Grand Avenue
2.65   1200 Main Street (State Highway 10)
2.66   125 Main Street
2.67   190 South 500 West
2.68   500 North Highway 281
2.69   301 Northwest Bypass
2.70   3101 North Montana Avenue
2.71   South 1450 Grand Avenue
2.72   500 South Carpenter Avenue
2.73   4060 Riverdale Road
2.74   615 South Monroe
2.75   1150 North Main Street
2.76   2655 Broadway Avenue
2.77   4850 West 3500 South
2.78   1001 South Highway 15 (State Street)
2.79   1450 East Geneva Street
2.80   601 Galvin Road South
2.81   1018 Washington Boulevard
2.82   1777 Paulson Road
2.83   405 West 8th Street
2.84   2610 North Bridge Avenue
2.85   2005 Krenzien Drive
2.86   510 East Philip Avenue
2.87   2530 First Avenue North
2.88   1755 North Humiston Avenue
2.89   2100 Caldwell Boulevard
2.90   900 West Memorial Drive
2.91   2741 Roosevelt Street
2.92   2266 North University Parkway
2.93   1649 Pole Line Road East
2.94   320 County Road O
2.95   4215 Yellowstone Highway
2.96   800 East 17th Street
2.97   1350 North Galena Avenue
2.98   1600 Rose Street
2.99   2530 Rudkin Road
2.100  555 West South Street
2.101  955 North Main Street
2.102  1341 North Main Street
2.103  747 South Main Street
2.104  1425 Janesville Avenue
2.105  2120 Thain Grade
2.106  3705 Monroe Road
2.107  2585 Lineville Road
2.108  1190 North 6th Street
2.109  1450 West Main Avenue
2.110  East 13414 Sprague Avenue
2.111  313 North Roosevelt Avenue
2.112  1011 North Wisconsin Street
  3    High Point Furniture Mart
  4    InterContinental Boston Hotel                       13,843,915  Debt Service Reserve (10,630,344.72); Rent Reserve
                                                                       (2,953,586.49); Condo Reserve (259,984.00)
  5    Fair Lakes Office Portfolio
 5.1   Hyatt Plaza
 5.2   Fair Lakes VII
 5.3   Fair Lakes II
 5.4   Fair Lakes I
 5.5   Fair Lakes Court North
 5.6   Fair Lakes Court South
 5.7   Fair Lakes V
 5.8   Fair Lakes IV
 5.9   Fair Lakes III
  6    Two Gateway
  7    1111 Marcus Avenue                                   3,042,311  Free Rent Reserve
  8    White Plains Plaza                                     202,000  Rent Reserve
  9    The Hay-Adams                                           21,875  Structural Reserve
 10    660 South Figueroa Tower
 11    Washington Business Park
 12    Greendale Mall
 13    Mills Building
 14    Lightstone MI Tranche I                                 52,500  Environmental Holdback
14.1   Scotsdale
14.2   Carriage Park
14.3   Macomb Manor
14.4   Carriage Hill
 15    Village at Century                                     795,312  Gap Rent Holdback ($409,862), Environmental Holdback
                                                                       ($385,450)
 16    One Cabot Road Office                                           First Marble Head Reserve - On 49th payment deliver LOC for
                                                                       $2.5mm
 17    St. Ives Apartments
 18    Waterfront Hilton
 19    Crossroads Retail (PA)                                 762,480  LA Fitness Earn Out ($567,000 and $63,000 Paydown premium);
                                                                       AC Moore Earn Out ($95,408 and $10,000 Paydown premium); Wine and Spirits Earn Out ($24,000 and $3,000 Paydown premium)
 20    Holiday Inn Dulles
 21    Northrop Grumman Office Building
 22    Empirian Highland
 23    Circle Point
 24    6100 Executive Boulevard
 25    Embassy Suites - SeaTac                                 36,288  Rings Estoppel Holdback
 26    Empirian Waterford Landing
 27    Tennyson Office Center
 28    Village at Bexley
 29    Empirian Wildewood
 30    Corsair Building                                       234,034  Debt Service Reserve
 31    Home Depot Jersey City                                 687,398  Debt Service Reserve
 32    Fox Point in Old Farm Apartments
 33    Cypress Lakes Apartments
 34    Hilton - Northbrook
 35    Douglas Avenue Portfolio                               328,660  Tenant Allowance Reserves
 36    Springs Industries Pool 3
36.1   Springs Industries Calhoun
36.2   Springs Industries Dalton
36.3   Springs Industries Piedmont
 37    Plaza Colonial                                       1,370,220  Earnout Reserve (770,000). Borrower has established a Rent
                                                                       Reserve Deposit by depositing $600,220 at closing which
                                                                       represents the aggregate amount of free rent under certain leases. These funds may be used to supplement Cash Flow
                                                                       Available for Debt Service, if necessary, so as to enable
                                                                       Borrower to pay in full the amounts due under the loan
                                                                       documents. On the first day of each month Lender shall
                                                                       deposit into the Deposit Account amounts equal to the amount to be disbursed for the applicable lease in accordance with schedule 4.07 of the loan agreement.
 38    Diamond Bar Portfolio
38.1   21015 & 21073 Pathfinder Road
38.2   1400 Montefino Avenue
 39    Briarcliff Corporate Campus
 40    Enterprise Drive Distribution Center                   374,539  Gap Rent Deposit (327,199), Build out Deposit (47,340)
 41    Paces Park Apartments
 42    Healthpoint Wellness Center                            660,000  Gap Rent Holdback
 43    234 East Colorado Office
 44    Keystone Industrial Park                             1,980,000  P&P Bond for Capital Improvements
 45    Courtyard by Marriott Penn Square                      198,500  Seasonality/Ground Lease Reserve
 46    Springs Industries Pool 1
46.1   460 Beaver Creek Drive
46.2   8467 & 8601 Route 405 South
46.3   2251 Catawba River Road
46.4   1560 Industrial Boulevard
46.5   765 1/2 South Erwin Street
 47    The Bridge
 48    501 Continental Blvd                                 1,469,450  Initial Debt Service Escrow. The loan is structured with a triggering Letter of Credit in the amount of $750,000.
                                                                       Borrower shall post a Letter of Credit in the event Teledyne has not renewed the Teledyne Lease on or before February 1,
                                                                       2016. Lender shall be entitled to charge Borrower an annual processing fee not to exceed $1,000 for the administration of the Letter of Credit, administering and renewing any renewal, replacement or release of the Letter of Credit.
 49    InterContinental Boston Parking                      3,035,274  Debt Service Reserve (2,016,854.46 Initial &
                                                                       149,071.08/month); Rent Reserve (286,919.83); Parking
                                                                       Stabilization Reserve (725,000.00) and Condominium Charges
                                                                       Reserve (6,500.00 & 541.67/month)

 50    Moody Texas Hotel Portfolio                          1,777,355  PIP Holdback Reserve
50.1   TownePlace Suites Dallas Plano
50.2   Hampton Inn I-10 West
50.3   Homewood Suites Bedford
 51    Mearns Park
 52    The Court Apartments
 53    Summit Square Retail Plaza                             107,046  Terra Nova Rent Holdback
 54    Millville Town Center                                   86,651  Gap Rent Holdback
 55    Mission Briley Parkway Apartments
 56    Doylestown Office Building
 57    Crums Mill Portfolio                                    43,193  Post-Closing Reserve Fund ($31,000); Principal Life TI
                                                                       Reserve ($12,193)
 58    300 Westage Business Center
 59    Mi Pueblo Shopping Center
 60    Morrison Building                                      900,000  DSCR Holdback
 61    Lakeview Office Center                                 420,364  Morgan Stanley Outstanding TI Allowance (148,758.52), Column
                                                                       Financial Outstanding TI Allowance (230,184.00), Column
                                                                       Financial Gap Rent and Free Rent (41,421.56)
 62    Golden Wheel Manufactured Housing Community            400,000  Rental Increase Reserve - release if DSCR 1.20x and Occupancy is atleast 90%
 63    Presbyterian Allen MOB II                              253,690  Holdback (240,000); Ground Lease (13,689.74)
 64    Shops at Dowlen
 65    Jetplex Circle Business Park                           620,000  DSCR Holdback
 66    Doubletree - Alsip
 67    Coastal Building
 68    Hampton Inn & Suites - Santa Ana                        49,550  Remaining PIP Escrow
 69    Prescott Lakes Apartments                              400,000  Earnout Holdback
 70    Mission Battleground Park                              200,000  Earnout Holdback
 71    The Winston Lofts                                      113,500  Zoning Reserve
 72    Broadmoor Country Club
 73    Delray Town Center
 74    Bare Cove Office Park
 75    Plaza at Coral Springs                                  67,592  Initial Debt Service Reserve
 76    Heron Building
 77    ITT Building Portfolio
77.1   ITT Building
77.2   Centura Office
77.3   Military Circle East Building
 78    One Corporate Plaza
 79    Avondale Village                                       735,000  Debt Service Holdback
 80    Carmax                                                 109,900  GAP Rent Holdbak Reserve
 81    Cartersville Physicians Center
 82    Holiday Inn - El Paso                                1,000,000  Borrower established a Renovation Escrow Account by depositing $1,000,000 at closing to perform certain property improvements required by the Franchisor. Lender shall
                                                                       disburse the Funds, subject to the delivery of the following:
                                                                       (a) a Disbursement Request; (b) if, and to the extent already paid by Borrower, proof as to payment of all invoices for
                                                                       which reimbursement is sought pursuant to the applicable
                                                                       Disbursement Request; (c) an invoice describing in reasonable detail the work or items for which any direct payments are sought pursuant to the applicable Disbursement Request; (d)
                                                                       with respect to work performed or materials furnished for
                                                                       which a lien may be recorded against the Property and for
                                                                       which payment is sought pursuant to the applicable
                                                                       Disbursement Request, executed interim affidavits and interim lien waivers in form and substance sufficient to waive any rights to assert or claim a lien from any such work from the general contractor and such other parties who have performed such work or furnished such materials; (e) upon completion of the Renovations, an estoppel certificate or similar letter from each Franchisor stating that Borrower's obligations with respect to the Renovations has been fully satisfied or
                                                                       waived, and that, to the knowledge of each such Franchisor, no default or breach on the part of Borrower then exists
                                                                       under the Franchise Agreement with respect to the
                                                                       Renovations; and (f) within a reasonable time prior to
                                                                       completion of the Renovations, an updated title
                                                                       commitment/report reflecting that no liens related to the
                                                                       renovations are of record against the Property. Disbursments shall not be required more frequently than monthly.
 83    University Plains Apartments                           200,000  Earnout Holdback
 84    80 Field Point Road
 85    Devon Professional Ctr and Pier One
85.1   Devon Professional Buildings
85.2   Pier 1 Imports
 86    1700-1710 Connecticut Avenue
 87    Forest Ridge Apartments                                100,000  Earnout Holdback
 88    Courtyard by Marriott - West Homestead
 89    Bank of America Plaza                                  378,577  Debt Service Holdback ($268,000.00), Upfront TI Holdback
                                                                       ($110,577.14)
 90    Rite Aid (Pittsburgh)                                1,168,250  Earnout Reserve ($1,100,000). Borrower has established a
                                                                       Third Floor Tenant Reserve Account by depositing $68,250.00 at closing. Beginning on the first Payment Due Date and on each Payment Due Date thereafter through and including the
                                                                       September 1, 2007 Payment Due Date, Borrower shall pay
                                                                       $6,000.00 per month into the Tenant Reserve Account. Lender shall disburse the funds upon the earlier to occur of (i)
                                                                       Borrower demonstrates that the Earn-out criteria have been achieved, or (ii) the date that a replacement tenant for Per
                                                                       Mei Figlia has (A) executed an approved lease which covers
                                                                       (I) the entire premises demised by Per Mei Figlia, (II) has a minimum term of 3 years, and (III) provides for rent of at least $19/sf, (B) has taken possession, (C) opened for
                                                                       business, (D) begun paying rent without abatement or default, and (E) all tenant improvements required under the lease have been completed, as evidenced by an estoppel.
 91    Comfort Inn - Jacksonville (Equity Inns)
 92    Sequoia Business Park                                  109,221  Cross Check TI/LC Holdback
 93    Residence Inn - Raleigh
 94    2020 Hurley Way
 95    Wickes Furniture
 96    The Cascades                                           154,875  Time Customer Service TI Allowance
 97    Jersey Boulevard                                       180,733  Gap Rent Reserves ($105,733.33); Construction Completion
                                                                       Holdback ($75,000.00)
 98    Macdade Terrace Apartments
 99    Courtyard - Altoona
 100   2296 Henderson Mill                                    500,000  Debt Service Holdback
 101   Levitz Hawthorne - Wilkie and 120th
 102   Northport Corners Shopping Center
 103   Century City Central Plant
 104   Homestead Garden Apartments
 105   Kress Payless Building                                 800,000  Letter of Credit for Tax Abatement Filing
 106   Hampton Inn - Naperville (Equity Inns)
 107   Hampton Inn - Ann Arbor (Equity Inns)
 108   Spectrum Centre
 109   2515 Shader Road Industrial
 110   Namco Plaza                                            550,000  Lady of America Reserve ($75,000), Ground Floor Reserve
                                                                       ($475,000)
 111   Mission Stadler Place Apartments
 112   Sun Center
 113   Burleson Shopping Center
 114   Residence Inn - Milford
 115   Springpointe Executive Center
 116   Hampton Inn - Indianapolis (Equity Inns)
 117   Brookdale Shopping Center
 118   Holiday Inn Express and Suites
 119   Palo Verde Square
 120   Audubon Park Apartments
 121   44-01 21st Street
 122   Ross Plaza                                             217,000  Environmental Reserve
 123   Dillards - Cincinnati, OH
 124   Broad Bay Country Club
 125   1325 E Flamingo
 126   SpringHill Suites - Manchester Airport
 127   Gallery Row
 128   Borders Books - Montclair
 129   Mercado del Lago
 130   611 Church Street
 131   TownePlace Suites - Manchester
 132   Hampton Inn - Milford (Equity Inns)
 133   North Park Place Apartments
 134   Des Moines Portfolio- Crescent Chase Apartments
 135   Sierra Court Shopping Center                            20,036  Fitness Superstore Estoppel Holdback
 136   Rimrock Plaza                                          315,125  DSCR Holdback Reserve ($312,000), Environmental Holdback
                                                                       ($3,125)
 137   Unity Health and Resource Center
 138   St. Joseph Medical Plaza                                91,778  MIP Gap Rent Holdback
 139   Des Moines Portfolio - Colonial Village Apartments
 140   516 - 544 Raymond Boulevard                             10,214  Harmon Rent Abatement Holdback
 141   Henrietta Shopping Center
 142   Fairfield Inn & Suites - Butler
 143   Colonial Crossing Retail                               106,000  Borrower has established a Roof Repair Reserve by depositing
                                                                       $106,000.00 at closing for funding Roof Repairs, which
                                                                       Borrower covenants and agrees to perform not later than 48 months from the closing date. Disbursements from the Reserve is not required more frequently than quarterly.
 144   Jackson Pediatrics                                              Within ten (10) Business Days after the occurrence of a
                                                                       Tenant Trigger Event, Borrower shall deliver to Lender an
                                                                       irrevocable letter of credit in an amount of $1,300,000.00, naming Lender as the sole beneficiary thereof. Tenant Trigger
                                                                       Event shall mean the earlier of: (1) an uncured default by
                                                                       Tenant or Borrower that can result in right of abatement or termination on the part of Tenant; (2) the date which is 12 months prior to the expiration date set forth in ant Tenant
                                                                       Lease; (3) the event any Tenant provides Borrower with a
                                                                       notice of intent to vacate or go dark, or any Tenant vacates or goes dark, and does not continue to pay the full unabated rent pursuant to Lease; (4) any Tenant Lease is terminated prior to the expiration date; or (5) Tenant: (a) commences a voluntary bankruptcy or insolvency proceeding; or (b)
                                                                       commences an involuntary bankruptcy or insolvency proceeding and is not unconditionally dismissed within ninety (90) days.
                                                                       Lender shall release the balance of the Letter of Credit upon the satisfaction of (i) no Event of Default having occurred or is in existence; (ii) Borrower provides evidence that
                                                                       Tenant has renewed the Tenant Lease for a term of no less
                                                                       than 5 years and is paying a rental amount equal of greater that the amount due under the Tenant Lease due then or the
                                                                       Premises have been leased to a Replacement Tenants where each
                                                                       Replacement Tenant Lease is for a period of no less than 5 years and rental amounts is equal to the then rental amount
                                                                       (in proportion to the square footage leased to such
                                                                       Replacement Tenant) and provided that each Replacement Tenant has commence paying rent and is in actual occupancy and is open for business; (iii) Tenant or Replacement Tenant has
                                                                       delivered an estoppel certificate; (iv) the property
                                                                       maintains an minimum occupancy of 80%; and (v) the DSCR is more than 1.20x. Notwithstanding the forgoing, in the event the Property maintains an occupancy equal to 100% in signed leases, paying full unabated rents and open for business and the DSCR is less than 1.20x, Borrower shall have the right to partially defease the Loan in an amount necessary to achieve a DSCR equal to 1.20x (Paydown Amount) and receive a release of the Letter of Credit in an amount equal to the Paydown
                                                                       Amount, provided that the current balance of the Letter of
                                                                       Credit is sufficient to defease the Loan in amount which
                                                                       would achieve a DSCR of 1.20x.
 145   Courtyard by Marriott - Raleigh
 146   Monsey Marketplace
 147   Cross Creek Retail (IN)
 148   CVS - Watertown, MA                                      2,938  Environmental Holdback Reserve
 149   Palmetto Glades Retail                                  30,000  Borrower has established a Sound Discounts Rental Escrow
                                                                       Account by depositing $30,000.00 at closing. Any amounts paid by Sound Discounts in connection with a termination of its
                                                                       Lease shall also be deposited into the Account. Funds may be released provided (A) no Event of Default exists, and (B)
                                                                       Borrower demonstrates to Lender's satisfaction that the
                                                                       Property achieved and maintained, for a period of three (3)
                                                                       consecutive months (i) a Debt Service Coverage Ratio of at least 1.20x; and (ii) a minimum occupancy of 94%, amounts on deposit in the Account, less any pending disbursements, shall be deposited in the Borrower Operating Account upon the
                                                                       occurrence of either of the following: (x) the Sound
                                                                       Discounts Lease is renewed for a period of not less than five
                                                                       (5) years at the base rent then payable under the Sound
                                                                       Discounts Lease pursuant to a Lease approved by Lender; or
                                                                       (y) a replacement tenant for Sound Discounts has (I) executed a Lease approved by Lender, (II) taken possession of the
                                                                       leased premises, (III) opened for business, and (IV) begun paying rent without abatement or default as evidenced by an estoppel certificate from the replacement tenant in favor of
                                                                       Lender in form and substance acceptable to Lender, provided no Event of Default has occurred. Disbursements from the
                                                                       Reserve are not required more frequently than quarterly.
                                                                       Borrower has established an Excess Cash Flow Reserve at
                                                                       closing for all excess cash flow generated by the Property shall be deposited into the Reserve Account in accordance
                                                                       with the Lockbox Agreement. Amounts paid by Skechers USA in connection with a termination of the Skechers USA Lease shall also be deposited into the Excess Cash Flow Reserve Account.
                                                                       Upon the occurrence of a Lease Trigger Cure Event, amounts on deposit in the Excess Cash Flow Reserve Account, less any
                                                                       pending disbursements, shall be deposited in the Borrower
                                                                       Operating Account.

 150   Presque Isle and Eastern Ave                           200,000  Borrower has established a Dunn Edwards Rent Reserve by depositing $200,000.00 at closing. Lender shall release all amounts in the Dunn Edwards Reserve Account to Borrower at such time as Borrower has provided Lender with an estoppel certificate attesting to such facts regarding such tenant's
                                                                       Lease as Lender may require, including, without limitation
                                                                       (A) the Lease is in full force and effect with no defaults thereunder on the part of any party, and no event exists that would be an event of default with giving of any applicable notice or the expiration of any applicable grace or cure
                                                                       period or both; (B) none of the Rents have been paid more
                                                                       than one month in advance, except as a security deposit; (C)
                                                                       Dunn-Edwards claims no defense or offset against the full and timely performance of its obligations under the Lease; and
                                                                       (D) Dunn-Edwards is occupying its space, is open for
                                                                       business, and has commenced paying full, unabated Rent.
 151   Forest Park MHC
 152   Square Barn Commons
 153   Hampton Inn - College Station (Equity Inns)
 154   Atlanthub                                               40,567  CSK Auto Reserve ($6,653), Charles M. Kim Reserve ($33,914)
 155   Walgreens (Garden Grove)
 156   Aztec Square
 157   The Shoppes at the Creek                                16,392  Gap Rent Holdback & TI Amore-Rent Abatement Holdback
 158   Post Plaza Shopping Center
 159   Hampton Inn - Meriden (Equity Inns)
 160   Circuit City - Florence, SC
 161   9343 North Loop
 162   3829 Crenshaw Boulevard                                550,000  Rent Reserve
 163   Hampton Inn - Austin (Equity Inns)
 164   Owens Place
 165   Canoga Plaza
 166   Shops at Colony Crossing                                 9,600  Borrower has established an Occupancy Reserve Account by depositing $9,600 at closing. Lender shall disburse the
                                                                       deposit directly into the Borrower's operating account within
                                                                       30 days of written request, provided that Health South
                                                                       Holdings, Inc. physically occupies Suite 5 and has commenced paying rent in accordance with its lease within 90 days of the date of this Agreement ("Occupancy Deadline"). If
                                                                       Borrower fails to provide such notice, Lender shall have no obligation to extend the deadline or pay Borrower the
                                                                       Deposit.
 167   McKendree Garage
 168   Southwest Professional Plaza
 169   Parkview Apartments
 170   218 Knickerbocker Avenue
 171   17 Maple Drive
 172   Dairyland Square                                         9,918  Free Rent Holdback
 173   Snug Harbor MHC                                         23,274  Borrower has established a Tax Pass Through Reserve by depositing $23,274.00 at closing as an additional deposit to the TI/LC Reserve Account. Lender shall disburse the Tax Pass
                                                                       Through Reserve Deposit directly into the Borrower Operating
                                                                       Account, within (30) days after written request from
                                                                       Borrower, provided that Borrower demonstrates to Lender's
                                                                       satisfaction that Borrower has increased the amount of rent charged to all tenants at the Property by such tenants'
                                                                       proportionate share of any increase in Taxes resulting from
                                                                       Borrower's acquisition of the Property (the "Tax Pass Through
                                                                       Criteria"). Until such time as Borrower has achieved the Tax
                                                                       Pass Through Criteria, (i) Lender shall have no obligation to disburse the Tax Pass Through Reserve Deposit, and (ii)
                                                                       Lender shall maintain the Tax Pass Through Reserve Account as an additional collateral account with respect to the Loan.
 174   Hampton Inn - Knoxville (Equity Inns)
 175   Crittenden Garage                                      304,150  Earnout Holdback (300,000); ADA Compliance Reserve (4,150)
 176   Woodgate MHC
 177   Central Plaza Retail                                            Borrower has established a Food Lion Reserve Account at
                                                                       closing to be used for the purpose of funding the costs of
                                                                       Tenant Improvements and Leasing Commissions for the Food Lion
                                                                       Premises. Excess Cash Flow generated by the Property shall be deposited in the Food Lion Reserve Account in accordance with
                                                                       Section 3.09(e) of the Loan Agreement. Upon the occurrence of a Lease Trigger Cure Event, amounts on deposit in the Reserve
                                                                       Account, less any pending disbursements, shall be deposited in the Borrower Operating Account. A Lease Trigger Cure Event
                                                                       is defined as the earlier to occur of: (x) the date the Food
                                                                       Lion Lease is renewed for a period of not less than 5 years at the base rent then payable under the Food Lion Lease on or before the occurrence of the Lease Trigger Event, pursuant to a Lease approved by Lender and otherwise satisfying the Loan
                                                                       Agreement; or (y) the date a replacement tenant for Food Lion has (A) executed a Lease approved by Lender and otherwise
                                                                       satisfying the Loan Agreement, (B) taken possession of the leased premises, (C) opened for business, and (D) begun
                                                                       paying rent without abatement or default as evidenced by an estoppel certificate executed by the replacement tenant in favor of Lender in form and substance acceptable to Lender;
                                                                       or (z) the Food Lion Lease or the applicable Lease has been affirmed by a court at the same rental rate as set forth in the Food Lion Lease. Notwithstanding the forgoing, during the last 12 months of the term, Lender shall be permitted to
                                                                       apply any funds in the Food Lion Reserve Account to any
                                                                       amounts due under the Loan.
 178   PBC Shell Lane
 179   Des Moines Portfolio- Robin Hill Apartments
 180   Des Moines Portfolio - Plaza Manor Apartments
 181   Brown's Creek Shopping Center
 182   50 Cutler Avenue
 183   Boston Sports Club
 184   Oxmoor Ridge Apartments
 185   AC Moore-Pennsdale
 186   Des Moines Portfolio- Ingersoll Towers Apartments
 187   Inland Center                                           13,500  Coldwell Reserve
 188   Getzville Plaza
 189   Broadmark
 190   Shoppes at Thomsen Mile
 191   Sentry Plaza
 192   Des Moines Portfolio- Woodland West Apartments

                                                           ENVIRONMENTAL
                                                              REPORT      ENGINEERING
 ID    PROPERTY NAME                                           DATE       REPORT DATE  SPONSOR (13)
------------------------------------------------------------------------------------------------------------------------------------

  1    Ala Moana Portfolio                                   7/31/2006      7/31/2006  General Growth Properties, Inc.
 1.1   Ala Moana Center                                      7/31/2006      7/31/2006
 1.2   Ala Moana Building                                    7/31/2006      7/31/2006
 1.3   Ala Moana Pacific Center                              7/31/2006      7/31/2006
 1.4   Ala Moana Plaza                                       7/31/2006      7/31/2006
------------------------------------------------------------------------------------------------------------------------------------
  2    ShopKo Portfolio                                       Various        Various   Spirit Finance Corp.
 2.1   10808 South 132nd Street                              6/27/2005      6/27/2005
 2.2   700 Pilgrim Way                                       6/19/2005      6/20/2005
 2.3   1717 Lawrence Drive                                   6/27/2005      7/22/2005
 2.4   301 Bay Park Square                                   6/21/2005      6/22/2005
------------------------------------------------------------------------------------------------------------------------------------
 2.5   55 Lake Boulevard                                     6/27/2005      6/22/2005
 2.6   217 West Ironwood Drive                               6/23/2005      6/23/2005
 2.7   1001 East Gowen Road                                  6/22/2005      6/14/2005
 2.8   801 West Central Entrance (Highway 53)                6/27/2005      6/23/2005
 2.9   4161 Second Street South (Highway 23)                 6/15/2005      7/26/2005
------------------------------------------------------------------------------------------------------------------------------------
2.10   7401 Mineral Point Road                                6/6/2005       6/6/2005
2.11   1000 West Northland Avenue                            6/28/2005      6/22/2005
2.12   2201 Zeier Road                                        6/3/2005      7/26/2005
2.13   1850 Madison Avenue                                   6/21/2005      6/21/2005
2.14   2820 Highway 63 South                                 6/16/2005       6/1/2005
------------------------------------------------------------------------------------------------------------------------------------
2.15   3708 Highway 63 North                                 6/18/2005      6/22/2005
2.16   3200 Broadway Street                                  6/27/2005      6/20/2005
2.17   2430 East Mason Street                                6/21/2005      6/21/2005
2.18   867 North Columbia Center Boulevard                   6/22/2005      6/21/2005
2.19   14445 West Center Road                                5/24/2005      6/27/2005
------------------------------------------------------------------------------------------------------------------------------------
2.20   5646 North 90th Street                                6/24/2005      6/24/2005
2.21   616 West Johnson Street                               6/23/2005      6/22/2005
2.22   1150 West Washington Street                           6/20/2005      7/22/2005
2.23   1601 West 41st Street                                 6/17/2005      6/23/2005
2.24   1845 Haines Avenue                                    6/24/2005      6/16/2005
------------------------------------------------------------------------------------------------------------------------------------
2.25   699 Green Bay Road                                    6/22/2005      6/15/2005
2.26   955 West Clairemont Avenue                            6/23/2005      6/17/2005
2.27   1100 East Riverview Expressway                        6/20/2005       6/3/2005
2.28   2510 South Reserve Street                             6/28/2005      6/27/2005
2.29   1300 Koeller Street                                   6/17/2005      6/21/2005
------------------------------------------------------------------------------------------------------------------------------------
2.30   800 East Maes Street                                  6/21/2005      6/22/2005
2.31   North 9520 Newport Highway                            6/23/2005      6/21/2005
2.32   4801 Washington Avenue                                6/14/2005      6/14/2005
2.33   4515 South Regal Street                               6/22/2005      6/21/2005
2.34   1306 North Central Avenue                             6/22/2005      6/22/2005
------------------------------------------------------------------------------------------------------------------------------------
2.35   2500 US Highway 14                                     6/9/2005      6/13/2005
2.36   1209 18th Avenue Northwest                            6/15/2005      6/16/2005
2.37   501 Highway 10 Southeast                              6/17/2005       6/9/2005
2.38   1400 Big Thunder Boulevard                            6/22/2005      6/16/2005
2.39   2101 West Broadway                                    6/13/2005      6/14/2005
------------------------------------------------------------------------------------------------------------------------------------
2.40   2208 North Webb Road                                  6/27/2005      6/24/2005
2.41   5300 52nd Street                                      6/14/2005      6/16/2005
2.42   905 South 24th Street West                            6/21/2005      6/21/2005
2.43   701 South Church Street                               6/24/2005      6/21/2005
2.44   1964 West Morton Avenue                               6/21/2005      6/22/2005
------------------------------------------------------------------------------------------------------------------------------------
2.45   4200 South 27th Street                                6/27/2005      6/27/2005
2.46   1710 South Main Street                                6/17/2005      6/22/2005
2.47   1578 Appleton Road                                    6/21/2005      6/21/2005
2.48   2761 Prairie Avenue                                   6/23/2005      6/23/2005
2.49   9366 State Highway 16                                 6/22/2005      6/22/2005
------------------------------------------------------------------------------------------------------------------------------------
2.50   2602 Shopko Drive                                     6/21/2005      6/13/2005
2.51   518 South Taylor Drive                                6/24/2005      6/21/2005
2.52   1553 West 9000 South                                  6/24/2005      6/22/2005
2.53   2290 South 1300 East                                  6/27/2005      6/23/2005
2.54   405 Cottonwood Drive                                  6/15/2005      6/27/2005
------------------------------------------------------------------------------------------------------------------------------------
2.55   5801 Summit View Avenue                               6/21/2005      6/23/2005
2.56   1900 North Main Street                                6/27/2005      6/27/2005
2.57   1771 Wisconsin Avenue                                 6/24/2005      6/22/2005
2.58   4344 Mormon Coulee Road (State Highway 14)            6/22/2005      6/16/2005
2.59   1200 Susan Drive                                       6/9/2005      7/13/2005
------------------------------------------------------------------------------------------------------------------------------------
2.60   2677 South Prairie View Road                          6/22/2005      6/22/2005
2.61   230 North Wisconsin Street                             6/9/2005      7/22/2005
2.62   3415 Calumet Avenue                                   6/20/2005      6/22/2005
2.63   700 9th Avenue Southeast                              6/22/2005      6/21/2005
2.64   1105 East Grand Avenue                                6/21/2005      6/23/2005
------------------------------------------------------------------------------------------------------------------------------------
2.65   1200 Main Street (State Highway 10)                   6/15/2005      6/24/2005
2.66   125 Main Street                                       6/15/2005      6/14/2005
2.67   190 South 500 West                                    6/22/2005      6/23/2005
2.68   500 North Highway 281                                 6/27/2005      6/16/2005
2.69   301 Northwest Bypass                                  6/27/2005      6/21/2005
------------------------------------------------------------------------------------------------------------------------------------
2.70   3101 North Montana Avenue                             6/28/2005      6/21/2005
2.71   South 1450 Grand Avenue                               6/23/2005      6/22/2005
2.72   500 South Carpenter Avenue                             6/9/2005      6/16/2005
2.73   4060 Riverdale Road                                   6/22/2005      6/21/2005
2.74   615 South Monroe                                      6/22/2005      6/21/2005
------------------------------------------------------------------------------------------------------------------------------------
2.75   1150 North Main Street                                6/23/2005      6/22/2005
2.76   2655 Broadway Avenue                                  6/21/2005      6/22/2005
2.77   4850 West 3500 South                                  6/23/2005      6/23/2005
2.78   1001 South Highway 15 (State Street)                  6/13/2005       6/8/2005
2.79   1450 East Geneva Street                                6/9/2005      6/21/2005
------------------------------------------------------------------------------------------------------------------------------------
2.80   601 Galvin Road South                                 6/27/2005      6/27/2005
2.81   1018 Washington Boulevard                             6/23/2005      6/22/2005
2.82   1777 Paulson Road                                     6/15/2005      6/13/2005
2.83   405 West 8th Street                                   6/22/2005      6/27/2005
2.84   2610 North Bridge Avenue                              6/14/2005      6/16/2005
------------------------------------------------------------------------------------------------------------------------------------
2.85   2005 Krenzien Drive                                   6/24/2005      6/24/2005
2.86   510 East Philip Avenue                                6/21/2005      6/27/2005
2.87   2530 First Avenue North                               6/16/2005      6/22/2005
2.88   1755 North Humiston Avenue                            6/20/2005      6/16/2005
2.89   2100 Caldwell Boulevard                               6/24/2005      6/21/2005
------------------------------------------------------------------------------------------------------------------------------------
2.90   900 West Memorial Drive                               6/27/2005      6/16/2005
2.91   2741 Roosevelt Street                                  6/3/2005       6/3/2005
2.92   2266 North University Parkway                         6/22/2005      6/21/2005
2.93   1649 Pole Line Road East                              6/21/2005      6/23/2005
2.94   320 County Road O                                     6/10/2005      6/23/2005
------------------------------------------------------------------------------------------------------------------------------------
2.95   4215 Yellowstone Highway                              6/27/2005      6/23/2005
2.96   800 East 17th Street                                  6/21/2005       6/1/2005
2.97   1350 North Galena Avenue                              6/24/2005      6/14/2005
2.98   1600 Rose Street                                      6/27/2005      6/23/2005
2.99   2530 Rudkin Road                                      6/24/2005      6/24/2005
------------------------------------------------------------------------------------------------------------------------------------
2.100  555 West South Street                                 6/22/2005      6/22/2005
2.101  955 North Main Street                                 6/23/2005      6/21/2005
2.102  1341 North Main Street                                6/27/2005      6/27/2005
2.103  747 South Main Street                                 6/27/2005      6/21/2005
2.104  1425 Janesville Avenue                                6/9/2005       6/16/2005
------------------------------------------------------------------------------------------------------------------------------------
2.105  2120 Thain Grade                                      6/23/2005      6/14/2005
2.106  3705 Monroe Road                                     12/20/2005     12/15/2005
2.107  2585 Lineville Road                                  12/21/2005       6/3/2005
2.108  1190 North 6th Street                                 6/27/2005      6/23/2005
2.109  1450 West Main Avenue                                 6/21/2005       6/1/2005
------------------------------------------------------------------------------------------------------------------------------------
2.110  East 13414 Sprague Avenue                             6/21/2005      6/23/2005
2.111  313 North Roosevelt Avenue                            6/21/2005      6/27/2005
2.112  1011 North Wisconsin Street                          12/21/2005      6/24/2005
  3    High Point Furniture Mart                              5/9/2006       5/9/2006  Vornado Realty Trust
  4    InterContinental Boston Hotel                         6/19/2006       8/1/2006  Extell Development Company
------------------------------------------------------------------------------------------------------------------------------------
  5    Fair Lakes Office Portfolio                            7/6/2006       7/6/2006  Shorenstein Company LLC
 5.1   Hyatt Plaza                                            7/6/2006       7/6/2006
 5.2   Fair Lakes VII                                         7/6/2006       7/6/2006
 5.3   Fair Lakes II                                          7/6/2006       7/6/2006
 5.4   Fair Lakes I                                           7/6/2006       7/6/2006
------------------------------------------------------------------------------------------------------------------------------------
 5.5   Fair Lakes Court North                                 7/6/2006       7/6/2006
 5.6   Fair Lakes Court South                                 7/6/2006       7/6/2006
 5.7   Fair Lakes V                                           7/6/2006       7/6/2006
 5.8   Fair Lakes IV                                          7/6/2006       7/6/2006
 5.9   Fair Lakes III                                         7/6/2006       7/6/2006
------------------------------------------------------------------------------------------------------------------------------------
  6    Two Gateway                                           12/1/2005      12/1/2005  Korman, Ben; Cohen, Meir
  7    1111 Marcus Avenue                                     9/7/2006       9/8/2006  Apollo Real Estate Investment Fund IV, L.P.
  8    White Plains Plaza                                    8/11/2006      8/11/2006  Heyman Properties
  9    The Hay-Adams                                         4/10/2006      4/10/2006  B.F. Saul Real Estate Investment Trust
 10    660 South Figueroa Tower                               3/3/2006       3/3/2006  Massoud Yashouafar & Solyman Yashouafar
------------------------------------------------------------------------------------------------------------------------------------
 11    Washington Business Park                              8/15/2006      8/15/2006  Ronald Cohen
 12    Greendale Mall                                         9/7/2006      8/17/2006  Simon Property Group, L.P.
 13    Mills Building                                        7/16/2006      7/14/2006  The Swig Company; The Swig Investment Company
 14    Lightstone MI Tranche I                                Various        Various   Lightstone Value Plus REIT
14.1   Scotsdale                                             1/25/2006       6/9/2006
------------------------------------------------------------------------------------------------------------------------------------
14.2   Carriage Park                                         3/24/2006      6/12/2006
14.3   Macomb Manor                                          1/30/2006      6/16/2006
14.4   Carriage Hill                                         3/24/2006      6/12/2006
 15    Village at Century                                    6/13/2006      4/25/2006  Alexander Haagen 1997 Exempt Descendant's
                                                                                       Trust and The Charlotte Haagen 1997 Exempt
                                                                                       Descendant's Trust
 16    One Cabot Road Office                                 9/29/2006      8/30/2006  Value Enhancement Fund VI, L.P.
------------------------------------------------------------------------------------------------------------------------------------
 17    St. Ives Apartments                                   8/31/2006      7/19/2006  Shemano, David
 18    Waterfront Hilton                                     5/30/2006       8/3/2006  Bone, Stephen K.; Mayer Financial, L.P.
 19    Crossroads Retail (PA)                                9/27/2006       9/6/2006  69th Street Properties LP
 20    Holiday Inn Dulles                                    4/27/2006      4/21/2006  B.F. Saul Real Estate Investment Trust
 21    Northrop Grumman Office Building                       6/6/2006       6/6/2006  NRFC NNN Holdings LLC
------------------------------------------------------------------------------------------------------------------------------------
 22    Empirian Highland                                     9/18/2006      9/18/2006  Ezra Beyman
 23    Circle Point                                          2/22/2006      2/20/2006  Northridge Capital, LLC
 24    6100 Executive Boulevard                              8/17/2006      8/18/2006  Stephen A. Goldberg
 25    Embassy Suites - SeaTac                               7/28/2006      7/28/2006  HCI-SEATAC Partners, LP, Haseman America, Inc
 26    Empirian Waterford Landing                            9/18/2006      9/18/2006  Ezra Beyman
------------------------------------------------------------------------------------------------------------------------------------
 27    Tennyson Office Center                                7/28/2006      7/31/2006  Michael S. Adler
 28    Village at Bexley                                      9/7/2006      8/23/2006  Doyle Security Fund, LLC
 29    Empirian Wildewood                                    9/18/2006      9/18/2006  Ezra Beyman
 30    Corsair Building                                       8/4/2006       8/4/2006  O'Neill, J. Brian
 31    Home Depot Jersey City                                 9/8/2006      9/12/2006  Hartz Financial Corp.
------------------------------------------------------------------------------------------------------------------------------------
 32    Fox Point in Old Farm Apartments                       8/7/2006      6/12/2006  Daniel W. Shaeffer
 33    Cypress Lakes Apartments                              8/10/2006       8/9/2006  Philip James Atkinson; Linda Marie
                                                                                       Lewis-Atkinson; George W. Beeman; Claudia J.
                                                                                       Beeman
 34    Hilton - Northbrook                                   4/13/2006       5/8/2006  Double Eight Hospitality LLC
 35    Douglas Avenue Portfolio                              6/19/2006      6/22/2006  Barry Singer
 36    Springs Industries Pool 3                              Various        Various   Luke V. McCarthy
------------------------------------------------------------------------------------------------------------------------------------
36.1   Springs Industries Calhoun                            5/25/2006      11/1/2005
36.2   Springs Industries Dalton                             5/25/2006      11/3/2005
36.3   Springs Industries Piedmont                           5/24/2006      11/2/2005
 37    Plaza Colonial                                        7/31/2006      7/31/2006  Hanson, Michael J.
 38    Diamond Bar Portfolio                                 7/21/2006      7/21/2006  Michael S. Adler
------------------------------------------------------------------------------------------------------------------------------------
38.1   21015 & 21073 Pathfinder Road                         7/21/2006      7/21/2006
38.2   1400 Montefino Avenue                                 7/21/2006      7/21/2006
 39    Briarcliff Corporate Campus                           4/12/2006      4/12/2006  Richard J. Saunders, James C.B. Millard,
                                                                                       Frank W. Gallo
 40    Enterprise Drive Distribution Center                  3/22/2006      5/23/2006  Nicholas Bienstock, Barry Gosin, Christopher
                                                                                       Schlank and Jeffrey Gural
 41    Paces Park Apartments                                  6/7/2006      1/11/2006  Brannen, David A.;Savage, Guy A.;Noltes, G.
                                                                                       J. Willem
------------------------------------------------------------------------------------------------------------------------------------
 42    Healthpoint Wellness Center                           6/18/2006      4/27/2006  Jonathan G. Davis and Paul R. Marcus
 43    234 East Colorado Office                              5/16/2006      5/11/2006  Embarcadero Capital Investors Two LP
 44    Keystone Industrial Park                              8/16/2006      8/16/2006  Chu, Edward; Chu, Adrienne; Dee George
 45    Courtyard by Marriott Penn Square                     5/23/2005      7/20/2005  Lewis, Edward J.;Mason, Mark E.;Mason, Myrna
                                                                                       R.
 46    Springs Industries Pool 1                              Various        Various   Luke V. McCarthy
------------------------------------------------------------------------------------------------------------------------------------
46.1   460 Beaver Creek Drive                                5/24/2006     10/31/2005
46.2   8467 & 8601 Route 405 South                           5/26/2006     10/21/2005
46.3   2251 Catawba River Road                              10/31/2005     10/31/2005
46.4   1560 Industrial Boulevard                             5/25/2006     10/31/2005
46.5   765 1/2 South Erwin Street                           10/31/2005      11/1/2005
------------------------------------------------------------------------------------------------------------------------------------
 47    The Bridge                                            4/17/2006      3/10/2006  Steven Wolfson, Thomas Verrichia, Arnold
                                                                                       Galman, Milton Schneider
 48    501 Continental Blvd                                  7/22/2006      7/21/2006  McCarter, Scott;Levy, Bryan;Collier, Michael
                                                                                       L.
 49    InterContinental Boston Parking                       6/19/2006       8/1/2006  Extell Development Company
 50    Moody Texas Hotel Portfolio                            Various        Various   Brett Moody
50.1   TownePlace Suites Dallas Plano                        6/16/2006      6/16/2006
------------------------------------------------------------------------------------------------------------------------------------
50.2   Hampton Inn I-10 West                                  5/3/2006       5/3/2006
50.3   Homewood Suites Bedford                               5/30/2006      5/30/2006
 51    Mearns Park                                           7/31/2006      7/31/2006  Bresler & Reiner, Inc.
 52    The Court Apartments                                  7/19/2006       7/5/2006  Shemano, Pinchos D.
 53    Summit Square Retail Plaza                            4/14/2006      4/18/2006  Nino Micozzi
------------------------------------------------------------------------------------------------------------------------------------
 54    Millville Town Center                                 4/19/2006      4/19/2006  Louis J. Capano, Jr. and Louis J. Capano, III
 55    Mission Briley Parkway Apartments                     7/11/2006      7/14/2006  Mission Residential LLC; Finlay Partners,
                                                                                       LLC; Mission Briley Parkway LeaseCo, LLC
 56    Doylestown Office Building                            6/15/2006      6/15/2006  Bresler & Reiner, Inc.
 57    Crums Mill Portfolio                                   3/3/2006       2/7/2006  Louis DeSanto, Gary DeSanto
 58    300 Westage Business Center                           7/18/2006       5/9/2006  Shemano, Pinchos D.
------------------------------------------------------------------------------------------------------------------------------------
 59    Mi Pueblo Shopping Center                             7/26/2006       6/2/2006  Bijan and Frank Rodd
 60    Morrison Building                                     4/19/2006      4/14/2006  Oregon Public Employees Retirement Fund
 61    Lakeview Office Center                                 5/4/2006       5/4/2006  Alfa Wilson Office JV, LLC; GMC Building
                                                                                       Partners, LLC; Merchant Office, LLC; and
                                                                                       EastChase Land Company, LLC
 62    Golden Wheel Manufactured Housing Community            4/5/2006       4/5/2006  Waterhouse, Kenneth G.;Ubaldi, Ronald
                                                                                       A.;Berndt, Wendy M.
 63    Presbyterian Allen MOB II                             8/31/2006      8/25/2006  Cambridge Holdings Incorporated
------------------------------------------------------------------------------------------------------------------------------------
 64    Shops at Dowlen                                       8/30/2006      8/20/2006  Kenneth L. Shimm
 65    Jetplex Circle Business Park                          4/19/2006      4/18/2006  Malcolm Clissold, Donald S. Denbo, and Hal R.
                                                                                       Henthorne, Jr.
 66    Doubletree - Alsip                                    4/17/2006       4/7/2006  Double Eight Hospitality LLC
 67    Coastal Building                                       2/1/2006       2/1/2006  Julius J. Szabo
 68    Hampton Inn & Suites - Santa Ana                       5/8/2006       5/8/2006  Steve Y. Quach and Kathy T. Quach
------------------------------------------------------------------------------------------------------------------------------------
 69    Prescott Lakes Apartments                              8/9/2006       8/9/2006  Peter M. Wynn
 70    Mission Battleground Park                              4/6/2006       4/6/2006  Mission Residential, LLC; Finlay Partners
                                                                                       LLC; Mission Battleground Park LeaseCo, LLC
 71    The Winston Lofts                                     6/28/2006      6/28/2006  Saul Shenker
 72    Broadmoor Country Club                                 5/8/2006       5/8/2006  James Victor Madary, Sr.
 73    Delray Town Center                                     3/9/2006       3/9/2006  Myron D. Vogel and Eleanor M. Vogel
------------------------------------------------------------------------------------------------------------------------------------
 74    Bare Cove Office Park                                  4/6/2006       3/9/2006  Ivy B. Freedman
 75    Plaza at Coral Springs                                5/10/2006       5/8/2006  Khotoveli, Jacob; Khotoveli, Michael
 76    Heron Building                                        7/24/2006      7/21/2006  Rhoda Altom
 77    ITT Building Portfolio                                7/24/2006      3/10/2006  James E. Baylor, Jr.
77.1   ITT Building                                          7/24/2006      3/10/2006
------------------------------------------------------------------------------------------------------------------------------------
77.2   Centura Office                                        7/24/2006      3/10/2006
77.3   Military Circle East Building                         7/24/2006      3/10/2006
 78    One Corporate Plaza                                   8/31/2006      8/21/2006  Nathanial Williams, Rodney Freeman
 79    Avondale Village                                     10/19/2005     10/19/2005  Ruben Poplawski
 80    Carmax                                                2/24/2006         NAP     Thomas and Charlotte Lane
------------------------------------------------------------------------------------------------------------------------------------
 81    Cartersville Physicians Center                        5/18/2006       8/7/2006  Edward Walter Conk; Joellyn Conk; Chris M.
                                                                                       Conk
 82    Holiday Inn - El Paso                                 3/15/2006       3/1/2006  Lane Hospitality, Inc.
 83    University Plains Apartments                          3/22/2006      3/22/2006  Russell Wilkinson
 84    80 Field Point Road                                   4/25/2006      4/25/2006  Mannheim Trust
 85    Devon Professional Ctr and Pier One                    Various        Various   Stoltz, Keith
------------------------------------------------------------------------------------------------------------------------------------
85.1   Devon Professional Buildings                          7/18/2006      7/18/2006
85.2   Pier 1 Imports                                         8/7/2006       8/7/2006
 86    1700-1710 Connecticut Avenue                          8/21/2006      8/21/2006  John L. Courembis
 87    Forest Ridge Apartments                               5/11/2006      5/10/2006  John Goodman
 88    Courtyard by Marriott - West Homestead                2/23/2006       2/6/2006  Branca, Richard;Laport, Mark G.;McCay III,
                                                                                       Augustus W.
------------------------------------------------------------------------------------------------------------------------------------
 89    Bank of America Plaza                                 6/20/2006      6/19/2006  Hyun J. Um and Thomas W. Price
 90    Rite Aid (Pittsburgh)                                 8/31/2006      8/31/2006  Zukin, Wayne; Zukin, Stanford
 91    Comfort Inn - Jacksonville (Equity Inns)               8/2/2006      8/22/2006  Equity Inns, Inc.
 92    Sequoia Business Park                                 7/17/2006       4/4/2006  Craig Vallely, Jerry Lynch
 93    Residence Inn - Raleigh                                7/6/2006       8/1/2006  C. Eugene Singleton; R. Doyle Parrish; J.
                                                                                       David Beam, III
------------------------------------------------------------------------------------------------------------------------------------
 94    2020 Hurley Way                                        6/6/2006       6/6/2006  Edward A. Barkett, Anthony M. Barkett, and
                                                                                       Robert J. Rishwain
 95    Wickes Furniture                                      7/21/2006       7/3/2006  Schlesinger, Arnold;Guerin, Vera;Scott, D.
                                                                                       Gregory
 96    The Cascades                                          3/20/2006      3/20/2006  Murray Dalfen
 97    Jersey Boulevard                                      1/16/2006       1/4/2006  The Bradley S. Cohen Family Trust
 98    Macdade Terrace Apartments                            2/22/2006      2/23/2006  Mayer Steg and Ruth Steg
------------------------------------------------------------------------------------------------------------------------------------
 99    Courtyard - Altoona                                   2/21/2006       2/1/2006  Branca, Richard;Laport, Mark G.;Devorris, Don
 100   2296 Henderson Mill                                   7/25/2006      7/14/2006  Robert A. Miller
 101   Levitz Hawthorne - Wilkie and 120th                   9/8/2006        9/6/2006  Sneider, Arturo
 102   Northport Corners Shopping Center                     4/20/2006      4/20/2006  Sharp, Samuel W.; Buchalter, Robert W.
 103   Century City Central Plant                            6/23/2006      6/23/2006  Steve Gordon
------------------------------------------------------------------------------------------------------------------------------------
 104   Homestead Garden Apartments                           5/23/2006      4/26/2006  Hani Shafai
 105   Kress Payless Building                                7/17/2006       7/6/2006  Kenneth K. Cederstrand
 106   Hampton Inn - Naperville (Equity Inns)                8/10/2006      8/22/2006  Equity Inns, Inc.
 107   Hampton Inn - Ann Arbor (Equity Inns)                 8/22/2006      8/22/2006  Equity Inns, Inc.
 108   Spectrum Centre                                       6/14/2006      6/14/2006  Ramy Sesi; Bassam Salman
------------------------------------------------------------------------------------------------------------------------------------
 109   2515 Shader Road Industrial                            4/3/2006       4/3/2006  Kleger, David;Alpert, David;Esanu, Warren
 110   Namco Plaza                                           5/17/2006      5/15/2006  DLC Management Corp. and Delphi Commercial
                                                                                       Properties
 111   Mission Stadler Place Apartments                       8/1/2006       8/2/2006  Mission Residential, LLC; Finlay Partners
                                                                                       LLC; Mission Stadler Place LeaseCo, LLC
 112   Sun Center                                             8/9/2006      6/16/2006  Maurice Refoua, Soleiman Hakakian
 113   Burleson Shopping Center                              7/13/2006      7/13/2006  Santoianni, Joseph; DiBlasio, Jean-Pierre
------------------------------------------------------------------------------------------------------------------------------------
 114   Residence Inn - Milford                               5/25/2006      5/24/2006  Stebbins, Mark R.;Schleicher, Mark C.;Craft,
                                                                                       Philip C.
 115   Springpointe Executive Center                         5/12/2006      5/12/2006  Norwitz, Scott L.
 116   Hampton Inn - Indianapolis (Equity Inns)              8/22/2006      8/22/2006  Equity Inns, Inc.
 117   Brookdale Shopping Center                             8/25/2006      8/24/2006  Beznos, Norman
 118   Holiday Inn Express and Suites                        2/16/2006      2/16/2006  Jagmohan G. Desai and Anuj Jain
------------------------------------------------------------------------------------------------------------------------------------
 119   Palo Verde Square                                     6/19/2006      6/19/2006  Grabel, Gary;Hamermesh, Mark;Browne, Aric
 120   Audubon Park Apartments                                4/3/2006       4/3/2006  Andrew Schwarz
 121   44-01 21st Street                                     7/18/2006      7/13/2006  Phillip Kelleher
 122   Ross Plaza                                            7/17/2006      7/16/2006  Hamermesh, Mark;Browne, Aric;Grabel, Gary
 123   Dillards - Cincinnati, OH                              2/8/2006       2/8/2006  Michael A. Klump
------------------------------------------------------------------------------------------------------------------------------------
 124   Broad Bay Country Club                                 1/9/2006      1/17/2006  Costal Clubs LLC
 125   1325 E Flamingo                                       5/23/2006      5/30/2006  Yang, James Junchul
 126   SpringHill Suites - Manchester Airport                1/18/2006       1/6/2006  Schleicher & Stebbins Hotels L.L.C.;Stebbins,
                                                                                       Mark R.;Schleicher, Mark C.
 127   Gallery Row                                            9/6/2006       9/6/2006  Hanson, Michael J.
 128   Borders Books - Montclair                              4/7/2006      5/26/2006  Howard Schwartz and Steven Schwimer
------------------------------------------------------------------------------------------------------------------------------------
 129   Mercado del Lago                                      4/27/2006      4/27/2006  Mercado Properties, Inc.; Miller M.D., Gerald
                                                                                       W.
 130   611 Church Street                                     6/14/2006      6/15/2006  Gerald Spears
 131   TownePlace Suites - Manchester                        1/16/2006       1/5/2006  Schleicher & Stebbins Hotels L.L.C.;Stebbins,
                                                                                       Mark R.;Schleicher, Mark C.
 132   Hampton Inn - Milford (Equity Inns)                   8/22/2006      8/22/2006  Equity Inns, Inc.
 133   North Park Place Apartments                           5/23/2006      7/28/2006  R. Ramin Kamfar and Philip T. Mendlow
------------------------------------------------------------------------------------------------------------------------------------
 134   Des Moines Portfolio- Crescent Chase Apartments       10/5/2006      7/19/2006  Fazio, Peter S.; Fazio, Shari A.
 135   Sierra Court Shopping Center                          11/2/2005      11/2/2005  Aaron Kadosh
 136   Rimrock Plaza                                         4/26/2006      4/24/2006  Ismat Qayum, Abdul Qayum, Ismat Qayum Living
                                                                                       Trust dated 3/31/97, Abdul Qayum Living Trust
                                                                                       dated 3/31/97
 137   Unity Health and Resource Center                      4/17/2006      4/13/2006  Edwin M. Stanton, Nicholas J. Rhodes, Daniel
                                                                                       K. Carr, Richard Baier
 138   St. Joseph Medical Plaza                              1/19/2006      1/17/2006  Victor P. Balestra and Nathan S. Ward
------------------------------------------------------------------------------------------------------------------------------------
 139   Des Moines Portfolio - Colonial Village Apartments    10/5/2006      7/19/2006  Fazio, Peter S.; Fazio, Shari A.
 140   516 - 544 Raymond Boulevard                            3/1/2006       3/1/2006  Evaristo Cruz
 141   Henrietta Shopping Center                             7/14/2006      5/29/2006  Francis Greenburger
 142   Fairfield Inn & Suites - Butler                       2/21/2006       2/6/2006  Laport, Mark G.;Branca, Richard;Konig, Thomas
 143   Colonial Crossing Retail                              7/21/2006      8/18/2006  Dokos, Konstantinos
------------------------------------------------------------------------------------------------------------------------------------
 144   Jackson Pediatrics                                     5/2/2006       5/2/2006  Eckstein, Judy; Eckstein Family Partnership
 145   Courtyard by Marriott - Raleigh                        4/4/2006      5/31/2006  Singleton, C. Eugene;Parrish, R. Doyle;Beam,
                                                                                       III, J. David
 146   Monsey Marketplace                                    4/20/2006      6/13/2006  Miriam Kohn
 147   Cross Creek Retail (IN)                               5/11/2006      5/12/2006  Riggs, Leon
 148   CVS - Watertown, MA                                   3/22/2006      3/23/2006  John L. Hall II
------------------------------------------------------------------------------------------------------------------------------------
 149   Palmetto Glades Retail                                 2/8/2006      2/17/2006  Barroukh, Yves; Green, Adrian
 150   Presque Isle and Eastern Ave                           5/8/2006      4/28/2006  Sikorski, Richard E.;Sikorski, Karen R.;The
                                                                                       Richard E. and Karen R. Sikorski Living Trust
 151   Forest Park MHC                                      10/11/2006      10/5/2006  Piccone, Ronald J.
 152   Square Barn Commons                                    9/5/2006      8/31/2006  Lykouretzos, George
 153   Hampton Inn - College Station (Equity Inns)           8/22/2006      8/22/2006  Equity Inns, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 154   Atlanthub                                             5/23/2006      5/23/2006  Frederick H. Leeds, David Oved
 155   Walgreens (Garden Grove)                              7/13/2006      7/14/2006  Glasser, Alec J.; Adobe/Avery Parkway, LLC
 156   Aztec Square                                         11/15/2005      11/15/200  James R. Wiss
 157   The Shoppes at the Creek                              5/10/2006      5/10/2006  Petree Properties I, Inc., a California
                                                                                       corporation
 158   Post Plaza Shopping Center                            9/12/2005      9/13/2005  Myron D. Vogel
------------------------------------------------------------------------------------------------------------------------------------
 159   Hampton Inn - Meriden (Equity Inns)                   8/18/2006      8/22/2006  Equity Inns, Inc.
 160   Circuit City - Florence, SC                           3/28/2005      3/28/2005  Roger Saunders
 161   9343 North Loop                                       3/31/2006      3/28/2006  Segal, Andrew J.
 162   3829 Crenshaw Boulevard                               6/22/2006      6/22/2006  Curtis Frolin, Joseph Shabani, Farshas
                                                                                       Samadi, Yadollah Shabani
 163   Hampton Inn - Austin (Equity Inns)                    8/22/2006      8/22/2006  Equity Inns, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 164   Owens Place                                          11/16/2005     11/18/2005  DBSI Housing Inc.
 165   Canoga Plaza                                          7/26/2006      5/31/2006  Bijan and Frank Rodd
 166   Shops at Colony Crossing                              6/9/2006        6/8/2006  Galt, Marcus C.; Gallagher, Garry J.
 167   McKendree Garage                                      4/19/2006      2/27/2006  Wardrop, Jr., William S.
 168   Southwest Professional Plaza                          8/21/2006      8/24/2006  Akers, William M. J.
------------------------------------------------------------------------------------------------------------------------------------
 169   Parkview Apartments                                   7/28/2006      7/28/2006  David Dufenhorst
 170   218 Knickerbocker Avenue                              6/19/2006      6/22/2006  Albert Khadeida
 171   17 Maple Drive                                        9/12/2005      9/13/2005  Myron D. Vogel
 172   Dairyland Square                                      4/14/2006      4/12/2006  Liberman, Cornfeld and Fisher
 173   Snug Harbor MHC                                       4/25/2006      5/11/2006  Denhoy, Balwant S.;Denhoy, Sukhwant K.;Denhoy
                                                                                       Revocable Living Trust
------------------------------------------------------------------------------------------------------------------------------------
 174   Hampton Inn - Knoxville (Equity Inns)                 8/22/2006      8/22/2006  Equity Inns, Inc.
 175   Crittenden Garage                                     3/22/2006      3/22/2006  Peter Parras, William J. Warzlow, Richard L.
                                                                                       Bowen
 176   Woodgate MHC                                          5/10/2006      5/10/2006  Myers, Cal
 177   Central Plaza Retail                                  8/11/2006      6/22/2006  Garfunkel, David
 178   PBC Shell Lane                                        6/29/2006      3/20/2006  Gambone, Jr., Joseph R.
------------------------------------------------------------------------------------------------------------------------------------
 179   Des Moines Portfolio- Robin Hill Apartments           10/5/2006      7/19/2006  Fazio, Peter S.; Fazio, Shari A.
 180   Des Moines Portfolio - Plaza Manor Apartments         10/5/2006      7/19/2006  Fazio, Peter S.; Fazio, Shari A.
 181   Brown's Creek Shopping Center                         7/13/2006      7/18/2006  John P. Donnelly, Gregory F. Jones, Stephen
                                                                                       A. Salvo
 182   50 Cutler Avenue                                      5/17/2006       5/1/2006  Basile, Donald E.
 183   Boston Sports Club                                     6/5/2006      5/12/2006  Jonathan G. Davis and Paul Marcus
------------------------------------------------------------------------------------------------------------------------------------
 184   Oxmoor Ridge Apartments                               12/6/2005      12/5/2005  Wininger, David D.
 185   AC Moore-Pennsdale                                    9/11/2006      7/19/2006  Twerski, Labe
 186   Des Moines Portfolio- Ingersoll Towers Apartments     10/5/2006      7/19/2006  Fazio, Peter S. ; Fazio, Shari A.
 187   Inland Center                                         5/17/2006      5/17/2006  Houshang Shabani; Iraj Shamtoubi; Steve
                                                                                       Souroudi
 188   Getzville Plaza                                        9/7/2006       6/9/2006  Lesser, Efraim
------------------------------------------------------------------------------------------------------------------------------------
 189   Broadmark                                             5/23/2006      5/13/2006  Frederick H. Leeds, David Oved
 190   Shoppes at Thomsen Mile                               6/20/2006      6/15/2006  Slusky, Jerry
 191   Sentry Plaza                                          4/25/2006      4/25/2006  Shakin, Steven H.; Anderson, John B.
 192   Des Moines Portfolio- Woodland West Apartments        10/5/2006      7/19/2006  Fazio, Peter S.; Fazio, Shari A.

     FOOTNOTES TO ANNEX A-1

1.   GACC - German American Capital Corporation, CGM - Citigroup Global Markets
     Realty Corp., Capmark - Capmark Finance Inc., CGM/BCRE - Citigroup Global
     Markets Realty Corp. and Barclays Capital Real Estate Inc.

2.   The Administrative Fee Rate includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

3.   Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest only period.

4.   With respect to lockbox, "Hard" means each tenant is required to transfer its rent directly to the lockbox account: "Soft" means that the borrower or property manager collects rent from the tenants and then the borrower or property manager is required to deposit these rents into the lockbox account; "None at closing, Spring Hard" or "Soft at Closing, Springing
     Hard" means that no lockbox or a soft lockbox, as applicable, exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be instructed to transfer its rent directly to the lockbox account; "Soft at Closing, Springing Cash
     Management" a soft lockbox, as applicable, exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, a cash management system will be enforced, as defined in the related loan documents; "Hard at Closing, Springing Cash Management" a hard lockbox exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, a cash management system will be enforced, as defined in the related loan documents.

5.   With respect to the mortgage loans known as:

     i.   Empirian Highland

     ii.  Empirian Waterford Landing

     iii. Empirian Wildewood

     iv.  The Winston Lofts

     v.   Monsey Marketplace

     each mortgage loan is recourse to the related sponsor (up to $6,575,000,
     $4,575,000, $4,500,000, $1,400,000, $700,000, respectively which amount may be reduced under certain circumstances) until the related mortgaged property achieves a minimum DSCR of 1.25x (or 1.20x, with respect to The
     Winston Lofts). The Threshold for Release of Payment of Guaranty is reached when the DSCR is 1.25x (or 1.20x, with respect to The Winston Lofts).

     With respect to the mortgage loans known as:

     i.    Plaza Colonial

     ii.   Golden Wheel Manufactured Housing Community

     iii.  Presbyterian Allen MOB II

     iv.   Jetplex Circle Business Park

     v.    Prescott Lakes Apartments

     vi.   Mission Battleground Park

     vii.  Avondale Village

     viii. University Plains Apartments

     ix.   Forest Ridge Apartments

     x.    Rite Aid (Pittsburgh)

     xi.   2296 Henderson Mill

     xii.  Namco Plaza

     xiii. Rimrock Plaza

     xiv.  Crittenden Garage

     DSCR was calculated after netting holdback reserve amounts for the applicable mortgage loan. For a list of the actual DSCR ratios see
     "DESCRIPTION OF THE MORTGAGE POOL--Additional Loan Information," above.

6.   With respect to the mortgage loans known as:

     i.    Plaza Colonial

     ii.   Golden Wheel Manufactured Housing Community

     iii.  Presbyterian Allen MOB II

     iv.   Prescott Lakes Apartments

     v.    Mission Battleground Park

     vi.   University Plains Apartments

     vii.  Forest Ridge Apartments

     viii. Rite Aid (Pittsburgh)

     ix.   2296 Henderson Mill

     x.    Crittenden Garage

     Cut-off Date LTV Ratio and LTV Ratio at Maturity were calculated after netting holdback reserve amounts for the applicable mortgage loan. For a list of the actual LTV ratios see "DESCRIPTION OF THE MORTGAGE
     POOL--Additional Loan Information," above.

7.   With respect to Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net
     Rentable Area SF/Units and DSCR see "DESCRIPTION OF THE MORTGAGE
     POOL--Split Loan Structures," above.

8.   The Home Depot Jersey City loan has an effective amortization of 321 months. The Home Depot Jersey City loan has interest only payments for the first six months, fixed principal and interest of $139,877.68 from
     5/1/07-1/1/18, fixed principal and interest of $152,219.83 from
     2/1/18-1/1/28 and fixed principal and interest of $160,447.93 from
     2/1/28-2/1/33.

9.   234 East Colorado: The largest tenant, Paseo Jewelry Mart, occupies 12,728
     SF at a reduced rent of $18.86 PSF. The tenant's current month-to-month lease terminates 10/31/2006, however an amendment to the lease was signed which gives the landlord the right to terminate the lease at any time after
     12/31/06 (with 60 days notice).

10.  300 Westage Business Center: The interest rate of 6.7214% reflects a blended rate of two notes, comprised of 6.3000% on the $13,200,000 note and
     11.0000% on the $1,300,000 note. The monthly payments under each note are calculated individually based on the applicable amount and rate and then combined. The underwritten DSCR is based upon such combined payment.

11.  The Court Apartments: The interest rate of 6.5685% reflects a blended rate of two notes, comprised of 6.2500% on the $15,000,000 note and 10.5500% on the $1,200,000 note. The monthly payments under each note are calculated individually based on the applicable amount and rate and then combined. The underwritten DSCR is based upon such combined payment.

12.  For those mortgage properties indicated as Appraisal As-of Date beyond the
     Cut-off Date, the Appraised Value and the corresponding Appraisal As-of
     Date are based on stabilization.

13.  The borrowers under the Mission Battleground Park, Mission Briley Parkway
     Apartments, and Mission Stadler Place Apartments loans are Delaware
     Statutory Trusts.

14.  With respect to the InterContinental Boston Hotel, InterContinental Boston
     Parking and Home Depot Jersey City, the related mortgaged property is under construction. As such, the occupancy information is based on stabilized occupancy. Such stabilized occupancy was used in calculations of DSCR.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-2

Certain Characteristics of the Multifamily Mortgage Loans

A-2-1

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CD 2006-CD3

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING
LOANS

                                                                          % OF                  MORTGAGE     CUT-OFF
                                                                      INITIAL POOL     # OF       LOAN        DATE
 ID                     PROPERTY NAME                     LOAN GROUP     BALANCE    PROPERTIES  SELLER(1)    BALANCE
----------------------------------------------------------------------------------------------------------------------

 14   Lightstone MI Tranche I                                  2          1.14%          4         CGM     $40,725,000
14.1  Scotsdale                                                2          0.41%          1         CGM     $14,550,000
14.2  Carriage Park                                            2          0.31%          1         CGM     $10,950,000
14.3  Macomb Manor                                             2          0.23%          1         CGM     $ 8,175,000
14.4  Carriage Hill                                            2          0.20%          1         CGM     $ 7,050,000
 17   St. Ives Apartments                                      2          1.00%          1       Capmark   $35,800,000
 22   Empirian Highland                                        2          0.92%          1        GACC     $32,940,000
 26   Empirian Waterford Landing                               2          0.72%          1        GACC     $25,800,000
 28   Village at Bexley                                        2          0.69%          1       Capmark   $24,800,000
 29   Empirian Wildewood                                       2          0.69%          1        GACC     $24,560,000
 32   Fox Point in Old Farm Apartments                         2          0.64%          1         CGM     $23,000,000
 33   Cypress Lakes Apartments                                 2          0.64%          1       Capmark   $23,000,000
 41   Paces Park Apartments                                    2          0.55%          1       Capmark   $19,500,000
 52   The Court Apartments                                     2          0.45%          1       Capmark   $16,200,000
 55   Mission Briley Parkway Apartments                        2          0.41%          1        GACC     $14,550,000
 62   Golden Wheel Manufactured Housing Community              2          0.36%          1       Capmark   $13,000,000
 69   Prescott Lakes Apartments                                1          0.32%          1        GACC     $11,340,000
 70   Mission Battleground Park                                2          0.31%          1        GACC     $11,200,000
 71   The Winston Lofts                                        2          0.31%          1        GACC     $11,200,000
 72   Broadmoor Country Club                                   2          0.31%          1         CGM     $11,200,000
 83   University Plains Apartments                             2          0.26%          1        GACC     $ 9,300,000
 87   Forest Ridge Apartments                                  2          0.25%          1        GACC     $ 9,000,000
 98   Macdade Terrace Apartments                               2          0.21%          1         CGM     $ 7,563,374
 104  Homestead Garden Apartments                              2          0.20%          1         CGM     $ 7,230,000
 111  Mission Stadler Place Apartments                         2          0.19%          1        GACC     $ 6,900,000
 120  Audubon Park Apartments                                  2          0.18%          1         CGM     $ 6,362,000
 133  North Park Place Apartments                              2          0.15%          1         CGM     $ 5,450,000
 134  Des Moines Portfolio- Crescent Chase Apartments          2          0.15%          1       Capmark   $ 5,314,754
 139  Des Moines Portfolio - Colonial Village Apartments       2          0.14%          1       Capmark   $ 4,995,070
 151  Forest Park MHC                                          2          0.13%          1       Capmark   $ 4,500,000
 169  Parkview Apartments                                      2          0.09%          1        GACC     $ 3,296,000
 173  Snug Harbor MHC                                          2          0.09%          1       Capmark   $ 3,213,817
 176  Woodgate MHC                                             1          0.09%          1       Capmark   $ 3,172,299
 179  Des Moines Portfolio- Robin Hill Apartments              2          0.08%          1       Capmark   $ 2,907,131
 180  Des Moines Portfolio - Plaza Manor Apartments            2          0.08%          1       Capmark   $ 2,797,239
 184  Oxmoor Ridge Apartments                                  1          0.07%          1       Capmark   $ 2,443,876
 186  Des Moines Portfolio- Ingersoll Towers Apartments        2          0.06%          1       Capmark   $ 2,267,762
 192  Des Moines Portfolio- Woodland West Apartments           2          0.04%          1       Capmark   $ 1,398,620

                                                                 GENERAL              DETAILED
                                                                PROPERTY              PROPERTY
 ID                     PROPERTY NAME                             TYPE                  TYPE
----------------------------------------------------------------------------------------------------

 14   Lightstone MI Tranche I                             Multifamily           Conventional
14.1  Scotsdale                                           Multifamily           Conventional
14.2  Carriage Park                                       Multifamily           Conventional
14.3  Macomb Manor                                        Multifamily           Conventional
14.4  Carriage Hill                                       Multifamily           Conventional
 17   St. Ives Apartments                                 Multifamily           Garden Style
 22   Empirian Highland                                   Multifamily           Conventional
 26   Empirian Waterford Landing                          Multifamily           Conventional
 28   Village at Bexley                                   Multifamily           Garden Style
 29   Empirian Wildewood                                  Multifamily           Conventional
 32   Fox Point in Old Farm Apartments                    Multifamily           Conventional
 33   Cypress Lakes Apartments                            Multifamily           Garden Style
 41   Paces Park Apartments                               Multifamily           Garden Style
 52   The Court Apartments                                Multifamily           Conventional
 55   Mission Briley Parkway Apartments                   Multifamily           Conventional
 62   Golden Wheel Manufactured Housing Community         Manufactured Housing  Manufactured Housing
 69   Prescott Lakes Apartments                           Multifamily           Senior Housing
 70   Mission Battleground Park                           Multifamily           Conventional
 71   The Winston Lofts                                   Multifamily           Conventional
 72   Broadmoor Country Club                              Multifamily           Conventional
 83   University Plains Apartments                        Multifamily           Student Housing
 87   Forest Ridge Apartments                             Multifamily           Conventional
 98   Macdade Terrace Apartments                          Multifamily           Conventional
 104  Homestead Garden Apartments                         Multifamily           Conventional
 111  Mission Stadler Place Apartments                    Multifamily           Conventional
 120  Audubon Park Apartments                             Multifamily           Conventional
 133  North Park Place Apartments                         Multifamily           Conventional
 134  Des Moines Portfolio- Crescent Chase Apartments     Multifamily           Garden Style
 139  Des Moines Portfolio - Colonial Village Apartments  Multifamily           Garden Style
 151  Forest Park MHC                                     Manufactured Housing  Manufactured Housing
 169  Parkview Apartments                                 Multifamily           Conventional
 173  Snug Harbor MHC                                     Manufactured Housing  Manufactured Housing
 176  Woodgate MHC                                        Manufactured Housing  Manufactured Housing
 179  Des Moines Portfolio- Robin Hill Apartments         Multifamily           Garden Style
 180  Des Moines Portfolio - Plaza Manor Apartments       Multifamily           Garden Style
 184  Oxmoor Ridge Apartments                             Multifamily           Garden Style
 186  Des Moines Portfolio- Ingersoll Towers Apartments   Multifamily           Mid-Rise
 192  Des Moines Portfolio- Woodland West Apartments      Multifamily           Walk-up

 ID                     PROPERTY NAME                     ADDRESS                                          CITY
---------------------------------------------------------------------------------------------------------------------

 14   Lightstone MI Tranche I                             Various                                    Various
14.1  Scotsdale                                           37650 Dale Drive                           Westland
14.2  Carriage Park                                       27201 Canfield Drive                       Dearborn Heights
14.3  Macomb Manor                                        19700 Masonic Boulevard                    Roseville
14.4  Carriage Hill                                       26322 Westphal Drive                       Dearborn Heights
 17   St. Ives Apartments                                 3300 Woodhaven Road                        Philadelphia
 22   Empirian Highland                                   310 Highroad Drive                         Charlotte
 26   Empirian Waterford Landing                          1900 Waterford Landing                     McDonough
 28   Village at Bexley                                   2645 Travis Road and 2764 Coldstream Lane  Columbus
 29   Empirian Wildewood                                  751 Mallet Hill Road                       Columbia
 32   Fox Point in Old Farm Apartments                    514 East 4090 South                        Salt Lake City
 33   Cypress Lakes Apartments                            11101 Reiger Road                          Baton Rouge
 41   Paces Park Apartments                               100 Paces Park Drive                       Decatur
 52   The Court Apartments                                3500 Powelton Avenue                       Philadelphia
 55   Mission Briley Parkway Apartments                   100 Arbor Creek Boulevard                  Nashville
 62   Golden Wheel Manufactured Housing Community         1450 Old Oakland Road                      San Jose
 69   Prescott Lakes Apartments                           2105 Blooming Hills Drive                  Prescott
 70   Mission Battleground Park                           3520 Drawbridge Parkway                    Greensboro
 71   The Winston Lofts                                   1010 Arch Street                           Philadelphia
 72   Broadmoor Country Club                              3944 West 77th Place                       Merrillville
 83   University Plains Apartments                        4912 Mortensen Road                        Ames
 87   Forest Ridge Apartments                             2650-2802 River Road South                 Salem
 98   Macdade Terrace Apartments                          1400 MacDade Boulevard                     Woodlyn
 104  Homestead Garden Apartments                         4801 Homestead Street                      Rapid City
 111  Mission Stadler Place Apartments                    2-A Stadler Place                          Greensboro
 120  Audubon Park Apartments                             1855 Boulevard de Province                 Baton Rouge
 133  North Park Place Apartments                         16300 North Park Place                     Southfield
 134  Des Moines Portfolio- Crescent Chase Apartments     8600 Crescent Chase Road                   Johnston
 139  Des Moines Portfolio - Colonial Village Apartments  1340 42nd Street                           West Des Moines
 151  Forest Park MHC                                     Route 32 and Freetown Highway              Plattekill
 169  Parkview Apartments                                 1250 Central Avenue                        Wenatchee
 173  Snug Harbor MHC                                     560 and 740 30th Avenue                    Santa Cruz
 176  Woodgate MHC                                        2331 Frick Road                            Houston
 179  Des Moines Portfolio- Robin Hill Apartments         2000 Westown Parkway                       West Des Moines
 180  Des Moines Portfolio - Plaza Manor Apartments       3821 66th Street                           Urbandale
 184  Oxmoor Ridge Apartments                             403 Edgecrest Drive                        Homewood
 186  Des Moines Portfolio- Ingersoll Towers Apartments   3662 Ingersoll Avenue                      Des Moines
 192  Des Moines Portfolio- Woodland West Apartments      4401 Woodland Avenue                       West Des Moines

                                                                                                        NET     LOAN PER NET
                                                                                                     RENTABLE   RENTABLE AREA
 ID                     PROPERTY NAME                              COUNTY          STATE  ZIP CODE  UNITS/PADS   UNITS/PADS
----------------------------------------------------------------------------------------  -----------------------------------

 14   Lightstone MI Tranche I                             Various                    MI    Various     1,017       40,044.25
14.1  Scotsdale                                           Wayne                      MI     48185        376
14.2  Carriage Park                                       Wayne                      MI     48127        256
14.3  Macomb Manor                                        Macomb                     MI     48066        217
14.4  Carriage Hill                                       Wayne                      MI     48127        168
 17   St. Ives Apartments                                 Philadelphia               PA     19154        516       69,379.84
 22   Empirian Highland                                   Mecklenburg                NC     28262        309      106,601.94
 26   Empirian Waterford Landing                          Henry                      GA     30253        260       99,230.77
 28   Village at Bexley                                   Franklin                   OH     43209        651       38,095.24
 29   Empirian Wildewood                                  Richland                   SC     29223        240      102,333.33
 32   Fox Point in Old Farm Apartments                    Salt Lake                  UT     84107        398       57,788.94
 33   Cypress Lakes Apartments                            East Baton Rouge Parish    LA     70809        314       73,248.41
 41   Paces Park Apartments                               Dekalb                     GA     30033        250       78,000.00
 52   The Court Apartments                                Philadelphia               PA     19104        165       98,181.82
 55   Mission Briley Parkway Apartments                   Davidson                   TN     37217        360       40,416.67
 62   Golden Wheel Manufactured Housing Community         Santa Rosa                 CA     95112        221       58,823.53
 69   Prescott Lakes Apartments                           Yavapai                    AZ     86301        123       92,195.12
 70   Mission Battleground Park                           Guilford                   NC     27410        240       46,666.67
 71   The Winston Lofts                                   Philadelphia               PA     19107         69      162,318.84
 72   Broadmoor Country Club                              Lake                       IN     46410        264       42,424.24
 83   University Plains Apartments                        Story                      IA     50014        144       64,583.33
 87   Forest Ridge Apartments                             Marion                     OR     97302        205       43,902.44
 98   Macdade Terrace Apartments                          Delaware                   PA     19094        160       47,271.09
 104  Homestead Garden Apartments                         Pennington                 SD     57703        100       72,300.00
 111  Mission Stadler Place Apartments                    Guilford                   NC     27410        144       47,916.67
 120  Audubon Park Apartments                             East Baton Rouge           LA     70816        219       29,050.23
 133  North Park Place Apartments                         Oakland                    MI     48075        126       43,253.97
 134  Des Moines Portfolio- Crescent Chase Apartments     Polk                       IA     50131        120       44,289.62
 139  Des Moines Portfolio - Colonial Village Apartments  Polk                       IA     50266        168       29,732.56
 151  Forest Park MHC                                     Ulster                     NY     12568        230       19,565.22
 169  Parkview Apartments                                 Chelan                     WA     98801        112       29,428.57
 173  Snug Harbor MHC                                     Santa Cruz                 CA     95062        120       26,781.80
 176  Woodgate MHC                                        Harris                     TX     77038        141       22,498.57
 179  Des Moines Portfolio- Robin Hill Apartments         Polk                       IA     50265         90       32,301.45
 180  Des Moines Portfolio - Plaza Manor Apartments       Polk                       IA     50322        140       19,980.28
 184  Oxmoor Ridge Apartments                             Jefferson                  AL     35209         97       25,194.60
 186  Des Moines Portfolio- Ingersoll Towers Apartments   Polk                       IA     50312         55       41,232.03
 192  Des Moines Portfolio- Woodland West Apartments      Polk                       IA     50266         50       27,972.39

                                                          OCCUPANCY   OCCUPANCY  ELEVATOR(S)              UTILITIES
 ID                     PROPERTY NAME                       RATE     AS-OF DATE    (YES/NO)             PAID BY TENANT
--------------------------------------------------------------------------------------------------------------------------------

 14   Lightstone MI Tranche I                                92.53%    Various        No         Electric, Gas, Water, Sewer
14.1  Scotsdale                                              93.88%   5/25/2006       No         Electric, Gas, Water, Sewer
14.2  Carriage Park                                          91.41%   5/25/2006       No         Electric, Gas, Water, Sewer
14.3  Macomb Manor                                           91.24%   5/25/2006       No         Electric, Gas, Water, Sewer
14.4  Carriage Hill                                          92.86%   5/10/2006       No         Electric, Gas, Water, Sewer
 17   St. Ives Apartments                                    96.12%   8/28/2006       No                   Electric
 22   Empirian Highland                                      98.06%   9/14/2006       No         Electric, Gas, Water, Sewer
 26   Empirian Waterford Landing                             97.69%   9/14/2006       No                   Electric
 28   Village at Bexley                                      94.78%   8/15/2006       No             Electric, Gas, Water
 29   Empirian Wildewood                                     96.25%   9/14/2006       No                Electric, Gas
 32   Fox Point in Old Farm Apartments                       96.48%   6/6/2006        No                Electric, Gas
 33   Cypress Lakes Apartments                               90.45%   9/3/2006        No      Electric, Gas, Water, Sewer, Trash
 41   Paces Park Apartments                                  94.40%   6/13/2006       No            Electric, Water, Sewer
 52   The Court Apartments                                   95.15%   6/21/2006      Yes                Electric, Gas
 55   Mission Briley Parkway Apartments                      94.44%   8/8/2006        No                   Electric
 62   Golden Wheel Manufactured Housing Community           100.00%   2/18/2006       No         Electric, Gas, Water, Trash
 69   Prescott Lakes Apartments                              78.00%   9/12/2006      Yes                     None
 70   Mission Battleground Park                              88.75%   7/26/2006       No                   Electric
 71   The Winston Lofts                                      95.65%   8/8/2006       Yes                     Gas
 72   Broadmoor Country Club                                 94.32%   5/17/2006       No                   Electric
 83   University Plains Apartments                           92.04%   8/29/2006       No                   Electric
 87   Forest Ridge Apartments                                86.34%   7/18/2006       No                Electric, Gas
 98   Macdade Terrace Apartments                             95.00%   2/20/2006       No                Electric, Gas
 104  Homestead Garden Apartments                            99.00%   6/23/2006       No                   Electric
 111  Mission Stadler Place Apartments                       95.14%   9/10/2006       No            Electric, Water, Sewer
 120  Audubon Park Apartments                               100.00%   5/5/2006        No         Electric, Gas, Water, Sewer
 133  North Park Place Apartments                            91.27%   7/13/2006      Yes                   Electric
 134  Des Moines Portfolio- Crescent Chase Apartments        98.33%   5/31/2006       No                Electric, Gas
 139  Des Moines Portfolio - Colonial Village Apartments     94.64%   5/31/2006       No         Electric, Gas, Water, Sewer
 151  Forest Park MHC                                       100.00%   7/6/2006        No                Electric, Gas
 169  Parkview Apartments                                    98.21%   8/28/2006       No             Water, Sewer, Trash
 173  Snug Harbor MHC                                       100.00%   4/1/2006        No             Electric, Gas, Water
 176  Woodgate MHC                                           99.29%   4/1/2006        No                Electric, Gas
 179  Des Moines Portfolio- Robin Hill Apartments           100.00%   5/31/2006       No                Electric, Gas
 180  Des Moines Portfolio - Plaza Manor Apartments          99.29%   5/31/2006       No                Electric, Gas
 184  Oxmoor Ridge Apartments                                94.85%   5/31/2006       No             Electric, Gas, Water
 186  Des Moines Portfolio- Ingersoll Towers Apartments      96.36%   5/31/2006      Yes                Electric, Gas
 192  Des Moines Portfolio- Woodland West Apartments         96.00%   5/31/2006       No                   Electric

                                                                     STUDIOS                       1 BEDROOM
                                                          ------------------------------------------------------------
                                                            #    AVG RENT PER    MAX       #    AVG RENT PER    MAX
 ID                     PROPERTY NAME                     UNITS     MO. ($)    RENT ($)  UNITS     MO. ($)    RENT ($)
----------------------------------------------------------------------------------------------------------------------

 14   Lightstone MI Tranche I                                                             454        659        845
14.1  Scotsdale                                                                           184        622        800
14.2  Carriage Park                                                                       129        686        725
14.3  Macomb Manor                                                                         72        648        680
14.4  Carriage Hill                                                                        69        721        845
 17   St. Ives Apartments                                                                 167        660        720
 22   Empirian Highland                                                                    89        778        837
 26   Empirian Waterford Landing                                                           88        760        760
 28   Village at Bexley                                      1         350        350     208        437        539
 29   Empirian Wildewood                                                                   78        747        826
 32   Fox Point in Old Farm Apartments                                                     84        552        610
 33   Cypress Lakes Apartments                                                             72        891       1,290
 41   Paces Park Apartments                                                               128        920       1,000
 52   The Court Apartments                                  65       1,057      2,100      88       1,211      1,880
 55   Mission Briley Parkway Apartments                                                   202        628        628
 62   Golden Wheel Manufactured Housing Community                                          55        563        928
 69   Prescott Lakes Apartments                                                           103       1,119      1,400
 70   Mission Battleground Park                                                            64        583        615
 71   The Winston Lofts                                                                    39       1,089      1,089
 72   Broadmoor Country Club                                                               44        658        769
 83   University Plains Apartments
 87   Forest Ridge Apartments                                                              6         585        585
 98   Macdade Terrace Apartments                            14        511        550       80        621        725
 104  Homestead Garden Apartments
 111  Mission Stadler Place Apartments                                                     72        625        625
 120  Audubon Park Apartments                                                              70        440        500
 133  North Park Place Apartments
 134  Des Moines Portfolio- Crescent Chase Apartments                                      30        702        720
 139  Des Moines Portfolio - Colonial Village Apartments                                   30        609        645
 151  Forest Park MHC                                                                     166        414        430
 169  Parkview Apartments                                                                  24        475        475
 173  Snug Harbor MHC                                                                     120        389        434
 176  Woodgate MHC                                                                        121        273        325
 179  Des Moines Portfolio- Robin Hill Apartments                                          36        579        610
 180  Des Moines Portfolio - Plaza Manor Apartments                                        55        476        550
 184  Oxmoor Ridge Apartments                                                              40        464        510
 186  Des Moines Portfolio- Ingersoll Towers Apartments                                     7        678        760
 192  Des Moines Portfolio- Woodland West Apartments                                        8        602        750

                                                                    2 BEDROOM                      3 BEDROOM
                                                          ------------------------------------------------------------
                                                            #    AVG RENT PER    MAX       #    AVG RENT PER    MAX
 ID                     PROPERTY NAME                     UNITS     MO. ($)    RENT ($)  UNITS     MO. ($)    RENT ($)
----------------------------------------------------------------------------------------------------------------------

 14   Lightstone MI Tranche I                              563        780        1,035
14.1  Scotsdale                                            192        745          975
14.2  Carriage Park                                        127        818          970
14.3  Macomb Manor                                         145        753          895
14.4  Carriage Hill                                         99        837        1,035
 17   St. Ives Apartments                                  293        784          895
 22   Empirian Highland                                    169        949        1,075     51       1,176       1,300
 26   Empirian Waterford Landing                           132        933          955     40       1,075       1,075
 28   Village at Bexley                                    413        617          989     29         694       1,129
 29   Empirian Wildewood                                   124        905        1,050     38       1,093       1,160
 32   Fox Point in Old Farm Apartments                     314        668          875
 33   Cypress Lakes Apartments                             139        985        1,355    103       1,104       1,490
 41   Paces Park Apartments                                104       1,237       1,580     18       1,517       1,525
 52   The Court Apartments                                  12       1,746       2,000
 55   Mission Briley Parkway Apartments                    158        748          748
 62   Golden Wheel Manufactured Housing Community          166        563          928
 69   Prescott Lakes Apartments                             20       1,525       1,650
 70   Mission Battleground Park                            128        729          785     48         820         820
 71   The Winston Lofts                                     30       1,247       1,247
 72   Broadmoor Country Club                               220        742        1,215
 83   University Plains Apartments                                                         36         975         975
 87   Forest Ridge Apartments                              199        692          750
 98   Macdade Terrace Apartments                            66        733          825
 104  Homestead Garden Apartments                           76        837          895     24         975         975
 111  Mission Stadler Place Apartments                      72        750          750
 120  Audubon Park Apartments                              147        546          635      2         738       1,000
 133  North Park Place Apartments                           85        816        1,075     37         958       1,150
 134  Des Moines Portfolio- Crescent Chase Apartments       90        827          835
 139  Des Moines Portfolio - Colonial Village Apartments   107        697        1,340     31         891       1,000
 151  Forest Park MHC                                       64        416          440
 169  Parkview Apartments                                   56        525          525     32         625         625
 173  Snug Harbor MHC
 176  Woodgate MHC                                          20        273          325
 179  Des Moines Portfolio- Robin Hill Apartments           42        676          710     12         863         900
 180  Des Moines Portfolio - Plaza Manor Apartments         85        497          590
 184  Oxmoor Ridge Apartments                               48        579          642      9         727         755
 186  Des Moines Portfolio- Ingersoll Towers Apartments     39        898        1,085      9       1,088       1,600
 192  Des Moines Portfolio- Woodland West Apartments        42        613         645

                                                                    4 BEDROOM
                                                          -----------------------------
                                                            #    AVG RENT PER     MAX
 ID                     PROPERTY NAME                     UNITS     MO. ($)    RENT ($)
---------------------------------------------------------------------------------------

 14   Lightstone MI Tranche I
14.1  Scotsdale
14.2  Carriage Park
14.3  Macomb Manor
14.4  Carriage Hill
 17   St. Ives Apartments                                   56       1,120       1,280
 22   Empirian Highland
 26   Empirian Waterford Landing
 28   Village at Bexley
 29   Empirian Wildewood
 32   Fox Point in Old Farm Apartments
 33   Cypress Lakes Apartments
 41   Paces Park Apartments
 52   The Court Apartments
 55   Mission Briley Parkway Apartments
 62   Golden Wheel Manufactured Housing Community
 69   Prescott Lakes Apartments
 70   Mission Battleground Park
 71   The Winston Lofts
 72   Broadmoor Country Club
 83   University Plains Apartments                         108       1,131       1,220
 87   Forest Ridge Apartments
 98   Macdade Terrace Apartments
 104  Homestead Garden Apartments
 111  Mission Stadler Place Apartments
 120  Audubon Park Apartments
 133  North Park Place Apartments                            4       1,250       1,500
 134  Des Moines Portfolio- Crescent Chase Apartments
 139  Des Moines Portfolio - Colonial Village Apartments
 151  Forest Park MHC
 169  Parkview Apartments
 173  Snug Harbor MHC
 176  Woodgate MHC
 179  Des Moines Portfolio- Robin Hill Apartments
 180  Des Moines Portfolio - Plaza Manor Apartments
 184  Oxmoor Ridge Apartments
 186  Des Moines Portfolio- Ingersoll Towers Apartments
 192  Des Moines Portfolio- Woodland West Apartments

FOOTNOTES TO ANNEX A-2

1.   GACC - German American Capital Corporation, CGM - Citigroup Global Markets
     Realty Corp. and Capmark - Capmark Finance Inc.

                                     A-2-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-3

Class A-AB Planned Principal Balance

Date	Period	Balance
10/1/2006	0	89,260,000.00
11/1/2006	1	89,260,000.00
12/1/2006	2	89,260,000.00
1/1/2007	3	89,260,000.00
2/1/2007	4	89,260,000.00
3/1/2007	5	89,260,000.00
4/1/2007	6	89,260,000.00
5/1/2007	7	89,260,000.00
6/1/2007	8	89,260,000.00
7/1/2007	9	89,260,000.00
8/1/2007	10	89,260,000.00
9/1/2007	11	89,260,000.00
10/1/2007	12	89,260,000.00
11/1/2007	13	89,260,000.00
12/1/2007	14	89,260,000.00
1/1/2008	15	89,260,000.00
2/1/2008	16	89,260,000.00
3/1/2008	17	89,260,000.00
4/1/2008	18	89,260,000.00
5/1/2008	19	89,260,000.00
6/1/2008	20	89,260,000.00
7/1/2008	21	89,260,000.00
8/1/2008	22	89,260,000.00
9/1/2008	23	89,260,000.00
10/1/2008	24	89,260,000.00
11/1/2008	25	89,260,000.00
12/1/2008	26	89,260,000.00
1/1/2009	27	89,260,000.00
2/1/2009	28	89,260,000.00
3/1/2009	29	89,260,000.00
4/1/2009	30	89,260,000.00
5/1/2009	31	89,260,000.00
6/1/2009	32	89,260,000.00
7/1/2009	33	89,260,000.00
8/1/2009	34	89,260,000.00
9/1/2009	35	89,260,000.00
10/1/2009	36	89,260,000.00
11/1/2009	37	89,260,000.00
12/1/2009	38	89,260,000.00
1/1/2010	39	89,260,000.00
2/1/2010	40	89,260,000.00
3/1/2010	41	89,260,000.00
4/1/2010	42	89,260,000.00
5/1/2010	43	89,260,000.00
6/1/2010	44	89,260,000.00
7/1/2010	45	89,260,000.00
8/1/2010	46	89,260,000.00
9/1/2010	47	89,260,000.00
10/1/2010	48	89,260,000.00
11/1/2010	49	89,260,000.00
12/1/2010	50	89,260,000.00
1/1/2011	51	89,260,000.00
2/1/2011	52	89,260,000.00
3/1/2011	53	89,260,000.00
4/1/2011	54	89,260,000.00
5/1/2011	55	89,260,000.00
6/1/2011	56	89,260,000.00
7/1/2011	57	89,260,000.00
8/1/2011	58	89,260,000.00
9/1/2011	59	89,260,000.00
10/1/2011	60	89,260,000.00
11/1/2011	61	89,260,000.00
12/1/2011	62	89,260,000.00
1/1/2012	63	89,260,000.00
2/1/2012	64	89,239,205.55
3/1/2012	65	86,325,359.54
4/1/2012	66	84,070,028.84
5/1/2012	67	81,466,608.31
6/1/2012	68	79,185,531.64
7/1/2012	69	76,557,020.92
8/1/2012	70	74,237,436.77
9/1/2012	71	71,905,567.31
10/1/2012	72	69,224,407.12
11/1/2012	73	66,865,970.88
12/1/2012	74	64,158,920.93
1/1/2013	75	61,773,639.22
2/1/2013	76	59,375,723.18
3/1/2013	77	57,875,723.18
4/1/2013	78	56,375,723.18
5/1/2013	79	54,875,723.18
6/1/2013	80	53,375,723.18
7/1/2013	81	51,875,723.18
8/1/2013	82	50,375,723.18
9/1/2013	83	48,875,723.18
10/1/2013	84	47,362,686.73
11/1/2013	85	44,899,191.65
12/1/2013	86	42,098,868.12
1/1/2014	87	39,607,488.26
2/1/2014	88	37,102,917.10
3/1/2014	89	33,617,515.91
4/1/2014	90	31,081,184.49
5/1/2014	91	28,209,882.93
6/1/2014	92	25,644,902.72
7/1/2014	93	22,745,681.79
8/1/2014	94	20,151,752.33
9/1/2014	95	17,544,086.75
10/1/2014	96	14,603,265.94
11/1/2014	97	11,966,203.51
12/1/2014	98	8,996,734.39
1/1/2015	99	6,329,966.80
2/1/2015	100	3,649,076.19
3/1/2015	101	2,705.72
4/1/2015	102	—

A-3-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                    Annex B

                   Description of Top Fifteen Mortgage Loans

                      [THIS PAGE LEFT INTENTIONALLY BLANK]

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                               ALA MOANA PORTFOLIO     TMA LTV:     51.51%
--------------------------------------------------------------------------------

                        [3 PHOTOS OF ALA MOANA PORTFOLIO]

                                       B-1

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                               ALA MOANA PORTFOLIO     TMA LTV:     51.51%
--------------------------------------------------------------------------------

                        [3 PHOTOS OF ALA MOANA PORTFOLIO]

                                       B-2

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                            ALA MOANA PORTFOLIO(1)(2)  TMA LTV:     51.51%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            CGM

LOAN PURPOSE:                           Refinance

SHADOW RATING (S/M):                    BBB- / A3

ORIGINAL BALANCE(2):                    $300,000,000

CUT-OFF BALANCE(2):                     $300,000,000

% BY INITIAL UPB:                       8.40%

INTEREST RATE:                          5.60275%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     October 1, 2006

MATURITY DATE:                          September 1, 2011

AMORTIZATION:                           Interest only

CALL PROTECTION:                        Lockout for 24 months from
                                        securitization date, with defeasance
                                        permitted thereafter. On and after
                                        December 31, 2010, prepayment is
                                        permitted without penalty.

SPONSOR:                                GGP Limited Partnership

BORROWER:                               GGP Ala Moana L.L.C. and GGP
                                        Kapiolani Development L.L.C.

LOCKBOX:                                Hard

INITIAL RESERVES:                       None

MONTHLY RESERVES(3):                    Springing
--------------------------------------------------------------------------------

(1)   The LTV, Balloon LTV and DSCR used throughout the prospectus supplement were calculated based upon the aggregate balance of the Ala Moana
      Portfolio Loan as well as the pari passu companion loans, together referred to below as the "Ala Moana Note A Loans," and excludes the Ala
      Moana Subordinate Companion Loan.

(2)   The total original financing amount is $1,500,000,000 (the "Ala Moana
      Portfolio Loan Combination"), evidenced by multiple pari passu notes totaling $1,200,000,000 (the "Ala Moana Note A Loans") and multiple subordinate companion notes totaling $300,000,000 (the "Ala Moana
      Subordinate Companion Loan"). One $300,000,000 pari passu note, which evidences the Ala Moana Portfolio Loan, is included in the trust. The remaining pari passu companion notes totaling $900,000,000 and the Ala
      Moana Subordinate Companion Loan are not included in the trust.

(3)   See "Reserves" below.

(4)   DSCR and Underwritten Net Cash Flow does not include any normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapiolani Development L.L.C. was underwritten and included in the calculation of DSCR.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                                ALA MOANA
                                        ALA MOANA             PORTFOLIO LOAN
                                       NOTE A LOANS            COMBINATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:                  $603.09                 $753.86

BALLOON BALANCE / SQ. FT.:               $603.09                 $753.86

LTV:                                      51.51%                  64.39%

BALLOON LTV:                              51.51%                  64.39%

DSCR(4):                                  1.81x                   1.44x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Portfolio

PROPERTY TYPE:                          Retail and Office

COLLATERAL:                             Fee simple and Leasehold

LOCATION:                               Honolulu, Hawaii

YEAR BUILT / RENOVATED:                 Various

COLLATERAL SF:                          1,989,759 sq. ft.

PROPERTY MANAGEMENT:                    Borrower

OCCUPANCY (AS OF 6/15/06 -- 6/27/06):   95.78%

UNDERWRITTEN NET OPERATING INCOME:      $123,538,966

UNDERWRITTEN NET CASH FLOW(4):          $123,538,966

APPRAISED VALUE:                        $2,329,500,000

APPRAISAL DATE:                         August 1, 2006
--------------------------------------------------------------------------------

                                       B-3

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                               ALA MOANA PORTFOLIO     TMA LTV:     51.51%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                        ANCHOR TENANTS
------------------------------------------------------------------------------------------------------------------------------
                                                    WEIGHTED AVG   PERCENTAGE    2005 TENANT     LEASE
  TENANT       NRSF        % NRSF       % GPR         RENT PSF     RENT PSF(1)   SALES PSF(2)  EXPIRATION   RATINGS (S/M/F)(3)
------------------------------------------------------------------------------------------------------------------------------

Sears         341,199       17.15%      0.00%(4)      $ 0.00(4)       $4.29           286       08/31/09        BB+/NR/BB
------------------------------------------------------------------------------------------------------------------------------
Macy's        326,860       16.43       2.42            6.65           4.39           333       12/31/15      BBB/Baa1/BBB+
------------------------------------------------------------------------------------------------------------------------------
Shirokiya      53,515        2.69       1.77           29.71           1.82           668       01/31/20         NR/NR/NR
------------------------------------------------------------------------------------------------------------------------------
Old Navy       33,221        1.67       0.93           25.16           0.00           509       01/31/11      BBB-/Baa3/BBB-
------------------------------------------------------------------------------------------------------------------------------
Longs Drugs    31,049        1.56       1.33           38.47           0.00         1,899       01/31/11         NR/NR/NR
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:     785,844       39.49%      6.45%         $ 7.37          $3.81           405
------------------------------------------------------------------------------------------------------------------------------

(1)   Represents percentage rent paid by tenants based on sales for the twelve months ended December 31, 2005.

(2)   The tenant sales are per the borrower provided 2005 tenant sales schedule.

(3)   Credit ratings of parent company, whether it guarantees the lease or not.

(4)   Sears does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 psf for
      CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5%
      of net sales less real estate tax reimbursements.

--------------------------------------------------------------------------------------------------------------------------------
                                                ALA MOANA PORTFOLIO LOAN SUMMARY
--------------------------------------------------------------------------------------------------------------------------------
                              CUT-OFF                                               OCCUPANCY %                    UNDERWRITTEN
                           ALLOCATED LOAN   PROPERTY    YEAR BUILT/     PROPERTY       (AS OF                          NET
     PROPERTY NAME           BALANCE(1)       TYPE     YEAR RENOVATED     SIZE       JUNE 2006)  APPRAISED VALUE   CASH FLOW(2)
--------------------------------------------------------------------------------------------------------------------------------

Ala Moana Center           $283,322,601      Retail     1959 / 2004     1,606,435      97.31%     $2,200,000,000   $116,671,271
--------------------------------------------------------------------------------------------------------------------------------
Ala Moana Building            9,272,376      Office     1961 / 2004       199,362      89.15          72,000,000      3,818,332
--------------------------------------------------------------------------------------------------------------------------------
Ala Moana Pacific Center      6,181,584      Office         1983          169,918      88.82          48,000,000      2,545,555
--------------------------------------------------------------------------------------------------------------------------------
Ala Moana Plaza               1,223,439      Retail         1989           14,044     100.00           9,500,000        503,808
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:                  $300,000,000                                 1,989,759      95.78%     $2,329,500,000   $123,538,966
--------------------------------------------------------------------------------------------------------------------------------

(1)   The total original financing amount is $1,500,000,000 (the "Ala Moana
      Portfolio Loan Combination") evidenced by multiple pari passu notes totaling $1,200,000,00 and multiple subordinate companion notes totaling
      $300,000,000. One $300,000,000 pari passu note, which evidences the Ala
      Moana Portfolio Loan, is included in the trust. The remaining pari passu companion notes and the Ala Moana Subordinate Companion Notes (as defined herein) totaling $1,200,000,000 are not included in the trust.

(2)   DSCR and Underwritten Net Cash Flow does not include any normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapiolani Development L.L.C. was underwritten in the calculation of DSCR and Underwritten Net Cash Flow.

--------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER
--------------------------------------------------------------------------------------------------------------------
                                                                                                        CUMULATIVE
               NUMBER OF                                        CUMULATIVE               % OF BASE      % OF BASE
YEAR OF         LEASES     EXPIRING       % OF     CUMULATIVE      % OF       ANNUAL       ACTUAL         ACTUAL
EXPIRATION     EXPIRING       SF        TOTAL SF    TOTAL SF     TOTAL SF    RENT PSF   RENT ROLLING   RENT ROLLING
--------------------------------------------------------------------------------------------------------------------

MTM                 7          6,012       0.30%       6,012        0.30%     $73.09       0.49%          0.49%
--------------------------------------------------------------------------------------------------------------------
2006               30         33,670       1.69       39,682        1.99       34.54       1.30           1.79
--------------------------------------------------------------------------------------------------------------------
2007               42         65,161       3.27      104,843        5.27       43.88       3.19           4.97
--------------------------------------------------------------------------------------------------------------------
2008               60        112,171       5.64      217,014       10.91       54.99       6.87          11.84
--------------------------------------------------------------------------------------------------------------------
2009               60        532,640      26.77      749,654       37.68       26.01      15.43          27.28
--------------------------------------------------------------------------------------------------------------------
2010               49        130,917       6.58      880,571       44.26       89.74      13.09          40.36
--------------------------------------------------------------------------------------------------------------------
2011               38        140,371       7.05    1,020,942       51.31       57.66       9.02          49.38
--------------------------------------------------------------------------------------------------------------------
2012               39         70,319       3.53    1,091,261       54.84       83.71       6.56          55.94
--------------------------------------------------------------------------------------------------------------------
2013               33         63,280       3.18    1,154,541       58.02       85.28       6.01          61.95
--------------------------------------------------------------------------------------------------------------------
2014               32         72,901       3.66    1,227,442       61.69       98.63       8.01          69.96
--------------------------------------------------------------------------------------------------------------------
2015               42        476,178      23.93    1,703,620       85.62       33.81      17.94          87.90
--------------------------------------------------------------------------------------------------------------------
2016               15         74,027       3.72    1,777,647       89.34       82.20       6.78          94.68
--------------------------------------------------------------------------------------------------------------------
Thereafter         10        128,230       6.44    1,905,877       95.78       34.93       5.01         100.00
--------------------------------------------------------------------------------------------------------------------
Vacant                        83,882       4.22    1,989,759      100.0         0.00       0.00         100.00
--------------------------------------------------------------------------------------------------------------------
TOTAL/WA:         457      1,989,759     100.00%   1,989,759      100.00%
--------------------------------------------------------------------------------------------------------------------

                                       B-4

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                               ALA MOANA PORTFOLIO     TMA LTV:     51.51%
--------------------------------------------------------------------------------

THE LOAN. The Ala Moana Portfolio Loan, a 5-year interest-only loan, is secured by the Ala Moana Borrowers' (defined below) fee simple and leasehold interests on properties which in aggregate contain approximately 1,989,759 square feet of retail and office space (collectively, the "Ala Moana Portfolio Properties").
The properties are located in Honolulu, HI.

The $1,500,000,000 Ala Moana Portfolio Loan Combination is split into multiple pari passu notes (the "Ala Moana Note A Loans") totaling $1,200,000,000 and multiple subordinate companion notes (the "Ala Moana Subordinate Companion
Loan") totaling $300,000,000. One of the pari passu note in the original principal amount of $300,000,000 is included in the trust. The remaining pari passu companion notes totaling $900,000,000 will be contributed into future securitizations. The respective rights of the holders of the pari passu and
Subordinate Companion Loans will be governed by a co-lender agreement as described under "DESCRIPTION OF THE MORTGAGE POOL -- Split Loan Structures --
The Ala Moana Portfolio Loan" in the prospectus supplement relating to the offered certificates.

THE BORROWER. The borrowers, GGP Ala Moana L.L.C. and GGP Kapiolani Development
L.L.C., (together, the "Ala Moana Borrower") are each a single-purpose, bankruptcy-remote entity with two (2) independent directors for which a non-consolidation opinion was delivered at closing. The Ala Moana Borrower is sponsored by GGP Limited Partnership.

GENERAL GROWTH PROPERTIES, INC. ("GGP"). The majority of GGP Limited Partnership is owned by GGP, a publicly traded real estate investment trust ("REIT")
(NYSE:GGP). GGP and its predecessor companies have been in the shopping center business as a buyer, seller, developer, and manager of real estate since 1954.
As one of the largest regional mall REITs, GGP owns, develops, operates, and/or manages shopping malls in over 40 states. GGP is also one of the largest third-party managers for owners of regional malls and is headquartered in
Chicago, Illinois. As of October 6, 2006, GGP was rated BBB-/Ba2/BB
(S&P/Moody's/Fitch) and had a market capitalization of $11.87 billion.

THE PROPERTY. The Ala Moana Portfolio Properties consists of a 1,606,435 sq. ft.
three and four story open-air regional mall (the "Ala Moana Center"), a 199,362
sq. ft. 22-story office property (the "Ala Moana Building"), a 169,918 sq. ft
18-story office property (the "Ala Moana Pacific Center") and a 14,044 sq. ft.
one-story retail property (the "Ala Moana Plaza").

The Ala Moana Center is a super-regional mall that was built in 1959 and most recently renovated in 2004. It is located on Ala Moana Boulevard, which is a two-way, six-lane arterial, which serves as the main thoroughfare connecting
Waikiki to the Honolulu CBD. In addition, it is afforded a high visibility location adjacent to a number of hotels and high-rise residential buildings, as well as being situated one-block from the Hawaii Convention Center. With its proximity to Waikiki and hotel room inventory, the property is easily accessible, both on foot and by trolley, to the sizable tourist population visiting the island. It is a super-regional mall anchored by Macy's, Sears, and
Neiman Marcus. Neiman Marcus has a ground lease and owns its improvements, which are excluded from the square footage of the Ala Moana Center. All other anchors are part of the Ala Moana Center. The street level of the Ala Moana Center contains mostly discount and service-oriented tenants, such as Foodland
Supermarket, Long's Drugs and the Post Office, which are geared towards local customers. In addition, the approximately 1,300-seat food court is located on the street level. The second level of the Ala Moana Center has historically been the "high rent" district, with a number of high profile tenants such as Gucci,
Louis Vuitton and Salvatore Ferragamo. The third level consists of additional stores as well as two restaurants. The fourth level is effectively an extension of the third level restaurant area and contains an additional four restaurants.
The Ala Moana Center also contains a center stage which hosts dance performances, hula shows and band concerts. The Ala Moana Center provides an upscale, fashion oriented merchandising mix that is unique to Honolulu County.
As such, tourists and residents shop at the Ala Moana Center, making the Ala
Moana Center a retail hub in the area. The Ala Moana Center is currently undergoing an expansion that will add Hawaii's first Nordstrom department store containing approximately 202,000 square feet and over 100,000 square feet of additional retail inline mall space (the "Expansion Space"). The Expansion Space will be connected to the current improvements and is, and upon completion of construction, will be, collateral for the Ala Moana Portfolio Loan.

                                       B-5

                         $3,307,973,000 (APPROXIMATE)
                                  CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                               ALA MOANA PORTFOLIO     TMA LTV:     51.51%
--------------------------------------------------------------------------------

The Ala Moana Plaza is a convenience-type strip center adjacent to the Ala Moana
Center and was built in 1989. It is occupied by five tenants, which include
Blockbuster Video, I Love Country Cafe, and Payless Shoesource.

The Ala Moana Pacific Center was built in 1983 and is partially encumbered by a ground lease. The Ala Moana Pacific Center is an office property that generally caters to smaller professional office users. Parking is provided on six levels of the building. In addition, the Ala Moana Pacific Center is adjacent to one of
Honolulu's primary bus transfer hubs.

The Ala Moana Building was built in 1961 and renovated in 2004.

The Ala Moana Building is an office building that typically caters to smaller professional office users, many of which are medical offices. Parking is provided on two levels of the building. The Ala Moana Portfolio Properties are situated in the "Diamond Head" of Downtown Honolulu, Hawaii, partially between
Ala Moana Park and Waikiki Beach.

SIGNIFICANT TENANTS. The property is currently 95.78% occupied by 457 tenants.

      SEARS HOLDING CORPORATION. ("Sears") (341,199 sq. ft.; 17.2% of NRA; 0.00%
      of GPR, rated BB+/NR/BB by S&P/Moodys/Fitch). Sears operates as a retailer in the United States and Canada. The company operates through three segments: Kmart, Sears Domestic, and Sears Canada. The tenant operates as
      Sears Domestic at the Ala Moana Center. The Sears Domestic segment operates full-line stores that offer an array of products and services, including home appliances, consumer electronics, tools, fitness and lawn and garden equipment; automotive services and products, home fashion products, apparel, footwear, health, beauty, pantry, household products, and toys. In addition to retail stores, Sears also offers its products through apparel websites, catalogue mailings and international businesses.
      As of May 18, 2006, Sears operated 3,800 full-line and specialty retail stores in the United States and Canada. Sears was founded in 1899 is headquartered in Hoffman Estates, Illinois. As of September 21, 2006,
      Sears had a market capitalization of $24.8 billion.

      FEDERATED DEPARTMENTS STORES INC. D/B/A MACY'S. ("Federated") (326,860 sq.
      ft.; 16.4% of NRA; 2.4% of GPR, rated BBB/Baa1/BBB+ by S&P/Moodys/Fitch).
      Macy's is a national retailer that offers various merchandise, including men's, women's, and children's apparel and accessories, cosmetics, home furnishings, and other consumer goods. As of June 6, 2006, Federated operated approximately 850 retail stores in 45 states, the District of
      Columbia, Guam, and Puerto Rico under the names of Macy's, Bloomingdale's,
      Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, L.S. Ayres, Marshall
      Field's, Meier & Frank, Robinsons-May, Strawbridge's, and The Jones Store.
      It also conducts direct-to-customer mail catalog and electronic commerce businesses under the names Bloomingdale's by Mail and Macys.com; and
      offers an online bridal registry to customers. Federated Department Stores was founded in 1820 and is based in Cincinnati, Ohio. As of September 21,
      2006, Federated had a market capitalization of $22.3 billion.

      SHIROKIYA. (53,515 sq. ft.; 2.7% of NRA; 1.8% of GPR). Shirokiya is a
      locally owned department store. Its products include electronic home entertainment, digital cameras, home furnishings and decor, jewelry, fashion accessories, appliances, kitchenware, cooking ingredients and foods from Japan, bento lunches and cultural demonstrations.

THE MARKET. The Ala Moana Center and the Ala Moana Plaza are located in the
Urban Honolulu Retail Submarket. As of mid-year 2006, the Urban Honolulu Retail
Submarket contained approximately 3 million square feet of retail space that is approximately 97.9% occupied with NNN rents ranging from $30.84 psf to $77.88 psf. As of mid-year 2006, the Honolulu regional mall market contained approximately 3.9 million square feet of retail space that is approximately
96.7% occupied with NNN rents ranging from $30.96 psf to $152.28 psf. As of mid-year 2006, the Honolulu strip center market contained approximately 140,590 square feet of retail space that is approximately 96.8% occupied with NNN rents ranging from $27.48 psf to $45.12 psf. The Ala Moana Center draws a substantial customer base from area visitors and tourists,

                                       B-6

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                               ALA MOANA PORTFOLIO     TMA LTV:     51.51%
--------------------------------------------------------------------------------

therefore it is difficult to assign a primary trade area. However, the appraiser considered the entire island of Oahu (Honolulu County) as the subject's primary trade area. The 2005 population reported within a five, ten and fifteen-mile radius was approximately 288,344, 511,747 and 739,124 people, respectively. The
2005 average household income reported within a five, ten and fifteen-mile radius was approximately $63,368, $71,139 and $74,353, respectively. The Ala
Moana Plaza caters to local residents of the immediate neighborhood. Its proximity to Ala Moana Center and surrounding office developments also provides an additional customer base.

The Ala Moana Pacific Center and the Ala Moana Building are located in the
Kapiolani Office Submarket. As of mid-year 2006, the Kapiolani Office Submarket contained approximately 3 million square feet of office space that is approximately 93.4% occupied with gross rents ranging from $29.52 psf to $33.24 psf. The Kapiolani submarket has experienced a declining trend in vacancy rates over the past several years, dropping from 14.0% in 2002 to 6.6%. Surrounding office properties in the neighborhood include a mix of mid-to-high rise buildings, many with ocean views and lower level parking; amenities not afforded to some buildings in the downtown area. The subject's location is benefited by good local and regional accessibility, as well as accessibility/linkage with the
Ala Moana Center.

LOCKBOX/CASH MANAGEMENT. All rents are required to be deposited into a lockbox under the control of lender and are to be swept daily into the Ala Moana
Borrowers' account. Following the occurrence and continuance of a "trigger event" with respect to the Ala Moana Portfolio Loan, funds in the lockbox will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be swept daily from the lockbox to the Ala Moana
Borrowers' account. A "trigger event" means the occurrence of (i) event of default under the Ala Moana Portfolio Loan or (ii) the date on which the debt service coverage ratio (based on the Ala Moana Portfolio Combination Loan and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.25:1.00. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.25:1.00 for the twelve (12) consecutive months period then ending.

PROPERTY MANAGEMENT. The Ala Moana Borrowers are the property managers for the
Ala Moana Portfolio Loan.

RESERVES. During the continuance of a Lockbox Event, the Ala Moana Borrowers are required to deposit monthly reserves for (i) taxes, ground rent and insurance premiums equal to 1/12th of the annual amounts required by lender, (ii) tenant improvement/leasing commissions in the amount of $110,987 per month subject to a cap of $1,331,845 and (iii) capital expenditures in the amount of $41,665 per month subject to a cap of $499,976.

CURRENT SUBORDINATE INDEBTEDNESS. The Ala Moana Subordinate Companion Loan,
totaling $300,000,000, which is subordinate to the Ala Moana Portfolio Loan
Combination, is also secured by the first mortgage encumbering the Ala Moana
Portfolio Properties. The Ala Moana Borrowers are also the makers of the Ala
Moana Subordinate Companion Loan. The maturity date for the Ala Moana
Subordinate Companion Loan is the same as the Ala Moana Portfolio Loan.
Currently, there is no mezzanine indebtedness.

In addition, the Ala Moana Borrowers are permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed
$112,500,000.

FUTURE MEZZANINE INDEBTEDNESS. Persons holding direct or indirect interests in the Ala Moana Borrowers are permitted to obtain mezzanine financing secured by their ownership interest in the Ala Moana Borrowers, subject to, among other conditions: (i) a maximum loan-to-value ratio (based on the aggregate balances of the Ala Moana Portfolio Combination Loan and the mezzanine debt) of 64.5%;
(ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt service

                                       B-7

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                               ALA MOANA PORTFOLIO     TMA LTV:     51.51%
--------------------------------------------------------------------------------

coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Combination Loan and the mezzanine debt) of no less than 1.45:1.00; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated Debt Service Coverage
Ratio (calculated on the aggregate balances of the Ala Moana Portfolio
Combination Loan and the permitted mezzanine debt) will be no less than
1.45:1.00 (assuming for such calculation the Debt Service Coverage Ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule); (iv) the debt service coverage ratio (based on the aggregate debt service payments under the Ala Moana Portfolio Combination Loan and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.45:1.00 (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation;
and (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership in the Ala
Moana Borrowers are permitted to pledge their interest as security for additional debt, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana Portfolio Loan has occurred and is continuing, (ii) the pledge is to a "qualified pledgee," (iii)
delivery of a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iii) in the event the property manager of the Ala Moana Portfolio Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the borrower are also permitted.

A "qualified pledgee" generally means one or more institutional entities that
(A) has total assets (in name or under management) in excess of $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary)
capital/statutory surplus or shareholder's equity of $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the Ala Moana Borrowers have obtained lender approval or after a securitization, rating agency confirmation.

GUARANTY/INDEMNITY. GGP Limited Partnership executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan under which the maximum amount of GGP Limited partnership's guaranteed obligations is $400,000,000.
($35,000,000 of which constitutes pre-event of default, a sublimit Guaranty of capital repair/replacement costs and leasing commissions, tenant improvement costs and other leasing costs). Also, GGP Limited Partnership entered into an indemnity agreement whereby GGP Limited Partnership agreed to indemnify the lender against the failure by the Ala Moana Borrowers to pay for unfunded tenant allowances, which equaled $2,803,215.45 as of loan origination. Lastly, GGP
Limited Partnership executed a $140,000,000 guaranty of payment with regard to the expansion space improvements (collectively, the "Guaranteed Obligations").
GGP Limited Partnership's obligations under the $400,000,000 guaranty of payment will terminate upon the earlier of (i) repayment of the Ala Moana Portfolio Loan in full or (ii) defeasance of the Ala Moana Portfolio Loan. GGP Limited
Partnership's obligations under the indemnity will terminate upon the earlier of
(i) payment in full of the Ala Moana Portfolio Loan, (ii) defeasance of the Ala
Moana Portfolio Loan, or (iii) the date that the unfunded tenant allowances are equal to or less than $1,000,000. GGP Limited Partnership's obligations under the guaranty with regard to the expansion space will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan, (ii) defeasance of the
Ala Moana Portfolio loan, or (iii) upon the date the Qualifying Base Rent (as defined herein) from occupancy tenants equals or exceeds $10,000,000. GGP
Limited Partnership's obligations under the guaranty with respect to the expansion space will be reduced by an amount equal to $14 for each $1 of
Qualifying Base Rent under lease with occupancy tenants and $14 for each $1 of rent paid under the master lease. An event of default under the $400,000,000 guaranty of payment and the guaranty regarding the expansion space will occur if at any time the net worth of GGP Limited Partnership falls below $5,000,000,000 and GGP Limited Partnership does not post a letter of credit in an amount equal to the then outstanding Guaranteed Obligations.

                                       B-8

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                               ALA MOANA PORTFOLIO     TMA LTV:     51.51%
--------------------------------------------------------------------------------

MASTER LEASE. GGP Kapiolani Development L.L.C. executed a master lease with regard to certain leasable area which is currently under construction or which is subject to leases out for signature (the "Expansion Space"). The master lease will continue until the earlier of (i) the date on which the entire Expansion
Space has been relet, (ii) the date that the Ala Moana Portfolio Loan has been paid in full, (iii) August 1, 2011 or (iv) the date on which annual percentage rent paid pursuant to the Nordstrom lease and annual rent payable pursuant to the in-line retail leases applicable to the Expansion Space (the "Qualifying
Base Rent") equals or exceeds $10,000,000 per annum. If the lease is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing August 1,
2011. No rent is payable under the master lease until the occurrence of a trigger event. Upon the occurrence of a trigger event, GGP Kapiolani Development
L.L.C. will be required to pay a master lease base rent of up to $10,000,000 per annum (subject to termination or reduction as described below) upon occurrence of a trigger event. If the lease is terminated by reference to the above clause
(iv), base rent of $10,000,000 will not be required. The master lease base rent payable by GGP Kapiolani Development L.L.C. will be reduced by $1 for each $1 of
Qualifying Base Rent.

RELEASE PROVISIONS. The Ala Moana Borrowers have the right to release one or more parcels or outlots and a multi-level parking garage (the "Parking Garage")
which may be constructed in the future by the Ala Moana Borrowers, (each a
"Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (iii) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the Parking Garage); (iv) Ala Moana Borrowers deliver to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel is not necessary for Ala Moana Borrower's operation or use of the Ala Moana Portfolio Properties for its then current use and may be readily separated from the Ala Moana Portfolio Properties without a material diminution in the value of the Ala Moana Portfolio Properties provided that this condition will not apply to the Parking Garage if the Ala Moana Borrowers retain an easement for parking in the Parking Garage sufficient to comply with the terms of the loan agreement.

The Ala Moana Borrowers also have the right to obtain a release of one or more anchor parcels that the borrower acquires after the origination of the Ala Moana
Loan (each, an "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Ala Moana Borrowers deliver to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such
Acquired Anchor Parcel.

SUBSTITUTION PROVISIONS. The Ala Moana Borrowers, at their option and sole cost and expense, may obtain a release of one or more portions of the Ala Moana
Portfolio Properties (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing; (ii) the
Exchange Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking, landscaping or utility facilities which can be relocated; (iii) the Ala Moana Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired
Parcel") acquired by the Ala Moana Borrowers in exchange therefore; (iv) the Ala
Moana Borrower will provide the lender with a reasonably acceptable environmental report and engineering report (if applicable) with respect to the
Acquired Parcel; and (v) the Ala Moana Borrower shall properly release the
Exchange Parcel and shall obtain title insurance or a title endorsement for the
Acquired Parcel.

GROUND LEASE. A portion of the Ala Moana Pacific Center is on a ground lease.
The ground lease expires on March 31, 2046 and there are no rights of renewal.
The lender has certain rights to cure any default of the Ala Moana Borrowers under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

                                       B-9

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $300,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    1.81x
                               ALA MOANA PORTFOLIO     TMA LTV:     51.51%
--------------------------------------------------------------------------------

                        [1 PHOTO ALA MOANA PORTFOLIO MAP]

                                      B-10

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $258,407,576
                              COLLATERAL TERM SHEET    TMA DSCR:    1.51x
                                SHOPKO PORTFOLIO       TMA LTV:     76.14%
--------------------------------------------------------------------------------

                         [6 PHOTOS OF SHOPKO PORTFOLIO]

                                      B-11

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $258,407,576
                              COLLATERAL TERM SHEET    TMA DSCR:    1.51x
                                SHOPKO PORTFOLIO       TMA LTV:     76.14%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER(1):                         BCRE (67%) and CGM (33%)

LOAN PURPOSE:                           Acquisition

ORIGINAL BALANCE(1):                    $259,241,258

CUT-OFF BALANCE(1):                     $258,407,576

% BY INITIAL UPB:                       7.24%

INTEREST RATE:                          6.5875%

PAYMENT DATE:                           5th of each month

FIRST PAYMENT DATE:                     July 5, 2006

MATURITY DATE:                          June 5, 2016

AMORTIZATION:                           Balloon

CALL PROTECTION:                        Lockout for 24 months from
                                        securitization date, with defeasance
                                        permitted thereafter. On and after
                                        April 5, 2016, prepayment is permitted
                                        without penalty.

SPONSOR:                                Spirit Finance Corporation

BORROWER:                               Spirit SPE Portfolio 2006-1, LLC and
                                        Spirit SPE Portfolio 2006-2, LLC

LOCKBOX:                                Hard

INITIAL RESERVES(2):

  BURLINGTON RESERVE:                   $1,790,000

  REQUIRED REPAIRS LC:                  $482,265

  ENVIRONMENTAL REQUIRED
    REPAIRS:                            $156,250

MONTHLY RESERVES(2):                    Springing
--------------------------------------------------------------------------------

(1)   The total original financing amount of the ShopKo Portfolio Properties is
      $545,655,010 (the "ShopKo Portfolio Loan Combination") evidenced by six pari passu notes. The ShopKo Portfolio Loan Combination was co-originated by CGM and BCRE. Two of the pari passu companion notes were included in the CGCMT 2006-C4 securitization. Three pari passu notes totaling
      $258,407,576, which evidence the ShopKo Portfolio Loan, are included in the trust. BCRE will be contributing two of those notes, representing
      66.7% of the cut-off date balance of the Shopko Portfolio Loan, and CGM will be contributing one note, representing 33.3% of the cut-off date balance of the Shopko Portfolio Loan, into the trust. The remaining one pari passu companion note is currently held by CGM and will be placed in a future securitization. The aggregate outstanding principal balance of the three related Shopko Portfolio pari passu companion loans not included in the trust is $285,492,689 (the "ShopKo Portfolio Pari Passu Companion
      Loans").

(2)   See "Reserves" below.

(3)   The Loan Balance / sq. ft., Balloon Balance / sq. ft., LTV, Balloon LTV
      and DSCR used throughout the prospectus supplement were calculated based upon the aggregate indebtedness of the entire ShopKo Portfolio Loan
      Combination.

--------------------------------------------------------------------------------
                           FINANCIAL INFORMATION(1)(3)
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:                 $49.56

BALLOON BALANCE / SQ. FT.:              $42.89

LTV:                                    76.14%

BALLOON LTV:                            65.89%

DSCR:                                   1.51x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Portfolio

PROPERTY TYPE:                          Retail (107), Industrial (4),
                                        Office (1)

COLLATERAL:                             Fee simple (107) and
                                        Leasehold (5)

LOCATION:                               WI (41), MN (13), UT
                                        (11), WA (9), ID (8), NE
                                        (8), IL (6), SD (5), MI (4),
                                        MT (4), IA (2), CA (1)

YEAR BUILT / RENOVATED:                 Various/Various

COLLATERAL SF:                          10,974,960 sq. ft.

PROPERTY MANAGEMENT:                    NAP

OCCUPANCY (AS OF 5/31/06):              100.00%

UNDERWRITTEN NET OPERATING              $64,117,945
  INCOME:

UNDERWRITTEN NET CASH FLOW:             $63,020,449

APPRAISED VALUE:                        $714,325,000

APPRAISAL DATE:                         April 23, 2005 -- May 9, 2006
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                  WEIGHTED AVG                         RATINGS
       TENANT              NRSF         % NRSF        % GPR         RENT PSF       LEASE EXPIRATION    (S/M/F)
----------------------------------------------------------------------------------------------------------------

ShopKo Stores, Inc.     10,974,960      100.00%      100.00%         $6.05             05/31/26        NR/NR/NR
----------------------------------------------------------------------------------------------------------------

                                      B-12

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $258,407,576
                              COLLATERAL TERM SHEET    TMA DSCR:    1.51x
                                SHOPKO PORTFOLIO       TMA LTV:     76.14%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                 SHOPKO PORTFOLIO
                                                                     CUT-OFF DATE
                                                                   ALLOCATED TRUST
PROPERTY NAME                 PROPERTY TYPE   PROPERTY LOCATION        BALANCE
-----------------------------------------------------------------------------------

10808 South 132nd Street       Industrial         Omaha, NE           $6,764,738
700 Pilgrim Way                  Office         Green Bay, WI         $6,692,388
1717 Lawrence Drive            Industrial        De Pere, WI          $4,992,160
301 Bay Park Square              Retail        Ashwaubenon, WI        $4,174,603
55 Lake Boulevard                Retail          Redding, CA          $3,852,645
217 West Ironwood Drive          Retail       Coeur D'Alene, ID       $3,798,382
1001 East Gowen Road           Industrial         Boise, ID           $3,780,295
801 West Central Entrance
 (Highway 53)                    Retail           Duluth, MN          $3,617,507
4161 Second Street South
 (Highway 23)                    Retail        Saint Cloud, MN        $3,472,807
7401 Mineral Point Road          Retail          Madison, WI          $3,266,609
1000 West Northland Avenue       Retail          Appleton, WI         $3,234,051
2201 Zeier Road                  Retail          Madison, WI          $3,111,056
1850 Madison Avenue              Retail          Mankato, MN          $3,056,794
2820 Highway 63 South            Retail         Rochester , MN        $3,056,794
3708 Highway 63 North            Retail         Rochester, MN         $3,056,794
3200 Broadway Street             Retail           Quincy, IL          $3,045,941
2430 East Mason Street           Retail         Green Bay, WI         $3,038,706
867 North Columbia Center
 Boulevard                       Retail         Kennewick, WA         $3,002,531
14445 West Center Road           Retail           Omaha, NE           $2,930,181
5646 North 90th Street           Retail           Omaha, NE           $2,930,181
616 West Johnson Street          Retail        Fond du Lac, WI        $2,930,181
1150 West Washington Street      Retail         Marquette, MI         $2,926,563
1601 West 41st Street            Retail        Sioux Falls, SD        $2,894,006
1845 Haines Avenue               Retail         Rapid City, SD        $2,767,393
699 Green Bay Road               Retail           Neenah, WI          $2,713,130
955 West Clairemont Avenue       Retail         Eau Claire, WI        $2,713,130
1100 East Riverview
 Expressway                      Retail      Wisconsin Rapids, WI     $2,676,955
2510 South Reserve Street        Retail          Missoula, MT         $2,622,693
1300 Koeller Street              Retail          Oshkosh, WI          $2,593,753
800 East Maes Street             Retail          Kimberly, WI         $2,582,900
North 9520 Newport Highway       Retail          Spokane, WA          $2,532,255
4801 Washington Avenue           Retail           Racine, WI          $2,510,550
4515 South Regal Street          Retail          Spokane, WA          $2,503,315
1306 North Central Avenue        Retail         Marshfield, WI        $2,459,905
2500 US Highway 14               Retail         Janesville, WI        $2,459,905
1209 18th Avenue Northwest       Retail           Austin, MN          $2,441,817
501 Highway 10 Southeast         Retail        Saint Cloud, MN        $2,432,774
1400 Big Thunder Boulevard       Retail         Belvidere, IL         $2,423,730
2101 West Broadway               Retail           Monona, WI          $2,423,730
2208 North Webb Road             Retail        Grand Island, NE       $2,423,730
5300 52nd Street                 Retail          Kenosha, WA          $2,423,730
905 South 24th Street West       Retail          Billings, MT         $2,423,730
701 South Church Street          Retail         Watertown, WI         $2,416,495
1964 West Morton Avenue          Retail        Jacksonville, IL       $2,398,407
4200 South 27th Street           Retail          Lincoln, NE          $2,380,320
1710 South Main Street           Retail         West Bend, WI         $2,362,232
1578 Appleton Road               Retail          Menasha, WI          $2,351,380
2761 Prairie Avenue              Retail           Beloit, WI          $2,351,380
9366 State Highway 16            Retail          Onalaska, WI         $2,333,292
2602 Shopko Drive                Retail          Madison, WI          $2,297,117
518 South Taylor Drive           Retail         Sheboygan, WI         $2,297,117
1553 West 9000 South             Retail        West Jordan, UT        $2,279,029
2290 South 1300 East             Retail       Salt Lake City, UT      $2,279,029
405 Cottonwood Drive             Retail           Winona, MN          $2,279,029
5801 Summit View Avenue          Retail           Yakima, WA          $2,260,942
1900 North Main Street           Retail          Mitchell, SD         $2,242,854
1771 Wisconsin Avenue            Retail          Grafton, WI          $2,224,767
4344 Mormon Coulee Road
 (State Highway 14)              Retail         La Crosse, WI         $2,206,679
-----------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                 YEAR
                              BUILT/YEAR                    OCCUPANCY % (AS                        UNDERWRITTEN
PROPERTY NAME                 RENOVATED     PROPERTY SIZE   OF MAY 31, 2006)    APPRAISED VALUE   NET CASH FLOW
----------------------------------------------------------------------------------------------------------------

10808 South 132nd Street      2000/2004         535,000          100.0%            $18,700,000      $1,618,703
700 Pilgrim Way                2000/NAP         218,323          100.0%            $18,500,000      $1,632,487
1717 Lawrence Drive           1987/1992         494,000          100.0%            $13,800,000      $1,184,632
301 Bay Park Square           1979/2003         126,658          100.0%            $11,540,000      $1,019,272
55 Lake Boulevard             1989/2004          94,418          100.0%            $10,650,000      $  942,909
217 West Ironwood Drive       1987/2004          84,379          100.0%            $10,500,000      $  930,500
1001 East Gowen Road          1992/1997         347,000          100.0%            $10,450,000      $  899,767
801 West Central Entrance
 (Highway 53)                  1993/NAP         119,842          100.0%            $10,000,000      $  882,242
4161 Second Street South
 (Highway 23)                 1991/2004         100,803          100.0%            $ 9,600,000      $  848,377
7401 Mineral Point Road       1980/2004          99,101          100.0%            $ 9,030,000      $  797,576
1000 West Northland Avenue    1971/2004         112,794          100.0%            $ 8,940,000      $  788,159
2201 Zeier Road               1988/1994          94,120          100.0%            $ 8,600,000      $  759,623
1850 Madison Avenue           1971/1994          90,494          100.0%            $ 8,450,000      $  746,572
2820 Highway 63 South          1981/NAP          90,499          100.0%            $ 8,450,000      $  746,571
3708 Highway 63 North         1981/1992          90,499          100.0%            $ 8,450,000      $  746,571
3200 Broadway Street           1986/NAP          97,537          100.0%            $ 8,420,000      $  743,185
2430 East Mason Street        1966/2002         105,923          100.0%            $ 8,400,000      $  740,558
867 North Columbia Center
 Boulevard                     1989/NAP         106,238          100.0%            $ 8,300,000      $  731,584
14445 West Center Road        1985/1992          90,514          100.0%            $ 8,100,000      $  715,272
5646 North 90th Street        1984/1992          90,441          100.0%            $ 8,100,000      $  715,279
616 West Johnson Street       1985/1994         102,205          100.0%            $ 8,100,000      $  714,103
1150 West Washington Street   1969/2004         124,761          100.0%            $ 8,090,000      $  710,953
1601 West 41st Street         1987/1999          90,585          100.0%            $ 8,000,000      $  706,323
1845 Haines Avenue             1988/NAP          94,106          100.0%            $ 7,650,000      $  674,673
699 Green Bay Road            1990/2003          94,225          100.0%            $ 7,500,000      $  661,247
955 West Clairemont Avenue    1978/2003          94,705          100.0%            $ 7,500,000      $  661,199
1100 East Riverview
 Expressway                   1969/2004         100,247          100.0%            $ 7,400,000      $  651,703
2510 South Reserve Street      1987/NAP         102,327          100.0%            $ 7,250,000      $  638,081
1300 Koeller Street           1984/1992          90,464          100.0%            $ 7,170,000      $  632,114
800 East Maes Street          1979/1994          98,030          100.0%            $ 7,140,000      $  628,675
North 9520 Newport Highway     1986/NAP          94,076          100.0%            $ 7,000,000      $  616,551
4801 Washington Avenue        1979/1994         100,010          100.0%            $ 6,940,000      $  610,592
4515 South Regal Street        1995/NAP          99,279          100.0%            $ 6,920,000      $  608,877
1306 North Central Avenue     1968/2000         101,483          100.0%            $ 6,800,000      $  597,926
2500 US Highway 14            1980/1994          98,005          100.0%            $ 6,800,000      $  598,273
1209 18th Avenue Northwest    1983/1993          90,461          100.0%            $ 6,750,000      $  594,557
501 Highway 10 Southeast      1985/1993          90,414          100.0%            $ 6,725,000      $  592,326
1400 Big Thunder Boulevard     1995/NAP          77,690          100.0%            $ 6,700,000      $  591,363
2101 West Broadway            1981/1994          97,931          100.0%            $ 6,700,000      $  589,339
2208 North Webb Road          1983/1993         103,875          100.0%            $ 6,700,000      $  588,744
5300 52nd Street              1980/1994          97,961          100.0%            $ 6,700,000      $  589,336
905 South 24th Street West     1990/NAP         100,800          100.0%            $ 6,700,000      $  589,052
701 South Church Street       1972/1995          96,325          100.0%            $ 6,680,000      $  587,711
1964 West Morton Avenue        1996/NAP         101,688          100.0%            $ 6,630,000      $  582,703
4200 South 27th Street        1983/1993          86,739          100.0%            $ 6,580,000      $  579,727
1710 South Main Street        1972/1995          94,130          100.0%            $ 6,530,000      $  574,517
1578 Appleton Road            1981/1994          81,171          100.0%            $ 6,500,000      $  573,130
2761 Prairie Avenue           1978/1993          93,845          100.0%            $ 6,500,000      $  571,863
9366 State Highway 16          1989/NAP          94,413          100.0%            $ 6,450,000      $  567,335
2602 Shopko Drive             1982/1994          98,160          100.0%            $ 6,350,000      $  558,018
518 South Taylor Drive         1993/NAP          97,859          100.0%            $ 6,350,000      $  558,048
1553 West 9000 South           1988/NAP          94,230          100.0%            $ 6,300,000      $  553,940
2290 South 1300 East           1991/NAP          94,222          100.0%            $ 6,300,000      $  553,940
405 Cottonwood Drive          1986/1995          84,375          100.0%            $ 6,300,000      $  554,925
5801 Summit View Avenue        1988/NAP          94,237          100.0%            $ 6,250,000      $  549,468
1900 North Main Street         1973/NAP          71,846          100.0%            $ 6,200,000      $  547,236
1771 Wisconsin Avenue          1989/NAP          83,363          100.0%            $ 6,150,000      $  541,613
4344 Mormon Coulee Road
 (State Highway 14)           1978/1992          88,161          100.0%            $ 6,100,000      $  536,662
----------------------------------------------------------------------------------------------------------------

                                      B-13

                         $3,307,973,000 (APPROXIMATE)
                                  CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $258,407,576
                              COLLATERAL TERM SHEET    TMA DSCR:    1.51x
                                SHOPKO PORTFOLIO       TMA LTV:     76.14%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                   SHOPKO PORTFOLIO
                                                                     CUT-OFF DATE
                                                                   ALLOCATED TRUST
PROPERTY NAME                 PROPERTY TYPE     PROPERTY LOCATION      BALANCE
-----------------------------------------------------------------------------------

1200 Susan Drive                 Retail          Marshall , MN       $  2,170,504
2677 South Prairie View Road     Retail       Chippewa Falls, WI     $  2,170,504
230 North Wisconsin Street       Retail           De Pere, WI        $  2,156,034
3415 Calumet Avenue              Retail          Manitowoc, WI       $  2,141,564
700 9th Avenue Southeast         Retail          Watertown, SD       $  2,134,329
1105 East Grand Avenue           Retail         Rothschild, WI       $  2,116,242
1200 Main Street (State
 Highway 10)                     Retail        Stevens Point, WI     $  2,116,242
125 Main Street                  Retail         Hutchinson, MN       $  2,116,242
190 South 500 West               Retail       West Bountiful, UT     $  2,116,242
500 North Highway 281            Retail          Aberdeen, SD        $  2,061,979
301 Northwest Bypass             Retail         Great Falls, MT      $  2,043,892
3101 North Montana Avenue        Retail           Helena, MT         $  2,043,892
South 1450 Grand Avenue          Retail           Pullman, WA        $  2,043,892
500 South Carpenter Avenue       Retail          Kingsford, MI       $  2,033,039
4060 Riverdale Road              Retail          Riverdale, UT       $  1,996,864
615 South Monroe                 Retail         Mason City, IA       $  1,989,629
1150 North Main Street           Retail           Layton, UT         $  1,975,159
2655 Broadway Avenue             Retail            Boise, ID         $  1,917,279
4850 West 3500 South             Retail      West Valley City, UT    $  1,910,044
1001 South Highway 15
 (State Street)                  Retail          Fairmont, MN        $  1,881,104
1450 East Geneva Street          Retail           Delavan, WI        $  1,881,104
601 Galvin Road South            Retail          Bellevue, NE        $  1,881,104
1018 Washington Boulevard        Retail            Ogden, UT         $  1,852,164
1777 Paulson Road                Retail         River Falls, WI      $  1,844,929
405 West 8th Street              Retail           Monroe, WI         $  1,826,841
2610 North Bridge Avenue         Retail         Albert Lea, MN       $  1,808,754
2005 Krenzien Drive              Retail           Norfolk, NE        $  1,790,666
510 East Philip Avenue           Retail        North Platte, NE      $  1,779,813
2530 First Avenue North          Retail          Escanaba, MI        $  1,765,343
1755 North Humiston Avenue       Retail         Worthington, MN      $  1,754,491
2100 Caldwell Boulevard          Retail            Nampa, ID         $  1,750,873
900 West Memorial Drive          Retail          Houghton, MI        $  1,682,141
2741 Roosevelt Street            Retail          Marinette, WI       $  1,635,113
2266 North University
 Parkway                         Retail            Provo, UT         $  1,631,496
1649 Pole Line Road East         Retail         Twin Falls, ID       $  1,627,878
320 County Road O                Retail          Rice Lake, WI       $  1,512,118
4215 Yellowstone Highway         Retail          Chubbuck, ID        $  1,479,560
800 East 17th Street             Retail         Idaho Falls, ID      $  1,472,325
1350 North Galena Avenue         Retail            Dixon, IL         $  1,410,828
1600 Rose Street                 Retail        Walla Walla , WA      $  1,374,653
2530 Rudkin Road*                Retail          Union Gap, WA       $  1,320,390
555 West South Street            Retail          Freeport, IL        $  1,320,390
955 North Main Street            Retail        Spanish Fork, UT      $  1,305,920
1341 North Main Street*          Retail            Logan, UT         $  1,266,127
747 South Main Street            Retail        Brigham City, UT      $  1,266,127
1425 Janesville Avenue           Retail        Fort Atkinson, WI     $  1,226,335
2120 Thain Grade*                Retail          Lewiston, ID        $  1,121,427
3705 Monroe Road                 Retail          Ledgeview, WI       $  1,085,252
2585 Lineville Road              Retail           Howard, WI         $  1,049,077
1190 North 6th Street            Retail          Monmouth, IL        $    973,109
1450 West Main Avenue          Industrial         De Pere, WI        $    839,262
East 13414 Sprague Avenue*       Retail       Spokane Valley, WA     $    795,852
313 North Roosevelt Avenue*      Retail         Burlington, IA       $    647,534
1011 North Wisconsin Street      Retail       Port Washington, WI    $    578,801
                                                                     ------------
                                                                     $258,407,576
                                                                     ============
-----------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                 YEAR
                              BUILT/YEAR                    OCCUPANCY % (AS                        UNDERWRITTEN
PROPERTY NAME                 RENOVATED     PROPERTY SIZE   OF MAY 31, 2006)    APPRAISED VALUE   NET CASH FLOW
----------------------------------------------------------------------------------------------------------------

1200 Susan Drive               1972/NAP          71,847          100.0%           $  6,000,000     $   532,034
2677 South Prairie View Road  1982/1993          91,012          100.0%           $  6,000,000     $   527,435
230 North Wisconsin Street    1967/2002          65,459          100.0%           $  5,960,000     $   526,413
3415 Calumet Avenue           1977/1995          87,954          100.0%           $  5,920,000     $   520,587
700 9th Avenue Southeast       1985/NAP          66,745          100.0%           $  5,900,000     $   520,919
1105 East Grand Avenue        1977/1995          88,030          100.0%           $  5,850,000     $   514,319
1200 Main Street (State
 Highway 10)                   1985/NAP          90,334          100.0%           $  5,850,000     $   514,089
125 Main Street                1991/NAP          71,806          100.0%           $  5,850,000     $   515,942
190 South 500 West             1991/NAP         100,761          100.0%           $  5,850,000     $   513,046
500 North Highway 281          1984/NAP          66,735          100.0%           $  5,700,000     $   503,036
301 Northwest Bypass           1985/NAP          90,505          100.0%           $  5,650,000     $   496,187
3101 North Montana Avenue      1992/NAP         116,992          100.0%           $  5,650,000     $   493,539
South 1450 Grand Avenue        1996/NAP          77,559          100.0%           $  5,650,000     $   497,482
500 South Carpenter Avenue     1970/NAP          94,250          100.0%           $  5,620,000     $   493,130
4060 Riverdale Road            1990/NAP          94,248          100.0%           $  5,520,000     $   484,188
615 South Monroe               1985/NAP          90,430          100.0%           $  5,500,000     $   482,782
1150 North Main Street         1988/NAP          94,013          100.0%           $  5,460,000     $   478,846
2655 Broadway Avenue           1989/NAP         100,843          100.0%           $  5,300,000     $   463,856
4850 West 3500 South           1989/NAP          94,336          100.0%           $  5,280,000     $   462,718
1001 South Highway 15
 (State Street)               1984/1993          66,781          100.0%           $  5,200,000     $   458,320
1450 East Geneva Street        1995/NAP          75,844          100.0%           $  5,200,000     $   457,413
601 Galvin Road South         1984/1992          67,256          100.0%           $  5,200,000     $   458,272
1018 Washington Boulevard      1988/NAP          94,230          100.0%           $  5,120,000     $   448,421
1777 Paulson Road              1994/NAP          75,775          100.0%           $  5,100,000     $   448,478
405 West 8th Street            1994/NAP          73,956          100.0%           $  5,050,000     $   444,189
2610 North Bridge Avenue      1985/1993          66,784          100.0%           $  5,000,000     $   440,435
2005 Krenzien Drive           1984/1994          66,827          100.0%           $  4,950,000     $   435,959
510 East Philip Avenue        1985/1993          70,118          100.0%           $  4,920,000     $   432,948
2530 First Avenue North        1971/NAP          83,179          100.0%           $  4,880,000     $   428,065
1755 North Humiston Avenue    1984/1993          66,713          100.0%           $  4,850,000     $   427,029
2100 Caldwell Boulevard        1986/NAP          90,526          100.0%           $  4,840,000     $   423,753
900 West Memorial Drive        1994/NAP          73,956          100.0%           $  4,650,000     $   408,420
2741 Roosevelt Street          1990/NAP          83,180          100.0%           $  4,520,000     $   395,872
2266 North University
 Parkway                       1988/NAP          94,042          100.0%           $  4,510,000     $   393,892
1649 Pole Line Road East       1986/NAP          94,068          100.0%           $  4,500,000     $   392,995
320 County Road O              1995/NAP          75,844          100.0%           $  4,180,000     $   366,202
4215 Yellowstone Highway       1986/NAP          90,430          100.0%           $  4,090,000     $   356,696
800 East 17th Street           1986/NAP          90,510          100.0%           $  4,070,000     $   354,899
1350 North Galena Avenue       1993/NAP          71,839          100.0%           $  3,900,000     $   341,564
1600 Rose Street               1989/NAP          83,211          100.0%           $  3,800,000     $   331,485
2530 Rudkin Road*              1989/NAP          94,136          100.0%           $  3,650,000     $   378,094
555 West South Street          1994/NAP          75,844          100.0%           $  3,650,000     $   318,808
955 North Main Street          1991/NAP          71,345          100.0%           $  3,610,000     $   315,681
1341 North Main Street*        1989/NAP          94,225          100.0%           $  3,500,000     $   362,160
747 South Main Street          1990/NAP          71,340          100.0%           $  3,500,000     $   305,845
1425 Janesville Avenue        1984/1995          75,063          100.0%           $  3,390,000     $   295,636
2120 Thain Grade*              1987/NAP          94,091          100.0%           $  3,100,000     $   319,707
3705 Monroe Road               2005/NAP          15,060          100.0%           $  3,000,000     $   266,762
2585 Lineville Road            2005/NAP          14,265          100.0%           $  2,900,000     $   257,899
1190 North 6th Street          1971/NAP          60,985          100.0%           $  2,690,000     $   234,448
1450 West Main Avenue          2000/NAP          28,953          100.0%           $  2,320,000     $   204,565
East 13414 Sprague Avenue*     1987/NAP          90,590          100.0%           $  2,200,000     $   224,507
313 North Roosevelt Avenue*    1985/NAP          80,327          100.0%           $  1,790,000     $   182,005
1011 North Wisconsin Street    1982/NAP          12,821          100.0%           $  1,600,000     $   141,794
                                             ----------                           ------------     -----------
                                             10,974,960          100.0%           $714,325,000     $63,020,449
                                             ==========                           ============     ===========
----------------------------------------------------------------------------------------------------------------

(*)   Leasehold interest only.

                                      B-14

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $258,407,576
                              COLLATERAL TERM SHEET    TMA DSCR:    1.51x
                                SHOPKO PORTFOLIO       TMA LTV:     76.14%
--------------------------------------------------------------------------------

THE LOAN. The ShopKo Portfolio Loan Combination, a 10-year loan, is secured by the borrower's fee simple interest (107 properties) or leasehold interest (5 properties), on properties, which in the aggregate contain approximately
10,974,960 sq. ft. of retail, industrial and office space (collectively, the
"ShopKo Portfolio Properties"). The 112 properties, located throughout the
United States with a concentration in the Mid-West, are cross-collateralized and cross-defaulted.

The ShopKo Portfolio Loan Combination was originated on May 31, 2006. The ShopKo
Portfolio Loan is evidenced by three pari passu promissory notes, each in the unpaid principal amount of $86,135,859, two currently held by Barclays Capital
Real Estate Inc. and one currently held by Citigroup Global Markets Realty Corp.
The ShopKo Portfolio Loan constitutes part of an aggregate unpaid debt of
$543,900,265, evidenced by six mortgage notes, together referred to as the
ShopKo Portfolio Loan Combination, that are all obligations of related borrowers and entitled to payments of interest and principal on a pro rata and pari passu basis. Three ShopKo Portfolio mortgage notes will not be included in the trust fund, and the debt evidenced by each such note is referred to as a "ShopKo
Portfolio Pari Passu Loans". Two of the three ShopKo Portfolio Pari Passu Loans were securitized in CGCMT 2006-C4. It is expected that the one remaining ShopKo
Portfolio Pari Passu Loan will be either transferred to third-party institutional investors and/or included in other commercial mortgage securitization transactions. However, the ShopKo Portfolio Pari Passu Loans will be serviced, along with the ShopKo Portfolio Loan, under the series 2006-C4 pooling and servicing agreement by the primary servicer and the special servicer for that transaction. The respective rights of the ShopKo Portfolio Pari Passu
Loan Noteholders and the issuing entity, as holder of the promissory notes for the ShopKo Portfolio Loan, will be governed by a co-lender agreement as described under "DESCRIPTION OF THE MORTGAGE POOL -- Split Loan Structures --
The ShopKo Portfolio Loan," in the prospectus supplement related to the offered certificates.

The borrower acquired the properties that comprise the ShopKo Portfolio
Properties with proceeds from the ShopKo Portfolio Loan Combination.

THE BORROWER. The borrowers, Spirit SPE Portfolio 2006-1, LLC, a Delaware limited liability company and Spirit SPE Portfolio 2006-2, LLC, a Delaware limited liability company, are each a single-purpose, bankruptcy-remote entity with an independent director for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by Spirit Finance Corporation (NYSE: SFC).
Spirit Finance Corporation is a repeat sponsor of a Citigroup Global Markets
Realty Corp. borrower.

SPIRIT FINANCE CORPORATION ("Spirit") is a self-managed and self-advised REIT.
Spirit was formed in 2003 by Morton H. Fleischer, Chairman, and Christopher
Volk, CEO. Spirit was formed to acquire single tenant, operationally essential real estate leased on a long-term basis to retail, distribution and service-oriented companies throughout the United States, including restaurants, movie theaters, automotive parts stores, drugstores, educational facilities, and other similar businesses. Spirit's properties are generally leased under long-term triple-net leases. Spirit has a market capitalization of approximately
$1.1 billion, as of September 19, 2006.

THE PROPERTY. The ShopKo Portfolio Properties consist of 112 properties, of which 107 properties are anchored retail properties, three properties are warehouses, one property is an optical lab and one property is a headquarters office property. The properties were built between 1966 and 2005, 50 of which properties were renovated between 1992 and 2004. ShopKo is headquartered in
Green Bay, Wisconsin and many of the ShopKo Portfolio Properties are located in the Midwest, with some properties sprinkled in the Mountain and Pacific
Northwest.

                                      B-15

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $258,407,576
                              COLLATERAL TERM SHEET    TMA DSCR:    1.51x
                                SHOPKO PORTFOLIO       TMA LTV:     76.14%
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS. The ShopKo Portfolio Properties are currently 100.00%
occupied by ShopKo.

      SHOPKO (10,974,960 sq. ft.; 100.00% of NRA; 100.00% of GPR). ShopKo was
      incorporated in 1961 and is a mass merchandise retailer that provides general merchandise and retail health services through its two retail store chains in the United States under the store names "ShopKo" and
      "Pamida." The Company operates a total of approximately 354 stores (138
      ShopKo and 216 Pamida), with more than 22,000 employees throughout the
      Midwest, Mountain and Pacific Northwest regions. In December 2005, Sun
      Capital Partners purchased Shopko Stores Inc. ("ShopKo") for $1.15 billion in a going private transaction. ShopKo is being reorganized through the separation of the operating business from its real estate assets, as well as separating the ShopKo operating business from the Pamida business.
      ShopKo's operations will be transferred to Shopko Stores Operating Co.,
      LLC ("ShopKo Operating Tenant") and Pamida Stores Operating Co., LLC
      ("Pamida Operating Tenant"). Its owned real estate assets will reside in
      ShopKo. ShopKo signed a unitary lease for the 112 properties which comprise ShopKo Portfolio Properties (the "Operating Lease"). Sun Capital
      has a specific team that has been involved in the day-to-day operations of the tenant. The existing management team has over 30 years industry experience. Sun Capital has a track record of acquiring, recapitalizing and operating businesses in the retail sector operating over 2,000 stores including Mervyn's, Nationwide Furniture, Bruegger's Bagels, and Anchor
      Blue.

LOCKBOX/CASH MANAGEMENT. The ShopKo Portfolio Loan Combination is structured with a hard lockbox. Beginning on the date when the ShopKo Operating Tenant's
EBITDAR ratio (which will be calculated on a quarterly basis, based upon net income before interest, tax, rent, non-recurring and unusual items set forth in the Operating Leases, depreciation and amortization of ShopKo over interest and
Operating Lease expenses) is less than 1.15:1.00 for any twelve (12) month trailing period tested quarterly and ending when ShopKo Operating Tenant's
EBITDAR is at least 1.15:1.00 for a period of four consecutive fiscal quarters, lender will begin escrowing the springing reserves (provided no reserve payments need to be made until earlier of (a) receipt of tenant lease reserve payments or
(b) third successive payment date after determination in addition to the debt service by transferring such reserves, in addition to the debt service to the cash management account on a monthly basis. After payment of monthly debt service and funding of the reserve accounts, excess cash flow in the property account will be swept into an account under borrower's control, except if an event of default exists. In addition, if the ShopKo Operating Tenant's EBITDAR falls below (i) 1.10:1.00 for the preceding 12 months, lender shall reserve 50%
of excess cash flow and (ii) 1.00:1.00 for the preceding 12 months, lender shall reserve 100% of excess cash flow until EBITDAR is at least 1.10:1.00 for two consecutive fiscal quarters.

RESERVES. The borrower deposited cash with the lender in the amount of
$1,790,000 to enable the related borrower to purchase the fee interest in the property located at 313 North Roosevelt Avenue, Burlington, Iowa ("Burlington
Reserve"). The lender shall release such funds to the related borrower upon (i)
acquisition of the fee estate by the related borrower and the spreading of the applicable mortgage to such fee estate or (ii) the acquisition of the fee estate by an affiliate of the related borrower and the extension of the ground lease for a term of not less than 20 years beyond the maturity date.

Borrower deposited cash in the amount of $156,250 for environmental required repairs and a letter of credit in the amount of $482,265 for required non-environmental repairs, both disbursed and held under the required repairs account.

In addition, (i) tax and insurance, (ii) ground lease, and (iii) replacement reserves will be collected monthly in the event of default or if the ShopKo
Operating Tenant's EBITDAR ratio is less than 1.15:1.00 for any twelve (12)
month trailing period, tested quarterly.

                                      B-16

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $258,407,576
                              COLLATERAL TERM SHEET    TMA DSCR:    1.51x
                                SHOPKO PORTFOLIO       TMA LTV:     76.14%
--------------------------------------------------------------------------------

ADDITIONAL FINANCING. The sponsor of the borrower is permitted to pledge indirect interests in the borrower in connection with a line of credit or similar corporate facility secured by all, or substantially all, of the sponsor's assets. A pledge of not more than 49% of interests in Borrower or its principals is also permitted as security for short term loans (of not more than a five month maturity).

PARTIAL RELEASES. The related loan documents permit the borrowers to obtain the release of any of the ShopKo Portfolio Properties upon satisfaction of certain conditions. The ShopKo Portfolio Loan Combination must be partially defeased in the amount of 120% of the allocated loan amount for the released parcel as a condition to a release. The portion of the allocated loan amount for each ShopKo
Portfolio Property allocable to the ShopKo Portfolio Loan Combination is listed in the ShopKo Portfolio property table on the preceding pages. However, a purchase option exists with respect to the property located at 7401 Mineral
Point Road, Madison, Wisconsin, and the release price will be equal to the greater of (i) 100% of the allocated loan amount or (ii) the price received by the respective borrower in connection with the exercise of the purchase option relating to such property (up to 120% of the allocated loan amount). If such option is exercised before the permitted defeasance date, a prepayment with yield maintenance payment is due instead of defeasance.

COLLATERAL SUBSTITUTION. The related loan documents permit the borrowers to obtain a release of one or more properties of the ShopKo Portfolio Properties provided that certain conditions in the related loan documents are satisfied, including but not limited to the criteria for substitution set forth below. The respective borrower shall pay a substitution fee equal to $2,500 per property being substituted and reimburse lender for its out-of-pocket costs and expenses, if any, in connection with any such substitution. If such borrower elects to conduct a property substitution, such that another unencumbered asset or assets
(the "Substitute Asset") is substituted for a property being released, the
Substitute Asset shall be new collateral for the respective ShopKo Portfolio
Loan Combination and shall comply with the provisions of the loan agreement relating to substitutions of collateral, which provisions shall include, but not be limited to: (1) the Substitute Asset shall be made subject to the same respective Operating Lease with no decline in underwritten net cash flow, (2)
the appraised value of the Substitute Asset shall be equal to or greater than the appraised value of the property being released, (3) after giving effect to the substitution of property, the debt service coverage ratio shall not decrease, (4) after properties with an aggregate square footage of at least 10%
of the original square footage demised under the Operating Lease have been substituted, the respective borrower shall have obtained, among other things, confirmation from each statistical rating agency that has assigned a rating to securities sold in any secondary market transaction in which the ShopKo
Portfolio Loan Combination has been included that such Substitution Asset shall not result in the downgrade, withdrawal or qualification of any securities backed by the respective Shopko Portfolio Loan, (5) no event of default under the related loan documents has occurred and is continuing, (6) the respective borrower shall have delivered any legal opinion customarily required by the lender in connection with such substitution (including a REMIC opinion), (7) the property being substituted for shall be released from the Operating Lease, (8)
ownership of the property being substituted for shall be transferred out of the respective borrower to a third party or an affiliate of Borrower, (9) with respect to the Substitute Asset, the lender shall have received an engineering report and an environmental report acceptable to lender and (10) the aggregate amount of net rentable square area of the properties being substituted, when combined with any sublet or lease assignment permitted under the related loan documents, may not exceed 20% of the net rentable area of the Operating Lease during any twelve month period or 30% of the respective net rentable area of the
Operating Lease during the term of the ShopKo Portfolio Loan Combination with respect to a lease assignment to a qualified assignee, the Operating Tenant is released from its obligations under the Operating Lease and the property is released. A new lease is substituted with the qualified assignee.

TENANT OPERATIONS. Subject to certain criteria contained in the Operating Lease,
ShopKo Operating Tenant shall have the right to cease operations for business in up to ten percent (10%) of the rentable square footage of the lease premises under the Operating Lease.

                                      B-17

                         $3,307,973,000 (APPROXIMATE)
                                  CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $258,407,576
                              COLLATERAL TERM SHEET    TMA DSCR:    1.51x
                                SHOPKO PORTFOLIO       TMA LTV:     76.14%
--------------------------------------------------------------------------------

                        [1 PHOTO MAP OF SHOPKO PORTFOLIO]

                                      B-18

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $195,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.95x
                            HIGH POINT FURNITURE MART      LTV:     58.28%
--------------------------------------------------------------------------------

                    [5 PHOTOS OF HIGH POINT FURNITURE MART]

                                      B-19

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $195,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.95x
                            HIGH POINT FURNITURE MART      LTV:     58.28%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            GACC

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE(1):                    $195,000,000

CUT-OFF BALANCE(1):                     $195,000,000

% BY INITIAL UPB:                       5.46%

INTEREST RATE:                          6.1050%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     October 1, 2006

MATURITY DATE:                          September 1, 2016

AMORTIZATION:                           Interest only for the initial 23 months
                                        of the term; thereafter amortizes on a
                                        30-year schedule.

CALL PROTECTION:                        Lockout for 24 months from
                                        securitization date, then defeasance is
                                        permitted. On and after May 1, 2016,
                                        prepayment is permitted without penalty.

SPONSOR:                                Vornado Realty Trust

BORROWERS:                              Market Square-Furniture Plaza L.P.,
                                        Market Square II LLC, Market Square-Main
                                        Street L.P., Market Square-Hamilton
                                        Market L.P., Mts - HP L.P. and National
                                        Furniture Mart (NC) L.P.

MEZZANINE DEBT:                         $25,000,000

LOCKBOX:                                Hard

INITIAL RESERVES(2):                    None

MONTHLY RESERVES(2):                    None
--------------------------------------------------------------------------------

(1)   The High Point Furniture Mart loan (the "High Point Loan") has a principal balance of $195,000,000. In addition, a $25,000,000 mezzanine loan (the
      "Mezzanine Loan") secured by the equity interests of the borrowers was incurred. The current DSCR for the High Point Loan plus the Mezzanine Loan during (i) the initial 23-month interest only period is 1.95x and (ii) the amortizing period is 1.68x. The current DSCR for the High Point Loan during (i) the initial 23-month interest only period is 2.29x and (ii) the amortizing period is 1.95x.

(2)   See "Reserves" below.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
                                        Mortgage                 Mortgage Loan
                                          Loan                  + Mezzanine Loan
--------------------------------------------------------------------------------
LOAN BALANCE:                         $195,000,000                $220,000,000

LOAN BALANCE/SF:                         $96.04                     $108.35

LTV:                                     58.28%                      65.75%

BALLOON LTV:                             51.69%                      58.60%

DSCR(1):                                 1.95x                       1.68x

SHADOW RATING (S/M):                   BBB-/Baa3                     NR/NR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Portfolio

PROPERTY TYPE:                          Retail Showroom

COLLATERAL:                             Fee simple interest in eight home
                                        furnishing showrooms on approximately
                                        15.851 acres.

LOCATION:                               High Point, North Carolina

YEAR BUILT / RENOVATED:                 Market Square: 1907-1947/NA Market
                                        Square Tower: 1989/NA Furniture Plaza:
                                        1960-1987/1990 National Furniture Mart:
                                        1964-1976/1993-1997 Hamilton Market:
                                        1989/NA 300 South Main: 1928-1935/NA
                                        Plaza Suites: 2003/NA The Suites at
                                        Market Square: 2003/NA

COLLATERAL                              SF: 2,030,379 sq. ft.

PROPERTY MANAGEMENT:                    Merchandise Mart Properties, Inc. (a
                                        borrower affiliate)

OCCUPANCY (AS OF 05/08/06):             98.54%

UNDERWRITTEN NET OPERATING
  INCOME:                               $28,409,720

UNDERWRITTEN NET CASH
  FLOW:                                 $27,641,761

APPRAISED VALUE:                        $334,600,000

APPRAISAL DATE:                         May 31, 2006
--------------------------------------------------------------------------------

                                      B-20

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $195,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.95x
                            HIGH POINT FURNITURE MART      LTV:     58.28%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                               HIGH POINT FURNITURE MART PROPERTY SUMMARY
--------------------------------------------------------------------------------------------------------
                                             ALLOCATED LOAN
BUILDING NAME                 LOCATION           AMOUNT          NRSF       APPRAISED VALUE    OCCUPANCY
--------------------------------------------------------------------------------------------------------

Market Square(1)           High Point, NC     $ 91,791,818       905,691     $157,500,000        99.23%
--------------------------------------------------------------------------------------------------------
Furniture Plaza(2)         High Point, NC       70,864,773       747,767      121,600,000        99.77
--------------------------------------------------------------------------------------------------------
National Furniture Mart    High Point, NC       22,965,682       259,037       39,400,000        99.04
--------------------------------------------------------------------------------------------------------
Hamilton Market            High Point, NC        7,223,864        88,748       12,400,000        79.26
--------------------------------------------------------------------------------------------------------
300 South Main Street      High Point, NC        2,153,864        29,136        3,700,000       100.00
--------------------------------------------------------------------------------------------------------
TOTAL/WA:                                     $195,000,000     2,030,379     $334,600,000        98.54%
--------------------------------------------------------------------------------------------------------

(1)   Includes Market Square, Market Square Tower and Suites at Market Square.
      See "The Property" below.

(2)   Includes Furniture Plaza and Plaza Suites. See "The Property" below.

-----------------------------------------------------------------------------------------------------------------
                                            MAJOR TRADE MART TENANTS
-----------------------------------------------------------------------------------------------------------------
TENANT                                    SF       % OF TOTAL SF    EXPIRATION    BASE RENT/SF    RATINGS (S/M/F)
-----------------------------------------------------------------------------------------------------------------

Merchandise Mart Properties, Inc.(1)    566,387       27.90%        Various(2)      $ 15.82         BBB+/NR/NR
-----------------------------------------------------------------------------------------------------------------
Century Furniture L.L.C.                 80,900        3.98         06/30/2014         9.00          NR/NR/NR
-----------------------------------------------------------------------------------------------------------------
La-Z-Boy                                 69,814        3.44         05/31/2009         7.80          NR/NR/NR
-----------------------------------------------------------------------------------------------------------------
Robinson and Robinson, Inc.              56,803        2.80         06/30/2007        14.02          NR/NR/NR
-----------------------------------------------------------------------------------------------------------------
Progressive Furniture Inc.               48,608        2.39         06/30/2012        14.76          NR/NR/NR
-----------------------------------------------------------------------------------------------------------------
TOTAL/WA:                               822,512       40.51%                        $ 14.28
-----------------------------------------------------------------------------------------------------------------

(1)   Merchandise Mart Properties, Inc ("MMPI"). is the property manager and an affiliate of the borrower. MMPI subleases this space to subtenants.

(2)   On November 30, 2007, 4,529 square feet expires, on June 30, 2011, 1,572 square feet expires, on December 31, 2014, 370,090 square feet expires and on June 30, 2016, 190,196 square feet expires.

-------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER
-------------------------------------------------------------------------------------------------------------------------
              NUMBER OF                                           CUMULATIVE                 % OF BASE      CUMULATIVE %
 YEAR OF       LEASES      EXPIRING       % OF      CUMULATIVE       % OF        ANNUAL     ACTUAL RENT    OF BASE ACTUAL
EXPIRATION    EXPIRING        SF        TOTAL SF     TOTAL SF      TOTAL SF     RENT PSF      ROLLING       RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

   MTM            17          63,591      3.13%        63,591        3.13%       $ 0.00         0.00%           0.00%
-------------------------------------------------------------------------------------------------------------------------
   2006           36         129,573      6.38        193,164        9.51         18.00         7.55            7.55
-------------------------------------------------------------------------------------------------------------------------
   2007           70         355,699     17.52        548,863       27.03         16.93        19.49           27.03
-------------------------------------------------------------------------------------------------------------------------
   2008           47         163,276      8.04        712,139       35.07         18.07         9.55           36.58
-------------------------------------------------------------------------------------------------------------------------
   2009           30         216,691     10.67        928,830       45.75         13.57         9.51           46.09
-------------------------------------------------------------------------------------------------------------------------
   2010           33         257,092     12.66      1,185,922       58.41         17.24        14.34           60.43
-------------------------------------------------------------------------------------------------------------------------
   2011            9          79,300      3.91      1,265,222       62.31         15.78         4.05           64.48
-------------------------------------------------------------------------------------------------------------------------
   2012            2          79,948      3.94      1,345,170       66.25         15.00         3.88           68.36
-------------------------------------------------------------------------------------------------------------------------
   2013            1          14,418      0.71      1,359,588       66.96         10.29         0.48           68.84
-------------------------------------------------------------------------------------------------------------------------
   2014            3         450,990     22.21      1,810,578       89.17         15.03        21.93           90.77
-------------------------------------------------------------------------------------------------------------------------
   2015            0               0      0.00      1,810,578       89.17          0.00         0.00           90.77
-------------------------------------------------------------------------------------------------------------------------
   2016            1         190,196      9.37      2,000,774       98.54         15.00         9.23%         100.00%
-------------------------------------------------------------------------------------------------------------------------
  Vacant         NAP          29,605      1.46      2,030,379      100.00%
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:        249       2,030,379    100.00%     2,030,379                    $15.22
-------------------------------------------------------------------------------------------------------------------------

THE HIGH POINT LOAN

THE LOAN. The High Point Loan is a 10-year fixed rate loan secured by a first priority mortgage on the borrower's fee simple interest in eight home trade mart showroom properties totaling 2,030,379 square feet on 15.581 acres in High
Point, North Carolina. The High Point Loan (shadow rated "BBB-"/"Baa3" by S&P and Moody's) is structured with interest only payments for the first 23 months of the High Point Loan term and thereafter amortizes on a 30-year schedule.
Based on the appraised value of $334,600,000, there is approximately
$139,600,000 of implied equity (41.72%) in the High Point Loan. Vornado Realty
Trust acquired the High Point Furniture Mart property from the Kennedy family in
1998 for a total cost of $115,277,000

                                      B-21

                         $3,307,973,000 (APPROXIMATE)
                                  CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $195,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.95x
                            HIGH POINT FURNITURE MART      LTV:     58.28%
--------------------------------------------------------------------------------

("Acquisition Cost"). The acquisition cost plus $76,089,000 of capitalized costs leaves Vornado Realty Trust a cost basis of $191,366,000 (as of December 31,
2005) in the High Point Furniture Mart property.

THE BORROWER. The borrowers, Market Square-Furniture Plaza L.P., Market Square
II LLC, Market Square-Main Street L.P., Market Square-Hamilton Market L.P.,
MtS--HP L.P. and National Furniture Mart (NC) L.P. (collectively, the
"Borrower"), are each single-purpose, bankruptcy-remote entities with two independent directors for which a non-consolidation opinion was delivered at closing. The Borrower is sponsored by Vornado Realty Trust ("Vornado").

VORNADO REALTY TRUST (rated BBB+ by S&P) is one of the largest owners and managers of commercial real estate in the United States with a portfolio of approximately 106 million square feet, including owned, managed, partially owned entities and joint ventures. Vornado's four principal business platforms include: New York City Office, Washington, D.C. Office, Retail and Showcase and
Design Centers. As of September 27, 2006, Vornado had a market capitalization of
$15.70 billion with approximately 141.72 million shares outstanding. Vornado is a repeat sponsor of a Deutsche Bank borrower.

Merchandise Mart Properties, Inc. ("MMPI"), a wholly owned subsidiary of
Vornado, was acquired by Vornado in 1998. MMPI is an asset and property management firm which specializes in managing buildings devoted to wholesale showrooms. As an expert in trade show management and production, MMPI produces more than 300 trade shows, market events and conferences each year. The High
Point Furniture Mart property benefits from the expertise of the MMPI management team, which owns and manages approximately 2.0 million square feet of permanent showroom and traditional exhibit space within eight buildings in High Point,
North Carolina. For approximately 75 years, MMPI has been one of North America's preeminent specialists in marketing support of buildings with wholesale showrooms and Trade Marts. MMPI manages 13 exhibition properties located throughout the United States, including the Merchandise Mart Property and 350
West Mart Center/Chicago Apparel Center, both of which are located in Chicago,
Illinois, the Washington Design Center, Architects & Designers Building in New
York City and the Kitchen and Bath Center with locations in Washington, D.C.,
New York City and Chicago.

THE PROPERTY. Designed and constructed by Marshall Fields & Co. in 1930, the
High Point Furniture Mart property was originally envisioned as a massive regional wholesale showroom facility to display white goods, hardware, gifts and other products. In 1945, the High Point Furniture Mart property was purchased by
Joseph P. Kennedy whose family owned and operated the High Point Furniture Mart until it was acquired by Vornado Realty Trust in 1998. The High Point Furniture
Mart property consists of eight home furnishing showrooms that comprise approximately 2,030,379 square feet on approximately 15.581 acres in High Point,
North Carolina. As of August 2006, the High Point Furniture Mart property was
98.54% occupied by approximately 215 tenants. The High Point Furniture Mart property's weighted average rent is $15.22 per square foot. The High Point
Furniture Mart property is situated within the central business district of High
Point, North Carolina which is considered the center of American furniture manufacturing, marketing and retail. The semi-annual International Home
Furnishings Market, which occurs in April and October of each year, attracts approximately 75,000 wholesale domestic and international consumers to the High
Point Furniture Mart property. The building descriptions are as follows:

      THE MARKET SQUARE, MARKET SQUARE TOWER AND THE SUITES AT MARKET SQUARE:
      305 West High Street and 200 West Commerce Street, 905,691 square feet
      (44.60% of NRA). Market Square is North Carolina's largest adaptive-use building and is listed on the National Register of Historic Places. Built in phases from 1907-2003, the Market Square contains five floors of fine furnishings, premium fabric, upholstery and high-end decorative accessories. Approximately 425,000 square feet of the total 905,691 square feet are devoted to 100 permanent showrooms. Market Square is home to such multi-line manufacturers as Century Furniture Company, Tomlinson
      Furniture/Erwin-Lambeth, Habersham and Highland House. Decorative
      accessory and area rug anchors include nationally known Shaw Rugs, Capel,
      Inc., Nourison and Karastan Rugs. Market Square Tower, adjacent to Market
      Square, is a 15 floor tower with 150,000 square feet of showroom and office space and four floors of residential condominiums that are not part of the collateral for the High Point loan. The Suites at Market Square is the largest temporary exhibit space in High Point, North Carolina. The
      Suites at Market Square provide

                                      B-22

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $195,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.95x
                            HIGH POINT FURNITURE MART      LTV:     58.28%
--------------------------------------------------------------------------------

      the most modern conveniences and amenities for exhibitors. The Suites at
      Market Square, with space for more than 400 exhibitors, is conveniently located adjacent to Market Square and provides a highly flexible, upscale presentation space in an attractive showroom-type atmosphere where case goods, decorative accessories and home accents are showcased.

      FURNITURE PLAZA AND PLAZA SUITES: 210 South Main Street and 222 South Main
      Street, 747,767 square feet (36.83% of NRA). Conveniently located in the center of the market, Furniture Plaza contains approximately 313,000 square feet and features 44 manufacturers of moderately priced upholstery, case-goods, dining, motion and occasional lines on six floors.
      Manufacturers at Furniture Plaza include La-Z-Boy, Alan White, Craftmaster and Corinthian. The space is connected by a central escalator atrium, which features a hard-wood-floored reception lobby. Built in stages from
      1960-1987 with an expansion in 1990, Furniture Plaza attracts approximately 250 retailers featuring popular-priced traditional furniture. Furniture Plaza connects to Market Square and the National
      Furniture Mart and is also immediately adjacent to the Plaza Suites facility. The Plaza Suites, home to 20 permanent showrooms and with space for more than 100 exhibitors, is a five-story exhibit facility. The permanent tenants include: England, Leather Trend, Progressive Furniture,
      Legacy Classic Furniture, DMI Furniture and Wynwood. The state-of-the-art architecture and layout of Plaza Suites is designed to integrate with the adjoining Furniture Plaza and function as one building. Therefore, buyers may shop the National Furniture Mart, Furniture Plaza, Plaza Suites,
      Market Square, Market Square Tower and the Suites at Market Square without exiting the buildings.

      NATIONAL FURNITURE MART. 200 South Main Street, 259,037 square feet
      (12.75% of NRA). National Furniture Mart features nine floors of popular-priced furniture lines located among 31 permanent showrooms including Powell, PeopLoungers, Canadel, Bauhaus, Fairmont Designs and
      Soft Line. The National Furniture Mart was developed in stages from
      1964-1976, and from 1993-1997 underwent $3 million renovation.

      HAMILTON MARKET: 101 North Hamilton Street, 88,748 square feet (4.37% of
      NRA). The Hamilton Market features over 25 permanent showrooms, which primarily exhibit high quality traditional furniture, along with hundreds of decorative accessories lines. Constructed in 1989, Hamilton Market is conveniently located at the gateway to the Hamilton-Wrenn showroom district where many owner-operated showrooms are located. At the corner of
      Hamilton and Broad Streets, Hamilton Market is easily accessible by the
      Market Express and inter-showroom shuttle service to and from Market
      Square.

      300 SOUTH MAIN: 29,136 square feet (1.44% of NRA). 300 South Main contains stand-alone showroom space located across from the Furniture Plaza and the
      Plaza Suites. 300 South Main is leased to four tenants ranging in size from 750 to 9,719 square feet. The site consists of 0.699 acres on the southwest corner of South Main Street and West Greet Street. 300 South
      Main contains four distinct tenants, March Furniture Manufacturing, Inc.,
      HPCVB (the High Point Convention & Visitors Bureau), Najarian Furniture
      Co., Inc., a 200 year old furniture company, and Cheers Sofa USA, the
      China-based leather upholstery maker Man Wah Holdings' North American division.

THE MARKET. The Highpoint Furniture Mart property is located within the central business district of High Point, North Carolina, approximately 15 miles southwest of Greensboro, North Carolina and approximately 20 miles southeast of
Winston Salem, North Carolina. The local market area is centrally located in the heart of the nationally renowned furniture manufacturing and showroom markets.
High Point, North Carolina is known as the furniture capital of the United
States with approximately 12 million square feet of showroom and exhibit space for the furniture industry. The International Home Furnishings Market, which takes place in High Point, North Carolina every April and October, is the largest home furnishings trade show in the United States. Twice a year, approximately 75,000 of the world's top buyers from over 100 nations descend on
High Point where approximately 3,000 of the world's leading exhibitors are on display.

High Point, North Carolina has a long tradition in the furniture trade principally because in the past this region was home to many of the early
American furniture manufacturers. As a result, over the course of the last 100 years, United States

                                      B-23

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $195,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.95x
                            HIGH POINT FURNITURE MART      LTV:     58.28%
--------------------------------------------------------------------------------

manufacturers and major real estate developers built showroom buildings to be close to the plants. This working thesis for over a century was that the proximity of the showrooms to the plants made an ideal logistical synergy for exhibiting and distributing new products to retail store owners across the nation. As a result, High Point grew into the de facto furniture capital of the
United States, with 12 million square feet of showroom and exhibit space for the furniture industry. Moreover, High Point's strategic location, the mid-point between Washington, D.C. and Atlanta and New York City and Miami, provided additional rationale as to why High Point has remained the leader in the furniture industry.

The "Trade Mart" industry is an economic engine for the
Greensboro/Winston-Salem/High Point MSA (the "Triad Region"), specifically, and
North Carolina, more generally, making the Trade Mart industry's success and long term viability vital to the region. "Trade Marts" are permanent purchasing locations that provide buyers of wholesale goods the opportunity to view and purchase a variety of merchandise in one location. Trade Marts offer manufacturers or their distributors and sales representatives centralized permanent showrooms for year-round exhibition of their products. By committing to permanent space, in addition to having the availability of a year round sales facility, a manufacturer, or its distributors and sale representatives, has the ability to construct significant tenant improvements and is assured of a specific location and the ability to participate in the trade shows held at the trade mart during the lease term. The economic impact of Trade Marts on the
Triad Region is approximately $1.053 billion, resulting in 12,774 additional jobs for the area. For the state of North Carolina, the economic impact is approximately $1.144 billion, with 13,156 jobs created. Moreover, the assessed tax value of the structures used during the trade shows totaled approximately
$667 million for 2004. The International Home Furnishings Market is by far the
largest single event in North Carolina in terms of its overall economic impact.

In March 2006, the Market Authority, a local municipal agency, completed a $2.6 million transportation terminal along Commerce Street to provide free shuttles to hotels, airports and parking facilities. These investments evidence the importance of the High Point Market to North Carolina's economy and tax base.
The Market Square and Market Square Tower, 300 South Main Street, Furniture
Plaza, The Suites at Market Square, Plaza Suites and National Furniture Mart are
located at the center of the "furniture market district" within the central business district of High Point, North Carolina. The Hamilton Market Building is
located in the Hamilton Wrenn Design District, which is the primary location for high end manufacturers of home improvement soft goods. Many high end manufacturers have built and currently own their own establishments in order to capitalize upon the successful High Point market.

The High Point Furniture Mart property is located within close proximity to local roadways and public transportation. The nearest airport is the Piedmont
Triad International Airport approximately 15 miles north of the High Point
Furniture Mart property and is served by seven commercial airline companies. The nearest train station is approximately one block northwest of the High Point
Furniture Mart property and is served by Amtrak, which provides transportation to Charlotte and Raleigh as well as travel to the county's Northeast Corridor.
During the semi-annual trade International Home Furnishings Market shows, additional public transportation is provided to service approximately 75,000 consumers and exhibitors.

In the immediate market area, the High Point Furniture Mart faces competition from both the International Home Furnishings Center (approximately 3.5 million square feet) and the Showplace (approximately 670,000 square feet). World Market
Center 1 ("WMC"), which is located in Las Vegas, Nevada, opened in July 2005 and is the newest furniture mart in the country. WMC comprises approximately 1.125 million square feet of space and is currently 100% occupied. Additional phases of the WMC are expected to include a 15-story multi-tenant 1.5 million square foot structure (Phase II) that is estimated for completion in 2007, an 11-story multi-tenant 1.2-million square foot structure (Phase III) and a plus and minus
1.0-million square foot convention center and temporary exhibition space.

High Point Furniture Mart is expected to maintain a competitive advantage over
WMC due to significantly lower lease rates, proximity to high-end United States furniture manufacturers and shipping ports along the eastern coastline, and lower labor costs than the heavily unionized Las Vegas workforce.

                                      B-24

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $195,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.95x
                            HIGH POINT FURNITURE MART      LTV:     58.28%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT: The property is managed by MMPI, an affiliate of the
Borrower.

LOCKBOX/CASH MANAGEMENT: The High Point Loan is structured with a hard lockbox, and springing cash management. Cash management springs upon the occurrence of an event of default, as such term is defined in the Highpoint Loan documents or
(ii) if the debt service coverage ratio is less than or equal to 1.20x as of the end of a fiscal quarter (a "DSCR Event").

RESERVES: In lieu of making required deposits to the reserve accounts, Vornado
Realty L.P., a subsidiary of Vornado, provided a reserve guaranty. After a DSCR
Event or from and after the occurrence, and during the continuance of, a
Guarantor Rating Period (as defined below) or any guarantor bankruptcy event, the Borrower is required to either (a) deposit cash into the reserve accounts as required under the High Point Loan documents or (b) deliver to lender a letter of credit in lieu of such cash deposits. The High Point Furniture Mart loan documents require monthly reserves for (i) taxes and insurance (1/12 of the annual estimate), (ii) capital expenditures ($42,230) and (iii) tenant improvements and leasing commissions ($33.840). A "Guarantor Rating Period"
means any period commencing at such time as the rating of Vornado's long-term unsecured debt obligations shall fail to be at least "BBB" by S&P.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. Equity owners of the Borrower incurred $25,000,000 of mezzanine debt (the "Mezzanine Loan"), subject to an intercreditor agreement. The intercreditor agreement includes various mortgage lender protections, including, but not limited to, certain restrictions on the mezzanine lender's right to take enforcement action and transfer the Mezzanine
Loan. The Mezzanine Loan has an interest rate of 8.17% and a maturity date that is co-terminus with the High Point Loan. The Mezzanine Loan is currently held by
German American Capital Corporation.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

COLLATERAL RELEASE. The High Point Furniture Mart Loan documents permit partial defeasance with respect to the Hamilton Market Property and the 330 South Main
Property, upon delivery of eligible defeasance collateral in an amount equal to
125% of the Allocated Loan Amount (as such term is defined in the High Point
Furniture Mart loan documents) with respect to such properties.

                                      B-25

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $195,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.95x
                            HIGH POINT FURNITURE MART      LTV:     58.28%
--------------------------------------------------------------------------------

                   [1 PHOTO MAP OF HIGH POINT FURNITURE MART]

                                      B-26

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $175,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.38x
                          INTERCONTINENTAL BOSTON HOTEL    LTV:     79.55%
--------------------------------------------------------------------------------

                   [3 PHOTOS OF INTERCONTINENTAL BOSTON HOTEL]

All of the above are Architect's Renderings

                                      B-27

                         $3,307,973,000 (APPROXIMATE)
                                  CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $175,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.38x
                          INTERCONTINENTAL BOSTON HOTEL    LTV:     79.55%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            GACC

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $175,000,000

CUT-OFF BALANCE:                        $175,000,000

% BY INITIAL UPB:                       4.90%

INTEREST RATE:                          6.53593157%

PAYMENT DATE:                           5th of each month

FIRST PAYMENT DATE:                     October 5, 2006

MATURITY DATE:                          August 31, 2021

AMORTIZATION:                           Interest only

CALL PROTECTION:                        Lockout for 24 months from the date of
                                        securitization, then defeasance is
                                        permitted. On or after June 1, 2021,
                                        prepayment is permitted without penalty.

SPONSOR:                                Extell Development Company

BORROWER:                               Extell Boston Atlantic LLC

MEZZANINE DEBT:                         $45,000,000

LOCKBOX:                                Hard

INITIAL RESERVES:                       Tax:               $1,490,407
                                        Debt Service:      $10,630,345
                                        IHG Rent
                                        Reserve:           $2,953,586
                                        Condominium
                                        Charges:           $259,984

MONTHLY RESERVES(1):                    Springing
--------------------------------------------------------------------------------

(1)   See "Reserves" below.

(2)   The InterContinental Boston Hotel is expected to be complete and operational on November 1, 2006. Occupancy is anticipated to be 74% with an average daily rate of $367.38 as of the stabilized year in 2010.

(3)   Based on the IHG Lease. See the description of the IHG Lease under "The
      Property" below.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(2)
--------------------------------------------------------------------------------
                                      Mortgage                   Mortgage Loan
                                        Loan                    + Mezzanine Loan
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN / KEY:            $ 412,735.85                  $ 518,867.92

CUT-OFF DATE LTV:                      79.55%                       100.00%

MATURITY DATE LTV:                     79.55%                        79.55%

UW DSCR:                                1.38x                        1.01x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

PROPERTY TYPE:                          Full Service Hotel

COLLATERAL:                             Fee simple interest in a 424-key full
                                        service InterContinental flagged hotel.

LOCATION:                               Boston, Massachussetts

YEAR BUILT / RENOVATED:                 2006 / NAP

NO. OF KEYS:                            424

PROPERTY MANAGEMENT:                    InterContinental Hotels Group PLC (a
                                        borrower affiliate)

STABILIZED OCCUPANCY:                   74.00%(2)

UNDERWRITTEN NET OPERATING
  INCOME:                               $16,000,000(3)

UNDERWRITTEN NET CASH FLOW:             $16,000,000(3)

APPRAISED VALUE:                        $220,000,000

APPRAISAL DATE:                         November 1, 2006
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                     IHG LEASE SUMMARY
---------------------------------------------------------------------------------------------------------------------------
                                                            % OF TOTAL                       LEASE             RATINGS
                     TENANT                         KEYS        SF           RENT         EXPIRATION        (S/M/F)(1)(3)
---------------------------------------------------------------------------------------------------------------------------

InterContinental Hotels Group Resources, Inc.(2)    424      100.00%      $16,000,000    07/31/2105(4)      BBB/Baa2/BBB+
---------------------------------------------------------------------------------------------------------------------------

(1)   Credit ratings are of the parent company whether it guarantees the lease or not.

(2)   Triple Net Lease.

(3)   Ratings of IHG prior to extinguishing its public debt.

(4)   The lease has two additional 20-year extension options that are exercisable by the tenant.

                                      B-28

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $175,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.38x
                          INTERCONTINENTAL BOSTON HOTEL    LTV:     79.55%
--------------------------------------------------------------------------------

THE INTERCONTINENTAL BOSTON HOTEL LOAN

THE LOAN. The InterContinental Boston Hotel loan, a 15-year, interest-only fixed-rated loan, is secured by a first priority mortgage on the borrower's fee interest in a newly constructed 424-room luxury hotel located in Boston,
Massachusetts. Based on the InterContinental Boston Hotel's appraised value of
$220,000,000, there is $45,000,000 of implied equity remaining in the
InterContinental Boston Hotel property.

THE BORROWER. The borrower, Extell Boston Atlantic LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Extell Development Company. Extell
Development Company is also the sponsor of the borrower under the mortgage loan known as the InterContinental Boston Parking loan, which loan is secured by the parking garage described under "The Property below" and which loan is also an asset of the trust fund.

EXTELL DEVELOPMENT COMPANY ("Extell") was founded in 1989 and currently manages and owns a real estate portfolio exceeding 10 million square feet. Extell's primary business lines are real estate development, construction management, property management and acquisitions and dispositions. Extell's diverse portfolio includes retail centers, hotels, office, multifamily and resort communities. A selection of these projects include the award winning redevelopment of the Insurance Exchange Building in Chicago, Illinois, the W
Hotel in Times Square, and the recently developed Orion, a 550-unit, 60-story, ultra luxury high rise on 42nd Street, between 8th and 9th Avenues in New York
City. Extell's president, Gary Barnett, has a substantial net worth.

THE PROPERTY. The InterContinental Boston Hotel loan (the "InterContinental
Boston Hotel Property") is a full-service luxury hotel building that contains
424 hotel rooms, eight floors of residential apartments (not collateral for the
Intercontinental Boston Hotel loan), 27,013 square feet of meeting space, a
375-space, 136,986 square foot parking garage (not collateral for the
InterContinental Boston Hotel loan), a restaurant, lounge, health club, indoor pool and whirlpool, gift shop, retail outlets, business center and back-of-the-house facilities typically found in similar hotels. The building is
20-stories, of which the first 12 floors are collateral for the
InterContinental Boston Hotel loan and the top eight floors of the building contain 130 luxury residential condominiums apartments (the "Residential
Unit"). The Residential Unit is not collateral for the InterContinental Boston
Hotel loan but the apartment owners have access to a number of hotel services and amenities including valet parking, housekeeping, room service and the health club and swimming pool. The parking garage is not collateral for the
InterContinental Boston Hotel loan; however, approximately 150 of the parking spaces have been allocated to the InterContinental Boston Hotel Property, under the IHG Lease, as defined below. The InterContinental Boston Property was developed by Extell, is managed by InterContinental Hotel Group PLC ("IHG")
(see "Property Management" below) and operates as an InterContinental Hotel &
Resorts.

Guests enter the main lobby of the InterContinental Boston Hotel Property through one central entry, located off of Atlantic Avenue. In addition to the front desk and registration area, the main lobby at the InterContinental Boston
Hotel Property houses a sitting area. The lobby lounge and a full-service restaurant are located off of the lobby to the south, providing waterfront views. Four distinct cocktail venues are located within the InterContinental
Boston Hotel Property: a signature cocktail bar, a traditional hotel lobby lounge, an intimate bar and an outdoor garden terrace. The 424 guest rooms feature stunning city skyline and harbor views. The versatility of the
InterContinental Boston Hotel Property's meeting and functional space allow the
InterContinental Boston Hotel Property to compete for Boston's large group and demand segment. The largest meeting space at the InterContinental Boston Hotel is the 13,086 square foot Grand Ballroom. The InterContinental Boston Hotel
Property is situated south of Boston's financial district. It is in a neighborhood undergoing a large amount of commercial office development and is situated on the Fort Point Channel waterfront. It is anticipated that the "Big
Dig" project, which consists of re-routing Boston's arterial highway through a
3.5-mile long tunnel and creating a 30-acre open space parkway known as Rose
Kennedy Greenway, will improve access between the InterContinental Boston Hotel
Property and the financial district.

                                      B-29

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $175,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.38x
                          INTERCONTINENTAL BOSTON HOTEL    LTV:     79.55%
--------------------------------------------------------------------------------

The InterContinental Boston Hotel Property is leased and operated by
InterContinental Hotels Group Resources, Inc. (the "Tenant") in accordance with the IHG Lease (as defined below). The IHG Lease is jointly and severally guaranteed (the "Guaranty") by InterContinental Hotels Limited ("ICHL") and Six
Continents Limited ("Six Continents"; together with ICHL, the "Guarantors") for a period of 25 years. From 1999 to 2005, IHG restructured and refocused on the hotel business by divesting itself of all of its non-hospitality assets and certain hospitality assets. IHG issued several special dividends to its shareholders and extinguished all of its public debt. Prior to extinguishing its public debt, IHG's public debt ratings were BBB/Baa2/BBB+, by S/M/F respectively. IHCL and Six Continents are wholly-owned subsidiaries of IHG. S&P has confirmed in accordance with its methodologies that the Guarantors exhibit financial and credit characteristics that are consistent with that of an investment-grade rated company.

The InterContinental Boston Hotel Property is subject to a development agreement (the "Development Agreement") and a lease agreement between the
Tenant and the borrower (as successor in interest to the prior landlord under the lease) (the "IHG Lease"). The IHG Lease is triple net, with an initial term of 99 years and two additional 20-year extension options which are exercisable by the Tenant. In accordance with the terms of the IHG Lease, the Tenant is responsible for 60% of any common area maintenance charges and the Tenant may use up to approximately 150 parking spaces in the parking garage. The annual contractual IHG Lease rent is based on a fixed schedule as shown in the chart below:

                        ----------------------------------
                          YEARS                  RENT
                        ----------------------------------
                          1                      None
                          2 --  16           $ 16,000,000
                         17 --  36           $ 21,120,000
                         37 --  56           $ 29,568,000
                         57 --  76           $ 41,396,000
                         77 --  96           $ 57,952,000
                         97 --  99           $ 81,136,000
                        100 -- 116*          $ 81,136,000
                        117 -- 136*          $113,590,400
                        137 -- 139*          $159,026,560
                        ----------------------------------

                        *     Extension Option Period

The tenant is obligated to commence paying rent under the IHG Lease on August
1, 2007 (12 months after the substantial completion date, which was July 31,
2006 (the "Substantial Completion Date")) subject to the satisfaction of certain conditions. In the event that certain "punch-list" items are not completed within 60 or 75 days after the Substantial Completion Date, then  (i)
rent commencement under the IHG Lease will be delayed one day for each day of delay after such 60th or 75th day (as the case may be) and (ii) the borrower will be required to deposit into the IHG rent reserve account, an amount equal to the product  of (x) $35,512.40 times (y) the number of days occurring in the period commencing on such 60th or 75th day (as applicable) and expiring on the day on which the lender reasonably anticipates, in good faith, that such
"punch-list" items will be completed (the "Additional IHG Reserve Amounts"). In addition, at the closing of the InterContinental Boston Hotel loan, Gary
Barnett guaranteed completion of such "punch-list" items pursuant to the terms of the IHG Lease. Rent commencement will also be delayed in the event that certain "Opening Covenants" (as defined in the Development Agreement) are not completed on or prior to the date that the Intercontinental Boston Hotel
Property opens for business (anticipated to be November 1, 2006). In such case, the rent commencement date will be delayed on a day-to-day basis until such
Opening Covenants are completed. As additional collateral for the
InterContinental Boston Hotel loan, the borrower deposited $2,953,586 into a lender-controlled reserve account (the "IHG Rent Reserve") which amount is equal to 3 months of debt service payments and which amount, together with any
Additional IHG Reserve Amounts received and amounts in the debt service reserve
(as described in "Reserves" below), will be used to pay debt service under the
InterContinental Boston Hotel loan until the rent commencement date.

                                      B-30

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $175,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.38x
                          INTERCONTINENTAL BOSTON HOTEL    LTV:     79.55%
--------------------------------------------------------------------------------

The InterContinental Boston Hotel Property is planned to be complete and operational on November 1, 2006. Based on the appraiser's analysis, stabilization is expected to occur in 2010. According to the Tenant's proforma, the InterContinental Boston Hotel Property is expected to achieve an occupancy of 74% and an average rate of $367.38 in the year 2010.

HOTEL PROFORMA(1):

------------------------------------------------------------------------------------------------------------
                                YEAR 1(2)      YEAR 2       YEAR 3       YEAR 4       YEAR 5       YEAR 6
------------------------------------------------------------------------------------------------------------

Room Count                             424          424          424          424          424          424
Occupancy                               64%          68%          72%          74%          74%          74%
Average Daily Rate (ADR)            280.00       313.60       344.96       367.38       376.20       385.23
                                        --         12.0%        10.0%         6.5%         2.4%         2.4%
RevPAR                              179.20       213.25       248.37       271.90       278.43       285.11
                                        --         19.0%        16.5%         9.5%         2.4%         2.4%
Room Revenue                    27,732,992   33,092,678   38,437,927   42,079,697   43,089,609   44,244,647
F&B and other Revenue           27,992,443   30,539,218   33,021,229   34,758,386   35,592,588   36,546,664
 Total Revenue                  55,725,435   63,631,896   71,459,156   76,838,083   78,682,197   80,791,311
 Total Expenses                 29,419,815   31,096,983   32,749,203   34,024,444   34,841,031   35,728,933
------------------------------------------------------------------------------------------------------------
GROSS OPERATING INCOME          26,305,620   32,534,912   38,709,952   42,813,639   43,841,166   45,062,378
 Total Undistributed Expense    12,243,736   12,886,589   13,532,177   14,054,893   14,392,210   14,748,154
------------------------------------------------------------------------------------------------------------
NOI BEFORE RESERVES             14,061,884   19,648,323   25,177,775   28,758,746   29,448,956   30,314,224
============================================================================================================

----------------------------------------------------------------------------------
                                  YEAR 7       YEAR 8       YEAR 9      YEAR 10
----------------------------------------------------------------------------------

Room Count                             424          424          424          424
Occupancy                               74%          74%          74%          74%
Average Daily Rate (ADR)            394.47       403.94       413.63       423.56
                                       2.4%         2.4%         2.4%         2.4%
RevPAR                              291.95       298.96       306.14       313.48
                                       2.4%         2.4%         2.4%         2.4%
Room Revenue                    45,182,730   46,267,116   47,377,527   48,647,504
F&B and other Revenue           37,321,533   38,217,250   39,134,464   40,183,482
 Total Revenue                  82,504,263   84,484,366   86,511,991   88,830,986
 Total Expenses                 36,533,469   37,410,272   38,308,119   39,284,377
----------------------------------------------------------------------------------
GROSS OPERATING INCOME          45,970,795   47,074,094   48,203,872   49,546,609
 Total Undistributed Expense    15,091,326   15,453,518   15,824,403   16,215,766
----------------------------------------------------------------------------------
NOI BEFORE RESERVES             30,879,468   31,620,575   32,379,469   33,330,842
==================================================================================

(1)   Based on the Tenant's projections.

(2)   Year beginning January 1, 2007.

PROPERTY'S COMPETITIVE SET. The InterContinental Boston Hotel Property has been designed to compete at the upper end of the Boston lodging market as a five star hotel. Consequently, the InterContinental Boston Hotel Property is
expected to compete with the market's existing luxury lodging facilities.
Properties in this segment primarily serve the downtown Boston market area, which is comprised of two sub-markets: the Financial District, in which the
InterContinental Boston Hotel Property is located, and the Back Bay.

         ----------------------------------------------------------
          INTERCONTINENTAL BOSTON HOTEL COMPETITIVE SET OF HOTELS
         ----------------------------------------------------------
         HOTEL                            DATE OPENED    # OF ROOMS
         ----------------------------------------------------------
         Boston Harbor Hotel                     1987           230
         Langham Hotel Boston                    1981           326
         Ritz-Carlton Boston Common              2001           193
         Ritz-Carlton Boston                     2001           273
         Four Seasons                            1985           273
         Marriott Long Wharf                     1981           402
         ----------------------------------------------------------
                                         Total Rooms          1,697
         ----------------------------------------------------------

The following table from the appraisal summarizes the important operating characteristics of the primary competitors and the aggregate secondary competitors which range in size from 193 to 402 rooms. The market demand for the InterContinental Boston Hotel Property and its primary competitive set has a strong commercial orientation, which in 2005 accounted for 49% of the overall occupancy of the competitive set, whereas the leisure segment comprised 26% and the meeting and group segment comprised the remaining 25%. In 2005, the primary competitors achieved an overall occupancy of 71.4% at an average daily rate of
$278.02, yielding RevPAR of $198.53.

                                      B-31

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $175,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.38x
                          INTERCONTINENTAL BOSTON HOTEL    LTV:     79.55%
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                         PRIMARY COMPETITORS AND AGGREGATE SECONDARY COMPETITORS
                                             SEGMENTATION                            2003
                                    ------------------------------   ------------------------------------
                                                                     WEIGHTED
                                                 MEETING              ANNUAL
                        NUMBER OF                  AND                 ROOM            AVERAGE
PROPERTY                  ROOMS     COMMERCIAL    GROUP    LEISURE    COUNT     OCC.    RATE      REVPAR
---------------------------------------------------------------------------------------------------------

Boston Harbor Hotel         230         45%         25%      30%        230       63%  $265.00    $166.95
Langham Hotel
 Boston                     326         45          30       25         326       71    178.00     126.38
Ritz-Carlton Boston
 Common                     193         55          20       25         193       61    261.00     159.21
Ritz-Carlton Boston         273         50          30       20         273       58    287.00     166.46
Four Seasons                273         50          25       25         272       67    348.00     233.16
Marriott Long Wharf         402         50          20       30         402       80    200.00     160.00
---------------------------------------------------------------------------------------------------------
SUB-TOTALS/AVERAGES       1,697         49%         25%      26%      1,696     68.2%  $245.19    $167.16
Secondary
 Competitors                584         32%         37%      31%        292     60.1%  $190.15    $114.27
---------------------------------------------------------------------------------------------------------
TOTALS/AVERAGES           2,281         47%         27%      27%      1,988     67.0%  $237.94    $159.39
---------------------------------------------------------------------------------------------------------

                                       2004                                                 2005
                        -----------------------------------   ----------------------------------------------------------------
                        WEIGHTED                              WEIGHTED
                         ANNUAL                                ANNUAL
                          ROOM            AVERAGE               ROOM            AVERAGE               OCCUPANCY       YIELD
PROPERTY                 COUNT     OCC.    RATE     REVPAR     COUNT     OCC.    RATE      REVPAR    PENETRATION   PENETRATION
------------------------------------------------------------------------------------------------------------------------------

Boston Harbor Hotel        230       65%  $290.00   $188.50      230       66%  $304.00   $200.64        92.4%       105.2%
Langham Hotel
 Boston                    326       68    197.00    133.96      326       67    206.00    138.02        93.8         72.4
Ritz-Carlton Boston
 Common                    193       70    283.00    198.10      193       72    330.00    237.60       100.8        124.6
Ritz-Carlton Boston        273       67    298.00    199.66      273       65    315.00    204.75        91.0        107.4
Four Seasons               272       74    356.00    263.44      273       79    352.00    278.08       110.6        145.8
Marriott Long Wharf        402       83    212.00    175.96      402       77    220.00    169.40       107.8         88.8
------------------------------------------------------------------------------------------------------------------------------
SUB-TOTALS/AVERAGES      1,696     72.2%  $263.17   $189.95    1,697     71.4%  $278.02   $198.53        99.9%       104.1%
Secondary
 Competitors               292     64.2%  $211.71   $135.84      292     71.7%  $202.24   $144.98       100.3%        76.0%
------------------------------------------------------------------------------------------------------------------------------
TOTALS/AVERAGES          1,988     71.0%  $256.34   $182.00    1,989     71.5%  $266.85   $190.67       100.0%       100.0%
------------------------------------------------------------------------------------------------------------------------------

PROPERTY MANAGEMENT/THE TENANT. The InterContinental Boston Hotel is operated by
IHG, an affiliate of the Tenant. IHG is the world's largest hotel group by number of rooms, managing or leasing over 3,600 hotels and 537,000 guest rooms in almost 100 countries around the globe. The IHG brand was founded by Pan
American World Airlines in 1946. Several well-recognized hotel brands make up
IHG's portfolio, including "InterContinental Hotels & Resorts," "Crowne Plaza
Hotels & Resorts," "Holiday Inn Hotels & Resorts," "Holiday Inn Express,"
"Staybridge Suites," "Candlewood Suites" and "Hotel Indigo TM." IHG has grown at a steady pace since 2004 by adding 25,600 rooms to its inventory, a 31%
increase. IHG's early expansion began along Pan Am's Latin American routes and eventually spread throughout the world. In 1998, the IHG hotel chain was acquired by Bass Hotels & Resorts, which owned and managed a chain of hotels, operated a chain of taverns and pubs, produced soft drinks and brewed a variety of beers.

RESERVES. At the closing of the InterContinental Boston Hotel loan, the borrower deposited cash into the following reserve accounts: (i) tax, in an amount equal to $1,490,407; (ii) debt service, in an amount equal to $10,630,345 (which, together with stub interest collected at closing, is equal to twelve months of debt service); (iii) condominium charges, in an amount equal to $259,984 and
(iv) the IHG Rent Reserve, in an amount equal to $2,953,586 (equal to approximately three months of debt service). The debt service reserve is available to pay debt service under the InterContinental Boston Hotel loan until
August 1, 2007 and the IHG Rent Reserve is available to pay debt service through the date on which the Opening Covenants are required to be completed (November
1, 2006). In the event rent commencement is delayed beyond August 1, 2007, the
Additional IHG Reserve Amounts along with the upfront IHG Rent Reserve will be available to pay debt service. Provided no Event of Default (as defined in the
InterContinental Boston Hotel loan documents) exists, the lender is required to return any portion of the initial IHG Rent Reserve to the borrower provided the following conditions are satisfied: (1) the Opening Covenants are effective and
(2) lender is in receipt of a fully executed estoppel certificate from the
Tenant certifying that all conditions of rent commencement have occurred. The
InterContinental Boston Loan documents provide for the following monthly reserves: (i) insurance and (ii) condominium charges, in the case of (i) and
(ii) until all "punch list" items are completed and/or the IHG Lease is no longer in full force and effect and/or to the extent IHG does not pay insurance premiums or condominium charges, as applicable, directly pursuant to the IHG
Lease, in an amount equal to one-twelfth of the insurance premiums or condominium charges, as applicable, reasonably expected to be due; (iii) tax, after termination of the tax escrow agreement (which agreement provides for payment of taxes for all three condominium units until such time that each unit occupies a single tax parcel), if the IHG Lease is no longer in full force and effect and/or to the extent that IHG does not pay required taxes and charges directly to the appropriate authorities pursuant to the IHG Lease, in an amount equal to one-twelfth of the insurance annual taxes reasonably expected to be payable during the next ensuing 12 months; and (iv)debt service, during the existence of a Reserve Period (as defined below), in an amount equal to
$966,395.

Reserve Period means: (i) an Event of Default; (ii) the expiration or earlier termination of the IHG Lease and/or (iii) the failure of the Tenant to satisfy any of the terms of the IHG Lease.

LOCKBOX/CASH MANAGEMENT. The loan is structured with a hard lockbox, with in-place cash management.

                                      B-32

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $175,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.38x
                          INTERCONTINENTAL BOSTON HOTEL    LTV:     79.55%
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. Extell Boston Mez LLC, an equity owner of the borrower, incurred $45,000,000 of mezzanine debt (the "Mezzanine
Loan"), subject to an intercreditor agreement. The intercreditor agreement includes various lender protections, including but not limited to certain restrictions on the mezzanine lender's right to take enforcement actions and on transfers of the Mezzanine Loan. The Mezzanine Loan is fully amortizing and matures on July 31, 2021. The Mezzanine Loan is currently held by German
American Capital Corporation.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-33

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $175,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.38x
                          INTERCONTINENTAL BOSTON HOTEL    LTV:     79.55%
--------------------------------------------------------------------------------

                 [1 PHOTO MAP OF INTERCONTINENTAL BOSTON HOTEL]

                                      B-34

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $142,450,000
                             COLLATERAL TERM SHEET     TMA DSCR:    1.29x
                          FAIR LAKES OFFICE PORTFOLIO  TMA LTV:     68.61%
--------------------------------------------------------------------------------

                    [4 PHOTOS OF FAIR LAKES OFFICE PORTFOLIO]

                                      B-35

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $142,450,000
                             COLLATERAL TERM SHEET     TMA DSCR:    1.29x
                          FAIR LAKES OFFICE PORTFOLIO  TMA LTV:     68.61%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            GACC

LOAN PURPOSE:                           Acquisition

ORIGINAL BALANCE:                       $142,450,000(1)

CUT-OFF BALANCE:                        $142,450,000(1)

% BY INITIAL UPB:                       3.99%

INTEREST RATE:                          6.2180%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     September 1, 2006

MATURITY DATE:                          August 1, 2016

AMORTIZATION:                           Interest only

CALL PROTECTION:                        Lockout for 24 months from the
                                        securitization date of the last pari
                                        passu loan, with defeasance permitted
                                        thereafter. On and after May 1, 2016,
                                        prepayment is permitted without penalty.

SPONSOR:                                Shorenstein Company LLC

BORROWER:                               SRI Seven Fair Lakes LLC

LOCKBOX:                                Hard

INITIAL RESERVES:                       TI/LC Reserve:     $2,943,739

MONTHLY RESERVES(2):                    None
--------------------------------------------------------------------------------

(1)   The Fair Lakes Office Portfolio loan is a pari passu portion of a whole loan with a principal balance of $259,000,000 (the "Fair Lakes Office
      Portfolio Whole Loan"). The Fair Lakes Office Portfolio Whole Loan,
      co-originated by GACC and Goldman Sachs Commercial Mortgage Capital, L.P.,
      consists of the Fair Lakes Office Portfolio loan and a pari passu loan
      (the "Fair Lakes Office Pari Passu Loan") with an original principal balance of $116,550,000. The Fair Lakes Office Pari Passu Loan is not an
      asset of the trust, and is expected to be sold in the GSMSC 2006-GG8 securitization.

(2)   See "Reserves" below.

(3)   Calculations are based on the Fair Lakes Office Portfolio Whole Loan amount of $259,000,000.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.(3):              $207.06

BALLOON BALANCE / SQ. FT.(3):           $207.06

LTV(3):                                 68.61%

BALLOON LTV(3):                         68.61%

DSCR(3):                                1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Portfolio

PROPERTY TYPE:                          Office

COLLATERAL:                             Fee simple interest in a portfolio of
                                        nine Class 'A' office buildings.

LOCATION:                               Fairfax, Virginia

YEAR BUILT / RENOVATED:                 1985 -- 2003 / N/A

COLLATERAL SF:                          1,250,842 sq. ft.

PROPERTY MANAGEMENT:                    Peterson Management L.C.

OCCUPANCY (AS OF 7/1/2006):             99.31%

UNDERWRITTEN NET OPERATING
  INCOME:                               $22,804,974

UNDERWRITTEN NET CASH FLOW:             $21,108,804

APPRAISED VALUE:                        $377,500,000

APPRAISAL DATE:                         June 30, 2006
--------------------------------------------------------------------------------

                                      B-36

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $142,450,000
                             COLLATERAL TERM SHEET     TMA DSCR:    1.29x
                          FAIR LAKES OFFICE PORTFOLIO  TMA LTV:     68.61%
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                               MAJOR OFFICE TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------
                                                            ANNUALIZED      ANNUALIZED
                                      TOTAL       % OF     UNDERWRITTEN    UNDERWRITTEN     LEASE
               TENANT               TENANT SF   TOTAL SF   BASE RENT PSF    BASE RENT     EXPIRATION   RATINGS (S/M/F)(1)
-------------------------------------------------------------------------------------------------------------------------

Nortel Government Solutions           302,795    24.21%       $ 20.76      $  6,286,069          (2)      B- / B3 / NR
-------------------------------------------------------------------------------------------------------------------------
SRA International, Inc.               281,944    22.54          15.94         4,494,537          (3)      NR / NR / NR
-------------------------------------------------------------------------------------------------------------------------
GDAIS, Inc.                           200,893    16.06          28.90         5,805,312          (4)       A / A2 / A
-------------------------------------------------------------------------------------------------------------------------
Argon ST, Inc.                        167,973    13.43          28.15         4,728,970          (5)      NR / NR / NR
-------------------------------------------------------------------------------------------------------------------------
Datatel, Inc.                          46,399     3.71          17.47           810,584   12/31/2010      NR / NR / NR
-------------------------------------------------------------------------------------------------------------------------
The Peterson Companies, LC             42,362     3.39          27.40         1,160,885          (6)      NR / NR / NR
-------------------------------------------------------------------------------------------------------------------------
Countrywide Home Loans                 29,928     2.39          27.67           828,112          (7)       A / A3 / A
-------------------------------------------------------------------------------------------------------------------------
Community Management Corporation       21,374     1.71          26.24           560,839   04/30/2010      NR / NR / NR
-------------------------------------------------------------------------------------------------------------------------
Ryan Homes                             14,936     1.19          27.86           416,117   12/30/2009   BBB-- / Baa3 / BBB
-------------------------------------------------------------------------------------------------------------------------
Enterprise Solutions                   13,358     1.07          28.14           375,894   04/30/2010      NR / NR / NR
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:                           1,121,962    89.70%       $ 22.70      $ 25,467,321
-------------------------------------------------------------------------------------------------------------------------

(1)   Credit ratings are of the parent company whether it guarantees the lease or not.

(2)   Nortel Government Solutions has eight leases expiring on 12/31/2013
      (150,288 sf) and one lease expiring on 12/31/2018 (152,507 sf).

(3)   SRA International has three leases expiring on 10/31/2009 (17,430 sf) and two leases expiring on 12/31/2015 (264,514 sf).

(4)   GDAIS, Inc. has two leases expiring on 12/31/2008 (21,978 sf) and twenty-two leases expiring on 11/30/2012 (178,915 sf).

(5)   Argon ST, Inc. has ten leases expiring on 2/28/2009 (110,879 sf) and six leases expiring on 5/31/2009 (57,097 sf).

(6)   The Peterson Companies has one lease on a month-to-month basis (864 sf), one lease expiring on 8/30/2007 (629 sf) and two leases expiring on
      1/31/2015 (40,869 sf).

(7)   Countrywide Home Loans has two leases expiring on 5/31/2008 (13,840 sf), one lease expiring on 7/31/2008 (12,465 sf) and one lease expiring on
      8/30/2009 (3,623 sf).

---------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER
---------------------------------------------------------------------------------------------------------------------------
                                                                                             TOTAL         CUMULATIVE %
                                                                                           ANNUALIZED        OF TOTAL
             NUMBER OF                                       CUMULATIVE    ANNUALIZED     UNDERWRITTEN      ANNUALIZED
 YEAR OF      LEASES     EXPIRING      % OF     CUMULATIVE      % OF      UNDERWRITTEN     BASE RENT       UNDERWRITTEN
EXPIRATION   EXPIRING       SF       TOTAL SF    TOTAL SF     TOTAL SF    BASE RENT PSF     ROLLING      BASE RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------

   MTM            0              0      0.00%            0      0.00%       $  0.00           0.00%             0.00%
---------------------------------------------------------------------------------------------------------------------------
   2006           5         13,303      1.06        13,303      1.06          30.07           1.38              1.38
---------------------------------------------------------------------------------------------------------------------------
   2007           7         25,178      2.01        38,481      3.08          29.33           2.56              3.94
---------------------------------------------------------------------------------------------------------------------------
   2008           9         57,770      4.62        96,251      7.69          28.41           5.68              9.62
---------------------------------------------------------------------------------------------------------------------------
   2009          34        247,937     19.82       344,188     27.52          28.34          24.33             33.95
---------------------------------------------------------------------------------------------------------------------------
   2010          16        105,986      8.47       450,174     35.99          23.22           8.52             42.48
---------------------------------------------------------------------------------------------------------------------------
   2011           1            261      0.02       450,435     36.01          12.10           0.01             42.49
---------------------------------------------------------------------------------------------------------------------------
   2012          22        178,915     14.30       629,350     50.31          28.75          17.81             60.29
---------------------------------------------------------------------------------------------------------------------------
   2013           9        154,995     12.39       784,345     62.71          19.54          10.49             70.78
---------------------------------------------------------------------------------------------------------------------------
   2014           0              0      0.00       784,345     62.71           0.00           0.00             70.78
---------------------------------------------------------------------------------------------------------------------------
   2015           4        305,383     24.41     1,089,728     87.12          16.76          17.72             88.49
---------------------------------------------------------------------------------------------------------------------------
   2016           0              0      0.00     1,089,728     87.12           0.00           0.00             88.49
---------------------------------------------------------------------------------------------------------------------------
   2017           0              0      0.00     1,089,728     87.12           0.00           0.00             88.49
---------------------------------------------------------------------------------------------------------------------------
   2018           1        152,507     12.19     1,242,235     99.31          21.79          11.51            100.00%
---------------------------------------------------------------------------------------------------------------------------
  Vacant        NAP          8,607      0.69     1,250,842    100.00%                         0.00
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:       108      1,250,842    100.00%    1,250,842                  $ 23.25         100.00%
---------------------------------------------------------------------------------------------------------------------------

FAIR LAKES OFFICE PORTFOLIO LOAN:

THE LOAN. The Fair Lakes Office Portfolio loan is a $142,450,000 pari passu portion of a $259,000,000 10-year interest-only whole loan jointly originated
55% by German American Capital Corporation and 45% by Goldman Sachs Commercial
Mortgage Capital, L.P. It is secured by the borrower's fee simple interest in the Fair Lakes Office Portfolio. The Fair Lakes Office Portfolio consists of nine properties that comprise 1.25 million square feet of mixed-use office and retail space in Fairfax, Virginia. The $259 million financing was used by the
Shorenstein Company LLC to acquire the portfolio. Based on the purchase price of
$370 million, there is approximately $111 million of cash equity that remains in the Fair Lakes Office Portfolio. The respective rights of the holders of the
Fair Lakes Office Portfolio Loan and the Fair Lakes Office Pari Passu Loan will be

                                      B-37

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $142,450,000
                             COLLATERAL TERM SHEET     TMA DSCR:    1.29x
                          FAIR LAKES OFFICE PORTFOLIO  TMA LTV:     68.61%
--------------------------------------------------------------------------------

governed by a co-lender agreement as described under "DESCRIPTION OF THE
MORTGAGE POOL -- Split Loan Structures -- The Fair Lakes Office Portfolio Loan"
in the prospectus supplement relating to the offered certificates.

THE BORROWER. The borrower, SRI Seven Fair Lakes LLC, a Delaware limited liability company, is a single-purpose, bankruptcy remote entity for which a non-consolidated opinion was delivered at the closing of the Fair Lakes Office
Portfolio Loan. The Fair Lakes Office Portfolio Loan is sponsored by Shorenstein
Company LLC.

Shorenstein Company LLC ("Shorenstein") is a private owner and operator of Class
"A" office buildings in the United States, engaged in all aspects of office investment, development, financing, leasing and management. Headquartered in San
Francisco, Shorenstein owns and operates more than 18 million sq. ft. of Class
"A" space, valued in excess of $3.9 billion. Shorenstein's portfolio includes renowned properties in the United States including the John Hancock Center, 500
West Monroe in Chicago, Russ Building, One California Street, Oakland City
Center in the Bay Area of California and 450 Lexington Avenue, the Starrett
Lehigh Building and 125 Park Avenue in New York. Since 1992, Shorenstein has
sponsored a series of closed-end real estate investment funds, which have invested in Class "A" office projects located throughout the United States.
Investors in these funds include foundations, college endowments, pension funds and high net-worth individuals, including the Shorenstein family. As the manager of these funds, Shorenstein has delivered attractive risk-adjusted returns to investors by employing a disciplined value-added strategy. Shorenstein is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Fair Lakes Office Portfolio of properties is an approximately
1.25 million square foot complex comprised of nine Class 'A' office buildings located in Fair Lakes, a submarket of Fairfax, Virginia. Fair Lakes is a
657-acre community with over 7 million square feet of office, residential, retail, and hotel space. The Fair Lakes Office Portfolio of properties is located at the intersection of Interstate 66 and Fairfax County Parkway in the
heart of Fairfax County, in close proximity to the Fairfax County Government
Center, Fair Oaks Mall, Fairfax Corner and many of the Washington, D.C. MSA's residential areas.

As of July 1, 2006, the Fair Lakes Office Portfolio of properties was approximately 99.31% occupied by a mix of tenants primarily in the technology industry, including Nortel Government Solutions (302,795 square feet), SRA
International, Inc. (281,944 square feet), GDAIS, Inc. (200,863 square feet) and
Argon ST, Inc. (167,943 square feet).

SIGNIFICANT TENANTS.

      NORTEL GOVERNMENT SOLUTIONS (302,795 square feet, 24.21% GLA, rated B- and
      B3 by S&P and Moody's, respectively). In June, 2005, Nortel Networks Inc.
      (NYSE: NT) acquired PEC Solutions, Inc., now known as Nortel Government
      Solutions, Inc. ("Nortel Government"). Nortel Government provides professional technology services that enable government entities to use the Internet to enhance productivity and improve services to the public.
      Nortel Government's primary customers are executive agencies and departments of the United States Federal Government, the United States
      Federal Judiciary and prime contractors to the United States government.
      Nortel Government currently leases 53,697 square feet in Fair Lakes IV and
      96,591 square feet in Fair Lakes V (the entire building), both of which run through December 2013. Additionally, Nortel Government leases 152,507 square feet at Fair Lakes VII (the entire building) through December 2018.
      Nortel occupies a total of 302,795 square feet of space in the Fair Lakes
      Plaza or approximately 24.2% of NRA. As of October 23, 2006, Nortel
      Networks Corp. had a market capitalization of $9.50 billion.

      SRA INTERNATIONAL, INC. (281,944 square feet, 22.54% of GLA) SRA
      International, Inc. (NYSE: SRX) provides information technology and strategic consulting services and solutions in the United States. SRA
      International, Inc. ("SRA") offers strategic consulting, systems design, development, and integration; and outsourcing and managed services. SRA's customers include the Department of Defense, the Food and Drug
      Administration, and the Internal Revenue Service. In 2005, SRA recorded over $881.8 million in sales, a 43% increase over 2004. Founded in 1976 by current chairman Ernst Volgenau, SRA employs over 4,100 people. SRA is the sole tenant in Fair Lakes Court North and South, leasing a total of

                                      B-38

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $142,450,000
                             COLLATERAL TERM SHEET     TMA DSCR:    1.29x
                          FAIR LAKES OFFICE PORTFOLIO  TMA LTV:     68.61%
--------------------------------------------------------------------------------

      264,514 square feet pursuant to a lease that expires on December 31, 2015.
      Additionally, SRA leases 17,430 square feet in Fair Lakes I through
      October 2009. SRA's corporate headquarters are at Fair Lakes Court North and South. As of October 23, 2006, SRA International, Inc. had a market capitalization of $1.77 billion.

      GENERAL DYNAMICS AIS, INC. (GDAIS, INC.) (200,893 square feet, 16.06% of
      GLA rated A/A2/A by S&P, Moody's and Fitch, respectively) General Dynamics
      AIS is a subsidiary of General Dynamics Corp. (NYSE: GD), a leading supplier of sophisticated defense systems to the United States and its allies, as well as a provider of business aviation and aircraft services.
      General Dynamics Corp. has four main business segments: Information
      Systems and Technology, Combat Systems, Marine Systems, and Aerospace. A
      publicly traded company and member of the S&P 500, General Dynamics employs approximately 72,200 people. General Dynamics AIS is headquartered in Fair Lakes, occupying 200,893 square feet in Fair Lakes I and II.
      General Dynamics AIS's leases run through November 2012 (GDAIS, Inc. has two leases expiring on 12/31/2008 (21,978 square feet) and twenty-two leases expiring on 11/30/2012 (178,915 square feet) with a 10-year fixed rate renewal option thereafter. As of October 23, 2006, General Dynamics
      Corp. had a market capitalization of $29.36 billion.

      ARGON ST, INC. (167,973 square feet, 13.43% of GLA) Argon ST, Inc.
      (NASDAQ: STST) is a rapidly growing systems engineering and development company providing full-service C4ISR (command, control, communications, computers, intelligence, surveillance, and reconnaissance) solutions to a wide range of customers. Argon ST, Inc. ("Argon") was formed in 2004 through the merger of Argon Engineering Associates and SenSyTech, Inc. In
      2005, Argon recorded over $272 million in sales. During its brief history,
      Argon has already garnered several awards including being ranked #36 in
      Forbes 200 Best Small Companies, being selected by "Deloitte Technology
      Fast 500" as one of the fastest growing technology companies, and CEO
      Terry Collins received Ernst & Young's "Entrepreneur of the Year" award in the Government IT Services sector in 2004. Argon currently occupies
      160,991 square feet of office space and 6,982 square feet of storage space in Hyatt Plaza. Argon has ten leases expiring on 2/28/2009 (110,879 square feet) and six leases expiring on 5/31/2009 (57,097 square feet). Argon maintains its headquarters in Fair Lakes. As of October 23, 2006, Argon
      ST, Inc. had a market capitalization of $516.21 million.

THE MARKET.

The Fair Lakes Office Portfolio is located in the Fairfax Center submarket which is a part of the larger Northern Virginia Market, a submarket of the
Metropolitan Washington Area. As of the second quarter of 2006, the Metropolitan
Washington Area office market consists of 385,478,217 square feet of competitive multi-tenanted office space. The Metropolitan Washington Area's office market is divided into three broad submarkets: the District of Columbia, Suburban Maryland and Northern Virginia. As of the second-quarter 2006, there were 35,804,230 square feet of vacant office space in the Metropolitan Washington Area exhibiting an overall office vacancy rate of 9.3%.

As of the second quarter of 2006, the Northern Virginia office market's vacancy rate was 8.4%, a decline from a vacancy rate of 15.4% in 2003. The Northern
Virginia economy experienced substantial job growth in recent months. According to Reis, 2005's respective increases of 4.6% for average asking rent and 5.1%
for average effective rent were the largest increases in the Northern Virginia market since 2000. According to Economy.com, the Northern Virginia population grew by an average of 2.2% per year (50,150 new residents net per annum) over the five-year span concluding with 2005. Respective asking and effective rent averages for second quarter 2006 were $28.36 and $24.69 per square foot, an increase of 0.9% and 1.5% from the preceding quarter.

The Fairfax Center submarket, according to CBRE, had an average vacancy rate of
7.33% at the end of the third quarter 2006. The Fair Lakes Office Portfolio was
99.31% occupied as of July 1, 2006 (vacancy of 0.69%), which is 7.22% lower than the submarket vacancy. The average asking rent per square foot at the end of the third quarter 2006 for the Fairfax Center

                                      B-39

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $142,450,000
                             COLLATERAL TERM SHEET     TMA DSCR:    1.29x
                          FAIR LAKES OFFICE PORTFOLIO  TMA LTV:     68.61%
--------------------------------------------------------------------------------

submarket was $27.40. Based on an annualized underwritten base rent of $23.25 per square foot, the Fair Lakes Office Portfolio rent is approximately 15.1%
below comparable submarket rents.

LOCKBOX/CASH MANAGEMENT. The loan is structured with a hard lockbox and springing cash management. Cash Management springs upon the occurrence of (i) an
Event of Default (as defined in the Fair Lakes Office Portfolio loan documents)
and (ii) a debt service coverage ratio of less than 1.10x for two consecutive quarters.

PROPERTY MANAGEMENT. The property is managed by the Peterson Management L.C., an independent third party manager.

RESERVES. If the debt service coverage ratio is less than 1.10x, the borrower is required to make monthly payments to the following reserve accounts: taxes, insurance, tenant improvement and leasing commission ($1.00 per square foot of net rentable area) and structural reserves ($0.20 per square foot).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The equity owners of the borrower may incur mezzanine indebtedness provided, among other things (i) the aggregate loan-to-value ratio of the Fair Lakes Office Portfolio Whole Loan and such mezzanine debt is no greater than 70%, (ii) the debt service coverage ratio is at least 1.20x (based on the combined first mortgage and mezzanine debt), (iii)
the borrower deliver an acceptable intercreditor agreement and (iv) obtain rating agency confirmation.

RELEASE OF COLLATERAL. The borrower may obtain the release of the lien of the mortgage from certain non-income producing portions of the Fair Lakes Office
Portfolio more particularly described in the Fair Lakes Office Portfolio loan documents for the development of additional buildings, provided, among other things, that (i) no Event of Default exists, (ii) the property release would not
(a) be a "significant modification" of the Fair Lakes Office Portfolio Loan within the meaning of Treasury Regulations Section 1.860G-2b or (b) cause the
Fair Lakes Office Portfolio Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (iii) after giving effect to such property release, the debt service coverage ratio as of the end of the calendar quarter immediately preceding the release is not less than the debt service coverage ratio as of the closing date of the Fair Lakes Office Portfolio Loan and (iv) the loan to value ratio after giving effect to the property release is not greater than the loan to value ratio as of the closing date of the Fair
Lakes Office Portfolio Loan. Notwithstanding (iv) above, if the debt service coverage ratio as of the end of the calendar quarter immediately preceding the release is not less than the debt service coverage ratio as of the closing date of the Fair Lakes Office Portfolio Loan, the borrower may satisfy such conditions by depositing into a reserve account an amount sufficient, that when taken together with the Net Operating Income as of the end of the calendar quarter immediately preceding the release date, would result in the satisfaction of such condition.

                                      B-40

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                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $142,450,000
                             COLLATERAL TERM SHEET         DSCR:    1.29x
                          FAIR LAKES OFFICE PORTFOLIO      LTV:     68.61%
--------------------------------------------------------------------------------

                  [1 PHOTO MAP OF FAIR LAKES OFFICE PORTFOLIO]

                                      B-41

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                                      B-42

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                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $130,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.26x
                                   TWO GATEWAY             LTV:     79.27%
--------------------------------------------------------------------------------

                            [3 PHOTOS OF TWO GATEWAY]

                                      B-43

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $130,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.26x
                                   TWO GATEWAY             LTV:     79.27%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Capmark

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE(1):                    $130,000,000

CUT-OFF BALANCE(1):                     $130,000,000

% BY INITIAL UPB:                       3.64%

INTEREST RATE:                          5.7400%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     October 1, 2006

MATURITY DATE:                          September 1, 2016

AMORTIZATION:                           Interest only for the initial 60 months
                                        of the term and 30-year amortization
                                        thereafter.

CALL PROTECTION:                        Lockout for 24 months from
                                        securitization date, with defeasance
                                        permitted thereafter. On and after June
                                        1, 2016, prepayment is permitted without
                                        penalty

SPONSOR:                                Ben Korman and Meir Cohen

BORROWERS:                              2 Gateway Center Partners LLC and
                                        Gateway Center Associates LLC

LOCKBOX:                                Hard

INITIAL RESERVES(2):                    Tax:               $500,424

                                        Insurance:         $256,640

                                        Replacement:       $4,748,275

                                        TI/LC:             $4,018,937

MONTHLY RESERVES(2):                    Tax:               $250,212

                                        Insurance:         $28,516
--------------------------------------------------------------------------------

(1)   The total financing amount of the Two Gateway whole loan is $140,500,000.
      The Two Gateway whole loan consists of a $130,000,000 senior note and a
      $10,500,000 junior note. See "The Loan" and "The Two Gateway B Loan"
      below.

(2)   See "Reserves" below.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                      Senior         Whole Loan
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:                               $166.57         $180.02

BALLOON BALANCE / SQ. FT.:                            $155.29         $168.26

LTV:                                                  79.27%          85.67%

BALLOON LTV:                                          73.90%          80.07%

DSCR:                                                 1.26x           1.14x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

PROPERTY TYPE:                          Office

COLLATERAL:                             Fee simple

LOCATION:                               Newark, New Jersey

YEAR BUILT / RENOVATED:                 1972 / 1992

COLLATERAL SF:                          780,454 sq. ft.

PROPERTY MANAGEMENT:                    Cushman & Wakefield, Inc.

OCCUPANCY (AS OF 8/31/06):              97.50%

UNDERWRITTEN NET OPERATING
  INCOME:                               $12,525,041

UNDERWRITTEN NET CASH FLOW:             $11,495,991

APPRAISED VALUE:                        $164,000,000

APPRAISAL DATE:                         July 16, 2006
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                      MAJOR OFFICE TENANT SUMMARY
---------------------------------------------------------------------------------------------------------
                                                      WEIGHTED
                                                      AVG RENT                                 RATINGS
        TENANT              NRSF     % NRSF   % GPR     PSF           LEASE EXPIRATION        (S/M/F)(4)
---------------------------------------------------------------------------------------------------------

Prudential Insurance       282,463    36.19%  32.72%  $ 21.24          12/31/2014(1)          AA-/A1/A+
---------------------------------------------------------------------------------------------------------
Port Authority of NY/NJ    165,568    21.21   22.57     25.00    08/31/2015 & 11/30/2016(2)   AA-/NR/AA-
---------------------------------------------------------------------------------------------------------
State of NJ                 89,971    11.53   12.99     26.48            04/30/2015           AAA/NR/NR
---------------------------------------------------------------------------------------------------------
Parsons Brinkerhoff         75,576     9.68   10.65     25.84    03/31/2012 & 03/31/2017(3)    NR/NR/NR
---------------------------------------------------------------------------------------------------------
TOTAL/WA:                  613,578    78.62%  78.93%  $ 23.59
---------------------------------------------------------------------------------------------------------

(1)   Prudential has the option to give back 45,000 sq. ft. of space in December
      2007.

(2)   Port Authority has 120,568 sq. ft. that expires on August 31, 2015 and
      45,000 sq. ft. that expires on November 30, 2016. Port Authority has a one-time termination option (subject to 12 months' advance notice) in 2011 upon payment of a termination penalty of at least $1,200,000.

(3)   Parsons Brinkeroff has 1,837 sq. ft. that expires on March 31, 2012 and
      73,739 sq. ft. that expires on March 31, 2017.

(4)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                      B-44

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $130,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.26x
                                   TWO GATEWAY             LTV:     79.27%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER
------------------------------------------------------------------------------------------------------------------
              NUMBER OF                                      CUMULATIVE               % OF BASE     CUMULATIVE %
 YEAR OF       LEASES     EXPIRING     % OF     CUMULATIVE      % OF       ANNUAL    ACTUAL RENT   OF BASE ACTUAL
EXPIRATION    EXPIRING       SF      TOTAL SF    TOTAL SF     TOTAL SF    RENT PSF     ROLLING      RENT ROLLING
------------------------------------------------------------------------------------------------------------------

2006              0              0      0.00%           0       0.00%      $ 0.00        0.00%          0.00%
------------------------------------------------------------------------------------------------------------------
2007              3         33,162      4.25       33,162       4.25        23.63        4.27           4.27
------------------------------------------------------------------------------------------------------------------
2008              2          4,950      0.63       38,112       4.88        20.03        0.54           4.81
------------------------------------------------------------------------------------------------------------------
2009              1         30,996      3.97       69,108       8.85        24.40        4.12           8.94
------------------------------------------------------------------------------------------------------------------
2010              1         26,524      3.40       95,632      12.25        32.00        4.63          13.57
------------------------------------------------------------------------------------------------------------------
2011              2         19,800      2.54      115,432      14.79        26.99        2.91          16.48
------------------------------------------------------------------------------------------------------------------
2012              1          1,837      0.24      117,269      15.03        14.50        0.15          16.63
------------------------------------------------------------------------------------------------------------------
2013              0              0      0.00      117,269      15.03         0.00        0.00          16.63
------------------------------------------------------------------------------------------------------------------
2014              3        289,664     37.11      406,933      52.14        21.60       34.12          50.74
------------------------------------------------------------------------------------------------------------------
2015              4        235,177     30.13      642,110      82.27        25.28       32.41          83.15
------------------------------------------------------------------------------------------------------------------
2016              1         45,000      5.77      687,110      88.04        25.00        6.13          89.29
------------------------------------------------------------------------------------------------------------------
Thereafter        2         73,859      9.46      760,969      97.50        26.60       10.71%        100.00%
------------------------------------------------------------------------------------------------------------------
Vacant          NAP         19,485      2.50      780,454     100.00%
------------------------------------------------------------------------------------------------------------------
TOTAL/WA:        20        780,454    100.00%     780,454                  $23.50
------------------------------------------------------------------------------------------------------------------

TWO GATEWAY LOAN:

THE LOAN. The Two Gateway loan is a $130,000,000, 10-year fixed rate loan that provides for monthly payments of interest-only for the first five years and, thereafter, for monthly payments of principal and interest based on a 30-year amortization schedule. The Two Gateway loan is secured by the borrowers' fee simple interest in a 780,454 sq. ft. office tower in the central business district of Newark, New Jersey.

The Two Gateway mortgaged property also secures a $10,500,000 subordinate note
(the "Two Gateway B Loan") and, together with the Two Gateway loan (the "Two
Gateway Whole Loan"). Only the Two Gateway loan is included in the trust. The
Two Gateway B Loan will be serviced pursuant to the Pooling and Servicing
Agreement. See "Description of the Mortgage Pool--The Two Gateway Whole Loan"
and "--Rights of the Holder of the Two Gateway B Loan".

THE BORROWERS. The borrowers comprise two single-purpose, bankruptcy-remote entities under a tenant-in-common ("TIC") structure, 2 Gateway Center Partners
LLC and Gateway Center Associates LLC. The borrowers are single-member Delaware
LLCs, each with two independent managers and each for which a non-consolidation opinion was delivered at closing. The borrowers are sponsored by two individuals, Ben Korman and Meir Cohen.

THE PROPERTY. Two Gateway is part of the Gateway Center, a premier group of mixed-use properties located in the city of Newark. The subject property is an approximately 1.48-acre parcel improved with an 18-story office building built in 1972 and renovated in 1992. The Two Gateway property contains 780,454 square feet of net rentable area ("NRA"). The Gateway Center is located in Newark's central business district. Gateway Center provides a self-contained, institutional-quality, corporate office environment. The complex is comprised of
4 interconnected office buildings totaling 2.3 million square feet, an approximately 250 room hotel with conference and meeting rooms and over 80,000 square feet of retail space.

Gateway Center is bounded by Market Street to the south, Mulberry Street to the west, Commerce Street to the north, and Newark Penn Station to the east. The Two
Gateway property has frontage along the north side of Market Street, the south side of Commerce Street and the east side of McCarter Highway, which bisects the
Gateway Center. The Gateway Center has excellent highway access to major arterials within the city of Newark and is proximate to major interstate thoroughfares, including Interstate 80, the Garden State Parkway and the New
Jersey Turnpike. McCarter Highway is currently being widened and improved to enhance traffic flow and vehicular access to the area.

The Gateway Center buildings also have an enclosed pedestrian walkway leading to
Newark Penn Station, adjacent to the Two Gateway property. Newark Penn Station is the central transportation hub within the city of Newark, with easy access to
New

                                      B-45

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                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $130,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.26x
                                   TWO GATEWAY             LTV:     79.27%
--------------------------------------------------------------------------------

York City and other destinations via Path trains, NJ Transit or Amtrak. These accessibility features afforded to the select group of buildings surrounding
Newark Penn Station offer a major competitive advantage and enable the Gateway
Center to be a premier location in the Newark office sub-market. The area is currently being further enhanced with a new light rail line being put in place to service the immediate area and the construction of the new New Jersey Devils arena within 3 blocks of the Two Gateway property.

SIGNIFICANT TENANTS. The property is currently 97.50% occupied by 16 tenants.

      PRUDENTIAL INSURANCE ("Prudential") (282,463 sq. ft.; 36.19% of NRA;
      32.72% of GPR, rated AA-/A1 by S&P/Moodys). Prudential Financial is headquartered in Newark, New Jersey. Prudential Financial companies include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. Prudential's current lease was signed in 1997.

      PORT AUTHORITY OF NY/NJ ("Port Authority") (165,568 sq. ft; 21.21% of NRA;
      22.57% of GPR, rated AA-- by S&P). The Port Authority was established in
      1921. It is an interstate agency that manages and maintains the bridges, tunnels, bus terminals, airports, PATH and seaport in the New York-New
      Jersey metropolitan region.

      STATE OF NEW JERSEY, BOARD OF PUBLIC UTILITIES ("NJ BPU") (89,971 sq. ft.,
      11.53% of NRA; 12.99% of GPR, rated AAA by S&P). The State of New Jersey
      Board of Public Utilities is a regulatory authority with a statutory mandate to ensure safe, adequate, and proper utility services at reasonable rates for customers in New Jersey. Accordingly, the NJBPU regulates critical services such as natural gas, electricity, water and telecommunications and cable television.

      PARSONS BRINKERHOFF ("Parsons") (75,576 sq. ft, 9.68% of NRA; 10.65% of
      GPR). Parsons was established over 120 years ago and is a planning, engineering, and program and construction management organization. Parsons provides services for all types of infrastructure projects including power, buildings, environment and telecommunications.

THE MARKET.(1) Two Gateway is located in the City of Newark, in Essex County,
Northern New Jersey. The Northern New Jersey (NNJ) Region, which is part of The
Greater NYC Region, is comprised of five counties: Bergen, Essex, Hudson,
Morris, and Passaic, with an estimated 2004 population of 3.3 million people.
Newark is the largest municipality in the state, with a population of 280,535.
As of 2004, NNJ had an average household income of $86,000, which is 35.9 percent higher than the national average. Top non-government employers in NNJ include Continental Airlines Inc., Prudential Insurance, Hackensack Medical
Center, Atlantic Healthcare Systems, and Schering-Plough Corporation.

The subject is located within the Gateway Center, a prestigious office complex located in Downtown Newark. Each building in the Gateway Center is interconnected by an enclosed pedestrian bridge, which continues to Penn
Station. Newark is located in the east-central portion of Essex County along the westerly bank of the Passaic River and north of Newark Bay. The City of Newark lies in the center of the northern New Jersey transportation network along the
New Jersey Turnpike, Garden State Parkway, Interstates 78 and 280 and Routes
1&9, 21 and 22, and is the primary transfer station of northern New Jersey's bus and train service via Penn Station. In addition, Newark International Airport is located about two miles south of Downtown Newark.

As of July 16, 2006, the appraiser observed an average vacancy rate of approximately 5% based upon the current vacancy for the Two Gateway property and the 5 most competitive buildings (identified by the appraiser) to it in the submarket. In addition, the appraiser concluded an appropriate market rental rate for the subject property of $29.00 per square foot.

LOCKBOX/CASH MANAGEMENT. The Two Gateway loan is structured with a hard lockbox and springing cash management system. Cash management becomes effective upon the occurrence and continuation of a "Lockbox Trigger Event." A

________________

(1)   Certain information was obtained from the Two Gateway appraisal dated
      8/14/2006.

                                      B-46

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $130,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.26x
                                   TWO GATEWAY             LTV:     79.27%
--------------------------------------------------------------------------------

"Lockbox Trigger Event" means the occurrence of any of the following: (i) an
"Event of Default", as such term is defined in the Two Gateway loan documents,
(ii) a Port Authority Lease Anticipated Expiration Event or (iii) a Prudential
Lease Anticipated Expiration Event. A "Port Authority Lease Anticipated
Expiration Event" means the earlier to occur of (i) the termination of the Port
Authority lease, (ii) the giving of notice by the tenant under the Port
Authority lease that it intends to terminate the Port Authority lease and (iii)
the failure of Port Authority to renew such Port Authority lease in accordance with its terms. A "Prudential Lease Anticipated Expiration Event" means the earlier to occur of (i) the termination of the Prudential lease, (ii) the giving of notice by the tenant under the Prudential lease that it intends to terminate the Prudential lease and (iii) the failure of Prudential to renew such
Prudential lease in accordance with its terms.

PROPERTY MANAGEMENT. The Property is managed by Cushman & Wakefield, Inc.
Cushman and Wakefield has been in the real estate services business for more than 87 years. They manage over 73 million square feet in the New York metropolitan area.

RESERVES. At loan closing, the borrowers made the following initial deposits:
$500,424 into a tax reserve account, $256,640 into an insurance reserve account,
$4,748,275 into a replacement reserve account and $4,018,937 into a TI/LC reserve account. The Two Gateway loan documents require the borrowers to deposit monthly tax and insurance reserves commencing on the first monthly payment date.
Beginning on the March 2008 payment date, the borrowers are required to commence monthly TI/LC reserve deposits of $32,470. Beginning on the September 2010 payment date, the borrowers are also required to commence monthly replacement reserve deposits of $6,494.

The borrowers are also required to deposit in the lockbox, for further deposit by the lender into the TI/LC reserve account, all payments made to the borrowers in connection with any termination, cancellation, surrender, sale or other disposition of the Port Authority Lease. Additionally, following the occurrence of either a Port Authority Lease Anticipated Expiration Event or a Prudential
Lease Anticipated Expiration Event and prior to the occurrence of an Excess Cash
Flow Sweep Termination Event (as defined below), all excess cash flow shall be deposited from the lockbox to the TI/LC reserve account. An "Excess Cash Flow
Sweep Termination Event" under the Two Gateway loan documents means that (A)
both the Port Authority leased premises and the Prudential leased premises have been re-leased to, and occupied by, tenants that are (1) paying full contractual rent pursuant to its respective lease without setoff, counterclaims, concessions or credits of any kind and (2) not subject to any bankruptcy or other insolvency proceeding, and (B) the DSCR on the Two Gateway Whole Loan, following the re-leasing of both the Port Authority leased premises and the Prudential leased premises, is projected to be equal to or greater than 1.10 to 1.00 (based on projected operating income and operating expenses, as both such terms are defined in the Two Gateway loan documents, attributable to such projected occupancy).

THE TWO GATEWAY B LOAN. The Two Gateway loan represents the senior note with an initial principal balance of $130,000,000 in a whole loan with an original initial principal balance of $140,500,000. The Two Gateway Whole Loan also consists of the Two Gateway B Loan, which is not an asset of the trust. The Two
Gateway B Loan is a 10-year fixed rate loan that provides for monthly payments of interest-only for the first five years and, thereafter, for monthly payments of principal and interest based on a 30-year amortization schedule, in both cases subject to an interest rate of 8.64%. The Two Gateway B Loan is secured by the same mortgaged property that secures the Two Gateway loan deposited in the trust. The initial holder of the Two Gateway B Loan is Capmark Finance Inc., which is one of the mortgage loan sellers. The rights of the holders of the Two
Gateway loan and the Two Gateway B Loan are set forth in a co-lender agreement
(as more particularly described in the prospectus supplement) that provides for, among other things, the right of the holder of the Two Gateway B Loan to (i)
cure certain events of default by the borrowers and (ii) purchase the Two
Gateway loan under certain conditions, including an event of default by the borrowers.

CURRENT MEZZANINE OR OTHER SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-47

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $130,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.26x
                                   TWO GATEWAY             LTV:     79.27%
--------------------------------------------------------------------------------

                          [1 PHOTO MAP OF TWO GATEWAY]

                                      B-48

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $100,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                               1111 MARCUS AVENUE          LTV:     71.43%
--------------------------------------------------------------------------------

                        [6 PHOTOS OF 1111 MARCUS AVENUE]

                                      B-49

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $100,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                               1111 MARCUS AVENUE          LTV:     71.43%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Capmark

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE(1):                    $100,000,000

CUT-OFF BALANCE(1):                     $100,000,000

% BY INITIAL UPB:                       2.80%

INTEREST RATE:                          5.99%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     November 1, 2006

MATURITY DATE(2):                       June 1, 2015

AMORTIZATION:                           Interest only

CALL PROTECTION:                        Lockout for 24 months from
                                        securitization date, with defeasance
                                        permitted thereafter. On and after March
                                        1, 2015, prepayment is permitted without
                                        penalty.

SPONSOR:                                Apollo Real Estate Investment Fund IV,
                                        L.P.

BORROWER:                               1111 Marcus Avenue Unit 2 Owner, LLC

LOCKBOX:                                Hard

INITIAL RESERVES(3):                    Tax:               $137,941

                                        Insurance:         $196,396

                                        Free Rent:         $3,042,311

                                        TI/LC              $11,203,559

MONTHLY RESERVES(3):                    Tax:               $68,815

                                        Insurance:         $28,057
--------------------------------------------------------------------------------

(1)   The total financing amount of the 1111 Marcus Avenue whole loan is
      $125,000,000. The 1111 Marcus Avenue whole loan consists of a $100,000,000 senior note and a $25,000,000 junior note. See "The Loan" and "The 1111
      Marcus Avenue B Loan" below.

(2)   The maturity date will be accelerated to April 1, 2015 unless North Shore
      -- Long Island Jewish Hospital Health System ("NSLIJ") or its affiliate has exercised NSLIJ's purchase option on or before March 22, 2015 and is diligently pursuing such closing; provided, however, that if such purchase closes prior to April 1, 2015 (but not before March 22, 2015), the borrower is required to prepay the 1111 Marcus Avenue whole loan in full on the date of such closing without penalty or fee and without any obligation to pay any accrued and unpaid interest from the date of closing through the next scheduled payment date.

(3)   See "Reserves" below.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                      Senior       Whole Loan
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:                               $227.91      $284.89

BALLOON BALANCE / SQ. FT.:                            $227.91      $284.89

LTV:                                                  71.43%       $89.29%

BALLOON LTV:                                          71.43%       $89.29%

DSCR:                                                 1.42x        1.06x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

PROPERTY TYPE:                          Office--Medical

COLLATERAL:                             Fee simple

LOCATION:                               Lake Success, New York

YEAR BUILT / RENOVATED:                 1941 / 2000-2005

COLLATERAL SF:                          438,766 sq. ft.

PROPERTY MANAGEMENT:                    Winthrop Management, L.P.

OCCUPANCY (AS OF 10/1/2006):            100.00%

UNDERWRITTEN NET OPERATING INCOME:      $8,701,122

UNDERWRITTEN NET CASH FLOW:             $8,635,307

APPRAISED VALUE:                        $140,000,000

APPRAISAL DATE:                         January 1, 2007
--------------------------------------------------------------------------------

                                      B-50

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $100,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                               1111 MARCUS AVENUE          LTV:     71.43%
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                  MAJOR OFFICE TENANT SUMMARY
-------------------------------------------------------------------------------------------------
                                                             WEIGHTED
                                                             AVG RENT     LEASE        RATINGS
           TENANT                 NRSF    % NRSF    % GPR      PSF      EXPIRATION     (S/M/F)
-------------------------------------------------------------------------------------------------

North Shore -- Long Island
Jewish Hospital Health System,
Inc. ("NSLIJ")                   438,766  100.00%  100.00%   $23.45(1)  03/21/2030   NR / NR / NR
-------------------------------------------------------------------------------------------------

(1)   Assumes no free rent period. The free rent period for the premises, other than with respect to 40,000 square feet, expires on December 31, 2006. The free rent period for the remaining 40,000 square feet expires on October
      31, 2008. The weighted average rent per square foot from January 1, 2007 through October 31, 2008, after taking into account the remaining free rent period (but excluding any scheduled rent increases during such period), is $21.47.

1111 MARCUS AVENUE LOAN:

THE LOAN. The 1111 Marcus Avenue loan is a $100,000,000, fixed rate loan that provides for monthly payments of interest-only for the term of the loan and a bullet maturity. The 1111 Marcus Avenue loan is secured by the borrower's fee simple interest in a 438,766 sq. ft. condominium unit at the IPark office park in Lake Success, New York.

The 1111 Marcus Avenue mortgaged property also secures a $25,000,000 subordinate note (the "1111 Marcus Avenue B Loan") and, together with the 1111 Marcus Avenue loan, the "1111 Marcus Avenue Whole Loan"). Only the 1111 Marcus Avenue loan is included in the trust. The 1111 Marcus Avenue B Loan will be serviced pursuant to the Pooling and Servicing Agreement. See "Description of the Mortgage
Pool--The 1111 Marcus Avenue Whole Loan" and "--Rights of the Holder of the 1111
Marcus Avenue B Loan".

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity, 1111
Marcus Avenue Unit 2 Owner, LLC. The borrower is a single-member Delaware LLC, with two independent managers and for which a non-consolidation opinion was delivered at closing. The loan sponsor is Apollo Real Estate Investment Fund IV,
L.P.

THE PROPERTY. The property that secures the 1111 Marcus Avenue Whole Loan is a
475,702 SF office building built in 1941 and renovated between 2000 and 2005.
The property has 438,766 square feet of improved space and 36,936 square feet of exterior non-improved space. The subject property is Unit 2 in a commercial condominium complex. The other condominium component (Unit 1), which is not part of the collateral, is 920,059 square feet of multi-tenanted office and warehouse space for a total condominium size of 1,395,761 square feet. The total condominium is situated on approximately 94 acres. The subject property (Unit 2)
is 100% leased to North Shore -- Long Island Jewish Hospital Health System, Inc.
("NSLIJ").

SIGNIFICANT TENANT. The property is currently 100% occupied by 1 tenant, NSLIJ.

      NORTH SHORE -- LONG ISLAND JEWISH HOSPITAL HEALTH SYSTEM, INC. (438,766
      sq. ft.; 100.00% of NRA; 100.00% of GPR, not rated). NSLIJ is the largest employer on Long Island and the ninth largest in New York City. NSLIJ is the nation's third-largest, non-profit, secular healthcare system (based on number of beds), the nation's 16th largest healthcare network and the largest healthcare network in New York State (based on net patient revenue). NSLIJ is the product of the 1997 merger between the North Shore
      Health System and Long Island Jewish Medical Center. The system has a service area of 5.2 million people in Long Island, Queens and Staten
      Island. NSLIJ is comprised of 15 hospitals, hospice and home care services, a major medical research institute and many other health-related facilities. Several of these facilities are affiliated with regional medical schools, including New York University and the Albert Einstein
      College of Medicine.

                                      B-51

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $100,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                               1111 MARCUS AVENUE          LTV:     71.43%
--------------------------------------------------------------------------------

     Under the terms of the NSLIJ lease, NSLIJ is entitled to exercise a purchase option on March 22, 2015 upon six months' prior notice. The purchase price will be based on a fair market price for a Class "A" office building at the then rental rate being paid by the tenant and assuming the tenant had an S&P credit rating no less than A, recognizing the 15 years remaining under the lease, not taking into account special hospital or medical installations and subject to other assumptions set forth in the lease.

THE MARKET(1). The property is located at 1111 Marcus Avenue located in Lake
Success, in the Town of North Hempstead, within Nassau County, New York. It is located approximately 15 miles east of Manhattan with access to the Northern
State Parkway immediately outside the Marcus Avenue main entrance to the campus and to the Long Island Expressway approximately one mile north. These two thoroughfares are the primary east/west arteries from eastern Long Island to the Manhattan bridges and tunnels and also provide easy access to LaGuardia
Airport. The subject property is also immediately proximate to the Cross Island
Parkway providing North/South access to the Bronx and Westchester bridges to the North and access to the South Shore, JFK Airport and Brooklyn to the South.
The immediate vicinity of the subject property includes office and retail related commercial properties, as well as dense residential housing.

The 1111 Marcus Avenue property is located in the Nassau Office Market, a mature suburban office market within the Long Island region. The Nassau Office
Market inventory for Class A and Class B space combined currently stands at
32,339,795 SF, which is approximately 37.9% of the entire Long Island Office
Market. Of this inventory, 15,783,042 SF (48.8%) is Class A and 16,556,424 SF
(51.2%) is Class B. Net absorption has been 343,074 square feet for 1Q & 2Q
2006. Quoted rent rates for combined Class A space is $31.61 per square foot as of 2Q 2006. Rental rates for similar properties in this submarket are generally rising and generally range between $25.00 and $33.00 per square foot for office users.

LOCKBOX/CASH MANAGEMENT. The 1111 Marcus Avenue loan is structured with a hard lockbox and in-place cash management system.

PROPERTY MANAGEMENT. The property is managed by Winthrop Management, L.P.

RESERVES. At loan closing, the borrower made initial deposits of $137,941 into a tax reserve account and $196,396 into an insurance reserve account. In addition, at loan closing, the borrower made a deposit of $3,042,311 into a reserve account to pay, on each monthly payment date during any free rent period under the NSLIJ lease, the rent payment that would have been otherwise payable by
NSLIJ but for the applicable free rent periods set forth in the NSLIJ lease. In addition, at loan closing, the borrower made two deposits to a NSLIJ lease reserve account totalling $11,203,559. $3,150,815 of that amount was allocated for disbursement to pay leasing commissions due under contracts executed by
IPark Lake Success LLC, the prior owner of the 1111 Marcus Avenue mortgaged property. Any funds remaining in the NSLIJ lease reserve account will be available to cover tenant improvements and leasing commissions related to the
NSLIJ lease.

The 1111 Marcus Avenue loan documents require the borrower to deposit monthly tax and insurance reserves commencing on the first monthly payment date.
Beginning on the first payment date, the borrower also is required to commence monthly replacement reserve deposits of $1,060; provided, that if no event of default under the 1111 Marcus Avenue loan documents then exists, during any period in which (i) annual inspections of the mortgaged property are reasonably satisfactory to the lender, (ii) NSLIJ is not in default under its lease beyond applicable notice and cure periods, and (iii) the DSCR on the 1111 Marcus Avenue
Whole Loan for the three full calendar months immediately preceding the calculation is equal to or greater than 1.39 to 1.00, the 1111 Marcus Avenue borrower shall not be required to make any monthly replacement reserve deposits.

A springing excess cash flow reserve also will be created to fund amounts reasonably expected to become due in respect of tenant improvements, leasing commissions and operating expenses during any applicable free rent periods under new leases, upon the occurrence of certain events under the NSLIJ lease, including early termination, tenant abandonment of the premises, tenant default and tenant bankruptcy.

___________________

(1)   Certain information was obtained from the 1111 Marcus Avenue appraisal dated 9/6/2006.

                                      B-52

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $100,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                                1111 MARCUS AVENUE         LTV:     71.43%
--------------------------------------------------------------------------------

THE 1111 MARCUS AVENUE B LOAN. The 1111 Marcus Avenue loan represents the senior note with an initial principal balance of $100,000,000 in a whole loan with an original initial principal balance of $125,000,000. The 1111 Marcus Avenue Whole
Loan also consists of the 1111 Marcus Avenue B Loan, which is not an asset of the trust. The 1111 Marcus Avenue B Loan is a 8.5-year fixed rate loan that provides for monthly payments of interest-only for the term of the loan and a bullet maturity, subject to an interest rate of 8.26%. The 1111 Marcus Avenue B
Loan is secured by the same mortgaged property that secures the 1111 Marcus
Avenue loan deposited in the trust. The initial holder of the 1111 Marcus Avenue
B Loan is SFT I, Inc. The rights of the holders of the 1111 Marcus Avenue loan and the 1111 Marcus Avenue B Loan are set forth in a co-lender agreement (as more particularly described in the prospectus supplement) that provides for, among other things, the right of the holder of the 1111 Marcus Avenue B Loan to
(i) cure certain events of default by the borrower and (ii) purchase the 1111
Marcus Avenue loan under certain conditions, including an event of default by the borrower.

CURRENT MEZZANINE OR OTHER SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-53

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $100,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.42x
                               1111 MARCUS AVENUE          LTV:     71.43%
--------------------------------------------------------------------------------

                      [1 PHOTO MAP OF 1111 MARCUS AVENUE ]

                                      B-54

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $80,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               WHITE PLAINS PLAZA          LTV:     66.67%
--------------------------------------------------------------------------------

                         [4 PHOTOS OF WHITE PLAINS PLAZA]

                                      B-55

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $80,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               WHITE PLAINS PLAZA          LTV:     66.67%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            GACC

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $80,000,000

CUT-OFF BALANCE:                        $80,000,000

% BY INITIAL UPB:                       2.24%

INTEREST RATE:                          6.2000%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     October 1, 2006

MATURITY DATE:                          September 1, 2016

AMORTIZATION:                           Interest only

CALL PROTECTION:                        Lockout for 24 months from the date of
                                        securitization, then defeasance
                                        permitted thereafter. On and after June
                                        1, 2016, prepayment is permitted without
                                        penalty.

SPONSOR:                                Heyman Properties

BORROWER:                               White Plains Plaza Realty, LLC

LOCKBOX:                                Soft at Closing, Springing Hard

INITIAL RESERVES(1):                    Tax:               $464,775

                                        Engineering:       $22,500

                                        Rent:              $202,000

MONTHLY RESERVES(1):                    Tax:               $130,176

                                        TI/LC:             $58,554

                                        Replacement:       $10,540
--------------------------------------------------------------------------------

(1)   See "Reserves" below.

(2)   Occupancy includes 27,323 square feet of vacant space for which an affiliate of the borrower entered into a master lease at a minimum rental rate of $683,071. This rent was included in calculations of DSCR and
      Underwritten Net Operating Income.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:                 $113.86

BALLOON BALANCE / SQ. FT.:              $113.86

LTV:                                    66.67%

BALLOON LTV:                            66.67%

DSCR(2):                                1.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

PROPERTY TYPE:                          Office

COLLATERAL:                             Fee simple interest in two Class 'A'
                                        office buildings

LOCATION:                               White Plains, New York

YEAR BUILT / RENOVATED:                 1967, 1968 / 2004, 2005

COLLATERAL SF:                          702,642 sq. ft.

PROPERTY MANAGEMENT:                    Cushman & Wakefield, Inc.

OCCUPANCY (AS OF 7/1/2006)(2):          87.81%

UNDERWRITTEN NET OPERATING INCOME(2):   $7,840,069

UNDERWRITTEN NET CASH FLOW:             $6,998,834

APPRAISED VALUE:                        $120,000,000

APPRAISAL DATE:                         August 3, 2006
--------------------------------------------------------------------------------

                                      B-56

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE: $80,000,000
                              COLLATERAL TERM SHEET        DSCR:    1.39x
                               WHITE PLAINS PLAZA          LTV:     66.67%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              MAJOR OFFICE TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------
                                                              WEIGHTED
                                     TOTAL       % OF TOTAL   AVG RENT    POTENTIAL      LEASE
           TENANT                  TENANT SF         SF         PSF         RENT       EXPIRATION   RATINGS (S/M/F)(1)
-----------------------------------------------------------------------------------------------------------------------

Nextel                              64,719          9.21%     $22.78      $1,474,281   05/31/2010   BBB+ / Baa3 / BBB+
-----------------------------------------------------------------------------------------------------------------------
Jackson Lewis                       55,433          7.89       25.22       1,398,078   09/30/2007      NR / NR / NR
-----------------------------------------------------------------------------------------------------------------------
Lillian Vernon(2)                   52,812          7.52       22.93       1,210,996   11/30/2016      NR / NR / NR
-----------------------------------------------------------------------------------------------------------------------
New York Sports Club(3)             35,189          5.01       20.27         713,140   06/30/2018       B / B2 / NR
-----------------------------------------------------------------------------------------------------------------------
Radio Computing Services(4)         29,905          4.26       24.11         720,881   04/30/2022   BBB- / Baa3 / BBB-
-----------------------------------------------------------------------------------------------------------------------
Cuddy Fedder, LLP(4)                26,356          3.75       24.50         645,722   02/28/2017      NR / NR / NR
-----------------------------------------------------------------------------------------------------------------------
Keane & Beane, P.C.                 26,356          3.75       23.00         606,188   11/30/2015      NR / NR / NR
-----------------------------------------------------------------------------------------------------------------------
Legal Aid Society                   22,971          3.27       21.45         492,786   12/31/2014      NR / NR / NR
-----------------------------------------------------------------------------------------------------------------------
MCI Telecommunications Corp.        19,530          2.78       27.50         537,075   04/30/2013      NR / Ca / NR
-----------------------------------------------------------------------------------------------------------------------
Kurzman Eisenberg Corbin Lever      17,894          2.55       23.89         427,496   02/29/2012      NR / NR / NR
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WA:                          351,165(5)      49.98%     $23.43      $8,226,643
-----------------------------------------------------------------------------------------------------------------------

(1)   Credit ratings are of the parent company whether it guarantees the lease or not.

(2)   The tenant is not yet in occupancy. See "Reserves -- Lillian Vernon Rent
      Reserve" below. Lillian Vernon has the option to terminate its lease at any time upon payment of a termination fee in an amount equal to at least
      $3,057,292. See "Significant Tenants--Lillian Vernon" below.

(3)   The TSI Health Club (d/b/a New York Sports Club) recently vacated its space and opened a new facility nearby. TSI is obligated to pay its rent until lease expiration in 2018. The tenant is current on its rent payments. Westport Holding LLC (the non-recourse carveout guarantor under the White Plains Plaza loan) entered into a master lease with respect to the New York Sports Club space for a minimum term of ten years at a minimum annual rental rate of $20.27 per square foot, effective when and if, TSI Health Club ceases to make rental payments as required under its lease. Master lease obligations will be reduced as satisfactory leases are entered and tenants take occupancy.

(4)   These tenants have not yet taken occupancy at White Plains Plaza, however,
      Westport Holdings LLC has entered into a master lease with respect to this space. Master lease obligations will be reduced as satisfactory leases are entered and tenants take occupancy.

(5)   Not included in this total is 27,323 square feet of vacant space for which
      Westport Holdings LLC has entered into a master lease at a minimum annual rental rate of $683,071. Although Westport Holdings LLC is not included in this chart as a significant tenant, rent under this master lease is included in calculations of DSCR. The master lease is effective until one or more replacement tenants are in occupancy under lease(s) with minimum term(s) of five years in an amount sufficient to replace the rent under the master lease.

--------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER
--------------------------------------------------------------------------------------------------------------------
                                                                                            % OF BASE    CUMULATIVE
                 NUMBER OF                                        CUMULATIVE                  ACTUAL      % OF BASE
   YEAR OF        LEASES     EXPIRING       % OF     CUMULATIVE      % OF         ANNUAL       RENT      ACTUAL RENT
  EXPIRATION     EXPIRING       SF        TOTAL SF    TOTAL SF     TOTAL SF      RENT PSF    ROLLING       ROLLING
--------------------------------------------------------------------------------------------------------------------

MTM                  3         7,140        1.02%        7,140        1.02%      $ 1.43        0.07%         0.07%
--------------------------------------------------------------------------------------------------------------------
2006                 5        10,162        1.45        17,302        2.46        24.90        1.77          1.84
--------------------------------------------------------------------------------------------------------------------
2007                13        88,194       12.55       105,496       15.01        24.57       15.13         16.97
--------------------------------------------------------------------------------------------------------------------
2008                 8        19,633        2.79       125,129       17.81        23.90        3.28         20.25
--------------------------------------------------------------------------------------------------------------------
2009                12        28,923        4.12       154,052       21.92        24.32        4.91         25.16
--------------------------------------------------------------------------------------------------------------------
2010                14       113,956       16.22       268,008       38.14        23.25       18.50         43.66
--------------------------------------------------------------------------------------------------------------------
2011                 7        43,223        6.15       311,231       44.29        22.83        6.89         50.55
--------------------------------------------------------------------------------------------------------------------
2012                 2        21,506        3.06       332,737       47.36        23.88        3.59         54.14
--------------------------------------------------------------------------------------------------------------------
2013                 4        32,118        4.57       364,855       51.93        25.30        5.67         59.81
--------------------------------------------------------------------------------------------------------------------
2014                 2        25,971        3.70       390,826       55.62        21.63        3.92         63.74
--------------------------------------------------------------------------------------------------------------------
2015                 8        67,950        9.67       458,776       65.29        23.22       11.02         74.75
--------------------------------------------------------------------------------------------------------------------
2016                 1        52,812        7.52       511,588       72.81        22.93        8.46         83.21
--------------------------------------------------------------------------------------------------------------------
2017                 2        40,253        5.73       551,841       78.54        24.10        6.77         89.99
--------------------------------------------------------------------------------------------------------------------
2018                 1        35,189        5.01       587,030       83.55        20.27        4.98         94.97
--------------------------------------------------------------------------------------------------------------------
Thereafter           1        29,905        4.26       616,935       87.80        24.11        5.03%       100.00%
--------------------------------------------------------------------------------------------------------------------
Vacant             NAP        85,707       12.20       702,642      100.00%
--------------------------------------------------------------------------------------------------------------------
TOTAL/WA:           83       702,642      100.00%      702,642      100.00%      $20.38      100.00%
--------------------------------------------------------------------------------------------------------------------

                                      B-57

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $80,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.39x
                               WHITE PLAINS PLAZA          LTV:      66.67%
--------------------------------------------------------------------------------

WHITE PLAINS PLAZA LOAN:

THE LOAN. The White Plains Plaza loan is an $80,000,000, 10-year interest-only loan secured by a first priority mortgage on the borrower's fee simple interest in a two-building, 702,642 square feet Class 'A' office complex located in downtown White Plains, New York, approximately 25 miles north of New York City.
The borrower acquired the White Plains Plaza property in 2004 at a cost of $60 million. Based on an appraised value of $120.0 million there is $40.0 million of implied equity remaining to the White Plains Plaza property.

THE BORROWER. White Plains Plaza Realty, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with at least one independent director for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by Heyman Properties, the real estate division of Heyman Enterprises, a multi-billion dollar holding company of manufacturing businesses, commercial real estate and capital investments of the
Heyman family. Heyman Properties is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. White Plains Plaza is a two-building, 702,642 square foot, Class
'A' office complex located in downtown White Plains, New York, approximately 25 miles north of New York City. White Plains Plaza is situated on a block bordered by Main Street, North Broadway and Hamilton Avenue, all major thoroughfares in
White Plains. The White Plains Plaza's two office towers, One North Broadway
(390,388 square feet) and 445 Hamilton Avenue (312,254 square feet) are separated by a low-rise office building and small parking garage (the "Garage")
neither of which are part of the collateral. In order to supplement the White
Plains Plaza's on-site parking, the borrower leased 640 parking spaces on the
7th -- 9th floors of the Garage, pursuant to a lease agreement that expires in
2066. A pedestrian bridge connects the Garage to the 4th floor of 445 Hamilton
Avenue. In addition, the borrower leased 110 additional parking spaces in two nearby parking garages. White Plains Plaza contains a total of 1,030 on-site and off-site leased parking spaces.

      ONE NORTH BROADWAY: One North Broadway is a 390,388 square foot building developed in 1967, and most recently renovated in 2004/2005. One North
      Broadway is a square-shaped concrete-framed tower situated over a wider three story base which contains retail and office space as well as a variety of building amenities. The roof of the base contains a 94-space parking deck which is accessed via a ramp from the Garage. An exterior public plaza on the west side of the building (fronting on Main Street)
      provides primary building access, while a secondary entrance is located on
      North Broadway. One North Broadway contains six passenger elevators and is
      100% sprinklered. Major recent renovations completed by the borrower and the prior owner (MetLife) include facade renovations, roof replacement, a new security access system, new hot water systems, repair and installation of new equipment for the cooling tower and associated HVAC systems, restroom upgrades, boiler replacement, and new elevator systems and cabs.
      The borrower plans to renovate the lobby/mezzanine and upper-floor elevator lobbies and common corridors.

      445 HAMILTON AVENUE: 445 Hamilton Avenue is a 312,254 square foot building was developed in 1968 and most recently renovated in 2004. 445 Hamilton
      Avenue is a rectangular-shaped concrete-framed tower with a two-level basement parking garage containing 186 spaces. The main entrance to 445
      Hamilton Avenue fronts on Hamilton Avenue, while the basement garage ramps and ground floor retail space are accessed from North Broadway. Formerly a single-tenant facility, 445 Hamilton Avenue was gut-renovated in 2001 for multi-tenant use. The 455 Hamilton Avenue building contains six passenger elevators and is 100% sprinklered. The borrower and prior owner (MetLife)
      funded capital improvements including improvements to tenant areas and common corridors, roof replacement, a cafeteria, new mechanical systems, an expanded two-story lobby, HVAC upgrades, a new security system, new elevator controls and cabs, window upgrades and fire safety system upgrades. The borrower is planning additional common area improvements and system upgrades.

SIGNIFICANT TENANTS. The White Plains Plaza is occupied by approximately 75 office and retail tenants ranging in size from under 1,000 square feet to approximately 64,000 square feet. No one tenant accounts for more than 9.21% of net rentable area

                                      B-58

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $80,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.39x
                               WHITE PLAINS PLAZA          LTV:      66.67%
--------------------------------------------------------------------------------

("NRA") nor more than 10.30% of gross potential rate ("GPR"). White Plain
Plaza's five largest tenants, which account for 33.88% of NRA and 38.53% of GPR, are as follows:

      NEXTEL (9.21% of NRA; 10.30% of GPR; lease expires 2010 with two, five year renewal options, rated BBB+, Baa3 and BBB+, by S/M/F). Nextel
      Communications is a subsidiary of Sprint Nextel Corp., one of the top
      United States telecommunication providers. Nextel Communications, which merged with Sprint in 2005, is part of the Sprint/Nextel's wireless business segment. For fiscal year-end December 31, 2005, Sprint Nextel reported revenues of $30.85 billion and net income from continuing operations of $1.80 billion. As of October 5, 2006, Sprint Nextel Corp.
      had a market capitalization of $53.36 billion.

      JACKSON LEWIS (7.89% of NRA; 9.76% of GPR; lease expires 2007 with one, five year renewal option). Founded in 1958, Jackson Lewis is a national law firm with over 400 attorneys in 27 offices nationwide. The firm offers legal services in a wide range of practice areas.

      LILLIAN VERNON (7.52% of NRA; 8.46% of GPR; lease expires 2016 with two, five year renewal options). Lillian Vernon is a national catalog and online retailer of gifts, housewares, gardening, seasonal and children's products. Established in 1951, Lillian Vernon ships over four million packages annually. The White Plains Plaza serves as Lillian Vernon's headquarters. Lillian Vernon has the right to terminate its lease provided it pay a termination fee in an amount not less than $3,057,292. If the termination fee exceeds $3,057,292 excess proceeds will be deposited into the tenant improvement and leasing commission reserve up to a cap of
      $2,108,000 and thereafter all excess amounts will be released to the borrower.

      NEW YORK SPORTS CLUB (5.01% of NRA; 4.98% of GPR; lease expires 2018 with two, five year renewal options). The parent company, Town Sports
      International ("TSI"), is one of the two leading owners and operators of fitness clubs in the Northeast and Mid-Atlantic regions of the United
      States and the third largest fitness club operator in the United States.
      With 144 clubs with more than 440,000 members, TSI operates under the brand names of New York Sports Clubs, Boston Sports Clubs, Washington
      Sports Clubs and Philadelphia Sports Clubs. For year-end 2005, TSI reported revenues of $388.6 million, EBITDA of $81.6 million and net income of $1.77 million.

      RADIO COMPUTING SERVICES, INC. (4.26% of NRA; 5.03% of GPR; lease expires
      2022 with one, five year renewal option, Clear Channel Communications,
      Inc. is rated BBB-, Baa3, BBB-, S/M/F). Radio Computing Services was acquired by Clear Channel Communications, Inc. in January 2006 and Clear
      Channel Communications, Inc. guarantees the lease. Founded in 1979, Radio
      Computing Services is the world's leading provider of scheduling and broadcast software. The company's software is used by more than 7,000 radio stations, television music channels, cable companies, satellite music networks and Internet stations worldwide. The White Plains Plaza space is utilized for the development of programs for the communications industry. As of October 23, 2006, Clear Channel Communications, Inc. had a
      market capitalization of $15.77 billion.

THE MARKET. The White Plains Plaza is located in White Plains, New York. White
Plains is situated within the Westchester County/Southern Connecticut office market, which encompasses approximately 139 million square feet of office space in a region stretching from the Bronx in New York City east along the
Connecticut coastline to New Haven. More specifically, the White Plains Plaza is located in the White Plains CBD office submarket. The White Plains CBD is currently undergoing a major urban renewal fueled by extensive commercial developments -- a luxury hotel, three malls, movie theaters, mid and high-rise condo and rental apartment buildings and restaurants -- that has transformed the area into a desirable work/live environment. Major development projects include a two-tower, 40-story mixed-use complex that will contain a 123-room
Ritz-Carlton Hotel and Residences at The Ritz-Carlton with 175 apartment residences and 32 condominium-hotel units. The White Plains CBD district is easily accessed from I-287 and the Bronx River Parkway. I-287 provides rapid links to 1-95, I-87 and the Saw Mill River, Sprain Brook, Hutchinson River and
Taconic Parkways, providing easy access from a number of densely populated areas.

                                      B-59

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $80,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.39x
                               WHITE PLAINS PLAZA          LTV:      66.67%
--------------------------------------------------------------------------------

A CoStar market report issued as of the second quarter of 2006 (the "CoStar
Report") stated that the White Plains CBD office submarket included 93 properties and 7.28 million square feet of office space with an overall occupancy rate of 88.0% . Since 1990, no medium to large office buildings were developed in the White Plains CBD submarket, and no projects are currently under construction.

Since August 2005, 21 office properties located in the White Plains CBD submarket and the nearby I-287 Corridor, totaling 3.2 million square feet, have sold at an average sale price of $185 per square foot. Comparatively, the White
Plains Plaza loan amount of $114 per square foot is approximately 38% less than the recently traded properties.

The White Plains Plaza property is among the largest office properties in
Westchester County. Based upon the White Plains Plaza's size, condition, location and property type, the appraiser identified a competitive set of 24 properties. As of August 2006, the 24 comparable properties, ranging in size from 250,000 to 1,200,000 square feet, total approximately 10,538,000 square feet with an average occupancy of 90.8%. The appraiser also identified a second competitive set of 14 comparable multi-tenanted office buildings that range in size from 65,000 to 851,773 square feet. Excluding two of the properties that have historically lagged behind the rest of the market, this comparable set, as of August 2006, exhibited an average occupancy of 92.0%. As of July 1, 2006, the
White Plains Plaza is 87.81% occupied, approximately 5% less than its competitive set.

The CoStar Report determined that asking rents in White Plains ranged from approximately $23.00 to $34.00 per square foot, full service gross with an average of $27.36 per square foot. The appraiser further identified eight comparable office leases that ranged from $24.75 to $30.00 per square foot, full service gross, whereas rental rates at the White Plains Plaza property range from $19.00 to $28.00 per square foot. Recent leasing activity at the White
Plains Plaza property ranged from $23.60 to $27.00 per square foot for an average of $24.53 per square foot, approximately 6.5% below market.

The appraiser, after adjusting for location, size and space configuration determined a range of market retail rental rates on a full service gross basis for the White Plains Plaza property's retail spaces as $15.00 to $20.00 per square foot for interior retail spaces; $25.00 per square foot for existing and potential restaurant spaces; $25.00 per square foot for the retail spaces fronting on the One North Broadway public plaza and $22.00 per square foot for the New York Sports Club space.

LOCKBOX/CASH MANAGEMENT. The White Plains Plaza loan is structured with a soft lockbox. Tenants will be instructed to deposit rents directly into the lockbox account and cash management will become effective upon the occurrence of an
Event of Default (as such term is defined in the White Plains Plaza loan documents).

PROPERTY MANAGEMENT. The White Plains Plaza property is managed by Cushman &
Wakefield, Inc., an independent third-party manager.

RESERVES. The White Plains Plaza loan is structured with on-going reserves for taxes, capital expenditures, tenant improvements and leasing commissions and upfront reserves for tax, capital expenditures and rent. In addition, at closing, the borrower established a reserve for the Lillian Vernon lease in an amount equal to $202,000 (two months of rent payments). The funds in the Lillian
Vernon reserve are required to be released to the borrower upon receipt of evidence that Lillian Vernon has made its first rent payment due December 1,
2006.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. In connection with a casualty or condemnation pursuant to which the lender has the right and elects to pay down the White Plains Plaza loan, the White Plains Plaza loan documents permit an equity holder of the borrower to obtain mezzanine debt secured by a pledge of the membership interests in the borrower or the borrower to obtain secured debt, as approved by the lender in its sole discretion, provided an acceptable intercreditor agreement is delivered.

                                      B-60

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $80,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.39x
                               WHITE PLAINS PLAZA          LTV:      66.67%
--------------------------------------------------------------------------------

                       [1 PHOTO MAP OF WHITE PLAINS PLAZA]

                                      B-61

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      B-62

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $75,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.14x
                                  THE HAY-ADAMS            LTV:      75.00%
--------------------------------------------------------------------------------

                           [4 PHOTOS OF THE HAY-ADAMS]

                                      B-63

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $75,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.14x
                                  THE HAY-ADAMS            LTV:      75.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            GACC

LOAN PURPOSE:                           Acquisition

ORIGINAL BALANCE:                       $75,000,000

CUT-OFF BALANCE:                        $75,000,000

% BY INITIAL UPB:                       2.10%

INTEREST RATE:                          6.1990%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     June 1, 2006

MATURITY DATE:                          May 1, 2021

AMORTIZATION:                           Interest only for the initial five years
                                        of the term; thereafter amortizes on a
                                        30-year schedule.

CALL PROTECTION:                        Lockout for 24 months from the
                                        securitization date, then defeasance
                                        is permitted. On and after December 1,
                                        2020, prepayment is permitted without
                                        penalty.

SPONSOR:                                B.F. Saul Real Estate Investment
                                        Trust

BORROWER:                               Hay Adams Holdings LLC

LOCKBOX:                                Hard

INITIAL RESERVES:                       Tax:               $82,743

                                        Insurance:         $10,000

                                        Structural:        $21,875

MONTHLY RESERVES:                       Tax:               $41,372

                                        Insurance:         $25,766

                                        FF&E:              2.0%(1)
--------------------------------------------------------------------------------

(1)   For calendar year 2006, 2.0% of operating income. For calendar year 2007,
      3% and 4% of operating income for every year thereafter.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / KEY:                     $ 517,241.38

BALLOON BALANCE / KEY:                  $ 441,361.71

LTV:                                    75.0%

BALLOON LTV:                            64.0%

DSCR:                                   1.14x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

PROPERTY TYPE:                          Full Service Hotel

COLLATERAL:                             Fee simple interest in a
                                        145-key full-service hotel.

LOCATION:                               Washington, D.C.

YEAR BUILT / RENOVATED:                 1928/2002

COLLATERAL SIZE:                        145 keys

PROPERTY MANAGEMENT:                    The Hay Adams Management Company LLC (a
                                        borrower affiliate)

OCCUPANCY (AS OF 4/20/2006):            79.10%

UNDERWRITTEN NET OPERATING
  INCOME:                               $7,275,069

UNDERWRITTEN NET CASH FLOW:             $6,259,561

APPRAISED VALUE:                        $100,000,000

APPRAISAL DATE:                         March 23, 2006
--------------------------------------------------------------------------------

                                      B-64

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $75,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.14x
                                  THE HAY-ADAMS            LTV:      75.00%
--------------------------------------------------------------------------------

THE HAY-ADAMS LOAN:

THE LOAN. The Hay-Adams loan is a $75.0 million, 15-year fixed rate loan secured by a first priority mortgage on the borrower's fee simple interest in The
Hay-Adams, a 145-key full-service hotel, located in Washington, D.C. directly across the street and overlooking the White House. The Hay-Adams loan is interest-only for the initial five years of the Hay-Adams loan term and then amortizes on a 30-year schedule thereafter. Based on the borrowers acquisition cost of $100.0 million on February 27, 2006 the borrower has cash equity of
$25.0 million remaining in the Hay-Adams property.

THE BORROWER. The borrower, Hay Adams Holdings LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at the closing of the Hay-Adams loan.
The borrower is sponsored by B.F. Saul Real Estate Investment Trust, a repeat sponsor of a Deutsche Bank borrower. B.F. Saul Real Estate Investment Trust is also the sponsor of the trust fund loan known as Holiday Inn Dulles.

B.F. SAUL REAL ESTATE INVESTMENT TRUST ("B.F. Saul"), founded in 1892, is the semi-public centerpiece of the private empire headed by B. Francis Saul II. B.F.
Saul is the principal owner (80%) of Chevy Chase Bank and is headquartered in
Bethesda, Maryland, with Chevy Chase Bank and other Saul ventures. As of June
2006, B.F. Saul owned and operated 17 hotel properties containing 3,110 rooms and 14 office properties encompassing approximately 1,990,000 square feet, located primarily in Washington, D.C., Maryland, Virginia and Florida. As of
June 30, 2006, B.F. Saul had total assets of $14.9 billion and shareholders'
equity of $342.8 million.

THE PROPERTY. The Hay-Adams hotel is a 145-key full-service luxury hotel located at 800 16th Street NW in Washington, D.C. directly across from the White House.
Originally designed in 1928 as a residential hotel, a $19 million renovation in
2002 preserved the Hay-Adams' architectural heritage while upgrading the hotel to current luxury standards. The Hay-Adams is a member of The Leading Hotels of the World, and as such has been home to heads of state and international leaders. The Hay-Adams hotel features 8,625 square feet of flexible meeting and banquet space spread across five function rooms and a rooftop terrace. The terrace, with its panoramic view of the surrounding monuments, is a popular venue in Washington, D.C. and is suited for business receptions, weddings and social gatherings. The Lafayette Room has become Washington's destination for power dining and the Off the Record Bar has been selected by Forbes.com as one of the "World's Best Hotel Bars" (July 2004). The Hay-Adams achieves top quality rankings for both its physical appearance as well as the quality of services, and among its many accolades, it received the "Service Excellence Award" in
January of 2006 from Conde Nast Travel.

The Renovation. In 2002, The Hay-Adams completed a $19.0 million renovation that was overseen by interior and furniture designer Thomas Pheasant. The public areas were upgraded to enhance the existing Italian Renaissance facade, the
Lafayette Room was fitted with rich textiles and elegant furniture and The Off the Record Bar was similarly furnished with new fabrics, furniture, and configurations. In addition, the guestrooms were individually furnished with custom-made furniture designed specifically for The Hay-Adams and the bathroom fixtures were replaced with marble and brass fittings. Other major renovations included the reinforcement and expansion of the rooftop to allow for greater capacity and enhanced guest comfort. In addition to the aesthetic improvements, the renovation also improved on the back-of-house and mechanical systems, including a new HVAC system, new kitchen equipment, and both electrical and plumbing systems were upgraded.

                                      B-65

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $75,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.14x
                                  THE HAY-ADAMS            LTV:      75.00%
--------------------------------------------------------------------------------

THE MARKET.

The Hay-Adams is conveniently located in the epicenter of Washington, D.C. and proximate to the area's central business district. The market can be defined as the Washington, D.C., Metropolitan Statistical Area, and the primary market is the District of Columbia, Southern Maryland and Northern Virginia.

The Washington, D.C. hotel market has historically been a strong and stable market. Even during the economic downturn after the events of September 11,
2001, the Washington, D.C. lodging market remained relatively stable in comparison with other large lodging markets in the United States and maintained relatively stable occupancy and rate levels. The Washington, D.C. lodging market is expected to be one of the nation's leaders in RevPAR gains as it is poised for continued growth due to the opening of new office developments, increased group demand from the new Washington Convention Center which opened in 2003 and the return of Major League Baseball.

Historically, the Hay-Adams has outpaced its competitive set in terms of ADR and
RevPAR as exhibited by average ADR and RevPAR penetration of 108.23% and
126.12%, from the beginning of 2004 through year-end 2005. According to Smith
Travel Research, compared to its competitive set, the Hay-Adams has exhibited high penetration rates through the trailing twelve months ending July 2006, with an ADR penetration of 105.29%, a RevPAR penetration of 115.51% and an occupancy penetration of 109.71%. The competitive set, as determined by the Smith Travel
Research Report, is comprised of five luxury hotels including the St. Regis
Washington DC, Intercontinental Willard Washington, the Four Seasons Washington,
the Ritz Carlton Washington, D.C., and the Ritz Carlton Georgetown. These hotels were selected based on their size, branding, market orientation, and location.
The Hay-Adams anticipates an increase in net operating income as new ownership is highly focused on rate growth and better expense control.

--------------------------------------------------------------------------------
                     SUBJECT AND MARKET PERFORMANCE SUMMARY
--------------------------------------------------------------------------------
                                               2004         2005       TTM(2)
--------------------------------------------------------------------------------
HAY-ADAMS AVERAGE OCCUPANCY                   76.71%       79.31%       77.90%
HAY-ADAMS ADR                               $315.57      $354.26      $377.55
HAY-ADAMS REVPAR                            $242.08      $280.95      $294.13
MARKET AVERAGE OCCUPANCY(1)                   69.50%       64.70%       71.00%
MARKET ADR(1)                               $291.30      $327.57      $358.55
MARKET REVPAR(1)                            $202.36      $211.84      $254.62
HAY-ADAMS PENETRATION RATE                   110.37%      122.58%      109.71%
HAY-ADAMS ADR INDEX                          108.33%      108.14%      105.29%
HAY-ADAMS REVPAR INDEX                       119.62%      132.62%      115.51%
--------------------------------------------------------------------------------

(1)   Smith Travel Research, July 2006

(2)   TTM ending July 2006

Trailing twelve month revenue for the Hay-Adams is up over 2005 even accounting for the unusually strong lodging demand experienced in January 2005 as a result of inauguration related activities.

LOCKBOX/CASH MANAGEMENT. The Hay-Adams loan is structured with a hard lockbox and in place cash management.

PROPERTY MANAGEMENT. The Hay-Adams is managed by The Hay Adams Management
Company LLC (an affiliate of the borrower).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-66

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $75,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.14x
                                  THE HAY-ADAMS            LTV:      75.00%
--------------------------------------------------------------------------------

                         [1 PHOTO MAP OF THE HAY-ADAMS]

                                      B-67

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      B-68

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $62,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.11x
                            660 SOUTH FIGUEROA TOWER       LTV:      73.81%
--------------------------------------------------------------------------------

                     [2 PHOTOS OF 660 SOUTH FIGUEROA TOWER]

                                      B-69

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $62,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.11x
                            660 SOUTH FIGUEROA TOWER       LTV:      73.81%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            GACC

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $62,000,000

CUT-OFF BALANCE:                        $62,000,000

% BY INITIAL UPB:                       1.74%

INTEREST RATE:                          6.2700%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     September 1, 2006

MATURITY DATE:                          August 1, 2016

AMORTIZATION:                           Interest only for the initial 60 months
                                        of the term; thereafter amortizes on a
                                        30-year schedule.

CALL PROTECTION:                        Lockout for 24 months from
                                        securitization date, with defeasance
                                        permitted thereafter. On and after May
                                        1, 2016, prepayment is permitted without
                                        penalty.

SPONSOR:                                Massoud Yashouafar & Solyman Yashouafar

BORROWERS:                              Figueroa Tower-I LP, Figueroa Tower-II
                                        LP and Figueroa Tower-III LP

LOCKBOX:                                Soft at closing, springing hard

INITIAL RESERVES:                       Tax:               $356,728

                                        Insurance:         $19,902

                                        TI/LC:             $1,000,000

MONTHLY RESERVES:                       Tax:               $71,346

                                        Insurance:         $6,634

                                        TI/LC:             $29,063

                                        Replacement:       $4,650
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:                 $220.30

BALLOON BALANCE / SQ. FT.:              $208.73

LTV:                                    73.81%

BALLOON LTV:                            69.30%

DSCR:                                   1.11x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

PROPERTY TYPE:                          Office

COLLATERAL:                             Fee simple interest in a Class 'A'
                                        office building.

LOCATION:                               Los Angeles, California

YEAR BUILT / RENOVATED:                 1989 / NAP

COLLATERAL SF:                          278,900 sq. ft.

PROPERTY MANAGEMENT:                    Milbank Real Estate Services, Inc.
                                        (a borrower affiliate)

OCCUPANCY (AS OF 7/1/2006):             92.24%

UNDERWRITTEN NET OPERATING              $5,496,047
  INCOME:

UNDERWRITTEN NET CASH FLOW:             $5,090,885

APPRAISED VALUE:                        $84,000,000

APPRAISAL DATE:                         February 23, 2006
--------------------------------------------------------------------------------

                                      B-70

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $62,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.11x
                            660 SOUTH FIGUEROA TOWER       LTV:      73.81%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                              MAJOR OFFICE TENANTS
------------------------------------------------------------------------------------------------------------------
                                                                           WEIGHTED
                                                                           AVG RENT       LEASE         RATINGS
                 TENANT                  NRSF      % NRSF       % GPR         PSF      EXPIRATION     (S/M/F)(1)
------------------------------------------------------------------------------------------------------------------

Manning & Marder, Kass, Ellrod,
 Ramirez LLP                             53,568     19.21%       21.49%     $28.56     05/30/2011       NR/NR/NR
------------------------------------------------------------------------------------------------------------------
HSBC Bank USA                            28,212     10.12        13.47       34.03     02/06/2015(2)   AA-/Aa3/AA-
------------------------------------------------------------------------------------------------------------------
Lindahl, Schnabel, Kardassakis & Beck
 LLP                                     24,192      8.67         8.15       24.00     01/31/2009       NR/NR/NR
------------------------------------------------------------------------------------------------------------------
Milbank Real Estate Services             16,350      5.86         7.61       33.13     03/31/2014       NR/NR/NR
------------------------------------------------------------------------------------------------------------------
Kroll Associates, Inc.                   15,566      5.58         5.60       25.60     11/30/2008       NR/NR/NR
------------------------------------------------------------------------------------------------------------------
TOTAL/WA:                               137,888     49.44%       56.32%     $29.08
------------------------------------------------------------------------------------------------------------------

(1)   Credit ratings are of the parent company whether it guarantees the lease or not.

(2)   HSBC Bank USA has a one-time termination option effective as of February
      28, 2010. See "Significant Tenants -- HSBC Bank USA" below.

---------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                 CUMULATIVE
                                                                                                                    % OF
                                                                                                   % OF BASE        BASE
                NUMBER OF                                              CUMULATIVE                   ACTUAL         ACTUAL
YEAR OF          LEASES       EXPIRING       % OF       CUMULATIVE        % OF         ANNUAL        RENT           RENT
EXPIRATION      EXPIRING         SF        TOTAL SF      TOTAL SF       TOTAL SF      RENT PSF      ROLLING       ROLLING
---------------------------------------------------------------------------------------------------------------------------

2006                13         23,185         8.31%        23,185          8.31%       $22.30          7.26%         7.26%
---------------------------------------------------------------------------------------------------------------------------
2007                11         44,851        16.08         68,036         24.39         27.89         17.57         24.83
---------------------------------------------------------------------------------------------------------------------------
2008                 7         44,979        16.13        113,015         40.52         24.96         15.77         40.60
---------------------------------------------------------------------------------------------------------------------------
2009                 5         41,789        14.98        154,804         55.51         25.48         14.95         55.55
---------------------------------------------------------------------------------------------------------------------------
2010                 0              0         0.00        154,804         55.51          0.00          0.00         55.55
---------------------------------------------------------------------------------------------------------------------------
2011                 6         57,894        20.76        212,698         76.26         28.74         23.37         78.92
---------------------------------------------------------------------------------------------------------------------------
2012                 0              0         0.00        212,698         76.26          0.00          0.00         78.92
---------------------------------------------------------------------------------------------------------------------------
2013                 0              0         0.00        212,698         76.26          0.00          0.00         78.92
---------------------------------------------------------------------------------------------------------------------------
2014                 3         16,350         5.86        229,048         82.13         33.13          7.61         86.53
---------------------------------------------------------------------------------------------------------------------------
2015                 3         28,212        10.12        257,260         92.24         34.00         13.47        100.00%
---------------------------------------------------------------------------------------------------------------------------
Vacant             NAP         21,640         7.76        278,900        100.00%
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:           48        278,900       100.00%       278,900                      $25.53        100.00%
---------------------------------------------------------------------------------------------------------------------------

                                      B-71

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $62,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.11x
                            660 SOUTH FIGUEROA TOWER       LTV:      73.81%
--------------------------------------------------------------------------------

660 SOUTH FIGUEROA LOAN:

THE LOAN. The 660 South Figueroa loan is a $62,000,000, 10-year fixed rate loan secured by the borrower's fee simple interest in a 278,900 square foot Class "A"
office building located in downtown Los Angeles, California. Based on the appraised value of $84.0 million there is $22.0 million of implied equity remaining in the 660 South Figueroa Tower.

THE BORROWER. The borrower is comprised of three non-syndicated tenant-in-common entities each of which is controlled by the family of the sponsors: (i) Figueroa
Tower-I, LP, (ii) Figueroa Tower-II, LP and (iii) Figueroa Tower-III, LP. Each
tenant-in-common is a single-purpose bankruptcy-remote entity for which a non-consolidation opinion was delivered at the closing of the 660 South Figueroa loan. The sponsors of the 660 South Figueroa loan are brothers Massoud
Yashouafar and Solyman Yashouafar.

MASSOUD AND SOLYMAN YASHOUAFAR have over 20 years of real estate experience and are owners of Milbank Real Estate Services, Inc. ("Milbank"), a commercial real estate investment and management company based in Los Angeles, California.
Massoud, Solyman and their father, Ataollah Yashouafar (collectively "The
Yashouafars"), founded Milbank in 1977. The Yashouafars own over 800,000 square feet of commercial space predominantly in Southern California, as well as three sites for future development. In addition, Massoud Yashouafar is a director and owns a substantial interest in TMSF Holdings, Inc., a publicly-traded entity that, through its wholly-owned subsidiary, The Mortgage Store Financial, Inc., is engaged in nationwide mortgage banking. The sponsors have substantial net worth.

THE PROPERTY. The 660 South Figueroa Tower property is a 24-story, 278,900 square foot Class "A" office building located on a 0.43-acre parcel in the financial district of downtown Los Angeles, California. The 660 South Figueroa
Tower property was built in 1989 by Home Savings of America and has been lauded for its stunning Beaux-Arts architectural design. The 660 South Figueroa Tower property is a trophy property that won the BOMA of Greater Los Angeles "Building of the Year" award in 1991 and again in 1999. The 660 South Figueroa Tower property has 12,646 square feet of ground floor retail space (currently occupied by HSBC Bank USA; rated AA-, Aa3 and AA- (S/M/F)) and has an interior parking garage which occupies floors 2 through 6 of the 660 South Figueroa Tower. The
660 South Figueroa Tower property has two lobby areas: a ground floor lobby and a 2-story lobby located at the 6th and 7th floors ("Sky Lobby"). The ground floor lobby is highly decorative with vaulted ceilings and features extensive use of marble and granite. The Sky Lobby is surrounded on three sides by vaulted passageways and an overhead gallery featuring murals by New York artist Richard
Haas. The 660 South Figueroa Tower property contains a security station/concierge desk that is manned on a 24-hour basis.

SIGNIFICANT TENANTS. As of the July 1, 2006 rent roll, the 660 South Figueroa
Tower property was 92.24% occupied by 38 tenants. Other than the tenants described below, no other tenant occupies more than 6% of the square feet of the
660 South Figueroa Tower property.

      MANNING & MARDER, KASS, ELLROD, RAMIREZ LLP ("Manning & Marder") (53,568
      sq. ft.; 19.21% of NRA; 21.49% of GPR). Manning & Marder is an AV-rated law firm founded in 1994 that employs more than 100 attorneys in five cities. Manning & Marder services clients throughout California and the western United States from offices in Los Angeles, Irvine, San Diego, San
      Francisco and Phoenix. Manning & Marder is a full service law firm providing specialized expertise in a wide range of legal areas. Manning &
      Marder has been at the 660 South Figueroa Tower property since 2001.

      HSBC BANK USA ("HSBC") (28,212 sq. ft.; 10.12% of NRA; 13.47% of GPR;
      rated AA-, Aa3 and AA- by S/M/F). HSBC is a subsidiary of British banking behemoth HSBC Holdings. With more than 400 offices, HSBC has one of the largest branch networks in New York State, plus locations in California,
      Pennsylvania, Florida, Oregon, Washington, and New Jersey. HSBC offers personal, commercial, and mortgage banking services, with a loan portfolio dominated by residential mortgages and commercial loans. HSBC Bank USA's retail segment offers investment products and services, including mutual funds, wealth management, discount brokerage, and insurance. HSBC's leases expires on

                                      B-72

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $62,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.11x
                            660 SOUTH FIGUEROA TOWER       LTV:      73.81%
--------------------------------------------------------------------------------

      February 6, 2015 with a one-time termination option effective as of
      February 28, 2010. To exercise its termination option, HSBC is required to give the borrower nine months prior written notice and pay a termination fee equal to $1.472 million (approximately 18-months rent). HSBC recently expanded its space at the 660 South Figueroa Tower property by leasing an additional 8,213 square feet.

      LINDAHL, SCHNABEL, KARDASSAKIS & BECK LLP ("Lindahl") (24,192 sq. ft.;
      8.67% of NRA; 8.15% of GPR). Lindahl is an AV-rated boutique law firm with a primary focus on civil litigation and trial and appellate practice in state and federal courts. Lindahl has extensive experience in professional liability, legal malpractice, insurance law and bad faith litigation, business litigation, products liability, employment discrimination litigation, civil appeals, maritime law and environmental law. Lindahl has been a tenant at the 660 South Figueroa Tower property since 1989 under a
      20-year lease that expires on January 31, 2009.

THE MARKET. The 660 South Figueroa Tower property is located in the financial district of downtown Los Angeles. The boundaries of the financial district are generally defined as 2nd Street to the north, 9th Street to the south, Olive
Street to the east, and Bixel Street to the west. The 660 South Figueroa Tower property is located on Figueroa Street in the central portion of the Financial
District ("Figueroa Street Corridor"), a sub-market of the downtown financial district. The dominant land use in the Figueroa Street Corridor is high-rise office, with limited ground floor retail and scattered surface parking lots.
Figueroa Street Corridor is also a regional center of public transportation systems, with Metropolitan Transit Authority buses, Metrolink commuter rail lines, and MetroRail linking downtown to the outlying areas.

The 660 South Figueroa Tower property is situated at the northeast corner of
South Figueroa Street and 7th Street just one block southwest of Wilshire
Boulevard, and adjacent to the 7th Street Historic District. 7th Street is a
well traveled east/west thoroughfare that is developed with mid to high-rise office, residential properties, and the Macy's Plaza shopping center. The 660
South Figueroa Tower property is situated above the 7th Street/Metro Center subway station which services the Metro Rail Red Line and Metro Rail Blue Line portions of the larger Metro Rail rail commuter system. In addition, the 660
South Figueroa Tower property is conveniently located near shopping, restaurants and such amenities as the Los Angeles Convention Center, the Staples Center
sports arena, and the Walt Disney Concert Hall. The 660 South Figueroa Tower
property is one block east of the Pasadena/Harbor Freeway (I-110).

As of the 4th quarter 2005, the Figueroa Street Corridor sub-market contained approximately 7.24 million square feet of office space. Six office properties located within the downtown financial district were determined by the appraiser to be most similar and competitive to the 660 South Figueroa Tower property, had an average vacancy rate of 6%. For the past three years, the 660 South Figueroa
Tower property has maintained an average occupancy rate of approximately 92.0%, in line with the submarket. Rental rates at the comparable properties ranged from $16.50 to $23.00 per square foot on a triple net ("NNN") basis, or $26.50 to $35.00 per square foot on a full-service/gross basis. CBRE estimates a current market rent for the 660 South Figueroa Tower property office space of
$29.40 per square foot on a full-service/gross basis. The 660 South Figueroa
Tower property's office tenants pay rents ranging from $12.60 to $33.13 per square foot, averaging $26.98 per square foot, approximately 8.23% below market rent.

Rental rates for retail space in the Figueroa Street Corridor submarket range from $15.00 to $50.00 per square foot on a NNN basis. The appraiser estimates a current market rent for the 660 South Figueroa Tower retail space of $42.00 per square foot NNN. The 660 South Figueroa Tower property's 12,646 square foot retail suite is 100% leased to HSBC at a rent of $41.00 per square foot NNN, approximately 2.4% below market rate rent.

LOCKBOX/CASH MANAGEMENT. The 660 South Figueroa loan is structured with a soft lockbox. Tenants will be instructed to deposit rent directly into the lockbox account and cash management will become effective upon the occurrence of an
Event of Default, as such term is defined in the 660 South Figueroa Tower loan documents.

                                      B-73

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $62,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.11x
                            660 SOUTH FIGUEROA TOWER       LTV:      73.81%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The 660 South Figueroa Tower property is managed by Milbank
Real Estate Services, Inc., an affiliate of the borrower. Milbank Real Estate
Services, Inc. currently manages over 800,000 square feet of office and retail space in seven buildings in Southern California.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-74

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $62,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.11x
                            660 SOUTH FIGUEROA TOWER       LTV:      73.81%
--------------------------------------------------------------------------------

                   [1 PHOTO MAP OF 660 SOUTH FIGUEROA TOWER ]

                                      B-75

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                      B-76

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $55,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.14x
                            WASHINGTON BUSINESS PARK       LTV:      82.71%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            GACC

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $55,000,000

CUT-OFF BALANCE:                        $55,000,000

% BY INITIAL UPB:                       1.54%

INTEREST RATE:                          6.0800%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     November 1, 2006

MATURITY DATE:                          November 1, 2016

AMORTIZATION:                           Interest only for the initial 61 months
                                        of the term and then amortizes on a
                                        30-year schedule.

CALL PROTECTION:                        Lockout for 24 months from the
                                        securitization date, then defeasance is
                                        permitted. On and after August 1, 2016,
                                        prepayment is permitted without penalty.

SPONSOR:                                Ronald Cohen

BORROWERS:                              4601 Forbes Boulevard, LLC, 4640
                                        Forbes Boulevard, LLC, 4850 Forbes
                                        Boulevard, LLC, 9901 Business Pkwy,
                                        LLC, 5001 Forbes Boulevard, LLC, 5000
                                        Philadelphia Way, LLC, 5200
                                        Philadelphia Way, LLC, 9701
                                        Philadelphia Court, LLC and Walden Lane,
                                        LLC

FUTURE DEBT:                            None

LOCKBOX:                                Hard

INITIAL RESERVES:                       Tax:               $181,032

                                        Insurance:         $24,928

                                        Tl/LC:             $236,064

                                        Immediate Repair:  $102,188

MONTHLY RESERVES:                       Tax:               $60,344

                                        Insurance:         $8,309

                                        TI/LC:             $28,389

                                        Replacement:       $8,044
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:                   $96.87

BALLOON BALANCE/SQ. FT.:                $90.73

LTV:                                    82.71%

BALLOON LTV:                            77.46%

DSCR:(1)                                1.14x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO(2):            Single Asset

PROPERTY TYPE:                          Mixed Use

COLLATERAL:                             Fee Simple

LOCATION:                               Lanham, Maryland

YEAR BUILT / RENOVATED:                 1979-1987 / N/A

COLLATERAL SIZE:                        567,774 square feet

PROPERTY MANAGEMENT:                    Ronald Cohen Management Company

OCCUPANCY (AS OF 8/1/2006):             90.55%(1)

UNDERWRITTEN NET OPERATING
  INCOME:                               $5,089,403(1)

UNDERWRITTEN NET CASH FLOW:             $4,567,051

APPRAISED VALUE:                        $66,500,000

APPRAISAL DATE:                         August 3, 2006
--------------------------------------------------------------------------------

(1)   Occupancy includes 50,672 square feet of vacant space (4,457 square foot office, 46,215 square foot industrial) for which Ronald Cohen has entered into a master lease at a minimum annual rental rate of $18.50 per square foot for office space and $8.50 per square foot for industrial space.
      Rent under this master lease is included in calculations of DSCR and
      Underwritten Net Operating Income. The master lease obligations of the sponsor will be released as such space is occupied by tenant(s) under acceptable lease(s).

(2)   The Washington Business Park loan permits the release of individual buildings through partial defeasance.

                     [1 PHOTO OF WASHINGTON BUSINESS PARK]

                                      B-77

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $55,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.14x
                            WASHINGTON BUSINESS PARK       LTV:      82.71%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                            MAJOR OFFICE TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------
                                                                     WEIGHTED AVG     LEASE
                 TENANT                   NRSF    % NRSF     % GPR     RENT PSF     EXPIRATION    RATINGS (S/M/F)(1)
--------------------------------------------------------------------------------------------------------------------

TOP 10 MAJOR TENANTS
--------------------------------------------------------------------------------------------------------------------
Integral Systems, Inc.                   83,974    14.79%    14.37%     $10.04      10/31/2015        NR/NR/NR
--------------------------------------------------------------------------------------------------------------------
CACI Enterprise Solutions, Inc.          30,200     5.32      4.77        9.28      10/31/2010        NR/NR/NR
--------------------------------------------------------------------------------------------------------------------
GSA                                      27,000     4.76      5.34       11.62      04/14/2007       AAA/Aaa/AAA
--------------------------------------------------------------------------------------------------------------------
Jewel Properties LP                      21,200     3.73      2.18        6.04      02/28/2009        NR/NR/NR
--------------------------------------------------------------------------------------------------------------------
Technical Specialties, Inc.              20,312     3.58      2.87        8.29      04/30/2012        NR/NR/NR
--------------------------------------------------------------------------------------------------------------------
Audio Visual Innovations, Inc.           19,795     3.49      2.41        7.16      10/31/2009        NR/NR/NR
--------------------------------------------------------------------------------------------------------------------
Logistic Systems, Inc.                   19,018     3.35      2.75        8.50      04/30/2008        NR/NR/NR
--------------------------------------------------------------------------------------------------------------------
DeCaro, Doran, Siciliano, Gallagher &
 DeBlasis                                16,180     2.85      5.67       20.55      07/31/2010        NR/NR/NR
--------------------------------------------------------------------------------------------------------------------
Verizon Directories Service              15,533     2.74      3.69       13.95      03/07/2011         A/A3/A+
--------------------------------------------------------------------------------------------------------------------
Franey Muha Alliant Insurance            15,294     2.69      1.73        6.63      12/31/2008        NR/NR/NR
--------------------------------------------------------------------------------------------------------------------
TOTAL/WA:                               286,506    47.29%    45.79%     $10.01
--------------------------------------------------------------------------------------------------------------------

(1)   Credit ratings are of the parent company whether it guarantees the lease or not.

-------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER
-------------------------------------------------------------------------------------------------------------------------
              NUMBER OF                                           CUMULATIVE                % OF BASE       CUMULATIVE %
 YEAR OF       LEASES      EXPIRING      % OF     CUMULATIVE         % OF        ANNUAL     ACTUAL RENT    OF BASE ACTUAL
EXPIRATION    EXPIRING        SF       TOTAL SF    TOTAL SF        TOTAL SF     RENT PSF     ROLLING        RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

MTM               1          2,570       0.45%        2,570          0.45%        $7.32        0.32%           0.32%
-------------------------------------------------------------------------------------------------------------------------
2006              5         29,071       5.12        31,641          5.57         11.02         5.46            5.78
-------------------------------------------------------------------------------------------------------------------------
2007              6         38,974       6.86        70,615         12.44         12.41         8.24           14.02
-------------------------------------------------------------------------------------------------------------------------
2008              13        89,688      15.80       160,303         28.23         11.68        17.85           31.86
-------------------------------------------------------------------------------------------------------------------------
2009              10        74,118      13.05       234,421         41.29          9.09        11.48           43.34
-------------------------------------------------------------------------------------------------------------------------
2010              15       134,997      23.78       369,418         65.06         13.67        31.45           74.79
-------------------------------------------------------------------------------------------------------------------------
2011              7         39,465       6.95       408,883         72.02         11.86         7.97           82.76
-------------------------------------------------------------------------------------------------------------------------
2012              2         20,312       3.58       429,195         75.59          8.29         2.87           85.63
-------------------------------------------------------------------------------------------------------------------------
2013              0              0       0.00       429,195         75.59          0.00         0.00           85.63
-------------------------------------------------------------------------------------------------------------------------
2014              0              0       0.00       429,195         75.59          0.00         0.00           85.63
-------------------------------------------------------------------------------------------------------------------------
2015              3         83,974      14.79       513,169         90.38         10.04        14.37          100.00
-------------------------------------------------------------------------------------------------------------------------
2016              0              0       0.00       513,169         90.38          0.00         0.00          100.00
-------------------------------------------------------------------------------------------------------------------------
2017              0              0       0.00       513,169         90.38          0.00         0.00          100.00
-------------------------------------------------------------------------------------------------------------------------
2018              0              0       0.00       513,169         90.38          0.00         0.00          100.00
-------------------------------------------------------------------------------------------------------------------------
Thereafter        1            925       0.16       514,094         90.55          0.00         0.00          100.00%
-------------------------------------------------------------------------------------------------------------------------
Vacant           NAP        53,680       9.45       567,774        100.00%
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:         63       567,774     100.00%      567,774                      $10.34       100.00%
-------------------------------------------------------------------------------------------------------------------------

                                      B-78

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $45,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.70x
                                 GREENDALE MALL            LTV:      69.23%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Capmark

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $45,000,000

CUT-OFF BALANCE:                        $45,000,000

% BY INITIAL UPB:                       1.26%

INTEREST RATE:                          5.9970%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     November 1, 2006

MATURITY DATE:                          October 1, 2016

AMORTIZATION:                           Interest only

CALL PROTECTION:                        Lockout for 24 months from
                                        securitization date, with defeasance
                                        permitted thereafter. On and after April
                                        1, 2016, prepayment is permitted
                                        without penalty.

SPONSOR:                                Simon Property Group, L.P.

BORROWER:                               Mayflower Greendale, L.P.

LOCKBOX:                                Hard

INITIAL RESERVES:                       None

MONTHLY RESERVES:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:                 $145.58

BALLOON BALANCE / SQ. FT.:              $145.58

LTV:                                    69.23%

BALLOON LTV:                            69.23%

DSCR:                                   1.70x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

PROPERTY TYPE:                          Retail

COLLATERAL:                             Fee simple/leasehold(1)

LOCATION:                               Worcester,
                                        Massachusetts

YEAR BUILT / RENOVATED:                 1987 / 1997

COLLATERAL SF:                          309,103 sq. ft.

PROPERTY MANAGEMENT:                    Simon Management Associates, LLC

OCCUPANCY (AS OF 6/1/06):               94.59%

UNDERWRITTEN NET OPERATING INCOME:      $4,916,488

UNDERWRITTEN NET CASH FLOW:             $4,656,107

APPRAISED VALUE:                        $65,000,000

APPRAISAL DATE:                         August 11, 2006
--------------------------------------------------------------------------------

(1)   A portion of the property consists of a leasehold interest. The leasehold portion consists solely of parking areas. The ground lease term expires in
      September 2009, with an option to extend for 10 additional years.

                           [1 PHOTO OF GREENDALE MALL]

                                      B-79

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $45,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.70x
                                 GREENDALE MALL            LTV:      69.23%
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANTS
---------------------------------------------------------------------------------------------------------------------------------
                                                                                          2005
                                                            WEIGHTED        LEASE     TENANT SALES       2005         RATINGS
TENANT                    NRSF      % NRSF      % GPR     AVG RENT PSF   EXPIRATION   (IN MILLIONS)    SALES/SF      (S/M/F)(1)
---------------------------------------------------------------------------------------------------------------------------------

T.J. Maxx Homegoods      55,317      17.90%     11.92%       $11.00      01/31/2008       $12.7        $229.79        A/A3/NR
---------------------------------------------------------------------------------------------------------------------------------
Best Buy                 46,367      15.00      10.90         12.00      01/31/2010         NAV            NAV     BBB/Baa2/BBB+
---------------------------------------------------------------------------------------------------------------------------------
Marshalls                30,950      10.01       5.76          9.50      12/31/2007         5.8         187.73        A/A3/NR
---------------------------------------------------------------------------------------------------------------------------------
DSW Shoe Warehouse       22,443       7.26       5.83         13.25      08/31/2012         3.0         134.31       NR/NR/NR
---------------------------------------------------------------------------------------------------------------------------------
21st Century Family      20,498       6.63       4.82         12.00      12/31/2018         NAV            NAV       NR/NR/NR
---------------------------------------------------------------------------------------------------------------------------------
Old Navy                 19,489       6.31       7.44         19.50      01/31/2008         6.3         325.00    BBB-/Baa3/BBB-
---------------------------------------------------------------------------------------------------------------------------------
The Gap Kids             10,183       3.29       4.39         22.00      01/31/2007        $2.5        $249.02    BBB-/Baa3/BBB-
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:               205,247      66.40%     51.06%       $12.70
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER
--------------------------------------------------------------------------------------------------------------------------
                      NUMBER OF                                      CUMULATIVE                % OF BASE     CUMULATIVE %
                       LEASES      EXPIRING     % OF     CUMULATIVE     % OF        ANNUAL    ACTUAL RENT   OF BASE ACTUAL
YEAR OF EXPIRATION    EXPIRING        SF      TOTAL SF    TOTAL SF    TOTAL SF     RENT PSF     ROLLING      RENT ROLLING
--------------------------------------------------------------------------------------------------------------------------

MTM                       3         6,744       2.18%       6,744       2.18%      $30.32         4.01%          4.01%
--------------------------------------------------------------------------------------------------------------------------
2006                      0             0       0.00        6,744       2.18         0.00         0.00           4.01
--------------------------------------------------------------------------------------------------------------------------
2007                      9        53,740      17.39       60,484      19.57        15.28        16.09          20.09
--------------------------------------------------------------------------------------------------------------------------
2008                     11        91,881      29.73      152,365      49.29        18.75        33.75          53.84
--------------------------------------------------------------------------------------------------------------------------
2009                      6        12,945       4.19      165,310      53.48        29.96         7.60          61.44
--------------------------------------------------------------------------------------------------------------------------
2010                      1        46,367      15.00      211,677      68.48        12.00        10.90          72.34
--------------------------------------------------------------------------------------------------------------------------
2011                      4        14,390       4.66      226,067      73.14        11.89         3.35          75.69
--------------------------------------------------------------------------------------------------------------------------
2012                      2        27,214       8.80      253,281      81.94        16.10         8.58          84.28
--------------------------------------------------------------------------------------------------------------------------
2013                      4         6,292       2.04      259,573      83.98        34.61         4.27          88.54
--------------------------------------------------------------------------------------------------------------------------
2014                      1         1,027       0.33      260,600      84.31        53.00         1.07          89.61
--------------------------------------------------------------------------------------------------------------------------
2015                      1           914       0.30      261,514      84.60        68.38         1.22          90.83
--------------------------------------------------------------------------------------------------------------------------
2016                      3        10,372       3.36      271,886      87.96        21.39         4.35          95.18
--------------------------------------------------------------------------------------------------------------------------
Thereafter                1        20,498       6.63      292,384      94.59        12.00         4.82%        100.00%
--------------------------------------------------------------------------------------------------------------------------
Vacant                  NAP        16,719       5.41      309,103     100.00%
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:                46       309,103     100.00%     309,103                  $16.51
--------------------------------------------------------------------------------------------------------------------------

                                      B-80

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $44,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.98x
                                 MILLS BUILDING            LTV:      46.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            Capmark

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $44,000,000

CUT-OFF BALANCE:                        $44,000,000

% BY INITIAL UPB:                       1.23%

INTEREST RATE:                          5.9100%

PAYMENT DATE:                           1st of each month

FIRST PAYMENT DATE:                     August 1, 2006

MATURITY DATE:                          July 1, 2016

AMORTIZATION:                           Interest only

CALL PROTECTION:                        Lockout for 24 months from
                                        securitization date, with defeasance
                                        permitted thereafter. On and after April
                                        1, 2016, prepayment is permitted without
                                        penalty.

SPONSOR:                                The Swig Company; The Swig Investment
                                        Company

BORROWERS:                              SIC-Mills Building II, LLC and The Mills
                                        Building

FUTURE DEBT:                            Yes(1)

LOCKBOX:                                Hard

INITIAL RESERVES:                       None

MONTHLY RESERVES(2):                    None
--------------------------------------------------------------------------------

(1)   Future subordinate debt or future mezzanine debt (but not both) is permitted subject to, among other things, (i) rating agency confirmation,
      (ii) compliance with specified LTV and DSCR requirements, and (iii)
      execution of satisfactory intercreditor agreements.

(2)   Monthly replacement reserves of $5,432 and monthly TI/LC reserves of
      $48,238 commence only upon an event of default.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:                 $101.25

BALLOON BALANCE / SQ. FT.:              $101.25

LTV:                                    46.00%

BALLOON LTV:                            46.00%

DSCR:                                   1.98x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

PROPERTY TYPE:                          Office

COLLATERAL:                             Fee simple

LOCATION:                               San Francisco, California

YEAR BUILT / RENOVATED:                 1892-1931 / N/A

COLLATERAL SF:                          434,569 sq. ft.

PROPERTY MANAGEMENT:                    The Swig Company

OCCUPANCY (AS OF 5/17/2006):            92.72%

UNDERWRITTEN NET OPERATING
  INCOME:                               $5,864,166

UNDERWRITTEN NET CASH FLOW:             $5,229,799

APPRAISED VALUE:                        $95,650,000

APPRAISAL DATE:                         May 22, 2006
--------------------------------------------------------------------------------

                           [1 PHOTO OF MILLS BUILDING]

                                      B-81

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $44,000,000
                              COLLATERAL TERM SHEET        DSCR:     1.98x
                                 MILLS BUILDING            LTV:      46.00%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR OFFICE TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                         WEIGHTED AVG                   LEASE
TENANT                        NRSF     % NRSF   % GPR      RENT PSF                   EXPIRATION                 RATINGS (S/M/F)(1)
-----------------------------------------------------------------------------------------------------------------------------------

Woodruff Sawyer & Co.         52,752   12.14%    9.97%     $ 20.64      03/31/2006 & 11/30/2013 & 05/02/2014(2)      NR/INR/NR
-----------------------------------------------------------------------------------------------------------------------------------
Pacific Exchange, Inc.        46,470   10.69    15.32        36.00      05/31/2009                                   NR/INR/NR
-----------------------------------------------------------------------------------------------------------------------------------
FIMAT Preferred, LLC(3)       29,823    6.86     6.30        23.09      04/30/2009 & 06/30/2012 & 08/30/2012         AA-/Aa2/AA
-----------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Group, Inc.     26,637    6.13     9.27        38.00      03/31/2007                                   A+/Aa3/AA-
-----------------------------------------------------------------------------------------------------------------------------------
Merrill Lynch                 15,551    3.58     3.28        23.00      03/31/2011                                   A+/Aa3/AA-
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:                    171,233   39.40%   44.14%     $ 28.15
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Woodruff Sawyer & Co has 1,087 sq. ft. that is leased on a month to month basis; 35,844 sq. ft. expires on November 30, 2013; and 15,821 sq. ft.
      expires on May 2, 2014.

(3)   Tenant's space is currently being built out and tenant is not yet in occupancy.

--------------------------------------------------------------------------------------------------------------------------------
                                                         LEASE ROLLOVER
--------------------------------------------------------------------------------------------------------------------------------
               NUMBER OF                                              CUMULATIVE                   % OF BASE       CUMULATIVE %
 YEAR OF        LEASES       EXPIRING       % OF       CUMULATIVE        % OF         ANNUAL      ACTUAL RENT     OF BASE ACTUAL
EXPIRATION     EXPIRING         SF        TOTAL SF      TOTAL SF       TOTAL SF      RENT PSF       ROLLING       RENT ROLLING
--------------------------------------------------------------------------------------------------------------------------------

MTM               20           19,333        4.45%       19,333          4.45%        $24.72         2.70%             2.70%
--------------------------------------------------------------------------------------------------------------------------------
2006              37           25,372        5.84        44,705         10.29          27.45         6.38              9.08
--------------------------------------------------------------------------------------------------------------------------------
2007              57           98,417       22.65       143,122         32.93          31.34        28.25             37.33
--------------------------------------------------------------------------------------------------------------------------------
2008              20           27,445        6.32       170,567         39.25          24.88         6.25             43.58
--------------------------------------------------------------------------------------------------------------------------------
2009              21           72,005       16.57       242,572         55.82          32.65        21.53             65.10
--------------------------------------------------------------------------------------------------------------------------------
2010              13           20,632        4.75       263,204         60.57          27.72         5.24             70.34
--------------------------------------------------------------------------------------------------------------------------------
2011              11           40,082        9.22       303,286         69.79          24.60         9.03             79.37
--------------------------------------------------------------------------------------------------------------------------------
2012               4           33,307        7.66       336,593         77.45          24.64         7.51             86.89
--------------------------------------------------------------------------------------------------------------------------------
2013               2           37,604        8.65       374,197         86.11          20.71         7.13             94.02
--------------------------------------------------------------------------------------------------------------------------------
2014               6           18,982        4.37       393,179         90.48          20.67         3.59             97.61
--------------------------------------------------------------------------------------------------------------------------------
2015               1            5,772        1.33       398,951         91.80          22.02         1.16             98.77
--------------------------------------------------------------------------------------------------------------------------------
2016               1            4,000        0.92       402,951         92.72          33.50         1.23            100.00
--------------------------------------------------------------------------------------------------------------------------------
Thereafter         0                0        0.00       402,951         92.72           0.00         0.00%           100.00%
--------------------------------------------------------------------------------------------------------------------------------
Vacant            NAP          31,618        7.28       434,569        100.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:         193         434,569      100.00%      434,569                       $25.13
--------------------------------------------------------------------------------------------------------------------------------

                                      B-82

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $40,725,000
                              COLLATERAL TERM SHEET        DSCR:     1.23x
                             LIGHTSTONE MI TRANCHE I       LTV:      75.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            CGM

LOAN PURPOSE:                           Acquisition

ORIGINAL BALANCE:                       $40,725,000

CUT-OFF BALANCE:                        $40,725,000

% BY INITIAL UPB:                       1.14%

INTEREST RATE:                          5.9600%

PAYMENT DATE:                           11th of each month

FIRST PAYMENT DATE:                     August 11, 2006

MATURITY DATE:                          July 11, 2016

AMORTIZATION:                           Interest only for the initial 60 months
                                        of the term and 30-year amortization
                                        thereafter.

CALL PROTECTION:                        Lockout for 24 months from the
                                        securitization date, with defeasance
                                        permitted thereafter. On and after
                                        April 11, 2016, prepayment is permitted
                                        without penalty.

SPONSORS:                               Lightstone Value Plus Real Estate
                                        Investment Trust, Inc., Lightstone Value
                                        Plus REIT, LP

BORROWERS:                              Scotsdale MI LLC, Carriage Hill MI LLC,
                                        Carriage Park MI LLC,
                                        Macomb Manor MI LLC

LOCKBOX:                                None at Closing,
                                        Springing Soft

INITIAL RESERVES:

  TAX:                                  $98,952

  INSURANCE:                            $53,790

  DEFERRED MAINTENANCE:                 $850,527

  ENVIRONMENTAL                         $52,500
    HOLDBACK:

MONTHLY RESERVES:

  TAX:                                  $98,952

  INSURANCE:                            $13,448

  REPLACEMENT:                          $25,425
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/UNIT:                      $40,044

BALLOON BALANCE/UNIT:                   $37,448

LTV:                                    75.00%

BALLOON LTV:                            70.14%

DSCR:                                   1.23x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Portfolio

PROPERTY TYPE:                          Multifamily

COLLATERAL:                             Fee Simple

LOCATION:                               Westland, Dearborn Heights, and
                                        Roseville, Michigan

YEAR BUILT / RENOVATED:                 Various

PROPERTY MANAGEMENT:                    Beacon Property Management LLC

OCCUPANCY (AS OF 5/10/06 AND            92.53%
  5/25/06):

UNDERWRITTEN NET OPERATING INCOME:      $3,904,846

UNDERWRITTEN NET CASH FLOW:             $3,595,332

APPRAISED VALUE:                        $54,300,000

APPRAISAL DATE:                         May 25, 2006
--------------------------------------------------------------------------------

                      [1 PHOTO OF LIGHTSTONE MI TRANCHE I]

----------------------------------------------------------------------------------------------------------------------------------
                                                     LIGHTSTONE MI TRANCHE I
----------------------------------------------------------------------------------------------------------------------------------
                                        YEAR BUILT /   ALLOCATED LOAN                                             UNDERWRITTEN NET
PROPERTY NAME        LOCATION            RENOVATED         AMOUNT       NO. UNITS   APPRAISED VALUE   OCCUPANCY      CASH FLOW
----------------------------------------------------------------------------------------------------------------------------------

Scotsdale            Westland, MI       1972 / 2004     $14,550,000         376       $19,400,000       93.9%        $1,353,709
----------------------------------------------------------------------------------------------------------------------------------
Carriage Park    Dearborn Heights, MI    1967 / NAP     $10,950,000         256       $14,600,000       91.4%          $902,147
----------------------------------------------------------------------------------------------------------------------------------
Macomb Manor        Roseville, MI        1968 / NAP      $8,175,000         217       $10,900,000       91.2%          $713,852
----------------------------------------------------------------------------------------------------------------------------------
Carriage Hill    Dearborn Heights, MI   1965 / 2004      $7,050,000         168        $9,400,000       92.9%          $625,624
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA                                                $40,725,000       1,017       $54,300,000       92.5%        $3,595,332
----------------------------------------------------------------------------------------------------------------------------------

                                      B-83

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                      B-84

                         $3,307,973,000 (APPROXIMATE)
                                  CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $36,110,000
                              COLLATERAL TERM SHEET        DSCR:     1.16x
                               VILLAGE AT CENTURY          LTV:      70.25%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                            CGM

LOAN PURPOSE:                           Refinance

ORIGINAL BALANCE:                       $36,110,000

CUT-OFF BALANCE:                        $36,110,000

% BY INITIAL UPB:                       1.01%

INTEREST RATE:                          6.2300%

PAYMENT DATE:                           11th of each month

FIRST PAYMENT DATE:                     August 11, 2006

MATURITY DATE:                          July 11, 2016

AMORTIZATION:                           Interest only for the initial 36 months
                                        of the term and 30-year amortization
                                        thereafter.

CALL PROTECTION:                        Lockout for 24 months from
                                        securitization date, with defeasance
                                        permitted thereafter. On and after
                                        April 11, 2016, prepayment is permitted
                                        without penalty.

SPONSOR:                                The Alexander Haagen 1997 Exempt
                                        Descendants' Trust and The Charlotte
                                        Haagen 1997 Exempt Descendants' Trust

BORROWER:                               HCL Inglewood Village LLC

FUTURE MEZZANINE DEBT:                  Yes(1)

LOCKBOX:                                None at Closing, Springing Soft

INITIAL RESERVES:

  TAX:                                  $203,263

  TI/LC:                                $108,000

  GAP RENT HOLDBACK:                    $409,862

  ENVIRONMENTAL HOLDBACK:               $385,450

MONTHLY RESERVES:

  TAX:                                  $33,877

  REPLACEMENT:                          $2,187
--------------------------------------------------------------------------------

(1)   The loan documents permit future mezzanine financing only after 15 months post loan closing, subject to a maximum combined LTV of 85% and minimum combined DSCR of 1.10x. Subject to lender terms and approval and a satisfactory intercreditor agreement.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE / SQ. FT.:                 $205.10

BALLOON BALANCE / SQ. FT.:              $186.18

LTV:                                    70.25%

BALLOON LTV:                            63.77%

DSCR:                                   1.16x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:               Single Asset

PROPERTY TYPE:                          Retail

COLLATERAL:                             Fee Simple

LOCATION:                               Inglewood, California

YEAR BUILT / RENOVATED:                 2006

COLLATERAL SF:                          176,062 sq. ft.

PROPERTY MANAGEMENT:                    Haagen Company LLC

OCCUPANCY (AS OF 6/14/06):              100.00%

UNDERWRITTEN NET                        $3,207,557
  OPERATING INCOME:

UNDERWRITTEN NET CASH                   $3,077,906
  FLOW:

APPRAISED VALUE:                        $51,400,000

APPRAISAL DATE:                         April 10, 2006
--------------------------------------------------------------------------------

                         [1 PHOTO OF VILLAGE AT CENTURY]

-----------------------------------------------------------------------------------------------
                                        ANCHOR TENANTS
-----------------------------------------------------------------------------------------------
                                                       WEIGHTED AVG     LEASE        RATINGS
      TENANT NAME           NRSF     % NRSF    % GPR     RENT PSF     EXPIRATION    (S/M/F)(1)
-----------------------------------------------------------------------------------------------

Marshalls                   33,206    18.86%   13.10%    $12.50        04/30/16      A/A3/NR
-----------------------------------------------------------------------------------------------
Ross Stores, Inc.           30,096    17.09    12.68      13.35        01/31/17     BBB/NR/NR
-----------------------------------------------------------------------------------------------
Bed Bath & Beyond, Inc.     30,001    17.04    13.59      14.35        01/31/17     BBB/NR/NR
-----------------------------------------------------------------------------------------------
Michaels Stores, Inc.       23,760    13.50    10.13      13.50        06/30/16      NR/NR/NR
-----------------------------------------------------------------------------------------------
Office Depot Inc.           19,537    11.10    11.72      19.00        09/29/16    BBB-/Baa3/NR
-----------------------------------------------------------------------------------------------
TOTAL/WA:                  136,600    77.59%   61.22%    $14.20
-----------------------------------------------------------------------------------------------

(1)   Credit ratings of parent company, whether it guarantees the lease or not.

                                      B-85

                          $3,307,973,000 (APPROXIMATE)
                                   CD 2006-CD3

--------------------------------------------------------------------------------
                                                           BALANCE:  $36,110,000
                              COLLATERAL TERM SHEET        DSCR:     1.16x
                               VILLAGE AT CENTURY          LTV:      70.25%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                         LEASE ROLLOVER
--------------------------------------------------------------------------------------------------------------------------------
                NUMBER OF                                                                           % OF BASE      CUMULATIVE %
YEAR OF          LEASES       EXPIRING        % OF       CUMULATIVE     CUMULATIVE %     ANNUAL    ACTUAL RENT    OF BASE ACTUAL
EXPIRATION      EXPIRING         SF         TOTAL SF      TOTAL SF      OF TOTAL SF     RENT PSF     ROLLING       RENT ROLLING
--------------------------------------------------------------------------------------------------------------------------------

2006                0                0        0.0%              0            0.0%         $0.00        0.0%            0.0%
--------------------------------------------------------------------------------------------------------------------------------
2007                0                0        0.0%              0            0.0%         $0.00        0.0%            0.0%
--------------------------------------------------------------------------------------------------------------------------------
2008                0                0        0.0%              0            0.0%         $0.00        0.0%            0.0%
--------------------------------------------------------------------------------------------------------------------------------
2009                0                0        0.0%              0            0.0%         $0.00        0.0%            0.0%
--------------------------------------------------------------------------------------------------------------------------------
2010                0                0        0.0%              0            0.0%         $0.00        0.0%            0.0%
--------------------------------------------------------------------------------------------------------------------------------
2011                3            3,498        2.0%          3,498            2.0%        $41.40        4.6%            4.6%
--------------------------------------------------------------------------------------------------------------------------------
2012                1            1,498        0.9%          4,966            2.8%        $45.00        2.1%            6.7%
--------------------------------------------------------------------------------------------------------------------------------
2013                0                0        0.0%          4,966            2.8%         $0.00        0.0%            6.7%
--------------------------------------------------------------------------------------------------------------------------------
2014                0                0        0.0%          4,966            2.8%         $0.00        0.0%            6.7%
--------------------------------------------------------------------------------------------------------------------------------
2015                0                0        0.0%          4,966            2.8%         $0.00        0.0%            6.7%
--------------------------------------------------------------------------------------------------------------------------------
2016               14          109,849       62.4%        114,845           65.2%        $19.33       67.0%           73.7%
--------------------------------------------------------------------------------------------------------------------------------
Thereafter          3           61,217(1)    34.8%        176,062          100.0%        $13.60       26.3%          100.0%
--------------------------------------------------------------------------------------------------------------------------------
Vacant            NAP                0        0.0%        176,062          100.0%         $0.00        0.0%          100.0%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA:          21          176,062      100.0%        176,062          100.0%
--------------------------------------------------------------------------------------------------------------------------------

(1)   1,120 square feet is utilized as a police substation, on-site security office and management office.

                                      B-86

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered CD 2006-CD3, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-1D, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1S, Class A-M, Class A-J, Class A-1A, Class B, Class C, Class D, Class E and Class F will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.    Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including April 17, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 15, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(a)    if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form—

(i)    stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)    certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(A)    certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(B)    providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)    if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)−

(i)    stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)    certifying that the nonqualified intermediary is not acting for its own account,

(iii)    certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)    providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

Class XP Reference Rates

Period	Schedule
0
1	6.274500%
2	6.074900%
3	6.074800%
4	6.074800%
5	6.074900%
6	6.274400%
7	6.074800%
8	6.274400%
9	6.074800%
10	6.274400%
11	6.274400%
12	6.074700%
13	6.274400%
14	6.074700%
15	6.274300%
16	6.074500%
17	6.074700%
18	6.274100%
19	6.074400%
20	6.274000%
21	6.074200%
22	6.273900%
23	6.273800%
24	6.074000%
25	6.273700%
26	6.073900%
27	6.073800%
28	6.073800%
29	6.074700%
30	6.273400%
31	6.073600%
32	6.273200%
33	6.073500%
34	6.273100%
35	6.273100%
36	6.073300%
37	6.272900%
38	6.073100%
39	6.073000%
40	6.073000%
41	6.074600%
42	6.272600%
43	6.072800%
44	6.272400%
45	6.072600%
46	6.272300%
47	6.272200%
48	6.072400%
49	6.272100%
50	6.072300%
51	6.072200%
52	6.074100%
53	6.074400%
54	6.273900%
55	6.074100%
56	6.273900%
57	6.074000%
58	6.273900%
59	6.273800%
60	6.123000%
61	6.324400%
62	6.123300%
63	6.323700%
64	6.122700%
65	6.123200%
66	6.323900%
67	6.122800%
68	6.324000%
69	6.122900%
70	6.324000%
71	6.324100%
72	6.123000%
73	6.324200%
74	6.123000%
75	6.122900%
76	6.122900%
77	6.123900%
78	6.324500%
79	6.123400%
80	6.323100%
81	6.122100%
82	6.325100%
83	6.323700%
84	6.122600%
85	6.325600%
86	6.124500%
87	6.124500%
88	6.124500%
89	6.125700%

Period	Schedule
90	6.325800%
91	6.124700%
92	6.325900%
93	6.124800%
94	6.326000%
95	6.326100%
96	6.124900%
97	6.326200%
98	6.125000%
99	6.125100%
100	6.125100%
101	6.126400%
102	6.327100%
103	6.125900%
104	6.328200%
105	6.133600%
106	6.335100%
107	6.335100%
108	6.133800%
109	6.335300%
110	6.133900%
111	6.335500%
112	6.135100%
113	6.138300%
114	6.337300%
115	6.121300%
116	6.313500%
117	6.103600%
118	6.302600%
119	6.287800%
120	6.153300%
121	6.554200%
122	6.565700%
123	6.566200%
124	6.566600%
125	6.567300%
126	6.774300%
127	6.567800%
128	6.775200%
129	6.568700%
130	6.776100%
131	6.776600%
132	6.569900%
133	6.777500%
134	6.570800%
135	6.571200%
136	6.571700%
137	6.572500%
138	6.780000%
139	6.573100%
140	6.784900%
141	6.578000%
142	6.785900%
143	6.786500%
144	6.579500%
145	6.787600%
146	6.580500%
147	6.581000%
148	6.581500%
149	6.582400%
150	6.790400%
151	6.583100%
152	6.791600%
153	6.584200%
154	6.792800%
155	6.793300%
156	6.585800%
157	6.794500%
158	6.586900%
159	6.795800%
160	6.588000%
161	6.588700%
162	6.797600%
163	6.589700%
164	6.798900%
165	6.590800%
166	6.800100%
167	6.800800%
168	6.592600%
169	6.802100%
170	6.593800%
171	6.594400%
172	6.595000%
173	6.596000%
174	6.805400%
175	6.596800%
176	6.948800%
177	5.824000%
178	5.824000%
179	5.824000%
180	5.824000%
181	5.824000%
182	5.824000%
183	5.824000%
184	5.824000%
185	5.824000%
186	5.824000%
187	5.824000%

Period	Schedule
188	5.824000%
189	5.824000%
190	5.824000%
191	5.824000%
192	5.824000%
193	5.824000%
194	5.824000%
195	5.824000%
196	5.824000%
197	5.824000%
198	5.824000%
199	5.824000%
200	5.824000%
201	5.824000%
202	5.824000%
203	5.824000%
204	5.824000%
205	5.824000%
206	5.824000%
207	5.824000%
208	5.824000%
209	5.824000%
210	5.824000%
211	5.824000%
212	5.824000%
213	5.824000%
214	5.824000%
215	5.824000%
216	5.824000%
217	5.824000%
218	5.824000%
219	5.824000%
220	5.824000%
221	5.824000%
222	5.824000%
223	5.824000%
224	5.824000%
225	5.824000%
226	5.824000%
227	5.824000%
228	5.824000%
229	5.824000%
230	5.824000%
231	5.824000%
232	5.824000%
233	5.824000%
234	5.824000%
235	5.824000%
236	5.824000%
237	5.824000%
238	5.824000%
239	5.824000%
240	5.824000%
241	5.824000%
242	5.824000%
243	5.824000%
244	5.824000%
245	5.824000%
246	5.824000%
247	5.824000%
248	5.824000%
249	5.824000%
250	5.824000%
251	5.824000%
252	5.824000%
253	5.824000%
254	5.824000%
255	5.824000%
256	5.824000%
257	5.824000%
258	5.824000%
259	5.824000%
260	5.824000%
261	5.824000%
262	5.824000%
263	5.824000%
264	5.824000%
265	5.824000%
266	5.824000%
267	5.824000%
268	5.824000%
269	5.824000%
270	5.824000%
271	5.824000%
272	5.824000%
273	5.824000%
274	5.824000%
275	5.824000%
276	5.824000%
277	5.824000%
278	5.824000%
279	5.824000%
280	5.824000%
281	5.824000%
282	5.824000%
283	5.824000%
284	5.824000%
285	5.824000%

Period	Schedule
286	5.824000%
287	5.824000%
288	5.824000%
289	5.824000%
290	5.824000%
291	5.824000%
292	5.824000%
293	5.824000%
294	5.824000%
295	5.824000%
296	5.824000%
297	5.824000%
298	5.824000%
299	5.824000%
300	5.824000%
301	5.824000%
302	5.824000%
303	5.824000%
304	5.824000%
305	5.824000%
306	5.824000%
307	5.824000%
308	5.824000%
309	5.824000%
310	5.824000%
311	5.824000%
312	5.824000%
313	5.824000%
314	0.000000%

Deutsche Mortgage & Asset Receiving Corporation,
Depositor

Commercial Mortgage Pass-Through Certificates,
(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds, credit derivatives or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 12 in this prospectus under the caption ‘‘Risk Factors’’ and under the caption ‘‘risk factors’’ in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under ‘‘Method of Distribution’’ in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is October 9, 2006

Important Notice About Information In This Prospectus And
The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	1
RISK FACTORS	12
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	12
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	12
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	13
Prepayments May Reduce The Average Life of Your Certificates	13
Prepayments May Reduce the Yield on Your Certificates	15
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
Some Certificates May Not Be Appropriate for ERISA Plans	21
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	21
Certain Federal Tax Considerations Regarding Original Issue Discount	22
Bankruptcy Proceedings Entail Certain Risks	22
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	22
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	23
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	23
THE SPONSOR	23
General	23
GACC’s Securitization Program	24
GACC’s Underwriting Standards	25
Servicing	27
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	27
THE DEPOSITOR	27
DESCRIPTION OF THE TRUST FUNDS	27
General	27
Mortgage Loans	28
MBS	33
Certificate Accounts	35
Credit Support	35
Cash Flow Agreements	35
YIELD AND MATURITY CONSIDERATIONS	37
General	37
Pass-Through Rate	37
Payment Delays	37
Certain Shortfalls in Collections of Interest	37
Yield and Prepayment Considerations	38
Weighted Average Life and Maturity	39
Other Factors Affecting Yield, Weighted Average Life and Maturity	40

v

 SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered	Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under ‘‘— The Mortgage Assets.’’

Relevant Parties

Who We Are	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See ‘‘The Depositor.’’ Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity	The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — The Trustee.’’

Master Servicer	If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See ‘‘Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.’’

Special Servicer	If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Collection and Other Servicing Procedures.’’

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator	The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.’’

Other Parties	If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors	The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers	The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators	If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, and

•	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. See ‘‘Description of the Trust Funds — Mortgage Loans.’’

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See ‘‘Description of the Trust Funds — Mortgage Loans — Mortgage Loan Information in Prospectus Supplements.’’

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See ‘‘Description of the Trust Funds — MBS.’’

Information About The Certificates

The Certificates	Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

•	are entitled to distributions of interest, with disproportionate nominal or no distributions of principals;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

•	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates.’’

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See ‘‘Risk Factors — Limited Assets.’’

Distributions of Interest on the Certificates	Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, variable or adjustable interest rate. The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates,’’

‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest’’ and ‘‘Description of the Certificates — Distributions of Interest on the Certificates.’’

Distributions of Principal of the Certificates	Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

•	may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See ‘‘Description of the Certificates — Distributions of Principal of the Certificates.’’

Credit Support and Cash Flow Agreements	Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy

•	a guarantee,

•	cross-support provisions,

•	a surety bond,

•	a reserve fund,

•	a credit derivative, or

•	a combination of the items described above.

In addition, a trust fund may include:

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

•	interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See ‘‘Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,’’ ‘‘Description of the Trust Funds — Credit Support’’ and ‘‘— Cash Flow Agreements’’ and ‘‘Description of Credit Support.’’

Advances	If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Advances.’’ Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See ‘‘Description of the Certificates — Advances.’’

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination	If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’ See ‘‘Description of the Certificates — Termination’’ in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets	If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See ‘‘Description of the Pooling Agreements — Assignment of Mortgage Loans — Repurchases’’ and

‘‘— Representations and Warranties — Repurchases’’ herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans’’ herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or More Trust Assets May Also Back Additional Certificates	One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Registration of Book-Entry Certificates	If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See ‘‘Risk Factors — Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ and ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

•	‘‘regular-interests’’ and ‘‘residual interests’’ in a trust fund, or a designated portion thereof, treated as ‘‘real estate mortgage investment conduit’’ under Sections 860A through 860G of the Internal Revenue Code of 1986, or

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review ‘‘Certain Federal Income Tax Consequences’’ in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements,

including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See ‘‘Certain ERISA Considerations’’ in this prospectus and ‘‘ERISA Considerations’’ in the related prospectus supplement.

Legal Investment	Your offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates and should consult your legal advisor to determine the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See ‘‘Legal Investment’’ in this prospectus and in the related prospectus supplement.

Rating	At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See ‘‘Rating’’ in this prospectus and in the related prospectus supplement.

 RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading ‘‘Risk Factors’’ in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates — Termination.’’

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates.    We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates.    The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading ‘‘Description of the Certificates — Reports to Certificateholders.’’ We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Fluctuations in Prevailing Interest Rates.    Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

•	the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

•	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Credit Support May Not Cover All Types of Losses.    Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series.    A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

The Amount of Credit Support Will Be Limited.    The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See ‘‘Description of the Certificates — Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Prepayments May Reduce The Average Life of Your Certificates

As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

•	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

•	to a disproportionately large share of such prepayments, or

•	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates

Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See ‘‘Yield and Maturity Considerations.’’

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See ‘‘Description of Credit Support’’ and ‘‘Rating.’’

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance.    Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See ‘‘Description of the Trust Funds — Mortgage Loans — Default and Loss Considerations with Respect to the Mortgage Loans’’ Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	changes in general or local economic conditions and/or specific industry segments;

•	declines in real estate values;

•	declines in rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

•	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

•	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse.    Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See ‘‘Certain Legal Aspects of Mortgage Loans — Foreclosure — Anti-Deficiency Legislation.’’

Cross-Collateralization Arrangements May Be Challenged as Unenforceable.    The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

•	the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loan With Balloon Payments Have a Greater Risk of Default.    Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the related mortgaged property;

•	the level of interest rates;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history of the related mortgaged property;

•	changes in zoning, tax and (and with respect to residential properties) rent control laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.’’ The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower.    Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See ‘‘Certain Legal Aspects of Mortgage Loans — Leases and Rents.’’

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable.    Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

•	the exercise of those remedies would be inequitable or unjust; or

•	the circumstances would render the acceleration unconscionable.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates.    Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at ‘‘offsite’’ locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

•	establishing reserves for cleanup costs when they can be anticipated and estimated; or

•	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an ‘‘owner’’ or ‘‘operator’’ for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Considerations.’’

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses.    Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things —

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See ‘‘Description of the Pooling Agreements — Hazard Insurance Policies.’’

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss.    Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See ‘‘Certain ERISA Considerations.’’

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a ‘‘real estate mortgage investment conduit,’’ for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates.’’ Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as ‘‘excess inclusion’’ income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with ‘‘original issue discount’’ for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See ‘‘Certain Federal Income Tax Consequences — Taxation of Regular Certificates.’’

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

•	The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

•	Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

•	Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

•	You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See ‘‘Description of the Trust Funds — Mortgage Loans — General.’’

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See ‘‘Description of the Certificates — Termination’’ in this prospectus. See ‘‘Description of the Certificates — Termination.’’

THE SPONSOR

General

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (‘‘GACC’’), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC (‘‘DBMC’’). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (‘‘CMBS’’) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (‘‘DBBM’’) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the ‘‘COMM’’ program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMAC Commercial Mortgage Corporation and Citigroup, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

Year	Total Securitizations (Amts in $ billions)
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations GACC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMAC Commercial Mortgage Corporation, PNC Bank and LaSalle Bank National Association.

Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it may elect to purchase loans for securitization in the future. In that event GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General.    GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this section also include DBMC.

Loan Analysis.    In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    GACC’s underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self-Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See ‘‘Description of the Mortgage Pool’’ in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements.    GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance — Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves — Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

Re-tenanting — Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation — Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.    In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the related Prospectus Supplement under ‘‘Description of the Mortgage Pool — Certain Underwriting Matters.’’

Servicing

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See ‘‘The Depositor’’ in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

•	various types of multifamily or commercial mortgage loans,

•	mortgage participations, pass-through certificates or other mortgage-backed securities (‘‘MBS’’) that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

•	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘ — Mortgage Loans,’’ unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

One or more trust assets backing any series of certificates may also back another series of certificates or may also back subsequently issued classes of certificates of the same series. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

•	commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property;

provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the ‘‘Debt Service Coverage Ratio’’ of a mortgage loan at any given time is the ratio of

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, ‘‘Net Operating Income’’ means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (‘‘Net Leases’’). However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the ‘‘Loan-to-Value Ratio’’ of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

•	the Value of the related mortgaged property.

The ‘‘Value’’ of a mortgaged property will be either (i) its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) determined by another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

•	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

•	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method (the cost of replacing the property at such date),

•	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

•	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance’’ and ‘‘— Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — Mortgage Loans With Balloon Payments Have a Greater Risk of Default.’’

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will

•	have had original terms to maturity of not more than 40 years and

•	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

•	may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of such prohibition, a ‘‘Lock-out Period’’ and its date of expiration, a ‘‘Lock-out Date’’) and/or require payment of a premium or a yield maintenance payment (a ‘‘Prepayment Premium’’) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an ‘‘Equity Participation’’), as described in the related prospectus supplement.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

•	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable interest rates (‘‘ARM Loans’’), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

•	private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (‘‘FHLMC’’), the Federal National Mortgage Association (‘‘FNMA’’), the Governmental National Mortgage Association (‘‘GNMA’’) or the Federal Agricultural Mortgage Corporation (‘‘FAMC’’),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an ‘‘MBS Agreement’’). The issuer of the MBS (the ‘‘MBS Issuer’’) and/or the servicer of the underlying mortgage loans (the ‘‘MBS Servicer’’) will be parties to the MBS Agreement, generally together with a trustee (the ‘‘MBS Trustee’’) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘Description of Credit Support’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

•	the original and remaining term(s) to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

•	a description of the related credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS Issuer;

•	the market price of the MBS and the basis on which the market price was determined;

•	the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘ — Mortgage Loans — Mortgage Loan Information in Prospectus Supplements,’’ and

•	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the ‘‘Certificate Account’’) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Certificate Account.’’

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	cross-support provisions,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, ‘‘Credit Support’’).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘Risk Factors — Any Credit Support For Your Offered Certificates May Be Insufficient’’ and ‘‘Description of Credit Support.’’

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

•	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

•	interest rate exchange agreements,

•	interest rate cap or floor agreements, or

•	other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a ‘‘Cash Flow Agreement’’).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates.’’ The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

•	the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

•	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

•	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A ‘‘Due Period’’ will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the ‘‘Determination Date’’) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the mortgaged properties are located,

•	the quality of management of the mortgaged properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

•	converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or

•	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

•	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

•	provides that its scheduled payment will adjust less frequently than its interest rate or

•	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

•	whether such offered certificate was purchased at a premium or a discount and

•	the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See ‘‘— Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    One or more classes of certificates of any series may provide for distributions of principal thereof from

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

•	Excess Funds, or

•	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, ‘‘Excess Funds’’ will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

•	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

•	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, ‘‘Definitive Certificates’’) or may be offered in book-entry format (such Certificates, ‘‘Book-Entry Certificates’’) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The ‘‘Available Distribution Amount’’ for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the ‘‘Record Date’’), and the amount of each distribution will be determined as of the close of business on the date (the ‘‘Determination Date’’) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the ‘‘Percentage Interest’’) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, ‘‘Accrual Certificates’’) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the ‘‘Accrued Certificate Interest’’ for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

•	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

•	equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

•	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest,’’ exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘Risk Factors — Prepayments May Reduce the Average Life of Your Certificates’’ and ‘‘— Prepayments May Reduce the Yield on Your Certificates’’ and ‘‘Yield and Maturity Considerations — Certain Shortfalls in Collections of Interest.’’

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a ‘‘Certificate Balance’’), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the ‘‘Cut-off Date’’), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund

Distributions of principal with respect to one or more classes of certificates (each such class, a ‘‘Controlled Amortization Class’’) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a ‘‘Companion Class’’) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

•	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

•	establishing a priority of payments among such classes of certificates. See ‘‘Description of Credit Support.’’

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, ‘‘Related Proceeds’’) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a ‘‘Nonrecoverable Advance’’); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a ‘‘Distribution Date Statement’’) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)    the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)    the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)    the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)    if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)    information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)    the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi)    if such class of offered certificates has a floating, variable or adjustable pass- through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)    if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)    the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, ‘‘ — Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the ‘‘Voting Rights’’) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See ‘‘Description of the Pooling Agreements — Amendment.’’ The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See ‘‘Description of the Pooling Agreements — Events of Default,’’ ‘‘—  Rights Upon Event of Default’’ and ‘‘— Resignation and Removal of the Trustee.’’

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

•	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

•	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (‘‘DTC’’) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (‘‘DTC Participants’’) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a ‘‘Financial Intermediary’’) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a ‘‘Certificate Owner’’) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name,’’ and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only ‘‘certificateholder’’ (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

•	the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘Certificateholders’’ under and within the meaning of the related Pooling Agreement.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a ‘‘Pooling Agreement’’). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under ‘‘The Depositor.’’

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

•	the address of the related mortgaged property and type of such property;

•	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

•	the original and remaining term to maturity;

•	the amortization term; and

•	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

•	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

•	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

•	an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

•	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the ‘‘Purchase Price’’). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the ‘‘Warranting Party’’) covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an ‘‘REO Property’’); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See ‘‘Description of Credit Support.’’

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

•	monitor any mortgage loan that is in default,

•	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

•	initiate corrective action in cooperation with the Mortgagor if cure is likely,

•	inspect the related mortgaged property and

•	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘Certain Legal Aspects of Mortgage Loans — Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified events of default consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See ‘‘— Certificate Account’’ and ‘‘— Servicing Compensation and Payment of Expenses.’’

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (‘‘Permitted Investments’’). Such Permitted Investments include

•	federal funds,

•	uncertificated certificates of deposit,

•	time deposits,

•	bankers’ acceptances and repurchase agreements,

•	certain United States dollar-denominated commercial paper,

•	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (‘‘Insurance Proceeds’’ and ‘‘Condemnation Proceeds,’’ respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, ‘‘Liquidation Proceeds’’), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)    any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)    any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)    any amounts paid under any Cash Flow Agreement;

(7)    all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under ‘‘— Assignment of mortgage loans; Repurchases’’ and ‘‘— Representations and Warranties; Repurchases,’’ all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘— Realization Upon Defaulted Mortgage Loans,’’ and all proceeds of any mortgage asset purchased as described under ‘‘Description of the Certificates — Termination; Retirement of Certificates’’;

(8)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)    all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘— Hazard Insurance Policies’’;

(10)    any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)    any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.    A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)    to make distributions to the certificateholders on each distribution date;

(2)    to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)    to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)    if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘— Realization Upon Defaulted Mortgage Loans’’;

(6)    to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘— Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘— Certain Matters Regarding the Trustee’’;

(7)    if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)    if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)    to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)    to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘Certain Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes’’;

(12)    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)    to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

•	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

•	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

•	a material default on the mortgage loan has occurred or a payment default is imminent,

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

•	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘Certain Legal Aspects of Mortgage Loans — Environmental Considerations.’’

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

•	that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

•	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘Certain Legal Aspects of mortgage loans — Due-on-Sale and Due-on-Encumbrance.’’

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

•	the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

•	a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

‘‘Events of Default’’ under the related Pooling Agreement generally will include, without limitation,

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity generally will constitute an Event of Default in each capacity; however, the related prospectus supplement may provide that an Event of Default will only constitute an Event of Default of such entity in the capacity in which the related default occurred.

Rights upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘— Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

•	to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

•	if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See ‘‘Certain Federal Income Tax Consequences — REMICs — Tax and Restrictions on Transfers of Residual certificates to Certain Organizations’’ herein),

•	to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

•	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

•	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

•	reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

•	reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

•	the subordination of one or more classes of certificates,

•	cross-support provisions,

•	a letter of credit,

•	a loan insurance policy,

•	a certificate insurance policy,

•	a guarantee,

•	a surety bond,

•	a reserve fund,

•	credit derivatives,

•	or any combination thereof (any such coverage with respect to the certificate of any series, ‘‘Credit Support’’).

If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under such Credit Support,

•	any conditions to payment thereunder not otherwise described herein,

•	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

•	the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See ‘‘Risk Factors — Credit Support Limitations.’’

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the ‘‘Letter of Credit Bank’’). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

Credit Derivatives

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. The related prospectus supplement will describe when and how payments are made under the particular instrument and the specific credit risk that is being covered.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See ‘‘Description of the Trust Funds — Mortgage Loans.’’ If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage:    a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (‘‘UCC’’); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘— Bankruptcy Laws.’’

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates — The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.’’) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares.    Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the ‘‘Bankruptcy Code’’) and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

The Bankruptcy Code has been amended to provide that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary ‘‘based on the equities of the case.’’ Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute ‘‘cash collateral’’ under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is ‘‘adequately protected’’ as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called ‘‘ipso facto clauses’’ could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower’s position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee’s obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,

manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien.’’

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (‘‘CERCLA’’), imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator, ‘‘ however, is a person ‘‘who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.’’ This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the ‘‘Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often.    It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘Description of the Pooling Agreements — Realization Upon Defaulted Mortgage Loans.’’

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See ‘‘Description of the Trust Funds — Mortgage Loans — General.’’

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See ‘‘Risk Factors — Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.’’

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the ‘‘Relief Act’’), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of Treasury (the ‘‘Treasury’’). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

•	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

•	where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a ‘‘holder’’ or ‘‘certificateholder’’ in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a ‘‘REMIC’’) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a ‘‘REMIC Pool.’’ For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as ‘‘REMIC Certificates’’ and will consist of one or more classes of ‘‘Regular Certificates’’ and one class of ‘‘Residual Certificates’’ in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

•	the making of proper elections;

•	compliance with the Pooling Agreement and other related documents and no amendments thereof;

•	the accuracy of all representations made with respect to the mortgage loans; and

•	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be ‘‘regular interests’’ in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be ‘‘residual interests’’ in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to ‘‘REMIC’’ or ‘‘REMIC Pool’’ herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See ‘‘— Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.’’

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be ‘‘qualified mortgages’’ for another REMIC for purposes of Code Section 860G(a)(3).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the ‘‘Startup Day’’ (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than ‘‘qualified mortgages’’ and ‘‘permitted investments.’’ The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide ‘‘reasonable arrangements’’ to prevent its residual interest from being held by ‘‘disqualified organizations’’ and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See ‘‘Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Disqualified Organizations.’’

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

•	the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

•	substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

•	in exchange for any qualified mortgage within a three-month period thereafter; or

•	in exchange for a ‘‘defective obligation’’ within a two-year period thereafter.

A ‘‘defective obligation’’ includes:

•	a mortgage in default or as to which default is reasonably foreseeable;

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

•	a mortgage that was fraudulently procured by the mortgagor; and

•	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is ‘‘defective’’ as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced ‘‘promptly and appropriately’’ to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the ‘‘Service’’).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests; or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the ‘‘1986 Act’’) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the ‘‘Regular Certificateholder’’) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with ‘‘original issue discount’’ within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the ‘‘OID Regulations’’) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the ‘‘stated redemption price at maturity’’ of the Regular Certificate over its ‘‘issue price.’’ The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute ‘‘qualified stated interest.’’ Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an ‘‘interest only’’ class, or a class on which interest is substantially disproportionate to its principal amount (a so-called ‘‘super-premium’’ class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the ‘‘Prepayment Assumption’’) relating to the Regular

Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See ‘‘Election to Treat All Interest Under the Constant Yield Method.’’

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the ‘‘daily portions,’’ as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

•	the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

•	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

•	the yield to maturity of the Regular Certificate at the issue date;

•	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading ‘‘Election to Treat All Interest Under the Constant Yield Method.’’

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘Original Issue Discount’’ with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, ‘‘market discount’’ is the amount by which the purchaser’s original basis in the Regular Certificate:

•	is exceeded by the then-current principal amount of the Regular Certificate; or

•	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

•	on the basis of a constant interest rate; or

•	in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See ‘‘Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under ‘‘Original Issue Discount’’) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See ‘‘Original Issue Discount’’ above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a ‘‘capital asset’’ within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under ‘‘Market Discount’’ are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See ‘‘Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

•	‘‘interest’’ includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

•	if a Regular Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

•	to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the ‘‘daily portions’’ of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (‘‘Residual Certificateholders’’), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

•	the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of ‘‘excess inclusions’’ below under ‘‘Limitations on Offset or Exemption of REMIC Income’’ The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

•	in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

•	ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the

REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See ‘‘Treatment of Certain Items of REMIC Income and Expense — Market Discount’’ below regarding the basis of mortgage loans to the REMIC Pool and ‘‘Sale or Exchange of a Residual Certificate’’ below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under ‘‘Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘— Variable Rate Regular Certificates,’’ without regard to the de minimis rule described therein, and ‘‘— Premium.’’

Deferred Interest.    Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under ‘‘Taxation of Regular Certificates — Deferred Interest.’’

Market Discount.    The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class). Market discount income generally should accrue in the manner described above under ‘‘Taxation of Regular Certificates — Market Discount.’’

Premium.    Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under ‘‘Taxation of Regular Certificates — Premium,’’ a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the ‘‘excess inclusion,’’ is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

•	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

•	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under ‘‘Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See ‘‘Taxation of Certain Foreign Investors — Residual Certificates’’ below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the

Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

•	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

•	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an ‘‘electing large partnership’’ holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

•	‘‘Disqualified Organization’’ means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

•	‘‘Pass-Through Entity’’ means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

•	an ‘‘electing large partnership’’ means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

•	the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

•	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests.    The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a ‘‘noneconomic residual interest’’ (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under ‘‘— Foreign Investors’’) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a ‘‘noneconomic residual interest’’ unless, at the time of the transfer:

•	the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

•	the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under ‘‘— Disqualified Organizations.’’ The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

•	the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

•	the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

•	transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading ‘‘Disqualified Organizations.’’ The transferor must have no actual knowledge or reason to know that such statements are false.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer: Either

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

(b)    (i)        the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)	the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a ‘‘U.S. Person’’ (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a ‘‘U.S. Person’’. The term ‘‘U.S. Person’’ means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person..

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under ‘‘Taxation of Residual Certificates — Basis and Losses’’) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a ‘‘taxable mortgage pool’’ (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

•	the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

•	the receipt of compensation for services; or

•	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

•	during the three months following the Startup Day;

•	made to a qualified reserve fund by a Residual Certificateholder;

•	in the nature of a guarantee;

•	made to facilitate a qualified liquidation or clean-up call; and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as ‘‘foreclosure property’’ for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as ‘‘tax matters person,‘‘ as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

•	to the appointment of the tax matters person as provided in the preceding sentence; and

•	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

•	3% of the excess, if any, of adjusted gross income over a threshold amount; or

•	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, such deductions may include deductions under Code

Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered ‘‘portfolio interest’’ and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•	is not a ‘‘10-percent shareholder’’ within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•	provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-’’qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term ‘‘Non-U.S. Person’’ means any person who is not a U.S. Person.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as ‘‘portfolio interest,’’ subject to the conditions described in ‘‘Regular Certificates’’ above, but only to the extent that:

•	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

•	the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in ‘‘registered form’’ within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an ‘‘excess inclusion.’’ See ‘‘Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.’’ If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See ‘‘Tax-Related Restrictions on Transfer of Residual Certificates — Foreign Investors’’ above concerning the disregard of certain transfers having ‘‘tax avoidance potential’’, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a ‘‘backup’’ withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on ‘‘reportable payments’’ (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see ‘‘Limitations on Deduction of Certain Expenses’’ above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under ‘‘Status of REMIC Certificates.’’

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as ‘‘Stripped Certificates,’’ as described below, as a REMIC (Certificates of such a series hereinafter referred to as ‘‘Standard Certificates’’), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a ‘‘Standard Certificateholder’’) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under ‘‘Recharacterization of Servicing Fees.’’ Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006 — 2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the ‘‘stripped bond’’ and ‘‘stripped coupon’’ rules of the Code, as described below under ‘‘Stripped Certificates’’ and ‘‘Recharacterization of Servicing Fees,’’ respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.    A Standard Certificate owned by a ‘‘domestic building and loan association’’ within the meaning of Code Section 7701(a)(19) will be considered to represent ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of

Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.    A Standard Certificate owned by a real estate investment trust will be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered ‘‘interest on obligations secured by mortgages on real property’’ to such extent within the meaning of Code Section 856(c)(3)(B).

3.    A Standard Certificate owned by a REMIC will be considered to represent an ‘‘obligation . . . which is principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of ‘‘qualified mortgages’’ within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.    The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Treatment of Certain Items of REMIC Income and Expense — Premium.’’

Original Issue Discount.    The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of ‘‘teaser rates’’ on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount.    Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,’’ except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation (‘‘excess servicing’’) will cause the mortgage loans to be treated under the ‘‘stripped bond’’ rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as ‘‘stripped coupons’’ and ‘‘stripped bonds.’’ Subject to the de minimis rule discussed below under ‘‘ — Stripped Certificates,’’ each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See ‘‘Stripped Certificates’’ below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

•	if a Standard Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard

Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of ‘‘stripped bonds’’ with respect to principal payments and ‘‘stripped coupons’’ with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as ‘‘Stripped Certificates.’’ Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

•	the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

•	the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see ‘‘Standard Certificates — Recharacterization of Servicing Fees’’ above); and

•	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own ‘‘stripped bonds’’ with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or ‘‘stripped coupons’’ with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under ‘‘Standard Certificates — Recharacterization of Servicing Fees.’’ Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under ‘‘Standard Certificates — General,’’ subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

•	the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i); and

•	unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under ‘‘Taxation of Stripped Certificates — Possible Alternative Characterizations,’’ the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

•	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Market Discount,’’ without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), ‘‘obligation[s] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A), and ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount.    Except as described above under ‘‘General,’’ each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a ‘‘Stripped Certificateholder’’) in any taxable year likely will be computed generally as described above under ‘‘Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount’’ and ‘‘ — Variable Rate Regular Certificates.’’ However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under ‘‘General,’’ the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are ‘‘contingent’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Sale or Exchange of Regular Certificates.’’ It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

•	one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

•	a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% (which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Backup Withholding.’’

On January 24, 2006, Treasury published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘Certain Federal Income Tax Consequences for REMIC Certificates — Taxation of Certain Foreign Investors — Regular Certificates.’’

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (‘‘ERISA Plans’’) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, ‘‘Tax Favored Plans’’).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, ‘‘Plans’’) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (‘‘Similar Law’’). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties in Interest’’ within the meaning of ERISA and ‘‘disqualified persons’’ within the meaning of the Code; collectively, ‘‘Parties in Interest’’) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (‘‘DOL’’) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the ‘‘Plan Asset Regulations’’) defines the term ‘‘Plan Assets’’ for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not ‘‘significant,’’ both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

•	has investment discretion with respect to the investment of Plan Assets; or

•	has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate,’’ the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41 (the ‘‘Exemption’’), to Deutsche Bank Securities, Inc. (‘‘DBSI’’) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section ‘‘Certain ERISA Considerations,’’ the term ‘‘Underwriter’’ shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc. (collectively, the ‘‘Exemption Rating Agencies’’);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the ‘‘Restricted Group’’ consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a ‘‘sponsor’’ within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

The Exemption also requires that the trust fund meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan Assets; and

•	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

•	the holding of certificates by a Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (‘‘ERISA Restricted Certificates’’) which are not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

•	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an ‘‘insurance company general account’’ (as such term is defined in PTCE 95-60); and

•	the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

•	there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any ‘‘affiliate’’ thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate, Residual Certificate or any certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a ‘‘certificate’’ for purposes of the Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a ‘‘Tax Exempt Investor’’) nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ (‘‘UBTI’’) within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See ‘‘Certain Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Limitations on Offset or Exemption of REMIC Income.’’

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, the only classes of certificates that qualify as ‘‘mortgage related securities’’ will be those that:

•	are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

•	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

The appropriate characterization of those certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of certificates qualifying as ‘‘mortgage related securities,’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities, ‘‘ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities, ‘‘ defined in 12 C.F.R. Section 1.2(m) to include certain ‘‘residential mortgage-related securities’’ and ‘‘commercial mortgage-related securities.’’ As so defined, ‘‘residential mortgage-related security’’ and ‘‘commercial mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities, ‘‘ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

All depository institutions considering an investment in the certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.    By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.    By placements by the depositor with institutional investors through dealers; and

3.    By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

Page
1986 Act	90
1998 Policy Statement	124
Accrual Certificates	44
Accrued Certificate Interest	44
Act	82
ADA	85
affiliate	122
ARM Loans	33
Available Distribution Amount	43
Bankruptcy Code	79
Book-Entry Certificates	43
Cash Flow Agreement	36
Certificate Account	35
Certificate Balance	45
Certificate Owner	50
CMBS	24
Code	87
Companion Class	46
Controlled Amortization Class	46
CPR	40
Credit Support	35
Cut-off Date	45
DBBM	24
DBMC	24
DBSI	119
Debt Service Coverage Ratio	30
Definitive Certificates	43
Determination Date	37, 43
Disqualified Organization	101
Distribution Date Statement	47
DOL	118
DTC	50
DTC Participants	50
Due Period	37
due-on-sale	77
electing large partnership	101
Equity Participation	32
ERISA	117
ERISA Plans	118
ERISA Restricted Certificates	121
Events of Default	66
Excess Funds	42
excess servicing	112
Exemption	119
Exemption Rating Agencies	120
FAMC	34
FHLMC	34
Financial Intermediary	50
FNMA	34
GACC	23
Garn Act	84
GNMA	34
Insurance Proceeds	58
IRS	61
Letter of Credit Bank	72
Liquidation Proceeds	58
Loan-to-Value Ratio	30
Lock-out Date	32
Lock-out Period	32
MBS	27
MBS Agreement	34
MBS Issuer	34
MBS Servicer	34
MBS Trustee	34
NCUA	124
Net Leases	30
Net Operating Income	30
Nonrecoverable Advance	47
Non-SMMEA Certificates	123
Non-U.S. Person	108
OCC	123
OID Regulations	90
OTS	124
Parties in Interest	118
Pass-Through Entity	101
Percentage Interest	43
Permitted Investments	57
Plan Asset Regulations	118
Plan Assets	118
Plans	118
Pooling Agreement	52
Prepayment Assumption	91
Prepayment Interest Shortfall	38
Prepayment Premium	32
Purchase Price	54
Record Date	43
Regular Certificateholder	90
Regular Certificates	87
Related Proceeds	47
Relief Act	85
REMIC	87
REMIC Certificates	87
REMIC Pool.	87
REMIC Regulations	87
REO Property	55
Residual Certificateholders	97

Page
Service	89
Similar Law	118
SMMEA	122
SPA	40
Standard Certificateholder	110
Standard Certificates	110
Stripped Certificateholder	115
Stripped Certificates,	110
Tax Exempt Investor	122
Tax Favored Plans	118
Title V	84
Treasury	87
UBTI	122
UCC	75
Underwriter	119
U.S. Person	104
Value	31
Voting Rights	49
Warranting Party	54

This diskette relates to the prospectus supplement in regard to the CD 2006-CD3, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained on this diskette will be more fully described elsewhere in the prospectus supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

‘‘Annex A CD 2006-CD3.xls’’ is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*	Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

TABLE OF CONTENTS

Prospectus Supplement

EXECUTIVE SUMMARY	S-2
SUMMARY OF THE PROSPECTUS SUPPLEMENT	S-6
RISK FACTORS	S-38
TRANSACTION PARTIES	S-78
DESCRIPTION OF THE MORTGAGE POOL	S-98
DESCRIPTION OF THE OFFERED CERTIFICATES	S-162
YIELD AND MATURITY CONSIDERATIONS	S-196
THE POOLING AND SERVICING AGREEMENT	S-213
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-259
ERISA CONSIDERATIONS	S-261
LEGAL INVESTMENT	S-263
LEGAL MATTERS	S-265
RATINGS	S-265
INDEX OF DEFINED TERMS	S-267

Until the date that is ninety days from the date of the prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$3,307,973,000 (Approximate)

Deutsche Bank Securities

Citigroup

Banc of America Securities LLC

Barclays Capital

Capmark Securities

Wachovia Securities

CD 2006-CD3

Commercial Mortgage
Pass-Through Certificates

PROSPECTUS SUPPLEMENT

October 23, 2006